                                                Filed Pursuant to Rule 424(b)(5)
                                               Registration File No.: 333-104283

                  SUBJECT TO COMPLETION, DATED JANUARY 6, 2005

The information in this preliminary prospectus supplement is not complete and may be changed. These securities described may not be sold nor may offers to buy be accepted prior to the time a final prospectus is delivered. This preliminary prospectus supplement and prospectus are not an offering to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED AUGUST 2, 2004)

                           $928,056,000 (APPROXIMATE)

                    MORGAN STANLEY CAPITAL I TRUST 2005-TOP17
                                    AS ISSUER

                          MORGAN STANLEY CAPITAL I INC.
                                  AS DEPOSITOR

                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                        PRINCIPAL COMMERCIAL FUNDING, LLC
                            AS MORTGAGE LOAN SELLERS

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-TOP17

                                 ---------------

     The depositor is offering selected classes of its Series 2005-TOP17
Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in a trust. The trust's assets will primarily be 110 mortgage loans secured by first mortgage liens on commercial, manufactured housing community and multifamily properties. The Series 2005-TOP17 Certificates are not obligations of the depositor, the sellers of the mortgage loans or any of their affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

                                 ---------------

     Investing in the certificates offered to you involves risks. See "Risk
Factors" beginning on page S-31 of this prospectus supplement and page 9 of the prospectus.

                                 ---------------

     Characteristics of the certificates offered to you include:

              APPROXIMATE INITIAL       INITIAL     PASS-THROUGH
            CERTIFICATE BALANCE OR   PASS-THROUGH       RATE           RATINGS
   CLASS      NOTIONAL AMOUNT (1)        RATE      DESCRIPTION (2)   (FITCH/S&P)
----------- ----------------------- -------------- ---------------  ------------
Class A-1        $ 14,400,000                 %         Fixed          AAA/AAA
Class A-2        $ 23,000,000                 %         Fixed          AAA/AAA
Class A-3        $ 56,800,000                 %         Fixed          AAA/AAA
Class A-4        $ 85,600,000                 %         Fixed          AAA/AAA
Class A-AB       $ 58,200,000                 %         Fixed          AAA/AAA
Class A-5        $576,041,000                 %         Fixed          AAA/AAA
Class X-2        $962,024,000                 %          WAC           AAA/AAA
Class A-J        $ 74,784,000                 %          WAC           AAA/AAA
Class B          $ 20,841,000                 %          WAC            AA/AA
Class C          $  7,356,000                 %          WAC           AA-/AA-
Class D          $ 11,034,000                 %          WAC             A/A

------------
(1)  The certificate balances are approximate and on the closing date may vary by up to 5%.

(2)  The Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5,
     Class A-J, Class B, Class C and Class D Certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate or
     (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero. The pass-through rate for the Class X-2 Certificates is variable and, subsequent to the initial
     Distribution Date, will be determined as described under "Description of the Offered Certificates--Pass-Through Rates" in this prospectus supplement.

                                 ---------------

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE
NOT APPROVED OR DISAPPROVED THE CERTIFICATES OFFERED TO YOU OR DETERMINED IF
THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR
COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ---------------

     Morgan Stanley & Co. Incorporated and Bear, Stearns & Co. Inc. will act as co-lead managers and co-bookrunners with respect to the offered certificates.
Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc. and Wells Fargo
Brokerage Services, LLC, the underwriters, will purchase the certificates offered to you from the depositor and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to
deliver the certificates to purchasers on or about      , 2005. The depositor
expects to receive from this offering approximately $      , plus accrued
interest from the cut-off date, before deducting expenses payable by the depositor.

                                 ---------------

MORGAN STANLEY                                          BEAR, STEARNS & CO. INC.
                       WELLS FARGO BROKERAGE SERVICES, LLC

                               January     , 2005

                          MORGAN STANLEY CAPITAL I INC.

        Commercial Mortgage Pass-Through Certificates, Series 2005-TOP17
                      Geographic Overview of Mortgage Pool

                                  [MAP OMITTED]

NEW YORK                                         NEW MEXICO
7 properties                                     1 property
$48,643,520                                      $1,845,965
5.0% of total                                    0.2% of total

PENNSYLVANIA                                     TEXAS
3 properties                                     7 properties
$80,744,605                                      $56,946,519
8.2% of total                                    5.8% of total

OHIO                                             LOUISIANA
1 property                                       1 property
$1,488,441                                       $6,144,337
0.2% of total                                    0.6% of total

MICHIGAN                                         TENNESSEE
5 properties                                     2 properties
$21,888,916                                      $10,217,617
2.2% of total                                    1.0% of total

INDIANA                                          KENTUCKY
1 property                                       1 property
$1,865,000                                       $1,993,124
0.2% of total                                    0.2% of total

ILLINOIS                                         FLORIDA
1 property                                       9 properties
$6,905,000                                       $120,350,059
0.7% of total                                    12.3% of total

NORTH DAKOTA                                     GEORGIA
1 property                                       5 properties
$684,196                                         $32,639,125
0.1% of total                                    3.3% of total

UTAH                                             SOUTH CAROLINA
1 property                                       1 property
$1,368,765                                       $16,535,000
0.1% of total                                    1.7% of total

WASHINGTON                                       NORTH CAROLINA
3 properties                                     2 properties
$4,824,853                                       $11,542,139
0.5% of total                                    1.2% of total

ALASKA                                           VIRGINIA
3 properties                                     6 properties
$3,926,186                                       $70,198,626
0.4% of total                                    7.2% of total

OREGON                                           MARYLAND
1 property                                       2 properties
$1,889,330                                       $17,606,091
0.2% of total                                    1.8% of total

NORTHERN CALIFORNIA                              DELAWARE
8 properties                                     1 property
$41,385,401                                      $5,110,299
4.2% of total                                    0.5% of total

SOUTHERN CALIFORNIA                              DISTRICT OF COLUMBIA
28 properties                                    2 properties
$164,942,034                                     $37,390,000
16.8% of total                                   3.8% of total

HAWAII                                           NEW JERSEY
1 property                                       5 properties
$77,385,000                                      $35,122,109
7.9% of total                                    3.6% of total

ARIZONA                                          CONNECTICUT
6 properties                                     2 properties
$20,038,750                                      $38,700,000
2.0% of total                                    3.9% of total

COLORADO                                         MASSACHUSETTS
5 properties                                     2 properties
$26,071,668                                      $14,380,143
2.7% of total                                    1.5% of total

                                ------------------------------------------------
                                [ ]  < 1.0% of Cut-Off Date Balance

                                [ ]  1.0% - 5.0% of Cut-Off Date Balance

                                [ ]  5.1% - 10.0% of Cut-Off Date Balance

                                [ ]  > 10.0% of Cut-Off Date Balance
                                ------------------------------------------------

[WELLS REF PORTFOLIO - INDEPENDENCE SQUARE I & II PICTURE OMITTED]

WELLS REF PORTFOLIO - INDEPENDENCE SQUARE I & II, Washington, DC

                                               [WAIKELE CENTER PICTURES OMITTED]

                                               WAIKELE CENTER, Waipahu, HI

[ALHAMBRA OFFICE COMPLEX PICTURE OMITTED]      [TRAVIS TOWER PICTURE OMITTED]

ALHAMBRA OFFICE COMPLEX, Coral Gables, FL      TRAVIS TOWER, Houston, TX

[COVENTRY MALL PICTURE OMITTED]

COVENTRY MALL, Pottstown, PA

[TOWERS CRESCENT PICTURE OMITTED]

TOWERS CRESCENT, Vienna, VA

                                                [101 ASH STREET PICTURE OMITTED]

                                                101 ASH STREET, San Diego, CA

[THE MARITIME HOTEL PICTURE OMITTED]            [AZALEA SQUARE PICTURE OMITTED]

THE MARITIME HOTEL, New York, NY                AZALEA SQUARE, Summerville, SC

[SIMSBURY COMMONS PICTURE OMITTED]

SIMSBURY COMMONS, Simsbury, CT

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the certificates offered to you is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. The depositor has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                         ------------------------------

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     The Series 2005-TOP17 Certificates are not obligations of the depositor or any of its affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

     In this prospectus supplement, the terms "depositor," "we" and "us" refer to Morgan Stanley Capital I Inc.

                         ------------------------------

     We will not list the certificates offered to you on any national securities exchange or any automated quotation system of any registered securities association such as NASDAQ.

                         ------------------------------

     Until ninety days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000
("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and,
as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

     The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within
Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial
Promotion) Order 2001 (all such persons together being referred to as "FPO
Persons"), and (B) if made by a person who is an authorized person under the
FSMA, is being made only to, or directed only at, persons who (1) are outside the United Kingdom, or (2) have professional experience in participating in unregulated collective investment schemes, or (3) are persons falling within
Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Promotion
of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons" and together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                      S-3

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      S-4

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

  Servicing of the Wells REF Portfolio Loan Group, the Waikele
    Center Loan Group, the Mason Devonshire Plaza A/B Mortgage Loan

APPENDIX III - Significant Loan Summaries..................................III-1

                                      S-5

                                EXECUTIVE SUMMARY

     This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING
AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                          CERTIFICATE STRUCTURE
-----------------------------------------------------------------------------------------------------------
                             APPROXIMATE
                               INITIAL       APPROXIMATE               APPROXIMATE
                             CERTIFICATE       INITIAL                  PERCENT OF   WEIGHTED   PRINCIPAL
 APPROXIMATE                 BALANCE OR     PASS-THROUGH    RATINGS       TOTAL       AVERAGE    WINDOW
CREDIT SUPPORT    CLASS    NOTIONAL AMOUNT      RATE      (FITCH/S&P)  CERTIFICATES LIFE (YRS.) (MONTHS)
-----------------------------------------------------------------------------------------------------------

   17.000%     CLASS A-1    $ 14,400,000         %          AAA/AAA       1.47%        1.00       1-24
-----------------------------------------------------------------------------------------------------------
   17.000%     CLASS A-2    $ 23,000,000         %          AAA/AAA       2.35%        3.16      24-52
-----------------------------------------------------------------------------------------------------------
   17.000%     CLASS A-3    $ 56,800,000         %          AAA/AAA       5.79%        4.77      52-59
-----------------------------------------------------------------------------------------------------------
   17.000%     CLASS A-4    $ 85,600,000         %          AAA/AAA       8.73%        6.64      76-84
-----------------------------------------------------------------------------------------------------------
   17.000%     CLASS A-AB   $ 58,200,000         %          AAA/AAA       5.93%        7.61      59-113
-----------------------------------------------------------------------------------------------------------
   17.000%     CLASS A-5    $576,041,000         %          AAA/AAA      58.73%        9.65     113-119
-----------------------------------------------------------------------------------------------------------
  _________    CLASS X-2    $962,024,000         %          AAA/AAA      _______     _______    _______
-----------------------------------------------------------------------------------------------------------
   9.375%      CLASS A-J    $ 74,784,000         %          AAA/AAA       7.63%        9.90     119-120
-----------------------------------------------------------------------------------------------------------
   7.250%      CLASS B      $ 20,841,000         %           AA/AA        2.12%        9.96     120-120
-----------------------------------------------------------------------------------------------------------
   6.500%      CLASS C       $ 7,356,000         %          AA-/AA-       0.75%        9.96     120-120
-----------------------------------------------------------------------------------------------------------
   5.375%      CLASS D      $ 11,034,000         %            A/A         1.13%        9.96     120-120
-----------------------------------------------------------------------------------------------------------
   4.375%      CLASS E       $ 9,808,000         %           A-/A-        1.00%        9.98     120-121
-----------------------------------------------------------------------------------------------------------
   3.750%      CLASS F       $ 6,129,000         %         BBB+/BBB+      0.62%       10.04     121-121
-----------------------------------------------------------------------------------------------------------
   3.000%      CLASS G       $ 7,356,000         %          BBB/BBB       0.75%       10.04     121-121
-----------------------------------------------------------------------------------------------------------
   2.250%      CLASS H       $ 7,356,000         %         BBB-/BBB-      0.75%       10.34     121-137
-----------------------------------------------------------------------------------------------------------
 _________     CLASSES J-P                    _______      _________     _______     _______    _______
-----------------------------------------------------------------------------------------------------------
 _________     CLASS X-1                      _______       AAA/AAA      _______     _______    _______
-----------------------------------------------------------------------------------------------------------

o    The notional amount of the Class X-1 Certificates initially will be
     $980,772,819.

o    The percentages indicated under the column "Approximate Credit Support"
     with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB
     and Class A-5 Certificates represent the approximate credit support for the
     Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-5
     Certificates in the aggregate.

o    The initial certificate balance on the closing date may vary by up to 5%.

o    The Class X-1 Certificates and the Class E, Class F, Class G, Class H,
     Class J, Class K, Class L, Class M, Class N, Class O and Class P
     Certificates are not offered pursuant to this prospectus supplement.

o    The Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5,
     Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H
     Certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero. The pass-through rate for the Class X-2 Certificates is variable and, subsequent to the initial Distribution Date, will be determined as described under "Description of the Offered Certificates--Pass-Through
     Rates" in this prospectus supplement.

o    The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The
     Weighted Average Life and principal window figures set forth above are based on the following assumptions, among others: (i) no losses on the underlying mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have "anticipated repayment dates;" (iii) payment in full on the anticipated repayment date or stated maturity date of each mortgage loan having such a date and (iv) a 0% CPR. See the assumptions set forth under "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and under "Structuring Assumptions" in the "Glossary of Terms."

o    Each Class P Certificate is an investment unit consisting of a REMIC regular interest and beneficial ownership of certain excess interest in respect of mortgage loans having anticipated repayment dates.

o    The Class R-I, R-II and R-III Certificates also represent ownership interests in the trust. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

     [ ]  Offered certificates.

     [ ]  Certificates not offered pursuant to this prospectus supplement.

                                      S-6

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING
OF THE OFFERED CERTIFICATES, YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE
ACCOMPANYING PROSPECTUS CAREFULLY.

                                WHAT YOU WILL OWN

GENERAL.......................... Your certificates (along with the privately offered certificates) will represent
                                  beneficial interests in a trust created by us
                                  on the closing date. All payments to you will
                                  come only from the amounts received in
                                  connection with the assets of the trust. The
                                  trust's assets will primarily be 110 mortgage
                                  loans secured by first mortgage liens on 124
                                  commercial, manufactured housing community and
                                  multifamily properties.

TITLE OF CERTIFICATES............ Commercial Mortgage Pass-Through Certificates,
                                  Series 2005-TOP17.

MORTGAGE POOL.................... The mortgage pool consists of 110 mortgage loans with an aggregate principal balance of
                                  all mortgage loans as of January 1, 2005, of
                                  approximately $980,772,819, which may vary on
                                  the closing date by up to 5%. Each mortgage
                                  loan requires scheduled payments of principal
                                  and/or interest to be made monthly. For
                                  purposes of those mortgage loans that have a
                                  due date on a date other than the first of the
                                  month, we have assumed that those mortgage
                                  loans are due on the first of the month for
                                  purposes of determining their cut-off dates
                                  and cut-off date balances.

                                  As of January 1, 2005, the balances of the
                                  mortgage loans in the mortgage pool ranged
                                  from approximately $1,146,923 to approximately
                                  $77,385,000 and the mortgage loans had an
                                  approximate average balance of $8,916,117. The
                                  largest mortgage loan group, which is
                                  comprised of three (3) cross-collateralized
                                  loans, has an aggregate outstanding principal
                                  balance as of January 1, 2005 of $80,000,000.

                           RELEVANT PARTIES AND DATES

ISSUER........................... Morgan Stanley Capital I Trust 2005-TOP17.

DEPOSITOR........................ Morgan Stanley Capital I Inc.

MASTER SERVICER.................. Wells Fargo Bank, National Association.

SPECIAL SERVICER................. ARCap Servicing, Inc.

PRIMARY SERVICER................. Principal Global Investors, LLC with respect to those mortgage loans sold to the trust by
                                  Principal Commercial Funding, LLC. In
                                  addition, Wells Fargo Bank, National
                                  Association will act as primary servicer with
                                  respect to those mortgage loans sold to the
                                  trust by Wells Fargo Bank, National
                                  Association, Bear Stearns Commercial Mortgage,
                                  Inc. and Morgan Stanley Mortgage Capital Inc.

TRUSTEE.......................... LaSalle Bank National Association, a national banking association.

FISCAL AGENT..................... ABN AMRO Bank N.V., a Netherlands banking corporation and indirect corporate parent of
                                  the trustee.

                                      S-7

PAYING AGENT..................... Wells Fargo Bank, National Association, which will also act as the certificate registrar.
                                  See "Description of the Offered
                                  Certificates--The Paying Agent, Certificate
                                  Registrar and Authenticating Agent" in this
                                  prospectus supplement.

OPERATING ADVISER................ The holders of certificates representing more than 50% of the aggregate certificate balance
                                  of the most subordinate class of certificates,
                                  outstanding at any time of determination, or,
                                  if the certificate balance of that class of
                                  certificates is less than 25% of the initial
                                  certificate balance of that class, the next
                                  most subordinate class of certificates, may
                                  appoint a representative to act as operating
                                  adviser for the purposes described in this
                                  prospectus supplement; provided, that with
                                  respect to the Kohl's Stoughton Mortgage Loan,
                                  a holder of the Kohl's Stoughton Subordinated
                                  Loan will, to the extent set forth in the
                                  related intercreditor agreement, instead be
                                  entitled to the rights and powers granted to
                                  the Operating Adviser under the Pooling and
                                  Servicing Agreement to the extent such rights
                                  and powers relate to the Kohl's Stoughton
                                  Mortgage Loan (but only so long as the holder
                                  of the Kohl's Stoughton Subordinated Loan is
                                  the directing holder). The initial operating
                                  adviser will be ARCap CMBS Fund II REIT, Inc.

SELLERS.......................... Bear Stearns Commercial Mortgage, Inc., as to
                                  16 mortgage loans, representing 27.9% of the
                                  initial outstanding pool balance.*

                                  Morgan Stanley Mortgage Capital Inc., as to 21
                                  mortgage loans, representing 27.5% of the
                                  initial outstanding pool balance.

                                  Wells Fargo Bank, National Association, as to
                                  46 mortgage loans, representing 21.0% of the
                                  initial outstanding pool balance.*

                                  Principal Commercial Funding, LLC, as to 26
                                  mortgage loans, representing 15.7% of the
                                  initial outstanding pool balance.

                                  * The Waikele Center Pari Passu Loan,
                                  representing 7.9% of the initial outstanding
                                  pool balance, is comprised of four notes (Note
                                  A-1, Note A-2, Note A-3 and Note A-4). The
                                  Waikele Center Companion Loan is comprised of
                                  four notes (Note A-5, Note A-6, Note A-7 and
                                  Note A-8). Bear Stearns Commercial Mortgage,
                                  Inc. and Wells Fargo Bank, National
                                  Association co-originated the loan. Bear
                                  Stearns Commercial Mortgage, Inc. holds Note
                                  A-1, Note A-3, Note A-5 and Note A-7 and Wells
                                  Fargo Bank, National Association holds Note
                                  A-2, Note A-4, Note A-6 and Note A-8. Note
                                  A-1, Note A-2, Note A-3 and Note A-4 will be
                                  included in the trust. See "Servicing of the
                                  Mortgage Loans--Servicing of the Wells REF
                                  Portfolio Loan Group, the Waikele Center Loan
                                  Group, the Mason Devonshire Plaza A/B Mortgage
                                  Loan and the Kohl's Stoughton Mortgage
                                  Loan--The Waikele Center Loan Group" in this
                                  prospectus supplement.

UNDERWRITERS..................... Morgan Stanley & Co. Incorporated, Bear,
                                  Stearns & Co. Inc. and Wells Fargo Brokerage
                                  Services, LLC.

CUT-OFF DATE..................... January 1, 2005. For purposes of the information contained in this prospectus
                                  supplement (including the appendices to this
                                  prospectus supplement), scheduled payments due
                                  in January 2005 with respect to mortgage loans
                                  not having payment dates on the first day of
                                  each month have been deemed received on
                                  January 1, 2005, not the actual day on which
                                  such scheduled payments were due.

                                      S-8

CLOSING DATE..................... On or about January      , 2005.

DISTRIBUTION DATE................ The 13th day of each month, or, if such 13th day is not a business day, the business day
                                  immediately following such 13th day,
                                  commencing in February 2005.

RECORD DATE...................... With respect to each distribution date, the close of business on the last business day of
                                  the preceding calendar month.

EXPECTED FINAL DISTRIBUTION       ----------------------------------------------
  DATES..........................        Class A-1        January 13, 2007
                                  ----------------------------------------------
                                         Class A-2        May 13, 2009
                                  ----------------------------------------------
                                         Class A-3        December 13, 2009
                                  ----------------------------------------------
                                         Class A-4        January 13, 2012
                                  ----------------------------------------------
                                        Class A-AB        June 13, 2014
                                  ----------------------------------------------
                                         Class A-5        December 13, 2014
                                  ----------------------------------------------
                                         Class X-2        January 13, 2013
                                  ----------------------------------------------
                                         Class A-J        January 13, 2015
                                  ----------------------------------------------
                                          Class B         January 13, 2015
                                  ----------------------------------------------
                                          Class C         January 13, 2015
                                  ----------------------------------------------
                                          Class D         January 13, 2015
                                  ----------------------------------------------

                                  The Expected Final Distribution Date for each
                                  class of certificates is the date on which
                                  such class is expected to be paid in full, or
                                  in the case of Class X-2 the last interest
                                  payment, assuming no delinquencies, losses,
                                  modifications, extensions of maturity dates,
                                  repurchases or prepayments of the mortgage
                                  loans after the initial issuance of the
                                  certificates. Any mortgage loans with
                                  anticipated repayment dates are assumed to
                                  repay in full on those dates.

RATED FINAL DISTRIBUTION DATE.... As to each class of certificates, the distribution date in December 2041.

                              OFFERED CERTIFICATES

GENERAL.......................... We are offering the following eleven (11)
                                  classes of our Series 2005-TOP17 Commercial
                                  Mortgage Pass-Through Certificates:

                                  o  Class A-l

                                  o  Class A-2

                                  o  Class A-3

                                  o  Class A-4

                                  o  Class A-AB

                                      S-9

                                  o  Class A-5

                                  o  Class X-2

                                  o  Class A-J

                                  o  Class B

                                  o  Class C

                                  o  Class D

                                  The entire series will consist of a total of
                                  twenty-six (26) classes, the following fifteen
                                  (15) of which are not being offered by this
                                  prospectus supplement and the accompanying
                                  prospectus: Class X-1, Class E, Class F, Class
                                  G, Class H, Class J, Class K, Class L, Class
                                  M, Class N, Class O, Class P, Class R-I, Class
                                  R-II and Class R-III.

CERTIFICATE BALANCE.............. Your certificates will have the approximate aggregate initial certificate balance or
                                  notional amount presented in the chart below
                                  and this balance or notional amount below may
                                  vary by up to 5% on the closing date:

                                  ----------------------------------------------
                                    Class A-1    $14,400,000 Certificate Balance
                                  ----------------------------------------------
                                    Class A-2    $23,000,000 Certificate Balance
                                  ----------------------------------------------
                                    Class A-3    $56,800,000 Certificate Balance
                                  ----------------------------------------------
                                    Class A-4    $85,600,000 Certificate Balance
                                  ----------------------------------------------
                                   Class A-AB    $58,200,000 Certificate Balance
                                  ----------------------------------------------
                                    Class A-5   $576,041,000 Certificate Balance
                                  ----------------------------------------------
                                    Class X-2      $962,024,000 Notional Amount
                                  ----------------------------------------------
                                    Class A-J    $74,784,000 Certificate Balance
                                  ----------------------------------------------
                                     Class B     $20,841,000 Certificate Balance
                                  ----------------------------------------------
                                     Class C      $7,356,000 Certificate Balance
                                  ----------------------------------------------
                                     Class D     $11,034,000 Certificate Balance
                                  ----------------------------------------------

                                  The certificate balance at any time is the
                                  maximum amount of principal distributable to a
                                  class and is subject to adjustment on each
                                  distribution date to reflect any reductions
                                  resulting from distributions of principal to
                                  that class or any allocations of losses to the
                                  certificate balance of that class.

                                  The Class X-1 Certificates, which are private
                                  certificates, and the Class X-2 Certificates
                                  will not have certificate balances; each such
                                  class of certificates will instead represent
                                  the right to receive distributions of interest
                                  accrued as described herein on a notional
                                  amount. The notional amount of the Class X-1
                                  Certificates will be equal to the aggregate of
                                  the certificate balances of the classes of
                                  certificates (other than the

                                      S-10

                                  Class X-1, Class X-2, Class R-I, Class R-II
                                  and Class R-III Certificates) outstanding from
                                  time to time.

                                  The notional amount of the Class X-2
                                  Certificates will equal:

                                  o  during the period from the closing date
                                     through and including the distribution date
                                     occurring in January 2006, the sum of (a)
                                     the lesser of $7,911,000 and the
                                     certificate balance of the Class A-1
                                     Certificates outstanding from time to time
                                     and (b) the aggregate of the certificate
                                     balances of the Class A-2, Class A-3, Class
                                     A-4, Class A-AB, Class A-5, Class A-J,
                                     Class B, Class C, Class D, Class E, Class
                                     F, Class G, Class H, Class J, Class K and
                                     Class L Certificates outstanding from time
                                     to time;

                                  o  during the period following the
                                     distribution date occurring in January 2006
                                     through and including the distribution date
                                     occurring in July 2006, the sum of (a) the
                                     lesser of $11,240,000 and the certificate
                                     balance of the Class A-2 Certificates
                                     outstanding from time to time and (b) the
                                     aggregate of the certificate balances of
                                     the Class A-3, Class A-4, Class A-AB, Class
                                     A-5, Class A-J, Class B, Class C, Class D,
                                     Class E, Class F, Class G, Class H, Class
                                     J, Class K and Class L Certificates
                                     outstanding from time to time;

                                  o  during the period following the
                                     distribution date occurring in July 2006
                                     through and including the distribution date
                                     occurring in January 2007, the sum of (a)
                                     the lesser of $45,576,000 and the
                                     certificate balance of the Class A-3
                                     Certificates outstanding from time to time,
                                     (b) the aggregate of the certificate
                                     balances of the Class A-4, Class A-AB,
                                     Class A-5, Class A-J, Class B, Class C,
                                     Class D, Class E, Class F, Class G, Class H
                                     and Class J Certificates outstanding from
                                     time to time and (c) the lesser of $744,000
                                     and the certificate balance of the Class K
                                     Certificates outstanding from time to time;

                                  o  during the period following the
                                     distribution date occurring in January 2007
                                     through and including the distribution date
                                     occurring in July 2007, the sum of (a) the
                                     lesser of $23,492,000 and the certificate
                                     balance of the Class A-3 Certificates
                                     outstanding from time to time, (b) the
                                     aggregate of the certificate balances of
                                     the Class A-4, Class A-AB, Class A-5, Class
                                     A-J, Class B, Class C, Class D, Class E,
                                     Class F and Class G Certificates
                                     outstanding from time to time and (c) the
                                     lesser of $752,000 and the certificate
                                     balance of the Class H Certificates
                                     outstanding from time to time;

                                  o  during the period following the
                                     distribution date occurring in July 2007
                                     through and including the distribution date
                                     occurring in January 2008, the sum of (a)
                                     the lesser of $1,933,000 and the
                                     certificate balance of the Class A-3
                                     Certificates outstanding from time to time,
                                     (b) the aggregate of the certificate
                                     balances of the Class A-4, Class A-AB,
                                     Class A-5, Class A-J, Class B, Class C,
                                     Class D and Class E Certificates
                                     outstanding from time to time and (c) the
                                     lesser of $4,772,000 and the certificate
                                     balance of the Class F Certificates
                                     outstanding from time to time;

                                      S-11

                                  o  during the period following the
                                     distribution date occurring in January 2008
                                     through and including the distribution date
                                     occurring in July 2008, the sum of (a) the
                                     lesser of $66,507,000 and the certificate
                                     balance of the Class A-4 Certificates
                                     outstanding from time to time, (b) the
                                     aggregate of the certificate balances of
                                     the Class A-AB, Class A-5, Class A-J, Class
                                     B, Class C and Class D Certificates
                                     outstanding from time to time and (c) the
                                     lesser of $5,444,000 and the certificate
                                     balance of the Class E Certificates
                                     outstanding from time to time;

                                  o  during the period following the
                                     distribution date occurring in July 2008
                                     through and including the distribution date
                                     occurring in January 2009, the sum of (a)
                                     the lesser of $46,090,000 and the
                                     certificate balance of the Class A-4
                                     Certificates outstanding from time to time,
                                     (b) the aggregate of the certificate
                                     balances of the Class A-AB, Class A-5,
                                     Class A-J, Class B and Class C Certificates
                                     outstanding from time to time and (c) the
                                     lesser of $7,661,000 and the certificate
                                     balance of the Class D Certificates
                                     outstanding from time to time;

                                  o  during the period following the
                                     distribution date occurring in January 2009
                                     through and including the distribution date
                                     occurring in July 2009, the sum of (a) the
                                     lesser of $20,190,000 and the certificate
                                     balance of the Class A-4 Certificates
                                     outstanding from time to time, (b) the
                                     aggregate of the certificate balances of
                                     the Class A-AB, Class A-5, Class A-J and
                                     Class B Certificates outstanding from time
                                     to time and (c) the lesser of $6,523,000
                                     and the certificate balance of the Class C
                                     Certificates outstanding from time to time;

                                  o  during the period following the
                                     distribution date occurring in July 2009
                                     through and including the distribution date
                                     occurring in January 2010, the sum of (a)
                                     the lesser of $25,672,000 and the
                                     certificate balance of the Class A-AB
                                     Certificates outstanding from time to time,
                                     (b) the aggregate of the certificate
                                     balances of the Class A-5 and Class A-J
                                     Certificates outstanding from time to time
                                     and (c) the lesser of $19,225,000 and the
                                     certificate balance of the Class B
                                     Certificates outstanding from time to time;

                                  o  during the period following the
                                     distribution date occurring in January 2010
                                     through and including the distribution date
                                     occurring in July 2010, the sum of (a) the
                                     lesser of $7,679,000 and the certificate
                                     balance of the Class A-AB Certificates
                                     outstanding from time to time, (b) the
                                     aggregate of the certificate balances of
                                     the Class A-5 and Class A-J Certificates
                                     outstanding from time to time and (c) the
                                     lesser of $11,738,000 and the certificate
                                     balance of the Class B Certificates
                                     outstanding from time to time;

                                  o  during the period following the
                                     distribution date occurring in July 2010
                                     through and including the distribution date
                                     occurring in January 2011, the sum of (a)
                                     the lesser of $566,306,000 and the
                                     certificate balance of the Class A-5
                                     Certificates outstanding from time to time,
                                     (b) the certificate balance of the Class
                                     A-J Certificates outstanding from time to
                                     time and (c) the lesser of

                                      S-12

                                     $4,520,000 and the certificate balance of
                                     the Class B Certificates outstanding from
                                     time to time;

                                  o  during the period following the
                                     distribution date occurring in January 2011
                                     through and including the distribution date
                                     occurring in July 2011, the sum of (a) the
                                     lesser of $539,580,000 and the certificate
                                     balance of the Class A-5 Certificates
                                     outstanding from time to time and (b) the
                                     lesser of $72,367,000 and the certificate
                                     balance of the Class A-J Certificates
                                     outstanding from time to time;

                                  o  during the period following the
                                     distribution date occurring in July 2011
                                     through and including the distribution date
                                     occurring in January 2012, the sum of (a)
                                     the lesser of $478,216,000 and the
                                     certificate balance of the Class A-5
                                     Certificates outstanding from time to time
                                     and (b) the lesser of $65,934,000 and the
                                     certificate balance of the Class A-J
                                     Certificates outstanding from time to time;

                                  o  during the period following the
                                     distribution date occurring in January 2012
                                     through and including the distribution date
                                     occurring in July 2012, the sum of (a) the
                                     lesser of $463,366,000 and the certificate
                                     balance of the Class A-5 Certificates
                                     outstanding from time to time and (b) the
                                     lesser of $60,056,000 and the certificate
                                     balance of the Class A-J Certificates
                                     outstanding from time to time;

                                  o  during the period following the
                                     distribution date occurring in July 2012
                                     through and including the distribution date
                                     occurring in January 2013, the sum of (a)
                                     the lesser of $448,946,000 and the
                                     certificate balance of the Class A-5
                                     Certificates outstanding from time to time
                                     and (b) the lesser of $54,406,000 and the
                                     certificate balance of the Class A-J
                                     Certificates outstanding from time to time;
                                     and

                                  o  following the distribution date occurring
                                     in January 2013, $0.

                                  Accordingly, the notional amount of the Class
                                  X-1 Certificates will be reduced on each
                                  distribution date by any distributions of
                                  principal actually made on, and any losses
                                  actually allocated to the certificate balance
                                  of, any class of certificates (other than the
                                  Class X-1, Class X-2, Class R-I, Class R-II
                                  and Class R-III Certificates) outstanding from
                                  time to time. The notional amount of the Class
                                  X-2 Certificates will be reduced on each
                                  distribution date by any distributions of
                                  principal actually made on, and any losses
                                  actually allocated to the certificate balance
                                  of any component and any class of Certificates
                                  included in the calculation of the notional
                                  amount for the Class X-2 Certificates on such
                                  distribution date, as described above. Holders
                                  of the Class X-2 Certificates will not be
                                  entitled to distributions of interest at any
                                  time following the distribution date occurring
                                  in January 2013.

                                      S-13

PASS-THROUGH RATES............... Your certificates will accrue interest at an annual rate called a pass-through rate. The
                                  following table lists the initial pass-through
                                  rates for each class of offered certificates:

                                  ----------------------------------------------
                                        Class A-1% (Fixed)
                                  ----------------------------------------------
                                        Class A-2% (Fixed)
                                  ----------------------------------------------
                                        Class A-3% (Fixed)
                                  ----------------------------------------------
                                        Class A-4% (Fixed)
                                  ----------------------------------------------
                                       Class A-AB               % (Fixed)
                                  ----------------------------------------------
                                        Class A-5% (Fixed)
                                  ----------------------------------------------
                                        Class X-2% (WAC)
                                  ----------------------------------------------
                                        Class A-J                % (WAC)
                                  ----------------------------------------------
                                         Class B                 % (WAC)
                                  ----------------------------------------------
                                         Class C                 % (WAC)
                                  ----------------------------------------------
                                         Class D                 % (WAC)
                                  ----------------------------------------------

                                  Interest on your certificates will be
                                  calculated on the basis of a 360-day year
                                  consisting of twelve 30-day months, also
                                  referred to in this prospectus supplement as a
                                  30/360 basis.

                                  The Class A-1, Class A-2, Class A-3, Class
                                  A-4, Class A-AB, Class A-5, Class A-J, Class
                                  B, Class C and Class D Certificates will, at
                                  all times, accrue interest at a per annum rate
                                  equal to (i) a fixed rate, (ii) a fixed rate
                                  subject to a cap equal to the weighted average
                                  net mortgage rate or (iii) a rate equal to the
                                  weighted average net mortgage rate less a
                                  specified percentage, which percentage may be
                                  zero. The pass-through rate for the Class X-2
                                  Certificates is variable and, subsequent to
                                  the initial distribution date, will be
                                  determined as described in this prospectus
                                  supplement.

                                  The weighted average net mortgage rate for a
                                  particular distribution date is a weighted
                                  average of the interest rates on the mortgage
                                  loans minus a weighted average annual
                                  administrative cost rate, which includes the
                                  master servicing fee rate, any excess
                                  servicing fee rate, the primary servicing fee
                                  rate, and the trustee fee rate. The relevant
                                  weighting is based upon the respective
                                  principal balances of the mortgage loans as in
                                  effect immediately prior to the relevant
                                  distribution date. For purposes of calculating
                                  the weighted average net mortgage rate, the
                                  mortgage loan interest rates will not reflect
                                  any default interest rate. The mortgage loan
                                  interest rates will also be determined without
                                  regard to any loan term modifications agreed
                                  to by the special servicer or resulting from
                                  any borrower's bankruptcy or insolvency. In
                                  addition, for purposes of calculating the
                                  weighted average net mortgage rate, if a
                                  mortgage loan does not accrue interest

                                      S-14

                                  on a 30/360 basis, its interest rate for any
                                  month will, in general, be deemed to be the
                                  rate per annum that, when calculated on a
                                  30/360 basis, will produce the amount of
                                  interest that actually accrues on that
                                  mortgage loan in that month.

                                  The pass-through rate applicable to the Class
                                  X-2 Certificates for the initial distribution
                                  date will equal approximately     % per annum.
                                  The pass-through rate applicable to the Class
                                  X-2 Certificates for each distribution date
                                  subsequent to the initial distribution date
                                  and on or before the distribution date in
                                  January 2013 will equal the weighted average
                                  of the respective strip rates (the "Class X-2
                                  Strip Rates") at which interest accrues from
                                  time to time on the respective components of
                                  the total notional amount of the Class X-2
                                  Certificates outstanding immediately prior to
                                  the related distribution date (weighted on the
                                  basis of the respective balances of such
                                  components outstanding immediately prior to
                                  such distribution date). Each of those
                                  components will be comprised of all or a
                                  designated portion of the certificate balance
                                  of a specified class of Principal Balance
                                  Certificates. If all or a designated portion
                                  of the certificate balance of any class of
                                  Principal Balance Certificates is identified
                                  under "--Certificate Balance" above as being
                                  part of the total notional amount of the Class
                                  X-2 Certificates immediately prior to any
                                  distribution date, then that certificate
                                  balance (or designated portion of it) will
                                  represent one or more separate components of
                                  the total notional amount of the Class X-2
                                  Certificates for purposes of calculating the
                                  accrual of interest for the related
                                  distribution date. For any distribution date
                                  occurring in or before January 2013, on any
                                  particular component of the total notional
                                  amount of the Class X-2 Certificates
                                  immediately prior to the related distribution
                                  date, the applicable Class X-2 Strip Rate will
                                  equal the excess, if any, of:

                                  o  the lesser of (a) the rate per annum
                                     corresponding to such distribution date as
                                     set forth on Schedule B attached to this
                                     prospectus supplement and (b) the weighted
                                     average net mortgage rate for such
                                     distribution date, over

                                  o  the pass-through rate for such distribution
                                     date for the class of Principal Balance
                                     Certificates whose certificate balance, or
                                     a designated portion of it, comprises such
                                     component.

                                  Under no circumstances will any Class X-2
                                  Strip Rate be less than zero.

                                  The pass-through rate applicable to the Class
                                  X-1 Certificates for the initial distribution
                                  date will equal approximately     % per annum.

                                  The pass-through rate applicable to the Class
                                  X-1 Certificates for each distribution date
                                  subsequent to the initial distribution date
                                  will equal the weighted average of the
                                  respective strip rates (the "Class X-1 Strip
                                  Rates") at which interest accrues from time to
                                  time on the respective components of the total
                                  notional amount of the Class X-1 Certificates
                                  outstanding immediately prior to the related
                                  distribution date (weighted on the basis of
                                  the respective balances of such components
                                  outstanding immediately prior to such
                                  distribution date). Each of those components
                                  will be comprised of all or a designated
                                  portion of the certificate balance of one of
                                  the classes of the Principal Balance
                                  Certificates. In

                                      S-15

                                  general, the certificate balance of each class
                                  of Principal Balance Certificates will
                                  constitute a separate component of the total
                                  notional amount of the Class X-1 Certificates;
                                  provided that, if a portion, but not all, of
                                  the certificate balance of any particular
                                  class of Principal Balance Certificates is
                                  identified under "--Certificate Balance" above
                                  as being part of the total notional amount of
                                  the Class X-2 Certificates immediately prior
                                  to any distribution date, then that identified
                                  portion of such certificate balance will also
                                  represent one or more separate components of
                                  the total notional amount of the Class X-1
                                  Certificates for purposes of calculating the
                                  accrual of interest for the related
                                  distribution date, and the remaining portion
                                  of such certificate balance will represent one
                                  or more other separate components of the Class
                                  X-1 Certificates for purposes of calculating
                                  the accrual of interest for the related
                                  distribution date. For any distribution date
                                  occurring in or before January 2013, on any
                                  particular component of the total notional
                                  amount of the Class X-1 Certificates
                                  immediately prior to the related distribution
                                  date, the applicable Class X-1 Strip Rate will
                                  be calculated as follows:

                                  o  if such particular component consists of
                                     the entire certificate balance (or a
                                     designated portion of that certificate
                                     balance) of any class of Principal Balance
                                     Certificates, and if such entire
                                     certificate balance (or that designated
                                     portion) also constitutes a component of
                                     the total notional amount of the Class X-2
                                     Certificates immediately prior to the
                                     related distribution date, then the
                                     applicable Class X-1 Strip Rate will equal
                                     the excess, if any, of (a) the weighted
                                     average net mortgage rate for such
                                     distribution date, over (b) the greater of
                                     (i) the rate per annum corresponding to
                                     such distribution date as set forth on
                                     Schedule B attached to this prospectus
                                     supplement and (ii) the pass-through rate
                                     for such distribution date for such class
                                     of Principal Balance Certificates; and

                                  o  if such particular component consists of
                                     the entire certificate balance (or a
                                     designated portion of that certificate
                                     balance) of any class of Principal Balance
                                     Certificates, and if such entire
                                     certificate balance (or that designated
                                     portion) does not also constitute a
                                     component of the total notional amount of
                                     the Class X-2 Certificates immediately
                                     prior to the related distribution date,
                                     then the applicable Class X-1 Strip Rate
                                     will equal the excess, if any, of (a) the
                                     weighted average net mortgage rate for such
                                     distribution date, over (b) the
                                     pass-through rate for such distribution
                                     date for such class of Principal Balance
                                     Certificates.

                                  For any distribution date occurring after
                                  January 2013, the certificate balance of each
                                  class of Principal Balance Certificates will
                                  constitute a separate component of the total
                                  notional amount of the Class X-1 Certificates,
                                  and the applicable Class X-1 Strip Rate with
                                  respect to each such component for each such
                                  distribution date will equal the excess, if
                                  any, of (a) the weighted average net mortgage
                                  rate for such distribution date, over (b) the
                                  pass-through rate for such distribution date
                                  for such class of Principal Balance
                                  Certificates. Under no circumstances will any
                                  Class X-1 Strip Rate be less than zero.

                                      S-16

                                  The Class E, Class F, Class G and Class H
                                  Certificates will, at all times, accrue
                                  interest at a per annum rate equal to (i) a
                                  fixed rate, (ii) a fixed rate subject to a cap
                                  equal to the weighted average net mortgage
                                  rate or (iii) a rate equal to the weighted
                                  average net mortgage rate less a specified
                                  percentage, which percentage may be zero. The
                                  pass-through rate applicable to the Class J,
                                  Class K, Class L, Class M, Class N, Class O
                                  and Class P Certificates will, at all times,
                                  be a per annum rate equal to the lesser of   %
                                  and the weighted average net mortgage rate.

DISTRIBUTIONS

  A. AMOUNT AND ORDER
       OF DISTRIBUTIONS.......... On each distribution date, funds available for distribution from the mortgage loans, net of
                                  excess interest, excess liquidation proceeds
                                  and specified trust expenses, including all
                                  servicing fees, trustee fees and related
                                  compensation, will be distributed in the
                                  following amounts and priority:

                                       Step l/Class A Senior and Class X: To
                                  interest on Classes A-1, A-2, A-3, A-4, A-AB,
                                  A-5, X-1 and X-2, pro rata, in accordance with
                                  their interest entitlements.

                                       Step 2/Class A Senior: To the extent of
                                  amounts then required to be distributed as
                                  principal, (i) first, to the Class A-AB
                                  Certificates until such Certificates are
                                  reduced to their Planned Principal Balance,
                                  (ii) second, to the Class A-1 Certificates,
                                  until the Class A-1 Certificates are reduced
                                  to zero, (iii) third, to the Class A-2
                                  Certificates, until the Class A-2 Certificates
                                  are reduced to zero, (iv) fourth, to the Class
                                  A-3 Certificates, until the Class A-3
                                  Certificates are reduced to zero, (v) fifth,
                                  to the Class A-4 Certificates, until the Class
                                  A-4 Certificates are reduced to zero, (vi)
                                  sixth, to the Class A-AB Certificates, until
                                  the Class A-AB Certificates are reduced to
                                  zero, and (vii) seventh, to the Class A-5
                                  Certificates, until the Class A-5 Certificates
                                  are reduced to zero. If the principal amount
                                  of each class of certificates other than
                                  Classes A-1, A-2, A-3, A-4, A-AB and A-5 has
                                  been reduced to zero as a result of losses on
                                  the mortgage loans or an appraisal reduction,
                                  principal will be distributed to Classes A-1,
                                  A-2, A-3, A-4, A-AB and A-5, pro rata.

                                       Step 3/Class A Senior and Class X: To
                                  reimburse Classes A-1, A-2, A-3, A-4, A-AB and
                                  A-5 and, in respect of interest only, Classes
                                  X-1 and X-2, pro rata, for any previously
                                  unreimbursed losses on the mortgage loans that
                                  were previously borne by those classes,
                                  together with interest at the applicable
                                  pass-through rate.

                                       Step 4/Class A-J: To Class A-J as
                                  follows: (a) to interest on Class A-J in the
                                  amount of its interest entitlement; (b) to the
                                  extent of amounts required to be distributed
                                  as principal, to principal on Class A-J in the
                                  amount of its principal entitlement until its
                                  principal balance is reduced to zero; and (c)
                                  to reimburse Class A-J for any previously
                                  unreimbursed losses on the mortgage loans that
                                  were previously borne by that class, together
                                  with interest at the applicable pass-through
                                  rate.

                                       Step 5/Class B: To Class B in a manner
                                  analogous to the Class A-J allocations of Step
                                  4.

                                       Step 6/Class C: To Class C in a manner
                                  analogous to the Class A-J allocations of Step
                                  4.

                                      S-17

                                       Step 7/Class D: To Class D in a manner
                                  analogous to the Class A-J allocations of Step
                                  4.

                                       Step 8/Subordinate Private Certificates:
                                  To these certificates in the amounts and order
                                  of priority described in this prospectus
                                  supplement.

                                  Each certificateholder will receive its share
                                  of distributions on its class of certificates
                                  on a pro rata basis with all other holders of
                                  certificates of the same class. See
                                  "Description of the Offered Certificates-
                                  Distributions" in this prospectus supplement.

  B. INTEREST AND
       PRINCIPAL ENTITLEMENTS.... A description of the interest entitlement payable to each Class can be found in
                                  "Description of the Offered Certificates--
                                  Distributions" in this prospectus supplement.
                                  As described in that section, there are
                                  circumstances relating to the timing of
                                  prepayments in which your interest entitlement
                                  for a distribution date could be less than one
                                  full month's interest at the pass-through rate
                                  on your certificate's principal balance. In
                                  addition, the right of the master servicer,
                                  the special servicer, the trustee and the
                                  fiscal agent to reimbursement for payment of
                                  nonrecoverable advances will be prior to your
                                  right to receive distributions of principal or
                                  interest.

                                  The Class X Certificates will not be entitled
                                  to principal distributions. The amount of
                                  principal required to be distributed on the
                                  classes entitled to principal on a particular
                                  distribution date will, in general, be equal
                                  to:

                                  o  the principal portion of all scheduled
                                     payments, other than balloon payments, to
                                     the extent received or advanced by the
                                     master servicer or other party (in
                                     accordance with the Pooling and Servicing
                                     Agreement) during the related collection
                                     period;

                                  o  all principal prepayments and the principal
                                     portion of balloon payments received during
                                     the related collection period;

                                  o  the principal portion of other collections
                                     on the mortgage loans received during the
                                     related collection period, such as
                                     liquidation proceeds, condemnation
                                     proceeds, insurance proceeds and income on
                                     "real estate owned"; and

                                  o  the principal portion of proceeds of
                                     mortgage loan repurchases received during
                                     the related collection period,

                                  subject, however, to the adjustments described
                                  herein. See the definition of "Principal
                                  Distribution Amount" in the "Glossary of
                                  Terms."

  C. PREPAYMENT
       PREMIUMS/YIELD MAINTENANCE
       CHARGES................... The manner in which any prepayment premiums and yield maintenance charges received during
                                  a particular collection period will be
                                  allocated to the Class X Certificates, on the
                                  one hand, and the classes of certificates
                                  entitled to principal, on the other hand, is
                                  described in "Description of the Offered
                                  Certificates--Distributions" in this
                                  prospectus supplement.

                                      S-18

SUBORDINATION

  A. GENERAL..................... The chart below describes the manner in which the rights of various classes will be senior
                                  to the rights of other classes. Entitlement to
                                  receive principal and interest (other than
                                  excess liquidation proceeds and certain excess
                                  interest in connection with any loan having an
                                  anticipated repayment date) on any
                                  distribution date is depicted in descending
                                  order. The manner in which mortgage loan
                                  losses (including interest losses other than
                                  losses with respect to certain excess interest
                                  in connection with any loan having an
                                  anticipated repayment date) are allocated is
                                  depicted in ascending order.

                                          ------------------------------
                                              Class A-l, Class A-2,
                                              Class A-3, Class A-4,
                                             Class A-AB, Class A-5,
                                            Class X-1* and Class X-2*
                                          ------------------------------

                                          ------------------------------
                                                    Class A-J
                                          ------------------------------

                                          ------------------------------
                                                     Class B
                                          ------------------------------

                                          ------------------------------
                                                     Class C
                                          ------------------------------

                                          ------------------------------
                                                     Class D
                                          ------------------------------

                                          ------------------------------
                                                   Classes E-P
                                          ------------------------------

                                  NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE
                                  AVAILABLE TO YOU AS A HOLDER OF OFFERED
                                  CERTIFICATES.

                                  *Interest only certificates. No principal
                                  payments or realized loan losses in respect of
                                  principal will be allocated to the Class X-1
                                  or Class X-2 Certificates. However, any loan
                                  losses will reduce the notional amount of the
                                  Class X-1 Certificates and loan losses
                                  allocated to any component and any class of
                                  Certificates included in the calculation of
                                  the notional amount for the Class X-2
                                  Certificates will reduce the notional amount
                                  of the Class X-2 Certificates.

                                  The Class A-AB Certificates have priority with
                                  respect to receiving distributions of
                                  principal in respect of reducing such
                                  Certificates to their Planned Principal
                                  Balance, as described in this prospectus
                                  supplement.

                                      S-19

  B. SHORTFALLS IN
       AVAILABLE FUNDS........... Shortfalls in available funds will reduce amounts available for distribution and will be
                                  allocated in the same manner as mortgage loan
                                  losses. Among the causes of these shortfalls
                                  are the following:

                                  o  shortfalls resulting from compensation
                                     which the special servicer is entitled to
                                     receive;

                                  o  shortfalls resulting from interest on
                                     advances made by the master servicer, the
                                     trustee or the fiscal agent, to the extent
                                     not covered by default interest and late
                                     payment charges paid by the borrower; and

                                  o  shortfalls resulting from a reduction of a
                                     mortgage loan's interest rate by a
                                     bankruptcy court or from other
                                     unanticipated, extraordinary or
                                     default-related expenses of the trust.

                                  Shortfalls in mortgage loan interest as a
                                  result of the timing of voluntary and
                                  involuntary prepayments (net of certain
                                  amounts required to be used by the master
                                  servicer to offset such shortfalls) will be
                                  allocated to each class of certificates, pro
                                  rata, in accordance with their respective
                                  interest entitlements as described herein.

                       INFORMATION ABOUT THE MORTGAGE POOL

CHARACTERISTICS OF THE MORTGAGE POOL

  A. GENERAL..................... All numerical information in this prospectus supplement concerning the mortgage loans is
                                  approximate. All weighted average information
                                  regarding the mortgage loans reflects the
                                  weighting of the mortgage loans based upon
                                  their outstanding principal balances as of
                                  January 1, 2005. With respect to mortgage
                                  loans not having due dates on the first day of
                                  each month, scheduled payments due in January
                                  2005 have been deemed received on January 1,
                                  2005.

  B. PRINCIPAL BALANCES.......... The trust's primary assets will be 110 mortgage loans with an aggregate principal
                                  balance as of January 1, 2005 of approximately
                                  $980,772,819. It is possible that the
                                  aggregate mortgage loan balance will vary by
                                  up to 5% on the closing date. As of January 1,
                                  2005, the principal balance of the mortgage
                                  loans in the mortgage pool ranged from
                                  approximately $1,146,923 to approximately
                                  $77,385,000 and the mortgage loans had an
                                  approximate average balance of $8,916,117. The
                                  largest mortgage loan group, which is
                                  comprised of three (3) cross-collateralized
                                  loans, has an aggregate outstanding principal
                                  balance as of January 1, 2005 of $80,000,000.

  C. FEE SIMPLE/LEASEHOLD........ One hundred twenty-two (122) mortgaged properties, securing mortgage loans
                                  representing 98.4% of the initial outstanding
                                  pool balance, are subject to a first mortgage
                                  lien on a fee simple estate in such mortgaged
                                  properties.

                                  Two (2) mortgaged properties, securing
                                  mortgage loans representing 1.6% of the
                                  initial outstanding pool balance, are subject
                                  to a leasehold interest in the mortgaged
                                  properties.

                                      S-20

  D. PROPERTY TYPES.............. The following table shows how the mortgage loans are secured by collateral which is
                                  distributed among different types of
                                  properties.

                                  ----------------------------------------------
                                                  Percentage of
                                                     Initial       Number of
                                                   Outstanding     Mortgaged
                                  Property Type   Pool Balance     Properties
                                  ----------------------------------------------
                                  Retail              46.3%           49
                                  ----------------------------------------------
                                  Office              27.4%           21
                                  ----------------------------------------------
                                  Industrial           8.9%           19
                                  ----------------------------------------------
                                  Hospitality          4.4%            4
                                  ----------------------------------------------
                                  Multifamily          4.3%            8
                                  ----------------------------------------------
                                  Self Storage         3.1%           13
                                  ----------------------------------------------
                                  Manufactured
                                  Housing              2.0%            4
                                  Community
                                  ----------------------------------------------
                                  Other                1.8%            3
                                  ----------------------------------------------
                                  Mixed Use            1.8%            3
                                  ----------------------------------------------

  E. PROPERTY LOCATION........... The number of mortgaged properties, and the approximate percentage of the aggregate
                                  principal balance of the mortgage loans
                                  secured by mortgaged properties located in the
                                  geographic areas with the highest
                                  concentrations of mortgaged properties, are as
                                  described in the table below:

                                  ----------------------------------------------
                                                 Percentage of
                                                    Initial        Number of
                                  Geographic      Outstanding      Mortgaged
                                  Areas           Pool Balance     Properties
                                  ----------------------------------------------
                                  California         21.0%             36
                                  ----------------------------------------------
                                    Southern         16.8%             28
                                  ----------------------------------------------
                                    Northern          4.2%              8
                                  ----------------------------------------------
                                  Florida            12.3%              9
                                  ----------------------------------------------
                                  Pennsylvania        8.2%              3
                                  ----------------------------------------------
                                  Hawaii              7.9%              1
                                  ----------------------------------------------
                                  Virginia            7.2%              6
                                  ----------------------------------------------
                                  Texas               5.8%              7
                                  ----------------------------------------------
                                  New York            5.0%              7
                                  ----------------------------------------------

                                  The remaining mortgaged properties are located
                                  throughout 23 states and the District of
                                  Columbia. None of these property locations has
                                  a concentration of mortgaged properties that
                                  represents security for more than 5.0% of the
                                  aggregate principal balance of the mortgage
                                  loans, as of January 1, 2005.

                                      S-21

  F. OTHER MORTGAGE
       LOAN FEATURES............. As of January 1, 2005, the mortgage loans had the following characteristics:

                                  o  No scheduled payment of principal and
                                     interest on any mortgage loan was thirty
                                     days or more past due, and no mortgage loan
                                     had been thirty days or more delinquent in
                                     the past year.

                                  o  Five (5) groups of mortgage loans were made
                                     to the same borrower or to borrowers that
                                     are affiliated with one another through
                                     partial or complete direct or indirect
                                     common ownership. The three (3) largest
                                     groups represent 6.3%, 1.9% and 1.7%,
                                     respectively, of the initial outstanding
                                     pool balance. See Appendix II attached to
                                     this prospectus supplement.

                                  o  Twenty-two (22) mortgaged properties,
                                     securing mortgage loans representing 12.6%
                                     of the initial outstanding pool balance,
                                     are each 100% leased to a single tenant.

                                  o  All of the mortgage loans bear interest at
                                     fixed rates.

                                  o  Fixed periodic payments on the mortgage
                                     loans are generally determined assuming
                                     interest is calculated on a 30/360 basis,
                                     but interest actually accrues and is
                                     applied on certain mortgage loans on an
                                     actual/360 basis. Accordingly, there will
                                     be less amortization of the principal
                                     balance during the term of these mortgage
                                     loans, resulting in a higher final payment
                                     on these mortgage loans.

                                  o  No mortgage loan permits negative
                                     amortization or the deferral of accrued
                                     interest (except excess interest that would
                                     accrue in the case of any loan having an
                                     anticipated repayment date after the
                                     applicable anticipated repayment date for
                                     such loan).

  G. BALLOON LOANS/ARD LOANS..... As of January 1, 2005, the mortgage loans had the following additional characteristics:

                                  o  Ninety-nine (99) mortgage loans,
                                     representing 96.4% of the initial
                                     outstanding pool balance, are "balloon
                                     loans." Four (4) of these mortgage loans,
                                     representing 3.0% of the initial
                                     outstanding pool balance, are ARD Loans.
                                     For purposes of this prospectus supplement,
                                     we consider a mortgage loan to be a
                                     "balloon loan" if its principal balance is
                                     not scheduled to be fully or substantially
                                     amortized by the loan's stated maturity
                                     date or anticipated repayment date, as
                                     applicable.

                                  o  The remaining eleven (11) mortgage loans,
                                     representing 3.6% of the initial
                                     outstanding pool balance, are fully
                                     amortizing and are expected to have less
                                     than 5% of the original principal balance
                                     outstanding as of their related stated
                                     maturity dates.

  H. INTEREST ONLY LOANS......... As of January 1, 2005, the mortgage loans had the following additional characteristics:

                                  o  Eight (8) mortgage loans, representing
                                     19.8% of the initial outstanding pool
                                     balance, provide for monthly payments of
                                     interest only for a portion of their
                                     respective terms and then provide for the
                                     monthly payment of principal and interest
                                     over their respective remaining terms.

                                      S-22

                                  o  Seventeen (17) mortgage loans, representing
                                     35.7% of the initial outstanding pool
                                     balance, provide for monthly payments of
                                     interest only for their entire respective
                                     terms.

  I. PREPAYMENT/DEFEASANCE
       PROVISIONS................ As of January 1, 2005, all of the mortgage loans restricted voluntary principal
                                  prepayments as follows:

                                  o  Sixty-four (64) mortgage loans,
                                     representing 67.3% of the initial
                                     outstanding pool balance, prohibit
                                     voluntary principal prepayments for a
                                     period ending on a date determined by the
                                     related mortgage note (which may be the
                                     maturity date), which period is referred to
                                     in this prospectus supplement as a lock-out
                                     period, but permit the related borrower,
                                     after an initial period of at least two
                                     years following the date of issuance of the
                                     certificates, to defease the loan by
                                     pledging direct, non-callable United States
                                     Treasury obligations and obtaining the
                                     release of the mortgaged property from the
                                     lien of the mortgage.

                                  o  Twenty (20) mortgage loans, representing
                                     22.2% of the initial outstanding pool
                                     balance, prohibit voluntary principal
                                     prepayments during a lock-out period, and
                                     following the lock-out period provide for a
                                     prepayment premium or yield maintenance
                                     charge calculated on the basis of the
                                     greater of a yield maintenance formula and
                                     1% of the amount prepaid.

                                  o  Twenty-four (24) mortgage loans,
                                     representing 10.1% of the initial
                                     outstanding pool balance, prohibit
                                     voluntary principal prepayments during a
                                     lock-out period, and following the lock-out
                                     period provide for a prepayment premium or
                                     yield maintenance charge calculated on the
                                     basis of the greater of a yield maintenance
                                     formula and 1% of the amount prepaid, and
                                     also permit the related borrower, after an
                                     initial period of at least two years
                                     following the date of the issuance of the
                                     certificates, to defease the loan by
                                     pledging direct, non-callable United States
                                     Treasury obligations and obtaining the
                                     release of the mortgaged property from the
                                     lien of the mortgage.

                                  o  Two (2) mortgage loans, representing 0.4%
                                     of the initial outstanding pool balance,
                                     have no lock-out period and the loans
                                     permit voluntary principal prepayments at
                                     any time if accompanied by a prepayment
                                     premium or yield maintenance charge
                                     calculated on the basis of the greater of a
                                     yield maintenance formula or 1% of the
                                     amount prepaid.

                                  With respect to the prepayment and defeasance
                                  provisions set forth above, certain of the
                                  mortgage loans also include provisions
                                  described below:

                                  o  Two (2) mortgage loans, representing 4.3%
                                     of the initial outstanding pool balance,
                                     are secured by multiple mortgaged
                                     properties and permit the release of any of
                                     the mortgaged properties from the lien of
                                     the mortgage upon defeasance of an amount
                                     equal to 120% of the allocated amount of
                                     the mortgaged property being released.

                                  o  One (1) mortgage loan, representing 3.4% of
                                     the initial outstanding pool balance,
                                     permits the release of a portion of the
                                     collateral upon prepayment or defeasance of
                                     an amount equal to 110% or 115%, as

                                      S-23

                                     applicable, of the allocated loan amount of
                                     the collateral being released and, if
                                     prepaid, upon payment of the applicable
                                     yield maintenance charge.

                                  o  Notwithstanding the above, the mortgage
                                     loans generally provide that the related
                                     borrower may prepay the mortgage loan
                                     without prepayment premium or defeasance
                                     requirements commencing one (1) to thirteen
                                     (13) payment dates prior to and including
                                     the maturity date or the anticipated
                                     repayment date.

                                  See Appendix II attached to this prospectus
                                  supplement for specific yield maintenance
                                  provisions with respect to the prepayment and
                                  defeasance provisions set forth above.

  J. MORTGAGE LOAN RANGES
       AND WEIGHTED AVERAGES..... As of January 1, 2005, the mortgage loans had the following additional characteristics:

       I.   MORTGAGE INTEREST
            RATES                 Mortgage interest rates ranging from 4.000%
                                  per annum to 6.650% per annum, and a weighted
                                  average mortgage interest rate of 5.426% per
                                  annum;

       II.  REMAINING TERMS       Remaining terms to scheduled maturity ranging
                                  from 52 months to 240 months, and a weighted
                                  average remaining term to scheduled maturity
                                  of 114 months;

       III. REMAINING
            AMORTIZATION TERMS    Remaining amortization terms (excluding loans
                                  which provide for interest only payments for
                                  the entire loan term) ranging from 177 months
                                  to 360 months, and a weighted average
                                  remaining amortization term of 336 months;

       IV.  LOAN-TO-VALUE RATIOS  Loan-to-value ratios ranging from 20.3% to
                                  80.0% and a weighted average loan-to-value
                                  ratio, calculated as described in this
                                  prospectus supplement, of 59.6%.

                                  With respect to one (1) mortgage loan
                                  (Mortgage Loan No. 44), representing 0.9% of
                                  the initial outstanding pool balance, such
                                  mortgage loan is secured by a residential
                                  cooperative property that has a cut-off date
                                  loan-to-value ratio of 45.0%. Excluding this
                                  mortgage loan, the pool of mortgage loans has
                                  a weighted average cut-off date loan-to-value
                                  ratio of 59.7%.

       V.   DEBT SERVICE
            COVERAGE RATIOS       Debt service coverage ratios, determined
                                  according to the methodology presented in this
                                  prospectus supplement, ranging from 1.11x to
                                  5.31x and a weighted average debt service
                                  coverage ratio, calculated as described in
                                  this prospectus supplement, of 2.20x.

                                  With respect to one (1) mortgage loan
                                  (Mortgage Loan No. 44), representing 0.9% of
                                  the initial outstanding pool balance, such
                                  mortgage loan is secured by a residential
                                  cooperative property that has a debt service
                                  coverage ratio of 3.01x. Excluding this
                                  mortgage loan, the pool of mortgage loans has
                                  a weighted average debt service coverage ratio
                                  of 2.19x.

                                      S-24

  K. NON-SERVICED MORTGAGE LOAN.. The Wells REF Portfolio Pari Passu Loan,
                                  which, as of the cut-off date, had an unpaid
                                  principal balance of $80,000,000 and
                                  represents 8.2% of the initial outstanding
                                  pool balance, is secured by the related
                                  mortgaged property on a pari passu basis with,
                                  and pursuant to the same mortgage as, other
                                  notes, which are not included in the trust
                                  (collectively, the "Wells REF Portfolio
                                  Companion Loan") and which have an aggregate
                                  principal balance, as of the cut-off date of
                                  $270,000,000. The Wells REF Portfolio
                                  Companion Loan has the same interest rate,
                                  maturity date and amortization terms as the
                                  Wells REF Portfolio Pari Passu Loan.

                                  The Wells REF Portfolio Loan Group is
                                  currently being serviced and administered
                                  pursuant to the MSCI 2004-HQ4 Pooling and
                                  Servicing Agreement. The MSCI 2004-HQ4 Pooling
                                  and Servicing Agreement provides for servicing
                                  arrangements that are similar, but not
                                  identical, to those under the Pooling and
                                  Servicing Agreement. See "Servicing of the
                                  Mortgage Loans--Servicing of the Wells REF
                                  Portfolio Loan Group, the Waikele Center Loan
                                  Group, the Mason Devonshire Plaza A/B Mortgage
                                  Loan and the Kohl's Stoughton Mortgage Loan
                                  --The Wells REF Portfolio Loan Group" in this
                                  prospectus supplement.

                                  The terms of the MSCI 2004-HQ4 Pooling and
                                  Servicing Agreement provide that:

                                  o  LaSalle Bank National Association, which is
                                     the trustee under the MSCI 2004-HQ4 Pooling
                                     and Servicing Agreement, will, in that
                                     capacity, be the mortgagee of record with
                                     respect to the mortgaged property securing
                                     the Wells REF Portfolio Pari Passu Loan;

                                  o  Wells Fargo Bank, National Association,
                                     which is the master servicer under the MSCI
                                     2004-HQ4 Pooling and Servicing Agreement,
                                     will, in that capacity, be the master
                                     servicer for the Wells REF Portfolio Pari
                                     Passu Loan, subject to replacement pursuant
                                     to the terms of the MSCI 2004-HQ4 Pooling
                                     and Servicing Agreement; and

                                  o  GMAC Commercial Mortgage Corporation, which
                                     is the special servicer under the MSCI
                                     2004-HQ4 Pooling and Servicing Agreement,
                                     will, in that capacity, be the special
                                     servicer for the Wells REF Portfolio Pari
                                     Passu Loan, subject to replacement pursuant
                                     to the terms of the MSCI 2004-HQ4 Pooling
                                     and Servicing Agreement.

                                  See "Servicing of the Mortgage
                                  Loans--Servicing of the Wells REF Portfolio
                                  Loan Group, the Waikele Center Loan Group, the
                                  Mason Devonshire Plaza A/B Mortgage Loan and
                                  the Kohl's Stoughton Mortgage Loan--The Wells
                                  REF Portfolio Loan Group" in this prospectus
                                  supplement.

                                  References in this prospectus supplement,
                                  however, to the trustee, master servicer and
                                  special servicer will mean the trustee, master
                                  servicer and special servicer, respectively,
                                  under the Pooling and Servicing Agreement
                                  unless the context clearly indicates
                                  otherwise.

                                      S-25

ADVANCES

  A.  PRINCIPAL AND INTEREST
        ADVANCES................. Subject to a recoverability determination described in this prospectus supplement, the
                                  master servicer is required to advance
                                  delinquent monthly mortgage loan payments for
                                  the mortgage loans that are part of the trust.
                                  The master servicer will not be required to
                                  advance any additional interest accrued as a
                                  result of the imposition of any default rate
                                  or any rate increase after an anticipated
                                  repayment date. The master servicer also is
                                  not required to advance prepayment or yield
                                  maintenance premiums, excess interest or
                                  balloon payments. With respect to any balloon
                                  payment, the master servicer will instead be
                                  required to advance an amount equal to the
                                  scheduled payment that would have been due if
                                  the related balloon payment had not become
                                  due. If a P&I Advance is made, the master
                                  servicer will defer rather than advance its
                                  master servicing fee, the excess servicing fee
                                  and the primary servicing fee, but will
                                  advance the trustee fee.

                                  For an REO Property, the advance will equal
                                  the scheduled payment that would have been due
                                  if the predecessor mortgage loan had remained
                                  outstanding and continued to amortize in
                                  accordance with its amortization schedule in
                                  effect immediately before the REO Property was
                                  acquired.

  B. SERVICING ADVANCES.......... Subject to a recoverability determination described in this prospectus supplement, the
                                  master servicer, the special servicer, the
                                  trustee and the fiscal agent may also make
                                  servicing advances to pay delinquent real
                                  estate taxes, insurance premiums and similar
                                  expenses necessary to maintain and protect the
                                  mortgaged property, to maintain the lien on
                                  the mortgaged property or to enforce the
                                  mortgage loan documents, and subject to a
                                  substantially similar recoverability
                                  determination set forth in the related
                                  Non-Serviced Mortgage Loan Pooling and
                                  Servicing Agreement, each of such parties
                                  under that agreement will be required to make
                                  servicing advances of such type with respect
                                  to any Non-Serviced Mortgage Loans.

  C. INTEREST ON ADVANCES........ All advances made by the master servicer, the special servicer, the trustee or the fiscal
                                  agent will accrue interest at a rate equal to
                                  the "prime rate" as reported in The Wall
                                  Street Journal.

  D. BACK-UP ADVANCES............ Pursuant to the requirements of the Pooling and Servicing Agreement, if the master
                                  servicer fails to make a required advance, the
                                  trustee will be required to make the advance,
                                  and if the trustee fails to make a required
                                  advance, the fiscal agent will be required to
                                  make the advance, each subject to the same
                                  limitations, and with the same rights of the
                                  master servicer.

  E. RECOVERABILITY.............. None of the master servicer, the special servicer, the trustee or the fiscal agent will
                                  be obligated to make any advance if it or the
                                  special servicer (or another master servicer,
                                  special servicer, trustee or fiscal agent with
                                  respect to a Non-Serviced Companion Mortgage
                                  Loan) reasonably determines that such advance
                                  would not be recoverable in accordance with
                                  the servicing standard and the trustee and the
                                  fiscal agent may rely on any such
                                  determination made by the master servicer or
                                  the special servicer.

                                      S-26

  F. ADVANCES DURING AN APPRAISAL
       REDUCTION EVENT........... The occurrence of certain adverse events affecting a mortgage loan will require the
                                  special servicer to obtain a new appraisal or
                                  other valuation of the related mortgaged
                                  property. In general, if the principal amount
                                  of the mortgage loan plus all other amounts
                                  due under the mortgage loan and interest on
                                  advances made with respect to the mortgage
                                  loan exceeds 90% of the value of the mortgaged
                                  property determined by an appraisal or other
                                  valuation, an appraisal reduction may be
                                  created in the amount of the excess as
                                  described in this prospectus supplement. If
                                  there exists an appraisal reduction for any
                                  mortgage loan, the amount of interest required
                                  to be advanced on that mortgage loan will be
                                  proportionately reduced to the extent of the
                                  appraisal reduction. This will reduce the
                                  funds available to pay interest on the most
                                  subordinate class or classes of certificates
                                  then outstanding.

                                  See "Description of the Offered
                                  Certificates--Advances" in this prospectus
                                  supplement.

                                      S-27

                       ADDITIONAL ASPECTS OF CERTIFICATES

RATINGS.......................... The certificates offered to you will not be issued unless each of the classes of
                                  certificates being offered by this prospectus
                                  supplement receives the following ratings from
                                  Fitch, Inc. and Standard & Poor's Rating
                                  Services, a division of The McGraw-Hill
                                  Companies, Inc.

                                  ----------------------------------------------
                                                               Ratings
                                              Class            Fitch/S&P
                                  ----------------------------------------------
                                  Classes A-1, A-2, A-3,       AAA/AAA
                                  A-4, A-AB and A-5
                                  ----------------------------------------------
                                  Class X-2                    AAA/AAA
                                  ----------------------------------------------
                                  Class A-J                    AAA/AAA
                                  ----------------------------------------------
                                  Class B                       AA/AA
                                  ----------------------------------------------
                                  Class C                      AA-/AA-
                                  ----------------------------------------------
                                  Class D                        A/A
                                  ----------------------------------------------

                                  A rating agency may lower or withdraw a
                                  security rating at any time.

                                  See "Ratings" in this prospectus supplement
                                  and "Ratings" in the prospectus for a
                                  discussion of the basis upon which ratings are
                                  given, the limitations of and restrictions on
                                  the ratings, and the conclusions that should
                                  not be drawn from a rating.

OPTIONAL TERMINATION............. On any distribution date on which the aggregate principal balance of the mortgage
                                  loans is less than or equal to 1% of the
                                  initial outstanding pool balance, the holders
                                  of a majority of the controlling class, the
                                  master servicer, the special servicer and any
                                  holder of a majority interest in the Class R-I
                                  Certificates, in that order of priority, will
                                  have the option to purchase all of the
                                  remaining mortgage loans, and all property
                                  acquired through exercise of remedies in
                                  respect of any mortgage loan, at the price
                                  specified in this prospectus supplement.
                                  Exercise of this option would terminate the
                                  trust and retire the then outstanding
                                  certificates at par plus accrued interest.

DENOMINATIONS.................... The Class A-1, Class A-2, Class A-3, Class
                                  A-4, Class A-AB, Class A-5 and Class A-J
                                  Certificates will be offered in minimum
                                  denominations of $25,000. The Class X-2
                                  Certificates will be issued in denominations
                                  of $1,000,000 and the remaining offered
                                  certificates will be offered in minimum
                                  denominations of $100,000. Investments in
                                  excess of the minimum denominations may be
                                  made in multiples of $1.

REGISTRATION, CLEARANCE
  AND SETTLEMENT................. Your certificates will be registered in the name of Cede & Co., as nominee of The
                                  Depository Trust Company, and will not be
                                  registered in your name. You will not receive
                                  a definitive certificate representing your
                                  ownership interest, except in very limited
                                  circumstances described in this prospectus
                                  supplement. As a result, you will hold your
                                  certificates only in book-entry form and will
                                  not be a certificateholder of record. You will
                                  receive distributions on your certificates and
                                  reports relating to distributions only through
                                  The Depository Trust Company, Clearstream Bank
                                  or Euroclear Bank, as operator of the

                                      S-28

                                  Euroclear system, or through participants in
                                  The Depository Trust Company, Clearstream Bank
                                  or Euroclear Bank.

                                  You may hold your certificates through:

                                  o  The Depository Trust Company in the United
                                     States; or

                                  o  Clearstream Bank or Euroclear Bank in
                                     Europe.

                                  Transfers within The Depository Trust Company,
                                  Clearstream Bank or Euroclear Bank will be
                                  made in accordance with the usual rules and
                                  operating procedures of those systems.
                                  Cross-market transfers between persons holding
                                  directly through The Depository Trust Company,
                                  Clearstream Bank or Euroclear Bank will be
                                  effected in The Depository Trust Company
                                  through the relevant depositories of
                                  Clearstream Bank or Euroclear Bank.

                                  We may not terminate the book-entry system
                                  through The Depository Trust Company with
                                  respect to all or any portion of any class of
                                  the certificates offered to you without
                                  obtaining the required certificateholders'
                                  consent to initiate termination.

                                  We expect that the certificates offered to you
                                  will be delivered in book-entry form through
                                  the facilities of The Depository Trust
                                  Company, Clearstream Bank or Euroclear Bank on
                                  or about the closing date.

TAX STATUS....................... Elections will be made to treat designated portions of the trust as three separate "real
                                  estate mortgage investment conduits"--REMIC I,
                                  REMIC II and REMIC III--for federal income tax
                                  purposes. In the opinion of counsel, each such
                                  designated portion of the trust will qualify
                                  for this treatment and each class of offered
                                  certificates will evidence "regular interests"
                                  in REMIC III. The portion of the trust
                                  consisting of the right to excess interest
                                  (interest on each mortgage loan with an
                                  anticipated repayment date accruing after such
                                  date at a rate in excess of the rate that
                                  applied prior to such date) and the related
                                  sub-accounts will be treated as a grantor
                                  trust for federal income tax purposes.

                                  Pertinent federal income tax consequences of
                                  an investment in the offered certificates
                                  include:

                                  o  The regular interests will be treated as
                                     newly originated debt instruments for
                                     federal income tax purposes.

                                  o  Beneficial owners of offered certificates
                                     will be required to report income on the
                                     certificates in accordance with the accrual
                                     method of accounting.

                                  o  The Class X-2 Certificates will be treated
                                     as issued with original issue discount. We
                                     anticipate that the offered certificates
                                     (other than the Class X-2 Certificates)
                                     will not be issued with original issue
                                     discount for federal income tax purposes.

                                  See "Material Federal Income Tax Consequences"
                                  in this prospectus supplement.

                                      S-29

CONSIDERATIONS RELATED TO TITLE I
  OF THE EMPLOYEE RETIREMENT
  INCOME SECURITY ACT OF 1974.... Subject to the satisfaction of important conditions described under "ERISA
                                  Considerations" in this prospectus supplement
                                  and in the accompanying prospectus, the
                                  offered certificates may be purchased by
                                  persons investing assets of employee benefit
                                  plans or individual retirement accounts.

LEGAL INVESTMENT................. The offered certificates will not constitute
                                  "mortgage related securities" for purposes of
                                  the Secondary Mortgage Market Enhancement Act
                                  of 1984, as amended.

                                  For purposes of any applicable legal
                                  investment restrictions, regulatory capital
                                  requirements or other similar purposes,
                                  neither the prospectus nor this prospectus
                                  supplement makes any representation to you
                                  regarding the proper characterization of the
                                  certificates offered by this prospectus
                                  supplement. If your investment activities are
                                  subject to legal investment laws and
                                  regulations, regulatory capital requirements
                                  or review by regulatory authorities, then you
                                  may be subject to restrictions on investment
                                  in the offered certificates. You should
                                  consult your own advisors regarding these
                                  matters. See "Legal Investment" herein and in
                                  the accompanying prospectus.

                                      S-30

                                  RISK FACTORS

     You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

     The risks and uncertainties described in this section, together with those risks described in the prospectus under "Risk Factors", summarize material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

YOUR INVESTMENT IS NOT INSURED
OR GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED TO
PAYMENTS UNDER THE MORTGAGE
LOANS                             Payments under the mortgage loans are not
                                  insured or guaranteed by any governmental
                                  entity or mortgage insurer. Accordingly, the
                                  sources for repayment of your certificates are
                                  limited to amounts due with respect to the
                                  mortgage loans.

                                  You should consider all of the mortgage loans
                                  to be nonrecourse loans. Even in those cases
                                  where recourse to a borrower or guarantor is
                                  permitted under the related loan documents, we
                                  have not necessarily undertaken an evaluation
                                  of the financial condition of any of these
                                  persons. If a default occurs, the lender's
                                  remedies generally are limited to foreclosing
                                  against the specific properties and other
                                  assets that have been pledged to secure the
                                  loan. Such remedies may be insufficient to
                                  provide a full return on your investment.
                                  Payment of amounts due under a mortgage loan
                                  prior to its maturity or anticipated repayment
                                  date is dependent primarily on the sufficiency
                                  of the net operating income of the related
                                  mortgaged property. Payment of those mortgage
                                  loans that are balloon loans at maturity or on
                                  its anticipated repayment date is primarily
                                  dependent upon the borrower's ability to sell
                                  or refinance the property for an amount
                                  sufficient to repay the loan.

                                  In limited circumstances, a mortgage loan
                                  seller may be obligated to repurchase or
                                  replace a mortgage loan that it sold to the
                                  Depositor if the applicable seller's
                                  representations and warranties concerning that
                                  mortgage loan are materially breached or if
                                  there are material defects in the
                                  documentation for that mortgage loan. However,
                                  there can be no assurance that any of these
                                  entities will be in a financial position to
                                  effect a repurchase or substitution. The
                                  representations and warranties address the
                                  characteristics of the mortgage loans and
                                  mortgaged properties as of the date of
                                  issuance of the certificates. They do not
                                  relieve you or the trust of the risk of
                                  defaults and losses on the mortgage loans.

                                      S-31

THE REPAYMENT OF A COMMERCIAL
MORTGAGE LOAN IS DEPENDENT ON
THE CASH FLOW PRODUCED
BY THE PROPERTY WHICH
CAN BE VOLATILE AND
INSUFFICIENT TO ALLOW TIMELY
PAYMENT ON YOUR CERTIFICATES      The mortgage loans are secured by various
                                  types of income-producing commercial,
                                  multifamily and manufactured housing community
                                  properties. Commercial lending is generally
                                  thought to expose a lender to greater risk
                                  than one-to-four family residential lending
                                  because, among other things, it typically
                                  involves larger loans.

                                  One hundred nine (109) mortgage loans,
                                  representing 98.9% of the initial outstanding
                                  pool balance, were originated within twelve
                                  (12) months prior to the cut-off date.
                                  Consequently, these mortgage loans do not have
                                  a long-standing payment history.

                                  The repayment of a commercial mortgage loan is
                                  typically dependent upon the ability of the
                                  applicable property to produce cash flow. Even
                                  the liquidation value of a commercial property
                                  is determined, in substantial part, by the
                                  amount of the property's cash flow (or its
                                  potential to generate cash flow). However, net
                                  operating income and cash flow can be volatile
                                  and may be insufficient to cover debt service
                                  on the loan at any given time.

                                  The net operating income, cash flow and
                                  property value of the mortgaged properties may
                                  be adversely affected by any one or more of
                                  the following factors:

                                  o  the age, design and construction quality of
                                     the property;

                                  o  the lack of any operating history in the
                                     case of a newly built or renovated
                                     mortgaged property;

                                  o  perceptions regarding the safety,
                                     convenience and attractiveness of the
                                     property;

                                  o  the proximity and attractiveness of
                                     competing properties;

                                  o  the inadequacy of the property's management
                                     and maintenance;

                                  o  increases in operating expenses (including
                                     common area maintenance charges) at the
                                     property and in relation to competing
                                     properties;

                                  o  an increase in the capital expenditures
                                     needed to maintain the property or make
                                     improvements;

                                  o  the dependence upon a single tenant, or a
                                     concentration of tenants in a particular
                                     business or industry;

                                  o  a decline in the financial condition of a
                                     major tenant;

                                  o  an increase in vacancy rates; and

                                  o  a decline in rental rates as leases are
                                     renewed or entered into with new tenants.

                                      S-32

                                  Other factors are more general in nature, such
                                  as:

                                  o  national, regional or local economic
                                     conditions (including plant closings,
                                     military base closings, industry slowdowns
                                     and unemployment rates);

                                  o  local real estate conditions (such as an
                                     oversupply of competing properties, rental
                                     space or multifamily housing);

                                  o  demographic factors;

                                  o  decreases in consumer confidence (caused by
                                     events such as threatened or continuing
                                     military action, recent disclosures of
                                     wrongdoing or financial misstatements by
                                     major corporations and financial
                                     institutions and other factors);

                                  o  changes in consumer tastes and preferences;
                                     and

                                  o  retroactive changes in building codes.

                                  The volatility of net operating income will be
                                  influenced by many of the foregoing factors,
                                  as well as by:

                                  o  the length of tenant leases;

                                  o  the creditworthiness of tenants;

                                  o  the level of tenant defaults;

                                  o  the ability to convert an unsuccessful
                                     property to an alternative use;

                                  o  new construction in the same market as the
                                     mortgaged property;

                                  o  rent control laws;

                                  o  the number and diversity of tenants;

                                  o  the rate at which new rentals occur;

                                  o  the property's operating leverage (which is
                                     the percentage of total property expenses
                                     in relation to revenue), the ratio of fixed
                                     operating expenses to those that vary with
                                     revenues, and the level of capital
                                     expenditures required to maintain the
                                     property and to retain or replace tenants;
                                     and

                                  o  in the case of residential cooperative
                                     properties, the payments received by the
                                     cooperative corporation from its
                                     tenants/shareholders, including any special
                                     assessments against the property.

                                  A decline in the real estate market or in the
                                  financial condition of a major tenant will
                                  tend to have a more immediate effect on the
                                  net operating income of properties with
                                  short-term revenue sources (such as short-term
                                  or month-to-month leases) and may lead to
                                  higher rates of delinquency or defaults under
                                  mortgage loans secured by such properties.

                                      S-33

CONVERTING COMMERCIAL PROPERTIES
TO ALTERNATIVE USES MAY REQUIRE
SIGNIFICANT EXPENSES WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                      Some of the mortgaged properties may not be
                                  readily convertible to alternative uses if
                                  those properties were to become unprofitable
                                  for any reason. This is because:

                                  o  converting commercial properties to
                                     alternate uses or converting single-tenant
                                     commercial properties to multi-tenant
                                     properties generally requires substantial
                                     capital expenditures; and

                                  o  zoning or other restrictions also may
                                     prevent alternative uses.

                                  The liquidation value of a mortgaged property
                                  not readily convertible to an alternative use
                                  may be substantially less than would be the
                                  case if the mortgaged property were readily
                                  adaptable to other uses. If this type of
                                  mortgaged property were liquidated and a lower
                                  liquidation value were obtained, less funds
                                  would be available for distributions on your
                                  certificates.

                                  For instance, the mortgaged property securing
                                  Mortgage Loan No. 51, representing 0.7% of the
                                  initial outstanding pool balance, is a theater
                                  property, the mortgaged property securing
                                  Mortgage Loan No. 55, representing 0.7% of the
                                  initial outstanding pool balance, is a sound
                                  stage production studio and the mortgaged
                                  property securing Mortgage Loan No. 76,
                                  representing 0.4% of the initial outstanding
                                  pool balance, is a marina.

PROPERTY VALUE MAY BE ADVERSELY
AFFECTED EVEN WHEN THERE IS NO
CHANGE IN CURRENT OPERATING
INCOME                            Various factors may adversely affect the value
                                  of the mortgaged properties without affecting
                                  the properties' current net operating income.
                                  These factors include, among others:

                                  o  changes in governmental regulations, fiscal
                                     policy, zoning or tax laws;

                                  o  potential environmental legislation or
                                     liabilities or other legal liabilities;

                                  o  proximity and attractiveness of competing
                                     properties;

                                  o  new construction of competing properties in
                                     the same market;

                                  o  convertibility of a property to an
                                     alternative use;

                                  o  the availability of refinancing; and

                                  o  changes in interest rate levels.

TENANT CONCENTRATION INCREASES
THE RISK THAT CASH FLOW WILL BE
INTERRUPTED WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES     A deterioration in the financial condition of
                                  a tenant can be particularly significant if a
                                  mortgaged property is leased to a single or
                                  large tenant or a small number of tenants,
                                  because rent interruptions by a tenant

                                      S-34

                                  may cause the borrower to default on its
                                  obligations to the lender. Twenty-two (22) of
                                  the mortgaged properties, securing mortgage
                                  loans representing 12.6% of the initial
                                  outstanding pool balance, are 100% leased to
                                  single tenants, and in some cases the tenant
                                  is related to the borrower. Mortgaged
                                  properties leased to a single tenant or a
                                  small number of tenants also are more
                                  susceptible to interruptions of cash flow if a
                                  tenant fails to renew its lease or defaults
                                  under its lease. This is so because:

                                  o  the financial effect of the absence of
                                     rental income may be severe;

                                  o  more time may be required to re-lease the
                                     space; and

                                  o  substantial capital costs may be incurred
                                     to make the space appropriate for
                                     replacement tenants.

                                  Another factor that you should consider is
                                  that retail, industrial and office properties
                                  also may be adversely affected if there is a
                                  concentration of tenants or of tenants in the
                                  same or similar business or industry.

                                  For further information with respect to tenant
                                  concentrations, see Appendix II.

LEASING MORTGAGED PROPERTIES TO
MULTIPLE TENANTS MAY RESULT IN
HIGHER RE-LEASING COSTS WHICH
COULD REDUCE PAYMENTS ON YOUR
CERTIFICATES                      If a mortgaged property has multiple tenants,
                                  re-leasing costs and costs of enforcing
                                  remedies against defaulting tenants may be
                                  more frequent than in the case of mortgaged
                                  properties with fewer tenants, thereby
                                  reducing the cash flow available for debt
                                  service payments. These costs may cause a
                                  borrower to default in its obligations to a
                                  lender which could reduce cash flow available
                                  for debt service payments. Multi-tenanted
                                  mortgaged properties also may experience
                                  higher continuing vacancy rates and greater
                                  volatility in rental income and expenses.

RE-LEASING RISKS                  Repayment of mortgage loans secured by retail,
                                  office and industrial properties will be
                                  affected by the expiration of leases and the
                                  ability of the related borrowers and property
                                  managers to renew the leases or to relet the
                                  space on comparable terms. Certain mortgaged
                                  properties may be leased in whole or in part
                                  to government sponsored tenants who have the
                                  right to cancel their leases at any time
                                  because of lack of appropriations.

                                  Even if vacated space is successfully relet,
                                  the costs associated with reletting, including
                                  tenant improvements and leasing commissions,
                                  could be substantial and could reduce cash
                                  flow from the related mortgaged properties.
                                  Twenty-nine (29) of the mortgaged properties,
                                  securing mortgage loans representing 30.8% of
                                  the initial outstanding pool balance
                                  (excluding multifamily, manufactured housing
                                  community, self storage properties,
                                  hospitality and certain other property types),
                                  as of the cut-off date, have reserves for
                                  tenant improvements and leasing

                                      S-35

                                  commissions which may serve to defray such
                                  costs. There can be no assurances, however,
                                  that the funds (if any) held in such reserves
                                  for tenant improvements and leasing
                                  commissions will be sufficient to cover any of
                                  the costs and expenses associated with tenant
                                  improvements or leasing commission
                                  obligations. In addition, if a tenant defaults
                                  in its obligations to a borrower, the borrower
                                  may incur substantial costs and experience
                                  significant delays associated with enforcing
                                  rights and protecting its investment,
                                  including costs incurred in renovating or
                                  reletting the property.

THE CONCENTRATION OF LOANS WITH
THE SAME OR RELATED BORROWERS
INCREASES THE POSSIBILITY OF LOSS
ON THE LOANS WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES     The effect of mortgage pool loan losses will
                                  be more severe:

                                  o  if the pool is comprised of a small number
                                     of loans, each with a relatively large
                                     principal amount; or

                                  o  if the losses relate to loans that account
                                     for a disproportionately large percentage
                                     of the pool's aggregate principal balance
                                     of all mortgage loans.

                                  Mortgage loans with the same borrower or
                                  related borrowers pose additional risks. Among
                                  other things, financial difficulty at one
                                  mortgaged real property could cause the owner
                                  to defer maintenance at another mortgaged real
                                  property in order to satisfy current expenses
                                  with respect to the troubled mortgaged real
                                  property; and the owner could attempt to avert
                                  foreclosure on one mortgaged real property by
                                  filing a bankruptcy petition that might have
                                  the effect of interrupting monthly payments
                                  for an indefinite period on all of the related
                                  mortgage loans.

                                  Five (5) groups of mortgage loans are made to
                                  the same borrower or borrowers related through
                                  common ownership and where, in general, the
                                  related mortgaged properties are commonly
                                  managed. The related borrower concentrations
                                  of the three (3) largest groups represent
                                  6.3%, 1.9% and 1.7%, respectively, of the
                                  initial outstanding pool balance.

                                  The largest mortgage loan group, which is
                                  comprised of three (3) cross-collateralized
                                  loans, represents 8.2% of the initial
                                  outstanding pool balance. The ten largest
                                  mortgage loans in the aggregate represent
                                  46.2% of the initial outstanding pool balance.
                                  Each of the other mortgage loans represents no
                                  greater than 1.6% of the initial outstanding
                                  pool balance.

                                  In some cases, the sole or a significant
                                  tenant is related to the subject borrower. In
                                  the case of Mortgage Loan Nos. 45, 61, 118 and
                                  124, the tenant at all of the related
                                  mortgaged properties is the parent of the
                                  related borrower. For further information with
                                  respect to tenant concentrations, see Appendix
                                  II.

                                      S-36

A CONCENTRATION OF LOANS WITH
THE SAME PROPERTY TYPES INCREASES
THE POSSIBILITY OF LOSS ON THE
LOANS WHICH COULD REDUCE PAYMENTS
ON YOUR CERTIFICATES              A concentration of mortgaged property types
                                  also can pose increased risks. A concentration
                                  of mortgage loans secured by the same property
                                  type can increase the risk that a decline in a
                                  particular industry will have a
                                  disproportionately large impact on the pool of
                                  mortgage loans. The following property types
                                  represent the indicated percentage of the
                                  initial outstanding pool balance:

                                  o  retail properties represent 46.3%;

                                  o  office properties represent 27.4%;

                                  o  industrial properties represent 8.9%;

                                  o  hospitality properties represent 4.4%;

                                  o  multifamily properties represent 4.3%;

                                  o  self storage properties represent 3.1%;

                                  o  manufactured housing community properties
                                     represent 2.0%;

                                  o  other properties represent 1.8%; and

                                  o  mixed use property types represent 1.8%.

A CONCENTRATION OF MORTGAGED
PROPERTIES IN A LIMITED NUMBER OF
LOCATIONS MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES     Concentrations of mortgaged properties in
                                  geographic areas may increase the risk that
                                  adverse economic or other developments or a
                                  natural disaster or act of terrorism affecting
                                  a particular region of the country could
                                  increase the frequency and severity of losses
                                  on mortgage loans secured by the properties.
                                  In the past, several regions of the United
                                  States have experienced significant real
                                  estate downturns at times when other regions
                                  have not. Regional economic declines or
                                  adverse conditions in regional real estate
                                  markets could adversely affect the income
                                  from, and market value of, the mortgaged
                                  properties located in the region. Other
                                  regional factors--e.g., earthquakes, floods or
                                  hurricanes or changes in governmental rules or
                                  fiscal policies--also may adversely affect
                                  those mortgaged properties.

                                  The mortgaged properties are located in 30
                                  different states and the District of Columbia.
                                  In particular, investors should note that
                                  21.0% of the mortgaged properties, based on
                                  the initial outstanding pool balance, are
                                  located in California. Mortgaged properties
                                  located in California may be more susceptible
                                  to some types of special hazards that may not
                                  be covered by insurance (such as earthquakes)
                                  than properties located in other parts of the
                                  country. The mortgage loans generally do not
                                  require any borrowers to maintain earthquake
                                  insurance.

                                  In addition, 12.3%, 8.2%, 7.9%, 7.2%, 5.8% and
                                  5.0% of the mortgaged properties, based on the
                                  initial outstanding pool balance, are located
                                  in Florida, Pennsylvania, Hawaii, Virginia,
                                  Texas and New

                                      S-37

                                  York respectively, and concentrations of
                                  mortgaged properties, in each case,
                                  representing less than 5.0% of the initial
                                  outstanding pool balance, also exist in
                                  several other states.

A LARGE CONCENTRATION OF RETAIL
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF RETAIL
PROPERTIES                        Forty-nine (49) of the mortgaged properties,
                                  securing mortgage loans representing 46.3% of
                                  the initial outstanding pool balance, are
                                  retail properties. The quality and success of
                                  a retail property's tenants significantly
                                  affect the property's value. The success of
                                  retail properties can be adversely affected by
                                  local competitive conditions and changes in
                                  consumer spending patterns. A borrower's
                                  ability to make debt service payments can be
                                  adversely affected if rents are based on a
                                  percentage of the tenant's sales and sales
                                  decline.

                                  An "anchor tenant" is proportionately larger
                                  in size and is vital in attracting customers
                                  to a retail property, whether or not it is
                                  part of the mortgaged property. Thirty-six
                                  (36) of the mortgaged properties, securing
                                  40.9% of the initial outstanding pool balance,
                                  are properties considered by the applicable
                                  mortgage loan seller to be leased to or are
                                  adjacent to or are occupied by anchor tenants.

                                  The presence or absence of an anchor store in
                                  a shopping center also can be important
                                  because anchor stores play a key role in
                                  generating customer traffic and making a
                                  center desirable for other tenants.
                                  Consequently, the economic performance of an
                                  anchored retail property will be adversely
                                  affected by:

                                  o  an anchor store's failure to renew its
                                     lease;

                                  o  termination of an anchor store's lease;

                                  o  the bankruptcy or economic decline of an
                                     anchor store or self-owned anchor or its
                                     parent company; or

                                  o  the cessation of the business of an anchor
                                     store at the shopping center, even if, as a
                                     tenant, it continues to pay rent.

                                  There may be retail properties with anchor
                                  stores that are permitted to cease operating
                                  at any time if certain other stores are not
                                  operated at those locations. Furthermore,
                                  there may be non-anchor tenants that are
                                  permitted to offset all or a portion of their
                                  rent, pay rent based solely on a percentage of
                                  their sales or to terminate their leases if
                                  certain anchor stores and/or major tenants are
                                  either not operated or fail to meet certain
                                  business objectives.

                                  Retail properties also face competition from
                                  sources outside a given real estate market.
                                  For example, all of the following compete with
                                  more traditional retail properties for
                                  consumer dollars: factory outlet centers,
                                  discount shopping centers and clubs, catalogue
                                  retailers, home shopping networks, internet
                                  web sites and telemarketing. Continued growth
                                  of these alternative retail outlets, which
                                  often have lower operating costs, could
                                  adversely affect the rents collectible at the
                                  retail properties included in the mortgage
                                  pool, as well as the income from, and market
                                  value of, the mortgaged properties. Moreover,
                                  additional

                                      S-38

                                  competing retail properties may be built in
                                  the areas where the retail properties are
                                  located, which could adversely affect the
                                  rents collectible at the retail properties
                                  included in the mortgage pool, as well as the
                                  income from, and market value of, the
                                  mortgaged properties.

A LARGE CONCENTRATION OF OFFICE
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF OFFICE
PROPERTIES                        Twenty-one (21) of the mortgaged properties,
                                  securing mortgage loans representing 27.4% of
                                  the initial outstanding pool balance, are
                                  office properties.

                                  A large number of factors affect the value of
                                  these office properties, including:

                                  o  the quality of an office building's
                                     tenants;

                                  o  the diversity of an office building's
                                     tenants (or reliance on a single or
                                     dominant tenant);

                                  o  the physical attributes of the building in
                                     relation to competing buildings, e.g., age,
                                     condition, design, location, access to
                                     transportation and ability to offer certain
                                     amenities, such as sophisticated building
                                     systems;

                                  o  the desirability of the area as a business
                                     location;

                                  o  the strength and nature of the local
                                     economy (including labor costs and quality,
                                     tax environment and quality of life for
                                     employees); and

                                  o  the concentration of tenants in a
                                     particular business or industry. For
                                     instance, certain office properties may
                                     have tenants that are technology and
                                     internet start-up companies. Technology and
                                     internet start-up companies have
                                     experienced a variety of circumstances that
                                     tend to make their businesses relatively
                                     volatile. Many of those companies have
                                     little or no operating history, their
                                     owners and management are often
                                     inexperienced and such companies may be
                                     heavily dependent on obtaining venture
                                     capital financing. In addition, technology
                                     and internet start-up companies often
                                     require significant build-out related to
                                     special technology which may adversely
                                     affect the ability of the landlord to relet
                                     the properties. The relative instability of
                                     these tenants may have an adverse impact on
                                     certain of the properties. One (1) mortgage
                                     loan, representing 0.4% of the initial
                                     outstanding pool balance, is secured by a
                                     mortgaged property that has tenants with a
                                     concentration of medical offices. The
                                     performance of a medical office property
                                     may depend on the proximity of such
                                     property to a hospital or other health care
                                     establishment and on reimbursements for
                                     patient fees from private or
                                     government-sponsored insurance companies.
                                     The sudden closure of a nearby hospital may
                                     adversely affect the value of a medical
                                     office property. In addition, the
                                     performance of a medical office property
                                     may depend on reimbursements for patient
                                     fees from private or government-sponsored
                                     insurers and issues related to
                                     reimbursement (ranging from non-payment to
                                     delays in payment) from such insurers could
                                     adversely impact cash flow at such
                                     mortgaged properties.

                                      S-39

                                     Moreover, medical office properties appeal
                                     to a narrow market of tenants and the value
                                     of a medical office property may be
                                     adversely affected by the availability of
                                     competing medical office properties.

                                  Moreover, the cost of refitting office space
                                  for a new tenant is often higher than the cost
                                  of refitting other types of property.

A LARGE CONCENTRATION OF
INDUSTRIAL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS
OF INDUSTRIAL PROPERTIES          Nineteen (19) of the mortgaged properties,
                                  securing mortgage loans representing 8.9% of
                                  the initial outstanding pool balance, are
                                  industrial properties. Various factors may
                                  adversely affect the economic performance of
                                  these industrial properties, which could
                                  adversely affect payments on your
                                  certificates, including:

                                  o  reduced demand for industrial space because
                                     of a decline in a particular industry
                                     segment;

                                  o  increased supply of competing industrial
                                     space because of relative ease in
                                     constructing buildings of this type;

                                  o  a property becoming functionally obsolete;

                                  o  insufficient supply of labor to meet
                                     demand;

                                  o  changes in access to the property, energy
                                     prices, strikes, relocation of highways or
                                     the construction of additional highways;

                                  o  location of the property in relation to
                                     access to transportation;

                                  o  suitability for a particular tenant;

                                  o  building design and adaptability;

                                  o  a change in the proximity of supply
                                     sources; and

                                  o  environmental hazards.

A LARGE CONCENTRATION OF
HOSPITALITY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS
OF HOSPITALITY PROPERTIES         Four (4) of the mortgaged properties, securing
                                  mortgage loans representing 4.4% of the
                                  initial outstanding pool balance, are
                                  hospitality properties. Various factors may
                                  adversely affect the economic performance of a
                                  hospitality property, including:

                                  o  adverse economic and social conditions,
                                     either local, regional, national or
                                     international which may limit the amount
                                     that can be charged for a room and reduce
                                     occupancy levels;

                                  o  the construction of competing hotels or
                                     resorts;

                                  o  continuing expenditures for modernizing,
                                     refurbishing, and maintaining existing
                                     facilities prior to the expiration of their
                                     anticipated useful lives;

                                  o  a deterioration in the financial strength
                                     or managerial capabilities of the owner
                                     and/or operator of a hotel; and

                                      S-40

                                  o  changes in travel patterns, increases in
                                     energy prices, strikes, relocation of
                                     highways or the construction of additional
                                     highways.

                                  Because hotel rooms generally are rented for
                                  short periods of time, the financial
                                  performance of hotels tends to be affected by
                                  adverse economic conditions and competition
                                  more quickly than other types of commercial
                                  properties.

                                  Moreover, the hotel and lodging industry is
                                  generally seasonal in nature. This seasonality
                                  can be expected to cause periodic fluctuations
                                  in a hotel property's revenues, occupancy
                                  levels, room rates and operating expenses.

                                  The laws and regulations relating to liquor
                                  licenses generally prohibit the transfer of
                                  such license to any other person. In the event
                                  of a foreclosure of a hotel property with a
                                  liquor license, the trustee or a purchaser in
                                  a foreclosure sale would likely have to apply
                                  for a new license. There can be no assurance
                                  that a new liquor license could be obtained
                                  promptly or at all. The lack of a liquor
                                  license in a full service hotel could have an
                                  adverse impact on the revenue generated by the
                                  hotel.

                                  A mortgage loan secured by hotel property may
                                  be affiliated with a franchise company through
                                  a franchise agreement or a hotel management
                                  company through a management agreement. The
                                  performance of a hotel property affiliated
                                  with a franchise or hotel management company
                                  depends in part on the continued existence and
                                  financial strength of the franchisor or hotel
                                  management company and, with respect to a
                                  franchise company only,

                                  o  the public perception of the franchise or
                                     hotel chain service mark; and

                                  o  the duration of the franchise licensing
                                     agreement.

                                  Any provision in a franchise agreement
                                  providing for termination because of the
                                  bankruptcy of a franchisor generally will not
                                  be enforceable. Replacement franchises may
                                  require significantly higher fees. The
                                  transferability of franchise license
                                  agreements is restricted. In the event of a
                                  foreclosure, the lender or its agent would not
                                  have the right to use the franchise license
                                  without the franchisor's consent.

A LARGE CONCENTRATION OF
MULTIFAMILY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS
OF MULTIFAMILY PROPERTIES         Eight (8) of the mortgaged properties,
                                  securing mortgage loans representing 4.3% of
                                  the initial outstanding pool balance, are
                                  multifamily properties.

                                  A large number of factors may affect the value
                                  and successful operation of these multifamily
                                  properties, including:

                                  o  the physical attributes of the apartment
                                     building, such as its age, appearance and
                                     construction quality;

                                  o  the location of the property;

                                      S-41

                                  o  the ability of management to provide
                                     adequate maintenance and insurance;

                                  o  the types of services and amenities
                                     provided at the property;

                                  o  the property's reputation;

                                  o  the level of mortgage interest rates and
                                     favorable income and economic conditions
                                     (which may encourage tenants to purchase
                                     rather than rent housing);

                                  o  the presence of competing properties;

                                  o  adverse local or national economic
                                     conditions which may limit the rent that
                                     may be charged and which may result in
                                     increased vacancies;

                                  o  the tenant mix (such as tenants being
                                     predominantly students or military
                                     personnel or employees of a particular
                                     business or industry);

                                  o  state and local regulations (which may
                                     limit the ability to increase rents); and

                                  o  government assistance/rent subsidy programs
                                     (which may influence tenant mobility).

A LARGE CONCENTRATION OF
MANUFACTURED HOUSING COMMUNITY
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF MANUFACTURED
HOUSING COMMUNITY PROPERTIES      Four (4) of the mortgaged properties, securing
                                  2.0% of the initial outstanding pool balance,
                                  are manufactured housing community properties.
                                  Various factors may adversely affect the
                                  economic performance of these manufactured
                                  housing community properties, which could
                                  adversely affect payments on your
                                  certificates, including:

                                  o  the physical attributes of the community
                                     (e.g., age, condition and design);

                                  o  the location of the community;

                                  o  the services and amenities provided by the
                                     community and its management (including
                                     maintenance and insurance);

                                  o  the strength and nature of the local
                                     economy (which may limit the amount that
                                     may be charged, the timely payments of
                                     those amounts, and may reduce occupancy
                                     levels);

                                  o  state and local regulations (which may
                                     affect the property owner's ability to
                                     increase amounts charged or limit the
                                     owner's ability to convert the property to
                                     an alternate use);

                                  o  competing residential developments in the
                                     local market, such as other manufactured
                                     housing communities, apartment buildings
                                     and single family homes;

                                  o  the property's reputation;

                                      S-42

                                  o  the availability of public water and sewer
                                     facilities, or the adequacy of any such
                                     privately-owned facilities; and

                                  o  the property may not be readily convertible
                                     to an alternate use.

THEATER PROPERTIES HAVE
PARTICULAR RISKS                  One (1) of the mortgaged properties, securing
                                  0.7% of the initial outstanding pool balance,
                                  is a megaplex movie theater leased to a
                                  theater operator. Operators of these types of
                                  properties are exposed to certain unique
                                  risks.

                                  Significant factors determining the value of a
                                  theater property include:

                                  o  the ability to secure film license
                                     agreements for first-run movies;

                                  o  the ability to maintain high attendance
                                     levels;

                                  o  the ability to achieve sales of food and
                                     beverages to attendees; and

                                  o  the strength and experience of the
                                     operator.

                                  Certain physical attributes of the building
                                  may also impact property value. These physical
                                  attributes include:

                                  o  location, visibility and accessibility to
                                     transportation arteries;

                                  o  number of screens and seating capacity;

                                  o  adequacy of patron parking; and

                                  o  quality and modernity of sound and
                                     projection systems.

                                  The performance of a theater property can also
                                  be impacted by the quality, size and proximity
                                  of competitive theater properties and the
                                  relative appeal of films being screened at
                                  other theater properties within the market.
                                  The theater industry is highly dependent on
                                  the quality and popularity of films being
                                  produced by film production companies both in
                                  the United States and overseas. A slowdown in
                                  movie production or decrease in the appeal of
                                  films being produced can negatively impact the
                                  value of a theater property.

                                  In recent years, the theater industry has
                                  experienced a high level of construction of
                                  new theaters and an increase in competition
                                  among theater operators.

                                  Movie theater properties are also subject to
                                  the risk that because they are "special
                                  purpose" properties they may not be
                                  immediately converted to a new use.

                                  All of these factors may increase the
                                  possibility that the related borrower will be
                                  unable to meet its obligations under the
                                  mortgage loan.

MORTGAGED PROPERTIES WITH
CONDOMINIUM OWNERSHIP COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                 One or more of the mortgaged properties
                                  securing the mortgage loans in the pool may be
                                  primarily secured by the related borrower's
                                  fee simple ownership in one or more
                                  condominium units.

                                      S-43

                                  The management and operation of a condominium
                                  is generally controlled by a condominium board
                                  representing the owners of the individual
                                  condominium units, subject to the terms of the
                                  related condominium rules or by-laws.
                                  Generally, the consent of a majority of the
                                  board members is required for any actions of
                                  the condominium board. The condominium board
                                  is generally responsible for administration of
                                  the affairs of the condominium, including
                                  providing for maintenance and repair of common
                                  areas, adopting rules and regulations
                                  regarding common areas, and obtaining
                                  insurance and repairing and restoring the
                                  common areas of the property after a casualty.
                                  Notwithstanding the insurance and casualty
                                  provisions of the related mortgage loan
                                  documents, the condominium board may have the
                                  right to control the use of casualty proceeds.
                                  In addition, the condominium board generally
                                  has the right to assess individual unit owners
                                  for their share of expenses related to the
                                  operation and maintenance of the common
                                  elements. In the event that an owner of
                                  another unit fails to pay its allocated
                                  assessments, the related borrower may be
                                  required to pay such assessments in order to
                                  properly maintain and operate the common
                                  elements of the property. Although the
                                  condominium board generally may obtain a lien
                                  against any unit owner for common expenses
                                  that are not paid, such lien generally is
                                  extinguished if a mortgagee takes possession
                                  pursuant to a foreclosure. Each unit owner is
                                  responsible for maintenance of its respective
                                  unit and retains essential operational control
                                  over its unit.

                                  Due to the nature of condominiums and a
                                  borrower's ownership interest therein, a
                                  default on a loan secured by the borrower's
                                  interest in one or more condominium units may
                                  not allow the holder of the mortgage loan the
                                  same flexibility in realizing upon the
                                  underlying real property as is generally
                                  available with respect to properties that are
                                  not condominiums. The rights of any other unit
                                  owners, the governing documents of the owners'
                                  association and state and local laws
                                  applicable to condominiums must be considered
                                  and respected. Consequently, servicing and
                                  realizing upon such collateral could subject
                                  the trust to greater delay, expense and risk
                                  than servicing and realizing upon collateral
                                  for other loans that are not condominiums.

A TENANT BANKRUPTCY MAY
ADVERSELY AFFECT THE INCOME
PRODUCED BY THE PROPERTY AND MAY
ADVERSELY AFFECT THE PAYMENTS ON
YOUR CERTIFICATES                 Certain of the tenants at some of the
                                  mortgaged properties may have been, may
                                  currently be, or may in the future become a
                                  party in a bankruptcy proceeding. The
                                  bankruptcy or insolvency of a major tenant, or
                                  a number of smaller tenants, in retail,
                                  industrial and office properties may adversely
                                  affect the income produced by the property.
                                  Under the federal bankruptcy code, a
                                  tenant/debtor has the option of affirming or
                                  rejecting any unexpired lease. If the tenant
                                  rejects the lease, the landlord's claim for
                                  breach of the lease would be a general
                                  unsecured claim against the tenant, absent
                                  collateral securing the claim. The claim would
                                  be limited to the unpaid rent under the lease
                                  for the periods prior to the bankruptcy
                                  petition, or earlier surrender of the leased
                                  premises, plus the rent under the lease for
                                  the greater of one year, or 15%, not to exceed
                                  three years, of the remaining term of such

                                      S-44

                                  lease and the actual amount of the recovery
                                  could be less than the amount of the claim.

ENVIRONMENTAL LAWS ENTAIL RISKS
THAT MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES     Various environmental laws may make a current
                                  or previous owner or operator of real property
                                  liable for the costs of removal or remediation
                                  of hazardous or toxic substances on, under or
                                  adjacent to such property. Those laws often
                                  impose liability whether or not the owner or
                                  operator knew of, or was responsible for, the
                                  presence of the hazardous or toxic substances.
                                  For example, certain laws impose liability for
                                  release of asbestos-containing materials into
                                  the air or require the removal or containment
                                  of asbestos-containing materials. In some
                                  states, contamination of a property may give
                                  rise to a lien on the property to assure
                                  payment of the costs of cleanup. In some
                                  states, this lien has priority over the lien
                                  of a pre-existing mortgage. Additionally,
                                  third parties may seek recovery from owners or
                                  operators of real properties for cleanup
                                  costs, property damage or personal injury
                                  associated with releases of, or other exposure
                                  to hazardous substances related to the
                                  properties.

                                  The owner's liability for any required
                                  remediation generally is not limited by law
                                  and could, accordingly, exceed the value of
                                  the property and/or the aggregate assets of
                                  the owner. The presence of hazardous or toxic
                                  substances also may adversely affect the
                                  owner's ability to refinance the property or
                                  to sell the property to a third party. The
                                  presence of, or strong potential for
                                  contamination by, hazardous substances
                                  consequently can have a materially adverse
                                  effect on the value of the property and a
                                  borrower's ability to repay its mortgage loan.

                                  In addition, under certain circumstances, a
                                  lender (such as the trust) could be liable for
                                  the costs of responding to an environmental
                                  hazard.

ENVIRONMENTAL RISKS RELATING TO
SPECIFIC MORTGAGED PROPERTIES
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES              Except for mortgaged properties securing
                                  mortgage loans that are the subject of a
                                  secured creditor impaired property policy, all
                                  of the mortgaged properties securing the
                                  mortgage loans have been subject to
                                  environmental site assessments, or in some
                                  cases an update of a previous assessment, in
                                  connection with the origination or
                                  securitization of the loans. In all cases, the
                                  environmental site assessment was a Phase I
                                  environmental assessment, although in some
                                  cases a Phase II site assessment was also
                                  performed. The applicable mortgage loan seller
                                  has either (a) represented that with respect
                                  to the mortgaged properties securing the
                                  mortgage loans that were not the subject of an
                                  environmental site assessment within eighteen
                                  months prior to the cut-off date (i) no
                                  hazardous material is present on the mortgaged
                                  property and (ii) the mortgaged property is in
                                  material compliance with all applicable
                                  federal, state and local laws pertaining to
                                  hazardous materials or environmental hazards,
                                  in each case subject to limitations of
                                  materiality and the other qualifications set
                                  forth in the representation, or (b) provided
                                  secured creditor impaired property policies
                                  providing coverage for certain losses that may
                                  arise from

                                      S-45

                                  adverse environmental conditions that may
                                  exist at the related mortgaged property. These
                                  reports generally did not disclose the
                                  presence or risk of environmental
                                  contamination that is considered material and
                                  adverse to the interests of the holders of the
                                  certificates; however, in certain cases, these
                                  assessments did reveal conditions that
                                  resulted in requirements that the related
                                  borrowers establish operations and maintenance
                                  plans, monitor the mortgaged property or
                                  nearby properties, abate or remediate the
                                  condition, and/or provide additional security
                                  such as letters of credit, reserves or
                                  stand-alone secured creditor impaired property
                                  policies.

                                  Twenty-four (24) of the mortgaged properties,
                                  securing mortgage loans representing 6.4% of
                                  the initial outstanding pool balance, are the
                                  subject of a group secured creditor impaired
                                  property policy providing coverage for certain
                                  losses that may arise from adverse
                                  environmental conditions that may exist at the
                                  related mortgaged properties. Three (3) of the
                                  mortgaged properties, securing mortgage loans
                                  representing 9.2% of the initial outstanding
                                  pool balance, have the benefit of stand-alone
                                  secured creditor impaired property policies
                                  that provide coverage for selected
                                  environmental matters with respect to the
                                  related property. We describe these policies
                                  under "Description of the Mortgage
                                  Pool--Environmental Insurance" in this
                                  prospectus supplement. Generally,
                                  environmental site assessments were not
                                  performed with respect to those mortgaged
                                  properties covered by the group secured
                                  creditor impaired property policy.

                                  We cannot assure you, however, that the
                                  environmental assessments revealed all
                                  existing or potential environmental risks or
                                  that all adverse environmental conditions have
                                  been completely abated or remediated or that
                                  any reserves, insurance or operations and
                                  maintenance plans will be sufficient to
                                  remediate the environmental conditions.
                                  Moreover, we cannot assure you that:

                                  o  future laws, ordinances or regulations will
                                     not impose any material environmental
                                     liability; or

                                  o  the current environmental condition of the
                                     mortgaged properties will not be adversely
                                     affected by tenants or by the condition of
                                     land or operations in the vicinity of the
                                     mortgaged properties (such as underground
                                     storage tanks).

                                  Portions of some of the mortgaged properties
                                  securing the mortgage loans may include
                                  tenants which operate as on-site dry-cleaners
                                  and gasoline stations. Both types of
                                  operations involve the use and storage of
                                  hazardous substances, leading to an increased
                                  risk of liability to the tenant, the landowner
                                  and, under certain circumstances, a lender
                                  (such as the trust) under environmental laws.
                                  Dry-cleaners and gasoline station operators
                                  may be required to obtain various
                                  environmental permits and licenses in
                                  connection with their operations and
                                  activities and comply with various
                                  environmental laws, including those governing
                                  the use and storage of hazardous substances.
                                  These operations incur ongoing costs to comply
                                  with environmental laws governing, among other
                                  things, containment systems and underground
                                  storage tank systems. In addition, any
                                  liability to borrowers under

                                      S-46

                                  environmental laws, including in connection
                                  with releases into the environment of
                                  gasoline, dry-cleaning solvents or other
                                  hazardous substances from underground storage
                                  tank systems or otherwise, could adversely
                                  impact the related borrower's ability to repay
                                  the related mortgage loan.

                                  In addition, problems associated with mold may
                                  pose risks to real property and may also be
                                  the basis for personal injury claims against a
                                  borrower. Although the mortgaged properties
                                  are required to be inspected periodically,
                                  there are no generally accepted standards for
                                  the assessment of any existing mold. If left
                                  unchecked, problems associated with mold could
                                  result in the interruption of cash flow,
                                  remediation expenses and litigation which
                                  could adversely impact collections from a
                                  mortgaged property. In addition, many of the
                                  insurance policies presently covering the
                                  mortgaged properties may specifically exclude
                                  losses due to mold.

                                  Before the special servicer acquires title to
                                  a mortgaged property on behalf of the trust or
                                  assumes operation of the property, it must
                                  obtain an environmental assessment of the
                                  property, or rely on a recent environmental
                                  assessment. This requirement will decrease the
                                  likelihood that the trust will become liable
                                  under any environmental law. However, this
                                  requirement may effectively preclude
                                  foreclosure until a satisfactory environmental
                                  assessment is obtained, or until any required
                                  remedial action is thereafter taken. There is
                                  accordingly some risk that the mortgaged
                                  property will decline in value while this
                                  assessment is being obtained. Moreover, we
                                  cannot assure you that this requirement will
                                  effectively insulate the trust from potential
                                  liability under environmental laws. Any such
                                  potential liability could reduce or delay
                                  payments to certificateholders.

IF A BORROWER IS UNABLE TO REPAY
ITS LOAN ON ITS MATURITY DATE,
YOU MAY EXPERIENCE A LOSS         Ninety-nine (99) mortgage loans, representing
                                  96.4% of the initial outstanding pool balance,
                                  are balloon loans. Four (4) of these mortgage
                                  loans, representing 3.0% of the initial
                                  outstanding pool balance, are mortgage loans
                                  with anticipated repayment dates. For purposes
                                  of this prospectus supplement, we consider a
                                  mortgage loan to be a "balloon loan" if its
                                  principal balance is not scheduled to be fully
                                  or substantially amortized by the loan's
                                  respective anticipated repayment date (in the
                                  case of a loan having an anticipated repayment
                                  date) or maturity date. We cannot assure you
                                  that each borrower will have the ability to
                                  repay the principal balance outstanding on the
                                  pertinent date, especially under a scenario
                                  where interest rates have increased from the
                                  historically low interest rates in effect at
                                  the time that most of the mortgage loans were
                                  originated. Balloon loans involve greater risk
                                  than fully amortizing loans because a
                                  borrower's ability to repay the loan on its
                                  anticipated repayment date or stated maturity
                                  date typically will depend upon its ability
                                  either to refinance the loan or to sell the
                                  mortgaged property at a price sufficient to
                                  permit repayment. A borrower's ability to
                                  achieve either of these goals will be affected
                                  by a number of factors, including:

                                  o  the availability of, and competition for,
                                     credit for commercial real estate projects;

                                  o  prevailing interest rates;

                                      S-47

                                  o  the fair market value of the related
                                     mortgaged property;

                                  o  the borrower's equity in the related
                                     mortgaged property;

                                  o  the borrower's financial condition;

                                  o  the operating history and occupancy level
                                     of the mortgaged property;

                                  o  tax laws; and

                                  o  prevailing general and regional economic
                                     conditions.

                                  The availability of funds in the credit
                                  markets fluctuates over time.

                                  No mortgage loan seller or any of its
                                  respective affiliates is under any obligation
                                  to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY
REDUCE THE CASH FLOW AVAILABLE
TO THE MORTGAGED PROPERTY WHICH
MAY ADVERSELY AFFECT PAYMENT ON
YOUR CERTIFICATES                 Six (6) of the mortgage loans, representing
                                  18.7% of the initial outstanding pool balance,
                                  currently have additional financing in place
                                  that is secured by the mortgaged property or
                                  properties related to such mortgage loan.
                                  Mortgage Loan Nos. 1-9 (the "Wells REF
                                  Portfolio Pari Passu Loan"), which have an
                                  aggregate outstanding principal balance as of
                                  the Cut-off Date of $80,000,000, are secured
                                  by the related mortgaged properties on a pari
                                  passu basis with other notes that had an
                                  aggregate original principal balance of
                                  $270,000,000. See "Servicing of the Mortgage
                                  Loans--Servicing of the Wells REF Portfolio
                                  Loan Group, the Waikele Center Loan Group, the
                                  Mason Devonshire Plaza A/B Mortgage Loan and
                                  the Kohl's Stoughton Mortgage Loan--The Wells
                                  REF Portfolio Loan Group." Mortgage Loan No.
                                  10 (the "Waikele Center Pari Passu Loan"),
                                  which had an aggregate outstanding principal
                                  balance as of the Cut-off Date of $77,385,000,
                                  is secured by the related mortgaged property
                                  on a pari passu basis with other notes that
                                  had an aggregate principal original balance of
                                  $63,315,000. See "Servicing of the Mortgage
                                  Loans--Servicing of the Wells REF Portfolio
                                  Loan Group, the Waikele Center Loan Group, the
                                  Mason Devonshire Plaza A/B Mortgage Loan and
                                  the Kohl's Stoughton Mortgage Loan--The
                                  Waikele Center Loan Group." Mortgage Loan No.
                                  19 (the "Mason Devonshire Plaza Mortgage
                                  Loan"), which have an aggregate outstanding
                                  principal balance as of the Cut-off Date of
                                  $15,840,000, is secured by the related
                                  mortgaged property, which also secures a
                                  subordinated B Note (the "Mason Devonshire
                                  Plaza B Note") that had an original principal
                                  balance of $660,000. See "Servicing of the
                                  Mortgage Loans--Servicing of the Wells REF
                                  Portfolio Loan Group, the Waikele Center Loan
                                  Group, the Mason Devonshire Plaza A/B Mortgage
                                  Loan and the Kohl's Stoughton Mortgage
                                  Loan--The Mason Devonshire Plaza A/B Mortgage
                                  Loan." Mortgage Loan No. 40 (the "Kohl's
                                  Stoughton Mortgage Loan"), which had an
                                  aggregate outstanding principal balance as of
                                  the Cut-off Date of $9,763,000, is secured by
                                  the related mortgaged property, which also
                                  secures a second lien loan that had an
                                  original principal balance of $2,300,000. See
                                  "Servicing of the Mortgage Loans--Servicing of
                                  the Wells REF Portfolio Loan Group, the
                                  Waikele Center Loan Group, the Mason
                                  Devonshire Plaza A/B

                                      S-48

                                  Mortgage Loan and the Kohl's Stoughton
                                  Mortgage Loan--The Kohl's Stoughton Mortgage
                                  Loan."

                                  One (1) of the mortgage loans, representing
                                  3.4% of the initial outstanding pool balance,
                                  permits the borrower to enter into additional
                                  subordinate financing that is secured by the
                                  mortgaged property, provided that certain debt
                                  service coverage ratio and loan-to-value tests
                                  are satisfied as further discussed in this
                                  Prospectus Supplement under "Description of
                                  the Mortgage Pool--Material Terms and
                                  Characteristics of the Mortgage
                                  Loans--Subordinate and Other Financing."

                                  Nine (9) of the mortgage loans, representing
                                  10.6% of the initial outstanding pool balance,
                                  permit the borrower to enter into additional
                                  financing that is not secured by the related
                                  mortgaged property (or to retain unsecured
                                  debt existing at the time of the origination
                                  of such loan) and/or permit the owners of the
                                  borrower to enter into financing that is
                                  secured by a pledge of equity interests in the
                                  borrower. In general, borrowers that have not
                                  agreed to certain special purpose covenants in
                                  the related mortgage loan documents may also
                                  be permitted to incur additional financing
                                  that is not secured by the mortgaged property.

                                  One (1) of the mortgage loans, representing
                                  0.3% of the initial outstanding pool balance,
                                  permits the borrower, at its option, either
                                  (i) to incur additional subordinate financing
                                  that is secured by the mortgaged property
                                  provided that certain criteria are satisfied,
                                  including debt service coverage ratio and
                                  loan-to-value tests or (ii) to permit the
                                  owners of the borrower to enter into financing
                                  that is secured by a pledge of equity
                                  interests in the borrower provided that
                                  certain criteria are satisfied, including debt
                                  service coverage ratio and loan-to-value
                                  tests.

                                  We make no representation as to whether any
                                  other secured subordinate financing currently
                                  encumbers any mortgaged property or whether a
                                  third-party holds debt secured by a pledge of
                                  equity ownership interests in a related
                                  borrower. Debt that is incurred by the owner
                                  of equity in one or more borrowers and is
                                  secured by a guaranty of the borrower or by a
                                  pledge of the equity ownership interests in
                                  such borrowers effectively reduces the equity
                                  owners' economic stake in the related
                                  mortgaged property. The existence of such debt
                                  may reduce cash flow on the related borrower's
                                  mortgaged property after the payment of debt
                                  service and may increase the likelihood that
                                  the owner of a borrower will permit the value
                                  or income producing potential of a mortgaged
                                  property to suffer by not making capital
                                  infusions to support the mortgaged property.

                                  Generally all of the mortgage loans also
                                  permit the related borrower to incur other
                                  unsecured indebtedness, including but not
                                  limited to trade payables, in the ordinary
                                  course of business and to incur indebtedness
                                  secured by equipment or other personal
                                  property located at the mortgaged property.

                                  When a mortgage loan borrower, or its
                                  constituent members, also has one or more
                                  other outstanding loans, even if the loans are
                                  subordinated

                                      S-49

                                  or are mezzanine loans not directly secured by
                                  the mortgaged property, the trust is subjected
                                  to the following additional risks. For
                                  example, the borrower may have difficulty
                                  servicing and repaying multiple loans. Also,
                                  the existence of another loan generally will
                                  make it more difficult for the borrower to
                                  obtain refinancing of the mortgage loan and
                                  may thus jeopardize the borrower's ability to
                                  repay any balloon payment due under the
                                  mortgage loan at maturity. Moreover, the need
                                  to service additional debt may reduce the cash
                                  flow available to the borrower to operate and
                                  maintain the mortgaged property.

                                  Additionally, if the borrower, or its
                                  constituent members, are obligated to another
                                  lender, actions taken by other lenders could
                                  impair the security available to the trust. If
                                  a junior lender files an involuntary
                                  bankruptcy petition against the borrower, or
                                  the borrower files a voluntary bankruptcy
                                  petition to stay enforcement by a junior
                                  lender, the trust's ability to foreclose on
                                  the property will be automatically stayed, and
                                  principal and interest payments might not be
                                  made during the course of the bankruptcy case.
                                  The bankruptcy of a junior lender also may
                                  operate to stay foreclosure by the trust.

                                  Further, if another loan secured by the
                                  mortgaged property is in default, the other
                                  lender may foreclose on the mortgaged
                                  property, absent an agreement to the contrary,
                                  thereby causing a delay in payments and/or an
                                  involuntary repayment of the mortgage loan
                                  prior to maturity. The trust may also be
                                  subject to the costs and administrative
                                  burdens of involvement in foreclosure
                                  proceedings or related litigation.

                                  Even if a subordinate lender has agreed not to
                                  take any direct actions with respect to the
                                  related subordinate debt, including any
                                  actions relating to the bankruptcy of the
                                  borrower, and that the holder of the mortgage
                                  loan will have all rights to direct all such
                                  actions, there can be no assurance that in the
                                  event of the borrower's bankruptcy, a court
                                  will enforce such restrictions against a
                                  subordinate lender.

                                  For further information with respect to
                                  subordinate and other financing, see Appendix
                                  II.

BANKRUPTCY PROCEEDINGS RELATING
TO A BORROWER CAN RESULT IN
DISSOLUTION OF THE BORROWER AND
THE ACCELERATION OF THE RELATED
MORTGAGE LOAN AND CAN OTHERWISE
ADVERSELY IMPACT REPAYMENT OF
THE RELATED MORTGAGE LOAN         Under the federal bankruptcy code, the filing
                                  of a bankruptcy petition by or against a
                                  borrower will stay the commencement or
                                  continuation of a foreclosure action. In
                                  addition, if a court determines that the value
                                  of the mortgaged property is less than the
                                  principal balance of the mortgage loan it
                                  secures, the court may reduce the amount of
                                  secured indebtedness to the then current value
                                  of the mortgaged property. Such an action
                                  would make the lender a general unsecured
                                  creditor for the difference between the then
                                  current value and the amount of its
                                  outstanding mortgage indebtedness. A
                                  bankruptcy court also may:

                                  o  grant a debtor a reasonable time to cure a
                                     payment default on a mortgage loan;

                                      S-50

                                  o  reduce monthly payments due under a
                                     mortgage loan;

                                  o  change the rate of interest due on a
                                     mortgage loan; or

                                  o  otherwise alter the mortgage loan's
                                     repayment schedule.

                                  Additionally, the trustee of the borrower's
                                  bankruptcy or the borrower, as
                                  debtor-in-possession, has special powers to
                                  avoid, subordinate or disallow debts. In some
                                  circumstances, the claims of the mortgage
                                  lender may be subordinated to financing
                                  obtained by a debtor-in-possession subsequent
                                  to its bankruptcy.

                                  The filing of a bankruptcy petition will also
                                  stay the lender from enforcing a borrower's
                                  assignment of rents and leases. The federal
                                  bankruptcy code also may interfere with the
                                  trustee's ability to enforce any lockbox
                                  requirements. The legal proceedings necessary
                                  to resolve these issues can be time consuming
                                  and costly and may significantly delay or
                                  reduce the lender's receipt of rents. A
                                  bankruptcy court may also permit rents
                                  otherwise subject to an assignment and/or
                                  lock-box arrangement to be used by the
                                  borrower to maintain the mortgaged property or
                                  for other court authorized expenses.

                                  As a result of the foregoing, the recovery
                                  with respect to borrowers in bankruptcy
                                  proceedings may be significantly delayed, and
                                  the aggregate amount ultimately collected may
                                  be substantially less than the amount owed.

                                  A number of the borrowers under the mortgage
                                  loans are limited or general partnerships.
                                  Under some circumstances, the bankruptcy of a
                                  general partner of the partnership may result
                                  in the dissolution of that partnership. The
                                  dissolution of a borrower partnership, the
                                  winding up of its affairs and the distribution
                                  of its assets could result in an early
                                  repayment of the related mortgage loan.

BANKRUPTCY OR OTHER PROCEEDINGS
RELATED TO THE SPONSOR OF A
BORROWER MAY ADVERSELY AFFECT
THE PERFORMANCE OF THE RELATED
MORTGAGE LOAN                     Certain of the mortgage loans may have
                                  sponsors that have previously filed
                                  bankruptcy, which in some cases may have
                                  involved the same property that currently
                                  secures the mortgage loan. In each case, the
                                  related entity or person has emerged from
                                  bankruptcy. However, we cannot assure you that
                                  such sponsors will not be more likely than
                                  other sponsors to utilize their rights in
                                  bankruptcy in the event of any threatened
                                  action by the mortgagee to enforce its rights
                                  under the related loan documents.

                                      S-51

BORROWERS THAT ARE NOT SPECIAL
PURPOSE ENTITIES MAY BE MORE
LIKELY TO FILE BANKRUPTCY
PETITIONS AND THIS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                      While many of the borrowers have agreed to
                                  certain special purpose covenants to limit the
                                  bankruptcy risk arising from activities
                                  unrelated to the operation of the property,
                                  some borrowers are not special purpose
                                  entities, and these borrowers and their owners
                                  generally do not have an independent director
                                  whose consent would be required to file a
                                  bankruptcy petition on behalf of such
                                  borrower. One of the purposes of an
                                  independent director is to avoid a bankruptcy
                                  petition filing that is intended solely to
                                  benefit a borrower's affiliate and is not
                                  justified by the borrower's own economic
                                  circumstances. Borrowers that are not special
                                  purpose entities may be more likely to file or
                                  be subject to voluntary or involuntary
                                  bankruptcy petitions with the effects set
                                  forth above.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT             The successful operation of a real estate
                                  project depends upon the property manager's
                                  performance and viability. The property
                                  manager is generally responsible for:

                                  o  responding to changes in the local market;

                                  o  planning and implementing the rental
                                     structure;

                                  o  operating the property and providing
                                     building services;

                                  o  managing operating expenses; and

                                  o  assuring that maintenance and capital
                                     improvements are carried out in a timely
                                     fashion.

                                  Properties deriving revenues primarily from
                                  short-term sources are generally more
                                  management-intensive than properties leased to
                                  creditworthy tenants under long-term leases.

                                  A property manager, by controlling costs,
                                  providing appropriate service to tenants and
                                  seeing to property maintenance and general
                                  upkeep, can improve cash flow, reduce vacancy,
                                  leasing and repair costs and preserve building
                                  value. On the other hand, management errors
                                  can, in some cases, impair short-term cash
                                  flow and the long-term viability of an income
                                  producing property.

                                  We make no representation or warranty as to
                                  the skills of any present or future managers
                                  of the mortgaged properties. Additionally, we
                                  cannot assure you that the property managers
                                  will be in a financial condition to fulfill
                                  their management responsibilities throughout
                                  the terms of their respective management
                                  agreements.

                                      S-52

PROVISIONS REQUIRING YIELD
MAINTENANCE CHARGES OR
DEFEASANCE PROVISIONS MAY NOT
BE ENFORCEABLE                    Provisions requiring yield maintenance charges
                                  or lock-out periods may not be enforceable in
                                  some states and under federal bankruptcy law.
                                  Provisions requiring yield maintenance charges
                                  also may be interpreted as constituting the
                                  collection of interest for usury purposes.
                                  Accordingly, we cannot assure you that the
                                  obligation to pay any yield maintenance charge
                                  will be enforceable. Also, we cannot assure
                                  you that foreclosure proceeds will be
                                  sufficient to pay an enforceable yield
                                  maintenance charge.

                                  Additionally, although collateral substitution
                                  provisions related to defeasance do not have
                                  the same effect on the certificateholders as
                                  prepayment, we cannot assure you that a court
                                  would not interpret those provisions as
                                  requiring a yield maintenance charge. In
                                  certain jurisdictions, collateral substitution
                                  provisions might be deemed unenforceable under
                                  applicable law or public policy, or usurious.

THE ABSENCE OF LOCKBOXES ENTAILS
RISKS THAT COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                      Most of the mortgage loans in the trust do not
                                  require the related borrower to cause rent and
                                  other payments to be made into a lockbox
                                  account maintained on behalf of the mortgagee.
                                  If rental payments are not required to be made
                                  directly into a lockbox account, there is a
                                  risk that the borrower will divert such funds
                                  for other purposes.

ENFORCEABILITY OF CROSS-
COLLATERALIZATION PROVISIONS MAY
BE CHALLENGED AND THE BENEFITS
OF THESE PROVISIONS MAY
OTHERWISE BE LIMITED AND MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                 Three (3) groups of either cross-
                                  collateralized or multi-property mortgage
                                  loans, representing 9.6% of the initial
                                  outstanding pool balance, are secured by
                                  multiple real properties, through
                                  cross-collateralization with other mortgage
                                  loans or otherwise. These arrangements attempt
                                  to reduce the risk that one mortgaged real
                                  property may not generate enough net operating
                                  income to pay debt service. However,
                                  arrangements of this type involving more than
                                  one borrower (i.e., in the case of
                                  cross-collateralized mortgage loans) could be
                                  challenged as a fraudulent conveyance if:

                                  o  one of the borrowers were to become a
                                     debtor in a bankruptcy case, or were to
                                     become subject to an action brought by one
                                     or more of its creditors outside a
                                     bankruptcy case;

                                  o  the related borrower did not receive fair
                                     consideration or reasonably equivalent
                                     value in exchange for allowing its
                                     mortgaged real property to be encumbered;
                                     and

                                      S-53

                                  o  at the time the lien was granted, the
                                     borrower was (i) insolvent, (ii)
                                     inadequately capitalized or (iii) unable to
                                     pay its debts.

                                  Furthermore, when multiple real properties
                                  secure a mortgage loan or group of
                                  cross-collateralized mortgage loans, the
                                  amount of the mortgage encumbering any
                                  particular one of those properties may be less
                                  than the full amount of the related mortgage
                                  loan or group of cross-collateralized mortgage
                                  loans, generally, to minimize recording tax.
                                  This mortgage amount may equal the appraised
                                  value or allocated loan amount for the
                                  mortgaged real property and will limit the
                                  extent to which proceeds from the property
                                  will be available to offset declines in value
                                  of the other properties securing the same
                                  mortgage loan or group of cross-collateralized
                                  mortgage loans.

                                  Moreover, two (2) groups of either
                                  cross-collateralized or multi-property
                                  mortgage loans, representing 9.3% of the
                                  initial outstanding pool balance, are secured
                                  by mortgaged properties located in various
                                  states. Foreclosure actions are brought in
                                  state court and the courts of one state cannot
                                  exercise jurisdiction over property in another
                                  state. Upon a default under any of these
                                  mortgage loans, it may not be possible to
                                  foreclose on the related mortgaged real
                                  properties simultaneously.

RESERVES TO FUND CAPITAL
EXPENDITURES MAY BE INSUFFICIENT
AND THIS MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES     Although many of the mortgage loans require
                                  that funds be put aside for specific reserves,
                                  certain mortgage loans do not require any
                                  reserves. Furthermore, we cannot assure you
                                  that any reserve amounts will be sufficient to
                                  cover the actual costs of the items for which
                                  the reserves were established. We also cannot
                                  assure you that cash flow from the properties
                                  will be sufficient to fully fund the ongoing
                                  monthly reserve requirements.

INADEQUACY OF TITLE INSURERS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                 Title insurance for a mortgaged property
                                  generally insures a lender against risks
                                  relating to a lender not having a first lien
                                  with respect to a mortgaged property, and in
                                  some cases can insure a lender against
                                  specific other risks. The protection afforded
                                  by title insurance depends on the ability of
                                  the title insurer to pay claims made upon it.
                                  We cannot assure you that:

                                  o  a title insurer will have the ability to
                                     pay title insurance claims made upon it;

                                  o  the title insurer will maintain its present
                                     financial strength; or

                                  o  a title insurer will not contest claims
                                     made upon it.

                                      S-54

MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS THAT ARE NOT
IN COMPLIANCE WITH ZONING AND
BUILDING CODE REQUIREMENTS AND
USE RESTRICTIONS COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                      Noncompliance with zoning and building codes
                                  may cause the borrower to experience cash flow
                                  delays and shortfalls that would reduce or
                                  delay the amount of proceeds available for
                                  distributions on your certificates. The
                                  mortgage loan sellers have taken steps to
                                  establish that the use and operation of the
                                  mortgaged properties securing the mortgage
                                  loans are in compliance in all material
                                  respects with all applicable zoning, land-use
                                  and building ordinances, rules, regulations,
                                  and orders. Evidence of this compliance may be
                                  in the form of legal opinions, confirmations
                                  from government officials, title policy
                                  endorsements and/or representations by the
                                  related borrower in the related mortgage loan
                                  documents. These steps may not have revealed
                                  all possible violations.

                                  Some violations of zoning, land use and
                                  building regulations may be known to exist at
                                  any particular mortgaged property, but the
                                  mortgage loan sellers generally do not
                                  consider those defects known to them to be
                                  material. In some cases, the use, operation
                                  and/or structure of a mortgaged property
                                  constitutes a permitted nonconforming use
                                  and/or structure as a result of changes in
                                  zoning laws after such mortgaged properties
                                  were constructed and the structure may not be
                                  rebuilt to its current state or be used for
                                  its current purpose if a material casualty
                                  event were to occur. Insurance proceeds may
                                  not be sufficient to pay the mortgage loan in
                                  full if a material casualty event were to
                                  occur, or the mortgaged property, as rebuilt
                                  for a conforming use, may not generate
                                  sufficient income to service the mortgage loan
                                  and the value of the mortgaged property or its
                                  revenue producing potential may not be the
                                  same as it was before the casualty. If a
                                  mortgaged property could not be rebuilt to its
                                  current state or its current use were no
                                  longer permitted due to building violations or
                                  changes in zoning or other regulations, then
                                  the borrower might experience cash flow delays
                                  and shortfalls or be subject to penalties that
                                  would reduce or delay the amount of proceeds
                                  available for distributions on your
                                  certificates.

                                  Certain mortgaged properties may be subject to
                                  use restrictions pursuant to reciprocal
                                  easement or operating agreements which could
                                  limit the borrower's right to operate certain
                                  types of facilities within a prescribed
                                  radius. These limitations could adversely
                                  affect the ability of the borrower to lease
                                  the mortgaged property on favorable terms.

CONDEMNATIONS WITH RESPECT TO
MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                 From time to time, there may be condemnations
                                  pending or threatened against one or more of
                                  the mortgaged properties. There can be no
                                  assurance that the proceeds payable in
                                  connection with a total condemnation will be
                                  sufficient to restore the related mortgaged
                                  property or to satisfy the remaining
                                  indebtedness of the related mortgage loan. The
                                  occurrence of a partial condemnation may have
                                  a

                                      S-55

                                  material adverse effect on the continued use
                                  of the affected mortgaged property, or on an
                                  affected borrower's ability to meet its
                                  obligations under the related mortgage loan.
                                  Therefore, we cannot assure you that the
                                  occurrence of any condemnation will not have a
                                  negative impact upon the distributions on your
                                  certificates.

IMPACT OF RECENT TERRORIST
ATTACKS AND MILITARY OPERATIONS
ON THE FINANCIAL MARKETS AND
YOUR INVESTMENT                   On September 11, 2001, the United States was
                                  subjected to multiple terrorist attacks,
                                  resulting in the loss of many lives and
                                  massive property damage and destruction in New
                                  York City, the Washington, D.C. area and
                                  Pennsylvania. In its aftermath, there was
                                  considerable uncertainty in the world
                                  financial markets. The full impact of these
                                  events on financial markets is not yet known
                                  but could include, among other things,
                                  increased volatility in the price of
                                  securities, including the certificates. It is
                                  impossible to predict whether, or the extent
                                  to which, future terrorist activities may
                                  occur in the United States. According to
                                  publicly available reports, the financial
                                  markets have in the past responded to the
                                  uncertainty with regard to the scope, nature
                                  and timing of current and possible future
                                  military responses led by the United States,
                                  as well as to the disruptions in air travel,
                                  substantial losses reported by various
                                  companies including airlines, insurance
                                  providers and aircraft makers, the need for
                                  heightened security across the country and
                                  decreases in consumer confidence that can
                                  cause a general slowdown in economic growth.

                                  In addition, on March 19, 2003 the government
                                  of the United States implemented full scale
                                  military operations against Iraq. The military
                                  operations against Iraq and the continued
                                  presence of United States military personnel
                                  in Iraq may prompt further terrorist attacks
                                  against the United States.

                                  It is uncertain what effects the aftermath of
                                  the recent military operations of the United
                                  States in Iraq, any future terrorist
                                  activities in the United States or abroad
                                  and/or any consequent actions on the part of
                                  the United States Government and others,
                                  including military action, will have on: (a)
                                  United States and world financial markets, (b)
                                  local, regional and national economies, (c)
                                  real estate markets across the United States,
                                  (d) particular business segments, including
                                  those that are important to the performance of
                                  the mortgaged properties that secure the
                                  mortgage loans and/or (e) insurance costs and
                                  the availability of insurance coverage for
                                  terrorist acts, particularly for large
                                  mortgaged properties, which could adversely
                                  affect the cash flow at such mortgaged
                                  properties. In particular, the decrease in air
                                  travel may have a negative effect on certain
                                  of the mortgaged properties, including hotel
                                  mortgaged properties and those mortgaged
                                  properties in tourist areas which could reduce
                                  the ability of such mortgaged properties to
                                  generate cash flow. As a result, the ability
                                  of the mortgaged properties to generate cash
                                  flow may be adversely affected. These
                                  disruptions and uncertainties could materially
                                  and adversely affect the value of, and your
                                  ability to resell, your certificates.

                                      S-56

THE ABSENCE OF OR INADEQUACY OF
INSURANCE COVERAGE ON THE
PROPERTY MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES     The mortgaged properties may suffer casualty
                                  losses due to risks that are not covered by
                                  insurance (including acts of terrorism) or for
                                  which insurance coverage is not adequate or
                                  available at commercially reasonable rates. In
                                  addition, some of the mortgaged properties are
                                  located in California and in other coastal
                                  areas of certain states, which are areas that
                                  have historically been at greater risk of acts
                                  of nature, including earthquakes, fires,
                                  hurricanes and floods. The mortgage loans
                                  generally do not require borrowers to maintain
                                  earthquake, hurricane or flood insurance and
                                  we cannot assure you that borrowers will
                                  attempt or be able to obtain adequate
                                  insurance against such risks. If a borrower
                                  does not have insurance against such risks and
                                  a casualty occurs at a mortgaged property, the
                                  borrower may be unable to generate income from
                                  the mortgaged property in order to make
                                  payments on the related mortgage loan.

                                  Moreover, if reconstruction or major repairs
                                  are required following a casualty, changes in
                                  laws that have occurred since the time of
                                  original construction may materially impair
                                  the borrower's ability to effect such
                                  reconstruction or major repairs or may
                                  materially increase their cost.

                                  As a result of these factors, the amount
                                  available to make distributions on your
                                  certificates could be reduced.

                                  In light of the September 11, 2001 terrorist
                                  attacks in New York City, the Washington, D.C.
                                  area and Pennsylvania, the comprehensive
                                  general liability and business interruption or
                                  rent loss insurance policies required by
                                  typical mortgage loans, which are generally
                                  subject to periodic renewals during the term
                                  of the related mortgage loans, have been
                                  affected. To give time for private markets to
                                  develop a pricing mechanism and to build
                                  capacity to absorb future losses that may
                                  occur due to terrorism, on November 26, 2002
                                  the Terrorism Risk Insurance Act of 2002 was
                                  enacted, which established the Terrorism
                                  Insurance Program. The Terrorism Insurance
                                  Program is administered by the Secretary of
                                  the Treasury and through December 31, 2005
                                  will provide some financial assistance from
                                  the United States Government to insurers in
                                  the event of another terrorist attack that
                                  results in an insurance claim. The program
                                  applies to United States risks only and to
                                  acts that are committed by an individual or
                                  individuals acting on behalf of a foreign
                                  person or foreign interest as an effort to
                                  influence or coerce United States civilians or
                                  the United States Government.

                                  The Treasury Department will establish
                                  procedures for the program under which the
                                  federal share of compensation will be equal to
                                  90 percent of that portion of insured losses
                                  that exceeds an applicable insurer deductible
                                  required to be paid during each program year.
                                  The federal share in the aggregate in any
                                  program year may not exceed $100 billion (and
                                  the insurers will not be liable for any amount
                                  that exceeds this cap).

                                  Through December 2005, insurance carriers are
                                  required under the program to provide
                                  terrorism coverage in their basic "all-risk"
                                  policies. Any commercial property and casualty
                                  terrorism insurance exclusion that was in
                                  force on November 26, 2002 is automatically
                                  voided to the

                                      S-57

                                  extent that it excludes losses that would
                                  otherwise be insured losses. Any state
                                  approval of such types of exclusions in force
                                  on November 26, 2002 are also voided.

                                  The Terrorism Insurance Program required that
                                  each insurer for policies in place prior to
                                  November 26, 2002 provide its insureds with a
                                  statement of the proposed premiums for
                                  terrorism coverage, identifying the portion of
                                  the risk that the federal government will
                                  cover, within 90 days after November 26, 2002.
                                  Insureds then had 30 days to accept the
                                  continued coverage and pay the premium. If an
                                  insured did not pay the premium, insurance for
                                  acts of terrorism may have been excluded from
                                  the policy. All policies for insurance issued
                                  after November 26, 2002 must make similar
                                  disclosure. The Terrorism Risk Insurance Act
                                  of 2002 does not require insureds to purchase
                                  the coverage and does not stipulate the
                                  pricing of the coverage.

                                  There can be no assurance that upon its
                                  expiration subsequent terrorism insurance
                                  legislation will be passed. Furthermore,
                                  because this program has only been recently
                                  passed into law, there can be no assurance
                                  that it or state legislation will
                                  substantially lower the cost of obtaining
                                  terrorism insurance. Because it is a temporary
                                  program, there is no assurance that it will
                                  create any long-term changes in the
                                  availability and cost of such insurance.

                                  To the extent that uninsured or underinsured
                                  casualty losses occur with respect to the
                                  related mortgaged properties, losses on
                                  commercial mortgage loans may result. In
                                  addition, the failure to maintain such
                                  insurance may constitute a default under a
                                  commercial mortgage loan, which could result
                                  in the acceleration and foreclosure of such
                                  commercial mortgage loan. Alternatively, the
                                  increased costs of maintaining such insurance
                                  could have an adverse effect on the financial
                                  condition of the mortgage loan borrowers.

                                  Certain of the mortgage loans are secured by
                                  mortgaged properties that are not insured for
                                  acts of terrorism. If such casualty losses are
                                  not covered by standard casualty insurance
                                  policies, then in the event of a casualty from
                                  an act of terrorism, the amount available to
                                  make distributions on your certificates could
                                  be reduced.

CLAIMS UNDER BLANKET INSURANCE
POLICIES MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES     Some of the mortgaged properties are covered
                                  by blanket insurance policies which also cover
                                  other properties of the related borrower or
                                  its affiliates. In the event that such
                                  policies are drawn on to cover losses on such
                                  other properties, the amount of insurance
                                  coverage available under such policies may
                                  thereby be reduced and could be insufficient
                                  to cover each mortgaged property's insurable
                                  risks.

PROPERTY INSPECTIONS AND
ENGINEERING REPORTS MAY NOT
REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON THE PROPERTY    Licensed engineers or consultants generally
                                  inspected the mortgaged properties and
                                  prepared engineering reports in connection
                                  with the origination or securitization of the
                                  mortgage loans to assess items such

                                      S-58

                                  as structure, exterior walls, roofing,
                                  interior construction, mechanical and
                                  electrical systems and general condition of
                                  the site, buildings and other improvements.
                                  However, we cannot assure you that all
                                  conditions requiring repair or replacement
                                  were identified. In those cases where a
                                  material condition was disclosed, such
                                  condition has been or is required to be
                                  remedied to the seller's satisfaction, or
                                  funds as deemed necessary by the seller, or
                                  the related engineer or consultant have been
                                  reserved to remedy the material condition. No
                                  additional property inspections were conducted
                                  by us in connection with the issuance of the
                                  certificates.

APPRAISALS MAY INACCURATELY
REFLECT THE VALUE OF THE
MORTGAGED PROPERTIES              A FIRREA appraisal was conducted in respect of
                                  each mortgaged property in connection with the
                                  origination or securitization of the related
                                  mortgage loan. The resulting estimates of
                                  value are the basis of the January 1, 2005
                                  loan-to-value ratios referred to in this
                                  prospectus supplement. Those estimates
                                  represent the analysis and opinion of the
                                  person performing the appraisal or market
                                  analysis and are not guarantees of present or
                                  future values. The appraiser may have reached
                                  a different conclusion of value than the
                                  conclusion that would be reached by a
                                  different appraiser appraising the same
                                  property. Moreover, the values of the
                                  mortgaged properties may have changed
                                  significantly since the appraisal or market
                                  study was performed. In addition, appraisals
                                  seek to establish the amount a typically
                                  motivated buyer would pay a typically
                                  motivated seller. Such amount could be
                                  significantly higher than the amount obtained
                                  from the sale of a mortgaged property under a
                                  distress or liquidation sale. The estimates of
                                  value reflected in the appraisals and the
                                  related loan-to-value ratios are presented for
                                  illustrative purposes only in Appendix I and
                                  Appendix II to this prospectus supplement. In
                                  each case the estimate presented is the one
                                  set forth in the most recent appraisal
                                  available to us as of January 1, 2005,
                                  although we generally have not obtained
                                  updates to the appraisals. There is no
                                  assurance that the appraised values indicated
                                  accurately reflect past, present or future
                                  market values of the mortgaged properties.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY CAUSE INCREASED
POOL CONCENTRATION, WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                 As principal payments or prepayments are made
                                  on mortgage loans, the remaining mortgage pool
                                  may be subject to increased concentrations of
                                  property types, geographic locations and other
                                  pool characteristics of the mortgage loans and
                                  the mortgaged properties, some of which may be
                                  unfavorable. Classes of certificates that have
                                  a lower payment priority are more likely to be
                                  exposed to this concentration risk than are
                                  certificate classes with a higher payment
                                  priority. This occurs because realized losses
                                  are allocated to the class outstanding at any
                                  time with the lowest payment priority and
                                  principal on the certificates entitled to
                                  principal is generally payable in sequential
                                  order or alphabetical order, with such classes
                                  generally not being entitled to receive
                                  principal until the preceding class or classes
                                  entitled to receive principal have been
                                  retired.

                                      S-59

SUBORDINATION OF SOME
CERTIFICATES MAY AFFECT THE
TIMING OF PAYMENTS AND THE
APPLICATION OF LOSSES ON YOUR
CERTIFICATES                      As described in this prospectus supplement,
                                  the rights of the holders of each class of
                                  subordinate certificates to receive payments
                                  of principal and interest otherwise payable on
                                  their certificates will be subordinated to
                                  such rights of the holders of the more senior
                                  certificates having an earlier alphabetical
                                  class designation. Losses on the mortgage
                                  loans will be allocated to the Class P, Class
                                  O, Class N, Class M, Class L, Class K, Class
                                  J, Class H, Class G, Class F, Class E, Class
                                  D, Class C, Class B and Class A-J
                                  Certificates, in that order, reducing amounts
                                  otherwise payable to each class. Any remaining
                                  losses would then be allocated or cause
                                  shortfalls to the Class A-1 Certificates,
                                  Class A-2 Certificates, Class A-3
                                  Certificates, Class A-4 Certificates, Class
                                  A-AB Certificates and Class A-5 Certificates,
                                  pro rata, and, solely with respect to losses
                                  of interest, to the Class X Certificates, in
                                  proportion to the amounts of interest or
                                  principal on those certificates.

THE OPERATION OF THE MORTGAGED
PROPERTY FOLLOWING FORECLOSURE
OF THE MORTGAGE LOAN MAY AFFECT
THE TAX STATUS OF THE TRUST AND
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES              If the trust acquires a mortgaged property as
                                  a result of a foreclosure or deed in lieu of
                                  foreclosure, the special servicer will
                                  generally retain an independent contractor to
                                  operate the property. Any net income from
                                  operations other than qualifying "rents from
                                  real property", or any rental income based on
                                  the net profits derived by any person from
                                  such property or allocable to a non-customary
                                  service, will subject the trust to a federal
                                  tax on such income at the highest marginal
                                  corporate tax rate, which is currently 35%,
                                  and, in addition, possible state or local tax.
                                  In this event, the net proceeds available for
                                  distribution on your certificates will be
                                  reduced. The special servicer may permit the
                                  trust to earn such above described "net income
                                  from foreclosure property" but only if it
                                  determines that the net after-tax benefit to
                                  certificateholders is greater than under
                                  another method of operating or leasing the
                                  mortgaged property. In addition, if the trust
                                  were to acquire one or more mortgaged
                                  properties pursuant to a foreclosure or deed
                                  in lieu of foreclosure, upon acquisition of
                                  those mortgaged properties, the trust may in
                                  certain jurisdictions, particularly in New
                                  York, be required to pay state or local
                                  transfer or excise taxes upon liquidation of
                                  such mortgaged properties. Such state or local
                                  taxes may reduce net proceeds available for
                                  distribution to the certificateholders.

STATE LAWS APPLICABLE TO
FORECLOSURE ACTIONS MAY AFFECT
THE TIMING OF PAYMENTS ON
YOUR CERTIFICATES                 Some states, including California, have laws
                                  prohibiting more than one "judicial action" to
                                  enforce a mortgage obligation. Some courts
                                  have construed the term "judicial action"
                                  broadly. In the case of any mortgage loan
                                  secured by mortgaged properties located in
                                  multiple states, the master servicer or
                                  special servicer may be required to foreclose
                                  first on mortgaged properties located in
                                  states where these

                                      S-60

                                  "one action" rules apply (and where
                                  non-judicial foreclosure is permitted) before
                                  foreclosing on properties located in states
                                  where judicial foreclosure is the only
                                  permitted method of foreclosure. As a result,
                                  the ability to realize upon the mortgage loans
                                  may be limited by the application of state
                                  laws.

THE BANKRUPTCY OR INSOLVENCY OF
ANY AFFILIATED BORROWERS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                 Five (5) groups of mortgage loans, the three
                                  (3) largest of which represent 6.3%, 1.9% and
                                  1.7%, respectively, of the initial outstanding
                                  pool balance, were made to borrowers that are
                                  affiliated through common ownership of
                                  partnership or other equity interests and
                                  where, in general, the related mortgaged
                                  properties are commonly managed.

                                  The bankruptcy or insolvency of any such
                                  borrower or respective affiliate could have an
                                  adverse effect on the operation of all of the
                                  related mortgaged properties and on the
                                  ability of such related mortgaged properties
                                  to produce sufficient cash flow to make
                                  required payments on the related mortgage
                                  loans. For example, if a person that owns or
                                  controls several mortgaged properties
                                  experiences financial difficulty at one such
                                  property, it could defer maintenance at one or
                                  more other mortgaged properties in order to
                                  satisfy current expenses with respect to the
                                  mortgaged property experiencing financial
                                  difficulty, or it could attempt to avert
                                  foreclosure by filing a bankruptcy petition
                                  that might have the effect of interrupting
                                  monthly payments for an indefinite period on
                                  all the related mortgage loans.

TENANT LEASES MAY HAVE
PROVISIONS THAT COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                      In certain jurisdictions, if tenant leases are
                                  subordinate to the liens created by the
                                  mortgage and do not contain attornment
                                  provisions which require the tenant to
                                  recognize a successor owner, following
                                  foreclosure, as landlord under the lease, the
                                  leases may terminate upon the transfer of the
                                  property to a foreclosing lender or purchaser
                                  at foreclosure. Not all leases were reviewed
                                  to ascertain the existence of these
                                  provisions. Accordingly, if a mortgaged
                                  property is located in such a jurisdiction and
                                  is leased to one or more desirable tenants
                                  under leases that are subordinate to the
                                  mortgage and do not contain attornment
                                  provisions, such mortgaged property could
                                  experience a further decline in value if such
                                  tenants' leases were terminated. This is
                                  particularly likely if such tenants were
                                  paying above-market rents or could not be
                                  replaced.

                                  Some of the leases at the mortgaged properties
                                  securing the mortgage loans included in the
                                  trust may not be subordinate to the related
                                  mortgage. If a lease is not subordinate to a
                                  mortgage, the trust will not possess the right
                                  to dispossess the tenant upon foreclosure of
                                  the mortgaged property unless it has otherwise
                                  agreed with the tenant. If the lease contains
                                  provisions inconsistent with the mortgage, for
                                  example, provisions relating to application of
                                  insurance proceeds or condemnation awards, or
                                  which could affect the enforcement of the
                                  lender's rights, for example, a right of first
                                  refusal to purchase the property, the
                                  provisions of the lease will take precedence
                                  over the provisions of the mortgage.

                                      S-61

                                  Additionally, with respect to certain of the
                                  mortgage loans, the related borrower may have
                                  granted certain tenants a right of first
                                  refusal in the event a sale is contemplated or
                                  a purchase option to purchase all or a portion
                                  of the mortgaged property. Such provisions, if
                                  not waived or subordinated, may impede the
                                  lender's ability to sell the related mortgaged
                                  property at foreclosure or adversely affect
                                  the foreclosure bid price.

TENANCIES IN COMMON MAY HINDER
RECOVERY                          Certain of the mortgage loans have borrowers
                                  that own, or in the future may own, the
                                  related mortgaged real properties as
                                  tenants-in-common. The bankruptcy, dissolution
                                  or action for partition by one or more of the
                                  tenants-in-common could result in an early
                                  repayment of the related mortgage loan, a
                                  significant delay in recovery against the
                                  tenant-in-common mortgagors, a material
                                  impairment in property management and a
                                  substantial decrease in the amount recoverable
                                  upon the related mortgage loan.

                                  Not all tenants-in-common for these types of
                                  mortgage loans will be special purpose
                                  entities. In general, with respect to a
                                  tenant-in-common ownership structure, each
                                  tenant-in-common owns an undivided share in
                                  the property and if such tenant-in-common
                                  desires to sell his interest in the property
                                  (and is unable to find a buyer or otherwise
                                  needs to force a partition), such
                                  tenant-in-common has the ability to request
                                  that a court order a sale of the property and
                                  distribute the proceeds to each
                                  tenant-in-common borrower proportionally.

LEGAL ACTION ARISING OUT OF
ORDINARY BUSINESS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                 There may be pending or threatened legal
                                  actions, suits or proceedings against the
                                  borrowers and managers of the mortgaged
                                  properties and their respective affiliates
                                  arising out of their ordinary business. We
                                  cannot assure you that any such actions, suits
                                  or proceedings would not have a material
                                  adverse effect on your certificates.

RISKS RELATING TO COMPLIANCE
WITH THE AMERICANS WITH
DISABILITIES ACT COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                      Under the Americans with Disabilities Act of
                                  1990, public accommodations are required to
                                  meet certain federal requirements related to
                                  access and use by disabled persons. Borrowers
                                  may incur costs complying with the Americans
                                  with Disabilities Act. In addition,
                                  noncompliance could result in the imposition
                                  of fines by the federal government or an award
                                  of damages to private litigants. If a borrower
                                  incurs such costs or fines, the amount
                                  available to pay debt service would be
                                  reduced.

CONFLICTS OF INTEREST MAY HAVE
AN ADVERSE EFFECT ON YOUR
CERTIFICATES                      Conflicts between various certificateholders.
                                  The special servicer is given considerable
                                  latitude in determining whether and in what
                                  manner to liquidate or modify defaulted
                                  mortgage loans. The operating adviser will
                                  have the right to replace the special servicer
                                  upon satisfaction of certain conditions set
                                  forth in the Pooling and Servicing Agreement.
                                  At

                                      S-62

                                  any given time, the operating adviser will be
                                  controlled generally by the holders of the
                                  most subordinate, or, if its certificate
                                  principal balance is less than 25% of its
                                  original certificate balance, the next most
                                  subordinate, class of certificates, that is,
                                  the controlling class, outstanding from time
                                  to time (or with respect to the Kohl's
                                  Stoughton Mortgage Loan, the holder of the
                                  Kohl's Stoughton Subordinated Loan to the
                                  extent set forth in the related intercreditor
                                  agreement), and such holders may have
                                  interests in conflict with those of the
                                  holders of the other certificates. For
                                  instance, the holders of certificates of the
                                  controlling class might desire to mitigate the
                                  potential for loss to that class from a
                                  troubled mortgage loan by deferring
                                  enforcement in the hope of maximizing future
                                  proceeds. However, the interests of the trust
                                  may be better served by prompt action, since
                                  delay followed by a market downturn could
                                  result in less proceeds to the trust than
                                  would have been realized if earlier action had
                                  been taken. In general, no servicer is
                                  required to act in a manner more favorable to
                                  the offered certificates than to the
                                  non-offered certificates.

                                  The master servicer, the primary servicer, the
                                  special servicer or an affiliate of any of
                                  them may acquire certain of the most
                                  subordinated certificates, including those of
                                  the initial controlling class. Under such
                                  circumstances, the master servicer, the
                                  primary servicer and the special servicer may
                                  have interests that conflict with the
                                  interests of the other holders of the
                                  certificates. However, the Pooling and
                                  Servicing Agreement and the primary servicing
                                  agreement each provide that the mortgage loans
                                  are to be serviced in accordance with the
                                  servicing standard and without regard to
                                  ownership of any certificates by the master
                                  servicer, the primary servicer or the special
                                  servicer, as applicable. The initial special
                                  servicer under the Pooling and Servicing
                                  Agreement will be ARCap Servicing, Inc.; the
                                  initial operating adviser under the Pooling
                                  and Servicing Agreement will be ARCap CMBS
                                  Fund II REIT, Inc.

                                  Conflicts between certificateholders and the
                                  Non-Serviced Mortgage Loan Master Servicer
                                  and/or the Non-Serviced Mortgage Loan Special
                                  Servicer. Any Non-Serviced Mortgage Loan will
                                  be serviced and administered pursuant to the
                                  related Non-Serviced Mortgage Loan Pooling and
                                  Servicing Agreement, which provides for
                                  servicing arrangements that are similar but
                                  not identical to those under the Pooling and
                                  Servicing Agreement. Consequently,
                                  Non-Serviced Mortgage Loans will not be
                                  serviced and administered pursuant to the
                                  terms of the Pooling and Servicing Agreement.
                                  In addition, the legal and/or beneficial
                                  owners of the other mortgage loans secured by
                                  the mortgaged property securing Non-Serviced
                                  Mortgage Loans, directly or through
                                  representatives, have certain rights under the
                                  related Non-Serviced Mortgage Loan Pooling and
                                  Servicing Agreement and the related
                                  intercreditor agreement that affect such
                                  mortgage loans, including with respect to the
                                  servicing of such mortgage loans and the
                                  appointment of a special servicer with respect
                                  to such mortgage loans. Those legal and/or
                                  beneficial owners may have interests that
                                  conflict with your interests.

                                  Conflicts between certificateholders and the
                                  holders of subordinate notes. Pursuant to the
                                  terms of the related intercreditor agreements,
                                  neither the master servicer nor special
                                  servicer may enter into material amendments,
                                  modifications or extensions of a mortgage loan
                                  in a

                                      S-63

                                  material manner without the consent of the
                                  holder of the related subordinate note,
                                  subject to the expiration of the subordinate
                                  note holder's consent rights. The holders of
                                  the subordinate notes (or their respective
                                  designees) may have interests in conflict with
                                  those of the certificateholders of the classes
                                  of offered certificates. As a result,
                                  approvals to proposed actions of the master
                                  servicer or special servicer, as applicable,
                                  under the Pooling and Servicing Agreement may
                                  not be granted in all instances, thereby
                                  potentially adversely affecting some or all of
                                  the classes of offered certificates.

                                  Conflicts between certificateholders and
                                  primary servicer. The primary servicer for
                                  certain of the mortgage loans will be
                                  Principal Global Investors, LLC, an affiliate
                                  of a loan seller. It is anticipated that the
                                  master servicer will delegate many of its
                                  servicing obligations with respect to these
                                  mortgage loans to such primary servicer
                                  pursuant to a primary servicing agreement.
                                  Under these circumstances, the primary
                                  servicer, because it is an affiliate of a
                                  seller, may have interests that conflict with
                                  the interests of the holders of the
                                  certificates.

                                  Conflicts between borrowers and property
                                  managers. It is likely that many of the
                                  property managers of the mortgaged properties,
                                  or their affiliates, manage additional
                                  properties, including properties that may
                                  compete with the mortgaged properties.
                                  Affiliates of the managers, and managers
                                  themselves, also may own other properties,
                                  including competing properties. The managers
                                  of the mortgaged properties may accordingly
                                  experience conflicts of interest in the
                                  management of such mortgaged properties.

                                  Conflicts between the trust and sellers. The
                                  activities of the sellers and their affiliates
                                  may involve properties which are in the same
                                  markets as the mortgaged properties underlying
                                  the certificates. In such case, the interests
                                  of each of the sellers or such affiliates may
                                  differ from, and compete with, the interests
                                  of the trust, and decisions made with respect
                                  to those assets may adversely affect the
                                  amount and timing of distributions with
                                  respect to the certificates. Conflicts of
                                  interest may arise between the trust and each
                                  of the sellers or their affiliates that engage
                                  in the acquisition, development, operation,
                                  financing and disposition of real estate if
                                  such sellers acquire any certificates. In
                                  particular, if certificates held by a seller
                                  are part of a class that is or becomes the
                                  controlling class the seller as part of the
                                  holders of the controlling class would have
                                  the ability to influence certain actions of
                                  the special servicer under circumstances where
                                  the interests of the trust conflict with the
                                  interests of the seller or its affiliates as
                                  acquirors, developers, operators, financers or
                                  sellers of real estate related assets.

                                  The sellers or their affiliates may acquire a
                                  portion of the certificates. Under such
                                  circumstances, they may become the controlling
                                  class, and as such have interests that may
                                  conflict with their interests as a seller of
                                  the mortgage loans.

PREPAYMENTS MAY REDUCE THE YIELD
ON YOUR CERTIFICATES              The yield to maturity on your certificates
                                  will depend, in significant part, upon the
                                  rate and timing of principal payments on the
                                  mortgage loans. For this purpose, principal
                                  payments include both voluntary prepayments,
                                  if permitted, and involuntary prepayments,
                                  such as prepayments resulting from casualty or
                                  condemnation of mortgaged

                                      S-64

                                  properties, defaults and liquidations by
                                  borrowers, or repurchases as a result of a
                                  seller's breach of representations and
                                  warranties or material defects in a mortgage
                                  loan's documentation.

                                  The investment performance of your
                                  certificates may vary materially and adversely
                                  from your expectations if the actual rate of
                                  prepayment is higher or lower than you
                                  anticipate.

                                  Voluntary prepayments under some of the
                                  mortgage loans require payment of a prepayment
                                  premium or a yield maintenance charge unless
                                  the prepayment occurs within generally one (1)
                                  to thirteen (13) payments prior to and
                                  including the anticipated repayment date or
                                  stated maturity date, as the case may be.
                                  Nevertheless, we cannot assure you that the
                                  related borrowers will refrain from prepaying
                                  their mortgage loans due to the existence of a
                                  prepayment premium or a yield maintenance
                                  charge or that the amount of such premium or
                                  charge will be sufficient to compensate you
                                  for shortfalls in payments on your
                                  certificates on account of such prepayments.
                                  We also cannot assure you that involuntary
                                  prepayments will not occur. The rate at which
                                  voluntary prepayments occur on the mortgage
                                  loans will be affected by a variety of
                                  factors, including:

                                  o  the terms of the mortgage loans;

                                  o  the length of any prepayment lock-out
                                     period;

                                  o  the level of prevailing interest rates;

                                  o  the availability of mortgage credit;

                                  o  the applicable yield maintenance charges or
                                     prepayment premiums and the ability of the
                                     master servicer, primary servicer or
                                     special servicer to enforce the related
                                     provisions;

                                  o  the failure to meet requirements for
                                     release of escrows/reserves that result in
                                     a prepayment;

                                  o  the occurrence of casualties or natural
                                     disasters; and

                                  o  economic, demographic, tax or legal
                                     factors.

                                  Generally, no yield maintenance charge or
                                  prepayment premium will be required for
                                  prepayments in connection with a casualty or
                                  condemnation unless an event of default has
                                  occurred. In addition, if a seller repurchases
                                  any mortgage loan from the trust due to the
                                  material breach of a representation or
                                  warranty or a material document defect or such
                                  mortgage loan is otherwise purchased from the
                                  trust (including certain purchases by the
                                  holder of a B Note or mezzanine loan), the
                                  repurchase price paid will be passed through
                                  to the holders of the certificates with the
                                  same effect as if the mortgage loan had been
                                  prepaid in part or in full, except that no
                                  yield maintenance charge or prepayment premium
                                  will be payable. Such a repurchase or purchase
                                  may, therefore, adversely affect the yield to
                                  maturity on your certificates.

                                  Although all of the mortgage loans have
                                  prepayment protection in the form of lock-out
                                  periods, defeasance provisions, yield
                                  maintenance provisions and/or prepayment
                                  premium provisions, there can be no assurance
                                  that borrowers will refrain from prepaying
                                  mortgage loans

                                      S-65

                                  due to the existence of a yield maintenance
                                  charge or prepayment premium or that
                                  involuntary prepayments or repurchases will
                                  not occur.

                                  Also, the description in the mortgage notes of
                                  the method of calculation of prepayment
                                  premiums and yield maintenance charges is
                                  complex and subject to legal interpretation
                                  and it is possible that another person would
                                  interpret the methodology differently from the
                                  way we did in estimating an assumed yield to
                                  maturity on your certificates as described in
                                  this prospectus supplement. See Appendix II
                                  attached to this prospectus supplement for a
                                  description of the various prepayment
                                  provisions.

THE YIELD ON YOUR CERTIFICATE
WILL BE AFFECTED BY THE PRICE AT
WHICH THE CERTIFICATE WAS
PURCHASED AND THE RATE, TIMING
AND AMOUNT OF DISTRIBUTIONS ON
YOUR CERTIFICATE                  The yield on any certificate will depend on
                                  (1) the price at which such certificate is
                                  purchased by you and (2) the rate, timing and
                                  amount of distributions on your certificate.
                                  The rate, timing and amount of distributions
                                  on any certificate will, in turn, depend on,
                                  among other things:

                                  o  the interest rate for such certificate;

                                  o  the rate and timing of principal payments
                                     (including principal prepayments) and other
                                     principal collections (including loan
                                     purchases in connection with breaches of
                                     representations and warranties) on or in
                                     respect of the mortgage loans and the
                                     extent to which such amounts are to be
                                     applied or otherwise result in a reduction
                                     of the certificate balance of such
                                     certificate;

                                  o  the rate, timing and severity of losses on
                                     or in respect of the mortgage loans or
                                     unanticipated expenses of the trust;

                                  o  the rate and timing of any reimbursement of
                                     the master servicer, the special servicer,
                                     the trustee or the fiscal agent, as
                                     applicable, out of the Certificate Account
                                     of nonrecoverable advances or advances
                                     remaining unreimbursed on a modified
                                     mortgage loan on the date of such
                                     modification;

                                  o  the timing and severity of any interest
                                     shortfalls resulting from prepayments to
                                     the extent not offset by a reduction in
                                     master servicer compensation as described
                                     in this prospectus supplement;

                                  o  the timing and severity of any reductions
                                     in the appraised value of any mortgaged
                                     property in a manner that has an effect on
                                     the amount of advancing required on the
                                     related mortgage loan; and

                                  o  the method of calculation of prepayment
                                     premiums and yield maintenance charges and
                                     the extent to which prepayment premiums and
                                     yield maintenance charges are collected
                                     and, in turn, distributed on such
                                     certificate.

                                  In addition, any change in the weighted
                                  average life of a certificate may adversely
                                  affect yield. Prepayments resulting in a
                                  shortening of weighted average lives of
                                  certificates may be made at a time of lower
                                  interest rates when you may be unable to
                                  reinvest the resulting payment

                                      S-66

                                  of principal at a rate comparable to the
                                  effective yield anticipated when making the
                                  initial investment in certificates. Delays and
                                  extensions resulting in a lengthening of the
                                  weighted average lives of the certificates may
                                  occur at a time of higher interest rates when
                                  you may have been able to reinvest principal
                                  payments that would otherwise have been
                                  received by you at higher rates.

YOU BEAR THE RISK OF BORROWER
DEFAULTS                          The rate and timing of delinquencies or
                                  defaults on the mortgage loans could affect
                                  the following aspects of the offered
                                  certificates:

                                  o  the aggregate amount of distributions on
                                     them;

                                  o  their yields to maturity;

                                  o  their rates of principal payments; and

                                  o  their weighted average lives.

                                  The rights of holders of each class of
                                  subordinate certificates to receive payments
                                  of principal and interest otherwise payable on
                                  their certificates will be subordinated to
                                  such rights of the holders of the more senior
                                  certificates having an earlier alphabetical
                                  class designation. Losses on the mortgage
                                  loans will be allocated to the Class P, Class
                                  O, Class N, Class M, Class L, Class K, Class
                                  J, Class H, Class G, Class F, Class E, Class
                                  D, Class C, Class B and Class A-J
                                  Certificates, in that order, reducing amounts
                                  otherwise payable to each class. Any remaining
                                  losses would then be allocated to the Class
                                  A-1 Certificates, Class A-2 Certificates,
                                  Class A-3 Certificates, Class A-4
                                  Certificates, Class A-AB and Class A-5
                                  Certificates, pro rata and, with respect to
                                  losses of interest only, the Class X
                                  Certificates based on their respective
                                  entitlements.

                                  If losses on the mortgage loans exceed the
                                  aggregate certificate balance of the classes
                                  of certificates subordinated to a particular
                                  class, that particular class will suffer a
                                  loss equal to the full amount of that excess
                                  up to the outstanding certificate balance of
                                  such class.

                                  If you calculate your anticipated yield based
                                  on assumed rates of default and losses that
                                  are lower than the default rate and losses
                                  actually experienced and such losses are
                                  allocable to your certificates, your actual
                                  yield to maturity will be lower than the
                                  assumed yield. Under extreme scenarios, such
                                  yield could be negative. In general, the
                                  earlier a loss is borne by your certificates,
                                  the greater the effect on your yield to
                                  maturity.

                                  Additionally, delinquencies and defaults on
                                  the mortgage loans may significantly delay the
                                  receipt of distributions by you on your
                                  certificates, unless advances are made to
                                  cover delinquent payments or the subordination
                                  of another class of certificates fully offsets
                                  the effects of any such delinquency or
                                  default.

                                  Also, if the related borrower does not repay a
                                  mortgage loan with an anticipated repayment
                                  date by its anticipated repayment date, the
                                  effect will be to increase the weighted
                                  average life of your certificates and may
                                  reduce your yield to maturity.

                                      S-67

                                  Furthermore, if P&I Advances and/or Servicing
                                  Advances are made with respect to a mortgage
                                  loan after default and the mortgage loan is
                                  thereafter worked out under terms that do not
                                  provide for the repayment of those advances in
                                  full at the time of the workout, then any
                                  reimbursements of those advances prior to the
                                  actual collection of the amount for which the
                                  advance was made may also result in reductions
                                  in distributions of principal to the holders
                                  of the offered certificates for the current
                                  month.

COMPENSATION TO THE MASTER
SERVICER, THE SPECIAL SERVICER
AND THE TRUSTEE MAY ADVERSELY
AFFECT THE PAYMENTS ON YOUR
CERTIFICATES                      To the extent described in this prospectus
                                  supplement, the master servicer, the special
                                  servicer, the trustee or the fiscal agent (and
                                  the related master servicer, the special
                                  servicer, the trustee or the fiscal agent in
                                  respect of any Non-Serviced Mortgage Loans)
                                  will be entitled to receive interest at the
                                  "Prime Rate" on unreimbursed advances they
                                  have made with respect to defaulted monthly
                                  payments or that are made with respect to the
                                  preservation and protection of the related
                                  mortgaged property. This interest will
                                  generally accrue from the date on which the
                                  related advance is made or the related expense
                                  is incurred to the date of reimbursement. This
                                  interest may be offset in part by default
                                  interest and late payment charges paid by the
                                  borrower or by certain other amounts. In
                                  addition, under certain circumstances,
                                  including delinquencies in the payment of
                                  principal and interest, a mortgage loan will
                                  be serviced by a special servicer, and the
                                  special servicer is entitled to compensation
                                  for special servicing activities. The right to
                                  receive interest on advances and special
                                  servicing compensation is senior to the rights
                                  of certificateholders to receive
                                  distributions. The payment of interest on
                                  advances and the payment of compensation to
                                  the special servicer may result in shortfalls
                                  in amounts otherwise distributable on
                                  certificates.

LEASEHOLD INTERESTS ENTAIL
CERTAIN RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                 Two (2) mortgaged properties, securing
                                  mortgage loans representing 1.6% of the
                                  initial outstanding pool balance, are subject
                                  to a leasehold interest in the mortgaged
                                  properties. Leasehold mortgage loans are
                                  subject to certain risks not associated with
                                  mortgage loans secured by a lien on the fee
                                  estate of the borrower. The most significant
                                  of these risks is that if the borrower's
                                  leasehold were to be terminated upon a lease
                                  default, the lender would lose its security.
                                  Generally, each related ground lease requires
                                  the lessor to give the lender notice of the
                                  borrower's defaults under the ground lease and
                                  an opportunity to cure them, permits the
                                  leasehold interest to be assigned to the
                                  lender or the purchaser at a foreclosure sale,
                                  in some cases only upon the consent of the
                                  lessor, and contains certain other protective
                                  provisions typically included in a
                                  "mortgageable" ground lease.

                                  Upon the bankruptcy of a lessor or a lessee
                                  under a ground lease, the debtor entity has
                                  the right to assume or reject the lease. If a
                                  debtor lessor rejects the lease, the lessee
                                  has the right to remain in possession of its
                                  leased premises for the rent otherwise payable
                                  under the lease for the term of the lease
                                  (including renewals). If a debtor
                                  lessee/borrower

                                      S-68

                                  rejects any or all of the lease, the leasehold
                                  lender could succeed to the lessee/borrower's
                                  position under the lease only if the lessor
                                  specifically grants the lender such right. If
                                  both the lessor and the lessee/borrowers are
                                  involved in bankruptcy proceedings, the
                                  trustee may be unable to enforce the bankrupt
                                  lessee/borrower's right to refuse to treat a
                                  ground lease rejected by a bankrupt lessor as
                                  terminated. In such circumstances, a lease
                                  could be terminated notwithstanding lender
                                  protection provisions contained therein or in
                                  the mortgage.

                                  Most of the ground leases securing the
                                  mortgaged properties provide that the ground
                                  rent increases during the term of the lease.
                                  These increases may adversely affect the cash
                                  flow and net income of the borrower from the
                                  mortgaged property.

THE SELLERS OF THE MORTGAGE
LOANS ARE SUBJECT TO BANKRUPTCY
OR INSOLVENCY LAWS THAT MAY
AFFECT THE TRUST'S OWNERSHIP OF
THE MORTGAGE LOANS                In the event of the insolvency of any seller,
                                  it is possible the trust's right to payment
                                  from or ownership of the mortgage loans could
                                  be challenged, and if such challenge were
                                  successful, delays or reductions in payments
                                  on your certificates could occur.

                                  Based upon opinions of counsel that the
                                  conveyance of the mortgage loans would
                                  generally be respected in the event of
                                  insolvency of the sellers, which opinions are
                                  subject to various assumptions and
                                  qualifications, the sellers believe that such
                                  a challenge will be unsuccessful, but there
                                  can be no assurance that a bankruptcy trustee,
                                  if applicable, or other interested party will
                                  not attempt to assert such a position. Even if
                                  actions seeking such results were not
                                  successful, it is possible that payments on
                                  the certificates would be delayed while a
                                  court resolves the claim.

LIMITED LIQUIDITY AND MARKET
VALUE MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES     Your certificates will not be listed on any
                                  securities exchange or traded on any automated
                                  quotation systems of any registered securities
                                  association, and there is currently no
                                  secondary market for the certificates. While
                                  the Underwriters currently intend to make a
                                  secondary market in the certificates, none of
                                  them is obligated to do so. Accordingly, you
                                  may not have an active or liquid secondary
                                  market for your certificates, which could
                                  result in a substantial decrease in the market
                                  value of your certificates. The market value
                                  of your certificates also may be affected by
                                  many other factors, including then-prevailing
                                  interest rates. Furthermore, you should be
                                  aware that the market for securities of the
                                  same type as the certificates has in the past
                                  been volatile and offered very limited
                                  liquidity.

WEIGHTED AVERAGE COUPON RATE
ENTAIL RISKS WHICH MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                      The interest rates on one or more classes of
                                  certificates may be based on a weighted
                                  average of the mortgage loan interest rates
                                  net of the administrative cost rate, which is
                                  calculated based upon the respective principal
                                  balances of the mortgage loans. Alternatively,
                                  the interest

                                      S-69

                                  rate on one or more classes of the
                                  certificates may be capped at such weighted
                                  average rate. This weighted average rate is
                                  further described in this prospectus
                                  supplement under the definition of "Weighted
                                  Average Net Mortgage Rate" in the "Glossary of
                                  Terms." Any class of certificates that is
                                  either fully or partially based upon the
                                  weighted average net mortgage rate may be
                                  adversely affected by disproportionate
                                  principal payments, prepayments, defaults and
                                  other unscheduled payments on the mortgage
                                  loans. Because some mortgage loans will
                                  amortize their principal more quickly than
                                  others, the rate may fluctuate over the life
                                  of those classes of your certificates.

                                  In general, mortgage loans with relatively
                                  high mortgage interest rates are more likely
                                  to prepay than mortgage loans with relatively
                                  low mortgage interest rates. For instance,
                                  varying rates of unscheduled principal
                                  payments on mortgage loans which have interest
                                  rates above the weighted average net mortgage
                                  rate may have the effect of reducing the
                                  interest rate of your certificates.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this "Risk Factors" section and elsewhere in this prospectus supplement.

                                      S-70

                     DESCRIPTION OF THE OFFERED CERTIFICATES

     Capitalized terms are defined in the "Glossary of Terms" in this prospectus supplement.

GENERAL

     The Series 2005-TOP17 Commercial Mortgage Pass-Through Certificates will be
issued on or about January    , 2005 pursuant to a Pooling and Servicing
Agreement to be dated as of the Cut-off Date, between the Depositor, the master servicer, the special servicer, the paying agent, the fiscal agent and the trustee.

     The certificates will represent in the aggregate the entire beneficial ownership interest in the trust consisting primarily of:

     o    the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of principal prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the Cut-off Date;

     o    any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

     o    a security interest in any United States government obligations pledged in respect of the defeasance of a mortgage loan; and

     o    certain rights of the Depositor under, or assigned to the Depositor pursuant to, each of the Mortgage Loan Purchase Agreements relating to, among other things, mortgage loan document delivery requirements and the representations and warranties of the related seller regarding its mortgage loans.

     The certificates will be issued on the Closing Date and will only be entitled to scheduled payments on the mortgage loans that are due (and unscheduled payments that are received) after the Cut-off Date.

     The certificates will consist of various classes, to be designated as:

     o    the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3
          Certificates, the Class A-4 Certificates, the Class A-AB Certificates
          and the Class A-5 Certificates;

     o    the Class X-1 Certificates and the Class X-2 Certificates;

     o    the Class A-J Certificates, the Class B Certificates, the Class C
          Certificates, the Class D Certificates, the Class E Certificates, the
          Class F Certificates, the Class G Certificates, the Class H
          Certificates, the Class J Certificates, the Class K Certificates, the
          Class L Certificates, the Class M Certificates, the Class N
          Certificates, the Class O Certificates and the Class P Certificates;
          and

     o    the Class R-I Certificates, the Class R-II Certificates and the Class
          R-III Certificates.

     The Class A Senior and Class A-J Certificates will be issued in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount. The Class B, Class C and Class D
Certificates will be issued in denominations of $100,000 initial Certificate
Balance and in any whole dollar denomination in excess of that amount. The Class
X-2 Certificates will be issued in denominations of $1,000,000 initial Notional
Amount and in any whole dollar denomination in excess of that amount.

     Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository
Trust Company ("DTC"). We have been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled

                                      S-71

to receive a fully registered physical certificate representing such interest, except as presented in the prospectus under "Description Of The
Certificates--Book-Entry Registration and Definitive Certificates." Unless and
until definitive certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related
Certificate Owners through DTC's participating organizations.

     All references herein to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related Certificate Owners through DTC's
Participants in accordance with DTC procedures. Until definitive certificates are issued in respect of any class of offered certificates, interests in such certificates will be transferred on the book-entry records of DTC and its
Participants. See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates" in the prospectus.

     Certificateholders must hold their offered certificates in book-entry form, and delivery of the offered certificates will be made through the facilities of
DTC, in the United States, and may be made through the facilities of Clearstream
Bank or Euroclear Bank, as operator of the Euroclear system, in Europe.
Transfers within DTC, Clearstream Bank or Euroclear Bank, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream Bank or Euroclear Bank, on the other, will be effected in DTC through the relevant depositaries of Clearstream Bank and
Euroclear Bank, respectively.

     Because of time-zone differences, credits of securities received in
Clearstream Bank or Euroclear Bank as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Bank participant or Clearstream Bank customer on such business day. Cash received in Clearstream Bank or Euroclear Bank as a result of sales of securities by or through a Clearstream Bank customer or a Euroclear
Bank participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Bank or
Euroclear Bank cash account only as of the business day following settlement in
DTC.

CERTIFICATE BALANCES

     Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4,
Class A-AB, Class A-5, Class X-2, Class A-J, Class B, Class C and Class D
Certificates will have the following aggregate Certificate Balances or Notional
Amount. In each case, the Certificate Balance or Notional Amount on the Closing
Date may vary by up to 5%:

            INITIAL AGGREGATE      APPROXIMATE
           CERTIFICATE BALANCE  PERCENT OF INITIAL    RATINGS      APPROXIMATE
   CLASS    OR NOTIONAL AMOUNT     POOL BALANCE     (FITCH/S&P)   CREDIT SUPPORT
   -----    ------------------     ------------     -----------   --------------
Class A-1      $ 14,400,000           1.47%            AAA/AAA       17.000%
Class A-2      $ 23,000,000           2.35%            AAA/AAA       17.000%
Class A-3      $ 56,800,000           5.79%            AAA/AAA       17.000%
Class A-4      $ 85,600,000           8.73%            AAA/AAA       17.000%
Class A-AB     $ 58,200,000           5.93%            AAA/AAA       17.000%
Class A-5     $ 576,041,000          58.73%            AAA/AAA       17.000%
Class X-2     $ 962,024,000            N/A             AAA/AAA         N/A
Class A-J      $ 74,784,000           7.63%            AAA/AAA        9.375%
Class B        $ 20,841,000           2.12%             AA/AA         7.250%
Class C        $ 7,356,000            0.75%            AA-/AA-        6.500%
Class D        $ 11,034,000           1.13%              A/A          5.375%

                                      S-72

     The percentages indicated under the columns "Approximate Credit Support"
with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and
Class A-5 Certificates represent the approximate credit support for the Class
A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-5 Certificates in
the aggregate.

     The initial Certificate Balance of each Principal Balance Certificate will be presented on the face of the certificate. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable Distribution Date, and will be further reduced by any Realized Losses and Expense Losses allocated to the Certificate Balance of such certificate on such Distribution Date. See
"--Distributions" and "--Distributions--Subordination; Allocation of Losses and
Certain Expenses" below.

     The Interest Only Certificates will not have a Certificate Balance. Each such class of certificates will represent the right to receive distributions of interest accrued as described herein on a Notional Amount.

     The Notional Amount of the Class X-1 Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance
Certificates outstanding from time to time. The Notional Amount of the Class X-2
Certificates will equal:

     o    during the period from the Closing Date through and including the
          Distribution Date occurring in January 2006, the sum of (a) the lesser of $7,911,000 and the Certificate Balance of the Class A-1
          Certificates outstanding from time to time and (b) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class A-4, Class
          A-AB, Class A-5, Class A-J, Class B, Class C, Class D, Class E, Class
          F, Class G, Class H, Class J, Class K and Class L Certificates
          outstanding from time to time;

     o    during the period following the Distribution Date occurring in January
          2006 through and including the Distribution Date occurring in July
          2006, the sum of (a) the lesser of $11,240,000 and the Certificate
          Balance of the Class A-2 Certificates outstanding from time to time and (b) the aggregate of the Certificate Balances of the Class A-3,
          Class A-4, Class A-AB, Class A-5, Class A-J, Class B, Class C, Class
          D, Class E, Class F, Class G, Class H, Class J, Class K and Class L
          Certificates outstanding from time to time;

     o    during the period following the Distribution Date occurring in July
          2006 through and including the Distribution Date occurring in January
          2007, the sum of (a) the lesser of $45,576,000 and the Certificate
          Balance of the Class A-3 Certificates outstanding from time to time,
          (b) the aggregate of the Certificate Balances of the Class A-4, Class
          A-AB, Class A-5, Class A-J, Class B, Class C, Class D, Class E, Class
          F, Class G, Class H and Class J Certificates outstanding from time to time and (c) the lesser of $744,000 and the Certificate Balance of the
          Class K Certificates outstanding from time to time;

     o    during the period following the Distribution Date occurring in January
          2007 through and including the Distribution Date occurring in July
          2007, the sum of (a) the lesser of $23,492,000 and the Certificate
          Balance of the Class A-3 Certificates outstanding from time to time,
          (b) the aggregate of the Certificate Balances of the Class A-4, Class
          A-AB, Class A-5, Class A-J, Class B, Class C, Class D, Class E, Class
          F and Class G Certificates outstanding from time to time and (c) the lesser of $752,000 and the Certificate Balance of the Class H
          Certificates outstanding from time to time;

     o    during the period following the Distribution Date occurring in July
          2007 through and including the Distribution Date occurring in January
          2008, the sum of (a) the lesser of $1,933,000 and the Certificate
          Balance of the Class A-3 Certificates outstanding from time to time,
          (b) the aggregate of the Certificate Balances of the Class A-4, Class
          A-AB, Class A-5, Class A-J, Class B, Class C, Class D and Class E
          Certificates outstanding from time to time and (c) the lesser of
          $4,772,000 and the Certificate Balance of the Class F Certificates
          outstanding from time to time;

     o    during the period following the Distribution Date occurring in January
          2008 through and including the Distribution Date occurring in July
          2008, the sum of (a) the lesser of $66,507,000 and the Certificate
          Balance of the Class A-4 Certificates outstanding from time to time,
          (b) the aggregate of the Certificate

                                      S-73

          Balances of the Class A-AB, Class A-5, Class A-J, Class B, Class C and
          Class D Certificates outstanding from time to time and (c) the lesser of $5,444,000 and the Certificate Balance of the Class E Certificates
          outstanding from time to time;

     o    during the period following the Distribution Date occurring in July
          2008 through and including the Distribution Date occurring in January
          2009, the sum of (a) the lesser of $46,090,000 and the Certificate
          Balance of the Class A-4 Certificates outstanding from time to time,
          (b) the aggregate of the Certificate Balances of the Class A-AB, Class
          A-5, Class A-J, Class B and Class C Certificates outstanding from time to time and (c) the lesser of $7,661,000 and the Certificate Balance of the Class D Certificates outstanding from time to time;

     o    during the period following the Distribution Date occurring in January
          2009 through and including the Distribution Date occurring in July
          2009, the sum of (a) the lesser of $20,190,000 and the Certificate
          Balance of the Class A-4 Certificates outstanding from time to time,
          (b) the aggregate of the Certificate Balances of the Class A-AB, Class
          A-5, Class A-J and Class B Certificates outstanding from time to time and (c) the lesser of $6,523,000 and the Certificate Balance of the
          Class C Certificates outstanding from time to time;

     o    during the period following the Distribution Date occurring in July
          2009 through and including the Distribution Date occurring in January
          2010, the sum of (a) the lesser of $25,672,000 and the Certificate
          Balance of the Class A-AB Certificates outstanding from time to time,
          (b) the aggregate of the Certificate Balances of the Class A-5 and
          Class A-J Certificates outstanding from time to time and (c) the lesser of $19,225,000 and the Certificate Balance of the Class B
          Certificates outstanding from time to time;

     o    during the period following the Distribution Date occurring in January
          2010 through and including the Distribution Date occurring in July
          2010, the sum of (a) the lesser of $7,679,000 and the Certificate
          Balance of the Class A-AB Certificates outstanding from time to time,
          (b) the aggregate of the Certificate Balances of the Class A-5 and
          Class A-J Certificates outstanding from time to time and (c) the lesser of $11,738,000 and the Certificate Balance of the Class B
          Certificates outstanding from time to time;

     o    during the period following the Distribution Date occurring in July
          2010 through and including the Distribution Date occurring in January
          2011, the sum of (a) the lesser of $566,306,000 and the Certificate
          Balance of the Class A-5 Certificates outstanding from time to time,
          (b) the Certificate Balance of the Class A-J Certificates outstanding from time to time and (c) the lesser of $4,520,000 and the Certificate
          Balance of the Class B Certificates outstanding from time to time;

     o    during the period following the Distribution Date occurring in January
          2011 through and including the Distribution Date occurring in July
          2011, the sum of (a) the lesser of $539,580,000 and the Certificate
          Balance of the Class A-5 Certificates outstanding from time to time and (b) the lesser of $72,367,000 and the Certificate Balance of the
          Class A-J Certificates outstanding from time to time;

     o    during the period following the Distribution Date occurring in July
          2011 through and including the Distribution Date occurring in January
          2012, the sum of (a) the lesser of $478,216,000 and the Certificate
          Balance of the Class A-5 Certificates outstanding from time to time and (b) the lesser of $65,934,000 and the Certificate Balance of the
          Class A-J Certificates outstanding from time to time;

     o    during the period following the Distribution Date occurring in January
          2012 through and including the Distribution Date occurring in July
          2012, the sum of (a) the lesser of $463,366,000 and the Certificate
          Balance of the Class A-5 Certificates outstanding from time to time and (b) the lesser of $60,056,000 and the Certificate Balance of the
          Class A-J Certificates outstanding from time to time;

     o    during the period following the Distribution Date occurring in July
          2012 through and including the Distribution Date occurring in January
          2013, the sum of (a) the lesser of $448,946,000 and the Certificate
          Balance of the Class A-5 Certificates outstanding from time to time and (b) the lesser of $54,406,000 and the Certificate

                                      S-74

          Balance of the Class A-J Certificates outstanding from time to time;
          and

     o    following the Distribution Date occurring in January 2013, $0.

     Accordingly, the Notional Amount of the Class X-1 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses actually allocated to the
Certificate Balance of any class of Principal Balance Certificates. The Notional
Amount of the Class X-2 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and
Expense Losses actually allocated to the Certificate Balance of any component and any class of Certificates included in the calculation of the Notional Amount for the Class X-2 Certificates on such Distribution Date, as described above. It is anticipated that holders of the Class X-2 Certificates will not be entitled to distributions of interest at any time following the Distribution Date occurring in January 2013. Upon initial issuance, the aggregate Notional Amount of the Class X-1 Certificates and Class X-2 Certificates will be $980,772,819 and $962,024,000, respectively, subject in each case to a permitted variance of plus or minus 5%. The Notional Amount of each Class X Certificate is used solely for the purpose of determining the amount of interest to be distributed on such
Certificate and does not represent the right to receive any distributions of principal.

     The Residual Certificates will not have Certificate Balances or Notional
Amounts.

PASS-THROUGH RATES

     The Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5,
Class A-J, Class B, Class C and Class D Certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the Weighted Average Net Mortgage Rate or (iii) a rate equal to the Weighted Average Net Mortgage Rate less a specified percentage, which percentage may be zero.

     The Pass-Through Rate applicable to the Class X-2 Certificates for the
initial Distribution Date will equal approximately     % per annum. The Pass-
Through Rate applicable to the Class X-2 Certificates for each Distribution Date subsequent to the initial Distribution Date and on or before the Distribution
Date in January 2013 will equal the weighted average of the respective strip rates (the "Class X-2 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-2
Certificates outstanding immediately prior to the related Distribution Date
(weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any class of Principal Balance
Certificates is identified under "--Certificate Balances" above as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any
Distribution Date, then that Certificate Balance (or designated portion of it)
will represent one or more separate components of the total Notional Amount of the Class X-2 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before January 2013, on any particular component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

     o    the lesser of (a) the rate per annum corresponding to such
          Distribution Date as set forth on Schedule B attached to this prospectus supplement and (b) the Weighted Average Net Mortgage Rate for such Distribution Date, over

     o    the Pass-Through Rate for such Distribution Date for the class of
          Principal Balance Certificates whose Certificate Balance, or a designated portion of it, comprises such component.

     Under no circumstances will any Class X-2 Strip Rate be less than zero.

     The Pass-Through Rate applicable to the Class X-1 Certificates for the
initial Distribution Date will equal approximately     % per annum. The Pass-
Through Rate applicable to the Class X-1 Certificates for each

                                      S-75

Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-1 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution
Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of one of the classes of the Principal Balance
Certificates. In general, the Certificate Balance of each class of Principal
Balance Certificates will constitute a separate component of the total Notional
Amount of the Class X-1 Certificates; provided that, if a portion, but not all, of the Certificate Balance of any particular class of Principal Balance
Certificates is identified under "--Certificate Balances" above as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any
Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the total Notional Amount of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date, and the remaining portion of such Certificate
Balance will represent one or more other separate components of the Class X-1
Certificates for purposes of calculating the accrual of interest for the related
Distribution Date. For any Distribution Date occurring in or before January
2013, on any particular component of the total Notional Amount of the Class X-1
Certificates immediately prior to the related Distribution Date, the applicable
Class X-1 Strip Rate will be calculated as follows:

     o    if such particular component consists of the entire Certificate
          Balance (or a designated portion of that certificate balance) of any class of Principal Balance Certificates, and if such entire
          Certificate Balance (or that designated portion) also constitutes a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a)
          the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such
          Distribution Date as set forth on Schedule B attached to this prospectus supplement and (ii) the Pass-Through Rate for such
          Distribution Date for such class of Principal Balance Certificates;
          and

     o    if such particular component consists of the entire Certificate
          Balance (or a designated portion of that certificate balance) of any class of Principal Balance Certificates, and if such entire
          Certificate Balance (or that designated portion) does not also constitute a component of the total Notional Amount of the Class X-2
          Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of
          (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates.

     For any Distribution Date occurring after January 2013, the Certificate
Balance of each class of Principal Balance Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted
Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through
Rate for such Distribution Date for such class of Principal Balance
Certificates. Under no circumstances will any Class X-1 Strip Rate be less than zero.

     The Pass-Through Rate applicable to the Class E, Class F, Class G and Class
H Certificates will, at all times, accrue interest at a per annum rate equal to
(i) a fixed rate, (ii) a fixed rate subject to a cap equal to the Weighted
Average Net Mortgage Rate or (iii) a rate equal to the Weighted Average Net
Mortgage Rate less a specified percentage, which percentage may be zero. The
Pass-Through Rate applicable to the Class J, Class K, Class L, Class M, Class N,
Class O and Class P Certificates will, at all times, equal the lesser of % per annum and the Weighted Average Net Mortgage Rate.

     The Administrative Cost Rate for each mortgage loan is presented in
Appendix II. The Administrative Cost Rate will be payable on the Scheduled
Principal Balance of each mortgage loan outstanding from time to time. The
Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of such mortgage loan.

                                      S-76

DISTRIBUTIONS

General

     Distributions on or with respect to the certificates will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each
Distribution Date, commencing in February 2005. Except as otherwise described below, all such distributions will be made to the persons in whose names the certificates are registered at the close of business on the related Record Date.
Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the paying agent with wiring instructions on or before the related
Record Date, or otherwise by check mailed to such Certificateholder.

     The final distribution on any certificate will be determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such certificate. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of such certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate in reimbursement of a Realized Loss or Expense
Loss previously allocated to such certificate, which reimbursement is to occur after the date on which such certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such certificate. The likelihood of any such distribution is remote.
All distributions made on or with respect to a class of certificates will be allocated pro rata among such certificates based on their respective Percentage
Interests in such Class.

The Available Distribution Amount

     With respect to any Distribution Date, distributions of interest on and principal of the certificates will be made from the Available Distribution
Amount for that Distribution Date.

     With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amount will be deposited into the Interest Reserve Account in respect of each Interest Reserve Loan in an amount equal to one day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such Distribution
Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made for such Due Date. For purposes of this calculation, the Net Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve
Amounts or the interest accrual basis as described in the definition of "Net
Mortgage Rate" in the "Glossary of Terms." With respect to the Distribution Date occurring in March of each year, the paying agent will withdraw an amount from the Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Interest Reserve Amount from the preceding January (commencing in
2006), if applicable, and February (commencing in 2005), and the withdrawn amount is to be included as part of the Available Distribution Amount for such
Distribution Date.

Application of the Available Distribution Amount

     On each Distribution Date, except as described under "--Optional
Termination" below, for so long as any class of offered certificates remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Interest and Excess Liquidation Proceeds, if any for such date for the following purposes and in the following order of priority:

     (i)      to the holders of the Class A-1, Class A-2, Class A-3, Class A-4,
              Class A-AB, Class A-5, Class X-1 and Class X-2 Certificates, the
              Distributable Certificate Interest Amount in respect of each such class for such Distribution Date, pro rata, in proportion to the
              Distributable Certificate Interest Amount payable in respect of each such Class;

                                      S-77

     (ii)     to the holders of the Class A-AB Certificates, the Principal
              Distribution Amount for such Distribution Date until the
              Certificate Balance of the Class A-AB Certificates has been reduced to the Planned Principal Balance for such Distribution
              Date;

     (iii)    upon payment to the Class A-AB Certificates of the above
              distribution, to the holders of the Class A-1 Certificates, the
              Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-1 Certificates has
              been reduced to zero; the portion of the Principal Distribution
              Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class A-AB Certificates (in respect of the
              Planned Principal Balance);

     (iv)     upon payment in full of the aggregate Certificate Balance of the
              Class A-1 Certificates, to the holders of the Class A-2
              Certificates, the Principal Distribution Amount for such
              Distribution Date until the aggregate Certificate Balance of the
              Class A-2 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal
              Distribution Amount distributed to the holders of the Class A-AB
              (in respect of the Planned Principal Balance) and Class A-1
              Certificates;

     (v)      upon payment in full of the aggregate Certificate Balance of the
              Class A-2 Certificates, to the holders of the Class A-3
              Certificates, the Principal Distribution Amount for such
              Distribution Date until the aggregate Certificate Balance of the
              Class A-3 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal
              Distribution Amount distributed to the holders of the Class A-AB
              (in respect of the Planned Principal Balance), Class A-1 and Class
              A-2 Certificates;

     (vi)     upon payment in full of the aggregate Certificate Balance of the
              Class A-3 Certificates, to the holders of the Class A-4
              Certificates, the Principal Distribution Amount for such
              Distribution Date until the aggregate Certificate Balance of the
              Class A-4 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal
              Distribution Amount distributed to the holders of the Class A-AB
              (in respect of the Planned Principal Balance), Class A-1, Class
              A-2 and Class A-3 Certificates;

     (vii)    upon payment in full of the aggregate Certificate Balance of the
              Class A-4 Certificates, to the holders of the Class A-AB
              Certificates, the Principal Distribution Amount for such
              Distribution Date until the aggregate Certificate Balance of the
              Class A-AB Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal
              Distribution Amount distributed to the holders of the Class A-AB
              (in respect of the Planned Principal Balance), Class A-1, Class
              A-2, Class A-3 and Class A-4 Certificates;

     (viii)   upon payment in full of the aggregate Certificate Balance of the
              Class A-AB and Class A-4 Certificates, to the holders of the Class
              A-5 Certificates, the Principal Distribution Amount for such
              Distribution Date until the aggregate Certificate Balance of the
              Class A-5 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal
              Distribution Amount distributed to the holders of the Class A-1,
              Class A-2, Class A-3, Class A-4 and Class A-AB Certificates;

     (ix)     to the holders of the Class A Senior Certificates and the Class X
              Certificates, pro rata in proportion to their respective
              entitlements to reimbursement described in this clause, to reimburse them for any Realized Losses or Expense Losses
              previously allocated to such certificates and for which
              reimbursement has not previously been fully paid (in the case of the Class X Certificates, insofar as Realized Losses or Expense
              Losses have resulted in shortfalls in the amount of interest distributed, other than by reason of a reduction of the Notional
              Amount), plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate;

                                      S-78

     (x)      to the holders of the Class A-J Certificates, the Distributable
              Certificate Interest Amount in respect of such class of
              certificates for such Distribution Date;

     (xi)     upon payment in full of the aggregate Certificate Balance of the
              Class A-5 Certificates, to the holders of the Class A-J
              Certificates, the Principal Distribution Amount for such
              Distribution Date until the aggregate Certificate Balance of the
              Class A-J Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal
              Distribution Amount distributed to the holders of the Class A
              Senior Certificates;

     (xii)    to the holders of the Class A-J Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through
              Rate;

     (xiii)   to the holders of the Class B Certificates, the Distributable
              Certificate Interest Amount in respect of such class of
              certificates for such Distribution Date;

     (xiv)    upon payment in full of the aggregate Certificate Balance of the
              Class A-J Certificates, to the holders of the Class B
              Certificates, the Principal Distribution Amount for such
              Distribution Date until the aggregate Certificate Balance of the
              Class B Certificates has been reduced to zero; the portion of the
              Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal
              Distribution Amount distributed to the holders of the Class A
              Senior and Class A-J Certificates;

     (xv)     to the holders of the Class B Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not
              previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through
              Rate;

     (xvi)    to the holders of the Class C Certificates, the Distributable
              Certificate Interest Amount in respect of such class of
              certificates for such Distribution Date;

     (xvii)   upon payment in full of the aggregate Certificate Balance of the
              Class B Certificates, to the holders of the Class C Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class C Certificates has
              been reduced to zero; the portion of the Principal Distribution
              Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class A Senior, Class A-J and Class B
              Certificates;

     (xviii)  to the holders of the Class C Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not
              previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through
              Rate;

     (xix)    to the holders of the Class D Certificates, the Distributable
              Certificate Interest Amount in respect of such class of
              certificates for such Distribution Date;

     (xx)     upon payment in full of the aggregate Certificate Balance of the
              Class C Certificates, to the holders of the Class D Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class D Certificates has
              been reduced to zero; the portion of the Principal Distribution
              Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class A Senior, Class A-J, Class B and Class C
              Certificates;

                                      S-79

     (xxi)    to the holders of the Class D Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not
              previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through
              Rate; and

     (xxii)   to make payments to the holders of the private certificates (other than the Class X-1 Certificates) as contemplated below.

     Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all
Classes of Subordinate Certificates has been reduced to zero, or the aggregate
Appraisal Reduction in effect is greater than or equal to the aggregate
Certificate Balance of all Classes of Subordinate Certificates, the Principal
Distribution Amount will be distributed:

o    first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and
     Class A-5 Certificates, in proportion to their respective Certificate
     Balances, in reduction of their respective Certificate Balances, until the aggregate Certificate Balance of each such Class is reduced to zero; and

o    second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and
     Class A-5 Certificates, based on their respective entitlements to reimbursement, for the unreimbursed amount of Realized Losses and Expense
     Losses previously allocated to such Classes, plus interest on such Realized
     Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate.

     On each Distribution Date, following the above-described distributions on the offered certificates and the Class X-1 Certificates, the paying agent will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the respective classes of private certificates, other than the Class X-1 Certificates and Residual
Certificates, in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class
E Certificates, then payments under clauses (1), (2), and (3) below, in that order, to the holders of the Class F, Class G, Class H, Class J, Class K, Class
L, Class M, Class N, Class O and Class P Certificates:

     (1)  to pay interest to the holders of the particular class of certificates, up to an amount equal to the Distributable Certificate
          Interest Amount in respect of such class of certificates for such
          Distribution Date;

     (2)  if the aggregate Certificate Balance of each other class of
          Subordinate Certificates, if any, with an earlier alphabetical Class designation has been reduced to zero, to pay principal to the holders of the particular class of certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Balance of such class of certificates and (b) the remaining Principal
          Distribution Amount for such Distribution Date; and

     (3)  to reimburse the holders of the particular class of certificates, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such class of certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts, at one-twelfth the Pass-Through Rate of such
          Classes.

     Any portion of the Available Distribution Amount for any Distribution Date
that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above, will be paid to the holders of the Class R-I Certificates, and any amount of Excess Interest on deposit in the Excess Interest Sub-account for the related Collection Period will be paid to holders of the Class P
Certificates (regardless of whether the Certificate Balance of such Class has been reduced to zero).

     Excess Liquidation Proceeds will be deposited into the Reserve Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance Certificates -- in order of alphabetical Class designation -- for any, and to the extent of,
Realized Losses and

                                      S-80

Expense Losses, including interest on Advances, previously allocated to them;
and second, upon the reduction of the aggregate Certificate Balance of the
Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional special servicer compensation.

Class A-AB Planned Principal Balance

     On each Distribution Date, the Class A-AB Certificates have priority with respect to receiving distributions of principal to reduce its Certificate
Balance to the Planned Principal Balance for such Distribution Date as described in "--Distributions--Application of the Available Distribution Amount" above.
The "Planned Principal Balance" for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Schedule A to this prospectus supplement. Such balances were calculated using, among other things, the Structuring Assumptions. Based on such assumptions, the Certificate Balance of the Class A-AB Certificates on each Distribution Date would be reduced to the balance indicated for such Distribution Date on Schedule A. There is no assurance, however, that the mortgage loans will perform in conformity with the
Structuring Assumptions. Therefore, there can be no assurance that the
Certificate Balance of the Class A-AB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date on Schedule
A. In general, once the Certificate Balances of the Class A-1, Class A-2, Class
A-3 and Class A-4 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Balance of the
Class A-AB Certificates is reduced to zero.

Distributions of Prepayment Premiums and Yield Maintenance Charges

     On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges
relating to a mortgage loan in the trust and collected during the related
Collection Period will be distributed by the paying agent on the classes of certificates as follows: to the holders of each of the Class A-1, Class A-2,
Class A-3, Class A-4, Class A-AB, Class A-5, Class A-J, Class B, Class C, Class
D, Class E, Class F, Class G and Class H Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all classes of certificates on that Distribution Date, (b) the Base Interest
Fraction for the related principal prepayment and that class and (c) the aggregate amount of such Prepayment Premiums or Yield Maintenance Charges collected during the related Collection Period. Any Prepayment Premiums or Yield
Maintenance Charges relating to a mortgage loan in the trust and collected during the related Collection Period remaining after those distributions will be distributed to the holders of the Class X Certificates. On any Distribution Date
on or before the Distribution Date in          ,    % of such Prepayment
Premiums or Yield Maintenance Charges remaining after those distributions will
be distributed to the holders of the Class X-1 Certificates and     % of the
Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-2 Certificates.
After the Distribution Date in        , any of such Prepayment Premiums or Yield
Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-1 Certificates.

     No Prepayment Premiums or Yield Maintenance Charges will be distributed to holders of the Class J, Class K, Class L, Class M, Class N, Class O and Class P
Certificates or the Residual Certificates. Any Prepayment Premiums or Yield
Maintenance Charges distributed to holders of a class of certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related principal prepayments.

Treatment of REO Properties

     Notwithstanding that any mortgaged property may be acquired as part of the trust through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will, for purposes of, among other things, determining
Pass-Through Rates of, distributions on and allocations of Realized Losses and
Expense Losses to the certificates, as well as the amount of Master Servicing
Fees, Primary Servicing Fees, Excess Servicing Fees, Trustee Fees and Special
Servicing Fees payable under the Pooling and Servicing Agreement, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be "applied" by the master servicer as principal, interest and other amounts "due" on such mortgage loan; and, subject to the recoverability determination

                                      S-81

described under "--Advances" below and the effect of any Appraisal Reductions described under "--Appraisal Reductions" below, the master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and
Principal Distribution Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO
Property.

Appraisal Reductions

     Not later than the earliest Appraisal Event with respect to any mortgage loan, Loan Pair or A/B Mortgage Loan serviced under the Pooling and Servicing
Agreement, the special servicer is required to obtain an MAI appraisal, if the
Scheduled Principal Balance of the mortgage loan, Loan Pair or A/B Mortgage Loan is greater than $2,000,000, or at its option, if the Scheduled Principal Balance of the mortgage loan, Loan Pair or A/B Mortgage Loan is equal to or less than
$2,000,000, either obtain an MAI appraisal or perform an internal valuation of the related mortgaged property or REO Property, as the case may be. However, the special servicer, in accordance with the Servicing Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior twelve months. Notwithstanding the foregoing, an updated appraisal will not be required so long as a debt service reserve, letter of credit, guaranty or surety bond is available and has the ability to pay off the then unpaid principal balance of the mortgage loan in full except to the extent that the Special Servicer, in accordance with the
Servicing Standard, determines that obtaining an appraisal is in the best interests of the Certificateholders.

     As a result of such appraisal or internal valuation, an Appraisal Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan, Loan Pair or A/B Mortgage Loan is brought current under the then current terms of the mortgage loan, Loan Pair or A/B Mortgage
Loan for at least three consecutive months. No Appraisal Reduction will exist as to any mortgage loan, Loan Pair or A/B Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan, Loan Pair or A/B Mortgage Loan that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated annually for so long as an Appraisal
Reduction exists, with a corresponding adjustment to the amount of the related
Appraisal Reduction. In addition, the Operating Adviser may at any time request the special servicer to obtain - at the Operating Adviser's expense - an updated appraisal, with a corresponding adjustment to the amount of the Appraisal
Reduction (including, without limitation, any request of a B Note holder with respect to the related A/B Mortgage Loan (or Operating Adviser on their behalf)
if there shall have been a determination that such holder will no longer be the directing holder).

     The existence of an Appraisal Reduction will proportionately reduce the master servicer's, the trustee's or the fiscal agent's, as the case may be, obligation to make P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates. See
"--Advances--P&I Advances" below.

     Each Non-Serviced Mortgage Loan is subject to provisions in its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions set forth above. The existence of an appraisal reduction under such Non-Serviced Mortgage Loan
Pooling and Servicing Agreement in respect of a Non-Serviced Mortgage Loan will proportionately reduce the interest component of the amount of the P&I Advances
(including any advances to be made on such Non-Serviced Mortgage Loan under the
Non-Serviced Mortgage Loan Pooling and Servicing Agreement) to be made in respect of the applicable mortgage loan. This will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates.

Subordination; Allocation of Losses and Certain Expenses

     As and to the extent described herein, the rights of holders of the
Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described herein, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other class of Subordinate Certificates with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in

                                      S-82

respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each class of Class A Senior Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Senior
Certificates.

     Similarly, but to decreasing degrees and in alphabetical order of Class designation, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the
Class P Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such Classes of certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate Balance of such class of certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described above under "--Application of the Available Distribution Amount" and by the allocation of Realized Losses and
Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the certificates.

     Allocation to the Class A Senior Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution
Date will generally have the effect of reducing the Certificate Balance of those
Classes at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of certificates with Certificate Balances.
Thus, as principal is distributed to the holders of the Class A Senior
Certificates, the percentage interest in the trust evidenced by the Class A
Senior Certificates will be decreased, with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Senior Certificates by the Subordinate
Certificates.

     Following retirement of the Class A Senior Certificates, the successive allocation to the Subordinate Certificates, in alphabetical order of Class designation, in each case until such Class is paid in full, of the entire
Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such class of certificates as regards the relative amount of subordination afforded by the other Classes of Certificates with later alphabetical Class designations.

     Realized Losses of principal and interest on the mortgage loans and Expense
Losses for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the
Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G,
Class F, Class E, Class D, Class C, Class B and Class A-J Certificates, in that order, and then to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB
and Class A-5 Certificates, pro rata and, solely with respect to losses of interest (other than as a reduction of the Notional Amount), to the Class X-1 and Class X-2 Certificates, pro rata with each other and with the Class A Senior
Certificates, in each case reducing principal and/or interest otherwise payable thereon.

     Any reimbursements of advances determined to be nonrecoverable (and interest on such advances) that are made in any collection period from collections or advances of principal that (in the absence of the reductions that we describe under the definition of "Principal Distribution Amount" in the
"Glossary of Terms" in this prospectus supplement) would otherwise be included in the total amount of principal distributable to certificateholders for the related distribution date, will create a deficit (or increase an otherwise-existing deficit) between the total principal balance of the mortgage pool (net of advances of principal) and the total principal balance of the certificates. The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts (in reverse sequential order in accordance with the loss allocation rules described in the preceding paragraph) to reduce the principal balances of the Principal Balance
Certificates (without accompanying principal distributions) on the distribution date for that collection period.

     Any shortfall in the amount of the Distributable Certificate Interest
Amount paid to the Certificateholders of any class of certificates on any
Distribution Date will result in Unpaid Interest for such Class which, together with interest thereon, will be distributable in subsequent periods to the extent of funds available therefor.

     Realized Losses with respect to Non-Serviced Mortgage Loans will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such mortgage loans and the related Non-Serviced Companion
Mortgage Loans. Any additional trust expenses under the related Non-Serviced
Mortgage

                                      S-83

Loan Pooling and Servicing Agreement that are similar to those expenses resulting in Expense Losses and that relate to any Non-Serviced Mortgage Loan
Group containing a Non-Serviced Mortgage Loan B Note are to be paid first out of collections on, and other proceeds of, any related Non-Serviced Mortgage Loan B
Note, to the extent permitted under the related intercreditor agreement, and then, pro rata, out of collections on, and other proceeds of, the Non-Serviced
Mortgage Loan and the Non-Serviced Companion Mortgage Loans.

     Realized Losses with respect to any Serviced Pari Passu Mortgage Loan will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such Serviced Pari Passu Mortgage Loan and the one or more related Serviced Companion Mortgage Loans. Any additional trust expenses under the Pooling and Servicing Agreement that are Expense Losses are to be paid, pro rata, out of collections on, and other proceeds of, any Serviced Pari
Passu Mortgage Loan and the one or more related Serviced Companion Mortgage
Loans.

     Realized Losses with respect to any A/B Mortgage Loan are to be allocated, and expenses are to be paid, first out of collections on, and other proceeds of, the related B Note and then out of collections on, and other proceeds of, the A
Note.

Prepayment Interest Shortfalls and Prepayment Interest Excesses

     If the aggregate Prepayment Interest Shortfalls on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest
Excesses for such mortgage loans for the Collection Period related to a
Distribution Date, the Master Servicing Fee and certain other compensation payable to the master servicer will be reduced by the amount of any Compensating
Interest. See "Servicing of the Mortgage Loans--The Master Servicer--Master
Servicer Compensation" in this prospectus supplement.

     Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date
will be allocated to each class of certificates, pro rata, in proportion to the amount of Accrued Certificate Interest payable to such class on such
Distribution Date, in each case reducing interest otherwise payable thereon. The
Distributable Certificate Interest Amount in respect of any class of certificates will be reduced to the extent any Net Aggregate Prepayment Interest
Shortfalls are allocated to such class of certificates. See "Servicing of the
Mortgage Loans--The Master Servicer--Master Servicer Compensation" in this prospectus supplement.

     On any Distribution Date, to the extent that the aggregate Prepayment
Interest Excesses on all mortgage loans other than Specially Serviced Mortgage
Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the master servicer as additional servicing compensation. Likewise, to the extent that the aggregate Prepayment Interest Excesses on all Specially Serviced
Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the special servicer as additional servicing compensation.

     In the case of any mortgage loan that provides for a Due Date (including applicable grace periods) that occurs after the Determination Date occurring in the month of such Due Date, the master servicer will be required to remit to the trustee (for inclusion in the Available Distribution Amount for the distributions occurring in such month) any Principal Prepayments and Balloon
Payments that are received by the master servicer (from the borrower or the primary servicer) after the Determination Date but on or before the third business day prior to the related Distribution Date.

OPTIONAL TERMINATION

     The holders of a majority of the controlling class, the master servicer, the special servicer and the holder of the majority interest in the Class R-I
Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the trust on any
Distribution Date on or after the Distribution Date on which the aggregate principal balance of the mortgage loans is less than or equal to 1% of the
Initial Pool Balance.

     The purchase price for any such purchase will be 100% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which the master servicer has determined that all payments or

                                      S-84

recoveries with respect to such mortgage loans have been made, plus accrued and unpaid interest at the mortgage rate--or the mortgage rate less the Master
Servicing Fee Rate if the master servicer is the purchaser--to the Due Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the
Advance Rate, and the fair market value of any other property remaining in the trust. The optional termination of the trust must be conducted so as to constitute a "qualified liquidation" of each REMIC under Section 860F of the
Code.

     Upon any such termination, the purchase price for the mortgage loans and the other property in the trust will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under "Description of the Offered
Certificates--Distributions--Application of the Available Distribution Amount"
in this prospectus supplement. Notice of any optional termination must be mailed by the paying agent on behalf of trustee to the Certificateholders and the
Rating Agencies upon the receipt of written notice of such optional termination by the trustee and the paying agent.

     ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY
OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT
AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

P&I Advances

     On the business day prior to each Distribution Date, the master servicer will be obligated to make a P&I Advance in respect of each mortgage loan, subject to the following paragraph, but only to the extent that the master servicer or the special servicer has not determined, in its sole discretion, exercised in good faith, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds and Liquidation Proceeds, in respect of the related mortgage loan, and only until such mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by the master servicer with respect to interest on such a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

o    the amount of interest required to be advanced by the master servicer without giving effect to this sentence; and

o    a fraction, the numerator of which is the Scheduled Principal Balance of such mortgage loan as of the immediately preceding Determination Date less any Appraisal Reduction in effect with respect to such mortgage loan (or, in the case of a Non-Serviced Mortgage Loan or Serviced Pari Passu Mortgage
     Loan, the portion of the Appraisal Reduction that is allocable to such
     Non-Serviced Mortgage Loan or Serviced Pari Passu Mortgage Loan, as
     applicable) and the denominator of which is the Scheduled Principal Balance of the mortgage loan as of such Determination Date.

     In addition, the master servicer will not in any event be required to (i)
advance prepayment or yield maintenance premiums, Excess Interest or default interest, if any, or (ii) make any P&I Advances on any B Note, any Non-Serviced
Companion Mortgage Loans or any Serviced Companion Mortgage Loan.

     With respect to any mortgage loan that is delinquent in respect of its
Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, less the related Master Servicing Fee, the Excess Servicing Fee, the Primary Servicing Fee and any other servicing fees payable from such Assumed Scheduled Payment, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled
Payments.

     The master servicer will be entitled to interest on P&I Advances, which interest will accrue at the Advance Rate. This interest and any interest on other Advances, including interest on servicing advances made by the applicable
Non-Serviced Mortgage Loan Master Servicer in respect of the related
Non-Serviced Mortgage Loan, will result in a reduction in amounts payable on the certificates, to the extent that interest is not otherwise offset in

                                      S-85

accordance with the Pooling and Servicing Agreement and any related Non-Serviced
Mortgage Loan Pooling and Servicing Agreement.

     P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the master servicer or the special servicer determines in its sole discretion, exercised in good faith, that a P&I Advance will not be ultimately recoverable from related recoveries, from funds on deposit in the Certificate
Account and Distribution Account as described under "--Reimbursement of
Advances" below. In no event will the master servicer be required to make aggregate P&I Advances with respect to any mortgage loan which, when including the amount of interest accrued on such advances at the Advance Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts on such mortgage loan.

     Subject to certain exceptions, the right of the master servicer to reimbursement or payment out of recoveries will be prior to the right of the
Certificateholders to receive any amounts recovered with respect to any mortgage loan. If the master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, and if the trustee fails to make a required P&I Advance, the fiscal agent is required to make such P&I Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

     Notwithstanding the foregoing, with respect to any Non-Serviced Mortgage
Loan, the master servicer, the trustee and fiscal agent will be required to rely on the determination of any master servicer, trustee or fiscal agent for the securitization of any related Non-Serviced Companion Mortgage Loan that a particular advance with respect to principal or interest and relating to such other securitization is, or would if made be, ultimately nonrecoverable from collections on such Non-Serviced Mortgage Loan Group. The securitization documents for a Non-Serviced Companion Mortgage Loan may provide for a nonrecoverability determination that differs from the basis for determining nonrecoverability of P&I Advances on the mortgage loans by the master servicer.
Because of the foregoing, P&I Advances with respect to any Non-Serviced Mortgage
Loans as to which advancing is provided for under the Pooling and Servicing
Agreement could terminate earlier than would have been the case if such determination were made solely pursuant to the Pooling and Servicing Agreement.

Servicing Advances

     Servicing Advances, in all cases, will be reimbursable as described below.
The master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or
Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

     With respect to the mortgaged properties securing the mortgage loans, the master servicer will be obligated to make, and the special servicer may make,
Servicing Advances for, among other things, real estate taxes and insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates and not paid by the related borrower, on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties, the master servicer will be obligated to make, and the special servicer may make, Servicing Advances, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

o    insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

o    items such as real estate taxes and assessments in respect of such REO
     Property that may result in the imposition of a lien;

o    any ground rents in respect of such REO Property; and

o    other costs and expenses necessary to maintain, manage or operate such REO
     Property.

                                      S-86

     Notwithstanding the foregoing, the master servicer will be obligated to make such Servicing Advances only to the extent that the master servicer or the special servicer has not determined, as described below, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds, Condemnation
Proceeds, Liquidation Proceeds or proceeds of mortgage loan repurchases (or from any other collections), in respect of such mortgage loan or REO Property.

     The master servicer and the special servicer may incur certain costs and expenses in connection with the servicing of a mortgage loan, any Serviced
Companion Mortgage Loan, any B Note or the administration of REO Property.
Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan
(and, if applicable, the related Serviced Companion Mortgage Loan or B Note) or
REO Property. However, if the master servicer or the special servicer, as applicable, determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such advances will generally be reimbursable from amounts on deposit in the Certificate Account or
Distribution Account as described under "--Reimbursement of Advances" below. If the master servicer fails to make a required Servicing Advance, the trustee is required to make such Servicing Advance, and if the trustee fails to make a required Servicing Advance, the fiscal agent is required to make such Servicing
Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

     In general, none of the master servicer, the special servicer, the trustee or the fiscal agent will be required to make any Servicing Advances with respect to any Non-Serviced Mortgage Loan under the Pooling and Servicing Agreement.
Those advances will be made by the applicable Non-Serviced Mortgage Loan Master
Servicer, the applicable Non-Serviced Mortgage Loan Special Servicer and/or
another party under the related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement on generally the same terms and conditions as are applicable under the
Pooling and Servicing Agreement. If any Servicing Advances are made with respect to any Non-Serviced Mortgage Loan Group under the related Non-Serviced Mortgage
Loan Pooling and Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon.

Reimbursement of Advances

     Any monthly P&I Advance or Servicing Advance (in either case, with interest) that has been determined to be nonrecoverable from the particular mortgage loan to which it relates will be reimbursable from the Certificate
Account in the collection period in which the nonrecoverability determination is made. Any reimbursement of nonrecoverable advances will be made first from amounts in the Certificate Account that are allocable to principal received with respect to the mortgage pool during the collection period in which the reimbursement is made, prior to reimbursement from other collections (including interest) received during that collection period (and similarly, in subsequent periods, from principal first and then from other collections). If interest on the mortgage loans is used to reimburse such nonrecoverable advances, then the party entitled to such reimbursement has agreed to notify the rating agencies at least fifteen (15) days prior to such use, unless circumstances exist which are extraordinary in the sole discretion of such party. If the amount in the
Certificate Account allocable to principal received with respect to the mortgage loans is insufficient to fully reimburse the party entitled to reimbursement, then such party may elect at its sole option to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance). If a monthly P&I Advance or Servicing Advance is made with respect to a mortgage loan after a default thereon and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such advance
(together with interest thereon), unless determined to be nonrecoverable, will be reimbursable only from amounts in the Certificate Account that represent principal on the mortgage loans (net of any principal used to reimburse any nonrecoverable advance (together with interest thereon)). To the extent that the reimbursement is made from principal, the Principal Distribution Amount otherwise payable on the certificates on the related distribution date will be reduced and, in the case of reimbursement of nonrecoverable advances (or interest thereon), a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under
"--Distributions--Subordination; Allocation of Losses and Certain Expenses") to
reduce the total principal balance of the certificates on that distribution date. Any provision in the Pooling and Servicing Agreement for any Servicing
Advance or P&I Advance by the master servicer, the special servicer, the

                                      S-87

trustee or the fiscal agent is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person or entity the risk of loss with respect to one or more of the mortgage loans.

Nonrecoverable Advances

     The determination that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the master servicer or special servicer, as applicable (subject to the reliance on the determination of nonrecoverability in respect of
Non-Serviced Mortgage Loans described above), exercising good faith, and is required to be accompanied by an officer's certificate delivered to the trustee, the special servicer or the master servicer (as applicable), the operating adviser, the Rating Agencies, the paying agent and us (and the holders of the
Serviced Companion Mortgage Loan if the Servicing Advance relates to a Loan
Pair) and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. The master servicer's or special servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders, the trustee and the fiscal agent. The trustee and the fiscal agent will be entitled to rely conclusively on any determination by the master servicer or special servicer of nonrecoverability with respect to such Advance and will have no obligation, but will be entitled, to make a separate determination of recoverability.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

Paying Agent Reports

     Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee and the paying agent, the paying agent will be required to provide or make available to each Certificateholder on each Distribution Date:

     (a)  A statement (in the form of Appendix V) setting forth, to the extent applicable:

          (i)    the amount, if any, of such distributions to the holders of each class of Principal Balance Certificates applied to reduce the aggregate Certificate Balance of such class;

          (ii)   the amount of such distribution to holders of each class of certificates allocable to (A) interest and (B) Prepayment
                 Premiums or Yield Maintenance Charges;

          (iii)  the number of outstanding mortgage loans and the aggregate principal balance and Scheduled Principal Balance of the
                 mortgage loans at the close of business on the related
                 Determination Date;

          (iv)   the number and aggregate Scheduled Principal Balance of
                 mortgage loans:

                 (A)  delinquent 30 to 59 days,

                 (B)  delinquent 60 to 89 days,

                 (C)  delinquent 90 days or more,

                 (D)  as to which foreclosure proceedings have been commenced,
                      or

                 (E)  as to which bankruptcy proceedings have been commenced;

          (v)    with respect to any REO Property included in the trust, the principal balance of the related mortgage loan as of the date of acquisition of the REO Property and the Scheduled Principal
                 Balance of the mortgage loan;

                                      S-88

          (vi)   as of the related Determination Date:

                 (A)  as to any REO Property sold during the related Collection
                      Period, the date of the related determination by the
                      special servicer that it has recovered all payments which
                      it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the Certificate
                      Account, and

                 (B)  the aggregate amount of other revenues collected by the special servicer with respect to each REO Property during
                      the related Collection Period and credited to the
                      Certificate Account, in each case identifying such REO
                      Property by the loan number of the related mortgage loan;

          (vii)  the aggregate Certificate Balance or Notional Amount of each class of certificates before and after giving effect to the distribution made on such Distribution Date;

          (viii) the aggregate amount of Principal Prepayments made during the related Collection Period;

          (ix)   the Pass-Through Rate applicable to each class of certificates for such Distribution Date;

          (x)    the aggregate amount of servicing fees paid to the master
                 servicer, the Primary Servicer and the special servicer and the holders of the rights to Excess Servicing Fees;

          (xi)   the amount of Unpaid Interest, Realized Losses or Expense
                 Losses, if any, incurred with respect to the mortgage loans, including a break out by type of such Expense Losses on an aggregate basis;

          (xii)  the aggregate amount of Servicing Advances and P&I Advances outstanding, separately stated, that have been made by the master servicer, the special servicer, the trustee and the fiscal agent and the aggregate amount of Servicing Advances and
                 P&I Advances made by the applicable Non-Serviced Mortgage Loan
                 Master Servicer in respect of the Non-Serviced Mortgage Loans;

          (xiii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total
                 Appraisal Reductions in effect as of such Distribution Date;
                 and

          (xiv)  such other information and in such form as will be specified in the Pooling and Servicing Agreement.

     (b)  A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in Appendix I.

     The reports described in clauses (a) and (b) above may be combined into one report for purposes of dissemination.

     In the case of information furnished pursuant to subclauses (a)(i), (a)(ii)
and (a)(xi) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual principal amount of the certificates for all certificates of each applicable Class.

     The paying agent will make the foregoing reports and certain other information available each month to any interested party via the paying agent's website, which shall initially be located at www.ctslink.com/cmbs. In addition, the paying agent will also make certain other additional reports available via the paying agent's website on

                                      S-89

a restricted basis to the Depositor and its designees, including the Financial
Market Publishers, the Rating Agencies, the parties to the Pooling and Servicing
Agreement, the Underwriters, Certificateholders and any prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification in the form attached to the pooling and servicing agreement (which form may be submitted electronically via the paying agent's website). For assistance with the paying agent's website, investors may call 301-815-6600. The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

     In connection with providing access to the paying agent's website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

     On an annual basis, the master servicer is required to deliver the Annual
Report to the trustee and the paying agent, which will make such report available as described above to the Underwriters, the Certificateholders, the
Depositor and anyone the Depositor or any Underwriter reasonably designates, the special servicer, and the Rating Agencies.

     The paying agent shall make available at its corporate trust offices
(either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any certificateholder, any certificate owner, any prospective investor, the Underwriters, each Rating
Agency, the special servicer, the Depositor and the holder of any Serviced
Companion Mortgage Loan, originals or copies of, among other things, the following items: (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO
Property, (ii) the most recent mortgaged property/REO Property annual operating statement and rent roll, if any, collected or otherwise obtained by or on behalf of the master servicer or the special servicer and delivered to the paying agent, (iii) any Phase I environmental report or engineering report prepared or appraisals performed in respect of each mortgaged property; provided, however, that the paying agent shall be permitted to require payment by the requesting party (other than either Rating Agency or the Operating Adviser) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

Other Information

     The Pooling and Servicing Agreement generally requires that the paying agent or, with respect to the mortgage loan files, the trustee make available, at their respective corporate trust offices or at such other office as they may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, the holder of a B Note, the holder of any Serviced Companion Mortgage Loan, each Rating Agency or the Depositor, originals or copies of, among other things, the following items, except to the extent not permitted by applicable law or under any of the mortgage loan documents:

o    the Pooling and Servicing Agreement and any amendments to it;

o    all reports or statements delivered to holders of the relevant class of certificates since the Closing Date;

o    all officer's certificates delivered to the paying agent since the Closing
     Date;

o    all accountants' reports delivered to the paying agent since the Closing
     Date;

o    the mortgage loan files;

o    any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer and/or the special servicer; and

                                      S-90

o    any and all officer's certificates and other evidence delivered to the paying agent to support the master servicer's determination that any
     Advance was not or, if made, would not be, recoverable.

     Copies of any and all of the foregoing items and any servicer reports will be available from the paying agent (or, with respect to the mortgage loan files, the trustee) upon request; however, the paying agent or trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies (except that such items will be furnished to the Operating Adviser without charge if such request is not excessive in the judgment of the paying agent or the trustee, as applicable).
Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the certificates by such recipient.

Book-Entry Certificates

     Until such time, if any, as definitive certificates are issued in respect of the offered certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     The master servicer, the special servicer, the paying agent and the
Depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered with the certificate registrar as of the related Record Date; however, any Certificate Owner that has delivered to the certificate registrar a written certification, in the form prescribed by the
Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of offered certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

EXAMPLE OF DISTRIBUTIONS

     The following chart sets forth an example of distributions on the certificates as if the certificates had been issued in January 2005:

         The close of business on

         January 1                (A)   Cut-off Date.

         January 31               (B)   Record Date for all Classes of
                                        Certificates.

         January 2 - February 7   (C)   The Collection Period. The master
                                        servicer receives Scheduled Payments due
                                        after the Cut-off Date and any Principal
                                        Prepayments made after the Cut-off Date
                                        and on or prior to February 7.

         February 7               (D)   Determination Date.

         February 11              (E)   Master Servicer Remittance Date.

         February 14              (F)   Distribution Date.

     Succeeding monthly periods follow the pattern of (B) through (F) above
(except as described below).

     (A) The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the trust.

                                      S-91

     (B) Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent
Record Date will be the last business day of the month preceding the month in which the related Distribution Date occurs.

     (C) Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date and on or prior to February 7, 2005 will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs. In the case of certain mortgage loans identified in a schedule to the Pooling and Servicing Agreement as to which the
Scheduled Payment is due on a Due Date that may occur after, but in the same calendar month as, the last day of a given Collection Period, certain payments that are either received before the Distribution Date or advanced in respect of such Scheduled Payment (or, if applicable, Assumed Scheduled Payment) will, to the extent provided in the Pooling and Servicing Agreement, be deemed to be included in that Collection Period.

     (D) As of the close of business on the Determination Date, the master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

     (E) The master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by the master servicer, and any P&I Advances required to be made by the master servicer, that together constitute the Available Distribution Amount for such
Distribution Date.

     (F) The paying agent will make distributions to Certificateholders on the
13th day of each month or, if such day is not a business day, the next succeeding business day.

THE TRUSTEE AND THE FISCAL AGENT

The Trustee

     LaSalle Bank National Association will act as the trustee. LaSalle Bank
National Association is a subsidiary of the fiscal agent. The trustee, is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United
States of America or any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and
(iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" by S&P and whose long-term senior unsecured debt, or that of its fiscal agent, if applicable, is rated not less than "AA-" by Fitch (or "A+"
by Fitch if such institution's short-term debt obligations are rated at least
"F-1" by Fitch) and "A+" by S&P, provided that, if the fiscal agent is rated at least "AA-" by Fitch (or "A+" by Fitch if the fiscal agent also has a short-term rating of at least "F-1" from Fitch) and "A-" by S&P (or "A+" by S&P if such institution's short-term debt obligations are rated at least "A-1" by S&P), then the trustee must be rated not less than "A-" by Fitch and "A-" by S&P, or otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates. The corporate trust office of the trustee responsible for administration of the trust is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois
60603, Attention: Asset-Backed Securities Trust Services Group--Morgan Stanley
Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series
2005-TOP17. As of September 30, 2004, the trustee had assets of approximately
$61 billion. See "Description of the Pooling and Servicing Agreements--Duties of
the Trustee", "Description of the Pooling and Servicing Agreements--Regarding
the Fees, Indemnities and Powers of the Trustee" and "Description of the Pooling
and Servicing Agreements--Resignation and Removal of the Trustee" in the
prospectus.

The Fiscal Agent

     ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the trustee will act as fiscal agent for the trust and will be obligated to make any Advance required to be made, and not made, by the master servicer and the trustee under the Pooling and Servicing Agreement, provided that the fiscal agent will not be obligated to make any Advance that it deems to be a nonrecoverable advance. The fiscal agent will be

                                      S-92

entitled -- but not obligated -- to rely conclusively on any determination by the master servicer, the special servicer -- solely in the case of Servicing
Advances -- or the trustee that an Advance, if made, would be a nonrecoverable advance. The fiscal agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer and the trustee. See "--Advances" above. The fiscal agent will be entitled to various rights, protections and indemnities similar to those afforded the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent. As of September 30, 2004, the fiscal agent had consolidated assets of approximately $790 billion. The long-term unsecured debt of ABN AMRO Bank N.V. is rated "AA-" by Fitch and "AA-" by S&P. In the event that LaSalle Bank National Association shall, for any reason, cease to act as trustee under the Pooling and Servicing Agreement, ABN AMRO Bank N.V. likewise shall no longer serve in the capacity of fiscal agent under the Pooling and
Servicing Agreement.

THE PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     Wells Fargo Bank, National Association ("Wells Fargo") will serve as the paying agent (in such capacity, the "paying agent"). In addition, Wells Fargo will serve as registrar (in such capacity, the "certificate registrar") for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates (in such capacity, the "authenticating agent"). Wells Fargo maintains an office at
Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113 for
certificate transfers and exchanges and an office at 9062 Old Annapolis Road,
Columbia, Maryland 21045 for securities administration purposes. Wells Fargo is also the master servicer. As compensation for the performance of its duties as paying agent, certificate registrar and authenticating agent, Wells Fargo will be paid a portion of the monthly Trustee Fee as set forth in the Pooling and
Servicing Agreement.

     The trustee, the fiscal agent, the certificate registrar and the paying agent and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred in connection with any legal action incurred without negligence or willful misconduct on their respective parts, arising out of, or in connection with the Pooling and Servicing Agreement and the certificates.

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The Expected Final Distribution Date for each class of certificates presented under "Summary of Prospectus Supplement--Expected Final Distribution
Dates" in this prospectus supplement is the date on which such Class is expected to be paid in full, assuming timely payments and no Principal Prepayments (other than payments with respect to ARD Loans on their Anticipated Repayment Dates)
will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions.

     The Rated Final Distribution Date of each class of certificates is the
Distribution Date in December 2041.

     The ratings assigned by the Rating Agencies to each class of Principal
Balance Certificates reflects an assessment of the likelihood that the
Certificateholders of such Class will receive, on or before the Rated Final
Distribution Date, all principal distributions to which they are entitled.

AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

     The Pooling and Servicing Agreement may be amended from time to time by the parties to the Pooling and Servicing Agreement, without notice to or the consent of any of the Holders, to do the following:

o    to cure any ambiguity;

o    to cause the provisions in the Pooling and Servicing Agreement to conform to or be consistent with or in furtherance of the statements made with respect to the certificates, the trust or the Pooling and Servicing
     Agreement in this prospectus supplement, the accompanying prospectus or the memorandum under which certain of the Subordinate Certificates are being offered, or to correct or supplement any provision which may be inconsistent with any other provisions;

                                      S-93

o    to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the status of each REMIC (or the grantor trust created from the related portion of the trust) for the purposes of federal income tax law (or comparable provisions of state income tax law);

o    to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;

o    to modify, add to or eliminate the provisions in the Pooling and Servicing
     Agreement relating to transfers of residual certificates;

o    to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to list the certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents;

o    to modify the provisions relating to the timing of reimbursements of
     Servicing Advances or P&I Advances in order to conform them to the commercial mortgage-backed securities industry standard for such provisions; or

o    any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents).

     No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any
Certificateholder not consenting to such amendment without the consent of 100%
of the Certificateholders (if adversely affected) or (B) adversely affect the status of any REMIC (or the grantor trust created from the related portion of the trust). Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

     The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties to the Pooling and Servicing Agreement (without the consent of the Certificateholders) and with the written confirmation of the
Rating Agencies that such amendment would not cause the ratings on any class of certificates to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in the bullet points contained in the next succeeding paragraph. The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate certificate balance of the certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders or such holders; provided that no such amendment may:

o    reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate without the consent of the Holder of such certificate;

o    reduce the aforesaid percentages of aggregate certificate percentage or certificate balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each class of certificates affected thereby;

o    eliminate the master servicer's, the trustee's or the fiscal agent's obligation to advance or alter the Servicing Standard except as may be necessary or desirable to comply with Sections 860A through 860G of the
     Code and related Treasury Regulations and rulings promulgated under the
     Code; or

o    adversely affect the status of any REMIC for federal income tax purposes without the consent of 100% of the Certificateholders (including the Class
     R-I, Class R-II and Class R-III Certificateholders) or adversely affect the status of the grantor trust created from the related portion of the trust, without the consent of 100% of the

                                      S-94

     holders of the Class P Certificates. The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

     The yield to maturity on the offered certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such offered certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

o    the Pass-Through Rate for such certificate;

o    the rate and timing of principal payments, including Principal Prepayments, and other principal collections on the mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with
     Material Breaches of representations and warranties and Material Document
     Defects or the exercise of a purchase option by a holder of a subordinate note or a mezzanine loan) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or Notional Amount of such certificate;

o    the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the
     Certificate Balance or Notional Amount of such certificate or in reduction of amounts distributable thereon; and

o    the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the
     Distributable Certificate Interest Amount payable on such certificate.

     In addition, the effective yield to holders of the offered certificates will differ from the yield otherwise produced by the applicable Pass-Through
Rate and purchase prices of such certificates because interest distributions will not be payable to such holders until at least the 13th day of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

PASS-THROUGH RATES

     The interest rates on one or more classes of certificates (including the
Class X-2 Certificates) may be based on a weighted average of the mortgage loan interest rates net of the Administrative Cost Rate, which is calculated based upon the respective principal balances of the mortgage loans. In addition, the interest rate on one or more classes of certificates may be capped at such weighted average rate. Accordingly, the yield on those classes of certificates may be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized
Losses as a result of liquidations of mortgage loans. In general, the effect of any such changes on such yields and Pass-Through Rates for such certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized Losses than mortgage loans with relatively lower mortgage rates.

RATE AND TIMING OF PRINCIPAL PAYMENTS

     The yield to maturity on the Class X-1 Certificates (and to a lesser extent, the Class X-2 Certificates) will be extremely sensitive to, and the yield to maturity on any class of offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or Notional Amount of such class of certificates. As described herein, the Principal Distribution Amount for each
Distribution Date will be distributable entirely in respect of the Class A
Senior Certificates until their Certificate Balance is reduced to zero, and will thereafter be distributable entirely in respect of each other class of Principal
Balance Certificates, in descending alphabetical order of Class designation, in each case until the aggregate Certificate Balance of such class of certificates is, in turn, reduced to zero. Consequently, the rate and timing of

                                      S-95

principal payments that are distributed or otherwise result in reduction of the aggregate Certificate Balance of each class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules of such mortgage loans, the dates on which Balloon Payments are due, any extension of maturity dates by the master servicer or the special servicer, the rate and timing of any reimbursement of the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, out of the Certificate
Account of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification (together with interest on such advances), and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, repurchases as a result of a seller's breach of representations and warranties or material defects in a mortgage loan's documentation and other purchases of mortgage loans out of the trust.

     Although the borrower under an ARD Loan may have incentives to prepay the
ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will choose to or will be able to prepay an ARD Loan on its Anticipated
Repayment Date. The failure of the borrower to prepay an ARD Loan on its
Anticipated Repayment Date will not be an event of default under the terms of that mortgage loan. However, the Pooling and Servicing Agreement will require action to be taken to enforce the trust's right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD Loan documents.

     Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the trust as described herein under "Description of the Offered Certificates--Optional
Termination" will also shorten the weighted average lives of those certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those certificates. See
"Servicing of the Mortgage Loans--Mortgage Loan Modifications" in this prospectus supplement.

     The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amounts of its Class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

     In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amounts of the related Class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Investors in the Class X-2 Certificates should fully consider the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in the failure of such investors to fully recoup their initial investments. With respect to the Class A Senior, Class A-J, Class
B, Class C, Class D, Class E, Class F, Class G, Class H, Class X-1 and Class X-2
Certificates, the allocation of a portion of collected Prepayment Premiums or
Yield Maintenance Charges to the certificates as described herein is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The
Prepayment Premium or Yield Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in "Appendix II -
Certain Characteristics of the Mortgage Loans."

                                      S-96

     Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

     If the portion of the Available Distribution Amount distributable in respect of interest on any class of certificates on any Distribution Date is less than the Distributable Certificate Interest Amount then payable for that
Class, the shortfall will be distributable to holders of the class of certificates on subsequent Distribution Dates, to the extent of the Available
Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a principal prepayment accompanied by less than a full month's interest) will bear interest at the applicable Pass-Through Rate and may adversely affect the yield to maturity of the class of certificates for as long as it is outstanding.

LOSSES AND SHORTFALLS

     The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses will generally be applied in reverse sequential order, that is, first to the Class P
Certificates, and then to the other respective Classes of Principal Balance
Certificates, in ascending alphabetical order of Class designation -- from the
Class O Certificates to the Class B Certificates, then the Class A-J
Certificates, then pro rata among the Class A-1, Class A-2, Class A-3, Class
A-4, Class A-AB and Class A-5 Certificates. As to each of such classes, Realized
Losses and Expense Losses will reduce (i) first, the Certificate Balance of such class until such Certificate Balance is reduced to zero (in the case of the
Principal Balance Certificates); (ii) second, Unpaid Interest owing to such class and (iii) third, Distributable Certificate Interest Amounts owing to such class, provided, that such reductions shall be allocated among the Class A-1
Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4
Certificates, Class A-AB and Class A-5 Certificates and, as to their interest entitlements only, the Class X-1 Certificates and Class X-2 Certificates, pro
rata, based upon their outstanding Certificate Balances or accrued interest, as the case may be. Net Aggregate Prepayment Interest Shortfalls will be borne by the holders of each class of certificates, pro rata as described herein, in each case reducing interest otherwise payable thereon. Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that
P&I Advances would be nonrecoverable, Appraisal Reductions, Expense Losses and
Realized Losses generally will result in, among other things, a shortfall in current or ultimate distributions to the most subordinate class of certificates outstanding.

RELEVANT FACTORS

     The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties and otherwise), prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due-on-sale and due-on-encumbrance provisions, and amortization terms that require Balloon Payments--the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" in this prospectus supplement and "Risk Factors"
in the prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment Premium or
Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

                                      S-97

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

WEIGHTED AVERAGE LIFE

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal Balance
Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans, which are past their lockout, defeasance and yield maintenance periods.
We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the offered certificates.

     The following tables indicate the percent of the initial Certificate
Balance of each class of offered certificates (other than the Class X-2
Certificates) after each of the dates shown and the corresponding weighted average life of each such class of the certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance of such certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

     The mortgage loans do not have all of the characteristics of the
Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the
Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring
Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

     For the purposes of each table, the weighted average life of a certificate is determined by:

o    multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

o    summing the results; and

o    dividing the sum by the aggregate amount of the reductions in the
     Certificate Balance of such certificate.

     The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the

                                      S-98

Mortgage Pool will not experience any defaults or losses, or that the Mortgage
Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%        25%       50%        75%     100%
-----------------------------     ------    ------     ------    ------   ------
Closing Date                       100%      100%       100%      100%     100%
January 2006                        51%       51%       51%        51%      51%
January 2007                        0%        0%         0%        0%       0%
Weighted average life (years)      1.00      1.00       1.00      1.00     1.00

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%        25%       50%        75%     100%
-----------------------------     ------    ------     ------    ------   ------
Closing Date                       100%      100%       100%      100%     100%
January 2006                       100%      100%       100%      100%     100%
January 2007                        98%       98%       98%        98%      98%
January 2008                        58%       58%       58%        58%      58%
January 2009                        14%       14%       14%        14%      14%
January 2010                        0%        0%         0%        0%       0%
Weighted average life (years)      3.16      3.16       3.16      3.16     3.16

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%        25%       50%        75%     100%
-----------------------------     ------    ------     ------    ------   ------
Closing Date                       100%      100%       100%      100%     100%
January 2006                       100%      100%       100%      100%     100%
January 2007                       100%      100%       100%      100%     100%
January 2008                       100%      100%       100%      100%     100%
January 2009                       100%      100%       100%      100%     100%
January 2010                        0%        0%         0%        0%       0%
Weighted average life (years)      4.77      4.77       4.76      4.75     4.66

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%        25%       50%        75%     100%
-----------------------------     ------    ------     ------    ------   ------
Closing Date                       100%      100%       100%      100%     100%
January 2006                       100%      100%       100%      100%     100%
January 2007                       100%      100%       100%      100%     100%
January 2008                       100%      100%       100%      100%     100%
January 2009                       100%      100%       100%      100%     100%
January 2010                       100%      100%       100%      100%     100%
January 2011                       100%      100%       100%      100%     100%
January 2012                        0%        0%         0%        0%       0%
Weighted average life (years)      6.64      6.64       6.64      6.64     6.61

                                      S-99

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-AB CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%        25%       50%        75%     100%
-----------------------------     ------    ------     ------    ------   ------
Closing Date                       100%      100%       100%      100%     100%
January 2006                       100%      100%       100%      100%     100%
January 2007                       100%      100%       100%      100%     100%
January 2008                       100%      100%       100%      100%     100%
January 2009                       100%      100%       100%      100%     100%
January 2010                        98%       98%       98%        98%      98%
January 2011                        79%       79%       79%        79%      79%
January 2012                        70%       70%       70%        70%      70%
January 2013                        49%       49%       49%        49%      49%
January 2014                        21%       21%       19%        18%      0%
January 2015                        0%        0%         0%        0%       0%
Weighted average life (years)      7.61      7.60       7.60      7.59     7.54

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-5 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%        25%       50%        75%     100%
-----------------------------     ------    ------     ------    ------   ------
Closing Date                       100%      100%       100%      100%     100%
January 2006                       100%      100%       100%      100%     100%
January 2007                       100%      100%       100%      100%     100%
January 2008                       100%      100%       100%      100%     100%
January 2009                       100%      100%       100%      100%     100%
January 2010                       100%      100%       100%      100%     100%
January 2011                       100%      100%       100%      100%     100%
January 2012                       100%      100%       100%      100%     100%
January 2013                       100%      100%       100%      100%     100%
January 2014                       100%      100%       100%      100%     100%
January 2015                        0%        0%         0%        0%       0%
Weighted average life (years)      9.65      9.64       9.62      9.60     9.44

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-J CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%        25%       50%        75%     100%
-----------------------------     ------    ------     ------    ------   ------
Closing Date                       100%      100%       100%      100%     100%
January 2006                       100%      100%       100%      100%     100%
January 2007                       100%      100%       100%      100%     100%
January 2008                       100%      100%       100%      100%     100%
January 2009                       100%      100%       100%      100%     100%
January 2010                       100%      100%       100%      100%     100%
January 2011                       100%      100%       100%      100%     100%
January 2012                       100%      100%       100%      100%     100%
January 2013                       100%      100%       100%      100%     100%
January 2014                       100%      100%       100%      100%     100%
January 2015                        0%        0%         0%        0%       0%
Weighted average life (years)      9.90      9.89       9.88      9.88     9.79

                                     S-100

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%        25%       50%        75%     100%
-----------------------------     ------    ------     ------    ------   ------
Closing Date                       100%      100%       100%       100%    100%
January 2006                       100%      100%       100%       100%    100%
January 2007                       100%      100%       100%       100%    100%
January 2008                       100%      100%       100%       100%    100%
January 2009                       100%      100%       100%       100%    100%
January 2010                       100%      100%       100%       100%    100%
January 2011                       100%      100%       100%       100%    100%
January 2012                       100%      100%       100%       100%    100%
January 2013                       100%      100%       100%       100%    100%
January 2014                       100%      100%       100%       100%    100%
January 2015                        0%        0%         0%         0%      0%
Weighted average life (years)      9.96      9.96       9.96       9.93    9.79

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%        25%       50%        75%     100%
-----------------------------     ------    ------     ------    ------   ------
Closing Date                       100%      100%       100%      100%     100%
January 2006                       100%      100%       100%      100%     100%
January 2007                       100%      100%       100%      100%     100%
January 2008                       100%      100%       100%      100%     100%
January 2009                       100%      100%       100%      100%     100%
January 2010                       100%      100%       100%      100%     100%
January 2011                       100%      100%       100%      100%     100%
January 2012                       100%      100%       100%      100%     100%
January 2013                       100%      100%       100%      100%     100%
January 2014                       100%      100%       100%      100%     100%
January 2015                        0%        0%         0%        0%       0%
Weighted average life (years)      9.96      9.96       9.96      9.96     9.79

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS D CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%        25%       50%        75%     100%
-----------------------------     ------    ------     ------    ------   ------
Closing Date                       100%      100%       100%      100%     100%
January 2006                       100%      100%       100%      100%     100%
January 2007                       100%      100%       100%      100%     100%
January 2008                       100%      100%       100%      100%     100%
January 2009                       100%      100%       100%      100%     100%
January 2010                       100%      100%       100%      100%     100%
January 2011                       100%      100%       100%      100%     100%
January 2012                       100%      100%       100%      100%     100%
January 2013                       100%      100%       100%      100%     100%
January 2014                       100%      100%       100%      100%     100%
January 2015                        0%        0%         0%        0%       0%
Weighted average life (years)      9.96      9.96       9.96      9.96     9.79

                                     S-101

CLASS X-2 CERTIFICATES

     The yield to maturity on the Class X-2 Certificates will be sensitive to the rate and timing of principal payments (including both voluntary and involuntary prepayments) on the mortgage loans and to the default and loss experience on the mortgage loans. Accordingly, investors in the Class X-2
Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment of the mortgage loans could result in the failure of such investors to recoup their initial investments. Any allocation of a portion of collected Prepayment Premiums or Yield Maintenance Charges to the
Class X-2 Certificates as described herein may be insufficient to offset fully the adverse effects on the yield on such class of certificates that the related prepayments may otherwise have. Moreover, because the mortgage loans represent non-recourse obligations of the borrowers, no assurance can be given that the borrowers will have sufficient funds available to pay all or any portion of any required Prepayment Premium or Yield Maintenance Charge in the case of a default, or that, in the case of a foreclosure, foreclosure proceeds will be sufficient or available to permit recovery of the Prepayment Premium or Yield
Maintenance Charge. No assurances are given that the obligation to pay any
Prepayment Premium or Yield Maintenance Charge will be enforceable. The yield to maturity on the Class X-2 Certificates will also be adversely affected by the trust's receipt of insurance proceeds in connection with a casualty loss on a mortgaged property (for which no Prepayment Premium or Yield Maintenance Charge will be due). In addition, the yield to maturity on the Class X-2 Certificates may be adversely affected if an optional termination of the trust occurs.

     The following tables indicate the approximate pre-tax yield to maturity on the Class X-2 Certificates for the specified CPR and Constant Default Rate
("CDR") percentages, stated on a corporate bond equivalent ("CBE") basis. For purposes of preparing the tables it was assumed that (i) unless otherwise indicated, the Structuring Assumptions referred to above apply and the initial
Notional Amount and initial Pass-Through Rate of the Class X- 2 Certificates are as set forth herein and (ii) the purchase price (excluding accrued interest) for the Class X-2 Certificates, expressed as a percentage of the Notional Amount thereof, is as specified below. In addition, all of the following scenarios assume the (i) immediate occurrence of defaults and (ii) immediate recovery of
65% of the defaulted amount.

                         PRE-TAX YIELD TO MATURITY (CBE)
                          OF THE CLASS X-2 CERTIFICATES

PREPAYMENT ASSUMPTION                  0% CPR         100% CPR         100% CPR
DEFAULT RATE ASSUMPTION                0% CDR           0% CDR           2% CDR
--------------------------------------------------------------------------------

ASSUMED TOTAL PURCHASE PRICE
(EXCLUDING ACCRUED INTEREST)

     The pre-tax yields to maturity set forth in the preceding table were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the Class X-2 Certificates (that is, interest and Prepayment Premiums, if any, collected as described above), would cause the discounted present value of such assumed cash flows to equal the assumed purchase price thereof plus accrued interest, and by converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X-2
Certificates and consequently do not purport to reflect the return on any investment in the Class X-2 Certificates when such reinvestment rates are considered.

     Notwithstanding the assumed prepayment and default rates reflected in the foregoing table, it is highly unlikely that the mortgage loans will be prepaid or default according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Class X-2 Certificates is likely to differ from those shown in the table, even if all of the mortgage loans prepay at the indicated CPRs and default at the indicated CDRs over any given time period or over the entire life of the Class X-2

                                     S-102

Certificates. CDR represents an assumed constant rate of default each month
(expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans.

     As described herein, the amounts payable with respect to the Class X-2
Certificates consist only of interest. If all of the mortgage loans were to prepay in the initial month, with the result that holders of the Class X-2
Certificates receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders would nevertheless have been paid, and such result will be consistent with the
"AAA/AAA" ratings received on the Class X-2 Certificates. The related Notional
Amount upon which interest in respect of the Class X-2 Certificates is calculated will be reduced by the allocation of Realized Losses, Expense Losses and prepayments of principal, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on such Notional Amount of such
Certificates as so reduced from time to time. Accordingly, the ratings of the
Class X-2 Certificates should be evaluated independently from similar ratings on other types of securities.

                                     S-103

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Mortgage Pool will consist of one hundred ten (110) fixed-rate, first mortgage loans with an aggregate Cut-off Date Balance of $980,772,819, subject to a permitted variance of plus or minus 5%. The Cut-off Date Balances of the mortgage loans range from $1,146,923 to $77,385,000, and the mortgage loans have an average Cut-off Date Balance of $8,916,117. The largest mortgage loan group, which is comprised of three (3) cross-collateralized loans, has an aggregate outstanding principal balance as of the Cut-off Date of $80,000,000.Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

     The mortgage loans were originated between December 19, 2003 and December
20, 2004. As of the Cut-off Date, none of the mortgage loans was 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the ten (10) largest mortgage loans (including crossed mortgage loans) in the Mortgage Pool are contained in Appendix III attached.

     One hundred twenty-two (122) mortgaged properties, securing mortgage loans representing 98.4% of the Initial Pool Balance, are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in such mortgaged property. Two (2) mortgaged properties, securing a mortgage loan representing 1.6% of the Initial Pool Balance, are subject to a leasehold mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee interest in a portion of such mortgaged property and a leasehold interest in the remaining portion of that same property.

     On the Closing Date, we will acquire the mortgage loans from the sellers, in each case pursuant to a Mortgage Loan Purchase Agreement to be entered into between us and the particular seller. We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders. See
"--The Sellers" and "--Sale of the Mortgage Loans" below.

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

Mortgage Rates; Calculations of Interest

     The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Other than ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest. Ninety-eight (98) mortgage loans, representing 92.6% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed each month in a 360-day year. Twelve
(12) mortgage loans, representing 7.4% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

Property Types

     The mortgage loans consist of the following property types:

     o    Retail - Forty-nine (49) of the mortgaged properties, which secure
          46.3% of the Initial Pool Balance, are retail properties;

     o    Office - Twenty-one (21) of the mortgaged properties, which secure
          27.4% of the Initial Pool Balance, are office properties;

                                     S-104

     o    Industrial - Nineteen (19) of the mortgaged properties, which secure
          8.9% of the Initial Pool Balance, are industrial properties;

     o    Hospitality - Four (4) of the mortgaged properties, which secure 4.4%
          of the Initial Pool Balance, are hospitality properties;

     o    Multifamily - Eight (8) of the mortgaged properties, which secure 4.3%
          of the Initial Pool Balance, are multifamily properties;

     o    Self Storage - Thirteen (13) of the mortgaged properties, which secure
          3.1% of the Initial Pool Balance, are self storage properties;

     o    Manufactured Housing Community - Four (4) of the mortgaged properties, which secure 2.0% of the Initial Pool Balance, are manufactured housing community properties;

     o    Other - Three (3) of the mortgaged properties, which secure 1.8% of the Initial Pool Balance, are types of properties other than those set forth in this paragraph; and

     o    Mixed Use - Three (3) of the mortgaged properties, which secure 1.8%
          of the Initial Pool Balance, are mixed use properties.

Property Location

     The following geographic areas contain the largest concentrations of mortgaged properties securing the mortgage loans: California, Florida,
Pennsylvania, Hawaii, Virginia, Texas and New York.

     o    Thirty-six (36) mortgaged properties, representing security for 21.0%
          of the Initial Pool Balance, are located in California. Of the mortgaged properties located in California, twenty-eight (28) of such mortgaged properties, representing security for 16.8% of the Initial
          Pool Balance, are located in Southern California, and eight (8)
          mortgaged properties, representing security for 4.2% of the Initial
          Pool Balance, are located in Northern California;

     o    Nine (9) mortgaged properties, representing security for 12.3% of the
          Initial Pool Balance, are located in Florida;

     o    Three (3) mortgaged properties, representing security for 8.2% of the
          Initial Pool Balance, are located in Pennsylvania;

     o    One (1) mortgaged property, representing security for 7.9% of the
          Initial Pool Balance, is located in Hawaii;

     o    Six (6) mortgaged properties, representing security for 7.2% of the
          Initial Pool Balance, are located in Virginia;

     o    Seven (7) mortgaged properties, representing security for 5.8% of the
          Initial Pool Balance, are located in Texas; and

     o    Seven (7) mortgaged properties, representing security for 5.0% of the
          Initial Pool Balance, are located in New York.

Due Dates

     Ninety-nine (99) of the mortgage loans, representing 78.4% of the Initial
Pool Balance, have Due Dates on the 1st day of each calendar month. Two (2) of the mortgage loans, representing 0.4% of the Initial Pool Balance,

                                     S-105

have Due Dates on the 3rd day of each calendar month. Two (2) of the mortgage loans, representing 1.7% of the Initial Pool Balance, have Due Dates on the 5th day of each calendar month. Three (3) of the mortgage loans, representing 8.2%
of the Initial Pool Balance, have Due Dates on the 7th day of each calendar month. Four (4) of the mortgage loans, representing 11.4% of the Initial Pool
Balance, have Due Dates on the 8th day of each calendar month. The mortgage loans have various grace periods prior to the imposition of late payment charges, including one hundred two (102) mortgage loans, representing 96.5% of the Initial Pool Balance, with grace periods prior to the imposition of late payment charges of 0 to 5 calendar days or 5 business days. Of the remaining mortgage loans: one (1) mortgage loan, representing 0.8% of the Initial Pool
Balance, has a 7 calendar day grace period prior to the imposition of late payment charges and one (1) mortgage loan, representing 1.1% of the Initial Pool
Balance, has a 15 calendar day grace period prior to the imposition of late payment charges. Six (6) mortgage loans, representing 1.7% of the Initial Pool
Balance, have a one-time 25 calendar day grace period prior to the imposition of late payment charges and thereafter, a 5 calendar day grace period prior to the imposition of late payment charges.

Amortization

     The mortgage loans have the following amortization features:

     o    Ninety-nine (99) of the mortgage loans, representing 96.4% of the
          Initial Pool Balance, are Balloon Loans. Four (4) of these mortgage loans, representing 3.0% of the Initial Pool Balance, are ARD loans.
          The amount of the Balloon Payments on those mortgage loans that accrue interest on a basis other than a 360-day year consisting of 30-day months will be greater, and the actual amortization terms will be longer, than would be the case if such mortgage loans accrued interest on the basis of a 360-day year consisting of 30-day months as a result of the application of interest and principal on such mortgage loans over time. See "Risk Factors" in this prospectus supplement.

     o    The eleven (11) remaining mortgage loans, representing 3.6% of the
          Initial Pool Balance are fully amortizing and each is expected to have less than 5% of the original principal balance outstanding as of its respective stated maturity date.

Prepayment Restrictions

     As of the Cut-off Date, the following prepayment restrictions applied to the mortgage loans:

     o    Sixty-four (64) of the mortgage loans, representing 67.3% of the
          Initial Pool Balance, prohibit voluntary principal prepayments during the Lock-out Period but permit the related borrower (after an initial period of at least two years following the date of issuance of the certificates) to defease the loan by pledging direct, non-callable
          United States Treasury obligations that provide for payment on or prior to each due date through and including the maturity date (or such earlier due date on which the mortgage loan first becomes freely prepayable) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage.

     o    Twenty-four (24) mortgage loans, representing 10.1% of the Initial
          Pool Balance, prohibit voluntary principal prepayments during a
          Lock-out Period, and following the Lock-out Period provide for a
          Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, and also permit the related borrower, after an initial period of at least two years following the date of the issuance of the certificates, to defease the loan by pledging direct, non-callable
          United States Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage.

     o    Twenty (20) of the mortgage loans, representing 22.2% of the Initial
          Pool Balance, prohibit voluntary principal prepayments during a
          Lock-out Period and thereafter provide for Prepayment Premiums or
          Yield Maintenance Charges calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

                                     S-106

     o    Two (2) mortgage loans, representing 0.4% of the Initial Pool Balance, have no Lock-out Period and the loans permit voluntary principal prepayments at any time if accompanied by a Prepayment Premium or
          Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid.

     With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

     o    One (1) mortgage loan, representing 3.4% of the Initial Pool Balance, permits the release of a portion of the collateral upon prepayment or defeasance of an amount equal to 110% or 115%, as applicable, of the allocated loan amount of the collateral being released and, if prepaid, upon payment of the applicable yield maintenance charge.

     o    Two (2) mortgage loans, representing 4.3% of the Initial Pool Balance, are secured by multiple mortgaged properties and permit the release of any of the mortgaged properties from the lien of the related mortgage upon defeasance of an amount equal to 120% of the allocated amount of the mortgaged property being released.

     o    Notwithstanding the foregoing, the mortgage loans generally provide that the related borrower may prepay the mortgage loan without premium or defeasance requirements commencing one (1) to thirteen (13) payment dates prior to and including the maturity date or the Anticipated
          Repayment Date.

     The method of calculation of any Prepayment Premium or Yield Maintenance
Charge will vary for any mortgage loan as presented in "Appendix II - Certain
Characteristics of the Mortgage Loans."

Non-Recourse Obligations

     The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder of the mortgage loan may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by any mortgage loan seller or any of their affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

"Due-on-Sale" and "Due-on-Encumbrance" Provisions

     The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan, any Serviced Companion Mortgage Loan or any B Note if the
borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, the mortgage loans, any Serviced Companion
Mortgage Loan and any B Note generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the master servicer or the special servicer, as the case may be, or, if collected, will be paid to the master servicer or the special servicer as additional servicing compensation, and certain other conditions.

     In addition, some of the mortgage loans, any Serviced Companion Mortgage
Loans and any B Notes permit the borrower to transfer the related mortgaged property or interests in the borrower to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, or other unrelated parties, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan, Serviced Companion
Mortgage Loan or B Note documents and/or as determined by the master servicer.
The master servicer or the special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan, Serviced Companion

                                     S-107

Mortgage Loan or B Note upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the
Pooling and Servicing Agreement.

Subordinate and Other Financing

     Six (6) of the mortgage loans, representing 18.7% of the Initial Pool
Balance, currently have additional financing in place that is secured by the mortgaged property or properties related to such mortgage loan. The Wells REF
Portfolio Pari Passu Loan, which had an aggregate outstanding principal balance as of the Cut-off Date of $80,000,000, is secured by the related mortgaged properties on a pari passu basis with other notes that had an aggregate original principal balance of $270,000,000. The Waikele Center Pari Passu Loan, which had an aggregate outstanding principal balance as of the Cut-off Date of
$77,385,000, is secured by the related mortgaged property on a pari passu basis with other notes that had aggregate original principal balance of $63,315,000.
The Mason Devonshire Plaza Mortgage Loan, which had an aggregate outstanding principal balance as of the Cut-off Date of $15,840,000, is secured by the related mortgaged property, which also secures a subordinated B Note, the Mason
Devonshire Plaza B Note, that had an original principal balance of $660,000. The
Kohl's Stoughton Mortgage Loan, which had an aggregate outstanding principal balance as of the Cut-off Date of $9,763,000, is secured by the related mortgaged property, which also secures a second lien loan that had an original principal balance of $2,300,000. See "Servicing of the Mortgage Loans--Servicing
of the Wells REF Portfolio Loan Group, the Waikele Center Loan Group, the Mason
Devonshire Plaza A/B Mortgage Loan and the Kohl's Stoughton Mortgage Loan" in
this prospectus supplement.

     One (1) of the mortgage loans, representing 3.4% of the Initial Pool
Balance, permits the borrower to enter into additional subordinate financing that is secured by the mortgaged property, provided that the combined LTV does not exceed 75% and the DSCR does not exceed 1.75x at the time of financing.

     Nine (9) of the mortgage loans, representing 10.6% of the Initial Pool
Balance, permit the borrower to enter into additional financing that is not secured by the mortgaged property (or to retain unsecured debt existing at the time of the origination of such loan) and/or permit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property.

     One (1) of the mortgage loans, representing 0.3% of the Initial Pool
Balance, permits the borrower, at its option, either (i) to incur additional subordinate financing that is secured by the mortgaged property provided that certain criteria are satisfied, including DSCR and LTV tests or (ii) to permit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower provided that certain criteria are satisfied, including DSCR and LTV tests.

     We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of an equity ownership interest in a related borrower. See "Legal Aspects of The Mortgage Loans--Subordinate Financing" in
the prospectus and "Risk Factors--A Borrower's Other Loans May Reduce The Cash
Flow Available To The Mortgaged Property Which May Adversely Affect Payment On
Your Certificates" in this prospectus supplement.

     Generally all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

Additional Collateral

     Four (4) of the mortgage loans, representing 2.8% of the Initial Pool
Balance, have additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods which are to be released only upon the satisfaction of certain conditions by the borrower. If the borrowers do not satisfy conditions for release of the monies or letters of credit by the outside release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, or may be held by the lender

                                     S-108

as additional security for the mortgage loans. In addition, some of the other mortgage loans provide for reserves for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. For further information with respect to additional collateral, see Appendix II.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

Appraisals

     In connection with the origination or securitization of each of the mortgage loans, the related mortgaged property was appraised by an independent appraiser who, generally, was a Member of the Appraisal Institute. Each such appraisal complied with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform,
Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value.
There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the
Cut-off Date is presented herein for illustrative purposes only.

Environmental Assessments

     An environmental site assessment was performed with respect to each mortgaged property except for mortgaged properties securing mortgage loans that are the subject of a secured creditor impaired property policy that we describe below under "--Environmental Insurance" generally within the twelve-month period preceding the origination or securitization of the related mortgage loan. In all cases, the environmental site assessment was a "Phase I" environmental assessment, generally performed in accordance with industry practice. In some cases, a "Phase II" environmental site assessment was also performed. In general, the environmental assessments contained no recommendations for further significant environmental remediation efforts which, if not undertaken, would have a material adverse effect on the interests of the certificate holders.
However, in certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies. See "Risk Factors--Environmental Risks Relating to Specific
Mortgaged Properties May Adversely Affect Payments On Your Certificates" in this prospectus supplement.

Property Condition Assessments

     In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination or securitization of the related mortgage loan, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems.
Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, for the mortgaged properties in connection with the origination or securitization of the related mortgage loan. See "Risk Factors--Property Inspections and Engineering Reports
May Not Reflect All Conditions That Require Repair On The Property" in this prospectus supplement. In certain cases where material deficiencies were noted
in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Seismic Review Process

     In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), in an earthquake scenario. Generally, any

                                     S-109

of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading
(or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

Zoning and Building Code Compliance

     Each seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related seller has informed us that it does not consider any such violations known to it to be material.

ENVIRONMENTAL INSURANCE

     In the case of twenty-four (24) mortgaged properties, securing mortgage loans representing approximately 6.4% of the Initial Pool Balance, the related mortgage loan seller has obtained, or has the benefit of, and there will be assigned to the trust, a group secured creditor impaired property policy covering selected environmental matters with respect to all those mortgage loans as a group. None of the mortgage loans covered by this policy has a Cut-off Date
Balance in excess of $4,100,000. The premium for the environmental group policy has been or, as of the date of initial issuance of the certificates, will be, paid in full.

     In general, the group secured creditor impaired property policy referred to above provides coverage for the following losses, subject to the coverage limits discussed below, and further subject to the policy's conditions and exclusions:

     o    if during the term of the policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for the outstanding principal balance of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid;

     o    if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from an underlying real property, the insurer will pay that claim; and

     o    if the insured enforces the related mortgage, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

     The secured creditor impaired property policy does not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. However, property condition assessments or engineering surveys were conducted for the mortgaged properties covered by the policy. If the report disclosed the existence of material amounts of lead based paint, asbestos containing materials or radon gas affecting such a mortgaged property, the related borrower was required to remediate the condition before the closing of the loan, establish a reserve from loan proceeds in an amount considered sufficient by the mortgage loan seller or agree to establish an operations and maintenance plan. No individual claim under the group policy may exceed
$5,125,000 and the total claims under the group policy is subject to a maximum of $22,136,000. There is no deductible under the policy.

                                     S-110

     The secured creditor impaired property policy requires that the appropriate party associated with the trust report a claim during the term of the policy, which extends five years beyond the terms of the respective mortgage loans.

     The secured creditor impaired property policy will be issued by Steadfast
Insurance Company, an affiliate of Zurich North America.

     In the case of three (3) mortgaged properties, securing mortgage loans representing 9.2% of the Initial Pool Balance, each of the related mortgage loans has the benefit of a stand-alone secured creditor impaired property policy which will be assigned to the trust and which covers selected environmental matters with respect to the related property.

ADDITIONAL MORTGAGE LOAN INFORMATION

     Each of the tables presented in Appendix I sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the
Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see
Appendix II to this prospectus supplement, and for a brief summary of the ten
(10) largest mortgage loans (including crossed mortgage loans) in the Mortgage
Pool, see Appendix III to this prospectus supplement. Additional information regarding the mortgage loans is contained (a) in this prospectus supplement under "Risk Factors" and elsewhere in this "Description of the Mortgage Pool"
section and (b) under "Legal Aspects Of Mortgage Loans" in the prospectus.

     For purposes of the tables in Appendix I and for the information presented in Appendix II and Appendix III:

     (1)  References to "DSCR" are references to "Debt Service Coverage Ratios."
          In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required current debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy
          (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement, including for the tables in
          Appendix I and the information presented in Appendix II and Appendix
          III, the "Debt Service Coverage Ratio" or "DSCR" for any mortgage loan is calculated pursuant to the definition of those terms under the
          "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the Debt Service
          Coverage Ratio reflects (i) with respect to any Serviced Pari Passu
          Mortgage Loan, the aggregate indebtedness evidenced by the Serviced
          Pari Passu Mortgage Loan and the related Serviced Companion Mortgage
          Loan, and (ii) with respect to any Non-Serviced Mortgage Loan, the aggregate indebtedness evidenced by the Non-Serviced Mortgage Loan and the related Non-Serviced Companion Mortgage Loan.

          In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, the applicable seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves. The applicable seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in

                                     S-111

          preparing such statements and information. In most cases, borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

          The Underwritable Cash Flow for residential cooperative mortgaged properties is based on projected net operating income at the mortgaged property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the related mortgaged property was operated as a rental property with rents set at prevailing market rates taking into account the presence, if any, of existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

          Historical operating results may not be available or were deemed not relevant for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information such as estimates or budgets. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable seller in determining the presented operating information.

          The Debt Service Coverage Ratios are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

     (2)  References in the tables to "Cut-off Date LTV" are references to
          "Cut-off Date Loan-to-Value" and references to "Balloon LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the "Cut-off Date LTV,"
          "Cut-off Date Loan-to-Value," "Balloon LTV" or "Balloon Loan-to-Value"
          for any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the loan-to-value ratio reflects (i) with respect to any Serviced Pari Passu Mortgage Loan, the aggregate indebtedness evidenced by the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan, and (ii) with respect to any Non-Serviced Mortgage Loan, the aggregate indebtedness evidenced by the Non-Serviced Mortgage Loan and the related Non-Serviced
          Companion Mortgage Loan.

          The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property Value and
          Condition--Appraisals."

          No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

     (3)  References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.

                                     S-112

     The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

     Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and rent rolls.

STANDARD HAZARD INSURANCE

     The master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein, which shall be obtained from an insurer meeting the requirements of the applicable loan documents. This includes a fire and hazard insurance policy with extended coverage that contains no exclusion for damages due to acts of terrorism (subject to the provisions set forth below). Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower or its tenant to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause. The master servicer will be deemed to have satisfied the
Servicing Standard in respect of such insurance requirement if the mortgagor maintains, or the master servicer has otherwise caused to be obtained, a standard hazard insurance policy that is in compliance with the related mortgage loan documents, and, if required by such mortgage loan documents, the mortgagor pays, or the master servicer has otherwise caused to be paid, the premium required by the related insurance provider that is necessary to avoid an exclusion in such policy against "acts of terrorism" as defined by the Terrorism
Risk Insurance Act of 2002.

     If, on the date of origination of a mortgage loan, the portion of the improvements on a related mortgaged property was in an area identified in the
Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is required by the Federal Emergency
Management Agency and has been made available), the master servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance and Mitigation Administration in an
amount representing coverage of at least the lesser of:

     o    the outstanding principal balance of the related mortgage loan; and

     o    the maximum amount of such insurance available for the related mortgaged property, but only to the extent such mortgage loan permits the lender to require such coverage and such coverage conforms to the
          Servicing Standard.

     If a borrower fails to maintain such hazard insurance, the master servicer will be required to obtain such insurance and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability. The special servicer will be required to maintain fire insurance with extended coverage and, if applicable, flood insurance (and other insurance required under the related mortgage) on an REO Property (other than with respect to a Non-Serviced Mortgage Loan) in an amount not less than the maximum amount obtainable with respect to such REO Property and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability, provided that the special servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing
Standard; provided that the special servicer will be required to maintain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the special servicer determines that (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located.

                                     S-113

     In addition, the master servicer may require any borrower to maintain other forms of insurance as the master servicer may be permitted to require under the related mortgage, including, but not limited to, loss of rents endorsements and comprehensive public liability insurance. The master servicer will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance.
Any losses incurred with respect to mortgage loans due to uninsured risks, including terrorist attacks, earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders.
The special servicer will have the right, but not the obligation, at the expense of the trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO Property so long as such insurance is available at commercially reasonable rates. The master servicer will not be required in any event to cause the borrower to maintain or itself obtain insurance coverage beyond what is available on commercially reasonable terms at a cost customarily acceptable (as determined by the master servicer)
and consistent with the Servicing Standard; provided that the master servicer will be obligated to cause the borrower to maintain or itself obtain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the master servicer determines that (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Notwithstanding the limitation set forth in the preceding sentence, if the related mortgage loan documents and the related mortgage require the borrower to maintain insurance against property damage resulting from terrorism or similar acts, the master servicer will, prior to availing itself of any limitation described in that sentence with respect to any mortgage loan (or any component loan of an A/B Mortgage Loan) that has a principal balance in excess of $2,500,000, obtain the approval or disapproval of the special servicer and the Operating Adviser to the extent required by, and in accordance with the procedures set forth in, the Pooling and Servicing
Agreement. The master servicer will be entitled to rely on the determination of the special servicer made in connection with such approval or disapproval. The special servicer will decide whether to withhold or grant such approval in accordance with the Servicing Standard. If any such approval has not been expressly denied within 7 business days of receipt by the special servicer and
Operating Adviser from the master servicer of the master servicer's determination and analysis and all information reasonably requested thereby and reasonably available to the master servicer in order to make an informed decision, such approval will be deemed to have been granted. See "Risk
Factors--The Absence Of Or Inadequacy Of Insurance Coverage On The Property May
Adversely Affect Payments On Your Certificates" in this prospectus supplement.

THE SELLERS

Bear Stearns Commercial Mortgage, Inc.

     BSCMI is a wholly-owned subsidiary of Bear Stearns Mortgage Capital
Corporation, and is a New York corporation and an affiliate of Bear, Stearns &
Co. Inc., one of the underwriters. BSCMI or an affiliate of BSCMI originated all of the BSCMI Loans and underwrote all of the BSCMI Loans. The principal offices of BSCMI are located at 383 Madison Avenue, New York, New York 10179. BSCMI's
telephone number is (212) 272-2000.

Morgan Stanley Mortgage Capital Inc.

     MSMC is an affiliate of Morgan Stanley & Co. Incorporated, one of the underwriters, formed as a New York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of the MSMC
Loans was originated or purchased by MSMC, and all of the MSMC Loans were underwritten by MSMC underwriters. The principal offices of MSMC are located at
1585 Broadway, New York, New York 10036. MSMC's telephone number is (212)
761-4700.

Wells Fargo Bank, National Association

     A description of Wells Fargo Bank, National Association is set forth under
"Servicing of the Mortgage Loans--The Master Servicer and Special
Servicer--Master Servicer" in this prospectus supplement.

                                     S-114

Principal Commercial Funding, LLC

     PCF is a wholly owned subsidiary of Principal Global Investors, LLC which is a wholly owned subsidiary of Principal Life Insurance Company. PCF was formed as a Delaware limited liability company to originate and acquire loans secured by commercial and multifamily real estate. Each of the PCF loans was originated and underwritten by PCF and/or its affiliates. The offices of PCF are located at
801 Grand Avenue, Des Moines, Iowa 50392. PCF's phone number is (515) 248-3944.

SALE OF THE MORTGAGE LOANS

     On the Closing Date, each seller will sell its mortgage loans, without recourse, to the Depositor, and the Depositor, in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each mortgage loan seller in respect of the mortgage loans and the related remedies for breach of the representations and warranties to the trustee for the benefit of the Certificateholders. In connection with such assignments, each seller is required in accordance with the related Mortgage
Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it to the trustee or its designee.

     The trustee will be required to review the documents delivered by each seller with respect to its mortgage loans within 75 days following the Closing
Date, and the trustee will hold the related documents in trust. Within 45 days following the Closing Date, pursuant to the Pooling and Servicing Agreement, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the "Glossary of Terms" under the term
"Mortgage File," are to be completed in the name of the trustee, if delivered in blank, and submitted for recording in the real property records of the appropriate jurisdictions at the expense of the applicable seller.

     The mortgagee of record with respect to any Non-Serviced Mortgage Loan will be the related Non-Serviced Mortgage Loan Trustee.

REPRESENTATIONS AND WARRANTIES

     In each Mortgage Loan Purchase Agreement, the related seller has represented and warranted with respect to each of its mortgage loans, subject to certain specified exceptions, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

     (1) the information presented in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is complete, true and correct in all material respects;

     (2) such seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

     (3) no scheduled payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date;

     (4) the related mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

     (5) the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

     (6) the related assignment of leases establishes and creates a valid and, subject to certain creditors' rights exceptions, enforceable first priority lien in the related borrower's interest in all leases of the mortgaged property;

                                     S-115

     (7) the mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in material part;

     (8) except as set forth in a property inspection report prepared in connection with the origination or securitization of the mortgage loan, the related mortgaged property is, to the seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan;

     (9) the seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

     (10) the related mortgaged property is covered by an American Land Title
Association, or an equivalent form of, lender's title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

     (11) the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect to the mortgage loan;

     (12) except in the case of the mortgage loans covered by the secured creditor impaired property policy that we describe above, an environmental site assessment or update of a previous assessment was performed with respect to the mortgaged property in connection with the origination or securitization of the related mortgage loan, a report of each such assessment (or the most recent assessment with respect to each mortgaged property) has been delivered to the
Depositor, and such seller has no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such report;

     (13) each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

     (14) the related mortgaged property is, and is required pursuant to the related mortgage to be, insured by casualty, business interruption and liability insurance policies of a type specified in the related Mortgage Loan Purchase
Agreement;

     (15) there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related
Mortgage;

     (16) the related borrower is not, to the seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

     (17) no mortgage requires the holder of it to release all or any material portion of the related mortgaged property from the lien of the mortgage except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) except where the portion of the related mortgaged property permitted to be released was not considered by the seller to be material in underwriting the mortgage loan, the payment of a release price and prepayment consideration in connection therewith;

     (18) to such seller's knowledge, there exists no material default, breach, violation or event of acceleration, and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are covered by certain other of the preceding representations and warranties;

                                     S-116

     (19) the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property (a) such ground lease or a memorandum of the ground lease has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the seller and related lessor) permits the interest of the lessee under the ground lease to be encumbered by the related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than certain permitted encumbrances;
(c) the borrower's interest in such ground lease is assignable to the Depositor and its successors and assigns upon notice to, but without the consent of, the lessor under the ground lease (or if it is required it will have been obtained prior to the Closing Date); (d) such ground lease is in full force and effect and the seller has received no notice that an event of default has occurred under the ground lease; (e) such ground lease, or a related estoppel letter, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder and the lessor has offered to enter into a new lease with such holder on the terms that do not materially vary from the economic terms of the ground lease; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor under the ground lease may terminate such ground lease; and (g) such ground lease has an original term
(including any extension options set forth therein) which extends not less than twenty years beyond the scheduled maturity date of the related mortgage loan;
and

     (20) the related mortgage loan documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage loan and the release of the related mortgaged property, and the borrower is required to pay all reasonable costs and expenses of lender associated with the approval of an assumption of such mortgage loan.

REPURCHASES AND OTHER REMEDIES

     If any mortgage loan document required to be delivered to the trustee by a seller with respect to its mortgage loans as described under "--Sale of the
Mortgage Loans" above has a Material Document Defect, or if there is a Material
Breach by a seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then such seller will be obligated to cure such Material
Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period. Notwithstanding the foregoing, in the event that the payments described under subparagraph 20 of the preceding paragraph above are insufficient to pay the expenses associated with such defeasance or assumption of the related mortgage loan, it shall be the sole obligation of the related mortgage loan seller to pay an amount sufficient to pay such expenses.

     If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure Period, the seller will be obligated, not later than the last day of such Permitted Cure
Period, to:

     o    repurchase the affected mortgage loan from the trust at the Purchase
          Price; or,

     o    at its option, if within the two-year period commencing on the Closing
          Date, replace such mortgage loan with a Qualifying Substitute Mortgage
          Loan, and pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced
          (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute
          Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

     The seller must cure any Material Document Defect or Material Breach within the Permitted Cure Period, provided, however, that if such Material Document
Defect or Material Breach would cause the mortgage loan to be other than a
"qualified mortgage", as defined in the Code, then the repurchase or substitution must occur within 90 days from the date the seller was notified of the defect or breach.

                                     S-117

     The foregoing obligations of any seller to cure a Material Document Defect or a Material Breach in respect of any of its mortgage loans or repurchase or replace the defective mortgage loan, will constitute the sole remedies of the trustee and the Certificateholders with respect to such Material Document Defect or Material Breach; and none of us, the other sellers or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related seller defaults on its obligation to do so. Each seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other seller.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the offered certificates are issued. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the
Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the
Mortgage Pool prior to the issuance of the offered certificates, unless including such mortgage loans would materially alter the characteristics of the
Mortgage Pool as described herein. The information presented herein is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

MORTGAGE ELECTRONIC REGISTRATION SYSTEMS

     With respect to any Mortgage Loan for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements have been recorded in the name of Mortgage Electronic
Registration Systems, Inc. ("MERS") or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the Trustee will be required to be prepared or delivered.
Instead, the related seller will be required to take all actions as are necessary to cause the Trustee on behalf of the Trust to be shown as, and the
Trustee will be required to take all actions necessary to confirm that the
Trustee on behalf of the Trust is shown as, the owner of the related Mortgage
Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Trustee will include the foregoing confirmation in the certification required to be delivered by the
Trustee after the Closing Date pursuant to the Pooling and Servicing Agreement.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     The master servicer and the special servicer, either directly or through the Primary Servicer or sub-servicers, will be required to service and administer the mortgage loans (other than any Non-Serviced Mortgage Loans) in accordance with the Servicing Standard. The applicable Non-Serviced Mortgage
Loan Pooling and Servicing Agreement will exclusively govern the servicing and administration of the related Non-Serviced Mortgage Loan Group (and all decisions, consents, waivers, approvals and other actions on the part of the holders of any loans in a Non-Serviced Mortgage Loan Group will be effected in accordance with the related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement). Consequently, the servicing provisions described herein, including, but not limited to those regarding the maintenance of insurance, the enforcement of due-on-encumbrance and due-on-sale provisions, and those regarding modification of the mortgage loans, appraisal reductions, defaulted mortgage loans and foreclosure procedures and the administration of accounts will not be applicable to any Non-Serviced Mortgage Loans, the servicing and administration of which will instead be governed by the related Non-Serviced Mortgage Loan
Pooling and Servicing Agreement. The servicing standard for any Non-Serviced
Mortgage Loan under its related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement is substantially similar to the Servicing Standard under the Pooling and Servicing Agreement.

     Each of the master servicer and the special servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower, and the different payment priorities among the
Classes of certificates. Each of the master servicer, the special servicer and the Primary Servicer may become the owner or pledgee of

                                     S-118

certificates with the same rights as each would have if it were not the master servicer, the special servicer or the Primary Servicer, as the case may be.

     Any such interest of the master servicer, the special servicer or the
Primary Servicer in the certificates will not be taken into account when evaluating whether actions of the master servicer, the special servicer or the
Primary Servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the Class or Classes of certificates owned by the master servicer, the special servicer or the Primary Servicer. In addition, the master servicer or the special servicer may, under limited circumstances, lend money on an unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though the master servicer or the special servicer were not a party to the transactions contemplated hereby.

     On the Closing Date, the master servicer will enter into an agreement with the Primary Servicer under which the Primary Servicer will assume many of the servicing obligations of the master servicer presented in this section with respect to mortgage loans sold by it or its affiliates to the trust. The Primary
Servicer is subject to the Servicing Standard. If an Event of Default occurs in respect of the master servicer and the master servicer is terminated, such termination will not necessarily cause the termination of the Primary Servicer.
Notwithstanding the provisions of any primary servicing agreement or the Pooling and Servicing Agreement, the master servicer shall remain obligated and liable to the trustee, paying agent and the Certificateholders for servicing and administering of the mortgage loans in accordance with the provisions of the
Pooling and Servicing Agreement to the same extent as if the master servicer was alone servicing and administering the mortgage loans.

     Each of the master servicer, the Primary Servicer and the special servicer is permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement.
However, any subservicing is subject to various conditions set forth in the
Pooling and Servicing Agreement including the requirement that the master servicer, the special servicer or the Primary Servicer, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing
Agreement. The master servicer or the special servicer, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

     The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the trustee, provided that:

     o    a successor master servicer or special servicer is available, has assets of at least $15,000,000 and is willing to assume the obligations of the master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation and, in the case of the special servicer, is reasonably acceptable to the Operating Adviser, the depositor and the trustee;

     o    the master servicer or special servicer bears all costs associated with its resignation and the transfer of servicing; and

     o    the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

     Furthermore, the master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. A resignation of the master servicer will not affect the rights and obligations of the Primary Servicer to continue to act as primary servicer. If the master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume the master servicer's duties and obligations under the Pooling and
Servicing Agreement. If the special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent will assume the duties and obligations of the special servicer.

                                     S-119

     The relationship of each of the master servicer and the special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

     The master servicer will have no responsibility for the performance by the special servicer, to the extent they are different entities, of its duties under the Pooling and Servicing Agreement, and the special servicer will have no responsibility for the performance by the master servicer of its duties under the Pooling and Servicing Agreement.

     The master servicer initially will be responsible for servicing and administering the entire pool of mortgage loans other than the Non-Serviced
Mortgage Loans. The special servicer will be responsible for servicing and administering any Specially Serviced Mortgage Loans other than the Non-Serviced
Mortgage Loans.

     Upon the occurrence of any of the events set forth under the definition of the term "Specially Serviced Mortgage Loan" in the "Glossary of Terms" in this prospectus supplement (generally regarded as "Servicing Transfer Events"), the master servicer will be required to transfer its principal servicing responsibilities with respect to a Specially Serviced Mortgage Loan to the special servicer in accordance with the procedures set forth in the Pooling and
Servicing Agreement. Notwithstanding such transfer, the master servicer will continue to receive any payments on such mortgage loan, including amounts collected by the special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee and the paying agent with respect to such mortgage loan.
If title to the related mortgaged property is acquired by the trust, whether through foreclosure, deed in lieu of foreclosure or otherwise, the special servicer will be responsible for the operation and management of the property and such loan will be considered a Specially Serviced Mortgage Loan. The special servicing transfer events for any Non-Serviced Mortgage Loan under its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement are substantially similar to the events set forth under the definition of the term "Specially
Serviced Mortgage Loan" in the "Glossary of Terms" to this prospectus supplement.

     A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage Loan to which the master servicer will re-assume all servicing responsibilities.

     The master servicer and the special servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of the Offered
Certificates--Advances--Servicing Advances" in this prospectus supplement.

     The Primary Servicer, the master servicer and the special servicer and any director, officer, employee or agent of any of them will be entitled to indemnification from the trust out of collections on, and other proceeds of, the mortgage loans (and, if and to the extent that the matter relates to a Serviced
Companion Mortgage Loan or B Note, out of collections on, and other proceeds of, the Serviced Companion Mortgage Loan or B Note) against any loss, liability, or expense incurred in connection with any legal action relating to the Pooling and
Servicing Agreement, the mortgage loans, any Serviced Companion Mortgage Loan, any B Note or the certificates other than any loss, liability or expense incurred by reason of the Primary Servicer's, master servicer's or special servicer's willful misfeasance, bad faith or negligence in the performance of their duties under the Pooling and Servicing Agreement.

     The Non-Serviced Mortgage Loan Pooling and Servicing Agreements generally require the consent of the trustee, as holder of the Non-Serviced Mortgage
Loans, to certain amendments to that agreement that would adversely affect the rights of the trustee in that capacity.

                                     S-120

SERVICING OF THE WELLS REF PORTFOLIO LOAN GROUP, THE WAIKELE CENTER LOAN GROUP,
THE MASON DEVONSHIRE PLAZA A/B MORTGAGE LOAN AND THE KOHL'S STOUGHTON MORTGAGE
LOAN

THE WELLS REF PORTFOLIO LOAN GROUP

     Mortgage Loan Nos. 1-9 (the "Wells REF Portfolio Pari Passu Loan"), which have an aggregate outstanding principal balance as of the Cut-Off Date of
$80,000,000 , representing 8.2% of the initial pool balance, are secured by the same mortgaged property on a pari passu basis with two other groups of notes
(collectively, the "Wells REF Portfolio Companion Loan"), which are not included in the trust and have an aggregate outstanding principal balance as of the
Cut-off Date of $270,000,000. The Wells REF Portfolio Companion Loan has the
same interest rate as the Wells REF Portfolio Pari Passu Loan. In addition, each of the Wells REF Portfolio Pari Passu Loan and the Wells REF Portfolio Companion
Loan has the same maturity date and amortization term. The Wells REF Portfolio
Pari Passu Loan and the Wells REF Portfolio Companion Loan are collectively referred to herein as the "Wells REF Portfolio Loan Group."

     The Wells REF Portfolio Loan Group had outstanding principal balances as of the Cut-off Date as follows:

               Note Group                     Principal Balance
               ----------                     -----------------
                Group 1                          $125,000,000
                Group 2                           $80,000,000
                Group 3                          $145,000,000

     Only the Wells REF Portfolio Pari Passu Loan is included in the trust. One of the Wells REF Portfolio Companion Loans is included in a securitization known as the Morgan Stanley Capital I Trust 2004-HQ4 ("MSCI 2004-HQ4") securitization.
The other Wells REF Portfolio Companion Loan will initially be held by MSMC, which may sell or transfer such Wells REF Companion Loan at any time. The Wells
REF Portfolio Pari Passu Loan and the Wells REF Portfolio Companion Loan will be serviced pursuant to the MSCI 2004-HQ4 Pooling and Servicing Agreement. For
purposes of the information presented in this prospectus supplement with respect to the Wells REF Portfolio Pari Passu Loan, the DSCR, LTV, Cut-off Date Balance
per SF, Balloon LTV, and UCF reflect the aggregate indebtedness evidenced by the
Wells REF Portfolio Pari Passu Loan and the Wells REF Portfolio Companion Loan.

     General. The Wells REF Portfolio Loan Group is being serviced under the
MSCI 2004-HQ4 Pooling and Servicing Agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the Wells REF
Portfolio Pari Passu Loan or the Wells REF Portfolio Companion Loan will be effected in accordance with the MSCI 2004-HQ4 Pooling and Servicing Agreement)
and therefore the MSCI 2004-HQ4 Master Servicer will make servicing advances
(and if it fails to make such advances, the MSCI 2004-HQ4 Trustee or the MSCI
2004-HQ4 Fiscal Agent will be required to make such servicing advances) and remit collections on the Wells REF Portfolio Pari Passu Loan to or on behalf of the trust, but will not make advances with respect to monthly P&I payments on the Wells REF Portfolio Pari Passu Loan. The master servicer will be required to make advances with respect to monthly P&I payments on the Wells REF Portfolio
Pari Passu Loan, unless it has determined that such advance would not be recoverable from collections on the Wells REF Portfolio Pari Passu Loan. If the
MSCI 2004-HQ4 Master Servicer notifies the master servicer that any proposed advance of scheduled principal and interest payments on the Wells REF Portfolio
Companion Loan would be or is nonrecoverable, then the master servicer will not be permitted to make any additional P&I Advances with respect to the Wells REF
Portfolio Pari Passu Loan, unless the master servicer has consulted with the
MSCI 2004-HQ4 Master Servicer relating to the Wells REF Portfolio Companion Loan and they agree that circumstances with respect to such loans have changed such that a proposed future advance of scheduled principal and interest payments would not be a nonrecoverable advance. The MSCI 2004-HQ4 Pooling and Servicing
Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangements under the
MSCI 2004-HQ4 Pooling and Servicing Agreement are generally similar but not identical to the servicing arrangements under the Pooling and Servicing
Agreement.

                                     S-121

     The holders of the Wells REF Portfolio Pari Passu Loan and the Wells REF
Portfolio Companion Loan entered into an intercreditor agreement. That intercreditor agreement provides, among other things, for the following:

     o    the Wells REF Portfolio Pari Passu Loan and the Wells REF Portfolio
          Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any of the others;

     o    the Wells REF Portfolio Pari Passu Loan and the Wells REF Portfolio
          Companion Loan will be serviced under the MSCI 2004-HQ4 Pooling and
          Servicing Agreement, in general, as if each loan was a mortgage loan in the MSCI 2004-HQ4 trust;

     o    the holders of a majority of the Wells REF Portfolio Loan Group (at the direction of the related operating adviser) will have consultation rights with respect to certain proposed actions of the MSCI 2004-HQ4
          Master Servicer and the Special Servicer;

     o    the MSCI 2004-HQ4 Pooling and Servicing Agreement will govern the servicing and administration of the Wells REF Portfolio Pari Passu
          Loan and the Wells REF Portfolio Companion Loan and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Wells REF Portfolio Pari Passu Loan and the Wells REF
          Portfolio Companion Loan will be effected in accordance with the MSCI
          2004-HQ4 Pooling and Servicing Agreement;

     o    all payments, proceeds and other recoveries on or in respect of the
          Wells REF Portfolio Pari Passu Loan and/or the Wells REF Portfolio
          Companion Loan (in each case, subject to the rights of the MSCI
          2004-HQ4 Master Servicer, the MSCI 2004-HQ4 Special Servicer, the MSCI
          2004-HQ4 Depositor, the MSCI 2004-HQ4 Paying Agent, the MSCI 2004-HQ4
          Fiscal Agent or the MSCI 2004-HQ4 Trustee to payments and
          reimbursements pursuant to and in accordance with the terms of the
          MSCI 2004-HQ4 Pooling and Servicing Agreement) will be applied to the
          Wells REF Portfolio Pari Passu Loan and the Wells REF Portfolio
          Companion Loan on a pari passu basis; and

     o    the transfer of the ownership of the Wells REF Portfolio Companion
          Loan to any person or entity other than certain institutional lenders, investment funds or their affiliates or to certain trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

     Sale of Defaulted Mortgage Loan. Under the MSCI 2004-HQ4 Pooling and
Servicing Agreement, if the Wells REF Portfolio Pari Passu Loan is subject to a fair value purchase option, the MSCI 2004-HQ4 Special Servicer will be required to determine the purchase price for the Wells REF Portfolio Pari Passu Loan.
Pursuant to the MSCI 2004-HQ4 Pooling and Servicing Agreement, the holder of the
Wells REF Companion Loan (or its designee) will have an option to purchase the
Wells REF Portfolio Pari Passu Loan, at the purchase price determined by the
MSCI 2004-HQ4 Special Servicer under the MSCI 2004-HQ4 Pooling and Servicing
Agreement.

     Termination of the Master Servicer or Special Servicer Generally. If an
event of default under the MSCI 2004-HQ4 Pooling and Servicing Agreement occurs, is continuing and has not been remedied, the MSCI 2004-HQ4 Depositor or the MSCI
2004-HQ4 Trustee may, and upon written direction from the holders of at least
51% of all of the certificates issued pursuant to the MSCI 2004-HQ4 Pooling and
Servicing Agreement shall or, to the extent that it is affected by such event of default, a holder of the Wells REF Portfolio Pari Passu Loan may terminate the
MSCI 2004-HQ4 Master Servicer or the MSCI 2004-HQ4 Special Servicer with respect to the Wells REF Loan Group, as applicable, if such party is the defaulting party.

     In addition to the provisions set forth above, the MSCI 2004-HQ4 Pooling and Servicing Agreement provides that if, with respect to a particular matter, a rating agency confirmation is required that a proposed action, failure to act, or other event specified herein will not in and of itself result in the withdrawal, downgrade, or qualification, as applicable, of the then-current rating assigned to any class of certificates issued pursuant to the MSCI
2004-HQ4 Pooling and Servicing Agreement, then with respect to any matter affecting any Serviced Companion Mortgage Loan (as such term is defined in the
MSCI 2004-HQ4 Pooling and Servicing Agreement, which would include the Wells REF
Portfolio Pari Passu Loan), such confirmation shall also be required from

                                     S-122

the nationally recognized statistical rating organizations then rating the securities representing an interest in such loan and such rating organizations'
respective ratings of such securities.

THE WAIKELE CENTER LOAN GROUP

     Mortgage Loan No. 10 (the "Waikele Center Pari Passu Loan"), which has an outstanding principal balance as of the Cut-off Date of $77,385,000, representing 7.9% of the Initial Pool Balance, is secured by the same mortgaged property on a pari passu basis with another group of notes (the "Waikele Center
Companion Loan"), which are not included in the trust and have an aggregate outstanding principal balance as of the Cut-off Date of $63,315,000. The Waikele
Center Companion Loan is jointly held by BSCMI and Wells Fargo. The Waikele
Center Pari Passu Loan and the Waikele Center Companion Loan have the same borrower and are all secured by the same mortgage instrument encumbering the
Waikele Center Mortgaged Property. The interest rate and maturity date of the
Waikele Center Companion Loan are identical to those of the Waikele Center Pari
Passu Loan. Payments from the borrower under the Waikele Center Loan Group will be applied on a pari passu basis to the Waikele Center Pari Passu Loan and the
Waikele Center Companion Loan.

     The intercreditor agreement between the holders of the Waikele Center Pari
Passu Loan and the holders of the Waikele Center Companion Loan provides that for so long as the Waikele Center Pari Passu Loan is included in a securitization the applicable master servicer or the special servicer, if applicable, is obligated to administer the Waikele Center Pari Passu Loan consistently with the terms of the related intercreditor agreement and the
Pooling and Servicing Agreement. The special servicer is required to give the holders of the Waikele Center Companion Loan or their representatives prompt notice of any determination by the special servicer to take certain specified actions. The holders of the Waikele Center Companion Loan or their representatives will have an opportunity to consult with the special servicer for five business days after receipt of such notice with respect to any such proposed action. However, the special servicer will not be obligated to act upon the direction, advice or objection of the holders of the Waikele Center
Companion Loan, or its representative, in connection with any such proposed action.

THE MASON DEVONSHIRE PLAZA A/B MORTGAGE LOAN

     Mortgage Loan No. 19 (the "Mason Devonshire Plaza Mortgage Loan"), which has an outstanding principal balance as of the Cut-off Date of $15,840,000, representing 1.6% of the Initial Pool Balance, is secured by a mortgaged property that also secures a subordinate loan (the "Mason Devonshire Plaza B
Note"). The Mason Devonshire Plaza Mortgage Loan, together with the Mason
Devonshire Plaza B Note shall be referred to in this prospectus supplement as the "Mason Devonshire Plaza A/B Mortgage Loan". The Mason Devonshire Plaza B
Note is subordinate in right of payment to the Mason Devonshire Plaza Mortgage
Loan and has an original balance of $660,000. Only the Mason Devonshire Plaza
Mortgage Loan is included in the trust. The Mason Devonshire Plaza B Note is not an asset of the trust, and is currently held by CBA Mezzanine Capital Finance,
LLC.

     The holders of the Mason Devonshire Plaza Mortgage Loan and the Mason
Devonshire Plaza B Note entered into an intercreditor agreement, which sets forth the respective rights of each of the holders of the related Mason
Devonshire Plaza A/B Mortgage Loan. Pursuant to the terms of that intercreditor agreement, the rights of the holder of the Mason Devonshire Plaza B Note to receive payments are subordinate to the rights of the holder of the related
Mason Devonshire Plaza Mortgage Loan to receive payments of interest, principal and certain other amounts with respect thereto. Prior to the occurrence of (i)
the acceleration of the Mason Devonshire Plaza Mortgage Loan or the related
Mason Devonshire Plaza B Note, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the related borrower will make separate monthly payments of principal and interest to the master servicer and the holder of the related Mason Devonshire Plaza B Note, and following the occurrence and during the continuance of (i) the acceleration of a
Mason Devonshire Plaza Mortgage Loan or its related Mason Devonshire Plaza B
Note, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the related borrower, and subject to certain rights of the holder of the Mason Devonshire Plaza B Note to purchase the Mason Devonshire
Plaza Mortgage Loan from the trust, all payments and proceeds (of whatever nature) on the Mason Devonshire Plaza B Note will be subordinated to all payments due on the related Mason Devonshire Plaza Mortgage Loan and the holder of such Mason Devonshire Plaza B Note will not be entitled to receive any payment of principal or interest until the holder of the related Mason
Devonshire Plaza

                                     S-123

Mortgage Loan has been paid all of its unreimbursed costs and expenses, accrued and unpaid non-default interest and unpaid principal in full.

     The Mason Devonshire Plaza A/B Mortgage Loan will be serviced pursuant to the terms of the Pooling and Servicing Agreement.

Rights of the Holders of the Mason Devonshire Plaza B Note

     Consent Rights. The master servicer and/or the special servicer may not enter into amendments, modifications or extensions of the Mason Devonshire Plaza
Mortgage Loan or the Mason Devonshire Plaza B Note in a material manner without the consent of the holder of the Mason Devonshire Plaza B Note; provided, however, that such consent right will expire when the repurchase period described below expires. Notwithstanding anything herein to the contrary, no advice, direction or objection from or by a holder of the Mason Devonshire Plaza
B Note, as contemplated by the preceding paragraph, may require or cause the master servicer or special servicer, as applicable, to violate any provision of the Pooling and Servicing Agreement (including the master servicer's or special servicer's, as applicable, obligation to act in accordance with the Servicing
Standard), the related loan documents or the REMIC Provisions.

     Purchase Option. In the event that (i) any payment of principal or interest on the Mason Devonshire Plaza Mortgage Loan or Mason Devonshire Plaza B Note
becomes 90 or more days delinquent, (ii) the principal balance of the Mason
Devonshire Plaza Mortgage Loan or Mason Devonshire Plaza B Note has been accelerated, (iii) the principal balance of the Mason Devonshire Plaza Mortgage
Loan or Mason Devonshire Plaza B Note is not paid at maturity, (iv) the related borrower declares bankruptcy or (v) any other event where the cash flow payment under the Mason Devonshire Plaza B Note has been interrupted and payments are made pursuant to the event of default waterfall, the holder of such Mason
Devonshire Plaza B Note will be entitled to purchase the related Mason
Devonshire Plaza Mortgage Loan from the trust for a period of 30 days after its receipt of a notice of any such occurrence, subject to certain conditions set forth in the applicable intercreditor agreement. The purchase price will generally equal the unpaid principal balance of the applicable Mason Devonshire
Plaza Mortgage Loan, together with all unpaid interest on such Mason Devonshire
Plaza Mortgage Loan (other than default interest) at the related mortgage rate and any outstanding servicing expense, advances and interest on advances for which the related borrower under such Mason Devonshire Plaza Mortgage Loan is responsible. Unless the related borrower or an affiliate is purchasing the Mason
Devonshire Plaza Mortgage Loan, no prepayment consideration will be payable in connection with the purchase of such Mason Devonshire Plaza Mortgage Loan.

THE KOHL'S STOUGHTON MORTGAGE LOAN

     Mortgage Loan No. 40 (the "Kohl's Stoughton Mortgage Loan"), which has an outstanding principal balance as of the Cut-off Date of $9,763,000, representing
1.0% of the Initial Pool Balance, is secured by a mortgaged property that also secures a second lien loan (the "Kohl's Stoughton Subordinated Loan"). The
Kohl's Stoughton Subordinated Loan had an original balance of $2,300,000. Only the Kohl's Stoughton Mortgage Loan is included in the trust. The Kohl's
Stoughton Subordinated Loan is not an asset of the trust, and is currently held by BSCMI. It is anticipated that the Kohl's Stoughton borrower will sell tenant in common interests in the related mortgaged property and such sale is permitted by the related loan documents. Proceeds from the sale of the tenant in common interests (the "TIC Proceeds") will be used first to pay the Kohl's Stoughton
Subordinated Loan and will not be available to make payments to the trust in respect of the Kohl's Stoughton Mortgage Loan until the Kohl's Stoughton
Subordinated Loan is paid in full. The Kohl's Stoughton borrower has indicated
that it anticipates completing the sale of the tenant in common interests before
February 28, 2005. If the borrower completes such sales by February 28, 2005 and the TIC Proceeds are sufficient to pay the principal balance of the Kohl's
Stoughton Subordinated Loan, then the Kohl's Stoughton Subordinated Loan will be fully prepaid. The interest rate on the Kohl's Stoughton Subordinated Loan is one-month LIBOR plus 4.00%. If the Kohl's Stoughton Subordinated Loan is not fully paid by February 28, 2005, the interest rate on such Kohl's Stoughton
Subordinated Loan will increase to one-month LIBOR plus 5.00%. If the Kohl's
Stoughton Subordinated Loan is not fully paid by May 31, 2005, the interest rate on such Kohl's Stoughton Subordinated Loan will increase to one-month LIBOR plus
8.00%. The maturity date of the Kohl's Stoughton Subordinated Loan is Septemeber
1, 2011, which is also the Anticipated Repayment Date of the Kohl's Stoughton
Mortgage Loan.

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     The holders of the Kohl's Stoughton Mortgage Loan and the Kohl's Stoughton
Subordinated Loan entered into an intercreditor agreement, which sets forth the respective rights of each such holder. Pursuant to the terms of that intercreditor agreement, the rights of the holder of the Kohl's Stoughton
Subordinated Loan to receive payments from amounts that are not TIC Proceeds are subordinate to the rights of the holder of the Kohl's Stoughton Mortgage Loan to receive payments of interest, principal and other amounts on the Kohl's
Stoughton Mortgage Loan. However, the rights of the holder of the Kohl's
Stoughton Subordinated Loan to receive payments from amounts that are TIC
Proceeds are senior to the rights of the holder of the Kohl's Stoughton Mortgage
Loan to receive payments of interest, principal and other amounts on the Kohl's
Stoughton Mortgage Loan.

     Consent Rights of the Holder of the Kohl's Stoughton Subordinated Loan

     The master servicer and/or the special servicer may not take certain significant actions with respect to the Kohl's Stoughton Mortgage Loan without the consent of the holder of the Kohl's Stoughton Subordinated Loan for so long as the principal balance of the Kohl's Stoughton Subordinated Loan is greater than or equal to 25% of the original principal balance of the Kohl's Stoughton
Subordinated Loan. Solely for purposes of determining whether the holder of the
Kohl's Stoughton Subordinated Loan is entitled to consent to certain significant actions, the principal balance of the Kohl's Stoughton Subordinated Loan will be reduced by the amount of any Appraisal Reductions that have occurred with respect to the Kohl's Stoughton Mortgage Loan (such appraisal reduction to be calculated as if the Kohl's Stoughton Mortgage Loan and the Kohl's Stoughton
Subordinated Loan were an A/B Mortgage Loan). These actions include, amendments, modifications and waivers of money terms and material non-monetary terms of the
Kohl's Stoughton Mortgage Loan.

     Purchase Option

     In the event that (i) any payment of principal or interest on the Kohl's
Stoughton Mortgage Loan or Kohl's Stoughton Subordinated Loan becomes 60 or more days delinquent, (ii) the principal balance of the Kohl's Stoughton Mortgage
Loan or Kohl's Stoughton Subordinated Loan has been accelerated, (iii) the principal balance of the Kohl's Stoughton Mortgage Loan or Kohl's Stoughton
Subordinated Loan is not paid at maturity or (iv) the related borrower declares bankruptcy, the holder of such Kohl's Stoughton Subordinated Loan will be entitled to purchase the Kohl's Stoughton Mortgage Loan from the trust for a period of 30 days after its receipt of a notice of any such occurrence, subject to certain conditions set forth in the applicable intercreditor agreement. The purchase price will generally equal the unpaid principal balance of the Kohl's
Stoughton Mortgage Loan, together with all unpaid interest on such Kohl's
Stoughton Mortgage Loan (other than default interest) at the related mortgage rate and any outstanding servicing expense, advances and interest on advances for which the borrower under such Kohl's Stoughton Mortgage Loan is responsible.
No prepayment consideration will be payable in connection with the purchase of the Kohl's Stoughton Mortgage Loan.

     Cure Rights of the Holder of the Kohl's Stoughton Subordinated Loan

     In the event that the borrower fails to make any payment of principal or interest on the Kohl's Stoughton Mortgage Loan, resulting in a monetary event of default, the holder of the Kohl's Stoughton Subordinated Loan will have the right to cure such monetary event of default, subject to certain limitations set forth in the intercreditor agreement. In addition, the holder of the Kohl's
Stoughton Subordinated Loan will have the right to cure material non-monetary events of default, subject to certain limitations set forth in the intercreditor agreement.

THE MASTER SERVICER AND SPECIAL SERVICER

Master Servicer

     Wells Fargo Bank, National Association ("Wells Fargo") will be responsible for servicing the mortgage loans as master servicer. Wells Fargo provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers. Wells Fargo is also the paying agent and certificate registrar and is an affiliate of Wells Fargo Brokerage Services,
LLC, one of the underwriters.

                                     S-125

     Wells Fargo's principal servicing offices are located at 45 Fremont Street,
2nd Floor, San Francisco, California 94105.

     As of December 31, 2004, Wells Fargo was responsible for servicing approximately 6,742 commercial and multifamily mortgage loans, totaling approximately $51.45 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

     Wells Fargo & Company is the holding company for Wells Fargo. Wells Fargo &
Company files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of 1934. Such reports include information regarding the master servicer and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

     The information presented herein concerning Wells Fargo has been provided by Wells Fargo. Accordingly, we make no representation or warranty as to the accuracy or completeness of such information.

Special Servicer

     ARCap Servicing, Inc., a Delaware corporation, will be responsible for servicing the Specially Serviced Mortgage Loans. The special servicer is a wholly owned subsidiary of ARCap REIT, Inc., headquartered in Irving, Texas, and an affiliate of ARCap CMBS Fund II REIT, Inc., the entity which is anticipated to be the initial Operating Adviser. The special servicer's principal place of business is 5605 N. MacArthur Blvd., Suite 950, Dallas, Texas 75038. As of
November 30, 2004, ARCap Servicing, Inc. was named the special servicer on 43
CMBS transactions encompassing 6,539 loans with a legal balance of $43.9 billion. The portfolios include office, retail, multifamily, hospitality, industrial and other types of income producing properties in the United States,
Canada and Puerto Rico.

     The information presented herein concerning ARCap Servicing, Inc. has been provided by ARCap Servicing, Inc. Accordingly, we make no representation or warranty as to the accuracy or completeness of such information.

THE MASTER SERVICER

Master Servicer Compensation

     The master servicer will be entitled to a Master Servicing Fee equal to the
Master Servicing Fee Rate applied to the outstanding Scheduled Principal Balance of each mortgage loan, including REO Properties. The master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account and interest on escrow accounts if permitted by the related loan documents, and--in each case to the extent not payable to the special servicer or any sub-servicer or Primary
Servicer as provided in the Pooling and Servicing Agreement or any primary or sub-servicing agreement--late payment charges, assumption fees, modification fees, extension fees, defeasance fees and default interest payable at a rate above the related mortgage rate, provided that late payment charges and default interest will only be payable to the extent that they are not required to be used to pay interest accrued on any Advances pursuant to the terms of the
Pooling and Servicing Agreement.

     The related Master Servicing Fee and certain other compensation payable to the Master Servicer will be reduced, on each Distribution Date by the amount, if any, of any Compensating Interest Payment required to be made by the master servicer on such Distribution Date. Any Net Aggregate Prepayment Interest
Shortfall will be allocated as presented under "Description of the Offered
Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment
Interest Excesses" in this prospectus supplement. If Prepayment Interest
Excesses for all mortgage loans other than Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any
Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

                                     S-126

     In the event that Wells Fargo resigns or is no longer master servicer for any reason, Wells Fargo will continue to have the right to receive its portion of the Excess Servicing Fee. Any successor servicer will receive the Master
Servicing Fee as compensation.

EVENTS OF DEFAULT

     If an Event of Default described under the third, fourth, ninth or tenth bullet under the definition of "Event of Default" under the "Glossary of Terms"
has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the trustee or the Depositor gives written notice to the master servicer that the master servicer is terminated. If an event of default described under the first, second, fifth, sixth, seventh or eighth bullet under the definition of "Event of Default" under the "Glossary of Terms"
has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate immediately upon the date which the trustee or the Depositor gives written notice to the master servicer that the master servicer is terminated. After any Event of Default, the trustee may elect to terminate the master servicer by providing such notice, and shall provide such notice if holders of certificates representing more than 25% of the
Certificate Balance of all certificates so direct the trustee. Notwithstanding the foregoing, and in accordance with the Pooling and Servicing Agreement, if the Event of Default occurs primarily by reason of the occurrence of a default of the Primary Servicer under the primary servicing agreement, then the initial master servicer shall have the right to require that any successor master servicer enter into a primary servicing agreement with the initial master servicer with respect to all the mortgage loans as to which the primary servicing default occurred.

     The events of default under any Non-Serviced Mortgage Loan Pooling and
Servicing Agreement, and the effect of such defaults in respect of the master servicer thereunder, are substantially similar to the Events of Default and termination provisions set forth above. If (i) any Event of Default on the part of the master servicer occurs that affects a Serviced Companion Mortgage Loan or
(ii) any Serviced Companion Mortgage Loan is included in a securitization that is rated by Fitch and the trustee receives notice from Fitch that the continuation of the master servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of certificates representing an interest in that Serviced Companion
Mortgage Loan or the master servicer has been downgraded below a specified rating level by Fitch, and in either case, the master servicer is not otherwise terminated, then, at the request of the holder of such affected Serviced
Companion Mortgage Loan, the trustee shall require the master servicer to appoint a sub-servicer with respect to the related mortgage loan.

     Upon termination of the master servicer under the Pooling and Servicing
Agreement, all authority, power and rights of the master servicer under the
Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to unpaid servicing compensation or unreimbursed Advances or the Excess Servicing Fee, provided that in no event shall the termination of the master servicer be effective until a successor servicer shall have succeeded the master servicer as successor servicer, subject to approval by the Rating Agencies, notified the master servicer of such designation, and such successor servicer shall have assumed the master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement. However, if the
master servicer is terminated as a result of an Event of Default described under the fifth, sixth or seventh bullet under the definition of "Event of Default"
under the "Glossary of Terms", the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of the master servicer to a successor servicer who has satisfied such conditions.

     However, if the master servicer is terminated solely due to an Event of
Default described in the eighth, ninth or tenth bullet of the definition of
Event of Default, and prior to being replaced as described in the previous paragraph the terminated master servicer provides the trustee with the appropriate "request for proposal" material and the names of potential bidders, the trustee will solicit good faith bids for the rights to master service the mortgage loans in accordance with the Pooling and Servicing Agreement. The trustee will have thirty days to sell the rights and obligations of the master servicer under the Pooling and Servicing Agreement to a successor servicer that meets the requirements of a master servicer under the Pooling and Servicing
Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or

                                     S-127

qualification of the then current ratings on the certificates. The termination of the master servicer will be effective when such servicer has succeeded the master servicer, as successor servicer and such successor servicer has assumed the master servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the
Pooling and Servicing Agreement. If a successor master servicer is not appointed within thirty days, the master servicer will be replaced by the trustee as described in the previous paragraph.

THE SPECIAL SERVICER

     The special servicer will oversee the resolution of Specially Serviced
Mortgage Loans, act as disposition manager of REO Properties acquired on behalf of the trust through foreclosure or deed in lieu of foreclosure, maintain insurance with respect to REO Properties and provide monthly reports to the master servicer and the paying agent.

     Special Servicer Compensation

     The special servicer will be entitled to receive:

     o    a Special Servicing Fee;

     o    a Workout Fee; and

     o    a Liquidation Fee.

     The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property; otherwise such fee is paid until maturity. If the special servicer is terminated for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became Rehabilitated Mortgage Loans while it acted as special servicer and remained Rehabilitated Mortgage Loans at the time of such termination until such mortgage loan becomes a Specially Serviced Mortgage Loan or until the related mortgaged property becomes an REO Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

     The special servicer is also permitted to retain, in general, assumption fees, modification fees, default interest and extension fees collected on
Specially Serviced Mortgage Loans, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for REO Property collections, and other charges specified in the Pooling and Servicing Agreement.
The Special Servicing Fee, the Liquidation Fee and the Workout Fee will be obligations of the trust and will represent Expense Losses. The Special Servicer
Compensation will be payable in addition to the Master Servicing Fee payable to the master servicer.

     In addition, the special servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loan and 50% of any other assumption fees. The special servicer will be entitled to approve assumptions with respect to all mortgage loans. If Prepayment Interest Excesses for all Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the special servicer as additional servicing compensation.

     As described in this prospectus supplement under "--The Operating Adviser,"
the Operating Adviser will have the right to receive notification of, advise the special servicer regarding, and consent to, certain actions of the special servicer, subject to the limitations described in this prospectus supplement and further set forth in the Pooling and Servicing Agreement.

     If any Non-Serviced Mortgage Loan becomes specially serviced under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the
applicable Non-Serviced Mortgage Loan Special Servicer will be entitled to compensation substantially similar in nature to that described above.

                                     S-128

Termination of Special Servicer

     The trustee may terminate the special servicer upon a Special Servicer
Event of Default. However, if the special servicer is terminated solely due to a
Special Servicer Event of Default described in the eighth, ninth or tenth bullet of the definition of Special Servicer Event of Default, and prior to being replaced the terminated special servicer provides the trustee with the appropriate request for proposal material and the names of potential bidders, the trustee will solicit good faith bids for the rights to specially service the mortgage loans in accordance with the Pooling and Servicing Agreement. The trustee will have thirty days to sell the rights and obligations of the special servicer under the Pooling and Servicing Agreement to a successor special servicer that meets the requirements of a special servicer under the Pooling and
Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The special servicer is required to obtain the prior written consent of the Operating
Adviser in connection with such sale of servicing rights. The termination of the special servicer will be effective when such successor special servicer has succeeded the special servicer as successor special servicer and such successor special servicer has assumed the special servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor special servicer is not appointed within thirty days, the special servicer will be replaced by the trustee as described in the Pooling and
Servicing Agreement.

     The special servicer events of default under any Non-Serviced Mortgage Loan
Pooling and Servicing Agreement, and the effect of such defaults in respect of the special servicer thereunder, are substantially similar to the Special
Servicer Events of Default and termination provisions set forth above. If (i)
any Event of Default on the part of the Special Servicer occurs that affects a
Serviced Companion Mortgage Loan or (ii) any Serviced Companion Mortgage Loan is
included in a securitization that is rated by Fitch and the Trustee receives notice from Fitch that the continuation of the Special Servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of certificates representing an interest in that
Serviced Companion Mortgage Loan, and in either case, the Special Servicer is not otherwise terminated, then, subject to the applicable consultation rights of any particular related Serviced Companion Mortgage Loan under its related intercreditor agreement, the Operating Adviser shall appoint (or, in the event of the failure of the Operating Adviser to appoint, the trustee will appoint) a replacement special servicer with respect to the related Loan Pair.

     In addition to the termination of the special servicer upon a Special
Servicer Event of Default, the Operating Adviser may direct the trustee to remove the special servicer, subject to certain conditions, as described below.

THE OPERATING ADVISER

     An Operating Adviser appointed by the holders of a majority of the
Controlling Class will have the right to receive notification from the special servicer in regard to certain actions and to advise the special servicer with respect to the following actions, and the special servicer will not be permitted to take any of the following actions as to which the Operating Adviser has objected in writing (i) within five (5) business days of receiving notice in respect of actions relating to non-Specially Serviced Mortgage Loans and (ii)
within ten (10) business days of receiving notice in respect of actions relating to Specially Serviced Mortgage Loans. The special servicer will be required to notify the Operating Adviser of, among other things:

     o    any proposed modification, amendment or waiver, or consent to a modification, amendment or waiver, of a Money Term of a mortgage loan or an extension of the original maturity date;

     o    any foreclosure or comparable conversion of the ownership of a mortgaged property;

     o    any proposed sale of a defaulted mortgage loan, other than in connection with the termination of the trust as described in this prospectus supplement under "Description of the Offered
          Certificates--Optional Termination;"

     o    any determination to bring an REO Property into compliance with applicable environmental laws;

                                     S-129

     o    any release of or acceptance of substitute or additional collateral for a mortgage loan;

     o    any acceptance of a discounted payoff;

     o    any waiver or consent to a waiver of a "due-on-sale" or
          "due-on-encumbrance" clause;

     o    any acceptance or consent to acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan;

     o    any release of collateral for a Specially Serviced Mortgage Loan
          (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan);

     o    any franchise changes or management company changes to which the special servicer is required to consent;

     o    certain releases of any escrow accounts, reserve accounts or letters of credit; and

     o    any determination as to whether any type of property-level insurance is required under the terms of any mortgage loan, is available at commercially reasonable rates, is available for similar properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance.

     In addition, subject to the satisfaction of certain conditions, the
Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the
Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each rating agency to the effect that such appointment would not result in a downgrade, withdrawal or qualification in any rating then assigned to any class of certificates. The
Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing
Agreement).

     At any time, the holders of a majority of the Controlling Class may direct the paying agent in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter.

     The Operating Adviser shall be responsible for its own expenses.

     Except as may be described in the Pooling and Servicing Agreement, the
Operating Adviser will not have any rights under the applicable Non-Serviced
Mortgage Loan Pooling and Servicing Agreement (other than limited notification rights), but the operating adviser or controlling party under the Non-Serviced
Mortgage Loan Pooling and Servicing Agreement (or any B Note thereunder) will generally have similar rights to receive notification from that special servicer in regard to certain actions and to advise the special servicer with respect to those actions.

MORTGAGE LOAN MODIFICATIONS

     Subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement and any applicable intercreditor agreement, the master servicer may amend any term (other than a Money Term) of a mortgage loan, Serviced Companion Mortgage Loan or B Note that is not a
Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon
Loan, other than a Specially Serviced Mortgage Loan, to a date not more than 60 days beyond the original maturity date.

                                     S-130

     Subject to any restrictions applicable to REMICs, the special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

     o    reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or
          Yield Maintenance Charge;

     o    reduce the amount of the Scheduled Payment on any Specially Serviced
          Mortgage Loan, including by way of a reduction in the related mortgage rate;

     o    forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a Specially Serviced Mortgage Loan;

     o    extend the maturity date of any Specially Serviced Mortgage Loan;
          and/or

     o    accept a Principal Prepayment during any Lock-out Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the special servicer, such default is reasonably foreseeable, and (2) in the reasonable judgment of the special servicer, such modification, waiver or amendment would result in a recovery to Certificateholders equal to or exceeding the recovery to Certificateholders (or if the related mortgage loan relates to a
Serviced Companion Mortgage Loan or B Note, increase the recovery to
Certificateholders and the holders of such Serviced Companion Mortgage Loan or B
Note, as a collective whole) on a net present value basis, from liquidation as demonstrated in writing by the special servicer to the trustee and the paying agent.

     In no event, however, will the special servicer be permitted to:

     o    extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date;
          or

     o    if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage Loan unless the special servicer gives due consideration to the remaining term of such ground lease.

     Modifications that forgive principal or interest of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various Classes of certificates in the manner described under "Description of the Offered Certificates--Distributions--Subordination;
Allocation of Losses and Expenses" in this prospectus supplement.

     The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the certificates beyond that which might otherwise be the case. See "Yield,
Prepayment and Maturity Considerations" in this prospectus supplement.

     The provisions in any Non-Serviced Mortgage Loan Pooling and Servicing
Agreement regarding the modifications of the related Non-Serviced Mortgage Loan are generally similar to the comparable provisions of the Pooling and Servicing
Agreement.

SALE OF DEFAULTED MORTGAGE LOANS

     The Pooling and Servicing Agreement grants to each of (a) the holder of the certificates representing the greatest percentage interest in the Controlling
Class, (b) the special servicer, and (c) any seller with respect to mortgage loans it originated (other than Wells Fargo Bank, National Association), in that order, an option (the "Option") to purchase from the trust any defaulted mortgage loan (other than a Non-Serviced Mortgage Loan that is subject to a comparable option under a related pooling and servicing agreement) that is at least 60 days delinquent as

                                     S-131

to any monthly debt service payment (or is delinquent as to its Balloon
Payment). The "Option Purchase Price" for a defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the special servicer. The special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or the special servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by either the special servicer or the holder of certificates representing the greatest percentage interest in the Controlling
Class or any of their affiliates then, prior to the exercise of the Option, the trustee will be required to verify that the Option Purchase Price is a fair price.

     The Option is assignable to a third party by the holder of the Option, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a Rehabilitated
Mortgage Loan, (ii) been subject to a work-out arrangement, (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off), (iv) been purchased by the related mortgage loan seller pursuant to the Pooling and Servicing Agreement or (v) been purchased by the holder of a related B Note pursuant to a purchase option set forth in the related intercreditor agreement.

FORECLOSURES

     The special servicer may at any time, with notification to and consent of the Operating Adviser (or a B Note designee, if applicable) and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.

     If any mortgaged property is acquired as described in the preceding paragraph, the special servicer is required to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all certificateholders (and with respect to any Serviced Companion Mortgage Loan or
B Note, for the holders of such loans) but in no event later than three years after the end of the year in which it was acquired (as such period may be extended by an application to the Internal Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as "foreclosure property" under the REMIC provisions of the Code), or any applicable extension period, unless the special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the trust subsequent to three years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as
"foreclosure property" under the REMIC provisions of the Code. In addition, the special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final Distribution Date or earlier to the extent required to comply with REMIC provisions.

     If the trust acquires a mortgaged property by foreclosure or deed in lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing
Agreement provides that the special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as
"foreclosure property" within the meaning of Code Section 860G(a)(8). The
Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, REMIC I will not be taxable on income received with respect to a mortgaged property to the extent that it constitutes "rents from real property," within the meaning of Code Section
856(c)(3)(A) and Treasury regulations under the Code. "Rents from real property"
do not include the portion of any rental based on the net profits derived by any person from such property. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property"
include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been

                                     S-132

made whether the services furnished to the tenants of the mortgaged properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a trust, would not constitute "rents from real property," or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property owned by REMIC I, such as a hotel business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to REMIC I at the highest marginal federal corporate rate -- currently 35% -- and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the amount of the proceeds available for distribution to holders of certificates. Under the Pooling and Servicing
Agreement, the special servicer is required to determine whether the earning of such income taxable to REMIC I would result in a greater recovery to
Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion, when read in conjunction with the discussion of
"Material Federal Income Tax Consequences" in the prospectus, describes the material federal income tax considerations for investors in the offered certificates. However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations. Prospective purchasers should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

GENERAL

     For United States federal income tax purposes, portions of the trust will be treated as "Tiered REMICs" as described in the prospectus. See "Material
Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC
Certificates--Tiered REMIC Structures" in the prospectus. Three separate REMIC elections will be made with respect to designated portions of the trust other than that portion of the trust consisting of the rights to Excess Interest and the Excess Interest Sub-account (the "Excess Interest Grantor Trust"). Upon the issuance of the offered certificates, Latham & Watkins LLP, counsel to the
Depositor, will deliver its opinion generally to the effect that, assuming:

     o    the making of proper elections;

     o    the accuracy of all representations made with respect to the mortgage loans;

     o    ongoing compliance with all provisions of the Pooling and Servicing
          Agreement and other related documents and no amendments to them;

     o    ongoing compliance with any Non-Serviced Mortgage Loan Pooling and
          Servicing Agreement and other related documents and any amendments to them, and the continued qualification of the REMICs formed under those agreements; and

     o    compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted under the Code;

for federal income tax purposes, (1) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code; (2) the Residual Certificates will represent three separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of REMIC I, REMIC II and REMIC III; (3)
the REMIC Regular Certificates (other than the beneficial interest of the Class
P Certificates in the Excess Interest) will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; (4) the Excess Interest
Grantor Trust will be

                                     S-133

treated as a grantor trust for federal income tax purposes and (5) each Class P
Certificate will represent both a REMIC regular interest and a beneficial ownership of the assets of the Excess Interest Grantor Trust.

     The offered certificates will be REMIC Regular Certificates issued by REMIC
III. See "Material Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Regular Certificates" in the
prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the offered certificates.

     The offered certificates will be "real estate assets" within the meaning of
Section 856(c)(4)(A) and 856(c)(5)(B) of the Code for a real estate investment trust ("REIT") in the same proportion that the assets in the REMIC would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT to the extent that such certificates are treated as "real estate assets" under Section 856(c)(5)(B) of the Code. However, if 95% or more of the REMIC's assets are real estate assets within the meaning of Section
856(c)(5)(B), then the entire offered certificates shall be treated as real estate assets and all interest from the offered certificates shall be treated as interest described in Section 856(c)(3)(B). The offered certificates will not qualify for the foregoing treatments to the extent the mortgage loans are defeased with U.S. obligations.

     Moreover, the offered certificates will be "qualified mortgages" under
Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered certificates also will qualify for treatment as "permitted assets," within the meaning of
Section 860L(c)(1)(G) of the Code, of a FASIT, and those offered certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code.

     The offered certificates will be treated as assets described in Section
7701(a)(19)(C)(xi) of the Code for a domestic building and loan association generally only in the proportion that the REMIC's assets consist of loans secured by an interest in real property that is residential real property
(including multifamily properties and mobile home community properties or other loans described in Section 7701(a)(19)(C)). However, if 95% or more of the
REMIC's assets are assets described in 7701(a)(19)(C)(i) through
7701(a)(19)(C)(x), then the entire offered certificates shall be treated as qualified property under 7701(a)(19)(C). See "Description of the Mortgage Pool"
in this prospectus supplement and "Material Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates" in the
prospectus.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

     We anticipate that the offered certificates (other than the Class X-2
Certificates) will not be issued with original issue discount for federal income tax purposes. Whether any holder of any class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such
Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder.

     The Class X-2 Certificates are being treated as issued with OID because they are "interest only" Certificates. If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a holder of any Class X Certificate, the amount of original issue discount allocable to such period would be zero and such
Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Class X-2
Certificate. Although the matter is not free from doubt, a holder may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the
Mortgage Loans. Any such loss might be treated as a capital loss.

     The IRS has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. See "Material Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Original Issue Discount" in the prospectus. Purchasers of thE offered certificates should be aware that the OID Regulations and Section
1272(a)(6) of the Code do not adequately address all of the issues relevant to accrual of

                                     S-134

original issue discount on prepayable securities such as the offered certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that holders of offered certificates issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used by the paying agent in preparing reports to Certificateholders and the IRS.
Prospective purchasers of offered certificates are advised to consult their tax advisors concerning the treatment of such certificates.

     Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of applicable statutory provisions. No assurance can be given that the Internal Revenue Service will not take a different position as to matters respecting accrual of original issue discount with respect to the offered certificates. See "Material Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Original Issue Discount" in the prospectus. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of such certificates, and the appropriate method of reporting interest and original issue discount with respect to offered certificates.

     To the extent that any offered certificate is purchased in this offering or in the secondary market at not more than a de minimis discount, as defined in the prospectus, a holder who receives a payment that is included in the stated
redemption price at maturity, generally, the principal amount of such certificate, will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the offered certificate. Such allocable portion of the holder's adjusted basis will be based upon the proportion that such payment of stated redemption price bears to the total remaining stated redemption price at maturity, immediately before such payment is made, of such certificate. See "Material Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Original Issue Discount" and "--Sale or Exchange of
Regular Certificates" in the prospectus.

     Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the offered certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each class of certificates issued with amortizable bond premium should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Material
Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Premium" in the prospectus.

     The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and amortizable bond premium for federal income tax purposes for all classes of certificates issued by the trust will be a 0% CPR, as described in the prospectus, applied to each mortgage loan until its maturity; provided, that any ARD Loan is assumed to prepay in full on such mortgage loan's Anticipated Repayment Date. For a description of CPR, see
"Yield, Prepayment and Maturity Considerations" in this prospectus supplement.
However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES

     Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each class of certificates entitled to Prepayment Premiums or Yield Maintenance Charges as described under
"Description of the Offered Certificates--Distributions--Distributions of
Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of a
Prepayment Premium or Yield Maintenance Charge should be taxed to the holders of a class of certificates entitled to a Prepayment Premium or Yield Maintenance
Charge. For federal income tax information reporting purposes, Prepayment
Premiums or Yield Maintenance Charges will be treated as income to the holders of a class of certificates entitled to Prepayment Premiums or Yield Maintenance
Charges only after the master servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge to which the holders of such class of certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected Prepayment Premiums or Yield Maintenance Charges in the
determination of a Certificateholder's projected constant yield to maturity. It appears that Prepayment Premiums or Yield Maintenance Charges are treated as

                                     S-135

ordinary income rather than capital gain. However, the timing and characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment
Premiums or Yield Maintenance Charges.

ADDITIONAL CONSIDERATIONS

     The special servicer is authorized, when doing so is consistent with maximizing the trust's net after-tax proceeds from an REO Property, to incur taxes on the trust in connection with the operation of such REO Property. Any such taxes imposed on the trust would reduce the amount distributable to
Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

     Under certain circumstances, as described under the headings "Material
Federal Income Tax Consequences--Federal Income Tax Consequences for
Certificates as to Which No REMIC Election is Made--Reporting Requirements and
Backup Withholding" and "Material Federal Income Tax Consequences--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Regular
Certificates--Taxation of Foreign Investors" of the prospectus, a holder may be subject to United States backup withholding on payments made with respect to the certificates.

     For further information regarding the United States federal income tax consequences of investing in the offered certificates, see "Material Federal
Income Tax Consequences" and "State and Other Tax Considerations" in the
prospectus.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California (approximately 21.0% of the Initial Pool
Balance) which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

CALIFORNIA

     Under California law a foreclosure may be accomplished either judicially or non-judicially. Generally, no deficiency judgment is permitted under California law following a nonjudicial sale under a deed of trust. Other California statutes, except in certain cases involving environmentally impaired real property, require the lender to attempt to satisfy the full debt through a foreclosure against the property before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower, and possibly any guarantor, following a judicial sale to the excess of the outstanding debt over the greater (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Borrowers also are allowed a one-year period within which to redeem the property.

                              ERISA CONSIDERATIONS

     ERISA and the Code impose restrictions on Plans that are subject to ERISA and/or Section 4975 of the Code and on persons that are Parties in Interest.
ERISA also imposes duties on persons who are fiduciaries of Plans subject to
ERISA and prohibits selected transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in Section 3(32) of
ERISA) are not subject to the prohibited transactions restrictions of ERISA and the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

                                     S-136

PLAN ASSETS

     Neither ERISA nor the Code defines the term "plan assets." However, the
U.S. Department of Labor ("DOL") has issued a final regulation (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section
4975 of the Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute Plan assets by reason of a Plan's investment in certificates, such
Plan asset would include an undivided interest in the mortgage loans and any other assets of the trust. If the mortgage loans or other trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other trust assets.

     Affiliates of the Depositor, the Underwriters, the master servicer, the special servicer, any party responsible for the servicing and administration of a Non-Serviced Mortgage Loan or any related REO property and certain of their respective affiliates might be considered or might become fiduciaries or other
Parties in Interest with respect to investing Plans. Moreover, the trustee, the paying agent, the fiscal agent, the master servicer, the special servicer, the
Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the trust or certain of their respective affiliates might be considered fiduciaries or other Parties in
Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions"-- within the meaning of ERISA and Section
4975 of the Code -- could arise if certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

     In addition, an insurance company proposing to acquire or hold the offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v.
Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA,
as added by the Small Business Job Protection Act of 1996, Public Law No.
104-188, and subsequent DOL and judicial guidance. See "--Insurance Company
General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

     With respect to the acquisition and holding of the offered certificates, the DOL has granted to the Underwriters individual prohibited transaction exemptions, which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

     o    the initial purchase, the holding, and the subsequent resale by Plans of certificates evidencing interests in pass-through trusts; and

     o    transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemptions.

The assets covered by the Exemptions include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

     The Exemptions as applicable to the offered certificates (and as modified by Prohibited Transaction Exemption 2002-41) set forth the following five general conditions which must be satisfied for exemptive relief:

     o    the acquisition of the certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

                                     S-137

     o    the certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, S&P or Moody's;

     o    the trustee cannot be an affiliate of any member of the Restricted
          Group, other than an underwriter. The "Restricted Group" consists of the Underwriters, the Depositor, the master servicer, the special servicer, the Primary Servicer, any person responsible for servicing a
          Non-Serviced Mortgage Loan or any related REO property and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such classes of certificates, or any affiliate of any of these parties;

     o    the sum of all payments made to the Underwriters in connection with the distribution of the certificates must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Depositor in consideration of the assignment of the mortgage loans to the trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the master servicer, the special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and
          Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

     o    the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
          Securities and Exchange Commission under the 1933 Act.

     A fiduciary of a Plan contemplating purchasing any such class of certificates in the secondary market must make its own determination that at the time of such acquisition, any such class of certificates continues to satisfy the second general condition set forth above. The Depositor expects that the third general condition set forth above will be satisfied with respect to each of such classes of certificates. A fiduciary of a Plan contemplating purchasing any such class of certificates must make its own determination that the first, second, fourth and fifth general conditions set forth above will be satisfied with respect to any such class of certificate.

     Before purchasing any such class of certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute "certificates" for purposes of the Exemptions and (b) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

     Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

     o    the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

     o    the Plan's investment in each class of certificates does not exceed
          25% of all of the certificates outstanding of that class at the time of the acquisition; and

     o    immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     We believe that the Exemptions will apply to the acquisition and holding of the offered certificates by Plans or persons acting on behalf of or with "plan assets" of Plans, and that all of the above conditions of the Exemptions, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the trust.

                                     S-138

INSURANCE COMPANY GENERAL ACCOUNTS

     Based on the reasoning of the United States Supreme Court in John Hancock
Mutual Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small
Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and
Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor
issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

     Section 401(c) also provides that until the date that is 18 months after the 401(c) Regulations became final (January 5, 2000), no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the "plan assets" of any such plan, except (a) to prevent avoidance of the 401(c) Regulations, and (b)
actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law.

     Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c)
Regulations, may be treated as "plan assets" of such Plans. Because Section
401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult their legal counsel with respect to the applicability of Section 401(c), including the general account's ability to continue to hold such Certificates after July 5,
2001, which is the date 18 months after the date the 401(c) Regulations became final.

     Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to the Depositor, the trustee, the paying agent, the fiscal agent and the master servicer that (1)
such acquisition and holding is permissible under applicable law, including
Prohibited Transaction Exemption 2002-41, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Depositor, the trustee, the paying agent, the fiscal agent or the master servicer to any obligation in addition to those undertaken in the
Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account", as defined in
DOL Prohibited Transaction Class Exemption 95-60, and the applicable conditions set forth in PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

     Prospective Plan investors should consult their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the certificates. Moreover, each
Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     The offered certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the offered

                                     S-139

certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, may be subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions.
The uncertainties referred to above, and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates, may adversely affect the liquidity of the offered certificates. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors to determine whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.

                                 USE OF PROCEEDS

     We will apply the net proceeds of the offering of the certificates towards the simultaneous purchase of the mortgage loans from the sellers and to the payment of expenses in connection with the issuance of the certificates.

                              PLAN OF DISTRIBUTION

     We have entered into an Underwriting Agreement with the Underwriters.
Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each Underwriter, and each Underwriter has agreed severally to purchase from us the respective aggregate Certificate Balance or
Notional Amount, as applicable, of each class of offered certificates presented below.

    UNDERWRITERS          CLASS A-1        CLASS A-2       CLASS A-3       CLASS A-4       CLASS A-AB       CLASS A-5
---------------------   --------------  ---------------  -------------   -------------   --------------  --------------

Morgan Stanley & Co.
  Incorporated           $                $               $               $                $               $

Bear, Stearns & Co.
  Inc.                   $                $               $               $                $               $

Wells Fargo Brokerage
  Services, LLC          $                $               $               $                $               $

    Total.............   $14,400,000      $23,000,000     $56,800,000     $85,600,000      $58,200,000     $576,041,000

     UNDERWRITERS         CLASS X-2       CLASS A-J         CLASS B         CLASS C         CLASS D
---------------------   --------------  ---------------  -------------   -------------   --------------

Morgan Stanley & Co.
   Incorporated         $               $                $               $               $

Bear, Stearns & Co.
   Inc.                 $               $                $               $               $

Wells Fargo Brokerage
   Services, LLC        $               $                $               $               $

     Total............  $962,024,000    $74,784,000      $20,841,000     $7,356,000      $11,034,000

                                     S-140

     Morgan Stanley & Co. Incorporated and Bear, Stearns & Co. Inc. will act as co-lead managers and co-bookrunners with respect to the offered certificates.

     The Underwriting Agreement provides that the obligations of the
Underwriters are subject to conditions precedent, and that the Underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an Underwriter, the Underwriting
Agreement provides that the purchase commitment of the non-defaulting
Underwriter may be increased. Proceeds to the Depositor from the sale of the offered certificates, before deducting expenses payable by the Depositor, will
be approximately $          , plus accrued interest.

     The Underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such Classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such Classes of offered certificates for whom they may act as agent.

     The offered certificates are offered by the Underwriters when, as and if issued by the Depositor, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the
facilities of DTC against payment therefor on or about January   , 2005, which
is the       business day following the date of pricing of the certificates.

     Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise.
Accordingly, purchasers who wish to trade offered certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such offered certificates.

     The Underwriters and any dealers that participate with the Underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

     We have agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect of such liabilities.

     The Underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

     The Depositor is an affiliate of Morgan Stanley & Co. Incorporated, an
Underwriter, and Morgan Stanley Mortgage Capital Inc., a seller.

                                  LEGAL MATTERS

     The legality of the offered certificates and the material federal income tax consequences of investing in the offered certificates will be passed upon for the Depositor by Latham & Watkins LLP, New York, New York. Certain legal matters with respect to the offered certificates will be passed upon for the
Underwriters by Latham & Watkins LLP, New York, New York. Certain legal matters will be passed upon for Bear Stearns Commercial Mortgage, Inc. by Cadwalader,
Wickersham & Taft LLP, New York, New York, for Morgan Stanley Mortgage Capital
Inc. by Latham & Watkins LLP, New York, New York, for Wells Fargo Bank, National
Association, in its capacity as master servicer, by Sidley Austin Brown & Wood
LLP, New York, New York and for Principal Commercial Funding, LLC by Dechert
LLP, New York, New York.

                                     S-141

                                     RATINGS

     It is a condition of the issuance of the offered certificates that they receive the following credit ratings from Fitch and S&P.

CLASS                                                FITCH             S&P
-------------------------------------------       -----------       ---------
Class A-1..................................           AAA              AAA
Class A-2..................................           AAA              AAA
Class A-3..................................           AAA              AAA
Class A-4..................................           AAA              AAA
Class A-AB.................................           AAA              AAA
Class A-5..................................           AAA              AAA
Class X-2..................................           AAA              AAA
Class A-J..................................           AAA              AAA
Class B....................................           AA                AA
Class C....................................           AA-              AA-
Class D....................................            A                A

     The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the offered certificates by the Rated Final Distribution Date. That date is the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term. The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

     The ratings of the certificates do not represent any assessment of (1) the likelihood or frequency of principal prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment
Premiums, Yield Maintenance Charges, any Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest
Shortfalls or (5) the tax treatment of the certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of the offered certificates and, if so, what such rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned to such class at the request of the Depositor.

                                     S-142

                                GLOSSARY OF TERMS

     The certificates will be issued pursuant to the Pooling and Servicing
Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and
Servicing Agreement, without exhibits and schedules.

     Unless the context requires otherwise, the definitions contained in this
Glossary of Terms apply only to this series of certificates and will not necessarily apply to any other series of certificates the trust may issue.

     "A Note" means, with respect to any A/B Mortgage Loan, the mortgage note
(or notes) included in the trust.

     "A/B Mortgage Loan" means the Mason Devonshire Plaza A/B Mortgage Loan or any other mortgage loan serviced under the Pooling and Servicing Agreement that is divided into a senior mortgage note(s) and a subordinated mortgage note, one or more of which senior mortgage note(s) is included in the trust. References herein to an A/B Mortgage Loan shall be construed to refer to the aggregate indebtedness under the related A Note and the related B Note.

     "Accrued Certificate Interest" means, in respect of each class of
Certificates for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such class of certificates outstanding immediately prior to such Distribution
Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     "Administrative Cost Rate" will equal the sum of the related Master
Servicing Fee Rate, the Excess Servicing Fee Rate, the Primary Servicing Fee
Rate, and the Trustee Fee Rate set forth in the Pooling and Servicing Agreement
(and in the case of a Non-Serviced Mortgage Loan, the applicable Pari Passu Loan
Servicing Fee Rate, respectively) for any month (in each case, expressed as a per annum rate) for any mortgage loan in such month, and is set forth in
Appendix II.

     "Advance Rate" means a rate equal to the "Prime Rate" as reported in The
Wall Street Journal from time to time.

     "Advances" means Servicing Advances and P&I Advances, collectively.

     "Annual Report" means a report for each mortgage loan based on the most recently available year-end financial statements and most recently available rent rolls of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation,
Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

     "Anticipated Repayment Date" means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made
(which is prior to stated maturity).

     "Appraisal Event" means not later than the earliest of the following:

o    the date 120 days after the occurrence of any delinquency in payment with respect to a mortgage loan, Loan Pair or A/B Mortgage Loan if such delinquency remains uncured;

o    the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred or a receiver is appointed in respect of the related mortgaged property, provided that such petition or appointment remains in effect;

                                     S-143

o    the effective date of any modification to a Money Term of a mortgage loan,
     Loan Pair or A/B Mortgage Loan, other than an extension of the date that a
     Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment; and

o    the date 30 days following the date a mortgaged property becomes an REO
     Property.

     "Appraisal Reduction" will equal, for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO
Property, an amount that is equal to the excess, if any, of:

     the sum of:

o    the Scheduled Principal Balance of such mortgage loan, Loan Pair or A/B
     Mortgage Loan or in the case of an REO Property, the related REO mortgage loan, less the principal amount of certain guarantees and surety bonds and any undrawn letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan;

o    to the extent not previously advanced by the master servicer, the trustee or the fiscal agent, all accrued and unpaid interest on the mortgage loan;

o    all related unreimbursed Advances and interest on such Advances at the
     Advance Rate, and, to the extent applicable, all Advances that were made on a mortgage loan, Loan Pair or A/B Mortgage Loan on or before the date such mortgage loan, Loan Pair or A/B Mortgage Loan became a Rehabilitated
     Mortgage Loan that have since been reimbursed to the advancing party by the trust out of principal collections but not by the related mortgagor; and

o    to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the master servicer, the trustee or the fiscal agent, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of the related mortgaged property or REO Property, as the case may be,

     over

o    90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation, plus the full amount of any escrows held by or on behalf of the trustee as security for the mortgage loan, Loan Pair or A/B Mortgage Loan
     (less the estimated amount of obligations anticipated to be payable in the next twelve months to which such escrows relate).

In the case of any Serviced Pari Passu Mortgage Loan, any Appraisal Reduction
will be calculated in respect of the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan and then allocated pro rata between the
Serviced Pari Passu Mortgage Loan and the Serviced Companion Mortgage Loan
according to their respective principal balances. In the case of any A/B
Mortgage Loan, any Appraisal Reduction will be calculated in respect of such A/B
Mortgage Loan taken as a whole and any such Appraisal Reduction will be allocated first to the related B Note and then allocated to the related A Note.

     "ARD Loan" means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a specified date prior to stated
maturity, which creates an incentive for the related borrower to prepay such mortgage loan.

     "Assumed Scheduled Payment" means an amount deemed due in respect of:

o    any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated
     maturity date; or

o    any mortgage loan as to which the related mortgaged property has become an
     REO Property.

                                     S-144

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO
Property, the Assumed Scheduled Payment deemed due on each Due Date for so long as the REO Property remains part of the trust, equals the Scheduled Payment (or
Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

     "Available Distribution Amount" means in general, for any Distribution
Date:

     (1)  all amounts on deposit in the Certificate Account as of the business day preceding the related Distribution Date that represent payments and other collections on or in respect of the mortgage loans and any
          REO Properties that were received by the master servicer or the special servicer through the end of the related Collection Period, exclusive of any portion that represents one or more of the following:

          o    Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period;

          o    Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the certificates as described in this prospectus supplement);

          o    amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts attributable to Expense Losses and amounts payable to the master servicer, the special servicer, the Primary Servicer, the
               trustee, the paying agent and the fiscal agent as compensation or in reimbursement of outstanding Advances or as Excess Servicing
               Fees);

          o    amounts deposited in the Certificate Account in error;

          o    if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be deposited into the Interest Reserve Account;

          o    in the case of the REO Property related to an A/B Mortgage Loan, all amounts received with respect to such A/B Mortgage Loan that are required to be paid to the holder of the related B Note pursuant to the terms of the related B Note and the related intercreditor agreement; and

          o    any portion of such amounts payable to the holders of any
               Serviced Companion Mortgage Loan or B Note;

     (2)  to the extent not already included in clause (1), any P&I Advances made and any Compensating Interest Payment paid with respect to such
          Distribution Date; and

     (3)  if such Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts then on deposit in the
          Interest Reserve Account in respect of each Interest Reserve Loan.

     "Balloon Loans" means mortgage loans that provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity or Anticipated Repayment Date, and that are expected to have remaining principal balances equal to or greater than 5% of the original principal balance of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated Repayment Dates, as the case may be, unless previously prepaid.

                                     S-145

     "Balloon LTV" - See "Balloon LTV Ratio."

     "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of (a) (i) the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or, (ii) in the case of an ARD Loan, the principal balance on its related
Anticipated Repayment Date to (b) the value of the related mortgaged property or properties as of the Cut-off Date determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     "Balloon Payment" means, with respect to the Balloon Loans, the principal payments and scheduled interest due and payable on the relevant maturity dates.

     "Bankruptcy Code" means, the federal Bankruptcy Code, Title 11 of the
United States Code, as amended.

     "Base Interest Fraction" means, with respect to any principal prepayment of any mortgage loan that provides for payment of a Prepayment Premium or Yield
Maintenance Charge, and with respect to any class of certificates, a fraction
(A) whose numerator is the greater of (x) zero and (y) the difference between
(i) the Pass-Through Rate on that class of certificates, and (ii) the Discount
Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to the principal prepayment (or the current Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to that principal prepayment (or the current Discount Rate if not used in such calculation), provided, however, that under no circumstances will the Base
Interest Fraction be greater than one. If the Discount Rate referred to above is greater than the mortgage rate on the related mortgage loan, then the Base
Interest Fraction will equal zero.

     "B Note" means, with respect to any A/B Mortgage Loan, the related subordinated Mortgage Note not included in the trust, which is subordinated in right of payment to the related A Note to the extent set forth in the related intercreditor agreement.

     "BSCMI" means Bear Stearns Commercial Mortgage, Inc.

     "BSCMI Loans" means the mortgage loans that were originated or purchased by
BSCMI or an affiliate of BSCMI.

     "Certificate Account" means one or more separate accounts established and maintained by the master servicer, the Primary Servicer or any sub-servicer on behalf of the master servicer, pursuant to the Pooling and Servicing Agreement.

     "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust.

     "Certificateholder" or "Holder" means an entity in whose name a certificate is registered in the certificate registrar.

     "Certificate Owner" means an entity acquiring an interest in an offered certificate.

     "Class" means the designation applied to the offered certificates and the private certificates, pursuant to this prospectus supplement.

     "Class A Senior Certificates" means the Class A-1 Certificates, the Class
A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the
Class A-AB Certificates and the Class A-5 Certificates.

     "Class X Certificates" means the Class X-1 Certificates and Class X-2
Certificates.

     "Clearstream Bank" means Clearstream Bank, societe anonyme.

                                     S-146

     "Closing Date" means on or about January , 2005.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution
Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

     "Compensating Interest" means with respect to any Distribution Date, an amount equal to the lesser of (A) the excess of (i) Prepayment Interest
Shortfalls incurred in respect of the mortgage loans other than Specially
Serviced Mortgage Loans resulting from (x) voluntary Principal Prepayments on such mortgage loans (but not including any B Note, Non-Serviced Companion
Mortgage Loan or Serviced Companion Mortgage Loan) or (y) to the extent that the master servicer did not apply the proceeds from involuntary Principal
Prepayments in accordance with the terms of the related mortgage loan documents, involuntary Principal Prepayments during the related Collection Period over (ii)
the aggregate of Prepayment Interest Excesses incurred in respect of the mortgage loans resulting from Principal Prepayments on the mortgage loans (but not including any B Note, Non-Serviced Companion Mortgage Loan or Serviced
Companion Mortgage Loan) during the same Collection Period, and (B) the aggregate of the portion of the aggregate Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of all the mortgage loans including REO Properties (but not including any B Note, Non-Serviced Companion Mortgage Loan or Serviced Companion Mortgage
Loan), plus any investment income earned on the amount prepaid prior to such
Distribution Date.

     "Compensating Interest Payment" means any payment of Compensating Interest.

     "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation of such proceedings with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan and (if applicable)
its related B Note or Serviced Companion Mortgage Loan. With respect to the mortgaged property or properties securing any Non-Serviced Mortgage Loan or
Non-Serviced Companion Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in
Condemnation Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or A/B Mortgage Loan, only an allocable portion of such
Condemnation Proceeds will be distributable to the Certificateholders.

     "Constant Default Rate" or "CDR" means a rate that represents an assumed constant rate of default each month, which is expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CDR does not purport to be either an historical description of the default experience of any pool of mortgage loans or a prediction of the anticipated rate of default of any mortgage loans, including the mortgage loans underlying the certificates.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the certificates.

     "Controlling Class" means the most subordinate class of Subordinate
Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such class of certificates is less than
25% of the initial aggregate Certificate Balance of such Class as of the Closing
Date, the Controlling Class will be the next most subordinate class of certificates.

     "CPR" - See "Constant Prepayment Rate" above.

                                     S-147

     "Cut-off Date" means January 1, 2005. For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), scheduled payments due in January 2005 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on January 1, 2005, not the actual day which such scheduled payments were due.

     "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received determined as described under "Description of the Mortgage
Pool--Additional Mortgage Loan Information" in this prospectus supplement. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date
Balances.

     "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under
"Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

     "Debt Service Coverage Ratio" or "DSCR" means, the ratio of Underwritable
Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of current debt service payable under that mortgage loan.

     "Depositor" means Morgan Stanley Capital I Inc.

     "Determination Date" means, with respect to any Distribution Date, the earlier of (i) the 8th day of the month in which such Distribution Date occurs, or, if such day is not a business day, the next preceding business day, and (ii)
the 5th business day prior to the related Distribution Date.

     "Discount Rate" means, for the purposes of the distribution of Prepayment
Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

     "Distributable Certificate Interest Amount" means, in respect of any class of certificates for any Distribution Date, the sum of:

o    Accrued Certificate Interest in respect of such class of certificates for such Distribution Date, reduced (to not less than zero) by:

     o    any Net Aggregate Prepayment Interest Shortfalls allocated to such
          Class for such Distribution Date; and

     o    Realized Losses and Expense Losses, in each case specifically allocated with respect to such Distribution Date to reduce the
          Distributable Certificate Interest Amount payable in respect of such
          Class in accordance with the terms of the Pooling and Servicing
          Agreement; plus

o    the portion of the Distributable Certificate Interest Amount for such Class remaining unpaid as of the close of business on the preceding Distribution
     Date, plus one month's interest thereon at the applicable Pass-Through
     Rate; plus

o    if the aggregate Certificate Balance is reduced because of a diversion of principal as a result of the reimbursement of non-recoverable Advances out of principal in accordance with the terms of the Pooling and Servicing
     Agreement, and there is a subsequent recovery of amounts applied by the master servicer as recoveries of principal, then an amount generally equal to interest at the applicable Pass-Through Rate that

                                     S-148

     would have accrued and been distributable with respect to the amount that the aggregate Certificate Balance was so reduced, which interest will accrue from the date that the related Realized Loss is allocated through the end of the Interest Accrual Period related to the Distribution Date on which such amounts are subsequently recovered.

     "Distribution Account" means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

     "Distribution Date" means the 13th day of each month, or if any such 13th day is not a business day, on the next succeeding business day.

     "Document Defect" means that a mortgage loan is not delivered as and when required, is not properly executed or is defective on its face.

     "DOL Regulation" means the final regulation, issued by the DOL, defining the term "plan assets" which provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section 2510.3-101).

     "DSCR" - See "Debt Service Coverage Ratio."

     "DTC" means The Depository Trust Company.

     "Due Dates" means dates upon which the related Scheduled Payments are due under the terms of the related mortgage loans or any B Note or Serviced
Companion Mortgage Loan.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "Escrow Account" means one or more custodial accounts established and maintained by the master servicer (or the Primary Servicer on its behalf)
pursuant to the Pooling and Servicing Agreement.

     "Euroclear Bank" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear system.

     "Event of Default" means, with respect to the master servicer under the
Pooling and Servicing Agreement, any one of the following events:

o    any failure by the master servicer to remit to the paying agent any payment required to be remitted by the master servicer under the terms of the
     Pooling and Servicing Agreement, including any required Advances;

o    any failure by the master servicer to make a required deposit to the
     Certificate Account which continues unremedied for one business day following the date on which such deposit was first required to be made;

o    any failure on the part of the master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the master servicer contained in the Pooling and Servicing
     Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by the Depositor or the trustee; provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the master servicer to cure such failure;
     provided, further that such cure period may not exceed 90 days;

o    any breach of the representations and warranties of the master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to the master servicer by the Depositor or the trustee, provided, however, that if

                                     S-149

     the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further that such cure period may not exceed 90 days;

o    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o    the master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of its property;

o    the master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o    the master servicer is removed from S&P's approved servicer list and is not reinstated within 60 days and the ratings then assigned by S&P to any class or classes of certificates are downgraded, qualified or withdrawn, including, without limitation, being placed on "negative credit watch" in connection with such removal;

o    the trustee shall receive notice from Fitch to the effect that the continuation of the master servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of certificates; or

o    the master servicer has been downgraded to a servicer rating level below
     CMS3, or its then equivalent, by Fitch.

     "Excess Interest" means, in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of interest accrued on such mortgage loan at the Revised Rate over interest accrued on such mortgage loan at the Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

     "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account. The Excess Interest Sub-account will not be an asset of any REMIC Pool.

     "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan (or, in the case of an REO Property related to an A/B Mortgage Loan, a prepayment in full had been made with respect to both the related A Note and B Note) on the date such proceeds were received plus accrued and unpaid interest with respect to that mortgage loan and any and all expenses with respect to that mortgage loan.

     "Excess Servicing Fee" means an additional fee payable to Wells Fargo that accrues at the Excess Servicing Fee Rate, which is assignable and non-terminable.

     "Excess Servicing Fee Rate" means an amount per annum set forth in the
Pooling and Servicing Agreement which is payable each month with respect to certain mortgage loans in connection with the Excess Servicing Fee.

     "Exemptions" means the individual prohibited transaction exemptions granted by the DOL to the Underwriters, as amended.

                                     S-150

     "Expense Losses" means, among other things:

o    any interest paid to the master servicer, special servicer, the trustee or the fiscal agent in respect of unreimbursed Advances on the mortgage loans;

o    all Special Servicer Compensation payable to the special servicer from amounts that are part of the trust;

o    other expenses of the trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the fiscal agent, the paying agent and certain related persons, specified reimbursements and indemnification payments to the Depositor, the master servicer, the special servicer, the Primary Servicer and certain related persons, specified taxes payable from the assets of the trust, the costs and expenses of any tax audits with respect to the trust and other tax-related expenses, rating agency fees not recovered from the borrower, amounts expended on behalf of the trust to remediate an adverse environmental condition and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the trust; and

o    any other expense of the trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

     "FASIT" means a financial asset securitization investment trust.

     "Financial Market Publishers" means TREPP, LLC, Intex Solutions, Inc. and
Standard and Poor's Conquest.

     "Fitch" means Fitch, Inc.

     "401(c) Regulations" means the final regulations issued by the DOL under
Section 401(c) of ERISA clarifying the application of ERISA to Insurance Company
General Accounts.

     "Initial Pool Balance" means the aggregate Cut-off Date Balance of
$980,772,819.

     "Initial Rate" means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan.

     "Insurance Proceeds" means all amounts paid by an insurer under an insurance policy in connection with a mortgage loan, Serviced Companion Mortgage
Loan or B Note, other than amounts required to be paid to the related borrower.
With respect to the mortgaged property or properties securing any Non-Serviced
Mortgage Loan or Non-Serviced Companion Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Insurance Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or A/B Mortgage Loan, only an allocable portion of such Insurance Proceeds will be distributable to the
Certificateholders.

     "Interest Accrual Period" means, for each class of REMIC Regular
Certificates and each Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

     "Interest Only Certificates" means the Class X Certificates.

     "Interest Reserve Account" means an account that the master servicer has established and will maintain for the benefit of the holders of the certificates.

     "Interest Reserve Amount" means all amounts deposited in the Interest
Reserve Account with respect to Scheduled Payments due in any applicable January and February.

     "Interest Reserve Loan" - See "Non-30/360 Loan" below.

                                     S-151

     "Kohl's Stoughton Mortgage Loan" means Mortgage Loan No. 40.

     "Kohl's Stoughton Subordinated Loan" means the loan that is secured by a second lien mortgage on the same mortgaged property that secures the Kohl's
Stoughton Mortgage Loan.

     "Liquidation Fee" means 1.00% of the related Liquidation Proceeds and/or any Condemnation Proceeds and Insurance Proceeds received by the trust in connection with a Specially Serviced Mortgage Loan or related REO Property (net of any expenses). For the avoidance of doubt, a Liquidation Fee will be payable in connection with a repurchase of an A Note by the holder of the related B Note only to the extent set forth in the related intercreditor agreement.

     "Liquidation Proceeds" means proceeds from the sale or liquidation
(provided that for the purposes of calculating Liquidation Fees, Liquidation
Proceeds shall not include any proceeds from a repurchase of a mortgage loan by a mortgage loan seller due to a Material Breach of a representation or warranty or Material Document Defect) of a mortgage loan, Serviced Companion Mortgage
Loan or B Note or related REO Property, net of liquidation expenses. With respect to any Non-Serviced Mortgage Loan, the Liquidation Proceeds shall include only the portion of such net proceeds that is payable to the holder of such Non-Serviced Mortgage Loan.

     "Loan Pair" means a Serviced Pari Passu Mortgage Loan and the related
Serviced Companion Mortgage Loan, collectively.

     "Lock-out Period" means the period during which voluntary principal prepayments are prohibited.

     "Mason Devonshire Plaza A/B Mortgage Loan" means the Mason Devonshire Plaza
Mortgage Loan and the Mason Devonshire Plaza B Note.

     "Mason Devonshire Plaza Mortgage Loan" means Mortgage Loan No. 19.

     "Mason Devonshire Plaza B Note" means, with respect to the Mason Devonshire
Plaza Mortgage Loan, the related B Note.

     "Master Servicer Remittance Date" means, in each month, the business day preceding the Distribution Date.

     "Master Servicing Fee" means the monthly amount, based on the Master
Servicing Fee Rate, to which the master servicer is entitled in compensation for servicing the mortgage loans, any Serviced Companion Mortgage Loan and any B
Note.

     "Master Servicing Fee Rate" means the rate per annum payable each month with respect to a mortgage loan (other than the Non-Serviced Mortgage Loans), any Serviced Companion Mortgage Loan and any B Note in connection with the
Master Servicing Fee as set forth in the Pooling and Servicing Agreement.

     "Material Breach" means a breach of any of the representations and warranties that (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the breach materially and adversely affects the value of the mortgage loan and (ii)
the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated
Mortgage Loan.

     "Material Document Defect" means a Document Defect that either (a)
materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the Document Defect materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage
Loan.

     "Money Term" means, with respect to any mortgage loan, Serviced Companion
Mortgage Loan or B Note, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency or any provision

                                     S-152

of the mortgage loan requiring the payment of a Prepayment Premium or Yield
Maintenance Charge (but does not include late fee or default interest provisions).

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgage File" means the following documents, among others:

o    the original mortgage note (or lost note affidavit), endorsed (without recourse) in blank or to the order of the trustee;

o    the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o    the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o    an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

o    an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

o    an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report); and

o    when relevant, the related ground lease or a copy of it.

     "Mortgage Loan Purchase Agreement" means each of the agreements entered into between the Depositor and the respective seller, as the case may be.

     "Mortgage Pool" means the one hundred ten (110) mortgage loans with an aggregate principal balance, as of January 1, 2005, of approximately
$980,772,819, which may vary on the Closing Date by up to 5%.

     "MSCI 2004-HQ4" means the securitization known as the Morgan Stanley
Capital I Trust Series 2004-HQ4.

     "MSCI 2004-HQ4 Depositor" means the "depositor" under the MSCI 2004-HQ4
Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Morgan Stanley Capital I Inc.

     "MSCI 2004-HQ4 Fiscal Agent" means the "fiscal agent" under the MSCI
2004-HQ4 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is ABN AMRO Bank N.V.

     "MSCI 2004-HQ4 Master Servicer" means the "master servicer" under the MSCI
2004-HQ4 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Wells Fargo Bank, National Association.

     "MSCI 2004-HQ4 Operating Adviser" means the operating adviser appointed under the MSCI 2004-HQ4 Pooling and Servicing Agreement.

     "MSCI 2004-HQ4 Pooling and Servicing Agreement" means the Pooling and
Servicing Agreement entered into between the MSCI 2004-HQ4 Depositor, the MSCI
2004-HQ4 Master Servicer, the MSCI 2004-HQ4 Special Servicer, the MSCI 2004-HQ4
Trustee and the MSCI 2004-HQ4 Fiscal Agent.

                                     S-153

     "MSCI 2004-HQ4 Special Servicer" means the "special servicer" under the
MSCI 2004-HQ4 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is GMAC Commercial Mortgage Corporation

     "MSCI 2004-HQ4 Trustee" means the "trustee" under the MSCI 2004-HQ4 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is
LaSalle Bank National Association, a national banking association.

     "MSMC" means Morgan Stanley Mortgage Capital Inc.

     "MSMC Loans" means the mortgage loans that were originated or purchased by
MSMC.

     "Net Aggregate Prepayment Interest Shortfall" means, for the related
Distribution Date, the aggregate of all Prepayment Interest Shortfalls incurred in respect of the mortgage loans other than Specially Serviced Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest
Excesses collected on such mortgage loans during such Collection Period nor covered by a Compensating Interest Payment paid by the master servicer.

     "Net Mortgage Rate" means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any default interest or any rate increase occurring after an Anticipated Repayment Date)
minus the related Administrative Cost Rate; provided that, for purposes of calculating the Pass-Through Rate for each class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because the certificates accrue interest on the basis of a 360-day year consisting of twelve
30-day months, when calculating the Pass-Through Rate for each class of certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360
Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of net interest actually accrued (exclusive of default interest or Excess Interest). However, with respect to each
Non-30/360 Loan:

o    the Net Mortgage Rate that would otherwise be in effect for purposes of the
     Scheduled Payment due in January of each year (other than a leap year) and
     February of each year will be adjusted to take into account the applicable
     Interest Reserve Amount; and

o    the Net Mortgage Rate that would otherwise be in effect for purposes of the
     Scheduled Payment due in March of each year will be adjusted to take into account the related withdrawal from the Interest Reserve Account for the preceding January (commencing in 2006), if applicable, and February
     (commencing in 2005).

     "Non-Serviced Companion Mortgage Loan" means a loan not included in the trust that is generally payable on a pari passu basis with the related
Non-Serviced Mortgage Loan, and in this securitization means the Wells REF
Portfolio Companion Loan.

     "Non-Serviced Mortgage Loan" means a mortgage loan included in the trust but serviced under another agreement. The Non-Serviced Mortgage Loan in the trust is the Wells REF Portfolio Pari Passu Loan.

     "Non-Serviced Mortgage Loan B Note" means any related note subordinate in right of payment to a Non-Serviced Mortgage Loan. There are no Non-Serviced
Mortgage Loan B Notes related to the trust.

     "Non-Serviced Mortgage Loan Group" means the the Wells REF Portfolio Loan
Group.

     "Non-Serviced Mortgage Loan Master Servicer" means the applicable "master servicer" under the related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement.

     "Non-Serviced Mortgage Loan Mortgage" means the the Wells REF Portfolio
Pari Passu Mortgage.

                                     S-154

     "Non-Serviced Mortgage Loan Pooling and Servicing Agreement" means the MSCI
2004-HQ4 Pooling and Servicing Agreement.

     "Non-Serviced Mortgage Loan Special Servicer" means the applicable "special servicer" under the related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement.

     "Non-Serviced Mortgage Loan Trustee" means the applicable "trustee" under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

     "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of 12
30-day months.

     "Notional Amount" means the notional principal amount of the Class X
Certificates, which will be based upon the outstanding principal balance of certain of the Principal Balance Certificates outstanding from time to time.

     "OID" means original issue discount.

     "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions; provided, that, with respect to an A/B Mortgage
Loan or the Kohl's Stoughton Mortgage Loan, a holder of the related B Note or the Kohl's Stoughton Subordinated Loan, will, to the extent set forth in the related intercreditor agreement, instead be entitled to the rights and powers granted to the Operating Adviser under the Pooling and Servicing Agreement to the extent such rights and powers relate to the related A/B Mortgage Loan or the
Kohl's Stoughton Mortgage Loan (but only so long as the holder of the related B
Note or the Kohl's Stoughton Subordinated Loan, as applicable, is the directing holder or controlling holder, as defined in the related Intercreditor
Agreement).

     "P&I Advance" means the amount of any Scheduled Payments or Assumed
Scheduled Payment (net of the related Master Servicing Fees, Excess Servicing
Fees, Primary Servicing Fees and other servicing fees payable from such
Scheduled Payments or Assumed Scheduled Payments), other than any Balloon
Payment, advanced on the mortgage loans that are delinquent as of the close of business on the preceding Determination Date.

     "Pari Passu Loan Servicing Fee" means the monthly amount, based on the Pari
Passu Loan Servicing Fee Rate, paid as compensation for the servicing of the applicable Non-Serviced Mortgage Loan.

     "Pari Passu Loan Servicing Fee Rate" means the servicing fee rate applicable to any Non-Serviced Mortgage Loan pursuant to its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

     "Participants" means DTC's participating organizations.

     "Parties in Interest" means persons who have specified relationships to
Plans ("parties in interest" under ERISA or "disqualified persons" under Section
4975 of the Code).

     "Pass-Through Rate" means the rate per annum at which any class of certificates (other than the Residual Certificates) accrues interest.

     "PCF" means Principal Commercial Funding, LLC.

     "PCF Loans" means the mortgage loans that were originated by PCF or its affiliates.

     "Percentage Interest" will equal, as evidenced by any certificate in the
Class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such certificate as set forth on the face of the certificate, and the denominator of which is equal to the initial aggregate Certificate
Balance or Notional Amount, as the case may be, of such Class.

                                     S-155

     "Permitted Cure Period" means, for the purposes of any Material Document
Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the earlier of the discovery by the related seller or receipt by the related seller of notice of such Material Document Defect or
Material Breach, as the case may be. However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period and such Document Defect or Material
Breach would not cause the mortgage loan to be other than a "qualified mortgage", but the related seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will be extended for an additional 90 days unless, solely in the case of a Material Document
Defect, (x) the mortgage loan is then a Specially Serviced Mortgage Loan and a
Servicing Transfer Event has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially
Serviced Mortgage Loan and (y) the Document Defect was identified in a certification delivered to the related mortgage loan seller by the trustee in accordance with the Pooling and Servicing Agreement.

     "Planned Principal Balance" means, for any Distribution Date, the balance shown for such Distribution Date in the table set forth in Schedule A to this prospectus supplement.

     "Plans" means (a) employee benefit plans as defined in Section 3(3) of
ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of
ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

     "Pooling and Servicing Agreement" means the Pooling and Servicing
Agreement, dated as of January 1, 2005, between Morgan Stanley Capital I Inc., as depositor, Wells Fargo, as master servicer, ARCap Servicing, Inc., as special servicer, LaSalle Bank National Association, as trustee, Wells Fargo Bank,
National Association, as paying agent and certificate registrar and ABN AMRO
Bank N.V., as fiscal agent.

     "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment or a Balloon Payment is made during any
Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such Principal Prepayment or Balloon
Payment that exceeds the corresponding amount of interest accruing on the certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on the mortgage loan from such Due
Date to the date such payment was made, net of the Trustee Fee, the Master
Servicing Fee, the Primary Servicing Fee, the pari passu loan servicing fee (in the case of any Non-Serviced Mortgage Loan), the Excess Servicing Fee and, if
the related mortgage loan is a Specially Serviced Mortgage Loan, net of the
Special Servicing Fee.

     "Prepayment Interest Shortfall" means, a shortfall in the collection of a full month's interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial Principal
Prepayment (or a Balloon Payment) during the related Collection Period, and the date such payment was made occurred prior to the Due Date for such mortgage loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due Date). Such a shortfall arises because the amount of interest (net of the Master Servicing Fee, the Primary
Servicing Fee, the Excess Servicing Fee, the Pari Passu Loan Servicing Fee (in
the case of any Non-Serviced Mortgage Loan) and the Trustee Fee) that accrues on the amount of such Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the Certificates. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

o    the aggregate amount of interest that would have accrued at the Net
     Mortgage Rate (less the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan) on the Scheduled Principal Balance
     of such mortgage loan if the mortgage loan had paid on its Due Date and such Principal Prepayment or Balloon Payment had not been made, over

o    the aggregate interest that did so accrue through the date such payment was made (net of the Master Servicing Fee, the Primary Servicing Fee, the
     Excess Servicing Fee, the Pari Passu Loan Servicing Fee payable in

                                     S-156

     connection with any Non-Serviced Mortgage Loan, the Special Servicing Fee,
     if the related mortgage loan is a Specially Serviced Mortgage Loan, and the
     Trustee Fee).

     "Prepayment Premium" means, with respect to any mortgage loan, Serviced
Companion Mortgage Loan or B Note for any Distribution Date, prepayment premiums and charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan, Serviced Companion Mortgage
Loan or B Note.

     "Primary Servicer" means Principal Global Investors, LLC.

     "Primary Servicing Fee" means the monthly amount, based on the Primary
Servicing Fee Rate, paid as compensation for the primary servicing of the mortgage loans.

     "Primary Servicing Fee Rate" means an amount per annum set forth in the
Pooling and Servicing Agreement, which is payable each month with respect to a mortgage loan in connection with the Primary Servicing Fee.

     "Principal Balance Certificates" means, upon initial issuance, the Class
A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
Class M, Class N, Class O and Class P Certificates.

     "Principal Distribution Amount" equals, in general, for any Distribution
Date, the aggregate of the following:

o    the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments, in each case, to the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans (but not in respect of any
     Serviced Companion Mortgage Loan or B Note or, in either case, its respective successor REO mortgage loan) for their respective Due Dates occurring during the related Collection Period; and

o    all payments (including Principal Prepayments and the principal portion of
     Balloon Payments (but not in respect of any Serviced Companion Mortgage
     Loan or B Note or, in either case, its respective successor REO mortgage loan)) and other collections (including Liquidation Proceeds (other than the portion, if any, constituting Excess Liquidation Proceeds),
     Condemnation Proceeds, Insurance Proceeds and REO Income (each as defined herein) and proceeds of mortgage loan repurchases) that were received on or in respect of the mortgage loans (but not in respect of any Serviced
     Companion Mortgage Loan or B Note) during the related Collection Period and that were identified and applied by the master servicer as recoveries of principal.

     The following amounts shall reduce the Principal Distribution Amount to the extent applicable:

o    if any advances previously made in respect of any mortgage loan that becomes the subject of a workout are not fully repaid at the time of that workout, then those advances (and advance interest thereon) are reimbursable from amounts allocable to principal received with respect to the mortgage pool during the collection period for the related distribution date, and the Principal Distribution Amount will be reduced (to not less than zero) by any of those advances (and advance interest thereon) that are reimbursed from such principal collections during that collection period
     (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered on the related mortgage loan, such recoveries will increase the Principal Distribution Amount for the distribution date following the collection period in which the subsequent recovery occurs); and

o    if any advance previously made in respect of any mortgage loan is determined to be nonrecoverable, then that advance (unless the applicable party entitled to the reimbursement elects to defer all or a portion of the reimbursement as described herein) will be reimbursable (with advance interest thereon) first from amounts allocable to principal received with respect to the mortgage pool during the collection period for the related

                                     S-157

     distribution date (prior to reimbursement from other collections) and the
     Principal Distribution Amount will be reduced (to not less than zero) by any of those advances (and advance interest thereon) that are reimbursed from such principal collections on the mortgage pool during that collection period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered (notwithstanding the nonrecoverability determination) on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the distribution date following the collection period in which the subsequent recovery occurs).

     "Principal Prepayments" means any voluntary or involuntary payment or collection of principal on a Mortgage Loan, Serviced Companion Mortgage Loan or
B Note which is received or recovered in advance of its scheduled Due Date and applied to reduce the Principal Balance of the Mortgage Loan, Serviced Companion
Mortgage Loan or B Note in advance of its scheduled Due Date.

     "PTCE" means a DOL Prohibited Transaction Class Exemption.

     "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase or liquidation occurs and the amount of any expenses related to such mortgage loan and any related B Note, Serviced Companion Mortgage Loan or REO Property
(including any unreimbursed Servicing Advances, Advance Interest related to such mortgage loan and any related B Note or Serviced Companion Mortgage Loan, and also includes the amount of any Servicing Advances (and interest thereon) that were reimbursed from principal collections on the Mortgage Pool and not subsequently recovered from the related mortgagor), and any Special Servicing
Fees and Liquidation Fees paid with respect to the mortgage loan and/or (if applicable) its related B Note or any related Serviced Companion Mortgage Loan that are reimbursable to the master servicer, the special servicer, the trustee or the fiscal agent, plus if such mortgage loan is being repurchased or substituted for by a seller pursuant to the related Mortgage Loan Purchase
Agreement, all expenses reasonably incurred or to be incurred by the Primary
Servicer, the master servicer, the special servicer, the Depositor or the trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above).

     "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

     "Rated Final Distribution Date" means the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term.

     "Rating Agencies" means Fitch and S&P.

     "Realized Losses" means losses arising from the inability of the trustee, master servicer or the special servicer to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

o    the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

o    the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense
     Losses.

                                     S-158

     If the mortgage rate on any mortgage loan is reduced or a portion of the debt due under any mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss. Any reimbursements of advances determined to be nonrecoverable (and interest on such advances) that are made in any collection period from collections of principal that would otherwise be included in the Principal Distribution Amount for the related distribution date, will create a deficit (or increase an otherwise-existing deficit) between the aggregate principal balance of the mortgage pool and the total principal balance of the certificates on the succeeding Distribution Date. The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described herein) to reduce principal balances of the
Principal Balance Certificates on the distribution date for that collection period.

     "Record Date" means, with respect to each class of offered certificates for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

     "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) three consecutive Scheduled Payments have been made, in the case of any such mortgage loan, Serviced Companion Mortgage Loan or B Note that was modified, based on the modified terms, or a complete defeasance shall have occurred, (b) no other Servicing Transfer Event has occurred and is continuing with respect to such mortgage loan and (c) the trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event or such amounts have been forgiven. An A Note will not constitute a Rehabilitated
Mortgage Loan unless its related B Note would also constitute a Rehabilitated
Mortgage Loan. A B Note will not constitute a Rehabilitated Mortgage Loan unless its related A Note also would constitute a Rehabilitated Mortgage Loan. A
Serviced Pari Passu Mortgage Loan will not constitute a Rehabilitated Mortgage
Loan unless the related Serviced Companion Mortgage Loan would also constitute a
Rehabilitated Mortgage Loan. A Serviced Companion Mortgage Loan will not constitute a Rehabilitated Mortgage Loan unless the related Serviced Pari Passu
Mortgage Loan would also constitute a Rehabilitated Mortgage Loan.

     "REMIC" means a "real estate mortgage investment conduit," within the meaning of Section 860D(a) of the Code.

     "REMIC Regular Certificates" means the Senior Certificates and the
Subordinate Certificates.

     "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing
Agreement. With respect to any Non-Serviced Mortgage Loan (if the applicable
Non-Serviced Mortgage Loan Special Servicer has foreclosed upon the mortgaged property or properties securing such Non-Serviced Mortgage Loan Mortgage), the
REO Income shall include only the portion of such net income that is payable to the holder of such Non-Serviced Mortgage Loan, and with respect to any Loan Pair or A/B Mortgage Loan, only an allocable portion of such REO Income will be distributable to the Certificateholders.

     "REO Property" means any mortgaged property acquired on behalf of the
Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

     "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

     "Reserve Account" means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

     "Residual Certificates" means the Class R-I Certificates, the Class R-II
Certificates and the Class R-III Certificates.

                                     S-159

     "Revised Rate" means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

     "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

     "Scheduled Payment" means, in general, for any mortgage loan, Serviced
Companion Mortgage Loan or B Note on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan, Serviced Companion Mortgage Loan or B Note subsequent to the
Closing Date, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

     "Scheduled Principal Balance" means, in respect of any mortgage loan,
Serviced Companion Mortgage Loan, Loan Pair, B Note or REO mortgage loan on any
Distribution Date will generally equal its Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off
Date), reduced, to not less than zero, by:

o    any payments or other collections of principal, or Advances in lieu of such payments or collections, on such mortgage loan that have been collected or received during any preceding Collection Period, other than any Scheduled
     Payments due in any subsequent Collection Period; and

o    the principal portion of any Realized Loss and Expense Loss incurred in respect of such mortgage loan during any preceding Collection Period.

     "Senior Certificates" means the Class A Senior Certificates and the Class X
Certificates.

     "Serviced Companion Mortgage Loan" means a loan not included in the trust but serviced pursuant to the Pooling and Servicing Agreement and secured on a pari passu basis with the related Serviced Pari Passu Mortgage Loan. The
Serviced Companion Mortgage Loan in the trust is the Waikele Center Companion
Loan.

     "Serviced Pari Passu Mortgage Loan" means a mortgage loan included in the trust that is serviced under the Pooling and Servicing Agreement and secured by a mortgaged property that secures one or more other loans on a pari passu basis that are not included in the trust. The Serviced Pari Passu Mortgage Loan in the trust is the Waikele Center Pari Passu Loan.

     "Serviced Pari Passu Mortgage Loan B Note" means, with respect to any
Serviced Pari Passu Mortgage Loan, any subordinated mortgage note that is designated as a B Note and which is not included in the trust. There are no
Serviced Pari Passu Mortgage Loan B Notes related to the trust.

     "Servicing Advances" means, in general, customary, reasonable and necessary
"out-of-pocket" costs and expenses required to be incurred by the master servicer in connection with the servicing of a mortgage loan after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

     "Servicing Standard" means with respect to the master servicer or the special servicer, as the case may be, to service and administer the mortgage loans (and any Serviced Companion Mortgage Loan and any B Note, but not any
Non-Serviced Mortgage Loan) that it is obligated to service and administer pursuant to the Pooling and Servicing Agreement on behalf of the trustee and in the best interests of and for the benefit of the Certificateholders (and, in the case of any Serviced Companion Mortgage Loan or any B Note, the related holder of such Serviced Companion Mortgage Loan or B Note, as applicable) as a collective whole (as determined by the master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective mortgage loans, any Serviced Companion Mortgage Loan and any B Note and any related intercreditor or co-lender agreement and, to the extent consistent with the foregoing, further as follows:

                                     S-160

o    with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO Property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing Agreement;

o    with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans, any Serviced Companion Mortgage Loan and any B Note or, if a mortgage loan, any Serviced Companion Mortgage Loan or B Note comes into and continues in default and if, in the good faith and reasonable judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery of principal and interest on such mortgage loan to the
     Certificateholders (as a collective whole) (or in the case of any A/B
     Mortgage Loan and its related B Note or a Loan Pair, the maximization of recovery thereon of principal and interest to the Certificateholders and the holder of the related B Note or the Serviced Companion Mortgage Loan, as applicable, all taken as a collective whole) on a net present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the rate determined by the special servicer but in any event not less than (i) the related Net
     Mortgage Rate, in the case of the mortgage loans (other than any A Note or
     Serviced Pari Passu Mortgage Loan), or (ii) the weighted average of the mortgage rates on the related A Note and B Note, in the case of any A/B
     Mortgage Loan, and on the Serviced Pari Passu Mortgage Loan and the related
     Serviced Companion Mortgage Loan, in the case of a Loan Pair); and without regard to:

     i.   any other relationship that the master servicer or the special servicer, as the case may be, or any of their affiliates may have with the related borrower;

     ii.  the ownership of any certificate or any interest in any Serviced
          Companion Mortgage Loan, any Non-Serviced Companion Mortgage Loan, any
          B Note or any mezzanine loan related to a mortgage loan by the master servicer or the special servicer, as the case may be, or any of their affiliates;

     iii. the master servicer's obligation to make Advances;

     iv.  the right of the master servicer (or any of their affiliates) or the special servicer, as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the
          Pooling and Servicing Agreement or with respect to any particular transaction; and

     v.   any obligation of the master servicer (or any of its affiliates) to repurchase any mortgage loan from the trust.

     "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan (other than a Non-Serviced Mortgage Loan), a
Serviced Companion Mortgage Loan or a B Note to become a Specially Serviced
Mortgage Loan. If a Servicing Transfer Event occurs with respect to any A Note, it will be deemed to have occurred also with respect to the related B Note;
provided, however, that if a Servicing Transfer Event would otherwise have occurred with respect to an A Note, but has not so occurred solely because the holder of the related B Note has exercised its cure rights under the related intercreditor agreement, a Servicing Transfer Event will not occur with respect to the related A/B Mortgage Loan. If a Servicing Transfer Event occurs with respect to any B Note, it will be deemed to have occurred also with respect to the related A Note. If a Servicing Transfer Event occurs with respect to a
Serviced Pari Passu Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Companion Mortgage Loan. If a Servicing Transfer
Event occurs with respect to a Serviced Companion Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Pari Passu
Mortgage Loan. Under any applicable Non-Serviced Mortgage Loan Pooling and
Servicing Agreement, if a Servicing Transfer Event occurs with respect to a
Non-Serviced Companion Mortgage Loan, it will be deemed to have occurred also with respect to the related Non-Serviced Mortgage Loan.

                                     S-161

     "Specially Serviced Mortgage Loan" means the following:

o    any mortgage loan (other than an A/B Mortgage Loan), Serviced Companion
     Mortgage Loan or B Note as to which a Balloon Payment is past due, and the master servicer has determined that payment is unlikely to be made on or before the 60th day succeeding the date the Balloon Payment was due, or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which, to the master servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of 30 days;

o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the master servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of the master servicer, materially and adversely affects the interests of the
     Certificateholders or the holder of the related B Note or Serviced
     Companion Mortgage Loan and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; or

o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which, in the judgment of the master servicer, (a) (other than with respect to any
     A/B Mortgage Loan), a payment default is imminent or is likely to occur within 60 days, or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the master servicer is reasonably likely to materially and adversely affect the interests of the
     Certificateholders or the holder of the related B Note or Serviced
     Companion Mortgage Loan (as the case may be).

     "Special Servicer Compensation" means such fees payable to the special servicer, collectively, including the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

     "Special Servicer Event of Default" means, with respect to the special servicer under the Pooling and Servicing Agreement, any one of the following events:

o    any failure by the special servicer to remit to the paying agent or the master servicer within one business day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing
     Agreement;

o    any failure by the special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and
     Servicing Agreement which failure continues unremedied for one business day following the date on which such deposit or remittance was first required to be made;

o    any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the Pooling and Servicing
     Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee;

                                     S-162

     provided, however, that to the extent that the special servicer certifies to the trustee and the Depositor that the special servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o    any breach by the special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee, provided, however, that to the extent that the special servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o    the special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the special servicer or of or relating to all or substantially all of its property;

o    the special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o    the special servicer is removed from S&P's approved special servicer list and is not reinstated within 60 days and the ratings then assigned by S&P to any class or classes of certificates are downgraded, qualified or withdrawn, including, without limitation, being placed on "negative credit watch" in connection with such removal;

o    the trustee shall have received notice from Fitch that the continuation of the special servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of certificates; or

o    the special servicer has been downgraded to a servicer rating level below
     CSS3, or its then equivalent, by Fitch.

     "Special Servicing Fee" means an amount equal to, in any month, the portion of a rate equal to 0.25% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Specially
Serviced Mortgage Loan for such month, of the outstanding Scheduled Principal
Balance of each Specially Serviced Mortgage Loan.

     "Structuring Assumptions" means the following assumptions:

o    the mortgage rate as of the Closing Date on each mortgage loan remains in effect until maturity or its Anticipated Repayment Date;

o    the initial Certificate Balances and initial Pass-Through Rates of the certificates are as presented herein;

o    the closing date for the sale of the certificates is January 27, 2005;

                                     S-163

o    distributions on the certificates are made on the 13th day of each month, commencing in February 2005;

o    there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

o    Scheduled Payments on the mortgage loans are timely received on the first day of each month;

o    the trust does not experience any Expense Losses;

o    no Principal Prepayment on any mortgage loan is made during its Lock-out
     Period, if any, or during any period when Principal Prepayments on such mortgage loans are required to be accompanied by a Yield Maintenance
     Charge, Prepayment Premium or a defeasance requirement, and otherwise
     Principal Prepayments are made on the mortgage loans at the indicated
     levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

o    no Prepayment Interest Shortfalls occur;

o    no amounts that would otherwise be payable to Certificateholders as principal are paid to the master servicer, the special servicer, the trustee or the fiscal agent as reimbursements of any nonrecoverable advances, unreimbursed advances outstanding as of the date of modification of any mortgage loan and any related interest on such advances;

o    no mortgage loan is the subject of a repurchase or substitution by any party and no optional termination of the trust occurs;

o    each ARD Loan pays in full on its Anticipated Repayment Date; and

o    any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance.

     "Subordinate Certificates" means the Class A-J, Class B, Class C, Class D,
Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N,
Class O and Class P Certificates.

     "Treasury Rate" unless otherwise specified in the related mortgage loan document, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates
under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S.
Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable) of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer will select a comparable publication to determine the Treasury Rate.

     "Trustee Fee" means a monthly fee as set forth in the Pooling and Servicing
Agreement to be paid from the Distribution Account to the trustee and the paying agent as compensation for the performance of their duties.

     "UCF" - See "Underwritable Cash Flow."

     "Underwritable Cash Flow" or "UCF" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

     "Underwriters" means Morgan Stanley & Co. Incorporated, Bear, Stearns & Co.
Inc. and Wells Fargo Brokerage Services, LLC.

                                     S-164

     "Underwriting Agreement" means that agreement, dated January    , 2005,
entered into by the Depositor and the Underwriters.

     "Unpaid Interest" means, on any distribution date with respect to any class of interests or certificates (other than the Residual Certificates), the portion of Distributable Certificate Interest Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate.

     "WAC" - See "Weighted Average Net Mortgage Rate."

     "Waikele Center Companion Loan" means the loans that, in the aggregate, are secured by the Waikele Center Pari Passu Mortgage on a pari passu basis with the
Waikele Center Pari Passu Loan.

     "Waikele Center Loan Group" means, collectively, the Waikele Center Pari
Passu Loan and the Waikele Center Companion Loan.

     "Waikele Center Pari Passu Loan" means Mortgage Loan No. 10, which is secured on a pari passu basis with the Waikele Center Companion Loan pursuant to the Waikele Center Pari Passu Mortgage.

     "Waikele Center Pari Passu Mortgage" means the mortgage securing the
Waikele Center Pari Passu Loan and the Waikele Center Companion Loan.

     "Weighted Average Net Mortgage Rate" or "WAC" means, for any Distribution
Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of each mortgage loan that is a Non-30/360 Loan, adjusted as described under the definition of Net Mortgage Rate), weighted on the basis of their respective Scheduled Principal Balances as of the close of business on the preceding Distribution Date.

     "Wells Fargo" means Wells Fargo Bank, National Association.

     "Wells REF Portfolio Companion Loan" means the loans that, in the aggregate, are secured by the Wells REF Portfolio Pari Passu Mortgage on a pari passu basis with the Wells REF Portfolio Pari Passu Loan.

     "Wells REF Portfolio Loan Group" means, collectively, the Wells REF
Portfolio Pari Passu Loan and the Wells REF Portfolio Companion Loan.

     "Wells REF Portfolio Pari Passu Loan" means Mortgage Loan Nos. 1-9, which are secured on a pari passu basis with the Wells REF Portfolio Companion Loan pursuant to the Wells REF Portfolio Pari Passu Mortgage.

     "Wells REF Portfolio Pari Passu Mortgage" means the mortgage securing the
Wells REF Portfolio Pari Passu Loan and the Wells REF Portfolio Companion Loan.

     "Workout Fee" means that fee, payable with respect to any Rehabilitated
Mortgage Loan, Serviced Companion Mortgage Loan or B Note, equal to 1.00% of the amount of each collection of interest (other than default interest and any
Excess Interest) and principal received (including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan, Serviced Companion Mortgage Loan or B Note for so long as it remains a Rehabilitated Mortgage Loan.

     "Yield Maintenance Charge" means, with respect to any Distribution Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments.

                                     S-165

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                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

------------------------------------------------------------------------------------------------------------------------------------
                                                                      PERCENT BY WEIGHTED    WEIGHTED              WEIGHTED WEIGHTED
                                                        AGGREGATE      AGGREGATE  AVERAGE     AVERAGE WEIGHTED     AVERAGE   AVERAGE
                                         NUMBER OF    CUT-OFF DATE  CUT-OFF DATE MORTGAGE   REMAINING  AVERAGE CUT-OFF DATE  BALLOON
LOAN SELLER                         MORTGAGE LOANS     BALANCE ($)   BALANCE (%) RATE (%) TERM (MOS.) DSCR (X)      LTV (%)  LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Bear Stearns Commercial Mortgage, Inc.         16     273,550,852       27.9     5.455        105      2.36         60.6       55.2
Morgan Stanley Mortgage Capital Inc.           21     270,016,384       27.5     5.274        108      2.57         53.2       49.5
Wells Fargo Bank, N.A.                         46     205,530,351       21.0     5.453        121      2.10         57.9       45.9
Principal Commercial Funding, LLC              26     154,290,233       15.7     5.745        132      1.56         66.1       48.4
Bear Stearns Commercial Mortgage,
Inc. / Wells Fargo Bank, N.A.(1)                1      77,385,000        7.9     5.145        118      1.88         70.0       70.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                        110    $980,772,819      100.0%   5.426%        114      2.20x        59.6%      51.8%
====================================================================================================================================

(1)  With respect to Mortgage Loan No. 10, Waikele Center, the Waikele Center
     Pari Passu Loan was co-originated by Bear Stearns Commercial Mortgage, Inc.
     and Wells Fargo Bank, National Association, which is included in the Trust.

CUT-OFF DATE BALANCES

------------------------------------------------------------------------------------------------------------------------------------
                                                                    PERCENT BY WEIGHTED    WEIGHTED               WEIGHTED  WEIGHTED
                                                        AGGREGATE    AGGREGATE  AVERAGE     AVERAGE  WEIGHTED      AVERAGE   AVERAGE
                                         NUMBER OF   CUT-OFF DATE CUT-OFF DATE MORTGAGE   REMAINING   AVERAGE CUT-OFF DATE   BALLOON
CUT-OFF DATE BALANCE ($)            MORTGAGE LOANS    BALANCE ($)  BALANCE (%) RATE (%) TERM (MOS.)  DSCR (X)      LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1,000,001 - 2,000,000                          16      27,005,365        2.8     5.674        137      2.21         50.7       31.5
2,000,001 - 3,000,000                          12      28,948,104        3.0     5.555        128      1.88         57.1       40.3
3,000,001 - 4,000,000                          17      60,702,331        6.2     5.504        120      1.76         60.9       45.1
4,000,001 - 5,000,000                          12      51,482,817        5.2     5.788        126      1.66         61.7       43.7
5,000,001 - 6,000,000                           9      49,963,706        5.1     5.707        113      1.79         61.4       51.8
6,000,001 - 7,000,000                           6      39,906,041        4.1     5.269        125      2.07         63.6       46.1
7,000,001 - 8,000,000                           7      52,415,196        5.3     5.385        113      1.99         59.1       47.9
8,000,001 - 9,000,000                           4      34,797,839        3.5     5.417        117      1.80         67.5       54.3
9,000,001 - 10,000,000                          4      39,148,735        4.0     5.239        109      2.84         50.8       45.8
10,000,001 - 15,000,000                        10     113,907,323       11.6     5.542        112      2.06         58.5       50.6
15,000,001 - 20,000,000                         4      68,125,000        6.9     5.300        105      2.36         59.4       56.0
20,000,001 - 30,000,000                         1      25,000,000        2.5     5.000        119      5.31         41.7       40.0
30,000,001 (less than or equal to)              8     389,370,362       39.7     5.360        111      2.24         61.0       58.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                        110    $980,772,819      100.0%    5.426%       114      2.20x        59.6%      51.8%
====================================================================================================================================

Minimum: $1,146,923
Maximum: $77,385,000
Weighted Average: $8,916,117

                                      I-1

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

STATES

----------------------------------------------------------------------------------------------------------------------------------
                                                               PERCENT BY   WEIGHTED    WEIGHTED               WEIGHTED  WEIGHTED
                                                  AGGREGATE     AGGREGATE    AVERAGE     AVERAGE  WEIGHTED      AVERAGE   AVERAGE
                               NUMBER OF       CUT-OFF DATE  CUT-OFF DATE   MORTGAGE   REMAINING   AVERAGE CUT-OFF DATE   BALLOON
STATE                    MORTGAGED PROPERTIES   BALANCE ($)   BALANCE (%)   RATE (%) TERM (MOS.)  DSCR (X)      LTV (%)   LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

California - Southern              28           164,942,034          16.8      5.435         116      2.17         56.1      48.7
California - Northern               8            41,385,401           4.2      5.672         118      1.66         61.5      48.6
Florida                             9           120,350,059          12.3      5.232          98      1.97         63.1      58.5
Pennsylvania                        3            80,744,605           8.2      6.012         114      1.72         67.4      59.7
Hawaii                              1            77,385,000           7.9      5.145         118      1.88         70.0      70.0
Virginia                            6            70,198,626           7.2      5.693         116      2.08         56.9      49.4
Texas                               7            56,946,519           5.8      5.438         123      1.79         66.7      51.2
New York                            7            48,643,520           5.0      5.051         115      3.99         47.8      40.0
Connecticut                         2            38,700,000           3.9      5.447         117      2.22         60.5      60.5
District of Columbia                2            37,390,000           3.8      4.840         113      3.55         41.9      41.9
New Jersey                          5            35,122,109           3.6      5.099         114      3.02         47.5      44.0
Georgia                             5            32,639,125           3.3      5.580         136      1.85         65.4      44.1
Colorado                            5            26,071,668           2.7      5.833         116      1.57         64.5      47.9
Michigan                            5            21,888,916           2.2      5.430         119      2.11         59.4      47.9
Arizona                             6            20,038,750           2.0      5.541         127      1.56         65.9      49.8
Maryland                            2            17,606,091           1.8      5.246         115      3.50         47.5      42.7
South Carolina                      1            16,535,000           1.7      5.010          59      2.46         55.1      55.1
Massachusetts                       2            14,380,143           1.5      5.067          91      2.72         50.5      50.5
North Carolina                      2            11,542,139           1.2      6.378         120      1.57         67.9      58.0
Tennessee                           2            10,217,617           1.0      5.337         163      2.57         56.0      26.1
Illinois                            1             6,905,000           0.7      4.493          76      2.52         56.8      56.8
Louisiana                           1             6,144,337           0.6      5.590         119      1.94         71.4      60.0
Delaware                            1             5,110,299           0.5      6.270         114      2.02         60.1      47.5
Washington                          3             4,824,853           0.5      5.700         137      1.88         46.4      25.8
Alaska                              3             3,926,186           0.4      5.604         119      1.56         70.9      58.9
Kentucky                            1             1,993,124           0.2      5.490         179      1.33         61.3       1.2
Oregon                              1             1,889,330           0.2      5.810         114      4.10         20.5      17.4
Indiana                             1             1,865,000           0.2      6.650         240      1.16         64.3       2.3
New Mexico                          1             1,845,965           0.2      5.190         118      2.56         40.6      33.7
Ohio                                1             1,488,441           0.2      5.740         119      1.68         73.5      61.3
Utah                                1             1,368,765           0.1      5.570         110      2.06         52.6      34.9
North Dakota                        1               684,196           0.1      5.910         117      1.63         57.2      44.5
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            124          $980,772,819         100.0%     5.426%        114      2.20x        59.6%     51.8%
==================================================================================================================================

                                      I-2

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                                  PERCENT BY  WEIGHTED    WEIGHTED                WEIGHTED  WEIGHTED
                                                    AGGREGATE      AGGREGATE   AVERAGE     AVERAGE  WEIGHTED       AVERAGE   AVERAGE
                                NUMBER OF        CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING   AVERAGE  CUT-OFF DATE   BALLOON
PROPERTY TYPE            MORTGAGED PROPERTIES     BALANCE ($)    BALANCE (%)  RATE (%) TERM (MOS.)  DSCR (X)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Retail
  Anchored                            21          338,733,214           34.5     5.422         112      1.92          65.9     59.8
  Unanchored                          13           52,730,589            5.4     5.586         128      1.82          58.9     42.2
  Shadow Anchored                      8           33,616,775            3.4     5.812         125      1.92          62.9     47.9
  Free Standing                        4           19,679,848            2.0     6.344         124      1.45          66.6     52.5
  Big Box                              3            9,174,973            0.9     5.720         143      1.30          72.0     49.8
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                         49         $453,935,400           46.3%    5.516%        116      1.87x         65.1%    56.4%
                         -----------------------------------------------------------------------------------------------------------
Office
  Suburban                            13          154,357,437           15.7     5.330         107      2.49          52.9     48.8
  Urban                                7          110,522,504           11.3     5.161         116      2.85          52.5     48.2
  Medical                              1            3,691,845            0.4     5.140         118      1.92          56.8     47.1
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                         21         $268,571,787           27.4%    5.258%        111      2.63x         52.8%    48.5%
                         -----------------------------------------------------------------------------------------------------------
Industrial
  Warehouse                            9           43,957,689            4.5     5.595         122      1.58          64.9     51.0
  Light                                8           27,835,220            2.8     5.427         119      1.84          60.6     49.4
  Flex                                 2           15,895,062            1.6     5.497         118      1.41          75.5     63.3
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                         19          $87,687,972            8.9%    5.524%        120      1.63x         65.5%    52.7%
                         -----------------------------------------------------------------------------------------------------------
Hospitality
  Full Service                         1           25,000,000            2.5     5.000         119      5.31          41.7     40.0
  Limited Service                      3           18,200,860            1.9     5.836         106      1.80          60.6     48.5
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                          4          $43,200,860            4.4%    5.352%        114      3.83x         49.6%    43.6%
                         -----------------------------------------------------------------------------------------------------------
Multifamily
  Garden                               3           21,009,983            2.1     5.301         117      2.27          47.2     41.0
  Retirement Community(1)              1            9,985,735            1.0     5.418         119      2.20          54.0     41.2
  Low-Rise                             3            7,342,835            0.7     5.362         119      1.89          56.3     47.1
  Mid-Rise                             1            3,493,098            0.4     5.660         118      1.97          53.7     45.3
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                          8          $41,831,651            4.3%    5.369%        118      2.16x         51.0%    42.5%
                         -----------------------------------------------------------------------------------------------------------
Self Storage
  Self Storage                        13           30,239,265            3.1     5.481          99      1.59          61.9     48.0
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                         13          $30,239,265            3.1%    5.481%         99      1.59x         61.9%    48.0%
                         -----------------------------------------------------------------------------------------------------------
Manufactured Housing
  Community
  Manufactured Housing
  Community                            4           19,708,058            2.0     5.083         117      2.88          53.0     49.5
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                          4          $19,708,058            2.0%    5.083%        117      2.88x         53.0%    49.5%
                         -----------------------------------------------------------------------------------------------------------
Other
  Theater                              1            7,205,114            0.7     6.000         117      1.62          50.4     33.4
  Film Studio                          1            6,771,642            0.7     5.789         117      2.28          61.6     47.7
  Marina                               1            4,100,000            0.4     6.510         120      2.03          51.6     42.8
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                          3          $18,076,756            1.8%    6.037%        118      1.96x         54.9%    40.9%
                         -----------------------------------------------------------------------------------------------------------
Mixed Use
  Retail/Office                        3           17,521,070            1.8     5.167         119      3.45          46.1     41.1
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                          3          $17,521,070            1.8%    5.167%        119      3.45x         46.1%    41.1%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                               124         $980,772,819          100.0%    5.426%        114      2.20x         59.6%    51.8%
====================================================================================================================================

(1)  Note - The Retirement Community Property is comprised of multifamily rental units inclusive of full daily meal services; no healthcare related services are provided.

                                      I-3

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

MORTGAGE RATES

----------------------------------------------------------------------------------------------------------------------------------
                                                               PERCENT BY  WEIGHTED     WEIGHTED               WEIGHTED  WEIGHTED
                                                   AGGREGATE    AGGREGATE   AVERAGE      AVERAGE WEIGHTED       AVERAGE   AVERAGE
                                 NUMBER OF      CUT-OFF DATE CUT-OFF DATE  MORTGAGE    REMAINING  AVERAGE  CUT-OFF DATE   BALLOON
MORTGAGE RATE (%)              MORTGAGE LOANS    BALANCE ($)  BALANCE (%)  RATE (%)  TERM (MOS.) DSCR (X)       LTV (%)   LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

(less than or equal to) 4.500         2           14,305,000          1.5     4.238           64     2.94          55.6      55.6
4.501 - 5.000                         7          133,500,000         13.6     4.872          113     3.92          42.2      41.8
5.001 - 5.500                        44          439,096,724         44.8     5.248          109     2.05          61.4      55.6
5.501 - 6.000                        42          254,448,203         25.9     5.706          122     1.82          62.1      49.2
6.001 - 6.500                        13          133,457,893         13.6     6.109          123     1.64          67.0      54.6
6.501 - 7.000                         2            5,965,000          0.6     6.554          158     1.76          55.6      30.1
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                              110         $980,772,819        100.0%    5.426%         114     2.20x         59.6%     51.8%
==================================================================================================================================

Minimum: 4.000%
Maximum: 6.650%
Weighted Average: 5.426%

ORIGINAL TERMS TO STATED MATURITY

----------------------------------------------------------------------------------------------------------------------------------
                                                              PERCENT BY  WEIGHTED     WEIGHTED               WEIGHTED  WEIGHTED
                                                  AGGREGATE    AGGREGATE   AVERAGE      AVERAGE WEIGHTED       AVERAGE   AVERAGE
ORIGINAL TERM TO                NUMBER OF      CUT-OFF DATE CUT-OFF DATE  MORTGAGE    REMAINING  AVERAGE  CUT-OFF DATE   BALLOON
STATED MATURITY (MOS.)        MORTGAGE LOANS    BALANCE ($)  BALANCE (%)  RATE (%)  TERM (MOS.) DSCR (X)       LTV (%)   LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

1 - 60                                7           51,515,776          5.3     4.938           58     2.41          57.3      55.5
61 - 120                             89          856,094,377         87.3     5.432          113     2.20          60.1      53.9
121 - 180                             9           52,373,254          5.3     5.621          141     2.36          50.7      33.6
181 - 240                             5           20,789,412          2.1     5.918          232     1.27          66.9       1.7
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                              110         $980,772,819        100.0%    5.426%         114     2.20x         59.6%     51.8%
==================================================================================================================================

Minimum: 60 mos.
Maximum: 240 mos.
Weighted Average: 118 mos.

                                      I-4

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

REMAINING TERMS TO STATED MATURITY

-----------------------------------------------------------------------------------------------------------------------------------
                                                                   PERCENT BY  WEIGHTED    WEIGHTED              WEIGHTED WEIGHTED
                                                       AGGREGATE    AGGREGATE   AVERAGE     AVERAGE WEIGHTED      AVERAGE  AVERAGE
REMAINING TERM TO                       NUMBER OF   CUT-OFF DATE CUT-OFF DATE  MORTGAGE   REMAINING  AVERAGE CUT-OFF DATE  BALLOON
STATED MATURITY (MOS.)             MORTGAGE LOANS    BALANCE ($)  BALANCE (%)  RATE (%) TERM (MOS.) DSCR (X)      LTV (%)  LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

1 - 60                                          7     51,515,776          5.3     4.938          58     2.41         57.3     55.5
61 - 120                                       90    866,694,377         88.4     5.444         113     2.19         60.2     53.9
121 - 180                                       8     41,773,254          4.3     5.418         146     2.56         46.2     27.1
181 - 240                                       5     20,789,412          2.1     5.918         232     1.27         66.9      1.7
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                        110   $980,772,819        100.0%    5.426%        114     2.20x        59.6%    51.8%
===================================================================================================================================

Minimum: 52 mos.
Maximum: 240 mos.
Weighted Average: 114 mos.

ORIGINAL AMORTIZATION TERMS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                   PERCENT BY  WEIGHTED    WEIGHTED              WEIGHTED WEIGHTED
                                                       AGGREGATE    AGGREGATE   AVERAGE     AVERAGE WEIGHTED      AVERAGE  AVERAGE
                                        NUMBER OF   CUT-OFF DATE CUT-OFF DATE  MORTGAGE   REMAINING  AVERAGE CUT-OFF DATE  BALLOON
ORIGINAL AMORTIZATION TERM (MOS.)  MORTGAGE LOANS    BALANCE ($)  BALANCE (%)  RATE (%) TERM (MOS.) DSCR (X)      LTV (%)  LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
  Interest Only                                17    350,038,000         35.7     5.042         102     2.65         55.7     55.7
  181 - 240                                     3     16,898,973          1.7     5.729         116     1.52         61.4     40.4
  241 - 300                                    18    114,802,066         11.7     5.564         110     2.54         56.8     46.9
  301 - 360                                    61    463,955,870         47.3     5.647         118     1.86         63.1     54.2
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                      99   $945,694,908         96.4%    5.415%        111     2.23x        59.6%    53.7%

FULLY AMORTIZING LOANS
  121 - 180                                     6     14,288,500          1.5     5.474         178     1.62         49.4      0.8
  181 - 240                                     5     20,789,412          2.1     5.918         232     1.27         66.9      1.7
                                   ------------------------------------------------------------------------------------------------
SUBTOTAL:                                      11    $35,077,911          3.6%    5.737%        210     1.42x        59.8%     1.4%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                        110   $980,772,819        100.0%    5.426%        114     2.20x        59.6%    51.8%
===================================================================================================================================

Minimum: 180 mos.
Maximum: 360 mos.
Weighted Average:  337 mos.

                                      I-5

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

REMAINING AMORTIZATION TERMS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                  PERCENT BY  WEIGHTED     WEIGHTED               WEIGHTED WEIGHTED
                                                      AGGREGATE    AGGREGATE   AVERAGE      AVERAGE WEIGHTED       AVERAGE  AVERAGE
                                        NUMBER OF  CUT-OFF DATE CUT-OFF DATE  MORTGAGE    REMAINING  AVERAGE  CUT-OFF DATE  BALLOON
REMAINING AMORTIZATION TERM (MOS.) MORTGAGE LOANS   BALANCE ($)  BALANCE (%)  RATE (%)  TERM (MOS.) DSCR (X)       LTV (%)  LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

BALLOON
  Interest Only                                17   350,038,000         35.7     5.042          102     2.65          55.7     55.7
  181 - 240                                     3    16,898,973          1.7     5.729          116     1.52          61.4     40.4
  241 - 300                                    18   114,802,066         11.7     5.564          110     2.54          56.8     46.9
  301 - 360                                    61   463,955,870         47.3     5.647          118     1.86          63.1     54.2
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                      99  $945,694,908         96.4%    5.415%         111     2.23x         59.6%    53.7%

FULLY AMORTIZING LOANS
  121 - 180                                     6    14,288,500          1.5     5.474          178     1.62          49.4      0.8
  181 - 240                                     5    20,789,412          2.1     5.918          232     1.27          66.9      1.7
                                   ------------------------------------------------------------------------------------------------
SUBTOTAL:                                      11   $35,077,911          3.6%    5.737%         210     1.42x         59.8%     1.4%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                        110  $980,772,819        100.0%    5.426%         114     2.20X         59.6%    51.8%
===================================================================================================================================

Minimum: 177 mos.
Maximum: 360 mos.
Weighted Average:  336 mos.

DEBT SERVICE COVERAGE RATIOS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                  PERCENT BY  WEIGHTED     WEIGHTED               WEIGHTED WEIGHTED
                                                      AGGREGATE    AGGREGATE   AVERAGE      AVERAGE WEIGHTED       AVERAGE  AVERAGE
                                        NUMBER OF  CUT-OFF DATE CUT-OFF DATE  MORTGAGE    REMAINING  AVERAGE  CUT-OFF DATE  BALLOON
DEBT SERVICE COVERAGE RATIO (X)    MORTGAGE LOANS   BALANCE ($)  BALANCE (%)  RATE (%)  TERM (MOS.) DSCR (X)       LTV (%)  LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

(less than or equal to) 1.20                    4    13,966,032          1.4     6.211          193     1.15          71.6     18.6
1.21 - 1.30                                     2    13,015,073          1.3     5.705          155     1.30          71.5     45.8
1.31 - 1.40                                    18    86,742,191          8.8     5.645          121     1.35          71.1     55.7
1.41 - 1.50                                    11    59,813,873          6.1     5.625          126     1.44          72.1     52.8
1.51 - 1.60                                    10    50,880,380          5.2     5.778          116     1.57          69.2     57.6
1.61 - 1.70                                     7    57,412,169          5.9     5.528          123     1.67          59.8     49.1
1.71 - 1.80                                    10   161,766,934         16.5     5.765          115     1.73          66.2     57.2
1.81 (less than or equal to)                   48   537,176,168         54.8     5.195          108     2.73          52.8     50.1
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                        110  $980,772,819        100.0%    5.426%         114     2.20x         59.6%    51.8%
===================================================================================================================================

Minimum: 1.11x
Maximum: 5.31x
Weighted Average: 2.20x

                                      I-6

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

LOAN-TO-VALUE RATIOS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                 PERCENT BY WEIGHTED    WEIGHTED                 WEIGHTED WEIGHTED
                                                    AGGREGATE     AGGREGATE  AVERAGE     AVERAGE   WEIGHTED       AVERAGE  AVERAGE
                                      NUMBER OF  CUT-OFF DATE  CUT-OFF DATE MORTGAGE   REMAINING    AVERAGE  CUT-OFF DATE  BALLOON
LOAN-TO-VALUE RATIO (%)          MORTGAGE LOANS   BALANCE ($)   BALANCE (%) RATE (%) TERM (MOS.)   DSCR (X)       LTV (%)  LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

20.1 - 30.0                                   6    32,448,530           3.3    5.276         121       4.17          25.0     21.4
30.1 - 40.0                                   4    29,342,857           3.0    5.418         120       3.38          37.7     36.9
40.1 - 50.0                                  13   176,935,434          18.0    5.203         117       3.34          43.4     39.9
50.1 - 60.0                                  31   186,883,957          19.1    5.287         105       2.16          54.6     45.7
60.1 - 70.0                                  33   388,660,907          39.6    5.524         114       1.74          67.5     60.0
70.1 - 80.0                                  23   166,501,135          17.0    5.623         121       1.50          74.5     60.6
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                      110  $980,772,819         100.0%   5.426%        114       2.20x         59.6%    51.8%
===================================================================================================================================

Minimum: 20.3%
Maximum: 80.0%
Weighted Average: 59.6%

BALLOON LOAN-TO-VALUE RATIOS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                 PERCENT BY WEIGHTED    WEIGHTED                 WEIGHTED WEIGHTED
                                                    AGGREGATE     AGGREGATE  AVERAGE     AVERAGE   WEIGHTED       AVERAGE  AVERAGE
                                      NUMBER OF  CUT-OFF DATE  CUT-OFF DATE MORTGAGE   REMAINING    AVERAGE  CUT-OFF DATE  BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)  MORTGAGE LOANS   BALANCE ($)   BALANCE (%) RATE (%) TERM (MOS.)   DSCR (X)       LTV (%)  LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

0.0 - 10.0                                   11    35,077,911           3.6    5.737         210       1.42          59.8      1.4
10.1 - 20.0                                   2     3,884,986           0.4    5.502         116       4.68          20.4     17.1
20.1 - 30.0                                   3    27,078,756           2.8    5.189         119       4.19          25.8     23.2
30.1 - 40.0                                  12    84,774,108           8.6    5.407         119       3.44          42.5     37.7
40.1 - 50.0                                  27   248,484,804          25.3    5.377         116       2.54          50.4     43.8
50.1 - 60.0                                  29   200,043,401          20.4    5.373         101       2.01          63.0     55.8
60.1 - 70.0                                  25   365,588,853          37.3    5.472         110       1.72          69.9     64.8
70.1 - 80.0                                   1    15,840,000           1.6    5.620         120       1.41          80.0     70.4
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                      110  $980,772,819         100.0%   5.426%        114       2.20x         59.6%    51.8%
===================================================================================================================================

Minimum: 0.2%
Maximum: 70.4%
Weighted Average: 51.8%

                                      I-7

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)(2)(3)

-------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions             JAN-05              JAN-06                JAN-07               JAN-08               JAN-09
-------------------------------------------------------------------------------------------------------------------------------

Locked Out                          99.56%              98.66%                82.33%               69.40%               67.90%
Greater of YM and 1.00%              0.44%               1.34%                17.67%               30.60%               32.10%
Open                                 0.00%               0.00%                 0.00%                0.00%                0.00%
-------------------------------------------------------------------------------------------------------------------------------
TOTALS                             100.00%             100.00%               100.00%              100.00%              100.00%
-------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding      $980,772,819        $973,720,024          $965,910,437         $956,671,794         $946,593,118
% Initial Pool Balance             100.00%              99.28%                98.48%               97.54%               96.52%
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions             JAN-10              JAN-11                JAN-12               JAN-13               JAN-14
-------------------------------------------------------------------------------------------------------------------------------
Locked Out                          71.43%              71.53%                72.45%               72.58%               71.19%
Greater of YM and 1.00%             28.57%              28.47%                27.55%               27.42%               26.97%
Open                                 0.00%               0.00%                 0.00%                0.00%                1.84%
-------------------------------------------------------------------------------------------------------------------------------
TOTALS                             100.00%             100.00%               100.00%              100.00%              100.00%
-------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding      $885,643,937        $874,244,080          $783,718,962         $771,142,683         $755,269,546
% Initial Pool Balance              90.30%              89.14%                79.91%               78.63%               77.01%
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions             JAN-15              JAN-16                JAN-17               JAN-18               JAN-19
-------------------------------------------------------------------------------------------------------------------------------
Locked Out                          25.85%              46.87%                47.67%               71.48%               78.89%
Greater of YM and 1.00%             30.04%              53.13%                52.33%               28.52%               21.11%
Open                                44.10%               0.00%                 0.00%                0.00%                0.00%
-------------------------------------------------------------------------------------------------------------------------------
TOTALS                             100.00%             100.00%               100.00%              100.00%              100.00%
-------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding       $45,349,071         $23,022,036           $20,561,211          $12,241,102           $9,675,821
% Initial Pool Balance               4.62%               2.35%                 2.10%                1.25%                0.99%
-------------------------------------------------------------------------------------------------------------------------------

Notes:
(1)  The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement.
(2)  See Appendix II of the Prospectus Supplement for a description of the Yield
     Maintenance.
(3)  DEF/YM1 loans have been modeled as Yield Maintenance.

                                      I-8

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

-------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE      CMSA            CMSA         MORTGAGE
  LOAN NO.    LOAN NO.      PROPERTY NO.     LOAN SELLER(1)   PROPERTY NAME(2)
-------------------------------------------------------------------------------------------------------------------------------

                                                              Wells REF Portfolio Roll-up
      1               1        1-001         MSMC             Wells REF Portfolio: Keybank Building (I) (A)
      2                        1-002         MSMC             Wells REF Portfolio: Bridgewater Crossing II (I) (A)
      3                        1-003         MSMC             Wells REF Portfolio: Citicorp Building (I) (A)
      4                        1-004         MSMC             Wells REF Portfolio: Caterpillar Building (I) (A)
      5                        1-005         MSMC             Wells REF Portfolio: State Street Building (I) (A)
      6                        1-006         MSMC             Wells REF Portfolio: Harcourt Building (I) (A)
      7               2        2-001         MSMC             Wells REF Portfolio: Independence Square Two (II) (A)
      8                        2-002         MSMC             Wells REF Portfolio: Independence Square One (II) (A)
      9               3        3-001         MSMC             Wells REF Portfolio: Continental Casualty (A)
     10               4        4-001         BSCMI/WFB        Waikele Center
     11               5        5-001         BSCMI            Coventry Mall
     12               6        6-001         MSMC             Alhambra Office Complex
     13               7        7-001         BSCMI            Travis Tower
     14               8        8-001         MSMC             Towers Crescent
     15               9        9-001         BSCMI            Simsbury Commons
     16              10        10-001        BSCMI            The Maritime Hotel
     17              11        11-001        MSMC             101 Ash Street
     18              12        12-001        BSCMI            Azalea Square
     19              13        13-001        WFB              Mason Devonshire Plaza
     20              14        14-001        PCF              Marketplace at the Lakes
     21              15        15-001        WFB              Euclid Business Center
     22              16        16-001        WFB              433 N. Camden Drive
     23              17        17-001        WFB              Paradise Village Mobile Home Park
     24              18        18-001        BSCMI            International Plaza
                                                              U-Haul Portfolio Roll-up
     25              19        19-001        MSMC             U-Haul Portfolio - Philadelphia (III)
     26                        19-002        MSMC             U-Haul Portfolio - Easton (III)
     27                        19-003        MSMC             U-Haul Portfolio - Bellingham (III)
     28                        19-004        MSMC             U-Haul Portfolio - Middlehope (III)
     29                        19-005        MSMC             U-Haul Portfolio - Menands (III)
     30                        19-006        MSMC             U-Haul Portfolio - Raleigh (III)
     31                        19-007        MSMC             U-Haul Portfolio - Bismarck (III)
     32                        19-008        MSMC             U-Haul Portfolio - Soldotna (III)
     33              20        20-001        WFB              Northpark Apartments-Chatsworth
     34              21        21-001        PCF              3225 Meridian Parkway
     35              22        22-001        PCF              Dick's Sporting Goods
     36              23        23-001        PCF              Riverview Place
     37              24        24-001        PCF              The Plaza at Windward
     38              25        25-001        BSCMI            Abbey Park
     39              26        26-001        WFB              Mitchellville Plaza
     40              27        27-001        BSCMI            Kohl's Stoughton
     41              28        28-001        BSCMI            Marina Village Shopping Center
     42              29        29-001        MSMC             Davie Square Shopping Center
     43              30        30-001        PCF              HUB Plaza
     44              31        31-001        MSMC             Bon Aire Apartments
     45              32        32-001        PCF              Interpark 70 Buildings A & B
     46              33        33-001        PCF              Bally Plaza
     47              34        34-001        PCF              Prince George's Commercial & Tech Park
     48              35        35-001        MSMC             Parkside Marketplace
     49              36        36-001        PCF              3245 Meridian Parkway
     50              37        37-001        BSCMI            BJ's Shopping Center
     51              38        38-001        BSCMI            Carmike Bradenton
     52              39        39-001        MSMC             Hampton Inn Augusta
     53              40        40-001        PCF              Sugarloaf Marketplace
     54              41        41-001        BSCMI            Golfsmith Center
     55              42        42-001        BSCMI            Welk Studios
     56              43        43-001        BSCMI            Southampton Village
     57              44        44-001        WFB              Butterfield Plaza Shopping Center
     58              45        45-001        WFB              Pierremont Office Park
     59              46        46-001        MSMC             Best Western Truckee Tahoe Inn
     60              47        47-001        WFB              Jersey Business Park
     61              48        48-001        PCF              10 Clifton Boulevard
     62              49        49-001        MSMC             Exchange Place - San Bernardino
     63              50        50-001        PCF              Rockfield Showplace
     64              51        51-001        BSCMI            Lake Hills Shopping Center
     65              52        52-001        WFB              Walgreen's - Livonia
     66              53        53-001        WFB              Fairfield Inn and Suites by Marriott - Dover, DE
     67              54        54-001        MSMC             Elkhorn Valley Plaza
     68              55        55-001        MSMC             Pointe Center
     69              56        56-001        WFB              A-American Fresno
     70              57        57-001        MSMC             Fairway Centre II
     71              58        58-001        PCF              Quarry Creek Shopping Center
     72              59        59-001        WFB              Laguna Hills Business Park
     73              60        60-001        MSMC             Fullerton Court Shopping Center
     74              61        61-001        PCF              3700 West 10th Street
     75              62        62-001        WFB              A-American Inglewood
     76              63        63-001        WFB              Richmond Bay Marina
     77              64        64-001        WFB              Trade Zone Apartments
     78              65        65-001        PCF              Cool Springs Corner
     79              66        66-001        WFB              Creekbridge Office Center
     80              67        67-001        WFB              A-American Roscoe Self Storage
     81              68        68-001        WFB              Parkway Plaza
     82              69        69-001        WFB              Sinder - Lassen Business Center
     83              70        70-001        PCF              Clintonville Plaza
     84              71        71-001        PCF              BB & T Bank Center
     85              72        72-001        WFB              Varsity Retail
     86              73        73-001        WFB              Sinder - Jasin Industrial Park
     87              74        74-001        MSMC             Grunow Memorial Office Building
     88              75        75-001        BSCMI            Lake Mary Pointe
     89              76        76-001        WFB              1225-29 King Street
     90              77        77-001        WFB              Lake Elsinore Self Storage
     91              78        78-001        PCF              Highgate Apartments
     92              79        79-001        PCF              4175 Wildcat Reserve Parkway
                                                              Russian Jack Apartments & Tudor Park Apartments Roll-up
     93              80        80-001        WFB              Russian Jack Apartments (IV)
     94                        80-002        WFB              Tudor Park Apartments (IV)
     95              81        81-001        WFB              Sinder - Itasca Business Center
     96              82        82-001        WFB              Ojai Valley Estates
     97              83        83-001        WFB              51st & Northern Shopping Center
     98              84        84-001        WFB              A Armour Self Storage
     99              85        85-001        WFB              Towers of Lakeway Office Building
     100             86        86-001        WFB              Cedar River Estates Mobile Home Park
     101             87        87-001        WFB              Crossroads Plaza
     102             88        88-001        WFB              La Avenida Plaza
     103             89        89-001        WFB              5957 Schaefer
     104             90        90-001        WFB              Katella Commerce Center
     105             91        91-001        PCF              6400 Broadway Warehouse Distribution Center
     106             92        92-001        MSMC             Valley Ridge Shopping Center
     107             93        93-001        WFB              Sinder - Oso Business Center
     108             94        94-001        WFB              Petco Taylor, MI
     109             95        95-001        WFB              Highland Hills Estates
     110             96        96-001        PCF              Holiday Station
     111             97        97-001        MSMC             Germann Towne Center
     112             98        98-001        WFB              Designer Doors Warehouse
     113             99        99-001        MSMC             Lancaster Marketplace
     114            100       100-001        WFB              CVS - Mt. Vernon
     115            101       101-001        WFB              Walgreen's - Roswell
     116            102       102-001        WFB              Sinder - Woodman Industrial Park
     117            103       103-001        PCF              State Bridge Centre
     118            104       104-001        PCF              18114 East Valley Highway
     119            105       105-001        PCF              Wilderness West Apartments
     120            106       106-001        WFB              Sinder - Lido Woodwind Partners
     121            107       107-001        WFB              Shoppes at Redskin Center
     122            108       108-001        WFB              American Investment Shopping Center
     123            109       109-001        WFB              Ogden Industrial
     124            110       110-001        PCF              519 Johnson Avenue

                                                              TOTALS AND WEIGHTED AVERAGES:

------------------------------------------------------------------------------------------------------------------------------------
 MORTGAGE
  LOAN NO.   STREET ADDRESS                                                     CITY                        STATE         ZIP CODE
------------------------------------------------------------------------------------------------------------------------------------

      1      2 Gatehall Drive                                                   Parsippany                  NJ              07054
      2      200 Crossing Boulevard                                             Bridgewater                 NJ              08807
      3      111 Sylvan Avenue                                                  Englewood Cliffs            NJ              07632
      4      2120 West End Avenue                                               Nashville                   TN              37203
      5      1200 Crown Colony Drive                                            Quincy                      MA              02169
      6      10801 North MoPac Expressway, Braker Pointe 3                      Austin                      TX              78758
      7      300 E Street SW                                                    Washington DC               DC              20024
      8      250 E Street SW                                                    Washington DC               DC              20024
      9      675 Placentia Avenue                                               Brea                        CA              92835
     10      94-849 Lumiaina Street                                             Waipahu                     HI              96797
     11      Route 724 & Route 100                                              Pottstown                   PA              19465
     12      2 Alhambra Plaza and 95 Merrick Way                                Coral Gables                FL              33134
     13      1301 Travis Street                                                 Houston                     TX              77002
     14      8010 & 8020 Towers Crescent Drive                                  Vienna                      VA              22182
     15      530 Bushy Hill Road                                                Simsbury                    CT              06070
     16      363 West 16th Street                                               New York                    NY              10001
     17      101 Ash Street                                                     San Diego                   CA              92101
     18      400-432 Azalea Square Blvd                                         Summerville                 SC              29483
     19      10330 Mason Avenue                                                 Chatsworth                  CA              91311
     20      940-970 Lakes Drive                                                West Covina                 CA              91790
     21      9021-9039 Euclid Avenue and 8400-8498 Kao Circle                   Manassas                    VA              20110
     22      433 N. Camden Drive                                                Beverly Hills               CA              90210
     23      12850 W State Road 84                                              Davie                       FL              33325
     24      10640 NW 19th Street                                               Miami                       FL              33172

     25      1135 Washington Avenue                                             Philadelphia                PA              19147
     26      2413 Nazareth Street                                               Easton                      PA              18045
     27      4549 Guide Meridian                                                Bellingham                  WA              98226
     28      5336 Route 9W                                                      Newburgh                    NY              12550
     29      40 Simmons Lane                                                    Menands                     NY              12204
     30      5505 Commercial Avenue                                             Raleigh                     NC              27612
     31      1453 Interstate Loop                                               Bismarck                    ND              58501
     32      35338 Kenai Spur Highway                                           Soldotna                    AK              99669
     33      9020 and 9930 De Soto Avenue                                       Chatsworth                  CA              91311
     34      3225 Meridian Parkway                                              Weston                      FL              33331
     35      4325 Barclay Downs Drive                                           Charlotte                   NC              28209
     36      26861- 26889 Sierra Highway & 26913-26925 Via Princessa            Santa Clarita               CA              91321
     37      5530 Windward Parkway                                              Alpharetta                  GA              30004
     38      3221 East Baldwin Road                                             Grand Blanc                 MI              48437
     39      12100-12228 Central Avenue                                         Mitchellville               MD              20721
     40      501 Technology Center Drive                                        Stoughton                   MA              02072
     41      801-947 Marina Village Parkway                                     Alameda                     CA              94501
     42      5585-5795 South University Drive                                   Davie                       FL              33328
     43      900-930 North Federal Highway                                      Fort Lauderdale             FL              33304
     44      1-25 Milford Lane & 1-10 Oxford Court                              Suffern                     NY              10901
     45      14155 - 14175 East 42nd Avenue                                     Denver                      CO              80239
     46      1701-1899 South Academy Boulevard                                  Colorado Springs            CO              80929
     47      10780-10850 Hanna Street                                           Beltsville                  MD              20705
     48      10791-10841 West Broad St.                                         Glen Allen                  VA              23060
     49      3245 Meridian Parkway                                              Weston                      FL              33331
     50      2-4 Chevy Drive                                                    East Syracuse               NY              13057
     51      2507 53rd Avenue East                                              Bradenton                   FL              34203
     52      3030 Washington Road                                               Augusta                     GA              30907
     53      1860 Duluth Highway                                                Lawrenceville               GA              30043
     54      905-915 East Golf Road                                             Schaumburg                  IL              60173
     55      4585 Electronics Place                                             Los Angeles                 CA              90039
     56      Highway 74 & Carriage Oaks Dr                                      Tyrone                      GA              30290
     57      599 W. 4th Street                                                  Benson                      AZ              85602
     58      900, 910 & 920 Pierremont Rd                                       Shreveport                  LA              71106
     59      11331 Brockway Road                                                Truckee                     CA              96161
     60      10700 Jersey Blvd.                                                 Rancho Cucamonga            CA              91730
     61      10 Clifton Boulevard                                               Clifton City                NJ              07011
     62      1845 Business Center Drive                                         San Bernardino              CA              92408
     63      23822 & 23762 Mercury Road                                         Lake Forest                 CA              92630
     64      2228-2258 Black Rock Turnpike                                      Fairfield                   CT              06825
     65      33333 6 Mile Road                                                  Livonia                     MI              48154
     66      655 North Dupont Highway                                           Dover                       DE              19901
     67      4301-4423 Elkhorn Boulevard                                        Sacramento                  CA              95842
     68      17640 Possum Point Road                                            Dumfries                    VA              22026
     69      1844 S. Cherry Avenue                                              Fresno                      CA              93721
     70      5853 - 5875 Fairmont Parkway                                       Pasadena                    TX              77505
     71      3460-3480 Marron Road                                              Oceanside                   CA              92056
     72      23010-34 Lake Forest Drive and 23012-16 Del Lago Drive             Laguna Hills                CA              92653
     73      444 North Harbor Boulevard                                         Fullerton                   CA              92832
     74      3700 West 10th Street                                              Greeley                     CO              80634
     75      10108 Condon Avenue                                                Inglewood                   CA              90304
     76      1340 Marina Way South                                              Richmond                    CA              94804
     77      2480 Trade Zone Place                                              San Jose                    CA              95131
     78      3010 Mallory Lane                                                  Franklin                    TN              37067
     79      1611 Bunker Hill Way                                               Salinas                     CA              93906
     80      15145 Roscoe Boulevard                                             Panorama City               CA              91402
     81      1731 East Roseville Parkway                                        Roseville                   CA              95661
     82      21818, 21822, 21828 Lassen Street                                  Chatsworth                  CA              91311
     83      12-40/44/48 Clintonville Street                                    Whitestone                  NY              11357
     84      300 - 328 Elden Street                                             Herndon                     VA              20170
     85      2322-2340 Guadalupe Street                                         Austin                      TX              78705
     86      7741, 7745, 7751, 7755 Alabama                                     Canoga Park                 CA              91304
     87      926 E. McDowell Road                                               Phoenix                     AZ              85006
     88      601 Weldon Blvd.                                                   Lake Mary                   FL              34746
     89      1225-29 King Street                                                Alexandria                  VA              22314
     90      29151 Riverside Drive                                              Lake Elsinore               CA              92530
     91      1 Highgate Drive                                                   Trenton                     NJ              08618
     92      4175 Wildcat Reserve Parkway                                       Highlands Ranch             CO              80126

     93      1500 Russian Jack Drive                                            Anchorage                   AK              99508
     94      4631 Juneau Street                                                 Anchorage                   AK              99503
     95      21011 21029 Itasca Street                                          Chatsworth                  CA              91311
     96      1975 Maricopa Highway                                              Ojai                        CA              93023
     97      8024 North 51st Avenue                                             Glendale                    AZ              85302
     98      3003 East Industrial Drive                                         Flagstaff                   AZ              86004
     99      1927 Lohmans Crossing Rd                                           Lakeway                     TX              78734
     100     400 Cedar River Drive                                              Fowlerville                 MI              48836
     101     19704 & 19710 Northwest Freeway                                    Houston                     TX              77065
     102     1301-1309 Orange Avenue & 1047 & 1053 B Avenue                     Coronado                    CA              92118
     103     5957 Schaefer Avenue                                               Chino                       CA              91710
     104     1744 W. Katella Avenue                                             Orange                      CA              92867
     105     6400 Broadway                                                      Denver                      CO              80221
     106     850 West Valley Ridge Boulevard                                    Lewisville                  TX              75077
     107     9001-9019 Oso Avenue                                               Chatsworth                  CA              91311
     108     22263 Eureka Road                                                  Taylor                      MI              48180
     109     25600 Seeley Road                                                  Novi                        MI              48375
     110     9701, 9705 and 9713 Dixie Highway                                  Louisville                  KY              40272
     111     1880 South Alma School Road                                        Chandler                    AZ              85248
     112     401 West Deer Valley Road                                          Phoenix                     AZ              85027
     113     1120 & 1250 Lancaster Drive SE                                     Salem                       OR              97301
     114     700 E. Fourth St.                                                  Mt. Vernon                  IN              47620
     115     1200 South Main                                                    Roswell                     NM              88203
     116     7618 Woodman Avenue                                                Panorama City               CA              91402
     117     5779 State Bridge Road                                             Alpharetta                  GA              30022
     118     18114 East Valley Highway                                          Kent                        WA              98032
     119     4950 Donavan Drive SE                                              Olympia                     WA              98501
     120     7601 Woodwind Avenue                                               Huntington Beach            CA              92647
     121     9870 Colerain Avenue                                               Cincinnati                  OH              45251
     122     20109-20151 Roscoe Boulevard and 8327-8335 Winnetka Avenue         Winnetka                    CA              91306
     123     2675 Industrial Park Drive                                         Ogden                       UT              84401
     124     519 Johnson Avenue                                                 Bohemia                     NY              11716

------------------------------------------------------------------------------------------------------------------------------------

  LOAN NO.  PROPERTY TYPE                           PROPERTY SUB-TYPE                   UNITS/SF(3)            YEAR BUILT
------------------------------------------------------------------------------------------------------------------------------------

      1     Office                                  Suburban                                404,515               1986
      2     Office                                  Suburban                                297,380               2002
      3     Office                                  Suburban                                410,000           1953 - 1962
      4     Office                                  Urban                                   312,297               2000
      5     Office                                  Suburban                                234,668               1989
      6     Office                                  Urban                                   195,234               2001
      7     Office                                  Urban                                   579,733               1992
      8     Office                                  Urban                                   337,794               1991
      9     Office                                  Suburban                                133,943               2002
     10     Retail                                  Anchored                                521,438               1993
     11     Retail                                  Anchored                                803,898               1966
     12     Office                                  Suburban                                317,566           1961 / 1987
     13     Office                                  Urban                                   507,247               1955
     14     Office                                  Suburban                                288,248           2001 - 2002
     15     Retail                                  Anchored                                256,498           1970 - 1972
     16     Hospitality                             Full Service                                125               1969
     17     Office                                  Urban                                   310,200               1967
     18     Retail                                  Anchored                                181,942           2003 - 2004
     19     Retail                                  Anchored                                 78,794        1967 / 1978 / 1989
     20     Retail                                  Anchored                                 94,971               1994
     21     Industrial                              Flex                                    144,888           2001 - 2003
     22     Office                                  Suburban                                181,479               1972
     23     Manufactured Housing Community          Manufactured Home Community                 452               1973
     24     Retail                                  Anchored                                 97,496           2003 / 2004

     25     Self Storage                            Self Storage                             39,800               1950
     26     Self Storage                            Self Storage                             40,865               1975
     27     Self Storage                            Self Storage                             49,425               1997
     28     Self Storage                            Self Storage                             33,830               1986
     29     Self Storage                            Self Storage                             40,475               1986
     30     Self Storage                            Self Storage                             31,875               1985
     31     Self Storage                            Self Storage                             37,425               1997
     32     Self Storage                            Self Storage                             29,975               2000
     33     Multifamily                             Garden                                      197               1971
     34     Industrial                              Warehouse                               201,845               1995
     35     Retail                                  Free Standing                            84,000               2004
     36     Retail                                  Anchored                                 45,669           2003 - 2004
     37     Retail                                  Shadow Anchored                          48,163               2004
     38     Multifamily                             Retirement Community                        150               2000
     39     Mixed Use                               Retail/Office                           156,124           1991 / 1996
     40     Retail                                  Anchored                                 88,408               2003
     41     Retail                                  Anchored                                 44,838               1987
     42     Retail                                  Unanchored                              105,948               1987
     43     Retail                                  Anchored                                 50,055           1958 - 1968
     44     Multifamily                             Garden                                      189               1965
     45     Industrial                              Warehouse                               198,000               1997
     46     Retail                                  Anchored                                212,260           1985 - 2003
     47     Industrial                              Warehouse                               146,430           1959 / 1987
     48     Retail                                  Unanchored                               49,423               1987
     49     Industrial                              Warehouse                               230,600               1995
     50     Retail                                  Anchored                                147,456        1993 / 1996 / 1999
     51     Other                                   Theater                                 102,935               2000
     52     Hospitality                             Limited Service                             145               1986
     53     Retail                                  Anchored                                 54,220               2003
     54     Retail                                  Anchored                                100,773               1974
     55     Other                                   Film Studio                              96,800               1965
     56     Retail                                  Anchored                                 77,956               2003
     57     Retail                                  Anchored                                 91,403        1986 / 1987 / 1995
     58     Office                                  Suburban                                176,839        1979 / 1980 / 1983
     59     Hospitality                             Limited Service                             100               1984
     60     Industrial                              Light                                   107,568               1987
     61     Industrial                              Light                                   143,346               1961
     62     Office                                  Urban                                    83,982               1989
     63     Retail                                  Unanchored                               62,464               1981
     64     Retail                                  Shadow Anchored                          68,142           1968 - 1969
     65     Retail                                  Big Box                                  15,048               2001
     66     Hospitality                             Limited Service                              77               2002
     67     Retail                                  Shadow Anchored                          38,701               1985
     68     Office                                  Suburban                                 46,232               2004
     69     Self Storage                            Self Storage                            161,009           1976 / 1999
     70     Retail                                  Unanchored                               22,400               2003
     71     Retail                                  Shadow Anchored                          15,764               2004
     72     Retail                                  Unanchored                               71,919           1977 / 1987
     73     Mixed Use                               Retail/Office                            20,221               1980
     74     Retail                                  Free Standing                            14,820               2004
     75     Self Storage                            Self Storage                             62,017               2001
     76     Other                                   Marina                                   29,321           1980 - 1992
     77     Multifamily                             Low-Rise                                     80               1989
     78     Retail                                  Anchored                                 23,323               2004
     79     Office                                  Suburban                                 33,661               2003
     80     Self Storage                            Self Storage                             54,441               2001
     81     Office                                  Suburban                                 29,301               2004
     82     Industrial                              Light                                    75,890               1987
     83     Retail                                  Unanchored                               17,700           2003 - 2004
     84     Retail                                  Unanchored                               21,035               1989
     85     Retail                                  Unanchored                               19,928               1923
     86     Industrial                              Light                                    72,000               1978
     87     Office                                  Medical                                  50,812               1931
     88     Retail                                  Anchored                                 51,052               1999
     89     Mixed Use                               Retail/Office                            15,241           1993 / 2003
     90     Self Storage                            Self Storage                             82,582 1978 / 1988 / 1999 / 2002 - 2003
     91     Multifamily                             Mid-Rise                                    129               1964
     92     Retail                                  Free Standing                            14,820               2004

     93     Multifamily                             Low-Rise                                     42               1986
     94     Multifamily                             Low-Rise                                     42               1986
     95     Industrial                              Light                                    68,296               1976
     96     Manufactured Housing Community          Manufactured Home Community                  90               1972
     97     Retail                                  Unanchored                               24,845           1975 - 1981
     98     Self Storage                            Self Storage                            104,906               1982
     99     Office                                  Suburban                                 25,306               2000
     100    Manufactured Housing Community          Manufactured Home Community                 119               1969
     101    Retail                                  Shadow Anchored                          11,747               2004
     102    Retail                                  Unanchored                               15,988               1996
     103    Industrial                              Warehouse                                92,900               1998
     104    Industrial                              Flex                                     33,070               2003
     105    Industrial                              Warehouse                                69,430               1984
     106    Retail                                  Shadow Anchored                          12,170               2004
     107    Industrial                              Light                                    46,610               1981
     108    Retail                                  Big Box                                  22,000               1986
     109    Manufactured Housing Community          Manufactured Home Community                 198               1968
     110    Retail                                  Shadow Anchored                           9,968               1997
     111    Retail                                  Unanchored                               11,717               2002
     112    Industrial                              Warehouse                                23,675               1996
     113    Retail                                  Shadow Anchored                         113,757               1991
     114    Retail                                  Big Box                                  13,013               2004
     115    Retail                                  Anchored                                 15,930               2004
     116    Industrial                              Light                                    37,325               1979
     117    Retail                                  Unanchored                                9,990               1995
     118    Retail                                  Free Standing                            15,600               2004
     119    Multifamily                             Garden                                       76               1981
     120    Industrial                              Warehouse                                28,722               1984
     121    Retail                                  Unanchored                                8,200               2004
     122    Retail                                  Anchored                                 52,901               1960
     123    Industrial                              Warehouse                               110,800           1979 / 1981
     124    Industrial                              Light                                    20,000               1970

---------------------------------------------------------------------------------------------------------------
                                             PERCENT    PERCENT LEASED
  LOAN NO.        YEAR RENOVATED            LEASED(4)    AS OF DATE(4)     SECURITY TYPE(5)    LIEN POSITION
---------------------------------------------------------------------------------------------------------------

      1                NAP                    100.0%      12/01/2003       Fee                     First
      2                NAP                    100.0%      12/01/2003       Fee                     First
      3                1998                   100.0%      12/01/2003       Fee                     First
      4                NAP                    100.0%      12/01/2003       Fee                     First
      5                NAP                    100.0%      12/01/2003       Fee                     First
      6                NAP                    100.0%      12/01/2003       Fee                     First
      7                NAP                    100.0%      12/01/2003       Fee                     First
      8                NAP                    100.0%      12/01/2003       Fee                     First
      9                NAP                    100.0%      12/01/2003       Fee                     First
     10                NAP                    100.0%      10/01/2004       Fee                     First
     11                1992                    99.1%      10/20/2004       Fee                     First
     12                1987                    86.6%      10/01/2004       Fee                     First
     13                1999                    84.5%      08/01/2004       Fee                     First
     14                NAP                     75.2%      09/20/2004       Fee                     First
     15            1993 / 1999                 98.1%      07/15/2004       Fee                     First
     16            2002 - 2003                 85.3%      07/31/2004       Fee                     First
     17                NAP                    100.0%      07/20/2004       Fee                     First
     18                NAP                     97.3%      11/03/2004       Fee                     First
     19                2004                    95.0%      10/05/2004       Fee                     First
     20                NAP                    100.0%      11/03/2004       Fee                     First
     21                NAP                     89.6%      10/01/2004       Fee                     First
     22                2004                    97.8%      07/01/2004       Fee                     First
     23                NAP                     96.0%      08/25/2004       Fee                     First
     24                NAP                    100.0%      11/09/2004       Leasehold               First

     25                1999                    86.7%      09/30/2004       Fee                     First
     26                2001                    94.2%      09/30/2004       Fee                     First
     27                NAP                     86.3%      09/30/2004       Fee                     First
     28                NAP                     98.6%      09/30/2004       Fee                     First
     29                NAP                     83.4%      09/30/2004       Fee                     First
     30                NAP                     86.7%      09/30/2004       Fee                     First
     31                NAP                     88.6%      09/30/2004       Fee                     First
     32                NAP                     86.1%      09/30/2004       Fee                     First
     33                NAP                     87.2%      09/07/2004       Fee                     First
     34                NAP                    100.0%      10/08/2004       Fee                     First
     35                NAP                    100.0%      10/23/2004       Fee                     First
     36                NAP                    100.0%      10/15/2004       Fee                     First
     37                NAP                    100.0%      12/03/2004       Fee                     First
     38                NAP                     94.7%      10/19/2004       Fee                     First
     39                NAP                     92.5%      11/03/2004       Fee                     First
     40                NAP                    100.0%      01/01/2005       Fee                     First
     41                NAP                    100.0%      10/01/2004       Fee                     First
     42                2003                    98.7%      11/24/2004       Fee                     First
     43                2003                    95.4%      10/19/2004       Fee                     First
     44                NAP                    100.0%      08/11/2004       Fee                     First
     45                NAP                     95.4%      08/05/2004       Fee                     First
     46                NAP                     91.2%      10/04/2004       Fee                     First
     47                NAP                     87.6%      10/21/2004       Fee                     First
     48                NAP                     94.8%      11/15/2004       Fee                     First
     49                NAP                    100.0%      10/08/2004       Fee                     First
     50                1999                   100.0%      11/01/2004       Fee                     First
     51                NAP                    100.0%      08/10/2004       Fee                     First
     52         1999 / 2001 - 2003             76.1%      08/31/2004       Fee                     First
     53                NAP                     98.2%      10/29/2004       Fee                     First
     54                1997                   100.0%      11/05/2004       Fee                     First
     55            1998 / 1999                   NAP          NAP          Fee                     First
     56                NAP                     98.1%      10/26/2004       Fee                     First
     57                NAP                    100.0%      10/15/2004       Fee                     First
     58                NAP                     88.2%      08/30/2004       Fee                     First
     59                1997                    80.8%      09/30/2004       Fee                     First
     60                NAP                     98.9%      09/01/2004       Fee                     First
     61            2003 / 2004                100.0%      10/14/2004       Fee                     First
     62                2001                    83.2%      09/30/2004       Fee                     First
     63                1988                    97.1%      09/28/2004       Fee                     First
     64            2003 - 2004                100.0%      08/12/2004       Fee                     First
     65                NAP                    100.0%      09/23/2004       Fee                     First
     66                NAP                     83.3%      04/30/2004       Fee                     First
     67                NAP                     96.9%      11/01/2004       Fee                     First
     68                NAP                    100.0%      10/30/2004       Fee                     First
     69                NAP                     78.5%      10/05/2004       Fee                     First
     70                NAP                     91.5%      10/31/2004       Fee                     First
     71                NAP                    100.0%      11/02/2004       Fee                     First
     72                NAP                     97.0%      10/26/2004       Fee                     First
     73                2001                    96.6%      11/01/2004       Fee                     First
     74                NAP                    100.0%      11/11/2004       Fee                     First
     75                NAP                     80.2%      10/05/2004       Fee                     First
     76            2001 - 2003                 84.3%      07/21/2004       Leasehold               First
     77                NAP                     97.5%      09/17/2004       Fee                     First
     78                NAP                    100.0%      11/09/2004       Fee                     First
     79                NAP                    100.0%      08/01/2004       Fee                     First
     80                NAP                     92.4%      11/01/2004       Fee                     First
     81                NAP                    100.0%      10/19/2004       Fee                     First
     82                NAP                    100.0%      09/24/2004       Fee                     First
     83                NAP                    100.0%      11/04/2004       Fee                     First
     84                NAP                    100.0%      09/13/2004       Fee                     First
     85                2004                   100.0%      09/01/2004       Fee                     First
     86                NAP                    100.0%      09/24/2004       Fee                     First
     87                1969                    90.5%      12/07/2004       Fee                     First
     88                NAP                     95.9%      11/03/2004       Fee                     First
     89                NAP                    100.0%      08/11/2004       Fee                     First
     90                NAP                     87.4%      09/30/2004       Fee                     First
     91                NAP                     96.9%      09/28/2004       Fee                     First
     92                NAP                    100.0%      10/25/2004       Fee                     First

     93                NAP                     95.2%      10/01/2004       Fee                     First
     94                NAP                     97.6%      10/01/2004       Fee                     First
     95                NAP                    100.0%      09/24/2004       Fee                     First
     96                NAP                     98.9%      08/31/2004       Fee                     First
     97                2003                    94.0%      08/25/2004       Fee                     First
     98                2001                    81.2%      10/26/2004       Fee                     First
     99                NAP                    100.0%      07/24/2004       Fee                     First
     100               NAP                     99.2%      11/17/2004       Fee                     First
     101               NAP                     91.4%      08/11/2004       Fee                     First
     102               NAP                    100.0%      09/02/2004       Fee                     First
     103               NAP                    100.0%      08/10/2004       Fee                     First
     104               NAP                    100.0%      10/27/2004       Fee                     First
     105               NAP                    100.0%      09/20/2004       Fee                     First
     106               NAP                     81.3%      08/31/2004       Fee                     First
     107               NAP                     95.8%      10/15/2004       Fee                     First
     108               2004                   100.0%      08/11/2004       Fee                     First
     109               NAP                     96.5%      07/31/2004       Fee                     First
     110               NAP                    100.0%      11/03/2004       Fee                     First
     111               NAP                    100.0%      09/30/2004       Fee                     First
     112           1999 / 2003                100.0%      09/29/2004       Fee                     First
     113               NAP                     74.8%      10/25/2004       Fee                     First
     114               NAP                    100.0%      06/15/2004       Fee                     First
     115               NAP                    100.0%      10/06/2004       Fee                     First
     116               NAP                    100.0%      09/01/2004       Fee                     First
     117               NAP                    100.0%      10/28/2004       Fee                     First
     118               NAP                    100.0%      10/26/2004       Fee                     First
     119               NAP                     92.0%      09/01/2004       Fee                     First
     120               NAP                    100.0%      12/15/2004       Fee                     First
     121               NAP                    100.0%      11/17/2004       Fee                     First
     122               1994                   100.0%      07/26/2004       Fee                     First
     123               NAP                     86.5%      11/15/2004       Fee                     First
     124               NAP                    100.0%      10/18/2004       Fee                     First

----------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE                            RELATED                            ORIGINAL         CUT-OFF DATE         CUT-OFF DATE BALANC
  LOAN NO.                         BORROWER LIST                          BALANCE            BALANCE(6)          PER UNIT OR SF
----------------------------------------------------------------------------------------------------------------------------------

      1                                 NAP                            $9,760,000           $9,760,000                     $120
      2                                 NAP                            $9,188,571           $9,188,571                     $120
      3                                 NAP                            $6,697,143           $6,697,143                     $120
      4                                 NAP                            $6,125,714           $6,125,714                     $120
      5                                 NAP                            $4,617,143           $4,617,143                     $120
      6                                 NAP                            $3,771,429           $3,771,429                     $120
      7                                 NAP                           $24,180,086          $24,180,086                     $120
      8                                 NAP                           $13,209,914          $13,209,914                     $120
      9                                 NAP                            $2,450,000           $2,450,000                     $120
     10                                 NAP                           $77,385,000          $77,385,000                     $270
     11                                 NAP                           $76,500,000          $76,500,000                      $95
     12                                 NAP                           $50,000,000          $50,000,000                     $157
     13                                 NAP                           $37,750,000          $37,635,362                      $74
     14                                 NAP                           $37,000,000          $37,000,000                     $128
     15                                 NAP                           $33,300,000          $33,300,000                     $130
     16                                 NAP                           $25,000,000          $25,000,000                 $200,000
     17                                 NAP                           $20,000,000          $20,000,000                      $64
     18                     18, 24, 40, 50, 54, 56, 88                $16,535,000          $16,535,000                      $91
     19                                 NAP                           $15,840,000          $15,840,000                     $201
     20                                 NAP                           $15,750,000          $15,750,000                     $166
     21                                 NAP                           $13,600,000          $13,572,295                      $94
     22                                 NAP                           $13,000,000          $12,987,016                      $72
     23                                 NAP                           $12,000,000          $12,000,000                  $26,549
     24                     18, 24, 40, 50, 54, 56, 88                $11,192,500          $11,192,500                     $115

     25                                 NAP                            $2,532,000           $2,521,666                      $36
     26                                 NAP                            $1,730,000           $1,722,939                      $36
     27                                 NAP                            $1,698,000           $1,691,070                      $36
     28                                 NAP                            $1,648,000           $1,641,274                      $36
     29                                 NAP                            $1,146,000           $1,141,323                      $36
     30                                 NAP                              $946,000             $942,139                      $36
     31                                 NAP                              $687,000             $684,196                      $36
     32                                 NAP                              $682,000             $679,216                      $36
     33                                 NAP                           $11,000,000          $10,964,816                  $55,659
     34                               34, 49                          $10,860,000          $10,837,445                      $54
     35                                 NAP                           $10,600,000          $10,600,000                     $126
     36                                 NAP                           $10,500,000          $10,479,429                     $229
     37                                 NAP                           $10,250,000          $10,250,000                     $213
     38                                 NAP                           $10,000,000           $9,985,735                  $66,572
     39                                 NAP                            $9,800,000           $9,800,000                      $63
     40                     18, 24, 40, 50, 54, 56, 88                 $9,763,000           $9,763,000                     $110
     41                                 NAP                            $9,600,000           $9,600,000                     $214
     42                                 NAP                            $9,000,000           $8,991,119                      $85
     43                                 NAP                            $9,000,000           $8,981,626                     $179
     44                                 NAP                            $8,500,000           $8,500,000                  $44,974
     45                                 NAP                            $8,400,000           $8,325,094                      $42
     46                                 NAP                            $7,960,000           $7,936,441                      $37
     47                                 NAP                            $7,875,000           $7,806,091                      $53
     48                                 NAP                            $7,500,000           $7,492,235                     $152
     49                               34, 49                           $7,500,000           $7,484,754                      $32
     50                     18, 24, 40, 50, 54, 56, 88                 $7,400,000           $7,400,000                      $50
     51                                 NAP                            $7,250,000           $7,205,114                      $70
     52                                 NAP                            $7,100,000           $7,090,561                  $48,900
     53                                 NAP                            $7,000,000           $6,985,063                     $129
     54                     18, 24, 40, 50, 54, 56, 88                 $6,905,000           $6,905,000                      $69
     55                                 NAP                            $6,800,000           $6,771,642                      $70
     56                     18, 24, 40, 50, 54, 56, 88                 $6,700,000           $6,700,000                      $86
     57                                 NAP                            $6,400,000           $6,400,000                      $70
     58                                 NAP                            $6,150,000           $6,144,337                      $35
     59                                 NAP                            $6,000,000           $6,000,000                  $60,000
     60                                 NAP                            $6,000,000           $6,000,000                      $56
     61                                 NAP                            $6,000,000           $5,983,297                      $42
     62                                 NAP                            $5,600,000           $5,600,000                      $67
     63                                 NAP                            $5,600,000           $5,585,759                      $89
     64                                 NAP                            $5,400,000           $5,400,000                      $79
     65                                 NAP                            $5,275,000           $5,263,808                     $350
     66                                 NAP                            $5,150,000           $5,110,299                  $66,368
     67                                 NAP                            $5,040,000           $5,020,543                     $130
     68                                 NAP                            $4,875,000           $4,844,641                     $105
     69                             69, 75, 80                         $4,550,000           $4,543,180                      $28
     70                                 NAP                            $4,500,000           $4,472,885                     $200
     71                                 NAP                            $4,420,000           $4,399,311                     $279
     72                                 NAP                            $4,300,000           $4,291,740                      $60
     73                                 NAP                            $4,225,000           $4,221,070                     $209
     74                               74, 92                           $4,200,000           $4,195,130                     $283
     75                             69, 75, 80                         $4,200,000           $4,193,647                      $68
     76                                 NAP                            $4,100,000           $4,100,000                     $140
     77                                 NAP                            $4,100,000           $4,095,865                  $51,198
     78                                 NAP                            $4,100,000           $4,091,903                     $175
     79                                 NAP                            $4,050,000           $4,033,446                     $120
     80                             69, 75, 80                         $4,000,000           $3,993,949                      $73
     81                                 NAP                            $4,000,000           $3,992,367                     $136
     82                      82, 86, 95, 107, 116, 120                 $3,960,000           $3,960,000                      $52
     83                                 NAP                            $3,825,000           $3,814,000                     $215
     84                                 NAP                            $3,800,000           $3,789,456                     $180
     85                                 NAP                            $3,800,000           $3,759,601                     $189
     86                      82, 86, 95, 107, 116, 120                 $3,700,000           $3,700,000                      $51
     87                                 NAP                            $3,700,000           $3,691,845                      $73
     88                     18, 24, 40, 50, 54, 56, 88                 $3,657,500           $3,657,500                      $72
     89                                 NAP                            $3,500,000           $3,500,000                     $230
     90                                 NAP                            $3,500,000           $3,495,221                      $42
     91                                 NAP                            $3,500,000           $3,493,098                  $27,078
     92                               74, 92                           $3,300,000           $3,296,103                     $222

     93                                 NAP                            $1,625,000           $1,623,485                  $38,654
     94                                 NAP                            $1,625,000           $1,623,485                  $38,654
     95                      82, 86, 95, 107, 116, 120                 $3,150,000           $3,150,000                      $46
     96                                 NAP                            $3,125,000           $3,114,850                  $34,609
     97                                 NAP                            $3,050,000           $3,047,371                     $123
     98                                 NAP                            $3,000,000           $2,989,446                      $29
     99                                 NAP                            $2,650,000           $2,642,774                     $104
     100                                NAP                            $2,600,000           $2,597,551                  $21,828
     101                                NAP                            $2,500,000           $2,472,925                     $211
     102                                NAP                            $2,400,000           $2,397,689                     $150
     103                                NAP                            $2,400,000           $2,393,342                      $26
     104                                NAP                            $2,325,000           $2,322,767                      $70
     105                                NAP                            $2,325,000           $2,318,901                      $33
     106                                NAP                            $2,200,000           $2,191,544                     $180
     107                     82, 86, 95, 107, 116, 120                 $2,125,000           $2,125,000                      $46
     108                                NAP                            $2,050,000           $2,046,165                      $93
     109                                NAP                            $2,000,000           $1,995,657                  $10,079
     110                                NAP                            $2,000,000           $1,993,124                     $200
     111                                NAP                            $2,000,000           $1,986,790                     $170
     112                                NAP                            $1,925,000           $1,923,298                      $81
     113                                NAP                            $1,900,000           $1,889,330                      $17
     114                                NAP                            $1,865,000           $1,865,000                     $143
     115                                NAP                            $1,850,000           $1,845,965                     $116
     116                     82, 86, 95, 107, 116, 120                 $1,770,000           $1,770,000                      $47
     117                                NAP                            $1,615,000           $1,613,502                     $162
     118                                NAP                            $1,600,000           $1,588,616                     $102
     119                                NAP                            $1,550,000           $1,545,168                  $20,331
     120                     82, 86, 95, 107, 116, 120                 $1,500,000           $1,500,000                      $52
     121                                NAP                            $1,490,000           $1,488,441                     $182
     122                                NAP                            $1,500,000           $1,484,787                      $28
     123                                NAP                            $1,400,000           $1,368,765                      $12
     124                                NAP                            $1,150,000           $1,146,923                      $57

                                                                     $981,927,000         $980,772,819

---------------------------------------------------------------------------------------
 MORTGAGE                         FIRST PAYMENT     FIRST PAYMENT
  LOAN NO.        NOTE DATE        DATE (P&I)         DATE (IO)        MATURITY DATE
---------------------------------------------------------------------------------------

      1          05/21/2004           NAP             07/07/2004         06/07/2014
      2          05/21/2004           NAP             07/07/2004         06/07/2014
      3          05/21/2004           NAP             07/07/2004         06/07/2014
      4          05/21/2004           NAP             07/07/2004         06/07/2014
      5          05/21/2004           NAP             07/07/2004         06/07/2014
      6          05/21/2004           NAP             07/07/2004         06/07/2014
      7          05/21/2004           NAP             07/07/2004         06/07/2014
      8          05/21/2004           NAP             07/07/2004         06/07/2014
      9          05/21/2004           NAP             07/07/2004         06/07/2014
     10          11/03/2004           NAP             12/01/2004         11/01/2014
     11          08/05/2004        09/01/2006         10/01/2004         07/01/2014
     12          10/08/2004           NAP             11/08/2004         10/08/2011
     13          10/01/2004        11/01/2004            NAP             10/01/2014
     14          06/22/2004        08/08/2007         08/08/2004         07/08/2014
     15          09/09/2004           NAP             11/01/2004         10/01/2014
     16          11/09/2004        01/01/2013         01/01/2005         12/01/2014
     17          08/04/2004           NAP             09/08/2004         02/08/2015
     18          11/12/2004           NAP             01/01/2005         12/01/2009
     19          12/20/2004        02/01/2007         02/01/2005         01/01/2015
     20          11/03/2004        01/01/2010         01/01/2005         12/01/2014
     21          10/19/2004        12/01/2004            NAP             11/01/2014
     22          10/11/2004        01/01/2005            NAP             12/01/2014
     23          09/22/2004           NAP             11/01/2004         10/01/2014
     24          11/12/2004           NAP             01/01/2005         12/01/2009

     25          09/14/2004        11/01/2004            NAP             10/01/2014
     26          09/14/2004        11/01/2004            NAP             10/01/2014
     27          09/14/2004        11/01/2004            NAP             10/01/2014
     28          09/14/2004        11/01/2004            NAP             10/01/2014
     29          09/14/2004        11/01/2004            NAP             10/01/2014
     30          09/14/2004        11/01/2004            NAP             10/01/2014
     31          09/14/2004        11/01/2004            NAP             10/01/2014
     32          09/14/2004        11/01/2004            NAP             10/01/2014
     33          09/30/2004        11/01/2004            NAP             10/01/2014
     34          10/08/2004        12/01/2004            NAP             11/01/2014
     35          12/19/2003        02/01/2005         02/01/2004         01/01/2015
     36          10/28/2004        12/01/2004            NAP             11/01/2014
     37          12/03/2004        02/05/2005            NAP             01/05/2015
     38          11/15/2004        01/01/2005            NAP             12/01/2014
     39          11/12/2004           NAP             01/01/2005         12/01/2014
     40          08/13/2004           NAP             10/01/2004         09/01/2011
     41          09/09/2004        11/01/2007         11/01/2004         10/01/2014
     42          12/01/2004        01/01/2005            NAP             12/01/2014
     43          10/19/2004        12/01/2004            NAP             11/01/2014
     44          08/27/2004        09/01/2009         10/01/2004         09/01/2014
     45          08/05/2004        10/01/2004            NAP             09/01/2014
     46          10/04/2004        12/01/2004            NAP             11/01/2014
     47          03/31/2004        05/01/2004            NAP             04/01/2014
     48          12/01/2004        01/01/2005            NAP             12/01/2014
     49          10/08/2004        12/01/2004            NAP             11/01/2017
     50          04/27/2004           NAP             06/01/2004         05/01/2009
     51          10/01/2004        11/01/2004            NAP             10/01/2014
     52          11/19/2004        01/01/2005            NAP             12/01/2014
     53          11/08/2004        01/01/2005            NAP             12/01/2024
     54          04/19/2004           NAP             06/01/2004         05/01/2011
     55          09/30/2004        11/01/2004            NAP             10/01/2014
     56          11/01/2004           NAP             12/01/2004         05/01/2011
     57          11/19/2004        02/01/2005            NAP             01/01/2015
     58          11/30/2004        01/01/2005            NAP             12/01/2014
     59          12/14/2004        02/01/2005            NAP             01/01/2012
     60          11/29/2004        02/01/2005            NAP             01/01/2015
     61          10/14/2004        12/05/2004            NAP             11/05/2014
     62          10/08/2004        12/01/2007         12/01/2004         11/01/2014
     63          09/30/2004        11/01/2004            NAP             10/01/2014
     64          08/19/2004           NAP             10/01/2004         09/01/2014
     65          10/15/2004        12/01/2004            NAP             11/01/2014
     66          06/28/2004        08/01/2004            NAP             07/01/2014
     67          08/23/2004        10/08/2004            NAP             09/08/2014
     68          05/27/2004        07/01/2004            NAP             06/01/2014
     69          11/05/2004        01/01/2005            NAP             12/01/2009
     70          06/03/2004        08/01/2004            NAP             07/01/2014
     71          07/16/2004        09/01/2004            NAP             08/01/2014
     72          10/21/2004        12/01/2004            NAP             11/01/2014
     73          11/02/2004        01/01/2005            NAP             12/01/2014
     74          11/11/2004        01/01/2005            NAP             12/01/2014
     75          10/20/2004        01/01/2005            NAP             12/01/2009
     76          12/10/2004        02/01/2005            NAP             01/01/2015
     77          10/28/2004        01/01/2005            NAP             12/01/2014
     78          11/12/2004        01/01/2005            NAP             12/01/2024
     79          10/12/2004        12/01/2004            NAP             11/01/2024
     80          11/09/2004        01/01/2005            NAP             12/01/2009
     81          09/28/2004        12/01/2004            NAP             11/01/2014
     82          12/07/2004        02/01/2005            NAP             01/01/2015
     83          11/04/2004        01/01/2005            NAP             12/01/2021
     84          09/23/2004        11/01/2004            NAP             10/01/2014
     85          09/17/2004        11/01/2004            NAP             10/01/2019
     86          12/08/2004        02/01/2005            NAP             01/01/2015
     87          11/01/2004        12/01/2004            NAP             11/01/2014
     88          11/08/2004           NAP             01/01/2005         12/01/2009
     89          12/01/2004        02/01/2005            NAP             01/01/2015
     90          11/09/2004        01/01/2005            NAP             12/01/2014
     91          09/30/2004        12/01/2004            NAP             11/01/2014
     92          11/01/2004        01/01/2005            NAP             12/01/2014

     93          10/26/2004        01/01/2005            NAP             12/01/2014
     94          10/26/2004        01/01/2005            NAP             12/01/2014
     95          12/09/2004        02/01/2005            NAP             01/01/2015
     96          09/30/2004        11/01/2004            NAP             10/01/2014
     97          11/01/2004        01/01/2005            NAP             12/01/2014
     98          11/03/2004        01/01/2005            NAP             12/01/2019
     99          09/30/2004        12/01/2004            NAP             11/01/2014
     100         11/12/2004        01/01/2005            NAP             12/01/2014
     101         09/15/2004        11/01/2004            NAP             10/01/2019
     102         11/04/2004        01/01/2005            NAP             12/01/2014
     103         10/07/2004        12/01/2004            NAP             11/01/2014
     104         11/01/2004        01/01/2005            NAP             12/01/2014
     105         09/20/2004        11/03/2004            NAP             10/03/2013
     106         08/09/2004        10/01/2004            NAP             09/01/2014
     107         12/09/2004        02/01/2005            NAP             01/01/2015
     108         10/13/2004        12/01/2004            NAP             11/01/2014
     109         11/01/2004        12/01/2004            NAP             11/01/2014
     110         11/05/2004        01/01/2005            NAP             12/01/2019
     111         05/26/2004        07/01/2004            NAP             06/01/2014
     112         11/19/2004        01/01/2005            NAP             12/01/2014
     113         06/28/2004        08/01/2004            NAP             07/01/2014
     114         11/19/2004        02/01/2005            NAP             01/01/2025
     115         10/14/2004        12/01/2004            NAP             11/01/2014
     116         12/09/2004        02/01/2005            NAP             01/01/2015
     117         11/02/2004        01/01/2005            NAP             12/01/2014
     118         10/26/2004        12/03/2004            NAP             11/03/2019
     119         09/08/2004        11/01/2004            NAP             10/01/2014
     120         12/03/2004        02/01/2005            NAP             01/01/2015
     121         11/12/2004        01/01/2005            NAP             12/01/2014
     122         09/07/2004        11/01/2004            NAP             10/01/2019
     123         02/13/2004        04/01/2004            NAP             03/01/2014
     124         10/18/2004        12/01/2004            NAP             11/01/2014

---------------------------------------------------------------------------------------------------------------------------------
MORTGAGE                                            GRACE                                                             LOCKBOX
  LOAN NO.                                         PERIOD(7)                                            ARD LOAN       STATUS
---------------------------------------------------------------------------------------------------------------------------------

      1                                                0                                                   No         In-Place
      2                                                0                                                   No         In-Place
      3                                                0                                                   No         In-Place
      4                                                0                                                   No         In-Place
      5                                                0                                                   No         In-Place
      6                                                0                                                   No         In-Place
      7                                                0                                                   No         In-Place
      8                                                0                                                   No         In-Place
      9                                                0                                                   No         In-Place
     10                                                0                                                   No         In-Place
     11                                                0                                                   No         In-Place
     12                                                0                                                   No         In-Place
     13                                                0                                                   No         In-Place
     14      Up to 2 times in 12-month period, 1 day following notice of default; 0 days thereafter        No         Springing
     15                                                0                                                   No         In-Place
     16                                                5                                                   No         In-Place
     17                                                0                                                   No         In-Place
     18                                                5                                                   No         Springing
     19                                                5                                                   No            NAP
     20                                                0                                                   No            NAP
     21                                                5                                                   No            NAP
     22                                                5                                                   No            NAP
     23                                                5                                                   No            NAP
     24                                                5                                                   No            NAP

     25                                                5                                                   No         In-Place
     26                                                5                                                   No         In-Place
     27                                                5                                                   No         In-Place
     28                                                5                                                   No         In-Place
     29                                                5                                                   No         In-Place
     30                                                5                                                   No         In-Place
     31                                                5                                                   No         In-Place
     32                                                5                                                   No         In-Place
     33                                                5                                                   No            NAP
     34                                                0                                                   No            NAP
     35                                                15                                                  No            NAP
     36                                                0                                                   No            NAP
     37                                                0                                                   No            NAP
     38                                                5                                                   No            NAP
     39                                                5                                                   No            NAP
     40                                                5                                                  Yes         Springing
     41                                                5                                                   No            NAP
     42                                                5                                                   No            NAP
     43                                                0                                                   No            NAP
     44                                                5                                                   No            NAP
     45                                                0                                                   No            NAP
     46                                                0                                                   No            NAP
     47                                                0                                                   No            NAP
     48                                                7                                                   No            NAP
     49                                                0                                                   No            NAP
     50                                                5                                                  Yes         Springing
     51                                                5                                                   No         In-Place
     52                                                5                                                   No            NAP
     53                                                0                                                   No            NAP
     54                                                5                                                  Yes         Springing
     55                                                5                                                   No            NAP
     56                                                5                                                   No            NAP
     57                                                5                                                   No            NAP
     58                                                5                                                   No            NAP
     59                                                5                                                   No            NAP
     60                                                5                                                   No            NAP
     61                                                0                                                   No         In-Place
     62                                                5                                                   No            NAP
     63                                                0                                                   No            NAP
     64                                                5                                                   No            NAP
     65                                                5                                                  Yes         In-Place
     66                                                5                                                   No            NAP
     67                                                0                                                   No            NAP
     68                                                5                                                   No            NAP
     69                                                5                                                   No            NAP
     70                                                5                                                   No            NAP
     71                                                0                                                   No            NAP
     72                                                5                                                   No            NAP
     73                                                5                                                   No            NAP
     74                                                0                                                   No            NAP
     75                                                5                                                   No            NAP
     76                                                5                                                   No            NAP
     77                                                5                                                   No            NAP
     78                                                0                                                   No            NAP
     79                                                5                                                   No            NAP
     80                                                5                                                   No            NAP
     81                                                5                                                   No            NAP
     82                            1st time - 25 days, and 5 days thereafter                               No            NAP
     83                                                0                                                   No            NAP
     84                                                0                                                   No            NAP
     85                                                5                                                   No            NAP
     86                            1st time - 25 days, and 5 days thereafter                               No            NAP
     87                                                5                                                   No            NAP
     88                                                5                                                   No            NAP
     89                                                5                                                   No            NAP
     90                                                5                                                   No            NAP
     91                                                0                                                   No            NAP
     92                                                0                                                   No            NAP

     93                                                5                                                   No            NAP
     94                                                5                                                   No            NAP
     95                            1st time - 25 days, and 5 days thereafter                               No            NAP
     96                                                5                                                   No            NAP
     97                                                5                                                   No            NAP
     98                                                5                                                   No            NAP
     99                                                5                                                   No            NAP
     100                                               5                                                   No            NAP
     101                                               5                                                   No            NAP
     102                                               5                                                   No            NAP
     103                                               5                                                   No            NAP
     104                                               5                                                   No            NAP
     105                                               0                                                   No            NAP
     106                                               5                                                   No            NAP
     107                           1st time - 25 days, and 5 days thereafter                               No            NAP
     108                                               5                                                   No         Springing
     109                                               5                                                   No            NAP
     110                                               0                                                   No            NAP
     111                                               5                                                   No            NAP
     112                                               5                                                   No            NAP
     113                                               5                                                   No            NAP
     114                                               5                                                   No            NAP
     115                                               5                                                   No         In-Place
     116                           1st time - 25 days, and 5 days thereafter                               No            NAP
     117                                               0                                                   No            NAP
     118                                               0                                                   No            NAP
     119                                               0                                                   No            NAP
     120                           1st time - 25 days, and 5 days thereafter                               No            NAP
     121                                               5                                                   No         Springing
     122                                               5                                                   No            NAP
     123                                               5                                                   No            NAP
     124                                               0                                                   No            NAP

------------------------------------------------------------------------------------------------------------------------------------
 MORTGAGE     LOCKBOX  ORIGINAL TERM      REMAINING TERM         ORIGINAL           REMAINING         MORTGAGE          MONTHLY
  LOAN NO.      TYPE    TO MATURITY         TO MATURITY       AMORT. TERM(8)       AMORT. TERM          RATE         PAYMENT (P&I)
------------------------------------------------------------------------------------------------------------------------------------

      1         Hard        120                 113                 IO                  IO              4.840%               NAP
      2         Hard        120                 113                 IO                  IO              4.840%               NAP
      3         Hard        120                 113                 IO                  IO              4.840%               NAP
      4         Hard        120                 113                 IO                  IO              4.840%               NAP
      5         Hard        120                 113                 IO                  IO              4.840%               NAP
      6         Hard        120                 113                 IO                  IO              4.840%               NAP
      7         Hard        120                 113                 IO                  IO              4.840%               NAP
      8         Hard        120                 113                 IO                  IO              4.840%               NAP
      9         Hard        120                 113                 IO                  IO              4.840%               NAP
     10         Hard        120                 118                 IO                  IO              5.145%               NAP
     11         Hard        118                 114                 360                360              6.018%          $459,542
     12         Hard        84                  81                  IO                  IO              5.060%               NAP
     13         Hard        120                 117                 360                357              5.434%          $212,780
     14         Hard        120                 114                 360                360              5.815%          $217,452
     15         Hard        120                 117                 IO                  IO              5.423%               NAP
     16         Hard        120                 119                 300                300              5.000%          $146,148
     17         Hard        126                 121                 IO                  IO              5.340%               NAP
     18         Hard        60                  59                  IO                  IO              5.010%               NAP
     19         NAP         120                 120                 360                360              5.620%           $91,134
     20         NAP         120                 119                 360                360              5.230%           $86,777
     21         NAP         120                 118                 360                358              5.510%           $77,305
     22         NAP         120                 119                 360                359              5.260%           $71,867
     23         NAP         120                 117                 IO                  IO              4.960%               NAP
     24         NAP         60                  59                  IO                  IO              5.170%               NAP

     25         Soft        120                 117                 300                297              5.910%           $16,175
     26         Soft        120                 117                 300                297              5.910%           $11,051
     27         Soft        120                 117                 300                297              5.910%           $10,847
     28         Soft        120                 117                 300                297              5.910%           $10,528
     29         Soft        120                 117                 300                297              5.910%            $7,321
     30         Soft        120                 117                 300                297              5.910%            $6,043
     31         Soft        120                 117                 300                297              5.910%            $4,389
     32         Soft        120                 117                 300                297              5.910%            $4,357
     33         NAP         120                 117                 360                357              5.200%           $60,402
     34         NAP         120                 118                 360                358              5.420%           $61,118
     35         NAP         132                 120                 360                360              6.420%           $66,443
     36         NAP         120                 118                 360                358              5.690%           $60,876
     37         NAP         120                 120                 360                360              6.070%           $61,916
     38         NAP         120                 119                 300                299              5.418%           $60,920
     39         NAP         120                 119                 IO                  IO              4.837%               NAP
     40         Hard        84                  80                  IO                  IO              5.174%               NAP
     41         NAP         120                 117                 360                360              5.528%           $54,677
     42         NAP         120                 119                 360                359              5.310%           $50,033
     43         NAP         120                 118                 360                358              5.500%           $51,101
     44         NAP         120                 116                 360                360              5.340%           $47,412
     45         NAP         120                 116                 240                236              5.520%           $57,877
     46         NAP         120                 118                 300                298              5.520%           $48,976
     47         NAP         120                 111                 360                351              5.760%           $46,006
     48         NAP         120                 119                 360                359              5.110%           $40,767
     49         NAP         156                 154                 360                358              5.520%           $42,678
     50         Hard        60                  52                  IO                  IO              4.000%               NAP
     51         Hard        120                 117                 240                237              6.000%           $51,941
     52         NAP         120                 119                 300                299              5.790%           $44,838
     53         NAP         240                 239                 240                239              5.530%           $48,271
     54         Hard        84                  76                  IO                  IO              4.493%               NAP
     55         NAP         120                 117                 300                297              5.789%           $42,940
     56         NAP         78                  76                  IO                  IO              4.663%               NAP
     57         NAP         120                 120                 360                360              5.600%           $36,741
     58         NAP         120                 119                 360                359              5.590%           $35,267
     59         NAP         84                  84                  300                300              5.520%           $36,917
     60         NAP         120                 120                 360                360              5.450%           $33,879
     61         Hard        120                 118                 300                298              5.880%           $38,219
     62         NAP         120                 118                 360                360              5.390%           $31,411
     63         NAP         120                 117                 360                357              6.200%           $34,298
     64         NAP         120                 116                 IO                  IO              5.600%               NAP
     65         Hard        120                 118                 360                358              5.320%           $29,358
     66         NAP         120                 114                 300                294              6.270%           $34,037
     67         NAP         120                 116                 360                356              5.780%           $29,508
     68         NAP         120                 113                 360                353              6.120%           $29,605
     69         NAP         60                  59                  300                299              5.150%           $26,998
     70         NAP         120                 114                 360                354              5.500%           $25,551
     71         NAP         120                 115                 360                355              5.850%           $26,075
     72         NAP         120                 118                 360                358              5.780%           $25,176
     73         NAP         120                 119                 360                359              5.550%           $24,122
     74         NAP         120                 119                 300                299              6.480%           $28,306
     75         NAP         60                  59                  300                299              5.100%           $24,798
     76         NAP         120                 120                 330                330              6.510%           $26,725
     77         NAP         120                 119                 360                359              5.220%           $22,564
     78         NAP         240                 239                 240                239              6.080%           $29,563
     79         NAP         240                 238                 240                238              6.160%           $29,391
     80         NAP         60                  59                  300                299              5.100%           $23,617
     81         NAP         120                 118                 360                358              5.810%           $23,496
     82         NAP         120                 120                 360                360              5.180%           $21,696
     83         NAP         204                 203                 204                203              5.840%           $29,615
     84         NAP         120                 117                 360                357              5.830%           $22,369
     85         NAP         180                 177                 180                177              5.370%           $30,788
     86         NAP         120                 120                 360                360              5.180%           $20,271
     87         NAP         120                 118                 360                358              5.140%           $20,180
     88         NAP         60                  59                  IO                  IO              5.170%               NAP
     89         NAP         120                 120                 360                360              5.630%           $20,159
     90         NAP         120                 119                 300                299              5.650%           $21,808
     91         NAP         120                 118                 360                358              5.660%           $20,225
     92         NAP         120                 119                 300                299              6.390%           $22,056

     93         NAP         120                 119                 360                359              5.540%            $9,267
     94         NAP         120                 119                 360                359              5.540%            $9,267
     95         NAP         120                 120                 360                360              5.180%           $17,258
     96         NAP         120                 117                 360                357              5.130%           $17,025
     97         NAP         120                 119                 360                359              5.850%           $17,993
     98         NAP         180                 179                 180                179              5.250%           $24,116
     99         NAP         120                 118                 300                298              6.000%           $17,074
     100        NAP         120                 119                 360                359              5.500%           $14,763
     101        NAP         180                 177                 180                177              5.480%           $20,401
     102        NAP         120                 119                 360                359              5.410%           $13,492
     103        NAP         120                 118                 300                298              5.900%           $15,317
     104        NAP         120                 119                 360                359              5.420%           $13,085
     105        NAP         108                 105                 360                357              6.070%           $14,044
     106        NAP         120                 116                 360                356              5.800%           $12,909
     107        NAP         120                 120                 360                360              5.180%           $11,642
     108        Hard        120                 118                 360                358              5.900%           $12,159
     109        NAP         120                 118                 360                358              5.210%           $10,995
     110        NAP         180                 179                 180                179              5.490%           $16,331
     111        NAP         120                 113                 360                353              5.860%           $11,812
     112        NAP         120                 119                 360                359              5.750%           $11,234
     113        NAP         120                 114                 360                354              5.810%           $11,160
     114        NAP         240                 240                 240                240              6.650%           $14,070
     115        Hard        120                 118                 360                358              5.190%           $10,147
     116        NAP         120                 120                 360                360              5.180%            $9,697
     117        NAP         120                 119                 360                359              5.560%            $9,231
     118        NAP         180                 178                 180                178              5.380%           $12,972
     119        NAP         120                 117                 360                357              5.800%            $9,095
     120        NAP         120                 120                 360                360              5.400%            $8,423
     121        Hard        120                 119                 360                359              5.740%            $8,686
     122        NAP         180                 177                 180                177              6.260%           $12,870
     123        NAP         120                 110                 240                230              5.570%            $9,686
     124        NAP         120                 118                 300                298              6.110%            $7,487

               118                 114                 337                336              5.426%

----------------------------------------------------------------------------------------------------------------------------
 MORTGAGE           MONTHLY      UNDERWRITABLE      UNDERWRITABLE       NOI         NCF        NCF POST IO      CUT-OFF DATE
  LOAN NO.       PAYMENT (IO)              NOI          CASH FLOW      DSCR(9)     DSCR(9)   PERIOD DSCR(10)           LTV
----------------------------------------------------------------------------------------------------------------------------

      1              $39,912         $9,831,299         $9,609,581    3.75        3.55           3.55                 41.9%
      2              $37,575         $7,427,519         $6,945,969    3.75        3.55           3.55                 41.9%
      3              $27,387         $5,979,917         $5,519,596    3.75        3.55           3.55                 41.9%
      4              $25,050         $6,421,874         $6,328,931    3.75        3.55           3.55                 41.9%
      5              $18,881         $5,294,041         $4,812,662    3.75        3.55           3.55                 41.9%
      6              $15,423         $3,710,818         $3,662,010    3.75        3.55           3.55                 41.9%
      7              $98,881        $15,100,596        $14,048,587    3.75        3.55           3.55                 41.9%
      8              $54,020         $8,827,858         $8,215,919    3.75        3.55           3.55                 41.9%
      9              $10,019         $1,888,091         $1,763,978    3.75        3.55           3.55                 41.9%
     10             $336,409        $14,142,468        $13,812,478    1.93        1.88           1.88                 70.0%
     11             $388,976         $8,495,469         $8,016,807    1.82        1.72           1.45                 68.0%
     12             $213,762         $5,110,481         $4,653,802    1.99        1.81           1.81                 67.6%
     13                  NAP         $5,125,386         $4,464,993    2.01        1.75           1.75                 70.7%
     14             $181,786         $6,053,726         $5,630,549    2.78        2.58           2.16                 45.5%
     15             $152,564         $3,829,209         $3,711,990    2.09        2.03           2.03                 64.7%
     16             $105,613         $7,118,429         $6,728,648    5.62        5.31           3.84                 41.7%
     17              $90,236         $4,046,917         $3,851,491    3.74        3.56           3.56                 38.9%
     18              $69,034         $2,114,852         $2,040,755    2.55        2.46           2.46                 55.1%
     19              $75,214         $1,334,650         $1,273,454    1.48        1.41           1.16                 80.0%
     20              $69,597         $1,483,336         $1,415,908    1.78        1.70           1.36                 69.4%
     21                  NAP         $1,317,454         $1,224,621    1.42        1.32           1.32                 79.4%
     22                  NAP         $3,622,869         $3,179,661    4.20        3.69           3.69                 24.7%
     23              $50,289         $1,879,733         $1,857,133    3.11        3.08           3.08                 52.6%
     24              $48,221         $1,564,611         $1,529,863    2.70        2.64           2.64                 52.1%

     25                  NAP           $324,949           $312,213    1.69        1.63           1.63                 57.2%
     26                  NAP           $190,454           $183,916    1.69        1.63           1.63                 57.2%
     27                  NAP           $236,899           $229,485    1.69        1.63           1.63                 57.2%
     28                  NAP           $204,390           $199,315    1.69        1.63           1.63                 57.2%
     29                  NAP           $168,304           $162,233    1.69        1.63           1.63                 57.2%
     30                  NAP           $122,802           $118,021    1.69        1.63           1.63                 57.2%
     31                  NAP           $100,285            $94,671    1.69        1.63           1.63                 57.2%
     32                  NAP            $85,453            $80,957    1.69        1.63           1.63                 57.2%
     33                  NAP         $1,277,938         $1,213,301    1.76        1.67           1.67                 50.4%
     34                  NAP         $1,380,676         $1,280,385    1.88        1.75           1.75                 58.9%
     35              $57,498         $1,111,477         $1,082,077    1.61        1.57           1.36                 68.8%
     36                  NAP         $1,054,517         $1,013,316    1.44        1.39           1.39                 69.4%
     37                  NAP         $1,226,317         $1,181,748    1.65        1.59           1.59                 75.1%
     38                  NAP         $1,648,955         $1,611,455    2.26        2.20           2.20                 54.0%
     39              $40,051         $2,654,889         $2,461,387    5.52        5.12           5.12                 26.8%
     40              $42,095         $1,191,916         $1,178,655    2.36        2.33           2.33                 54.5%
     41              $44,838           $969,768           $917,910    1.80        1.71           1.40                 68.2%
     42                  NAP         $1,050,654           $962,717    1.75        1.60           1.60                 73.7%
     43                  NAP           $819,409           $796,885    1.34        1.30           1.30                 78.1%
     44              $38,350         $1,433,391         $1,386,141    3.11        3.01           2.44                 45.0%
     45                  NAP           $996,493           $928,990    1.43        1.34           1.34                 72.4%
     46                  NAP         $1,445,725         $1,301,327    2.46        2.21           2.21                 49.6%
     47                  NAP           $878,629           $814,008    1.59        1.47           1.47                 73.6%
     48                  NAP           $960,272           $928,147    1.96        1.90           1.90                 62.4%
     49                  NAP           $967,597           $863,829    1.89        1.69           1.69                 59.4%
     50              $24,667         $1,033,136           $985,807    3.49        3.33           3.33                 54.4%
     51                  NAP         $1,082,771         $1,009,300    1.74        1.62           1.62                 50.4%
     52                  NAP         $1,022,934           $925,259    1.90        1.72           1.72                 63.9%
     53                  NAP           $865,092           $833,675    1.49        1.44           1.44                 67.5%
     54              $25,853           $848,743           $781,516    2.74        2.52           2.52                 56.8%
     55                  NAP         $1,217,667         $1,177,289    2.36        2.28           2.28                 61.6%
     56              $26,035           $922,610           $890,777    2.95        2.85           2.85                 50.8%
     57                  NAP           $654,566           $600,500    1.48        1.36           1.36                 74.9%
     58                  NAP           $952,874           $819,799    2.25        1.94           1.94                 71.4%
     59                  NAP           $870,527           $759,450    1.97        1.71           1.71                 57.0%
     60                  NAP           $655,691           $570,087    1.61        1.40           1.40                 65.9%
     61                  NAP           $674,999           $631,996    1.47        1.38           1.38                 67.6%
     62              $25,503           $685,562           $554,742    2.24        1.81           1.47                 67.5%
     63                  NAP           $755,499           $704,933    1.84        1.71           1.71                 46.5%
     64              $25,550         $1,107,122         $1,032,823    3.61        3.37           3.37                 34.3%
     65                  NAP           $471,205           $468,948    1.34        1.33           1.33                 77.1%
     66                  NAP           $906,550           $825,792    2.22        2.02           2.02                 60.1%
     67                  NAP           $543,645           $500,687    1.54        1.41           1.41                 77.2%
     68                  NAP           $618,034           $530,194    1.74        1.49           1.49                 67.3%
     69                  NAP           $497,191           $473,040    1.53        1.46           1.46                 68.8%
     70                  NAP           $512,955           $484,731    1.67        1.58           1.58                 63.9%
     71                  NAP           $443,437           $428,653    1.42        1.37           1.37                 70.4%
     72                  NAP         $1,161,542         $1,074,995    3.84        3.56           3.56                 26.9%
     73                  NAP           $405,484           $381,219    1.40        1.32           1.32                 72.2%
     74                  NAP           $387,410           $385,928    1.14        1.14           1.14                 73.6%
     75                  NAP           $438,241           $428,938    1.47        1.44           1.44                 67.6%
     76                  NAP           $714,367           $650,992    2.23        2.03           2.03                 51.6%
     77                  NAP           $616,487           $585,728    2.28        2.16           2.16                 42.4%
     78                  NAP           $401,191           $392,533    1.13        1.11           1.11                 77.2%
     79                  NAP           $522,179           $454,820    1.48        1.29           1.29                 56.8%
     80                  NAP           $446,326           $438,160    1.57        1.55           1.55                 67.1%
     81                  NAP           $473,146           $431,786    1.68        1.53           1.53                 58.8%
     82                  NAP           $597,536           $553,712    2.30        2.13           2.13                 55.0%
     83                  NAP           $441,461           $421,974    1.24        1.19           1.19                 66.9%
     84                  NAP           $505,207           $477,651    1.88        1.78           1.78                 53.4%
     85                  NAP           $559,930           $533,503    1.52        1.44           1.44                 55.5%
     86                  NAP           $591,031           $552,440    2.43        2.27           2.27                 57.4%
     87                  NAP           $548,961           $466,138    2.27        1.92           1.92                 56.8%
     88              $15,758           $539,212           $527,003    2.85        2.79           2.79                 52.3%
     89                  NAP           $346,863           $320,565    1.43        1.33           1.33                 68.6%
     90                  NAP           $453,544           $440,582    1.73        1.68           1.68                 68.3%
     91                  NAP           $521,046           $478,605    2.15        1.97           1.97                 53.7%
     92                  NAP           $364,320           $362,838    1.38        1.37           1.37                 61.4%

     93                  NAP           $182,023           $168,673    1.67        1.54           1.54                 73.8%
     94                  NAP           $188,491           $174,814    1.67        1.54           1.54                 73.8%
     95                  NAP           $491,708           $452,724    2.37        2.19           2.19                 54.3%
     96                  NAP           $357,539           $353,039    1.75        1.73           1.73                 62.0%
     97                  NAP           $325,134           $301,860    1.51        1.40           1.40                 74.3%
     98                  NAP           $546,653           $530,917    1.89        1.83           1.83                 45.9%
     99                  NAP           $338,030           $304,610    1.65        1.49           1.49                 69.5%
     100                 NAP           $283,727           $276,587    1.60        1.56           1.56                 69.3%
     101                 NAP           $335,243           $322,761    1.37        1.32           1.32                 54.2%
     102                 NAP           $422,971           $406,008    2.61        2.51           2.51                 36.3%
     103                 NAP           $373,824           $349,961    2.03        1.90           1.90                 48.6%
     104                 NAP           $334,503           $306,515    2.13        1.95           1.95                 52.8%
     105                 NAP           $256,071           $220,663    1.52        1.31           1.31                 74.8%
     106                 NAP           $242,865           $224,611    1.57        1.45           1.45                 76.9%
     107                 NAP           $343,111           $319,933    2.46        2.29           2.29                 52.3%
     108                 NAP           $213,870           $195,388    1.47        1.34           1.34                 66.0%
     109                 NAP           $700,413           $690,513    5.31        5.23           5.23                 20.3%
     110                 NAP           $274,027           $260,779    1.40        1.33           1.33                 61.3%
     111                 NAP           $226,080           $211,199    1.60        1.49           1.49                 64.6%
     112                 NAP           $201,387           $189,352    1.49        1.40           1.40                 72.6%
     113                 NAP           $630,440           $548,535    4.71        4.10           4.10                 20.5%
     114                 NAP           $196,930           $195,368    1.17        1.16           1.16                 64.3%
     115                 NAP           $314,587           $311,561    2.58        2.56           2.56                 40.6%
     116                 NAP           $295,696           $275,924    2.54        2.37           2.37                 52.8%
     117                 NAP           $205,145           $190,694    1.85        1.72           1.72                 60.9%
     118                 NAP           $253,173           $245,217    1.63        1.58           1.58                 44.1%
     119                 NAP           $292,113           $269,054    2.68        2.47           2.47                 36.8%
     120                 NAP           $155,345           $139,460    1.54        1.38           1.38                 60.0%
     121                 NAP           $184,111           $174,786    1.77        1.68           1.68                 73.5%
     122                 NAP           $444,155           $401,527    2.88        2.60           2.60                 22.8%
     123                 NAP           $283,009           $239,721    2.43        2.06           2.06                 52.6%
     124                 NAP           $151,220           $141,854    1.68        1.58           1.58                 71.7%

                                                                      2.34        2.20           2.10                 59.6%

------------------------------------------------------------------------------------------------------------------------------------
                       BALLOON          BALLOON        APPRAISED     VALUATION
  LOAN NO.                 LTV          BALANCE          VALUE       DATE(11)           LARGEST TENANT(12)
------------------------------------------------------------------------------------------------------------------------------------

      1                  41.9%       $9,760,000     $102,000,000    03/22/2004          Gemini Technology Services
      2                  41.9%       $9,188,571      $96,000,000    04/14/2004          Aventis
      3                  41.9%       $6,697,143      $71,000,000    03/18/2004          Citicorp
      4                  41.9%       $6,125,714      $64,000,000    04/01/2004          Caterpillar Financial Services
      5                  41.9%       $4,617,143      $48,100,000    03/23/2004          State Street Bank
      6                  41.9%       $3,771,429      $39,500,000    03/17/2004          Harcourt Inc.
      7                  41.9%      $24,180,086     $252,000,000    04/06/2004          GSA NASA
      8                  41.9%      $13,209,914     $138,000,000    04/06/2004          Comptroller of the Currency
      9                  41.9%       $2,450,000      $25,600,000    03/18/2004          Continental Casualty
     10                  70.0%      $77,385,000     $201,000,000    09/03/2004          Lowe's
     11                  60.5%      $68,054,144     $112,500,000    05/26/2004          Boscov's Department Store LLC
     12                  67.6%      $50,000,000      $74,000,000    09/13/2004          Buena Vista International
     13                  59.2%      $31,535,839      $53,250,000    08/10/2004          Centerpoint Energy
     14                  41.1%      $33,375,637      $81,300,000    05/27/2004          IBM
     15                  64.7%      $33,300,000      $51,500,000    08/10/2004          Super Stop & Shop
     16                  40.0%      $24,024,359      $60,000,000    09/01/2004          NAP
     17                  38.9%      $20,000,000      $51,400,000    07/14/2004          Sempra Energy
     18                  55.1%      $16,535,000      $30,000,000    08/02/2004          Ross Dress for Less
     19                  70.4%      $13,938,131      $19,800,000    10/06/2004          Kahoots
     20                  64.3%      $14,598,127      $22,700,000    10/06/2004          Best Buy Stores, L.P.
     21                  66.6%      $11,385,072      $17,100,000    12/01/2004          Karon Gymnastics
     22                  20.6%      $10,800,999      $52,500,000    08/26/2004          Wells Fargo Bank
     23                  52.6%      $12,000,000      $22,800,000    06/23/2004          NAP
     24                  52.1%      $11,192,500      $21,500,000    09/01/2004          Bed Bath & Beyond

     25                  44.5%       $1,961,010       $4,210,000    04/30/2004          NAP
     26                  44.5%       $1,339,869       $2,660,000    06/09/2004          NAP
     27                  44.5%       $1,315,086       $3,800,000    06/10/2004          NAP
     28                  44.5%       $1,276,360       $2,570,000    06/08/2004          NAP
     29                  44.5%         $887,566       $2,100,000    06/09/2004          NAP
     30                  44.5%         $732,669       $1,450,000    06/22/2004          NAP
     31                  44.5%         $532,076       $1,390,000    06/14/2004          NAP
     32                  44.5%         $528,203       $1,090,000    06/29/2004          NAP
     33                  41.9%       $9,122,196      $21,770,000    05/25/2004          NAP
     34                  49.3%       $9,066,181      $18,400,000    07/09/2004          Tree of Life, Inc.
     35                  59.2%       $9,112,280      $15,400,000    09/01/2004          Dicks's Sporting Goods
     36                  58.5%       $8,838,065      $15,100,000    12/31/2004          Albertson's, Inc.
     37                  63.9%       $8,724,488      $13,650,000    08/01/2004          Moto Britalla
     38                  41.2%       $7,615,202      $18,500,000    09/24/2004          NAP
     39                  26.8%       $9,800,000      $36,600,000    10/21/2004          Food Lion
     40                  54.5%       $9,763,000      $17,900,000    04/27/2004          Kohl's Department Stores, Inc.
     41                  61.2%       $8,609,558      $14,070,000    06/29/2004          TCI Pacific (Comcast)
     42                  61.4%       $7,489,362      $12,200,000    11/05/2004          Ace Education
     43                  65.5%       $7,531,932      $11,500,000    09/24/2004          Phat Fitness
     44                  41.7%       $7,878,624      $18,900,000    07/28/2004          NAP
     45                  47.3%       $5,435,664      $11,500,000    06/14/2004          Bedrosian Tile and Marble Company
     46                  38.0%       $6,081,808      $16,000,000    08/02/2004          Ohio Mattress Licensing and Components Group
     47                  62.7%       $6,643,598      $10,600,000    02/13/2004          Rio Grande Food Products
     48                  51.7%       $6,201,764      $12,000,000    11/03/2004          West Marine
     49                  45.7%       $5,758,031      $12,600,000    07/09/2004          Circuit City Stores, Inc.
     50                  54.4%       $7,400,000      $13,600,000    03/06/2004          BJ's Wholesale Club
     51                  33.4%       $4,780,446      $14,300,000    08/03/2004          Eastwynn Theatres, Inc.
     52                  49.3%       $5,476,482      $11,100,000    10/01/2004          NAP
     53                   1.8%         $186,866      $10,350,000    09/15/2004          LA Fitness International, LLC
     54                  56.8%       $6,905,000      $12,150,000    02/20/2004          Bed Bath & Beyond
     55                  47.7%       $5,245,058      $11,000,000    05/27/2004          NAP
     56                  50.8%       $6,700,000      $13,200,000    09/23/2004          Publix Supermarkets, Inc.
     57                  62.8%       $5,372,268       $8,550,000    09/26/2004          Safeway
     58                  60.0%       $5,162,146       $8,600,000    09/20/2004          Pierremont Exec. Suites
     59                  48.4%       $5,097,222      $10,525,000    11/02/2004          NAP
     60                  55.1%       $5,013,467       $9,100,000    09/21/2004          Choice Physicians
     61                  52.4%       $4,640,925       $8,850,000    09/02/2004          Polymer Technologies Inc.
     62                  60.3%       $5,007,074       $8,300,000    08/30/2004          Department of Motor Vehicle
     63                  39.9%       $4,785,849      $12,000,000    07/23/2004          World Fitness Enterprises, Inc.
     64                  34.3%       $5,400,000      $15,750,000    07/13/2004          Pier One
     65                  64.3%       $4,390,032       $6,830,000    08/31/2004          Walgreen Co.
     66                  47.5%       $4,037,190       $8,500,000    05/24/2004          NAP
     67                  65.4%       $4,253,808       $6,500,000    07/22/2004          Round Table Pizza
     68                  57.7%       $4,156,233       $7,200,000    03/18/2004          EG&G
     69                  61.6%       $4,067,749       $6,600,000    10/07/2004          NAP
     70                  53.8%       $3,767,327       $7,000,000    05/01/2004          Buffalo Wild Wings
     71                  59.8%       $3,738,665       $6,250,000    05/14/2004          Blockbuster Inc
     72                  22.7%       $3,629,152      $15,970,000    06/29/2004          Saddleback Suzuki Sea-Doo
     73                  60.5%       $3,542,031       $5,850,000    06/01/2004          Kinko's
     74                  58.1%       $3,314,260       $5,700,000    10/05/2004          Walgreen Co.
     75                  60.5%       $3,751,764       $6,200,000    10/06/2004          NAP
     76                  42.8%       $3,402,186       $7,950,000    08/15/2004          NAP
     77                  35.3%       $3,402,173       $9,650,000    08/23/2004          NAP
     78                   2.4%         $127,083       $5,300,000    11/01/2004          La-Z-Boy Furniture Gallery
     79                   1.8%         $127,199       $7,100,000    08/25/2004          Creekbridge Inc.
     80                  60.1%       $3,573,109       $5,950,000    10/13/2004          NAP
     81                  49.8%       $3,378,965       $6,785,000    08/10/2004          Progressive Insurance
     82                  45.6%       $3,281,093       $7,200,000    10/12/2004          Herbal Groups
     83                   0.5%          $29,471       $5,700,000    10/15/2004          Once Upon a Time, LLC
     84                  45.3%       $3,212,772       $7,100,000    08/17/2004          Khun Ya Thai Restaurant
     85                   1.1%          $73,643       $6,780,000    06/30/2004          Tyler Sport
     86                  47.5%       $3,065,667       $6,450,000    10/12/2004          The Original Funtime
     87                  47.1%       $3,061,839       $6,500,000    09/15/2004          Maricopa County
     88                  52.3%       $3,657,500       $7,000,000    08/10/2004          Publix Supermarkets, Inc.
     89                  57.7%       $2,940,628       $5,100,000    10/20/2004          SLCC
     90                  52.5%       $2,686,813       $5,120,000    09/16/2004          NAP
     91                  45.3%       $2,943,364       $6,500,000    08/12/2004          NAP
     92                  48.4%       $2,596,517       $5,370,000    10/01/2004          Walgreen Co.

     93                  61.9%       $1,361,904       $2,200,000    09/14/2004          NAP
     94                  61.9%       $1,361,903       $2,200,000    09/14/2004          NAP
     95                  45.0%       $2,609,960       $5,800,000    10/12/2004          Surplus Sourcing Group
     96                  51.5%       $2,585,772       $5,020,000    08/18/2004          NAP
     97                  62.9%       $2,580,135       $4,100,000    09/07/2004          Glendale Pet Shop
     98                   0.9%          $56,584       $6,520,000    10/07/2004          NAP
     99                  54.2%       $2,057,991       $3,800,000    08/06/2004          Keller Williams
     100                 58.0%       $2,176,378       $3,750,000    09/29/2004          NAP
     101                  0.4%          $20,309       $4,560,000    08/19/2004          La Madeline
     102                 30.4%       $2,003,395       $6,600,000    09/30/2004          Ristorante Tomaso
     103                 37.7%       $1,857,618       $4,925,000    09/01/2004          AEP Industries, Inc.
     104                 44.1%       $1,941,390       $4,400,000    09/20/2004          California Highway Patrol
     105                 65.3%       $2,024,771       $3,100,000    08/20/2004          Marquez Brothers of Neveda, Inc.
     106                 65.2%       $1,857,925       $2,850,000    01/01/2005          Batteries Plus
     107                 43.3%       $1,760,687       $4,065,000    10/12/2004          Winco
     108                 56.0%       $1,736,327       $3,100,000    10/13/2004          Petco Animal Supplies, Inc.
     109                 16.8%       $1,658,725       $9,850,000    09/21/2004          NAP
     110                  1.2%          $39,634       $3,250,000    10/06/2004          Hollywood Video
     111                 55.0%       $1,692,244       $3,075,000    04/16/2004          Barro's Pizza
     112                 61.3%       $1,623,608       $2,650,000    10/13/2004          Designer Doors, Inc.
     113                 17.4%       $1,605,637       $9,230,000    06/10/2004          Sportsman's Warehouse
     114                  2.3%          $66,487       $2,900,000    09/15/2004          CVS Pharmacy
     115                 33.7%       $1,533,350       $4,550,000    09/20/2004          Walgreen Co.
     116                 43.7%       $1,466,549       $3,355,000    10/12/2004          Tinsley Transfers, Inc.
     117                 51.1%       $1,354,350       $2,650,000    09/28/2004          Jiffy Lube International of Maryland, Inc.
     118                  0.9%          $30,764       $3,600,000    09/26/2004          Harbor Freight Tools USA, Inc.
     119                 30.8%       $1,292,978       $4,200,000    08/22/2004          NAP
     120                 50.1%       $1,251,433       $2,500,000    10/07/2004          Realys
     121                 61.3%       $1,240,899       $2,025,000    10/01/2004          Mattress Firm
     122                  0.2%          $12,803       $6,500,000    08/17/2004          Jon's Market
     123                 34.9%         $908,463       $2,600,000    01/26/2004          Rail Bearing Service Corporation
     124                 56.0%         $896,354       $1,600,000    09/13/2004          Davis Aircraft Products Co., Inc.

            51.8%

--------------------------------------------------------------------------------------------------------------------------
 MORTGAGE          LEASE                                                                                   LEASE
  LOAN NO.    EXPIRATION DATE         % NSF        SECOND LARGEST TENANT(12)                          EXPIRATION DATE
--------------------------------------------------------------------------------------------------------------------------

      1          12/31/2013           50.6%        Keybank                                               02/28/2016
      2          03/31/2012          100.0%        NAP                                                      NAP
      3          11/30/2010          100.0%        NAP                                                      NAP
      4          02/28/2015           96.4%        Thoughtworks, Inc.                                    05/31/2005
      5          03/31/2011          100.0%        NAP                                                      NAP
      6          06/30/2016          100.0%        NAP                                                      NAP
      7          07/19/2012           98.2%        Grand Deli & Cafe                                     07/19/2012
      8          05/31/2006           98.1%        Market Inn                                            04/24/2010
      9          08/31/2013           84.5%        Phoenix American Insurance                            07/31/2008
     10          05/31/2018           29.7%        K-Mart                                                06/30/2018
     11          09/14/2014           23.7%        Sears Roebuck and Co.                                 12/11/2012
     12          06/30/2009           12.9%        Restaurant Services                                   05/31/2007
     13          09/06/2008           55.2%        Linebarger Googan Blair Pena                          01/11/2010
     14          03/31/2008           31.3%        Venable, Baetjer & Howard                             01/08/2012
     15          09/30/2013           25.3%        Bob's Stores                                          01/31/2009
     16             NAP                 NAP        NAP                                                      NAP
     17          07/17/2015          100.0%        NAP                                                      NAP
     18          01/31/2014           16.6%        TJ Maxx                                               07/31/2013
     19          08/31/2014           27.3%        Smart & Final                                         08/31/2014
     20          01/31/2010           47.4%        West Covina L.T., Inc. dba Linens N Things            01/31/2010
     21          01/31/2010           10.9%        Prince William Co Fire & Rescue                       12/31/2012
     22          01/20/2009           14.1%        CPL Asset Corp.                                          NAP
     23             NAP                 NAP        NAP                                                      NAP
     24          01/31/2020           28.8%        Office Depot, Inc.                                    08/31/2014

     25             NAP                 NAP        NAP                                                      NAP
     26             NAP                 NAP        NAP                                                      NAP
     27             NAP                 NAP        NAP                                                      NAP
     28             NAP                 NAP        NAP                                                      NAP
     29             NAP                 NAP        NAP                                                      NAP
     30             NAP                 NAP        NAP                                                      NAP
     31             NAP                 NAP        NAP                                                      NAP
     32             NAP                 NAP        NAP                                                      NAP
     33             NAP                 NAP        NAP                                                      NAP
     34          12/31/2012          100.0%        NAP                                                      NAP
     35          10/31/2021          100.0%        NAP                                                      NAP
     36          09/10/2028           36.8%        Hollywood Entertainment Corporation                   02/11/2014
     37          09/27/2011           15.5%        Atlantic Billard Corporation                          10/14/2011
     38             NAP                 NAP        NAP                                                      NAP
     39          02/08/2017           28.9%        Long & Foster                                         10/31/2008
     40          01/31/2025          100.0%        NAP                                                      NAP
     41          10/31/2008            7.6%        Wells Fargo Bank                                      11/30/2007
     42          06/01/2012           27.0%        Buenas Noticias                                       01/01/2006
     43          11/30/2009           34.5%        Office Depot, Inc.                                    12/31/2013
     44             NAP                 NAP        NAP                                                      NAP
     45          07/31/2019           27.0%        Pella Windows and Doors, LLC                          01/31/2008
     46          12/31/2007           32.9%        Bally's Total Fitness Corporation                     05/31/2016
     47          05/31/2005           14.9%        Montgomery Automotive                                 01/31/2006
     48          02/28/2006           14.9%        Virginia Paint Co.                                    01/31/2007
     49          02/28/2017          100.0%        NAP                                                      NAP
     50          05/31/2013           81.2%        Staples, Inc.                                         08/31/2011
     51          08/31/2020          100.0%        NAP                                                      NAP
     52             NAP                 NAP        NAP                                                      NAP
     53          08/31/2018           75.6%        America's Mattress                                    10/14/2009
     54          01/31/2013           70.2%        Golfsmith International Inc.                          09/30/2012
     55             NAP                 NAP        NAP                                                      NAP
     56          12/31/2023           66.0%        Partners II Pizza                                     09/30/2009
     57          03/31/2009           43.3%        Benson Ace Hardware                                   11/30/2010
     58          08/31/2006            7.0%        Smith Pugh Rabinowitz, LLP                            04/30/2006
     59             NAP                 NAP        NAP                                                      NAP
     60          11/30/2005            5.2%        Nunki, Inc.                                           11/30/2004
     61          05/31/2018          100.0%        NAP                                                      NAP
     62          01/31/2011           16.8%        MTI College                                           07/31/2006
     63          12/05/2009           19.2%        Kolla's Inc.                                          10/31/2008
     64          07/31/2013           15.5%        Trader Joe's                                          01/31/2008
     65          03/28/2021          100.0%        NAP                                                      NAP
     66             NAP                 NAP        NAP                                                      NAP
     67          12/31/2006           10.3%        Choice Rent to Own                                    07/31/2006
     68          12/31/2009           29.8%        Stanley Associates                                    10/26/2010
     69             NAP                 NAP        NAP                                                      NAP
     70          07/31/2013           23.2%        Panera Bread                                          08/31/2013
     71          10/18/2014           31.3%        Jamba Juice Company                                   09/11/2014
     72          10/31/2005           13.6%        Saddleback Memorial Hospital                          05/31/2008
     73          05/06/2006           34.8%        Fullerton Chamber of Commerce                         03/31/2009
     74          10/31/2079          100.0%        NAP                                                      NAP
     75             NAP                 NAP        NAP                                                      NAP
     76             NAP                 NAP        NAP                                                      NAP
     77             NAP                 NAP        NAP                                                      NAP
     78          11/30/2019           76.1%        Bonefish Grill                                        09/30/2014
     79          01/19/2008           33.5%        Hanna & Brophy                                        08/31/2008
     80             NAP                 NAP        NAP                                                      NAP
     81          10/31/2007           30.2%        Christopherson (Office & Expansion)                   09/30/2009
     82          02/28/2006            6.7%        Beautifeel Shoes                                      12/14/2005
     83          02/28/2009           11.9%        New York Building Contractors, LLC                    04/30/2014
     84          02/28/2012           17.2%        Mattress Discounters                                  09/15/2009
     85          08/31/2012           39.3%        Sprint Spectrum LP                                    04/30/2011
     86          11/30/2004            4.2%        Aben Technologies                                     03/31/2005
     87          04/30/2005           18.1%        Maricopa County                                       03/31/2005
     88          12/31/2019           74.2%        Vivona's Italian Pizzeria                             09/30/2006
     89          05/31/2011           36.3%        Inns of Court                                         11/30/2013
     90             NAP                 NAP        NAP                                                      NAP
     91             NAP                 NAP        NAP                                                      NAP
     92          10/31/2079          100.0%        NAP                                                      NAP

     93             NAP                 NAP        NAP                                                      NAP
     94             NAP                 NAP        NAP                                                      NAP
     95          10/31/2006           12.2%        Natures Creations                                     01/31/2005
     96             NAP                 NAP        NAP                                                      NAP
     97          09/14/2008           14.1%        Hooper's Pub                                          10/31/2007
     98             NAP                 NAP        NAP                                                      NAP
     99          12/31/2007           23.5%        Lakeway Aquatic                                       10/31/2005
     100            NAP                 NAP        NAP                                                      NAP
     101         09/30/2014           45.1%        Skeeter's Mesquite Grill                              11/30/2014
     102         08/01/2016           29.1%        Bistro D'Asia                                         05/15/2006
     103         01/31/2009          100.0%        NAP                                                      NAP
     104         05/31/2012           32.5%        Dale Christian Structural Engineer Inc.               05/31/2009
     105         05/31/2009           45.5%        Safelite Fulfillment, Inc.                            08/31/2005
     106         06/30/2009           14.8%        Subway                                                06/30/2009
     107         10/01/2005           14.3%        GBS Incorporated                                      05/31/2006
     108         10/31/2018          100.0%        NAP                                                      NAP
     109            NAP                 NAP        NAP                                                      NAP
     110         09/29/2007           74.4%        Pizza Hut                                             09/30/2010
     111         10/31/2013           30.9%        Flashpoint Dance                                      06/30/2007
     112         10/08/2014          100.0%        NAP                                                      NAP
     113         07/08/2017           41.1%        Dollar Tree Stores                                    03/31/2014
     114         01/31/2025          100.0%        NAP                                                      NAP
     115         10/31/2029          100.0%        NAP                                                      NAP
     116         03/31/2005           12.3%        Metal Dynamics                                        03/31/2005
     117         11/30/2015           31.7%        El Charrito                                           01/31/2008
     118         12/31/2019          100.0%        NAP                                                      NAP
     119            NAP                 NAP        NAP                                                      NAP
     120         05/31/2007          100.0%        NAP                                                      NAP
     121         09/30/2014           68.3%        Verizon Wireless                                      01/31/2015
     122         01/15/2010           54.6%        CMS Sales                                             06/15/2014
     123         09/30/2005           31.6%        Science Applications                                  06/30/2005
     124         05/31/2024          100.0%        NAP                                                      NAP

--------------------------------------------------------------------------------------------------------------------------------
 MORTGAGE                                                                      LEASE                           INSURANCE
  LOAN NO.        % NSF        THIRD LARGEST TENANT(12)                   EXPIRATION DATE          % NSF    ESCROW IN PLACE
--------------------------------------------------------------------------------------------------------------------------------

      1           49.4%        NAP                                              NAP                  NAP           No
      2             NAP        NAP                                              NAP                  NAP           No
      3             NAP        NAP                                              NAP                  NAP           No
      4            2.0%        Highwoods Properties                          09/30/2005             1.6%           No
      5             NAP        NAP                                              NAP                  NAP           No
      6             NAP        NAP                                              NAP                  NAP           No
      7            1.3%        Global Sciences                               12/01/2006             0.3%           No
      8            1.9%        NAP                                              NAP                  NAP           No
      9           15.5%        NAP                                              NAP                  NAP           No
     10           22.9%        The Sports Authority                          07/31/2008             9.6%           No
     11           15.1%        Kohl's Department Stores, Inc.                01/31/2026            12.2%          Yes
     12            6.9%        Morgan Stanley Dean Witter                    10/31/2010             5.2%           No
     13           10.1%        Edge Petroleum                                07/31/2013             6.7%          Yes
     14           17.2%        Targus Information Systems                    01/31/2012             6.7%           No
     15           14.6%        Bed Bath & Beyond                             10/30/2007            11.8%           No
     16             NAP        NAP                                              NAP                  NAP          Yes
     17             NAP        NAP                                              NAP                  NAP           No
     18           16.5%        Linens N Things                               01/31/2014            14.0%           No
     19           22.3%        Trader Joe's                                  05/31/2014            15.2%          Yes
     20           31.6%        Barnes and Noble Booksellers, Inc.            03/31/2010            21.0%           No
     21            8.4%        Prince William Co Police Dept                 09/30/2014             7.7%           No
     22           13.0%        Wells Fargo Bank                              09/30/2008            12.2%           No
     23             NAP        NAP                                              NAP                  NAP           No
     24           16.6%        Party City                                    09/30/2014            11.2%           No

     25             NAP        NAP                                              NAP                  NAP           No
     26             NAP        NAP                                              NAP                  NAP           No
     27             NAP        NAP                                              NAP                  NAP           No
     28             NAP        NAP                                              NAP                  NAP           No
     29             NAP        NAP                                              NAP                  NAP           No
     30             NAP        NAP                                              NAP                  NAP           No
     31             NAP        NAP                                              NAP                  NAP           No
     32             NAP        NAP                                              NAP                  NAP           No
     33             NAP        NAP                                              NAP                  NAP           No
     34             NAP        NAP                                              NAP                  NAP           No
     35             NAP        NAP                                              NAP                  NAP           No
     36           12.0%        Washington Mutual Bank, FA                    10/31/2014            10.9%           No
     37           12.5%        Abode 7, LLC                                  10/16/2009             6.9%          Yes
     38             NAP        NAP                                              NAP                  NAP           No
     39            3.9%        Dr. Dan Austin                                09/30/2007             3.8%           No
     40             NAP        NAP                                              NAP                  NAP           No
     41            6.8%        Curves for Women                              12/31/2008             5.3%          Yes
     42            7.8%        Blockbuster Video                             10/01/2006             7.1%           No
     43           33.8%        First Broward Auto Tag Agency, Inc.           08/31/2005             6.0%           No
     44             NAP        NAP                                              NAP                  NAP           No
     45           20.2%        Louis and Company                             05/31/2006            14.8%           No
     46           14.1%        Transamerican Auto Parts Company              07/31/2006             8.5%           No
     47           14.2%        Belfor                                        09/30/2005             6.1%           No
     48           12.7%        Leonardo's Pizza                              06/30/2007             5.5%          Yes
     49             NAP        NAP                                              NAP                  NAP           No
     50           16.4%        Kimco Realty, LLC                             03/31/2019             2.4%           No
     51             NAP        NAP                                              NAP                  NAP           No
     52             NAP        NAP                                              NAP                  NAP           No
     53            6.6%        Pro Chiropractic of Gwinnett, P.C.            01/31/2010             2.5%          Yes
     54           29.8%        NAP                                              NAP                  NAP           No
     55             NAP        NAP                                              NAP                  NAP          Yes
     56            6.6%        Salon 74                                      05/31/2009             5.4%           No
     57           13.1%        99 Cent Discount Store                        04/14/2007             9.2%           No
     58            3.6%        Management Recruiters of Shreveport           12/31/2006             3.4%          Yes
     59             NAP        NAP                                              NAP                  NAP           No
     60            4.5%        Liberty Safes                                 04/30/2005             2.7%           No
     61             NAP        NAP                                              NAP                  NAP          Yes
     62           11.7%        Vitas Healthcare Corp                         07/17/2007            10.2%          Yes
     63           14.6%        The Salvation Army                            02/28/2007            13.8%           No
     64           12.3%        Harper Furs                                   03/31/2008            11.0%           No
     65             NAP        NAP                                              NAP                  NAP           No
     66             NAP        NAP                                              NAP                  NAP          Yes
     67            7.2%        Stop 1 Liquor                                 08/30/2008             7.1%          Yes
     68           22.9%        American Systems Corporation                  06/15/2009            22.4%          Yes
     69             NAP        NAP                                              NAP                  NAP          Yes
     70           20.1%        Flaming Wok                                   08/31/2009             9.6%           No
     71           11.4%        Daphne's Greek Restaurant                     10/08/2014            11.3%          Yes
     72            8.4%        3-D Signs                                     10/31/2005             6.8%           No
     73           21.9%        Wahoo's Fish Taco                             01/31/2012            13.4%          Yes
     74             NAP        NAP                                              NAP                  NAP           No
     75             NAP        NAP                                              NAP                  NAP          Yes
     76             NAP        NAP                                              NAP                  NAP          Yes
     77             NAP        NAP                                              NAP                  NAP           No
     78           23.9%        NAP                                              NAP                  NAP          Yes
     79           14.6%        Full Spectrum Lending                         08/31/2007            10.4%           No
     80             NAP        NAP                                              NAP                  NAP          Yes
     81           29.9%        Christopherson (Design)                       08/31/2009            18.5%          Yes
     82            6.6%        Compy USA Apparel Inc.                        12/31/2004             4.3%           No
     83           11.0%        NuBreed Martial Arts                          07/01/2009            11.0%           No
     84           17.1%        Euro Bistro                                   04/15/2009            11.4%           No
     85           24.5%        Austin's Pizza                                09/30/2014            24.3%           No
     86            4.2%        Bowen Industries                              09/30/2005             4.2%           No
     87           11.8%        Southwest Women's Care                        03/31/2005             8.5%          Yes
     88            7.3%        GNC                                           12/31/2004             2.1%           No
     89           36.3%        Icor Partners                                 10/31/2008            13.1%          Yes
     90             NAP        NAP                                              NAP                  NAP          Yes
     91             NAP        NAP                                              NAP                  NAP           No
     92             NAP        NAP                                              NAP                  NAP           No

     93             NAP        NAP                                              NAP                  NAP          Yes
     94             NAP        NAP                                              NAP                  NAP          Yes
     95            7.8%        Mizrachi H. Inc.                              08/30/2005             7.8%           No
     96             NAP        NAP                                              NAP                  NAP           No
     97           10.1%        Lee's Locks                                   11/30/2012             9.0%           No
     98             NAP        NAP                                              NAP                  NAP           No
     99           18.7%        Web Hosting Groups                            06/30/2007            14.7%           No
     100            NAP        NAP                                              NAP                  NAP          Yes
     101          38.3%        McNeil's Creamery                             11/30/2009             8.0%           No
     102          23.0%        Bruegger's Bagels                             08/01/2007            12.8%           No
     103            NAP        NAP                                              NAP                  NAP           No
     104          23.3%        Tri-County Lighting Services                  02/28/2009            20.5%           No
     105          36.2%        Puritan Medical Products, Inc.                05/31/2007            18.3%           No
     106          10.7%        Skylight                                      05/31/2009            10.7%           No
     107          14.3%        Independent Beauty Supply                     10/31/2005             8.8%           No
     108            NAP        NAP                                              NAP                  NAP           No
     109            NAP        NAP                                              NAP                  NAP           No
     110          25.6%        NAP                                              NAP                  NAP           No
     111          30.7%        Vitamin Depot                                 05/31/2007            15.4%          Yes
     112            NAP        NAP                                              NAP                  NAP           No
     113          25.1%        Las Palomas Mexican Restaurant                11/30/2007             3.1%           No
     114            NAP        NAP                                              NAP                  NAP           No
     115            NAP        NAP                                              NAP                  NAP           No
     116          12.3%        Atelco                                        03/31/2005             8.2%           No
     117          22.8%        Jersey Mike's Sub Shops                       02/28/2006            13.0%           No
     118            NAP        NAP                                              NAP                  NAP           No
     119            NAP        NAP                                              NAP                  NAP           No
     120            NAP        NAP                                              NAP                  NAP           No
     121          31.7%        NAP                                              NAP                  NAP          Yes
     122          27.6%        Mariscos La Casa                              02/28/2013             6.0%           No
     123           9.0%        CFM Heating & Air                             09/14/2006             9.0%          Yes
     124            NAP        NAP                                              NAP                  NAP           No

                                                                                                    28.9%

------------------------------------------------------------------------------------------------------------------------------------
 MORTGAGE            TAX             CAPITAL EXPENDITURE               TI/LC                                OTHER
  LOAN NO.      ESCROW IN PLACE       ESCROW IN PLACE(13)        ESCROW IN PLACE(14)                ESCROW DESCRIPTION(15)
------------------------------------------------------------------------------------------------------------------------------------

      1                No                      No                        No                                   NAP
      2                No                      No                        No                                   NAP
      3                No                      No                        No                                   NAP
      4                No                      No                        No                                   NAP
      5                No                      No                        No                                   NAP
      6                No                      No                        No                                   NAP
      7                No                      No                        No                                   NAP
      8                No                      No                        No                                   NAP
      9                No                      No                        No                                   NAP
     10               Yes                     Yes                        No                                   NAP
     11               Yes                     Yes                        Yes                            Tenant Holdback
     12                No                      No                        No                                   NAP
     13               Yes                     Yes                        Yes                                  NAP
     14                No                      No                        No                                   NAP
     15                No                      No                        No                                   NAP
     16               Yes                     Yes                        No                                   NAP
     17                No                      No                        No                                   NAP
     18                No                      No                        No                                   NAP
     19               Yes                     Yes                        Yes                            Tenant Holdback
     20                No                      No                        No                                   NAP
     21               Yes                     Yes                        Yes                                  NAP
     22                No                      No                        No                                   NAP
     23                No                      No                        No                                   NAP
     24                No                      No                        No                                   NAP

     25               Yes                     Yes                        No                                   NAP
     26               Yes                     Yes                        No                                   NAP
     27               Yes                     Yes                        No                                   NAP
     28               Yes                     Yes                        No                                   NAP
     29               Yes                     Yes                        No                                   NAP
     30               Yes                     Yes                        No                                   NAP
     31               Yes                     Yes                        No                                   NAP
     32               Yes                     Yes                        No                                   NAP
     33                No                      No                        No                                   NAP
     34                No                      No                        No                                   NAP
     35                No                      No                        No                                   NAP
     36               Yes                      No                        No                                   NAP
     37               Yes                      No                        Yes                                  NAP
     38                No                      No                        No                                   NAP
     39                No                      No                        No                                   NAP
     40                No                      No                        No                                   NAP
     41               Yes                     Yes                        Yes                                  NAP
     42               Yes                     Yes                        Yes                                  NAP
     43               Yes                      No                        Yes                                  NAP
     44                No                      No                        No                                   NAP
     45               Yes                      No                        No                                   NAP
     46               Yes                      No                        No                                   NAP
     47               Yes                     Yes                        No                              Occupancy LOC
     48               Yes                      No                        No                                   NAP
     49                No                      No                        No                                   NAP
     50                No                      No                        No                                   NAP
     51               Yes                     Yes                        Yes                            Ingress Escrow
     52               Yes                     Yes                        No                                   NAP
     53               Yes                      No                        No                                   NAP
     54                No                      No                        No                             Tenant Holdback
     55               Yes                     Yes                        No                                   NAP
     56                No                      No                        No                                   NAP
     57                No                     Yes                        No                                   NAP
     58               Yes                     Yes                        Yes                                  NAP
     59               Yes                     Yes                        No                                   NAP
     60                No                      No                        No                                   NAP
     61               Yes                      No                        Yes                                  NAP
     62               Yes                      No                        No                                   NAP
     63                No                      No                        No                                   NAP
     64                No                      No                        No                                   NAP
     65                No                     Yes                        No                                   NAP
     66               Yes                     Yes                        No                                   NAP
     67               Yes                     Yes                        Yes                                  NAP
     68               Yes                     Yes                        Yes                                  NAP
     69               Yes                      No                        No                                   NAP
     70               Yes                     Yes                        Yes                            Tenant Holdback
     71               Yes                      No                        Yes                                  NAP
     72                No                      No                        No                                   NAP
     73               Yes                     Yes                        Yes                            Tenant Holdback
     74                No                      No                        No                                   NAP
     75               Yes                      No                        No                                   NAP
     76               Yes                     Yes                        No                              DBAW Holdback
     77                No                      No                        No                                   NAP
     78               Yes                      No                        No                                   NAP
     79                No                      No                        Yes                                  NAP
     80               Yes                      No                        No                                   NAP
     81               Yes                      No                        Yes                                  NAP
     82                No                      No                        No                                   NAP
     83               Yes                      No                        No                                   NAP
     84               Yes                      No                        Yes                                  NAP
     85                No                      No                        Yes                                  NAP
     86                No                      No                        No                                   NAP
     87               Yes                      No                        No                                   NAP
     88                No                      No                        No                                   NAP
     89               Yes                     Yes                        Yes                                  NAP
     90               Yes                     Yes                        No                                   NAP
     91               Yes                      No                        No                                   NAP
     92                No                      No                        No                                   NAP

     93               Yes                     Yes                        No                                   NAP
     94               Yes                     Yes                        No                                   NAP
     95                No                      No                        No                                   NAP
     96                No                      No                        No                                   NAP
     97               Yes                      No                        Yes                                  NAP
     98                No                      No                        No                                   NAP
     99                No                      No                        Yes                                  NAP
     100               No                     Yes                        No                                   NAP
     101               No                      No                        No                           Occupancy Holdback
     102               No                      No                        No                                   NAP
     103               No                      No                        Yes                                  NAP
     104               No                      No                        No                                   NAP
     105              Yes                      No                        Yes                                  NAP
     106              Yes                     Yes                        Yes                          Occupancy Holdback
     107               No                      No                        No                                   NAP
     108               No                      No                        No                                   NAP
     109               No                      No                        No                                   NAP
     110              Yes                      No                        No                                   NAP
     111              Yes                     Yes                        Yes                                  NAP
     112               No                      No                        No                                   NAP
     113               No                      No                        Yes                                  NAP
     114               No                      No                        No                                   NAP
     115               No                      No                        No                                   NAP
     116               No                      No                        No                                   NAP
     117              Yes                      No                        No                                   NAP
     118               No                      No                        No                            Security Holdback
     119              Yes                      No                        No                                   NAP
     120               No                      No                        No                                   NAP
     121              Yes                     Yes                        Yes                          Assesment Holdback
     122               No                      No                        No                                   NAP
     123              Yes                      No                        Yes                                  NAP
     124              Yes                      No                        No                                   NAP

       49.5%                   38.2%                      30.8%

--------------------------------------------------------------------------------------------------------------------------------
 MORTGAGE                     SPRINGING                      INITIAL CAPITAL EXPENDITURE          MONTHLY CAPITAL EXPENDITURE
  LOAN NO.              ESCROW DESCRIPTION(16)                     ESCROW REQUIREMENT(17)               ESCROW REQUIREMENT(18)
--------------------------------------------------------------------------------------------------------------------------------

      1              RE Tax, Insurance, CapEx, TI/LC                                    $0                                   $0
      2              RE Tax, Insurance, CapEx, TI/LC                                    $0                                   $0
      3              RE Tax, Insurance, CapEx, TI/LC                                    $0                                   $0
      4              RE Tax, Insurance, CapEx, TI/LC                                    $0                                   $0
      5              RE Tax, Insurance, CapEx, TI/LC                                    $0                                   $0
      6              RE Tax, Insurance, CapEx, TI/LC                                    $0                                   $0
      7              RE Tax, Insurance, CapEx, TI/LC                                    $0                                   $0
      8              RE Tax, Insurance, CapEx, TI/LC                                    $0                                   $0
      9              RE Tax, Insurance, CapEx, TI/LC                                    $0                                   $0
     10                     Insurance, CapEx                                       $52,133                                   $0
     11                            NAP                                             $10,043                              $10,043
     12              RE Tax, Insurance, CapEx, TI/LC                                    $0                                   $0
     13                            NAP                                              $8,454                               $8,454
     14          RE Tax, Insurance, CapEx, TI/LC, Other                                 $0                                   $0
     15                 RE Tax, Insurance, CapEx                                        $0                                   $0
     16                            NAP                                             $22,391                              $22,391
     17                     RE Tax, Insurance                                           $0                                   $0
     18                 RE Tax, Insurance, CapEx                                        $0                                   $0
     19                       TI/LC, Other                                              $0                                 $985
     20                           TI/LC                                                 $0                                   $0
     21                         Insurance                                               $0                               $1,207
     22                            NAP                                                  $0                                   $0
     23                            NAP                                                  $0                                   $0
     24                 RE Tax, Insurance, CapEx                                        $0                                   $0

     25                            NAP                                             $18,300                                   $0
     26                            NAP                                             $12,503                                   $0
     27                            NAP                                             $12,272                                   $0
     28                            NAP                                             $11,911                                   $0
     29                            NAP                                              $8,283                                   $0
     30                            NAP                                              $6,837                                   $0
     31                            NAP                                              $4,965                                   $0
     32                            NAP                                              $4,929                                   $0
     33                            NAP                                                  $0                                   $0
     34                           TI/LC                                                 $0                                   $0
     35                            NAP                                                  $0                                   $0
     36                            NAP                                                  $0                                   $0
     37                            NAP                                                  $0                                   $0
     38                 RE Tax, Insurance, CapEx                                        $0                                   $0
     39                           Other                                                 $0                                   $0
     40                 RE Tax, Insurance, CapEx                                        $0                                   $0
     41                            NAP                                                $560                                 $560
     42                            NAP                                                  $0                               $1,324
     43                            NAP                                                  $0                                   $0
     44                 RE Tax, Insurance, CapEx                                        $0                                   $0
     45                           TI/LC                                                 $0                                   $0
     46                           TI/LC                                                 $0                                   $0
     47                            NAP                                                  $0                               $1,220
     48                       CapEx, TI/LC                                              $0                                   $0
     49                           TI/LC                                                 $0                                   $0
     50                 RE Tax, Insurance, CapEx                                        $0                                   $0
     51                 RE Tax, Insurance, CapEx                                        $0                                   $0
     52                         Insurance                                               $0                               $8,140
     53                            NAP                                                  $0                                   $0
     54                 RE Tax, Insurance, CapEx                                        $0                                   $0
     55                            NAP                                              $1,613                               $1,613
     56                 RE Tax, Insurance, CapEx                                        $0                                   $0
     57                           TI/LC                                           $157,654                                   $0
     58                            NAP                                                  $0                               $3,685
     59                         Insurance                                               $0                               $9,256
     60                            NAP                                                  $0                                   $0
     61                            NAP                                                  $0                                   $0
     62                            NAP                                                  $0                                   $0
     63                            NAP                                                  $0                                   $0
     64                 RE Tax, Insurance, CapEx                                        $0                                   $0
     65                 RE Tax, Insurance, TI/LC                                        $0                                 $189
     66                            NAP                                            $203,048                               $6,730
     67                            NAP                                             $70,000                                 $484
     68                           TI/LC                                            $31,375                                 $771
     69                            NAP                                                  $0                                   $0
     70                         Insurance                                               $0                                 $271
     71                            NAP                                                  $0                                   $0
     72                            NAP                                                  $0                                   $0
     73                            NAP                                                  $0                                 $253
     74                            NAP                                                  $0                                   $0
     75                            NAP                                                  $0                                   $0
     76                            NAP                                                  $0                               $5,281
     77                            NAP                                                  $0                                   $0
     78                            NAP                                                  $0                                   $0
     79                            NAP                                                  $0                                   $0
     80                            NAP                                                  $0                                   $0
     81                            NAP                                                  $0                                   $0
     82                            NAP                                                  $0                                   $0
     83                            NAP                                                  $0                                   $0
     84                            NAP                                                  $0                                   $0
     85          RE Tax, Insurance, CapEx, TI/LC, Other                                 $0                                   $0
     86                            NAP                                                  $0                                   $0
     87                            NAP                                                  $0                                   $0
     88                 RE Tax, Insurance, CapEx                                        $0                                   $0
     89                            NAP                                                  $0                                 $254
     90                            NAP                                                  $0                               $1,080
     91                            NAP                                                  $0                                   $0
     92                            NAP                                                  $0                                   $0

     93                            NAP                                             $23,105                               $1,211
     94                            NAP                                             $23,669                               $1,239
     95                            NAP                                                  $0                                   $0
     96                 RE Tax, Insurance, CapEx                                        $0                                   $0
     97                            NAP                                                  $0                                   $0
     98                            NAP                                                  $0                                   $0
     99                            NAP                                                  $0                                   $0
     100                           NAP                                                  $0                                 $595
     101             RE Tax, Insurance, CapEx, TI/LC                                    $0                                   $0
     102                           NAP                                                  $0                                   $0
     103                           NAP                                                  $0                                   $0
     104                          TI/LC                                                 $0                                   $0
     105                          TI/LC                                                 $0                                   $0
     106                           NAP                                                  $0                                 $152
     107                           NAP                                                  $0                                   $0
     108                          TI/LC                                                 $0                                   $0
     109                RE Tax, Insurance, CapEx                                        $0                                   $0
     110                           NAP                                                  $0                                   $0
     111                           NAP                                                  $0                                 $147
     112                          TI/LC                                                 $0                                   $0
     113                RE Tax, Insurance, CapEx                                        $0                                   $0
     114                    RE Tax, Insurance                                           $0                                   $0
     115                    RE Tax, Insurance                                           $0                                   $0
     116                           NAP                                                  $0                                   $0
     117                          TI/LC                                                 $0                                   $0
     118                           NAP                                                  $0                                   $0
     119                           NAP                                                  $0                                   $0
     120                          TI/LC                                                 $0                                   $0
     121                          TI/LC                                                 $0                                 $103
     122                           NAP                                                  $0                                   $0
     123                           NAP                                                  $0                                   $0
     124                           NAP                                                  $0                                   $0

                                                                   $684,046                              $87,639

--------------------------------------------------------------------------------------------------------------------------------
MORTGAGE       CURRENT CAPITAL EXPENDITURE               INITIAL TI/LC                MONTHLY TI/LC              CURRENT TI/LC
  LOAN NO.            ESCROW BALANCE(19)          ESCROW REQUIREMENT(20)       ESCROW REQUIREMENT(21)         ESCROW BALANCE(22)
--------------------------------------------------------------------------------------------------------------------------------

      1                              $0                              $0                           $0                         $0
      2                              $0                              $0                           $0                         $0
      3                              $0                              $0                           $0                         $0
      4                              $0                              $0                           $0                         $0
      5                              $0                              $0                           $0                         $0
      6                              $0                              $0                           $0                         $0
      7                              $0                              $0                           $0                         $0
      8                              $0                              $0                           $0                         $0
      9                              $0                              $0                           $0                         $0
     10                         $52,149                              $0                           $0                         $0
     11                         $80,669                         $43,333                      $43,333                 $1,999,316
     12                              $0                              $0                           $0                         $0
     13                         $81,705                      $4,250,000                      $46,498                 $4,340,023
     14                              $0                              $0                           $0                         $0
     15                         $43,768                              $0                           $0                         $0
     16                              $0                              $0                           $0                         $0
     17                              $0                              $0                           $0                         $0
     18                              $0                              $0                           $0                         $0
     19                              $0                          $2,500                       $2,500                         $0
     20                              $0                              $0                           $0                         $0
     21                              $0                        $800,000                           $0                   $800,050
     22                              $0                              $0                           $0                         $0
     23                              $0                              $0                           $0                         $0
     24                              $0                              $0                           $0                         $0

     25                         $18,324                              $0                           $0                         $0
     26                         $12,520                              $0                           $0                         $0
     27                         $12,288                              $0                           $0                         $0
     28                         $11,926                              $0                           $0                         $0
     29                          $8,293                              $0                           $0                         $0
     30                          $6,846                              $0                           $0                         $0
     31                          $4,972                              $0                           $0                         $0
     32                          $4,935                              $0                           $0                         $0
     33                              $0                              $0                           $0                         $0
     34                              $0                              $0                           $0                         $0
     35                              $0                              $0                           $0                         $0
     36                              $0                              $0                           $0                         $0
     37                              $0                              $0                       $1,000                         $0
     38                              $0                              $0                           $0                         $0
     39                              $0                              $0                           $0                         $0
     40                              $0                              $0                           $0                         $0
     41                          $1,681                          $3,333                       $3,333                    $10,003
     42                              $0                         $65,000                       $4,794                    $65,000
     43                              $0                              $0                       $1,000                     $1,000
     44                              $0                              $0                           $0                         $0
     45                              $0                              $0                           $0                         $0
     46                              $0                              $0                           $0                         $0
     47                          $9,762                              $0                           $0                         $0
     48                              $0                              $0                           $0                         $0
     49                              $0                              $0                           $0                         $0
     50                              $0                              $0                           $0                         $0
     51                              $0                          $4,333                       $4,333                    $13,013
     52                              $0                              $0                           $0                         $0
     53                              $0                              $0                           $0                         $0
     54                              $0                              $0                           $0                         $0
     55                          $4,840                              $0                           $0                         $0
     56                              $0                              $0                           $0                         $0
     57                              $0                              $0                           $0                         $0
     58                              $0                        $150,000                       $6,250                   $150,000
     59                              $0                              $0                           $0                         $0
     60                              $0                              $0                           $0                         $0
     61                              $0                              $0                       $3,500                     $3,500
     62                              $0                              $0                           $0                         $0
     63                              $0                              $0                           $0                         $0
     64                              $0                              $0                           $0                         $0
     65                              $0                              $0                           $0                         $0
     66                        $235,475                              $0                           $0                         $0
     67                         $70,103                              $0                       $3,225                     $6,453
     68                          $3,855                              $0                       $6,333                    $31,665
     69                              $0                              $0                           $0                         $0
     70                          $1,084                              $0                         $833                     $3,332
     71                              $0                        $250,000                           $0                   $250,000
     72                              $0                              $0                           $0                         $0
     73                              $0                              $0                       $1,667                         $0
     74                              $0                              $0                           $0                         $0
     75                              $0                              $0                           $0                         $0
     76                              $0                              $0                           $0                         $0
     77                              $0                              $0                           $0                         $0
     78                              $0                              $0                           $0                         $0
     79                              $0                              $0                       $5,108                         $0
     80                              $0                              $0                           $0                         $0
     81                              $0                              $0                       $2,700                         $0
     82                              $0                              $0                           $0                         $0
     83                              $0                              $0                           $0                         $0
     84                              $0                         $94,120                       $1,250                    $96,620
     85                              $0                         $60,000                           $0                    $60,000
     86                              $0                              $0                           $0                         $0
     87                              $0                              $0                           $0                         $0
     88                              $0                              $0                           $0                         $0
     89                              $0                              $0                       $1,981                         $0
     90                              $0                              $0                           $0                         $0
     91                              $0                              $0                           $0                         $0
     92                              $0                              $0                           $0                         $0

     93                         $23,105                              $0                           $0                         $0
     94                         $23,669                              $0                           $0                         $0
     95                              $0                              $0                           $0                         $0
     96                              $0                              $0                           $0                         $0
     97                              $0                              $0                       $1,381                         $0
     98                              $0                              $0                           $0                         $0
     99                              $0                         $50,000                       $3,150                    $50,013
     100                             $0                              $0                           $0                         $0
     101                             $0                              $0                           $0                         $0
     102                             $0                              $0                           $0                         $0
     103                             $0                        $100,000                       $1,023                   $101,028
     104                             $0                              $0                           $0                         $0
     105                             $0                         $60,000                           $0                    $60,000
     106                           $304                              $0                         $852                     $1,705
     107                             $0                              $0                           $0                         $0
     108                             $0                              $0                           $0                         $0
     109                             $0                              $0                           $0                         $0
     110                             $0                              $0                           $0                         $0
     111                           $733                              $0                         $625                     $3,125
     112                             $0                              $0                           $0                         $0
     113                             $0                              $0                       $4,930                         $0
     114                             $0                              $0                           $0                         $0
     115                             $0                              $0                           $0                         $0
     116                             $0                              $0                           $0                         $0
     117                             $0                              $0                           $0                         $0
     118                             $0                              $0                           $0                         $0
     119                             $0                              $0                           $0                         $0
     120                             $0                              $0                           $0                         $0
     121                             $0                              $0                         $396                         $0
     122                             $0                              $0                           $0                         $0
     123                             $0                         $60,000                       $2,050                    $76,400
     124                             $0                              $0                           $0                         $0

                               $713,007                      $5,992,620                     $154,044                 $8,122,246

---------------------------------------------------------------------------------------
                      ENVIRONMENTAL              INTEREST
  LOAN NO.              INSURANCE             ACCRUAL METHOD       SEASONING(23)
---------------------------------------------------------------------------------------

      1                     No                  Actual/360                    7
      2                     No                  Actual/360                    7
      3                     No                  Actual/360                    7
      4                     No                  Actual/360                    7
      5                     No                  Actual/360                    7
      6                     No                  Actual/360                    7
      7                     No                  Actual/360                    7
      8                     No                  Actual/360                    7
      9                     No                  Actual/360                    7
     10                     No                  Actual/360                    2
     11              Yes - Individual           Actual/360                    4
     12                     No                  Actual/360                    3
     13                     No                  Actual/360                    3
     14                     No                  Actual/360                    6
     15                     No                  Actual/360                    3
     16                     No                  Actual/360                    1
     17                     No                  Actual/360                    5
     18                     No                    30/360                      1
     19                     No                  Actual/360                    0
     20                     No                  Actual/360                    1
     21                     No                  Actual/360                    2
     22                     No                  Actual/360                    1
     23                     No                  Actual/360                    3
     24                     No                    30/360                      1

     25                     No                  Actual/360                    3
     26                     No                  Actual/360                    3
     27                     No                  Actual/360                    3
     28                     No                  Actual/360                    3
     29                     No                  Actual/360                    3
     30                     No                  Actual/360                    3
     31                     No                  Actual/360                    3
     32                     No                  Actual/360                    3
     33                     No                  Actual/360                    3
     34                     No                  Actual/360                    2
     35                     No                  Actual/360                   12
     36                     No                  Actual/360                    2
     37                     No                  Actual/360                    0
     38                     No                  Actual/360                    1
     39                     No                  Actual/360                    1
     40                     No                    30/360                      4
     41                     No                  Actual/360                    3
     42                     No                  Actual/360                    1
     43                     No                  Actual/360                    2
     44                     No                  Actual/360                    4
     45                     No                  Actual/360                    4
     46                     No                  Actual/360                    2
     47                     No                  Actual/360                    9
     48                     No                  Actual/360                    1
     49                     No                  Actual/360                    2
     50              Yes - Individual             30/360                      8
     51                     No                  Actual/360                    3
     52                     No                  Actual/360                    1
     53                     No                  Actual/360                    1
     54                     No                    30/360                      8
     55                     No                  Actual/360                    3
     56                     No                    30/360                      2
     57                     No                  Actual/360                    0
     58                     No                  Actual/360                    1
     59              Yes - Individual           Actual/360                    0
     60                     No                  Actual/360                    0
     61                     No                  Actual/360                    2
     62                     No                  Actual/360                    2
     63                     No                  Actual/360                    3
     64                     No                  Actual/360                    4
     65                     No                  Actual/360                    2
     66                     No                  Actual/360                    6
     67                     No                  Actual/360                    4
     68                     No                  Actual/360                    7
     69                     No                  Actual/360                    1
     70                     No                  Actual/360                    6
     71                     No                  Actual/360                    5
     72                     No                  Actual/360                    2
     73                     No                  Actual/360                    1
     74                     No                  Actual/360                    1
     75                     No                  Actual/360                    1
     76                     No                  Actual/360                    0
     77                Yes - Group              Actual/360                    1
     78                     No                  Actual/360                    1
     79                     No                  Actual/360                    2
     80                Yes - Group              Actual/360                    1
     81                Yes - Group              Actual/360                    2
     82                Yes - Group              Actual/360                    0
     83                     No                    30/360                      1
     84                     No                  Actual/360                    3
     85                     No                  Actual/360                    3
     86                Yes - Group              Actual/360                    0
     87                     No                  Actual/360                    2
     88                     No                    30/360                      1
     89                Yes - Group              Actual/360                    0
     90                Yes - Group              Actual/360                    1
     91                     No                  Actual/360                    2
     92                     No                  Actual/360                    1

     93                Yes - Group              Actual/360                    1
     94                Yes - Group              Actual/360                    1
     95                Yes - Group              Actual/360                    0
     96                     No                  Actual/360                    3
     97                     No                  Actual/360                    1
     98                Yes - Group              Actual/360                    1
     99                Yes - Group              Actual/360                    2
     100               Yes - Group              Actual/360                    1
     101               Yes - Group                30/360                      3
     102               Yes - Group              Actual/360                    1
     103               Yes - Group              Actual/360                    2
     104               Yes - Group              Actual/360                    1
     105                    No                  Actual/360                    3
     106                    No                  Actual/360                    4
     107               Yes - Group              Actual/360                    0
     108               Yes - Group              Actual/360                    2
     109               Yes - Group              Actual/360                    2
     110                    No                  Actual/360                    1
     111                    No                  Actual/360                    7
     112                    No                  Actual/360                    1
     113                    No                  Actual/360                    6
     114                    No                  Actual/360                    0
     115                    No                  Actual/360                    2
     116               Yes - Group              Actual/360                    0
     117                    No                  Actual/360                    1
     118                    No                  Actual/360                    2
     119                    No                    30/360                      3
     120               Yes - Group              Actual/360                    0
     121               Yes - Group                30/360                      1
     122                    No                    30/360                      3
     123               Yes - Group              Actual/360                   10
     124                    No                  Actual/360                    2

--------------------------------------------------------------------------------------------------------------------
                                  PREPAYMENT CODE(24)
MORTGAGE      ------------------------------------------------------------------       YM             ADMINISTRATIVE
LOAN NO.                LO         DEF    DEF/YM1.00       YM1.00           OPEN   FORMULA(25)         COST RATE(26)
--------------------------------------------------------------------------------------------------------------------

      1                  31          85                                       4                               3.26
      2                  31          85                                       4                               3.26
      3                  31          85                                       4                               3.26
      4                  31          85                                       4                               3.26
      5                  31          85                                       4                               3.26
      6                  31          85                                       4                               3.26
      7                  31          85                                       4                               3.26
      8                  31          85                                       4                               3.26
      9                  31          85                                       4                               3.26
     10                  26          93                                       1                               3.26
     11                  28                                   88              2        A                      3.26
     12                  27          56                                       1                               3.26
     13                  37          79                                       4                               3.26
     14                  30          86                                       4                               3.26
     15                  27                      89                           4        B                      3.26
     16                  25          94                                       1                               3.26
     17                  29          93                                       4                               3.26
     18                  35                                   23              2        C                      3.26
     19                  35          81                                       4                               3.26
     20                  25          91                                       4                               3.26
     21                  35          81                                       4                               3.26
     22                  35          81                                       4                               3.26
     23                  35          80                                       5                               3.26
     24                  35                                   23              2        C                      3.26

     25                  27          89                                       4                               3.26
     26                  27          89                                       4                               3.26
     27                  27          89                                       4                               3.26
     28                  27          89                                       4                               3.26
     29                  27          89                                       4                               3.26
     30                  27          89                                       4                               3.26
     31                  27          89                                       4                               3.26
     32                  27          89                                       4                               3.26
     33                  35          81                                       4                               3.26
     34                  26                                   90              4        D                      3.26
     35                  36                                   92              4        D                      3.26
     36                  26                                   90              4        D                      3.26
     37                  24          92                                       4                               3.26
     38                  47                                   70              3        E                      9.26
     39                  25          93                                       2                               3.26
     40                  35                                   47              2        C                      3.26
     41                  27          91                                       2                               3.26
     42                  25          91                                       4                               3.26
     43                  14                                  102              4        D                      3.26
     44                  28          88                                       4                               3.26
     45                  28          88                                       4                               3.26
     46                  26          90                                       4                               3.26
     47                  33          83                                       4                               3.26
     48                  25          82                                      13                               3.26
     49                  26                                  126              4        D                      3.26
     50                  35                                   23              2        C                      3.26
     51                  48          71                                       1                               3.26
     52                  25          91                                       4                               3.26
     53                  25         211                                       4                               3.26
     54                  35                                   47              2        C                      3.26
     55                  27          92                                       1                               3.26
     56                  36                                   40              2        C                      3.26
     57                  35                      81                           4        F                      3.26
     58                  35          81                                       4                               3.26
     59                  41                                   39              4        G                      3.26
     60                  35          81                                       4                               3.26
     61                  26          90                                       4                               3.26
     62                  26          90                                       4                               3.26
     63                  27          89                                       4                               3.26
     64                  28          91                                       1                               9.26
     65                  35          81                                       4                               3.26
     66                  35          83                                       2                               3.26
     67                  28          88                                       4                               3.26
     68                  31          85                                       4                               3.26
     69                  35                      21                           4        F                      3.26
     70                  30          86                                       4                               3.26
     71                  29          87                                       4                               3.26
     72                  35          81                                       4                               7.26
     73                  25          91                                       4                               3.26
     74                  25          91                                       4                               3.26
     75                  35                      21                           4        F                      3.26
     76                  35          81                                       4                               8.26
     77                  35          81                                       4                               5.26
     78                  25         211                                       4                               3.26
     79                  35         201                                       4                               8.26
     80                  35                      21                           4        F                      3.26
     81                  35          81                                       4                               3.26
     82                  35                      81                           4        F                      5.26
     83                  25                                  175              4        D                      3.26
     84                  60                                   56              4        D                      3.26
     85                  35                     141                           4        F                      5.26
     86                  35                      81                           4        F                      5.26
     87                  26          90                                       4                               3.26
     88                  35                                   23              2        C                      3.26
     89                  35          81                                       4                               3.26
     90                  35                      81                           4        F                      8.26
     91                  26                                   87              7        D                      3.26
     92                  25          91                                       4                               3.26

     93                  35          81                                       4                               3.26
     94                  35          81                                       4                               3.26
     95                  35                      81                           4        F                      5.26
     96                  35          81                                       4                               5.26
     97                  35          78                                       7                               8.26
     98                  35                     141                           4        F                     12.26
     99                  35                      81                           4        F                      5.26
     100                 35          81                                       4                               5.26
     101                 35                     141                           4        F                     14.26
     102                 35                      81                           4        F                      7.26
     103                 35                      81                           4        F                      7.26
     104                 35                      81                           4        F                     14.26
     105                  0                                  104              4        D                      3.26
     106                 28          88                                       4                               3.26
     107                 35                      81                           4        F                      9.26
     108                 35                      81                           4        F                     14.26
     109                 35          81                                       4                               9.26
     110                  0                                  176              4        D                      3.26
     111                 31          85                                       4                              10.26
     112                 35                      81                           4        F                     11.26
     113                 30          86                                       4                               3.26
     114                 35         201                                       4                              11.26
     115                 35          81                                       4                              11.26
     116                 35                      81                           4        F                     11.26
     117                 25                                   91              4        D                      3.26
     118                 26         150                                       4                               3.26
     119                 27                                   89              4        D                      3.26
     120                 35                      81                           4        F                     13.26
     121                 35                      83                           2        F                      9.26
     122                 35                     141                           4        F                     15.26
     123                 35                      81                           4        F                      3.26
     124                 26          90                                       4                               3.26

                                                                                               3.768

FOOTNOTES TO APPENDIX II

1    "BSCMI," "MSMC," "WFB," and "PCF" denote, Bear Stearns Commercial Mortgage,
     Inc., Morgan Stanley Mortgage Capital Inc., Wells Fargo Bank, National
     Association, and Principal Commercial Funding, LLC, respectively, as
     Sellers.

     With respect to Mortgage Loan No. 10, Waikele Center, Notes A-1, A-2, A-3
     and A-4, the Waikele Center Pari Passu Loan, and Notes A-5, A-6, A-7 and
     A-8, the Waikele Center Companion Loan, were co-originated by BSCMI and
     WFB.

2    The following loan pools represent multiple properties securing a single mortgage loan, and are designated by Roman Numeral coding: Mortgage Loan
     Nos. 1-6, 7-8, 25-32 and 93-94. For the purpose of the statistical information set forth in this Prospectus Supplement as to such mortgage loans, a portion of the aggregate Cut-off Date Balance has been allocated to each mortgaged property based on the respective appraised values and/or
     Underwritable Cash Flows. The following loan pools represent cross-collateralized/crossed-defaulted properties securing multiple mortgage loans and are designated by identical alphabetical coding:
     Mortgage Loan Nos. 1-9. For the purpose of the statistical information set forth in this Prospectus Supplement as to such
     single-loan/multiple-property and crossed-collateralized/crossed-defaulted loan pools, certain credit statistics, including NOI DSCR, NCF DSCR, NCF
     Post IO Period DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date Balance
     per Unit or SF, are calculated on an aggregate basis.

3    Certain of the mortgage loans that are secured by retail properties include in-line and/or anchor tenant ground lease parcels in the calculation of the total square footage of the property.

     With respect to Mortgage Loan No. 76, Richmond Bay Marina, the unit of measure disclosed represents the cumulative total lineal feet of all boat slips on the mortgaged property.

4    In general for each mortgaged property, "Percent Leased" was determined based on a rent roll or lease verification letter provided by the borrower.
     "Percent Leased as of Date" indicates the date as of which "Percent Leased"
     was determined based on such information.

     With respect to Mortgage Loan No. 55, Welk Studios, the property is operated as a sound stage and film production studio and is typically leased to various tenants on a short term contractual basis. Average annual occupancy for YE 2004 was approximately 75.0% as calculated by dividing the total number of leased months by 12.

5    With respect to Mortgage Loan No. 15, Simsbury Commons, a portion of the property is subject to a ground lease. However, the respective ground lessors have encumbered/subordinated their interest in the mortgaged property to the lien of the leasehold mortgage such that upon foreclosure, the lease is extinguished. As such, the loan is disclosed as a fee loan.

     With respect to Mortgage Loan No. 17, 101 Ash Street, the property is subject to a ground lease. However, the ground lessor has encumbered its interest in the mortgaged property to the lien of the leasehold mortgage such that upon foreclosure, the lease is extinguished. As such, the loan is disclosed as a fee loan.

     With respect to Mortgage Loan No. 22, 433 N. Camden Drive, the property is subject to a ground lease. However, the ground lessor has encumbered its interest in the mortgaged property to the lien of the leasehold mortgage such that upon foreclosure, the lease is extinguished. As such, the loan is disclosed as a fee loan.

6    The Cut-off Date is January 1, 2005 for any mortgage loan that has a due date on the first day of each month. For purposes of the information contained in this Prospectus Supplement, we present the loans as if scheduled payments due in January 2005 were due on January 1, 2005, not the actual day on which such scheduled payments were due. The mortgage loans generally have a due date on the 1st of the month, except for Mortgage Loan
     No. 105, 6400 Broadway Warehouse Distribution Center, and Mortgage Loan No.
     118, 18114 East Valley Highway, which are due on the 3rd of the month,
     Mortgage Loan No. 37, The Plaza at Windward, and Mortgage Loan No. 61, 10
     Clifton Boulevard, which are due on the 5th of the month, Mortgage Loan
     Nos. 1-9, Wells REF Portfolio, which is due on the 7th of the month, and
     Mortgage Loan No. 12, Alhambra Office Complex, Mortgage Loan No. 14, Towers
     Crescent, Mortgage Loan No. 17, 101 Ash Street and Mortgage Loan No. 67,
     Elkhorn Valley Plaza which are due on the 8th of the month.

                                      II-1

     With respect to Mortgage Loan Nos. 1-9, (referred to herein as the "Wells
     REF Portfolio Loan" and the "Wells REF Portfolio Pari Passu Loan"), the
     loan is comprised of several notes with an aggregate balance of $80,000,000 that are secured by the mortgaged properties on a pari passu basis with several other notes (together, the "Wells REF Portfolio Companion Loan")
     that are not included in the Trust. The Wells REF Portfolio Companion Loan
     had an outstanding principal balance as of the cut-off date of
     $270,000,000. $125,000,000 of that amount was securitized in the MSMC
     2004-HQ4 transaction and the remainder is currently held by MSMC. The Wells
     REF Portfolio Companion Loan has the same interest rate, maturity date and amortization term as the Wells REF Portfolio Pari Passu Loan. For purposes of the information presented in this Prospectus Supplement with respect to the Wells REF Portfolio Loan, the Underwritable NOI, Underwritable Cash
     Flow, NOI DSCR, NCF DSCR, NCF Post IO Period DSCR, Cut-off Date LTV,
     Balloon LTV and Cut-off Date Balance per Unit or SF reflect the aggregate indebtedness evidenced by the Wells REF Portfolio Pari Passu Loan and the
     Wells REF Portfolio Companion Loan.

     With respect to Mortgage Loan No. 10, (referred to herein as the "Waikele
     Center Pari Passu Loan"), such loan is comprised of four A Notes (Notes
     A-1, A-2, A-3 and A-4 described below) that are secured by the mortgaged property on a pari passu basis with four notes (Notes A-5, A-6, A-7 and A-8 described below, together the "Waikele Center Companion Loan") that are not included in the Trust. The Waikele Center A Notes had original principal balances as follows: Note A-1, $30,721,845; Note A-2, $30,721,845; Note
     A-3, $7,970,655; Note A-4, $7,970,655; Note A-5, $25,136,055; Note A-6,
     $25,136,055; Note A-7, $6,521,445; Note A-8, $6,521,445. Notes A-5 and A-7
     are currently being held by BSCMI and Notes A-6 and A-8 are currently being held by WFB. Notes A-1, A-2, A-3 and A-4 are included in the Trust. The
     Waikele Center Companion Loan has the same interest rate, maturity date and amortization term as the Waikele Center Pari Passu Loan. For purposes of the information presented in this Prospectus Supplement with respect to the
     Waikele Center Pari Passu Loan, the Underwritable NOI, Underwritable Cash
     Flow, NOI DSCR, NCF DSCR, NCF Post IO Period DSCR, Cut-off Date LTV,
     Balloon LTV and Cut-off Date Balance per Unit or SF reflect the total aggregate indebtedness evidenced by the Waikele Center Pari Passu Loan and the Waikele Center Companion Loan.

     With respect to Mortgage Loan No. 19, Mason Devonshire Plaza, the loan also secures a $660,000 B Note held by CBA-Mezzanine Capital Finance, LLC bearing interest at 12.75% for a term of 10 years. The B Note, and the right of the holder of the B Note to receive payments, is junior and subordinate to the A Note and the right of the holder of the A Note.

     With respect to Mortgage Loan No. 40, Kohl's Stoughton, the borrower has incurred a second lien loan in the amount of $2,300,000, which is currently held by BSCMI.

     With respect to Mortgage Loan No. 15, Simsbury Commons, the borrower may incur additional secured debt subject to restrictions and subordination as detailed in the loan documents including but not limited to: (i) there is no event of default, (ii) the combined LTV is less than 75%, and (iii) the combined DSCR is greater than 1.75x.

     With respect to Mortgage Loan No. 101, Crossroads Plaza, the one-time right for future secured subordinate debt will be permitted subject to various conditions including; (i) the amount will not result in an aggregate LTV greater than 70% and DSCR less than 1.28x on a 10% loan constant, (ii)
     rating agency confirmation that such subordinate debt will not result in downgrade, withdrawal or modification of ratings for related securities. If the borrower does not exercise the option for future secured subordinate debt, the lender agrees to the one-time right to incur future mezzanine debt subject to various conditions including: (i) the amount will not result in an aggregate LTV greater than 70% and DSCR less than 1.28x on a
     10% loan constant, (ii) lender's acceptance of mezzanine lender, (iii)
     mezzanine lender will be subject to an intercreditor agreement and (iv)
     rating agency confirmation that such mezzanine loan will not result in downgrade, withdrawal or modification of ratings for related securities.

     With respect to Mortgage Loan No. 14, Towers Crescent, future mezzanine debt is permitted subject to various conditions including the amount will not result in an aggregate LTV greater than 55% and DSCR less than 1.35x.

     With respect to Mortgage Loan No. 21, Euclid Business Center, future mezzanine debt is permitted subject to various conditions including: (i)
     the amount will not result in an aggregate LTV greater than 80% and DSCR less than 1.30x, (ii) lender's acceptance of mezzanine lender, (iii)
     mezzanine lender will be subject to an intercreditor agreement, (iv) rating agency confirmation that such mezzanine loan will not result in downgrade, withdrawal or modification of ratings for related securities and (v)
     lockbox agreement also required contemporaneously with execution of mezzanine loan documents.

                                      II-2

     With respect to Mortgage Loan No. 36, River Place, future mezzanine debt is permitted subject to various conditions including; (i) the amount will not result in an aggregate LTV greater than 85% and DSCR less than 1.25; and
     (ii) the lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with mezzanine lender.

     With respect to Mortgage Loan No. 39, Mitchellville Plaza, future unsecured subordinate debt will be permitted subject to various conditions including:
     (i) if the aggregate LTV is not greater than 55%, no prior lender approval is required, but holder cannot have rights to control borrower and shall have entered into satisfactory subordination agreement and (ii) if the aggregate LTV is between 56% and 70%, lender's prior approval must be obtained and is conditioned upon holder's not having rights to control borrower, satisfactory subordination agreement, and holder's being an affiliate or qualified transferee.

     With respect to Mortgage Loan No. 42, Davie Square Shopping Center, future mezzanine debt is permitted subject to various conditions including the amount will not result in an aggregate LTV greater than 75% and DSCR less than 1.25x.

     With respect to Mortgage Loan No. 44, Bon Aire Apartments, future mezzanine debt is permitted subject to various conditions including the amount will not result in an aggregate LTV greater than 55%.

     With respect to Mortgage Loan No. 52, Hampton Inn Augusta, upon a property sale, future mezzanine debt is permitted subject to various conditions including the amount will not result in an aggregate LTV greater than 75%.

     With respect to Mortgage Loan No. 62, Exchange Place - San Bernardino, upon a property sale, future mezzanine debt is permitted subject to various conditions including the amount will not result in an aggregate LTV greater than 75%.

     With respect to Mortgage Loan No. 99, Towers of Lakeway Office Building,
     future mezzanine debt is permitted subject to various conditions including:
     (i) the amount will not result in an aggregate LTV greater than 65% and
     DSCR less than 1.10x, (ii) lender's acceptance of mezzanine lender, (iii)
     mezzanine lender will be subject to an intercreditor agreement and (iv)
     rating agency confirmation that such mezzanine loan will not result in downgrade, withdrawal or modification of ratings for related securities.

     With respect to Mortgage Loan Nos. 1-9, Wells REF Portfolio, any property
     (except Independence Square One Property or Independence Square Two
     Property) may be released through a partial defeasance of the Wells REF
     Portfolio Loan in an amount equal to 120% of the allocated loan amount of the Wells REF Portfolio Property to be released provided (i) no event of default is then occurring and (ii) the debt service coverage ratio (based on underwritten net cash flow and a 9.0% loan constant) immediately following the release must be at least equal to the greater of the debt service coverage ratio immediately prior to release and 1.65x.

     With respect to Mortgage Loan Nos. 1-9, Wells REF Portfolio, from and after the second anniversary of the final securitization of the Wells REF
     Portfolio Companion Loans, the borrower may substitute one or more of the mortgaged properties (other than the properties known as Independence
     Square One and Independence Square Two), that in aggregate, represent up to
     30% of the principal amount of the Wells REF Portfolio, with substantially similar office propert(y)(ies), provided that, among other things, (i) the lender has received confirmation from the rating agencies that the substitution will not result in a downgrade of the certificates, (ii) the debt service coverage ratio after substitution is not less than the greater of (a) debt service coverage ratio as of the date immediately preceding the substitution or (b) 1.65x, (iii) the historic cash flow of the replacement property does not show a successive decrease over the three immediately preceding years, (iv) the appraised value of the replacement property may be no less than the value of the released property as of the closing date and (v) no substitution may occur after May 21, 2012.

     With respect to Mortgage Loan No. 15, Simsbury Commons, the borrower may cause the release of a portion of the collateral provided that, among other conditions as set forth in the loan documents, the borrower defeases or prepays with the applicable yield maintenance premium, either 110% or 115%
     of the allocated loan amount, as applicable, a minimum DSCR of 1.75x and a loan to value that is the lesser of (i) the LTV as of the closing date and
     (ii) the LTV immediately prior to release as reasonably determined by lender are maintained.

     With respect to Mortgage Loan No. 51, Carmike Bradenton, upon compliance with certain conditions in the loan documents, the borrower is entitled to have the lender release a certain outparcel of vacant land.

                                      II-3

     With respect to Mortgage Loan No. 79, Creekbridge Office Center, the
     borrower is permitted to obtain a release of a specific non-income producing unimproved parcel subject to, among other conditions, the ratio of parking spaces on the remaining property to net rentable area of the remaining area ("NRA") shall not be less than 3.46:1,000 sf of the NRA.

     With respect to Mortgage Loan No. 99, Towers of Lakeway Office Building,
     the borrower is permitted to obtain a release of a specific parcel subject to, among other conditions, the residual value of the mortgaged property after said release is no greater than a 70% LTV.

     With respect to Mortgage Loan No. 113, Lancaster Marketplace, the borrower may obtain release of up to 5,600 SF of property improvements and up to
     12,035 SF of land to facilitate the sale or rental of a certain portion of the related shopping center. Such release is conditioned upon maintenance of a minimum 2.25x DSCR.

7    The "Grace Period" shown is grace period to charge late interest.

8    The "Original Amort. Term" shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note.
     Due to the Actual/360 interest calculation methodology applied to most mortgage loans, the actual amortization to a zero balance for such loans will be longer.

9    The indicated NOI DSCR and NCF DSCR reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

10   The indicated NCF Post IO Period DSCR reflects scheduled payments after any applicable partial interest only periods.

11   "Valuation Date" refers to the date as of which the related appraised value applies (also known as the "value as-of date").

12   "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the mortgaged property, "Second
     Largest Tenant" refers to the tenant that represents the second greatest percentage of the total square footage and "Third Largest Tenant" refers to the tenant that represents the third greatest percentage of the total square footage at the mortgaged property. In certain cases, the data for tenants occupying multiple spaces include square footage only from the primary spaces sharing the same expiration date, and may not include minor spaces with different expiration dates.

     With respect to Mortgage Loan No. 74, 3700 West 10th Street, Walgreen Co.
     has a 75 year lease, but has an option to terminate lease at the end of years 25, 30, 35, 40, 45, 50, 55, 60, 65 and 70 with 6 months notice.

     With respect to Mortgage Loan No. 92, 4175 Wildcat Reserve Parkway,
     Walgreen Co. has a 75 year lease, but has an option to terminate lease at the end of years 25, 30, 35, 40, 45, 50, 55, 60, 65 and 70 with 6 months notice.

13   For "Capital Expenditure Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

14   For "TI/LC Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances the amount of the escrow may be capped or collected only for certain periods of time and/or may not be replenished after a release of funds. The weighted average percentage of mortgage loans disclosed as having TI/LC cash or letter of credit balances in place considers only mortgage loans on commercial-type properties, excluding hospitality, multifamily, manufactured housing community, self storage and certain other mortgaged properties.

15   "Other Escrow Description" indicates any other types of escrow required, or in certain cases letters of credit required, other than Insurance, Tax,
     Capital Expenditure and TI/LC. In certain cases, the letter of credit may represent additional security from a tenant, and may therefore be relinquished when such tenant leaves the property at lease expiration.

16   "Springing Escrow Description" indicates the type of escrow required to be funded in the future and/or upon the occurrence of certain future events as outlined in the respective loan documents.

                                      II-4

17   "Initial Capital Expenditure Escrow Requirement" indicates the amount designated for Capital Expenditure Escrow, or in certain cases the letter of credit, that was deposited at loan closing.

18   "Monthly Capital Expenditure Escrow Requirement" indicates the monthly amount designated for Capital Expenditure Escrow in the loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

19   "Current Capital Expenditure Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the November, 2004 due dates for the MSMC and WFB- originated mortgage loans, and as of the
     December, 2004 due dates for the BSCMI and PCF- originated loans.

20   "Initial TI/LC Escrow Requirement" indicates the amount designated for
     Tenant Improvements and Leasing Commissions Escrow or in certain cases the letter of credit that was deposited at loan closing.

21   "Monthly TI/LC Escrow Requirement" indicates the monthly amount designated for Tenant Improvements and Leasing Commissions Escrow in the loan documents for such mortgage loan. In certain instances, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

22   "Current TI/LC Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the November, 2004 due dates for the
     MSMC and WFB- originated mortgage loans, and as of the December, 2004 due dates for the BSCMI and PCF- originated loans.

23   "Seasoning" represents the number of payments elapsed from the earlier of the "First Payment Date (P&I)" or "First Payment Date (IO)" to the Cut-off
     Date.

24   The "Prepayment Code" includes the number of loan payments from the first
     Due Date to the stated maturity. "LO" represents the lockout period. "DEF"
     represents defeasance. "DEF/YM1.00" represents either defeasance or the greater of yield maintenance and 1.00%, generally at the option of the borrower. "YM1.00" represents the greater of yield maintenance and 1.00%.
     "Open" represents the number of payments, including the maturity date, at which principal prepayments are permitted without payment of a prepayment premium. For each mortgage loan, the number set forth under a category of
     "Prepayment Code" represents the number of payments in the Original Term to
     Maturity for which such provision applies. See Footnotes 25 and 27 for additional prepayment information.

     With respect to Mortgage Loan No. 1-9, Wells REF Portfolio, it has been assumed the final securitization of the Wells REF Portfolio Companion Loan will occur on March 1, 2005.

     With respect to Mortgage Loan No. 35, Dick's Sporting Goods, has a lockout to prepayment through 12/31/2009. However, in the event that the single tenant vacates the space and the building remains vacant for 2 years, the developer may exercise an option to purchase the building and pay the loan off at the lesser of the amount due plus a prepayment premium or a
     'Recapture Price'.

25   Mortgage loans with associated Yield Maintenance prepayment premiums are categorized according to unique Yield Maintenance formulas. There are 7 different Yield Maintenance formulas represented by the loans in the subject mortgage loan pool. The different formulas are referenced by the letters "A", "B", "C", "D", "E", "F" and "G". Any exceptions to these formulas are shown below such formulas. Summaries of the 7 formulas are listed beginning on page II-[ ].

26   The "Administrative Cost Rate" indicated for each mortgage loan will be calculated based on the same interest accrual method applicable to each mortgage loan.

                                      II-5

  27    Each of the following mortgage loans is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The release conditions are referenced by numbers
        1-4, which are summarized immediately below the table. The amount of the holdback was escrowed, or the letter of credit was established, for each mortgage loan at closing. Many of the loans with reserves and reserve agreements in place permit or require the amount in the reserve (or proceeds of the letter of credit) to be applied to outstanding loan amounts in the event of a default. The mortgage loans referenced in this paragraph do not include all such loans, but rather only those loans which permit or require the application of the reserve (or proceeds of the letter of credit) to the balance of the mortgage loan if the mortgaged property does not achieve a specified level of financial performance in accordance with the terms of the respective reserve agreements. Although generally the mortgage loans prohibit voluntary partial prepayment, the following mortgage loans may require partial prepayments:

  Mtg.                                     Escrow or LOC       Escrowed Holdback                             Prepayment
  Loan                                        Release         or Letter of Credit       Outside Date           Premium
  No.         Property Name                  Conditions          Initial Amount         for Release          Provisions
----------------------------------------------------------------------------------------------------------------------------

   19      Mason Devonshire Plaza                 1               $450,000              12/1/2005         Yield Maintenance

   63      Rockfield Showplace                    2               $200,000                 (1)            Yield Maintenance

   71      Quarry Creek Shopping Center           3               $250,000               2/1/2005         Yield Maintenance

   124     519 Johnson Avenue                     4                $83,000              6/15/2005         Yield Maintenance

(1) In the event that a remediation plan is required by the California Regional
Water Quality Control Board, the borrower has a 12 month period to comply.

        All yield maintenance premiums indicated above are to be paid by the borrower.

                                      II-6

RELEASE CONDITIONS

1.   Borrower furnishes to lender fully executed lease(s) acceptable to lender demising that portion of the property consisting of 1,225 sf that is unoccupied as of the effective date ("Vacant Space") containing terms acceptable to lender; an estoppel certificate from each tenant demising the
     Vacant Space indicating, among other things, that such tenant is operating its business and paying its rent under its respective lease, and that all leasing costs, if any, have been paid; no default shall have occurred and be continuing; each tenant at the property shall be open for business in accordance with the terms of its respective lease, and upon lender's request, delivery to lender of a certificate from borrower certifying the same, and delivery to lender of evidence satisfactory to lender in its discretion that the debt service coverage ratio from the property calculated as of the date of the request for disbursement is not less than
     (i) 1.20x, and (ii) 0.83x using a 10% loan constant on the outstanding principal balance of this Note rather than the debt service.

2.   Borrower furnishes to lender written disbursement request and a No Further
     Action Letter from the California Regional Water Quality Board in form and substance acceptable to lender. In the event that the California Regional
     Water Quality Control Board requires a remediation plan for any form of clean up by borrower, the lender will require evidence that the borrower has established and/or completed an acceptable remediation plan, written evidence of approval of the remediation plan by the California Regional
     Water Quality Control Board and a copy of the approved remediation plan submitted to lender and lender's consultant.

3.   Borrower furnishes to lender written disbursement request; lien waivers;
     title endorsement; evidence that the work has been completed in accordance with all permits, bonds, licenses and approvals required by law; a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs or a copy of the construction contract and any change orders; fully executed lease(s) or fully executed amendments extending term expirations of previously approved existing leases; lessee's estoppel certificate, including among other things, the lessee's occupancy, unconditional acceptance of the improvements, the expiration of all rental deferrals, lease commencement and termination dates, amount of base rent, acknowledgment that tenant allowances have been paid in full for
     Blockbuster and Jamba Juice estoppels and a certificate of occupancy. In addition, the lender has inspected or waived right to inspection and the borrower will furnish the agreement with the broker/agent and an estoppel certificate(s) for Leasing Commissions.

4.   Borrower furnishes to lender written disbursement request; lien waivers;
     title endorsement; evidence that the work has been completed in accordance with all permits, bonds, licenses and approvals required by law; and a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs or a copy of the construction contract and any change orders. In addition, the lender has inspected or waived right to inspection.

                                      II-7

YIELD MAINTENANCE FORMULAS

A        Except as otherwise provided herein, borrower shall not have the right to prepay the Loan in whole or in part prior to the Maturity Date.
     Following the Permitted Release Date, borrower shall have the right, provided borrower has given lender prior written notice in accordance with the terms of this Agreement, to prepay the unpaid principal balance of the
     Note in whole, but not in part, by paying, together with the amount to be prepaid, (a) interest accrued and unpaid on the portion of the principal balance of the Note being prepaid to and including the date of prepayment,
     (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under the Note, the Mortgage and the other Loan Documents, and (d) a prepayment consideration (the
     "Prepayment Consideration") equal to the greater of one percent (1%) of the principal balance of the Note being prepaid and the excess, if any, of (A)
     the sum of the present value of all then-scheduled payments of principal and interest under the Note including, but not limited to, principal and interest on the Maturity Date (with each such payment discounted to its present value at the first day of the month immediately succeeding the date of prepayment (or if the date of prepayment is the first of the month, at the date of prepayment) at the rate which, when compounded monthly, is equivalent to the Prepayment Rate), over (B) the principal amount of the
     Note being prepaid. Lender shall notify borrower of the amount and the basis of determination of the required Prepayment Consideration.

         Borrower's right to prepay the principal balance of the Loan shall be subject to (i) borrower's submission of a notice to lender setting forth the projected date of prepayment, which date shall be no less than thirty
     (30) or more than sixty (60) days from the date of such notice, (ii)
     borrower's actual payment to lender of the amount to be prepaid as set forth in such notice on the projected date set forth in such notice and
     (iii) borrower's actual payment of the Prepayment Consideration.

                                      II-8

B        Provided no Event of Default shall have occurred, borrower shall have the right on any Payment Date from and after the Prepayment Lockout
     Expiration Date and prior to the Optional Prepayment Date to prepay the
     Debt in whole (or a portion thereof as permitted by the Loan Agreement)
     upon not less than thirty (30) days prior written notice to lender specifying the Payment Date on which prepayment is to be made (a
     "Prepayment Date") upon payment of an amount equal to the Yield Maintenance
     Premium. Lender shall notify borrower of the amount and the basis of determination of the required prepayment consideration. If any notice of prepayment is given, the Debt shall be due and payable on the Prepayment
     Date. Lender shall not be obligated to accept any prepayment of the Debt unless it is accompanied by the prepayment consideration due in connection therewith. If for any reason borrower prepays the Loan on a date other than a Payment Date, borrower shall pay lender, in addition to the Debt, all interest which would have accrued on the amount of the Loan through and including the Payment Date next occurring following the date of such prepayment.

         "Yield Maintenance Premium" shall mean an amount equal to the greater of (a) one percent (1%) of the outstanding principal of the Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the Note assuming that all outstanding principal and interest on the
     Loan is paid on Optional Prepayment Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment
     Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a
     Payment Date), over (ii) the principal amount being prepaid.

                                      II-9

C        Except as otherwise provided herein, borrower shall not have the right to prepay the Loan(1) in whole or in part prior to the Permitted Prepayment
     Date. On(2) or after(3) the Permitted Prepayment Date, borrower may,(4)
     provided it has given lender prior written notice in accordance with the terms of this Agreement, prepay the unpaid principal balance of the Loan(5)
     in whole, but not in part, by paying, together with the amount to be prepaid, (i) interest accrued and unpaid on the outstanding principal balance of the Loan(6) being prepaid to and including the date of prepayment, (ii) unless prepayment is tendered on a Payment Date, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the next Payment Date had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (iii) all other sums then due under this
     Agreement, the Note, the Mortgage and the other Loan Documents, and (iv) if prepayment occurs prior to the Payment Date which is one month prior to the
     Maturity Date(7), a prepayment consideration (the "Prepayment
     Consideration") equal to the greater of (A) one percent (1%) of the outstanding principal balance of the Loan(8) being prepaid or (B) the excess, if any, of (1) the sum of the present values of all then-scheduled payments of principal and interest under this Agreement including, but not limited to, principal and interest on the Maturity Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate), over (2) the outstanding principal amount of the Loan(9). Lender shall notify borrower of the amount and the basis of determination of the required prepayment consideration.

         "Prepayment Rate" shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the
     Prepayment Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The
     Wall Street Journal as of the date of the related tender of the payment. If more than one issue of United States Treasury Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United States Treasury Security most recently issued as of such date. If the publication of the Prepayment Rate in The Wall Street
     Journal is discontinued, lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15(519), Selected Interest Rates," or any
     successor publication, published by the Board of Governors of the Federal
     Reserve System, or on the basis of such other publication or statistical guide as lender may reasonably select.

     "Prepayment Rate Determination Date" shall mean the date which is five (5)
     Business Days prior to the prepayment date.

                                     II-10

--------------------------------------------------------------------------------
     NOTES:

     (1)  With respect to Mortgage Loan Nos. 40, 50 and 54, Kohl's Stoughton,
          BJ's Shopping Center and Golfsmith Center, delete "the loan" and insert "Note A".

     (2)  With respect to Mortgage Loan Nos. 40, 50 and 54, Kohl's Stoughton,
          BJ's Shopping Center and Golfsmith Center, delete "On" and insert
          "Unless and until Note B is subjected to an intercreditor agreement pursuant to loan agreement, which agreement prohibits prepayments of
          Note B, borrower may prepay Note B in whole".

     (3)  With respect to Mortgage Loan Nos. 40, 50 and 54, Kohl's Stoughton,
          BJ's Shopping Center and Golfsmith Center, delete "after" and insert
          "in part at any time without payment of any prepayment premium or other consideration other than Breakage Costs. After".

     (4)  With respect to Mortgage Loan Nos. 40, 50 and 54, Kohl's Stoughton,
          BJ's Shopping Center and Golfsmith Center, insert "provided Note B has been repaid in full, and further".

     (5)  With respect to Mortgage Loan Nos. 40, 50 and 54, Kohl's Stoughton,
          BJ's Shopping Center and Golfsmith Center, delete "the loan" and insert "Note A".

     (6)  With respect to Mortgage Loan Nos. 40, 50 and 54, Kohl's Stoughton,
          BJ's Shopping Center and Golfsmith Center, delete "the loan" and insert "Note A".

     (7)  With respect to Mortgage Loan Nos. 40, 50 and 54, Kohl's Stoughton,
          BJ's Shopping Center and Golfsmith Center, delete the statement "if prepayment occurs prior to the Payment Date which is one month prior to the Maturity Date".

     (8)  With respect to Mortgage Loan Nos. 40, 50 and 54, Kohl's Stoughton,
          BJ's Shopping Center and Golfsmith Center, delete "the loan" and insert "Note A".

     (9)  With respect to Mortgage Loan Nos. 40, 50 and 54, Kohl's Stoughton,
          BJ's Shopping Center and Golfsmith Center, delete "the loan" and insert "Note A".

     Applies to International Plaza, Southampton Village, Alzalea Square, Lake
     Mary Point, Golf Smith , BJ's and Kohl's
--------------------------------------------------------------------------------

                                     II-11

D
     Loan Prepayment

     The Make Whole Premium shall be the greater of one percent (1%) of the outstanding principal amount of the loan or a premium calculated as provided in subparagraphs (1)-(3) below:

               (1)  Determine the "Reinvestment Yield." The Reinvestment Yield
                    will be equal to the yield on the (1) applicable *U.S.
                    Treasury Issue ("Primary Issue") published one week prior to the date of prepayment and converted to an equivalent
                    monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, the lender shall choose a comparable Treasury
                    Bond, Note or Bill ("Secondary Issue") which the lender
                    reasonably deems to be similar to the Primary Issue's
                    characteristics (i.e., rate, remaining time to maturity,
                    yield).

               *(2) At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, lender shall select in its sole and absolute discretion a U.S. Treasury
                    Issue with similar remaining time to maturity as the Note.

               (2)  Calculate the "Present Value of the Loan." The Present Value
                    of the Loan is the present value of the payments to be made in accordance with the Note (all installment payments and
                    any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date.

               (3)  Subtract the amount of the prepaid proceeds from the Present
                    Value of the Loan as of the date of prepayment. Any
                    resulting positive differential shall be the premium.

     Notwithstanding anything in the above to the contrary, during the last (3)
     90 days prior to the Maturity Date (4), the Make Whole Premium shall not be subject to the one percent (1%) minimum and shall be calculated only as provided in (1) through (3) above.

     Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note until the date which is (5)
     three (3) months prior to the Maturity Date. From and after such date, provided there is no Event of Default, the principal balance of the Note may be prepaid, at par, in whole but not in part, upon: (a) not less than
     15 days prior written notice to lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless borrower pays to lender all interest that would have accrued for the entire month in which the Note is prepaid absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, borrower shall make the scheduled monthly payment in accordance with the terms of the Note, regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is to be made; and (c) payment of all other Indebtedness then due under the Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.

     In addition to the Loan Prepayment rights set forth in the above paragraph, after the Lockout Date but prior to the date which is (6) three (3) months prior to the Maturity Date, borrower may prepay the principal balance of the Note, provided there is no Event of Default, in whole but not in part, upon (a) not less than 30 days prior written notice to the lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless borrower pays to lender all interest that would have accrued for the entire month in which the Note is prepaid, absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, borrower shall make the scheduled monthly payment in accordance with the terms of the Note regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is made, (c) payment of all other Indebtedness then due under the Loan Documents, and (d) payment of a "Make Whole
     Premium." Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.(7)

                                     II-12

--------------------------------------------------------------------------------
     NOTES:

     (1)  With respect to Mortgage Loan No. 43, HUB Plaza, delete "applicable *"
          and insert "November 2014".

     (2)  With respect to Mortgage Loan No. 35 and 43, Dick's Sporting Goods and
          HUB Plaza, delete the entire paragraph.

     (3)  With respect to Mortgage Loan No. 91, Highgate Apartments, delete "90 days" and insert "6 months".

     (4)  With respect to Mortgage Loan No. 91, Highgate Apartments, insert "in connection with an Event of Default and acceleration".

     (5)  With respect to Mortgage Loan No. 91, Highgate Apartments, delete
          "three (3)" and insert "six (6)".

     (6)  With respect to Mortgage Loan No. 91, Highgate Apartments, delete
          "three (3)" and insert "six (6)".

     (7)  With respect to Mortgage Loan No. 35, Dick's Sporting Goods, insert the following paragraph:

          "(iii) In addition to the Loan Prepayment rights set forth above, in the event of a Recapture Event, borrower may prepay the principal balance of the Note in whole but not in part, upon (a) not less than
          30 days prior written notice to the lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless borrower pays to lender all interest that would have accrued for the entire month in which the
          Note is prepaid absent such prepayment, (b) payment of an amount equal to the lesser of (i) the amount due in connection with a prepayment premium pursuant to the language above, including payment of the Make
          Whole Premium, and (ii) the "Recapture Price" set forth on Schedule 1 attached hereto and made a part hereof that is applicable to the month in which such prepayment is being made in connection with such
          Recapture Event, and (c) payment of all other Indebtedness then due under the Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith."

------------------------------------------------------------------------------------------------------
                                              SCHEDULE 1
                                          REPURCHASE SCHEDULE
   END OF        RECAPTURE     END OF     RECAPTURE     END OF    RECAPTURE     END OF      RECAPTURE   END OF      RECAPTURE
   MONTH           PRICE       MONTH        PRICE       MONTH       PRICE        MONTH        PRICE      MONTH        PRICE
   -----           -----       -----        -----       -----       -----        -----        -----     -------       ------

  Prior to      $13,500,000
 Conversion
     1          $13,482,604      27      $13,030,313      53      $12,578,021     79       $12,125,729    105      $11,673,438
     2          $13,465,208      28      $13,012,917      54      $12,560,625     80       $12,108,333    106      $11,656,042
     3          $13,447,813      29      $12,995,521      55      $12,543,229     81       $12,090,938    107      $11,638,646
     4          $13,430,417      30      $12,978,125      56      $12,525,833     82       $12,073,542    108      $11,621,250
     5          $13,413,021      31      $12,960,729      57      $12,508,438     83       $12,056,146    109      $11,603,854
     6          $13,395,625      32      $12,943,333      58      $12,491,042     84       $12,038,750    110      $11,586,458
     7          $13,378,229      33      $12,925,938      59      $12,473,646     85       $12,021,354    111      $11,569,063
     8          $13,360,833      34      $12,908,542      60      $12,456,250     86       $12,003,958    112      $11,551,667
     9          $13,343,438      35      $12,891,146      61      $12,438,854     87       $11,986,563    113      $11,534,271
     10         $13,326,042      36      $12,873,750      62      $12,421,458     88       $11,969,167    114      $11,516,875
     11         $13,308,646      37      $12,856,354      63      $12,404,063     89       $11,951,771    115      $11,499,479
     12         $13,291,250      38      $12,838,958      64      $12,386,667     90       $11,934,375    116      $11,482,083
     13         $13,273,854      39      $12,821,563      65      $12,369,271     91       $11,916,979    117      $11,464,688
     14         $13,256,458      40      $12,804,167      66      $12,351,875     92       $11,899,583    118      $11,447,292
     15         $13,239,063      41      $12,786,771      67      $12,334,479     93       $11,882,188    119      $11,429,896
     16         $13,221,667      42      $12,769,375      68      $12,317,083     94       $11,864,792  120 and    $11,412,500
     17         $13,204,271      43      $12,751,979      69      $12,299,688     95       $11,847,396  thereafter
     18         $13,186,875      44      $12,734,583      70      $12,282,292     96       $11,830,000
     19         $13,169,479      45      $12,717,188      71      $12,264,896     97       $11,812,604
     20         $13,152,083      46      $12,699,792      72      $12,247,500     98       $11,795,208
     21         $13,134,688      47      $12,682,396      73      $12,230,104     99       $11,777,813
     22         $13,117,292      48      $12,665,000      74      $12,212,708     100      $11,760,417
     23         $13,099,896      49      $12,647,604      75      $12,195,313     101      $11,743,021
     24         $13,082,500      50      $12,630,208      76      $12,177,917     102      $11,725,625
     25         $13,065,104      51      $12,612,813      77      $12,160,521     103      $11,708,229
     26         $13,047,708      52      $12,595,417      78      $12,143,125     104      $11,690,833

-------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     II-13

E        Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of this Note until after the fourth anniversary of the Month-End Date.

         After the fourth anniversary of the Month-End Date, Borrower may, provided it has given Lender prior written notice in accordance with the terms of this Note, prepay the unpaid principal balance of this Note in whole, but not in part, by paying, together with the amount to be prepaid,
     (a) interest accrued and unpaid on the portion of the principal balance of this Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under this Note, the Security
     Instrument and the Other Security Documents, and (d) a prepayment consideration (the "Prepayment Consideration") equal to the greater of (i)
     one percent (1%) of the principal balance of this Note being prepaid and
     (ii) the excess, if any, of (A) the sum of the present values of all then-scheduled payments of principal and interest under this Note including, but not limited to, principal and interest on the Maturity Date
     (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the
     Prepayment Rate (hereinafter defined)), over (B) the principal amount of this Note being prepaid.

         The term "Prepayment Rate" means the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the
     Prepayment Rate Determination Date (as hereinafter defined) has a remaining term to maturity closest to, but not exceeding, the remaining term to the
     Maturity Date, as most recently published in the "Treasury Bonds, Notes and
     Bills" section in The Wall Street Journal as of such Prepayment Rate
     Determination Date. If more than one issue of United States Treasury
     Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United States Treasury
     Security most recently issued as of the Prepayment Rate Determination Date.
     The term "Prepayment Rate Determination Date" shall mean the date which is five (5) Business Days prior to the scheduled prepayment date. The rate so published shall control absent manifest error. As used herein, "Business
     Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New York.

         Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. If the publication of the Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release
     H.15 (519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on
     the basis of such other publication or statistical guide as Lender may reasonably select.

         Borrower's right to prepay any portion of the principal balance of this
     Note shall be subject to (i) Borrower's submission of a notice to Lender setting forth the amount to be prepaid and the projected date of prepayment, which date shall be no less than thirty (30) or more than sixty
     (60) days from the date of such notice, and (ii) Borrower's actual payment to Lender of the amount to be prepaid as set forth in such notice on the projected date set forth in such notice or any day following such projected date occurring in the same calendar month as such projected date.

                                     II-14

F    BASIC CHARGE.

     Except as provided below, if this Note is prepaid prior to open period, whether such prepayment is voluntary, involuntary or upon acceleration of the principal amount of this Note by lender following a Default, borrower shall pay to lender on the prepayment date (in addition to all other sums then due and owing to lender under the Loan Documents) a prepayment charge equal to the greater of the following two amounts:

         (i)  an amount equal to 1% of the amount prepaid; or

         (ii) an amount equal to (a) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required under this Note, calculated by discounting such payments from their respective Due Dates (or, with respect to the payment required on the Maturity Date, from the Maturity Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield
     (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (b) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date.

     For purposes of the foregoing, "Periodic Treasury Yield" means (iii) the annual yield to maturity of the actively traded non-callable United States
     Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Maturity Date (or if two or more such securities have maturity dates equally close to the
     Maturity Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (iv) 12, if scheduled payment dates are monthly, or 4, if scheduled payment dates are quarterly

     ADDITIONAL CHARGE.

     If this Note is prepaid on any day other than a Due Date, whether such prepayment is voluntary, involuntary or upon full acceleration of the principal amount of this Note by lender following a Default, borrower shall pay to lender on the prepayment date (in addition to the basic prepayment charge described in the section above and all other sums then due and owing to lender under this Note and the other Loan Documents) an additional prepayment charge equal to the interest which would otherwise have accrued on the amount prepaid (had such prepayment not occurred) during the period from and including the prepayment date to and including the last day of the calendar month in which the prepayment occurred.

     EXCLUSION.

     Notwithstanding the foregoing, no prepayment charge of any kind shall apply in respect to any prepayment resulting from lender's application of any insurance proceeds or condemnation awards to the outstanding principal balance of the Loan.

                                     II-15

G    The Prepayment Consideration shall equal an amount equal to the greater of
     (i) one percent (1%) of the principal balance of this Note being prepaid, or (ii) the product of (A) the ratio of the amount of the principal balance of this Note being prepaid over the outstanding principal balance of this
     Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date), multiplied by (B) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment Date through the Maturity Date (including any balloon payment) determined by discounting such payments at the Discount
     Rate (as hereinafter defined) less the amount of the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date). The "Discount Rate"
     is the rate which, when compounded monthly, is equivalent to the Treasury
     Rate (as hereinafter defined), when compounded semi-annually. The "Treasury
     Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest
     Rates under the heading U.S. government securities/Treasury constant maturities for the week ending prior to the Prepayment Date, of U.S.
     Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (In the event Release
     H.15 is no longer published, lender shall select a comparable publication to determine the Treasury Rate.) Lender shall notify borrower of the amount and the basis of determination of the required prepayment consideration.

                                     II-16

APPENDIX III
SIGNIFICANT LOAN SUMMARIES

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NOS. 1-9 - WELLS REF PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):          $80,000,000

CUT-OFF DATE BALANCE:         $80,000,000

SHADOW RATING (FITCH / S&P)   AAA / AAA

FIRST PAYMENT DATE:           July 7, 2004

INTEREST RATE:                4.840%

AMORTIZATION:                 Interest Only

ARD:                          NAP

HYPERAMORTIZATION             NAP

MATURITY DATE:                June 7, 2014

EXPECTED MATURITY BALANCE:    $80,000,000

SPONSOR:                      Wells Real Estate Funds

INTEREST CALCULATION:         Actual/360

CALL PROTECTION:              Lockout until 2 years after the REMIC "start-up"
                              date of the last securitization of any Wells REF
                              Portfolio Companion Loan, with U.S. Treasury
                              defeasance thereafter. Prepayable without penalty
                              from and after March 7, 2014.

LOAN PER SF(1):               $120.46

UP-FRONT RESERVES:            None

ONGOING RESERVES(2):          Cap Ex:                Springing

                              RE Tax:                Springing

                              Insurance:             Springing

                              TI/LC:                 Springing

LOCKBOX:                      Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:     9 properties

PROPERTY TYPE:                Office

PROPERTY SUB-TYPE:            Urban and Suburban

LOCATION:                     See table

YEAR BUILT / RENOVATED:       See table

OCCUPANCY(3):                 100.0%

SQUARE FOOTAGE:               2,905,564

THE COLLATERAL:               See table

OWNERSHIP INTEREST:           Fee

MAJOR TENANTS                       % NRSF      RENT PSF     LEASE EXPIRATION
-------------                       ------      --------     ----------------
KEYBANK BUILDING:                    7.0%        $28.00         12/31/2013
Gemini Technology Services

CITICORP BUILDING:                   14.1%       $14.50         11/30/2010
Citicorp

BRIDGEWATER CROSSING II:             10.2%       $24.50         3/31/2012
Aventis

CATERPILLAR BUILDING:                10.4%       $25.54         2/28/2015
Caterpillar Financial Services

STATE STREET BUILDING:                8.1%       $31.00         3/31/2011
State Street Bank

HARCOURT BUILDING:                    6.7%       $17.17         6/30/2016
Harcourt Inc.

INDEPENDENCE SQUARE ONE:             11.4%       $35.78         5/31/2006
Comptroller of the Currency

INDEPENDENCE SQUARE TWO:             19.6%       $35.75         7/19/2012
GSA NASA

CONTINENTAL CASUALTY:                 3.9%       $23.76         8/31/2013
Continental Casualty

PROPERTY MANAGEMENT:          See below

U/W NET OP. INCOME:           $64,482,013

U/W NET CASH FLOW:            $60,907,233

APPRAISED VALUE:              $836,200,000

CUT-OFF DATE LTV(1):          41.9%

MATURITY DATE LTV(1):         41.9%

DSCR(1):                      3.55x
--------------------------------------------------------------------------------
(1)  The subject $80,000,000 loan represents a 22.86% pari passu interest in a
     $350,000,000 mortgage loan. All LTV, DSCR and Loan per SF numbers in this table are based on the total $350,000,000 financing.

                                     III-1

(2)  Upon the occurrence and continuance of a lockbox trigger period (as defined below), the Borrower is required to deposit into a reserve account funds for insurance premiums, real estate taxes, capital expenditure funds and tenant improvement/leasing commissions. The monthly deposit to the insurance reserve will be 1/12 of the annual payments. The monthly deposit to the tax reserve will be 1/12 of estimated annual taxes. The monthly deposit to the capital expenditure reserve will be 1/12 of the product of
     (a) $0.25 multiplied by (b) the number of square feet in the improvements at each property. The monthly deposit to the tenant improvement/leasing reserve will be 1/12 of the product of (a) $1.25 multiplied by (b) the number of square feet in the improvements at each property. If a loan event of default occurs, the lender may apply all funds on reserve to repayment of the loan. All reserve funds may also be made in the form of letters of credit. A lockbox trigger period will occur upon (a) the occurrence and continuance of an event of default, and terminating upon the cure of such default; or (b) the DSCR with respect to all properties combined is less than 1.50x, until such time that the Wells REF Portfolio Property achieves a DSCR equal to or greater than 1.50x for 6 consecutive months.

(3)  Occupancy is based on the rent roll dated December 1, 2003.

THE WELLS REF PORTFOLIO LOAN

         THE LOAN. The largest loan (the "Wells REF Portfolio Loan") as evidenced by the Promissory Notes (collectively, the "Wells REF Portfolio Note")
is secured by a first priority Fee Mortgage and Security Agreement or Deed of
Trust and Security Agreement (collectively, the "Wells REF Portfolio Mortgage")
encumbering each of the nine office properties identified below, located in
Bridgewater, New Jersey; Parsippany, New Jersey; Englewood Cliffs, New Jersey;
Quincy, Massachusetts; Washington, District of Columbia (two properties);
Nashville, Tennessee; Austin, Texas; and Brea, California (collectively, the
"Wells REF Portfolio Property"). The Wells REF Portfolio Loan was originated on
May 21, 2004 by or on behalf of Morgan Stanley Mortgage Capital Inc.

         THE BORROWER. The borrowers are Wells REIT - Orange County, CA, L.P.
and Wells REIT - Austin, TX, L.P., each a Delaware limited partnership; Wells
REIT - Independence Square, LLC; Wells REIT - Multi-State Owner, LLC; Wells REIT
- Nashville, TN, LLC; and Wells REIT - Bridgewater, NJ, LLC, each a Delaware limited liability company (collectively, the "Wells REF Portfolio Borrower")
each of which owns no material asset other than its particular Wells REF
Portfolio Property and related interests. The Wells REF Portfolio Borrower is a wholly-owned subsidiary of Wells Real Estate Funds, the sponsor of the Wells REF
Portfolio Loan. Wells Real Estate Funds is a national real estate investment management firm.

         THE PROPERTIES.

         The Keybank Building Property is located in Parsippany, New Jersey, bounded by New Jersey State Road 10 and Gatehall Drive. The Keybank Building
Property was originally constructed in 1986 and consists of a 404,515 square foot, 4-story Class A office building. The Keybank Building Property is anchored by Gemini Technology Services. The building is located in the Gatehall corporate complex, which includes two other multi-tenant buildings and is a full service park with a hotel and other amenities. The Keybank Building Property is situated on approximately 18.72 acres and includes 1,062 parking spaces.

         The Citicorp Building Property is located in Englewood Cliffs, New
Jersey, situated between Sylvan Avenue and Hudson Terrace. The Citicorp Building
Property was originally constructed between 1953 and 1962 and renovated in 1998.
It consists of a 410,000 square foot Class A office building, with four-interconnected structures ranging between one and three-stories. The property is anchored by Citicorp. The Citicorp Building Property is situated on approximately 27.02 acres and includes 1,052 parking spaces.

         The Bridgewater Crossing II Property is located in Bridgewater, New
Jersey, bounded by Highway Route 22 and Commons Way. The Bridgewater Crossing II
Property was originally constructed in 2002 and consists of a 297,380 square foot, 8-story Class A office building. The property is anchored by Aventis. The
Bridgewater Crossing II Property is situated on approximately 10.47 acres and includes 999 parking spaces.

         The Caterpillar Building Property is located in Nashville, Tennessee, situated between Louise Avenue and Hayes Street. The Caterpillar Building
Property is an 11-story, Class A office building constructed in 2000 with
312,297 square feet and 1,153 parking spaces. The property's largest tenant is
Caterpillar Financial Services. The Caterpillar Building Property is situated on approximately 2.48 acres.

         The State Street Building Property is located in Quincy, Massachusetts, bounded by Crown Colony Drive and Southerly Access Drive. The State Street
Building Property is a Class A, 7-story office building that was constructed in
1989 and contains 234,668 square feet. The State Street Building Property is anchored by the State Street Bank. The property is part of the Crown Colony
Office Park, and is close to major highways and mass transit. The State Street
Building Property is situated on approximately 10.76 acres and includes 850 parking spaces.

                                     III-2

         The Harcourt Building Property is located in Austin, Texas, bounded by
North MoPac Expressway and Braker Lane. The Harcourt Building Property is a
seven-story Class A suburban office building totaling 195,234 square feet. The building was constructed in 2001 and features a two-story parking garage with
104 parking spaces. The property has an additional 669 parking spaces around the perimeter of the office tower, for a total of 715 spaces. The Harcourt Building
Property is anchored by Harcourt, Inc. The Harcourt Building Property is situated on approximately 8.41 acres.

         The Independence Square One Property is located in Washington, District of Columbia, situated in the southwest quadrant of Washington, a few blocks south of the Capital and the Mall. The Independence Square One Property was
originally constructed in 1991 and consists of a 337,794 square foot, 9-story
Class A office building. The Independence Square One Property is anchored by the
Comptroller of the Currency. The Independence Square One Property is situated on approximately 1.32 acres and includes 404 parking spaces. The property features a 236-seat, 2-story auditorium with television studio.

         The Independence Square Two Property is located in Washington, District of Columbia, situated in the southwest quadrant of Washington, a few blocks south of the Capital and the Mall. The Independence Square Two Property was
originally constructed in 1992 and consists of a 579,733 square foot, 9-story
Class A office building. The property's largest tenant is GSA NASA. The
Independence Square Two Property is situated on approximately 2.26 acres and includes 501 parking spaces. The property features a fitness center and lower level concourse.

         The Continental Casualty Property is located in Brea, California, situated on Placentia Avenue. The Continental Casualty Building Property was
originally constructed in 2002, and consists of a three-story Class A suburban office building totaling 133,943 square feet. The property's largest tenant is
Continental Casualty. The Continental Casualty Building Property is situated on approximately 6.347 acres and includes a two-story parking garage with 1,109 parking spaces.

-----------------------------------------------------------------------------------------------------------------------------
                                                 ALLOCATED                   OWNERSHIP   YEAR BUILT/                 SQUARE
         PROPERTY               LOCATION        LOAN AMOUNT   PROPERTY TYPE   INTEREST    RENOVATED    OCCUPANCY     FOOTAGE
-----------------------------------------------------------------------------------------------------------------------------

 Keybank Building            Parsippany, NJ     $9,760,000       Office         Fee          1986         100%      404,515
--------------------------- ------------------ -------------- -------------- ----------- ------------- ----------- ----------
 Bridgewater Crossing II     Bridgewater, NJ    $9,188,571       Office         Fee          2002         100%      297,380
--------------------------- ------------------ -------------- -------------- ----------- ------------- ----------- ----------
 Citicorp Building           Englewood          $6,697,143       Office         Fee       1953-1962 /     100%      410,000
                             Cliffs, NJ                                                      1998
--------------------------- ------------------ -------------- -------------- ----------- ------------- ----------- ----------
 Caterpillar Building        Nashville, TN      $6,125,714       Office         Fee          2000         100%      312,297
--------------------------- ------------------ -------------- -------------- ----------- ------------- ----------- ----------
 State Street Building       Quincy, MA         $4,617,143       Office         Fee          1989         100%      234,668
--------------------------- ------------------ -------------- -------------- ----------- ------------- ----------- ----------
 Harcourt Building           Austin, TX         $3,771,429       Office         Fee          2001         100%      195,234
--------------------------- ------------------ -------------- -------------- ----------- ------------- ----------- ----------
 Independence Square Two     Washington, DC     $24,180,086      Office         Fee          1992         100%      579,733
--------------------------- ------------------ -------------- -------------- ----------- ------------- ----------- ----------
 Independence Square One     Washington, DC     $13,209,914      Office         Fee          1991         100%      337,794
--------------------------- ------------------ -------------- -------------- ----------- ------------- ----------- ----------
 Continental Casualty        Brea, CA           $2,450,000       Office         Fee          2002         100%      133,943
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE
-----------------------------------------------------------------------------------------------------------------------------
                                           AVERAGE           % OF                           % OF TOTAL       CUMULATIVE % OF
                            # OF          BASE RENT          TOTAL        CUMULATIVE       BASE RENTAL          TOTAL BASE
                           LEASES          PER SF         SQUARE FEET      % OF SF           REVENUES        RENTAL REVENUES
         YEAR              ROLLING         ROLLING          ROLLING        ROLLING           ROLLING             ROLLING
-----------------------------------------------------------------------------------------------------------------------------

        Vacant                0             $0.00             0%             0%               0%                  0%
------------------------ ------------ ----------------- --------------- -------------- ------------------ -------------------
         2004                 2            $29.80             0%             0%               0%                  0%
------------------------ ------------ ----------------- --------------- -------------- ------------------ -------------------
         2005                 2            $27.03             0%             0%               0%                  0%
------------------------ ------------ ----------------- --------------- -------------- ------------------ -------------------
         2006                 2            $35.80            11%             12%              15%                16%
------------------------ ------------ ----------------- --------------- -------------- ------------------ -------------------
         2007                 0             $0.00             0%             12%              0%                 16%
------------------------ ------------ ----------------- --------------- -------------- ------------------ -------------------
         2008                 1            $24.00             1%             13%              1%                 17%
------------------------ ------------ ----------------- --------------- -------------- ------------------ -------------------
         2009                 0             $0.00             0%             13%              0%                 17%
------------------------ ------------ ----------------- --------------- -------------- ------------------ -------------------
         2010                 2            $14.31            14%             27%              8%                 24%
------------------------ ------------ ----------------- --------------- -------------- ------------------ -------------------
         2011                 1            $31.00             8%             35%              9%                 34%
------------------------ ------------ ----------------- --------------- -------------- ------------------ -------------------
         2012                 3            $31.71            30%             65%              36%                70%
------------------------ ------------ ----------------- --------------- -------------- ------------------ -------------------
         2013                 2            $26.49            11%             76%              11%                81%
------------------------ ------------ ----------------- --------------- -------------- ------------------ -------------------
         2014                 0             $0.00             0%             76%              0%                 81%
------------------------ ------------ ----------------- --------------- -------------- ------------------ -------------------
     2015 & Beyond            3            $21.31            24%            100%              19%                100%
-----------------------------------------------------------------------------------------------------------------------------

                                     III-3

         PROPERTY MANAGEMENT. The Independence Square One Property and the
Independence Square Two Property are managed by Boston Properties Limited
Partnership. The Keybank Building Property is managed by The Gale Management
Company, L.L.C. The Citicorp Building Property is managed by the Wells
Management Company, Inc., which is an affiliate of Wells Real Estate Funds. The
Bridgewater Crossing II Property is managed by Hines Interests Limited
Partnership. The Caterpillar Building Property is managed by Highwoods Realty
Limited Partnership. The State Street Building Property is managed by Nordblom
Management Company, Inc. The Harcourt Building Property is managed by
Carramerica Real Estate Services, LLC. The Continental Casualty Building
Property is managed by PM Realty Group, L.P. Each management agreement is subordinate to the Wells REF Portfolio Loan.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.
However, the Wells REF Portfolio Property also secures, on a pari passu basis, the Wells REF Portfolio Companion Loans. Various matters regarding the respective rights and obligations of the trust, as the holder of the Wells REF
Portfolio Loan, and the holders of the Wells REF Portfolio Companion Loans are governed by an intercreditor agreement that is described in this prospectus supplement under "Description of the Mortgage Pool--The Wells REF Portfolio Pari
Passu Loan".

         SUBSTITUTION/RELEASE OF PARCELS. From and after 2 years after the REMIC
"start-up" day, the Wells REF Portfolio Borrower may substitute one or more properties of like kind and quality for one or more of the current Wells REF
Portfolio Properties that, in the aggregate, represent less than 30% of the principal amount of the Well REF Portfolio Loan. The Wells REF Portfolio
Borrower must satisfy certain conditions to substitute, including but not limited to:

         (i)   The appraised value of the replacement property may be no less than the value of the released property as of the loan closing date;

         (ii)  The debt service coverage ratio for the replacement property must be equal to the greater of (a) 1.65x and (b) the debt service coverage ratio immediately prior to the substitution;

         (iii) Rating agency confirmation of no withdrawal or downgrade of the ratings of the REMIC securities on account of the substitution;

         (iv)  Acceptable environmental, engineering and, if applicable, seismic reports, together with acceptable reserves based on the findings in such reports; and

Any property (except Independence Square One Property or Independence Square Two
Property) may also be released through a partial defeasance of the Wells REF
Portfolio Loan in an amount equal to 120% of the allocated loan amount of the
Wells REF Portfolio Property to be released provided (a) no event of default is then occurring and (b) the debt service coverage ratio immediately following the release must be at least equal to the greater of the debt service coverage ratio immediately prior to release and 1.65x.

         Certain additional information regarding the Wells REF Portfolio Loan and the Wells REF Portfolio Property is set forth on Appendix II hereto.

                                     III-4

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NOS. 1-9 - WELLS REF PORTFOLIO
--------------------------------------------------------------------------------

                     [WELLS REF PORTFOLIO PICTURES OMITTED]

                                     III-5

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NOS. 1-9 - WELLS REF PORTFOLIO
--------------------------------------------------------------------------------

                       [WELLS REF PORTFOLIO MAP OMITTED]

                                     III-6

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 10 - WAIKELE CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):            $77,385,000

CUT-OFF DATE BALANCE(1):        $77,385,000

SHADOW RATING (FITCH / S&P):    NAP

FIRST PAYMENT DATE:             December 1, 2004

INTEREST RATE:                  5.1452%

AMORTIZATION:                   Interest Only

ARD:                            NAP

HYPERAMORTIZATION:              NAP

MATURITY DATE:                  November 1, 2014

EXPECTED MATURITY BALANCE:      $77,385,000

SPONSOR:                        Ernest Rady

INTEREST CALCULATION:           Actual/360

CALL PROTECTION:                Lockout through November 1, 2008 with U.S.
                                Treasury defeasance thereafter. Prepayable
                                without penalty from and after November 1, 2014.

LOAN PER SF(1):                 $269.83

UP-FRONT RESERVES:              RE Tax:           $309,312

                                Cap Ex:           $52,133

ONGOING RESERVES(2):            RE Tax:           $103,104 / month

                                Insurance:        Springing

                                Cap Ex:           Springing

LOCKBOX:                        Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:       Single Asset

PROPERTY TYPE:                  Retail

PROPERTY SUB-TYPE:              Anchored

LOCATION:                       Waipahu, HI

YEAR BUILT / RENOVATED:         1993 / NAP

OCCUPANCY(3):                   100.0%

SQUARE FOOTAGE:                 521,438

THE COLLATERAL:                 Multi-tenant, anchored retail shopping center

OWNERSHIP INTEREST:             Fee

MAJOR TENANTS                   % NRSF    RENT PSF    LEASE EXPIRATION
-------------                   ------    --------    ----------------
Lowe's                           29.7%     $24.57        5/31/2018

K-Mart                           22.9%     $28.88        6/30/2018

The Sports Authority             9.6%      $23.47        7/31/2008

PROPERTY MANAGEMENT:            American Assets, Inc.

U/W NET OP. INCOME:             $14,142,468

U/W NET CASH FLOW:              $13,812,478

APPRAISED VALUE:                $201,000,000

CUT-OFF DATE LTV(1):            70.0%

MATURITY DATE LTV(1):           70.0%

DSCR(1):                        1.88x
--------------------------------------------------------------------------------

(1)  The subject $77,385,000 loan represents a 55.0% pari passu portion of the
     $140,700,000 mortgage loan. All LTV, DSCR and Loan per SF numbers in this table are based on the total $140,700,000 financing.

(2)  Insurance reserves spring if the borrower fails to provide evidence of payment. Cap Ex reserve springs if the borrower draws on any part of the property's up-front Cap Ex reserves.

(3)  Occupancy is based on the rent roll dated October 1, 2004.

THE WAIKELE CENTER LOAN

     THE LOAN. The second largest loan (the "Waikele Center Loan") is evidenced by four (4) pari passu promissory notes and is secured by a single first priority mortgage on the Waikele Center retail property located in Waipahu,
Honolulu County, Hawaii (the "Waikele Center Property"). The Waikele Center Loan
was co-originated on November 3, 2004 by Bear Stearns Commercial Mortgage, Inc.
and Wells Fargo Bank N.A., with each originator retaining a 50% pari passu portion of the original whole loan. The original whole loan was split into eight pari passu notes. Notes A-1, A-2, A-3 and A-4 will be included in the trust.
Notes A-1 and A-3 were contributed by Bear Stearns Commercial Mortgage, Inc. and
Notes A-2 and A-4 will be contributed by Wells Fargo Bank, N.A.

                                     III-7

      THE BORROWER. The borrowers are Waikele Reserve West Holdings, LLC and
Waikele Venture Holdings, LLC, two Delaware limited liability corporations
(collectively the "Waikele Center Borrowers") that own no material assets other than the Waikele Center Property. The Waikele Center Borrowers hold title as tenants in common. The Waikele Venture Holdings, LLC borrower executed Notes
A-1, A-2, A-5, and A-6 and the Waikele Reserve West Holdings, LLC borrower executed Notes A-3, A-4, A-7, and A-8. Each Waikele Center Borrower is severally obligated for the portion of the debt evidenced by its respective promissory notes and is jointly and severally liable under each other loan document executed in connection with the Waikele Center Loan. Waikele Reserve West
Holdings, LLC is indirectly owned by Ernest Rady. Ernest Rady, through the
Ernest Rady Trust and his operating company American Assets, Inc. ("AAI"), controls a diverse group of entities doing business in the insurance, banking, real estate and broadcasting industries. As of June 30, 2004, AAI's balance sheet reported total assets of approximately $616 million and a net worth of
$505 million. Waikele Venture Holdings, LLC is indirectly owned by the General
Electric Pension Trust (approximately 95%) and the Ernest Rady Trust
(approximately 5%).

        THE PROPERTY. The Waikele Center Property is a 521,438 square foot, community shopping center located just outside of Honolulu in Waipahu, Hawaii.
The property is located along Interstate H-1, the main east/west vehicular artery on the island with traffic counts of approximately 145,000 vehicles per day. The Waikele Center Property is part of a 32,000-acre master-planned community called Ewa Plain. Over the last 10 years, Ewa Plain has attracted over
$3 billion of capital investment, and since 2000, over 8,100 residential units have been constructed with an additional 9,700 units planned over the next 3 years. The Waikele Center Property is situated directly across Lumaina Street from the Simon-owned Chelsea Premium Outlets. Major tenants at the Waikele
Center Property consist of Lowe's, K-Mart, The Sports Authority, and Ashley
Furniture. Other major tenants at the center include Comp USA, Office Max,
Borders, Inc., and Old Navy. Average year-end 2003 sales at the Waikele Center
Property for reporting tenants were approximately $497/SF for in-line tenants and $253/SF for anchors. Investment grade rated tenants occupy approximately 34%
of the property's total NRA. The Waikele Center Property is currently 100%
leased by approximately 31 tenants and has been at or near 100% since 1998.

-----------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE
-----------------------------------------------------------------------------------------------------------------------------
                                          AVERAGE           % OF                          % OF TOTAL       CUMULATIVE % OF
                            # OF         BASE RENT          TOTAL        CUMULATIVE      BASE RENTAL          TOTAL BASE
                           LEASES         PER SF         SQUARE FEET      % OF SF          REVENUES        RENTAL REVENUES
         YEAR              ROLLING        ROLLING          ROLLING        ROLLING          ROLLING             ROLLING
-----------------------------------------------------------------------------------------------------------------------------

        Vacant               0             $0.00             0%             0%               0%                  0%
------------------------ ----------- ----------------- --------------- -------------- ----------------- ---------------------
      2005 & MTM             4            $41.87             2%             2%               3%                  3%
------------------------ ----------- ----------------- --------------- -------------- ----------------- ---------------------
         2006                2            $37.63             1%             3%               1%                  4%
------------------------ ----------- ----------------- --------------- -------------- ----------------- ---------------------
         2007                0             $0.00             0%             3%               0%                  4%
------------------------ ----------- ----------------- --------------- -------------- ----------------- ---------------------
         2008                4            $27.81            15%             18%             14%                 18%
------------------------ ----------- ----------------- --------------- -------------- ----------------- ---------------------
         2009                6            $24.49             6%             23%              5%                 23%
------------------------ ----------- ----------------- --------------- -------------- ----------------- ---------------------
         2010                1            $36.00             1%             24%              1%                 24%
------------------------ ----------- ----------------- --------------- -------------- ----------------- ---------------------
         2011                0             $0.00             0%             24%              0%                 24%
------------------------ ----------- ----------------- --------------- -------------- ----------------- ---------------------
         2012                0             $0.00             0%             24%              0%                 24%
------------------------ ----------- ----------------- --------------- -------------- ----------------- ---------------------
         2013                3            $52.76             2%             27%              4%                 28%
------------------------ ----------- ----------------- --------------- -------------- ----------------- ---------------------
         2014                6            $33.39            19%             46%             22%                 51%
------------------------ ----------- ----------------- --------------- -------------- ----------------- ---------------------
     2015 & Beyond           7            $26.51            54%            100%             49%                 100%
-----------------------------------------------------------------------------------------------------------------------------

        PROPERTY MANAGEMENT. The Waikele Center Property is managed by American
Assets, Inc., which is affiliated with the Waikele Center Borrowers. American
Assets, Inc. has been a developer and acquirer of commercial real estate assets for the past 36 years. Its current asset holdings are valued in excess of $950 million and are comprised of apartment communities, office/mixed-use properties and both neighborhood and community oriented shopping centers.

        MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

        ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

        RELEASE OF PARCELS. Not allowed.

        Certain additional information regarding the Waikele Center Loan and the
Waikele Center Property is set forth on Appendix II hereto.

                                     III-8

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 10 - WAIKELE CENTER
--------------------------------------------------------------------------------

                        [WAIKELE CENTER PICTURES OMITTED]

                                     III-9

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 10 - WAIKELE CENTER
--------------------------------------------------------------------------------

                          [WAIKELE CENTER MAP OMITTED]

                                     III-10

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 11 - COVENTRY MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):           $76,500,000

CUT-OFF DATE BALANCE:          $76,500,000

SHADOW RATING (FITCH / S&P):   NAP

FIRST PAYMENT DATE(1):         October 1, 2004

INTEREST RATE:                 6.018%

AMORTIZATION:                  Interest only through August 1, 2006, thereafter
                               monthly principal and interest payments in the
                               amount of $459,542 beginning September 1, 2006
                               through maturity.

ARD:                           NAP

HYPERAMORTIZATION:             NAP

MATURITY DATE:                 July 1, 2014

EXPECTED MATURITY BALANCE:     $68,054,144

SPONSOR:                       Keith Stoltz

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               Lockout through the earlier of August 1, 2008 or
                               2 years after the REMIC "start-up" date. In
                               connection with any voluntary prepayment, the
                               borrower must pay a premium equal to the greater
                               of a yield maintenance premium and 1% of the
                               principal balance thereafter. Prepayable without
                               penalty from and after June 1, 2014.

LOAN PER SF:                   $95.16

UP-FRONT RESERVES(2):          RE Tax:             $878,260

                               Insurance:          $103,743

                               Cap Ex:             $10,043

                               Deferred            $47,500

                               Maintenance:

                               TI/LC:              $43,333

                               Tenant Escrows:     $8,478,645

ONGOING RESERVES:              RE Tax:             $114,206 / month

                               Insurance:          $12,968 / month

                               Cap Ex:             $10,043 / month

                               TI/LC:              $43,333 / month

LOCKBOX:                       Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:      Single Asset

PROPERTY TYPE:                 Retail

PROPERTY SUB-TYPE:             Anchored

LOCATION:                      Pottstown, PA

YEAR BUILT / RENOVATED:        1966 / 1992

OCCUPANCY(3):                  99.1%

SQUARE FOOTAGE:                803,898

THE COLLATERAL:                Multi-tenant, grocery-anchored retail center

OWNERSHIP INTEREST:            Fee

MAJOR TENANTS                      % NRSF    RENT PSF     LEASE EXPIRATION
-------------                      ------    --------     ----------------
Boscov's Department Store LLC       23.7%      $2.79         9/14/2014

Sears Roebuck and Co.               15.1%      $2.77         12/11/2012

Kohl's Department Stores, Inc.      12.2%      $5.18         1/31/2026

PROPERTY MANAGEMENT:           Stoltz Management of Delaware, Inc.

U/W NET OP. INCOME:            $8,495,469

U/W NET CASH FLOW:             $8,016,807

APPRAISED VALUE:               $112,500,000

CUT-OFF DATE LTV:              68.0%

MATURITY DATE LTV:             60.5%

DSCR(4):                       1.72x
--------------------------------------------------------------------------------

(1)  The Coventry Mall Loan was closed on June 9, 2004 with a first payment date of August 1, 2004 and amended and resized on August 5, 2004.

(2)  Tenant Escrows are comprised of approximately two years of rent and reimbursements for Kohl's ($1,179,732) and Dick's ($1,397,702), TI reserves for Kohl's ($1,000,000) and Dick's ($4,401,211), and a Sears Roebuck and
     Co. miscellaneous escrow ($500,000).

(3)  Occupancy is based on the rent roll dated October 20, 2004.

(4)  The DSCR is based on the interest only period. The DSCR, after the interest only period, would be 1.45x based on the principal and interest payments commencing September 1, 2006.

                                     III-11

THE COVENTRY MALL LOAN

       THE LOAN. The third largest loan (the "Coventry Mall Loan") is evidenced by a promissory note and is secured by a first priority mortgage on the Coventry
Mall retail property located in Pottstown, Chester County, Pennsylvania (the
"Coventry Mall Property"). The Coventry Mall Loan was originated on June 9, 2004 by Bear Stearns Commercial Mortgage, Inc. and amended and resized on August 5,
2004.
       THE BORROWER. The borrower is Coventry Retail LP, a Delaware limited partnership (the "Coventry Mall Borrower") that owns no material assets other than the Coventry Mall Property. The borrower is comprised of the City of Los
Angeles Fire & Police Pension System (62.50%), Stoltz Real Estate Fund I, LP
(18.65%) and a group of individual investors (18.75%). Coventry Retail GP, LLC
(0.10%) is the general partner and is wholly owned by Stoltz Real Estate Fund I,
LP. Stoltz Real Estate Fund I, LP is comprised of approximately 43 individuals/entities and has a total capital commitment of approximately $45.3 million. As of June 30, 2003, the City of Los Angeles Fire & Police Pension
System had reported net assets of approximately $10.2 billion. Keith Stoltz is
Chief Executive Officer and President of Stoltz Management, Stoltz Realty and
its affiliates. Mr. Stoltz has over 20 years of experience in all facets of the real estate industry - development, construction, acquisitions, joint ventures, dispositions, financing, and leasing.

        THE PROPERTY. The Coventry Mall Property is a 803,898 square foot, 96 tenant, anchored shopping center located in Pottstown, Chester County,
Pennsylvania, approximately 40 miles east of the Philadelphia CBD. The Coventry
Mall Property is situated at the intersection of Route 724 and Route 100, a major north/south artery. Major tenants at the Coventry Mall Property include
Boscov's Department Store, Sears, Kohl's (currently under construction), Dick's
Sporting Goods, Super Fresh grocer, Ross Dress for Less, and a stand alone, 8 screen, Carmike theater. Other major tenants at the center include CVS, Dress
Barn, GAP, and Foot Locker. Mall shop sales for the trailing 12 months ending
March 2004 were approximately $300 per square foot, reflecting an average occupancy cost of approximately 10.6%. Additionally, investment grade rated tenants occupy approximately 35% of the Coventry Mall Property total net rentable area. Current overall occupancy of the Coventry Mall Property is approximately 99%.

-----------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE
-----------------------------------------------------------------------------------------------------------------------------
                                          AVERAGE           % OF                          % OF TOTAL       CUMULATIVE % OF
                            # OF         BASE RENT          TOTAL        CUMULATIVE      BASE RENTAL          TOTAL BASE
                           LEASES         PER SF         SQUARE FEET      % OF SF          REVENUES        RENTAL REVENUES
         YEAR              ROLLING        ROLLING          ROLLING        ROLLING          ROLLING             ROLLING
-----------------------------------------------------------------------------------------------------------------------------

        Vacant                0             $0.00             1%              1%               0%                 0%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
      2004 & MTM             12            $21.74             3%              4%               7%                 7%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2005                12            $17.74             6%             10%               9%                 16%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2006                 9            $37.51             1%             11%               5%                 21%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2007                 8            $27.05             2%             13%               5%                 26%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2008                11            $15.61             4%             18%               7%                 33%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2009                16            $23.46             6%             24%              14%                 46%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2010                 4            $15.74             2%             26%               3%                 49%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2011                 8            $24.57             2%             28%               4%                 53%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2012                12             $7.90             24%            51%              18%                 71%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2013                 6            $18.01             3%             55%               6%                 76%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2014                 3             $4.17             28%            82%              11%                 87%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
     2015 & Beyond            2             $7.63             18%            100%             13%                100%
-----------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The Coventry Mall Property is managed by Stoltz
Management of Delaware, Inc., which is affiliated with the Coventry Mall
Borrower. As of June 30, 2004, Stoltz Management had a portfolio comprised of approximately 72 office, retail, and industrial properties totaling approximately 8.0 million square feet in addition to 590 apartment units located in 14 states.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS.  Not allowed.

     Certain additional information regarding the Coventry Mall Loan and the
Coventry Mall Property is set forth on Appendix II hereto.

                                     III-12

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 11 - COVENTRY MALL
--------------------------------------------------------------------------------

                        [COVENTRY MALL PICTURES OMITTED]

                                     III-13

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 11 - COVENTRY MALL
--------------------------------------------------------------------------------

                           [COVENTRY MALL MAP OMITTED]

                                     III-14

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 12 - ALHAMBRA OFFICE COMPLEX
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:              $50,000,000

CUT-OFF DATE BALANCE:          $50,000,000

SHADOW RATING (FITCH / S&P):   NAP

FIRST PAYMENT DATE:            November 8, 2004

INTEREST RATE:                 5.060%

AMORTIZATION:                  Interest Only

ARD:                           NAP

HYPERAMORTIZATION:             NAP

MATURITY DATE:                 October 8, 2011

EXPECTED MATURITY BALANCE:     $50,000,000

SPONSOR:                       Crescent Real Estate Equities Company

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               Lockout until earlier of November 8, 2007 or 2
                               years after the REMIC "start-up" date, with U.S.
                               Treasury defeasance thereafter. Prepayable
                               without penalty from and after October 8, 2011.

LOAN PER SF:                   $157.45

UP-FRONT RESERVES:             None

ONGOING RESERVES(1):           TI/LC:                Springing

                               RE Tax:               Springing

                               Insurance:            Springing

                               Cap Ex:               Springing

LOCKBOX(2):                    Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:      Single Asset

PROPERTY TYPE:                 Office

PROPERTY SUB-TYPE:             Suburban

LOCATION:                      Coral Gables, FL

YEAR BUILT / RENOVATED:        1961 and 1987 / 1987

OCCUPANCY(3):                  86.6%

SQUARE FOOTAGE:                317,566

THE COLLATERAL:                Two class A office buildings in mixed-use complex

OWNERSHIP INTEREST:            Fee

MAJOR TENANTS                       % NRSF      RENT PSF      LEASE EXPIRATION
-------------                       ------      --------      ----------------
Buena Vista International(4)         12.9%       $30.42          6/30/2009

Restaurant Services(5)                6.9%       $26.86          5/31/2007

Morgan Stanley Dean Witter            5.2%       $30.75         10/31/2010

PROPERTY MANAGEMENT:           Crescent Real Estate Equities Limited Partnership

U/W NET OP. INCOME:            $5,110,481

U/W NET CASH FLOW:             $4,653,802

APPRAISED VALUE:               $74,000,000

CUT-OFF DATE LTV:              67.6%

MATURITY DATE LTV:             67.6%

DSCR:                          1.81x
--------------------------------------------------------------------------------

(1)  Upon the occurrence and continuance of a cash management period (see footnote 2), Borrower is required to deposit monthly (a) 1/12 of annual real estate taxes and insurance premiums into a tax and insurance reserve;
     (b) 1/12 of $1.50/sf into a tenant improvement and leasing commissions reserve; and (c) 1/12 of $0.20 /sf into a capital expenditures
     (replacements) reserve. The Borrower may substitute letters of credit for the foregoing reserve deposits.

(2)  Prior to the occurrence of a cash management period, funds in the lockbox account will be swept daily and remitted to the Borrower. During a cash management period, funds will be applied to fund debt service and the reserve accounts described above, and, if no event of default exists, the excess remaining will be paid to Borrower. A cash management period will exist if any of the following trigger conditions occur: (a) the occurrence and continuance of a loan default, and terminating upon the cure of such default; or (b) the net operating income for any 12-month period ending on the last day of a fiscal quarter is less than $4,530,000, and terminating at such time as the Alhambra Office Complex Property achieves a 12-month trailing net operating income of $4,810,000 or greater for two consecutive fiscal quarters. The lockbox will be in place until the loan has been paid in full.

(3)  Occupancy is based on the rent roll dated October 1, 2004.

(4)  Tenant has the right to terminate the Lease with respect to 28,840 sf effective as of July 1, 2006 by delivering written notice to Landlord together with a $1,000,000.00 cancellation fee by May 1, 2005. Tenant may terminate the Lease with respect to 12,012 sf effective as of July 1, 2006 by delivering written notice to Landlord together with a $374,117.60 cancellation fee by May 1, 2005. In the event such cancellation would result in the occurrence of a cash management period, such cancellation fee will be held in reserve to cover the costs of re-leasing such space.

(5)  Tenant has the right to terminate the Lease as of August 31, 2005 by delivering written notice to Landlord together with a $284,967.89 cancellation fee by March 1, 2005. In the event such cancellation would result in the occurrence of a cash management period, such cancellation fee will be held in reserve to cover the costs of re-leasing such space.

THE ALHAMBRA OFFICE COMPLEX LOAN

         THE LOAN. The fourth largest loan (the "Alhambra Office Complex Loan")
as evidenced by the Promissory Note (the "Alhambra Office Complex Note") is
secured by a first priority fee Amended and Restated Mortgage and Security
Agreement (the "Alhambra Office Complex Mortgage") encumbering the 317,566 square foot office complex known as the Alhambra Office Complex, located in
Coral Gables, Florida (the "Alhambra Office Complex Property"). The Alhambra
Office Complex Loan was originated on October 8, 2004 by Morgan Stanley Mortgage
Capital Inc.

                                     III-15

         THE BORROWER. The borrower is Crescent Alhambra, LLC, a Delaware limited liability company (the "Alhambra Office Complex Borrower") that owns no material asset other than the Alhambra Office Complex Property and related interests. Upon completion of a tax deferred exchange, which the loan documents require to be completed by February 2, 2005, the Alhambra Office Complex
Borrower will be a majority owned subsidiary of Crescent Real Estate Equities
Company (NYSE: CEI), the sponsor of the Alhambra Office Complex Loan. Crescent
Real Estate Equities Company is a publicly traded real estate investment trust, based in Texas, that was established in 1994. It owns and manages a portfolio of
75 office buildings with more than 30,000,000 square feet of rentable space.

         THE PROPERTY. The Alhambra Office Complex Property is located in the financial district of Coral Gables, Florida, approximately four miles southeast of Miami International Airport. The properties are situated over an entire city block, one block north of Miracle Mile, a dining and retail destination in South
Florida. It consists of two office buildings within a complex that is structured as a condominium, including a Hyatt Regency Hotel, which is not owned by the
Alhambra Office Complex Borrower and is not part of the collateral for the
Alhambra Office Complex Loan. The included office buildings are Alhambra Plaza, built in 1987, which is a 14-story building with 225,083 rentable square feet, and Alhambra West, built in 1961 and extensively renovated in 1987, which is a
7-story building with 92,483 rentable square feet. The properties share a four-story structured parking facility containing approximately 1,043 spaces serving the development, of which 655 are allocated solely to the Alhambra
Office Complex Property.

-----------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE
-----------------------------------------------------------------------------------------------------------------------------
                                          AVERAGE           % OF                          % OF TOTAL       CUMULATIVE % OF
                            # OF         BASE RENT          TOTAL        CUMULATIVE      BASE RENTAL          TOTAL BASE
                           LEASES         PER SF         SQUARE FEET      % OF SF          REVENUES        RENTAL REVENUES
         YEAR              ROLLING        ROLLING          ROLLING        ROLLING          ROLLING             ROLLING
-----------------------------------------------------------------------------------------------------------------------------

        Vacant               12             $0.00              13%           13%                0%                 0%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
      2004 & MTM              3            $33.42               4%           18%                6%                 6%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2005                10            $27.49              11%           29%               12%                18%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2006                 3            $28.65               6%           35%                7%                25%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2007                12            $27.56              13%           48%               15%                40%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2008                 9            $29.65              15%           64%               18%                58%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2009                11            $29.62              20%           84%               24%                83%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2010                 5            $27.41              15%           99%               16%                99%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2011                 0             $0.00               0%           99%                0%                99%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2012                 0             $0.00               0%           99%                0%                99%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2013                 1            $26.97               1%          100%                1%               100%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2014                 0             $0.00               0%          100%                0%               100%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
     2015 & Beyond            0             $0.00               0%          100%                0%               100%
-----------------------------------------------------------------------------------------------------------------------------

         PROPERTY MANAGEMENT. The Alhambra Office Complex Property is managed by
Crescent Real Estate Equities Limited Partnership, which is an affiliate of the
Alhambra Office Complex Borrower. The management agreement is subordinate to the
Alhambra Office Complex Loan.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed, except for financing leases and purchase money debt in connection with equipment and other personal property, up to a maximum of $500,000 outstanding at any time.

         RELEASE OF PARCELS.  Not allowed.

         Certain additional information regarding the Alhambra Office Complex
Loan and the Alhambra Office Complex Property is set forth on Appendix II hereto.

                                     III-16

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 12 - ALHAMBRA OFFICE COMPLEX
--------------------------------------------------------------------------------

                   [ALHAMBRA OFFICE COMPLEX PICTURES OMITTED]

                                     III-17

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 12 - ALHAMBRA OFFICE COMPLEX
--------------------------------------------------------------------------------

                     [ALHAMBRA OFFICE COMPLEX MAP OMITTED]

                                     III-18

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 13 - TRAVIS TOWER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:               $37,750,000

CUT-OFF DATE BALANCE:           $37,635,362

SHADOW RATING (FITCH / S&P):    BBB+ / BBB+

FIRST PAYMENT DATE:             November 1, 2004

INTEREST RATE:                  5.434%

AMORTIZATION:                   360 months

ARD:                            NAP

HYPERAMORTIZATION:              NAP

MATURITY DATE:                  October 1, 2014

EXPECTED MATURITY BALANCE:      $31,535,839

SPONSOR:                        Robert Behringer

INTEREST CALCULATION:           Actual/360

CALL PROTECTION:                Lockout through November 1, 2007 with U.S.
                                Treasury defeasance thereafter. Prepayable
                                without penalty from and after July 1,2014.

LOAN PER SF:                    $74.20

UP-FRONT RESERVES(1):           RE Tax:             $782,507

                                Insurance:          $75,042

                                Deferred            $56,250

                                Maintenance:

                                Cap Ex:             $8,454

                                TI/LC:              $4,250,000

ONGOING RESERVES(2):            RE Tax:             $86,495 / month

                                Insurance:          $8,338 / month

                                Cap Ex:             $8,454 / month

                                TI/LC:              $46,498 / month

LOCKBOX:                        Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:       Single Asset

PROPERTY TYPE:                  Office

PROPERTY SUB-TYPE:              Urban

LOCATION:                       Houston, TX

YEAR BUILT / RENOVATED:         1955 / 1999

OCCUPANCY(3):                   84.5%

SQUARE FOOTAGE:                 507,247

THE COLLATERAL:                 21-story, multi-tenant office
                                building with 10-story, 944 space
                                parking garage

OWNERSHIP INTEREST:             Fee

MAJOR TENANTS                      % NRSF     RENT PSF     LEASE EXPIRATION
-------------                      ------     --------     ----------------
Centerpoint Energy                 55.2%       $17.44          9/6/2008

Linebarger Googan Blair Pena       10.1%       $18.75         1/11/2010

Edge Petroleum                      6.7%       $17.60         7/31/2013

PROPERTY MANAGEMENT:            Behringer Harvard TIC Management Services LP

U/W NET OP. INCOME:             $5,125,386

U/W NET CASH FLOW:              $4,464,993

APPRAISED VALUE:                $53,250,000

CUT-OFF DATE LTV:               70.7%

MATURITY DATE LTV:              59.2%

DSCR:                           1.75x
--------------------------------------------------------------------------------

(1)  The borrower deposited $4,250,000 into a rollover reserve associated with the Centerpoint Energy lease.

(2)  In addition to the upfront reserve associated with the Centerpoint Energy lease, the borrower is required to make ongoing monthly escrows in the amount of $1.00 PSF for calendar year 2004, $1.10 PSF for calendar year
     2005, $1.75 PSF for calendar years 2006 and 2007, $0.40 PSF for calendar year 2008, and $1.10 for calendar year 2009. There will be no escrow in calendar year 2010 and thereafter the reserve shall be $1.00 PSF annually.

(3)  Occupancy is based on the rent roll dated August 1, 2004.

THE TRAVIS TOWER LOAN

     THE LOAN. The fifth largest loan (the "Travis Tower Loan") is evidenced by a promissory note and is secured by a first priority mortgage on the Travis
Tower office property and parking garage located in Houston, Texas (the "Travis
Tower Property"). The Travis Tower Loan was originated on October 1, 2004 by
Bear Stearns Commercial Mortgage, Inc.

                                     III-19

       THE BORROWER. The borrower consists of Behringer Harvard Travis Tower H
LP, a Delaware limited partnership and 20 other limited partnerships as tenants in common (collectively, the "Travis Tower Borrower"). The tenants in common own no material assets other than the Travis Tower Property. The borrower is comprised of Behringer Harvard REIT I, Inc, which indirectly owns approximately
60% of the property and 20 TIC Investors which own approximately 40%. Behringer
Harvard REIT I, Inc., is a private real estate investment trust (REIT) formed in
2002. As of September 30, 2004 Behringer Harvard REIT I, Inc. listed cash and cash equivalents of approximately $16 million and total stockholders equity of over $67 million.

     THE PROPERTY. The Travis Tower Property is a 507,247 square foot, multi-tenant, class B+ office building located in downtown Houston, Texas within the CBD submarket proximate to the "Main Street - Light Rail Corridor". The
Travis Tower Property is situated at 1301 Travis Street and has frontage along both Polk and Main Street. The Travis Tower Property's largest tenant is
Centerpoint Energy which occupies approximately 280,168 square feet and is rated
BBB/Baa2/BBB by S&P/Moody's/Fitch respectively. Approximately 69% of the Travis
Tower Property total in place base rent is derived from investment grade rated tenants. The Travis Tower Property was extensively renovated between 1998 and
2000 at a cost of approximately $27.5 million, including a complete interior renovation, new mechanical and life safety systems, and construction of a
10-story, 944 space parking garage.

-----------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE
-----------------------------------------------------------------------------------------------------------------------------
                                          AVERAGE           % OF                          % OF TOTAL       CUMULATIVE % OF
                            # OF         BASE RENT          TOTAL        CUMULATIVE      BASE RENTAL          TOTAL BASE
                           LEASES         PER SF         SQUARE FEET      % OF SF          REVENUES        RENTAL REVENUES
         YEAR              ROLLING        ROLLING          ROLLING        ROLLING          ROLLING             ROLLING
-----------------------------------------------------------------------------------------------------------------------------

        Vacant                0            $0.00              15%            15%               0%                 0%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
      2004 & MTM              6            $13.87             2%             17%               0%                 0%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2005                 4          $18.25(1)            1%             18%               1%                 2%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2006                 3          $21.50(1)            1%             19%               2%                 3%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2007                 1            $18.75             4%             23%               5%                 9%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2008                 4            $17.45             56%            79%              66%                 74%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2009                 1           $0.00(1)            0%             79%               0%                 75%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2010                 4            $18.32             11%            90%              13%                 88%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2011                 1            $20.91             3%             93%               4%                 91%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2012                 0            $0.00              0%             93%               0%                 91%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2013                 3            $17.60             7%             99%               8%                 99%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2014                 1            $14.00             1%             100%              1%                100%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
     2015 & Beyond            0            $0.00              0%             100%              0%                100%
-----------------------------------------------------------------------------------------------------------------------------

(1)  Excludes certain leases that pay minimal rent and have no square footage attributed to them.

     PROPERTY MANAGEMENT. The Travis Tower Property is managed by Behringer
Harvard TIC Management Services LP, an affiliate of the Travis Tower Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS.  Not allowed.

     Certain additional information regarding the Travis Tower Loan and the
Travis Tower Property is set forth on Appendix II hereto.

                                     III-20

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 13 - TRAVIS TOWER
--------------------------------------------------------------------------------

                         [TRAVIS TOWER PICTURES OMITTED]

                                     III-21

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 13 - TRAVIS TOWER
--------------------------------------------------------------------------------

                           [TRAVIS TOWER MAP OMITTED]

                                     III-22

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 14 - TOWERS CRESCENT
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:              $37,000,000

CUT-OFF DATE BALANCE:          $37,000,000

SHADOW RATING (FITCH / S&P):   AA+ / AA

FIRST PAYMENT DATE:            August 8, 2004

INTEREST RATE:                 5.815%

AMORTIZATION:                  Interest only through July 8, 2007, thereafter
                               monthly principal and interest payments in the
                               amount of $217,452 beginning August 8, 2007
                               through maturity.

CALCULATED BALLOON             $33,375,637

ARD:                           NAP

HYPERAMORTIZATION:             NAP

MATURITY DATE:                 July 8, 2014

EXPECTED MATURITY BALANCE:     $33,375,637

SPONSOR:                       General Motors Hourly Rate Employees Pension
                               Trust

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               Lockout until the earlier of June 22, 2008 or 2
                               years after the REMIC "start-up" date, with U.S.
                               Treasury defeasance thereafter. Prepayable
                               without penalty from and after April 8, 2014.

LOAN PER SF:                   $128.36

UP-FRONT RESERVES:             None

ONGOING RESERVES(1):           Cap Ex:               Springing

                               RE Tax:               Springing

                               Insurance:            Springing

                               TI/LC:                Springing

                               Vacant Space:         Springing

                               IBM Rollover:         Springing

LOCKBOX(2):                    Springing
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:      Single Asset

PROPERTY TYPE:                 Office

PROPERTY SUB-TYPE:             Suburban

LOCATION:                      Vienna, VA

YEAR BUILT / RENOVATED:        2001-2002 / NAP

OCCUPANCY(3):                  75.2%

SQUARE FOOTAGE:                288,248

THE COLLATERAL:                Two Class A office buildings

OWNERSHIP INTEREST:            Fee

MAJOR TENANTS                    % NRSF      RENT PSF      LEASE EXPIRATION
-------------                    ------      --------      ----------------
IBM                               31.3%       $29.87          3/31/2008

Venable, Baetjer & Howard         17.2%       $42.41           1/8/2012

Targus Information Systems         6.7%       $40.78          1/31/2012

PROPERTY MANAGEMENT:           Quadrangle Development Corp.

U/W NET OP. INCOME:            $6,053,726

U/W NET CASH FLOW(4):          $5,630,549

APPRAISED VALUE:               $81,300,000

CUT-OFF DATE LTV:              45.5%

MATURITY DATE LTV:             41.1%

DSCR(5):                       2.58x
--------------------------------------------------------------------------------

(1)  Upon the occurrence and continuance of a lockbox trigger period (see
     Footnote 2), (a) the Borrower is required to deposit an amount equal to
     1/12 of the estimated taxes payable during the next ensuing 12 months into a reserve account monthly, (b) the Borrower is required to deposit an amount equal to 1/12 of the insurance premiums estimated to be required for renewal of the policies into a reserve account monthly, (c) the Borrower is required to deposit $6,005 for annual capital expenditures into a deposit account monthly, and (d) the Borrower is required to deposit $30,025 monthly into a TI/LC reserve monthly. However, during an IBM Trigger
     Period, the monthly TI/LC reserve deposit shall be $20,624. An "IBM Trigger
     Period" will occur if both (a) IBM has not renewed its lease for at least five years, and (b) the entire IBM space has not been fully leased to other tenants, on or before September 31, 2006. The IBM Trigger Period will end when (a) $2,700,000 (less certain IBM rollover credits) has been deposited in the IBM Rollover Reserve account, (b) IBM has renewed its lease or entered into a new lease for at least five years or (c) the IBM space has been fully leased to other tenants. During an IBM Trigger Period, the
     Borrower is required to deposit into an IBM Rollover Reserve account
     $150,000 monthly, to be used for tenant improvements and leasing commissions for the IBM space. 31.3% of the funds on deposit in the TI/LC reserve account on the date of commencement of the IBM Trigger Period will be credited to the IBM Rollover Reserve account. In the event the Borrower has not expended $3,400,000 on tenant improvements and leasing commissions by June 22, 2006, then (provided that the property is not both 90% occupied pursuant to market-term leases and the annual base rents from leases of space that was vacant as of the closing date total at least $1,000,000),
     Borrower is required to deposit into a separate vacant space tenant improvement and leasing commission reserve account the difference between
     $3,400,000 and the amount Borrower has actually paid for tenant improvements and leasing commissions for vacant space between the closing date and the date of establishment of the reserve account. The Borrower may substitute letters of credit for any reserve account deposits.

(2)  A lockbox will be established if any of the following trigger conditions occur: (a) the occurrence and continuance of an Event of Default; or (b) as of the end of any calendar quarter, the debt service coverage ratio is less than 1.20x. The Borrower may post a letter of credit as additional collateral for the purpose of meeting the debt service coverage test. The lockbox will be in place until the related Event of Default no longer exists or the related debt service coverage ratio event has not existed for a period of six consecutive months.

(3)  Occupancy is based on the rent roll dated September 20, 2004.

(4)  Underwritten net cash flow is based on accounting statements from 2003.

(5)  The DSCR is based on the interest only period. The DSCR, after the interest only period, would be 2.16x based on the principal and interest payments commencing August 8, 2007.

                                     III-23

THE TOWERS CRESCENT LOAN

         THE LOAN. The sixth largest loan (the "Towers Crescent Loan") as evidenced by the Promissory Note (the "Towers Crescent Note") is secured by a first priority fee Deed of Trust and Security Agreement (the "Towers Crescent
Mortgage") encumbering the 288,248 square foot suburban office buildings known as 8010 & 8020 Towers Crescent Drive, located in Vienna, Virginia (the "Towers
Crescent Property"). The Towers Crescent Loan was originated on June 22, 2004 by or on behalf of Morgan Stanley Mortgage Capital Inc.

         THE BORROWER. The borrower is Towers Crescent, LLC, a Delaware limited liability company (the "Towers Crescent Borrower") that owns no material asset other than the Towers Crescent Property and related interests. The sole member of the Towers Crescent Borrower is Towers Crescent Holdings, LLC, also an SPE.
Towers Crescent Holdings, LLC is in turn 100% owned by JP Morgan Chase Bank as trustee for the General Motors Hourly Employees Pension Trust, the sponsor of the Towers Crescent Loan. The General Motors Hourly Employees Pension Trust is
administered through General Motors Asset Management, a major institutional owner of real estate.

         THE PROPERTY. The Towers Crescent Property is located in Vienna,
Virginia, at 8010 & 8020 Towers Crescent Drive, between Tyson's Corner Center, a super-regional mall, and Route 7, Leesburg Pike, in the Tyson's Corner office submarket. The Towers Crescent Property was originally constructed in 2001-2002.
It consists of a five-story 93,308 square foot building and a nine-story,
194,940 square foot building connected by a 3-level underground parking structure. The properties have a total of 255,876 square feet of office space
(88.8%) and 32,372 square feet of retail space (11.2%). The Towers Crescent
Property is situated on approximately 7.115 acres and includes 936 parking spaces. Of the 7.115 acres, a 5.2 acre parcel is considered excess and the
Towers Crescent Borrower reserves the right to release it from the mortgage lien. The conditions for the release of this property, known as the expansion property, are listed below.

-----------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE
-----------------------------------------------------------------------------------------------------------------------------
                                          AVERAGE           % OF                          % OF TOTAL       CUMULATIVE % OF
                            # OF         BASE RENT          TOTAL        CUMULATIVE      BASE RENTAL          TOTAL BASE
                           LEASES         PER SF         SQUARE FEET      % OF SF          REVENUES        RENTAL REVENUES
         YEAR              ROLLING        ROLLING          ROLLING        ROLLING          ROLLING             ROLLING
-----------------------------------------------------------------------------------------------------------------------------

        Vacant               10             $0.00              25%           25%                0%                 0%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
      2005 & MTM              0             $0.00               0%           25%                0%                 0%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2006                 0             $0.00               0%           25%                0%                 0%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2007                 0             $0.00               0%           25%                0%                 0%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2008                 2            $29.87              31%           56%               35%                35%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2009                 1            $40.98               5%           61%                7%                43%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2010                 2            $33.50               5%           66%                6%                49%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2011                 1            $32.35               2%           68%                2%                51%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2012                 3            $41.81              26%           94%               41%                93%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2013                 1            $30.75               1%           95%                1%                94%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2014                 1            $32.40               5%          100%                6%               100%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
     2015 & Beyond            0             $0.00               0%          100%                0%               100%
-----------------------------------------------------------------------------------------------------------------------------

         PROPERTY MANAGEMENT. The Towers Crescent Property is managed by
Quadrangle Development Corporation. The management agreement is subordinate to the Towers Crescent Loan.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Towers Crescent Holdings,
LLC, as sole member of Borrower, is permitted to obtain mezzanine financing provided certain conditions are satisfied, including the following: (i)
origination of the mezzanine loan by a qualified transferee (as defined in the loan documents to include net worth tests); unless the Towers Crescent borrower delivers a rating agency confirmation relating to the mezzanine loan, the qualified transferee must at all times hold and own at least 51% of the mezzanine loan; (ii) the mezzanine lender must enter into an intercreditor agreement reasonably acceptable to the Towers Crescent lender, of the type customary in connection with mezzanine loans; (iii) any permitted mezzanine loan must have an interest rate yielding a weighted average debt service coverage constant of no greater than 8.5% for the mezzanine loan and the Towers Crescent
Loan on a combined basis; (iv) the loan-to-value ratio of the mezzanine loan and the Towers Crescent Loan on a combined basis cannot be greater than 55%; and (v)
the debt service coverage ratio of the Towers Crescent Loan immediately after the closing of the mezzanine loan shall not be less than 1.35x. The Towers
Crescent Borrower may furnish to the lender a letter of credit for up to
$3,700,000 to help meet the foregoing debt service coverage ratio and loan to value tests.

                                     III-24

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The Towers
Crescent Borrower may incur indebtedness in the financing of equipment and other personal property used on the property, provided that such indebtedness shall not be more than 60 days past due, is incurred in the ordinary course of the business of operating the property and (together with trade payables and operational debt) is not in excess of $1,850,000 in the aggregate.

         RELEASE OF PARCELS. The Towers Crescent Borrower may obtain a release of the designated expansion property parcel, without any required prepayment of the Towers Crescent Loan, provided the Towers Crescent Borrower satisfies certain legal conditions.

         Certain additional information regarding the Towers Crescent Loan and the Towers Crescent Property is set forth on Appendix II hereto.

                                     III-25

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 14 - TOWERS CRESCENT
--------------------------------------------------------------------------------

                       [TOWERS CRESCENT PICTURES OMITTED]

                                     III-26

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 14 - TOWERS CRESCENT
--------------------------------------------------------------------------------

                         [TOWERS CRESCENT MAP OMITTED]

                                     III-27

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 15 - SIMSBURY COMMONS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:              $33,300,000

CUT-OFF DATE BALANCE:          $33,300,000

SHADOW RATING (FITCH / S&P):   NAP

FIRST PAYMENT DATE:            November 1, 2004

INTEREST RATE:                 5.4225%

AMORTIZATION:                  Interest Only

ARD:                           NAP

HYPERAMORTIZATION:             NAP

MATURITY DATE:                 October 1, 2014

EXPECTED MATURITY BALANCE:     $33,300,000

SPONSOR(S):                    JP Morgan Investment Management and Edens & Avant

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               Lockout through the earlier of
                               November 1, 2007 or 2 years after the REMIC
                               "start-up" date with U.S. Treasury defeasance or
                               the payment of the greater of a yield
                               maintenance premium and 1% of the principal
                               balance thereafter. Prepayable without penalty
                               from and after July 1, 2014.

LOAN PER SF:                   $129.83

UP-FRONT RESERVES:             Deferred Maintenance:   $43,676

ONGOING RESERVES(1):           RE Tax:                 Springing

                               Insurance:              Springing

                               Cap Ex:                 Springing

LOCKBOX:                       Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:      Single Asset

PROPERTY TYPE:                 Retail

PROPERTY SUB-TYPE:             Anchored

LOCATION:                      Simsbury, CT

YEAR BUILT / RENOVATED:        1970-1972 / 1993 , 1999

OCCUPANCY(2):                  98.1%

SQUARE FOOTAGE:                256,498

THE COLLATERAL:                Multi-tenant, grocery-anchored retail center

OWNERSHIP INTEREST:            Fee

MAJOR TENANTS                    % NRSF      RENT PSF      LEASE EXPIRATION
-------------                    ------      --------      ----------------
Super Stop & Shop                 25.3%       $18.00          9/30/2013

Bob's Stores                      14.6%       $10.59          1/31/2009

Bed Bath & Beyond                 11.8%       $5.71           10/30/2007

PROPERTY MANAGEMENT:           Edens &Avant Realty, Inc.

U/W NET OP. INCOME:            $3,829,209

U/W NET CASH FLOW:             $3,711,990

APPRAISED VALUE:               $51,500,000

CUT-OFF DATE LTV:              64.7%

MATURITY DATE LTV:             64.7%

DSCR:                          2.03x
--------------------------------------------------------------------------------

(1)  Tax and insurance reserves spring if the borrower fails to provide evidence of payment. Cap Ex reserve springs if the DSCR for the preceding 6 months is less than 1.15x.
(2)  Occupancy is based on the rent roll dated July 15, 2004.

THE SIMSBURY COMMONS LOAN

     THE LOAN. The seventh largest loan (the "Simsbury Commons Loan") is evidenced by a promissory note and is secured by a first priority mortgage on the Simsbury Commons retail property located in Simsbury, Connecticut (the
"Simsbury Commons Property"). The Simsbury Commons Loan was originated on
September 9, 2004 by Bear Stearns Commercial Mortgage, Inc.

     THE BORROWER. The borrower is E&A/I&G Simsbury Commons Limited Partnership, a Delaware limited partnership (the "Simsbury Commons Borrower") that owns no material assets other than the Simsbury Commons Property. The sponsors are comprised of Edens and Avant (10%) and JP Morgan Investment Management (90%).
The Edens and Avant company was founded in 1967 and focuses primarily on grocery anchored retail centers. The company currently has 280 retail centers in 20 states and more than 300 employees. At the end of 2003, the Edens and Avant real estate portfolio was valued at $1.7 billion. The JP Morgan Investment Management portfolio owns its interest in the Simsbury Commons Borrower through the JP
Morgan Real Estate Growth and Income Fund. The JP Morgan Real Estate Growth and
Income Fund began its real estate investing activities in February 2002 and currently has investments in direct property, mezzanine debt, and CMBS. As of the March 2004, The JP Morgan Real Estate Growth and Income Fund had $154.2
million in capital and a reported net asset value of $182.8 million. Total reported assets as of that date totaled $213.1 million, with $181.6 million of investments in direct real estate properties.

                                     III-28

        THE PROPERTY. The Simsbury Commons Property is a 256,498 square foot, 36 tenant, grocery and drug store anchored shopping center located in Simsbury,
Connecticut, approximately 12 miles west of the downtown Hartford CBD. The
Simsbury Commons Property is situated at the intersection of Route 44 and Bushy
Hill Road, approximately 2 miles west of Interstate 84. Anchor tenants at the property consist of a 64,948 square foot Super Stop & Shop grocer (Koninklijke
Ahold parent), a 37,526 square foot Bob's Stores, and a 30,321 square foot Bed
Bath & Beyond store. Other major tenants at the center include Borders Books, an eight screen Hoyts Cinema with stadium seating, and a Walgreens drug store.
Investment grade rated tenants occupy approximately 37% of the property's total net rentable area. The Simsbury Commons Property was originally constructed in the early 1970s and was expanded and extensively renovated and repositioned in
1999. The Simsbury Commons Property is situated adjacent to the Avon
Marketplace, a fashion/ lifestyle center tenanted by GAP, Banana Republic,
Orvis, Bertucci's Restaurant, and Victoria's Secret, among others. Current overall occupancy of the Simsbury Commons Property is approximately 98%.

-----------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE
-----------------------------------------------------------------------------------------------------------------------------
                                          AVERAGE           % OF                          % OF TOTAL       CUMULATIVE % OF
                            # OF         BASE RENT          TOTAL        CUMULATIVE      BASE RENTAL          TOTAL BASE
                           LEASES         PER SF         SQUARE FEET      % OF SF          REVENUES        RENTAL REVENUES
         YEAR              ROLLING        ROLLING          ROLLING        ROLLING          ROLLING             ROLLING
-----------------------------------------------------------------------------------------------------------------------------

        Vacant                0             $0.00             2%              2%               0%                  0%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
      2005 & MTM              6            $18.92             4%              6%               5%                  5%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2006                 2            $10.88             2%              8%               2%                  6%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2007                 1             $5.71            12%             20%               4%                 11%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2008                 2            $36.52             2%             22%               4%                 14%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2009                 5            $14.07            20%             41%              18%                 32%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2010                 1            $23.50             1%             42%               1%                 33%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2011                 1            $20.00             1%             43%               2%                 34%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2012                 1            $18.00             2%             45%               2%                 36%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2013                 1            $18.00            25%             70%              29%                 65%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2014                 1            $20.93             2%             73%               3%                 68%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
     2015 & Beyond            5            $18.20            27%            100%              32%                100%
-----------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The Simsbury Commons Property is self-managed by an
Edens & Avant affiliate.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Additional subordinate secured debt is permitted subject to certain conditions as set forth in the mortgage loan documents including, among others, a maximum overall loan to value ratio of less than 75% and a debt service coverage ratio greater than 1.75x.

     RELEASE OF PARCELS. Release of a portion of the collateral is permitted provided that, among other conditions as set forth in the loan documents, the
Simsbury Commons Borrower defeases or prepays the Simsbury Commons Loan in the amount of 110% or 115%, as applicable, of the allocated loan amount of the collateral being released, and if being prepaid, together with the applicable yield maintenance premium, a minimum DSCR of 1.75x and a loan to value that is the lesser of (i) the LTV as of the closing date and (ii) the LTV immediately prior to release as reasonably determined by lender are maintained.

     Certain additional information regarding the Simsbury Commons Loan and the
Simsbury Commons Property is set forth on Appendix II hereto.

                                     III-29

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 15 - SIMSBURY COMMONS
--------------------------------------------------------------------------------

                       [SIMSBURY COMMONS PICTURES OMITTED]

                                     III-30

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 15 - SIMSBURY COMMONS
--------------------------------------------------------------------------------

                         [SIMSBURY COMMONS MAP OMITTED]

                                     III-31

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 16 - THE MARITIME HOTEL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:               $25,000,000

CUT-OFF DATE BALANCE:           $25,000,000

SHADOW RATING (FITCH / S&P):    A / AAA

FIRST PAYMENT DATE:             January 1, 2005

INTEREST RATE:                  5.000%

AMORTIZATION:                   Interest only through December 1, 2012,
                                thereafter monthly principal and interest
                                payments in the amount of $146,148 beginning
                                January 1, 2013 through maturity.

ARD:                            NAP

HYPERAMORTIZATION:              NAP

MATURITY DATE:                  December 1, 2014

EXPECTED MATURITY BALANCE:      $24,024,359

SPONSOR(S):                     Richard Born and Ira Drukier

INTEREST CALCULATION:           Actual/360

CALL PROTECTION:                Lockout through the earlier of January 1, 2009
                                or 2 years after the REMIC "start-up" date with
                                U.S. Treasury defeasance thereafter. Prepayable
                                without penalty from and after December 1, 2014.

LOAN PER ROOM:                  $200,000.00

UP-FRONT RESERVES:              Insurance:     $71,523

                                FF&E:          $22,391

ONGOING RESERVES:               RE Tax:        $43,295 / month

                                Insurance:     $8,940 / month

                                FF&E:          $22,391 / month

LOCKBOX:                        Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:       Single Asset

PROPERTY TYPE:                  Hospitality

PROPERTY SUB-TYPE:              Full Service

LOCATION:                       New York, NY

YEAR BUILT / RENOVATED:         1969 / 2002-2003

OCCUPANCY(1):                   85.3%

ROOMS:                          125

THE COLLATERAL:                 A 125 room full service boutique hotel

OWNERSHIP INTEREST:             Fee

PROPERTY MANAGEMENT:            Self managed

U/W NET OP. INCOME:             $7,118,429

U/W NET CASH FLOW:              $6,728,648

APPRAISED VALUE:                $60,000,000

CUT-OFF DATE LTV:               41.7%

MATURITY DATE LTV:              40.0%

DSCR(2):                        5.31x
--------------------------------------------------------------------------------

(1)  Occupancy is based on operating statements dated July 31, 2004.

(2)  The DSCR is based on the interest only period. The DSCR, after the interest only period, would be 3.84x based on the principal and interest payments commencing January 1, 2013.

THE MARITIME HOTEL LOAN

     THE LOAN. The eighth largest loan (the "Maritime Hotel Loan") is evidenced by a promissory note and is secured by a first priority mortgage on the Maritime
Hotel property located in New York, New York (the "Maritime Hotel Property").
The Maritime Hotel Loan was originated on November 9, 2004 by Bear Stearns
Commercial Mortgage, Inc.

     THE BORROWER. The borrowers are Market Corner Realty Associates LLC and
Hudson River Inn LLC (the "Maritime Hotel Borrowers") that own no material assets other than the Maritime Hotel Property. The sponsors are comprised of four principals, Richard Born, Ira Drukier, Sean MacPherson, and Eric Goode.
Richard Born and Ira Drukier, are experienced New York City hoteliers and own similar lodging properties including the Mercer Hotel, the Chambers Hotel, the
Holiday Inn @57th Street, and the Blakeley Hotels in Manhattan as well as other commercial and residential properties. In South Beach, FL they jointly own the
Townhouse Hotel. The two remaining principals, Sean MacPherson, and Eric Goode, are experienced in restaurant and nightlife operations in Manhattan and Los
Angeles and are involved in the Bowery Bar, Area MK, Park Restaurant, Bar
Marmont, and Lot 61.

                                     III-32

        THE PROPERTY. The Maritime Hotel Property is a 125 room, full service boutique hotel property located on Ninth Avenue between 16th and 17th Streets in the Chelsea neighborhood of Manhattan, adjacent to both Greenwich Village and the Meatpacking District. The 1999 rezoning of much of the Chelsea area sparked a surge of new development including upscale residential apartments and condominiums and the opening of numerous restaurants and retail stores surrounding the Maritime Hotel Property. In addition to the high concentration of retail and dining establishments located within walking distance of the property, there are also neighborhood attractions such as the Chelsea Gourmet
Market, the SoHo House club, and over 200 art galleries. The Maritime Hotel was converted from an existing 12-story building in 2002-03 and had a soft opening at the end of 2003, with all rooms open in January 2004. There are 121 queen bed guestrooms and 4 penthouse suites. All guestrooms are designed to resemble a ship's cabin and come complete with a 5 1/2 feet diameter porthole window, a flat screen television, safe, telephone with data-port, a lounge chair, and wi-fi internet service as well as in room minibars. Many rooms have views of the
Hudson River. The Maritime Hotel Property includes approximately 33,000 square feet of indoor and outdoor retail space consisting of Matsuri (a Japanese style restaurant), La Bottega (a bar and Italian restaurant with both indoor and outdoor seating), Cabana (a beach bar themed bar/lounge area with indoor and outdoor spaces), and Hiro (an Asian inspired bar/club).

        PROPERTY MANAGEMENT. The Maritime Hotel Property is self-managed by an entity related to the Maritime Hotel Borrower.

        MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

        ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

        RELEASE OF PARCELS. Not allowed.

        Certain additional information regarding the Maritime Hotel Loan and the
Maritime Hotel Property is set forth on Appendix II hereto.

                                     III-33

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 16 - THE MARITIME HOTEL
--------------------------------------------------------------------------------

                      [THE MARITIME HOTEL PICTURES OMITTED]

                                     III-34

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 16 - THE MARITIME HOTEL
--------------------------------------------------------------------------------

                        [THE MARITIME HOTEL MAP OMITTED]

                                     III-35

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 17 - 101 ASH STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:              $20,000,000

CUT-OFF DATE BALANCE:          $20,000,000

SHADOW RATING (FITCH / S&P):   AAA / AAA

FIRST PAYMENT DATE:            September 8, 2004

INTEREST RATE:                 5.340%

AMORTIZATION:                  Interest Only

ARD:                           NAP

HYPERAMORTIZATION:             NAP

MATURITY DATE:                 February 8, 2015

EXPECTED MATURITY BALANCE:     $20,000,000

SPONSOR:                       Sandor W. Shapery

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               Lockout until the earlier of September 1, 2009 or
                               2 years after the REMIC "start-up" date, with
                               U.S. Treasury defeasance thereafter. Prepayable
                               without penalty from and after November 8, 2014.

LOAN PER SF:                   $64.47

UP-FRONT RESERVES:             None

ONGOING RESERVES:              RE Tax:               Springing

                               Insurance:            Springing

LOCKBOX:                       Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:      Single Asset

PROPERTY TYPE:                 Office

PROPERTY SUB-TYPE:             Urban

LOCATION:                      San Diego, CA

YEAR BUILT / RENOVATED:        1967 / NAP

OCCUPANCY(1):                  100.0%

SQUARE FOOTAGE:                310,200

THE COLLATERAL:                Twenty-one story office building

OWNERSHIP INTEREST:            Fee

MAJOR TENANT                     % NRSF      RENT PSF      LEASE EXPIRATION
------------                     ------      --------      ----------------
Sempra Energy                    100.0%     $14.12(2)          7/17/2015

PROPERTY MANAGEMENT:           Borrower managed

U/W NET OP. INCOME:            $4,046,917

U/W NET CASH FLOW:             $3,851,491

APPRAISED VALUE:               $51,400,000

CUT-OFF DATE LTV:              38.9%

MATURITY DATE LTV:             38.9%

DSCR:                          3.56x
--------------------------------------------------------------------------------

(1)  Occupancy is based on the information contained in the single tenant lease.
(2)  The underwritten rent represents the average rent over the tenant lease term. The current rent is $6.60 psf. The next step is to $13.25 psf on July
     18, 2005.

THE 101 ASH STREET LOAN

       THE LOAN. The ninth largest loan (the "101 Ash Street Loan") as evidenced by the Promissory Note (the "101 Ash Street Note") is secured by a first priority Fee Deed of Trust, Assignment of Leases and Rents, Security Agreement
and Fixture Filing (the "101 Ash Street Mortgage") encumbering the 310,200 square foot office building known as 101 Ash Street, located in San Diego,
California (the "101 Ash Street Property"). The 101 Ash Street Loan was
originated on August 4, 2004 by or on behalf of Morgan Stanley Mortgage Capital
Inc.

       THE BORROWER. The borrowers are Shapery Developers Gas & Electric
Property, L.P., a California limited partnership and The Gas & Electric
Headquarters Building - San Diego, L.P., a California limited partnership
(collectively, the "101 Ash Street Borrower") that owns no material asset other than the 101 Ash Street Property and related interests. The 101 Ash Street
Borrowers hold both the fee and ground leasehold interest with respect to the
101 Ash Street Property. The sponsor of the 101 Ash Street Loan is Sandor W.
Shapery. The sponsor has owned and managed the 101 Ash Street Property since
1993.

       THE PROPERTY. The 101 Ash Street Property is located in the Core/Columbia
Quarter area of the San Diego, California, central business district, along Ash
Street between First Avenue and Second Avenue. The 101 Ash Street Property was
originally constructed in 1967. It consists of a 310,200 square foot, twenty-one story single office building. The 101 Ash Street Property occupies an entire city block. It is situated on approximately 1.4 acres and includes 215 parking spaces in an underground garage. The 101 Ash Street Property is 100% leased to and serves as corporate headquarters for Sempra Energy. Sempra Energy is a
Fortune 500 company with 2003 revenues of $7.9 billion and approximately 13,000 employees. Sempra Energy, or predecessor companies, have occupied the 101 Ash
Street Property since 1967.

                                     III-36

       PROPERTY MANAGEMENT. The 101 Ash Street Property is self-managed by the
101 Ash Street Borrower.

       MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

       ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

       RELEASE OF PARCELS.  Not allowed.

       Certain additional information regarding the 101 Ash Street Loan and the
101 Ash Street Property is set forth on Appendix II hereto.

                                     III-37

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 17 - 101 ASH STREET
--------------------------------------------------------------------------------

                        [101 ASH STREET PICTURES OMITTED]

                                     III-38

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 17 - 101 ASH STREET
--------------------------------------------------------------------------------

                          [101 ASH STREET MAP OMITTED]

                                     III-39

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 18 - AZALEA SQUARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:             $16,535,000

CUT-OFF DATE BALANCE:         $16,535,000

SHADOW RATING (FITCH / S&P):  BBB- / BBB-

FIRST PAYMENT DATE:           January 1, 2005

INTEREST RATE:                5.010%

AMORTIZATION:                 Interest Only

ARD:                          NAP

HYPERAMORTIZATION:            NAP

MATURITY DATE:                December 1, 2009

EXPECTED MATURITY BALANCE:    $16,535,000

SPONSOR:                      Inland Western Retail Real Estate Trust, Inc.

INTEREST CALCULATION:         30/360

CALL PROTECTION:              Lockout until December 1, 2007. In connection with
                              any voluntary prepayment, the borrower must pay a
                              premium equal to the greater of a yield
                              maintenance premium and 1% of the principal
                              balance thereafter. Prepayable without penalty
                              from and after November 1, 2009.

LOAN PER SF:                  $90.88

UP-FRONT RESERVES:            None

ONGOING RESERVES(1):          RE Tax:            Springing

                              Insurance:         Springing

                              Cap Ex:            Springing

LOCKBOX(2):                   Springing
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:     Single Asset

PROPERTY TYPE:                Retail

PROPERTY SUB-TYPE:            Anchored

LOCATION:                     Summerville, SC

YEAR BUILT / RENOVATED:       2003-2004 / NAP

OCCUPANCY(3):                 97.3%

SQUARE FOOTAGE:               181,942

THE COLLATERAL:               Multi-tenant, anchored retail center

OWNERSHIP INTEREST:           Fee

MAJOR TENANTS                 % NRSF    RENT PSF    LEASE EXPIRATION
-------------                 ------    --------    ----------------
Ross Dress for Less            16.6%      $9.50        1/31/2014

TJ Maxx                        16.5%      $7.75        7/31/2013

Linens N Things                14.0%     $10.75        1/31/2014

PROPERTY MANAGEMENT:          Inland US Management LLC

U/W NET OP. INCOME:           $2,114,852

U/W NET CASH FLOW:            $2,040,755

APPRAISED VALUE:              $30,000,000

CUT-OFF DATE LTV:             55.1%

MATURITY DATE LTV:            55.1%

DSCR:                         2.46x
--------------------------------------------------------------------------------

(1)  Tax and insurance reserves spring if the borrower fails to provide evidence of payment. Cap Ex reserve springs if any required repairs are not completed within six months of closing , if the borrower fails to provide evidence of property maintenance or an event of default occurs.

(2)  Hard Lockbox is triggered upon a DSCR less than or equal to 1.75x. A Cash
     Management Event is triggered if (1) a DSCR less than or equal to 1.25x,
     (2) there is an event of default, or (3) the bankruptcy of the borrower or the property manager occurs. In such case money will be swept daily to a cash management account controlled by the lender. Such cash sweep may be terminated (not more than twice during the term of the loan) if the DSCR for the preceding six month period is greater than or equal to 1.35x for two complete, consecutive calendar quarters.

(3)  Occupancy is based on the rent roll dated November 3, 2004.

THE AZALEA SQUARE LOAN

     THE LOAN. The tenth largest loan ("the Azalea Square Loan") is evidenced by a promissory note and is secured by a first priority mortgage on the Azalea
Square retail property located in Summerville, South Carolina (the "Azalea
Square Property"). The Azalea Square Loan was originated on November 12, 2004 by
Bear Stearns Commercial Mortgage, Inc.

     THE BORROWER. The borrower is Inland Western Summerville Azalea Square,
L.L.C., a Delaware limited liability company (the "Azalea Square Borrower") that owns no material assets other than the Azalea Square Property. The beneficial interest of the Azalea Square Borrower is wholly owned by Inland Western Retail
Real Estate Trust, Inc (IWRRETI or IWEST). As of September 30, 2004, IWEST had
total reported shareholder's equity of over $1.27 billion and owned a portfolio of sixty-eight properties containing an aggregate of approximately 12.9 million square feet of gross leasable area. The Inland Group, Inc is the parent company of Inland Western Retail Real Estate Trust, Inc. The Inland Group, Inc. together with its subsidiaries and affiliates is a fully-integrated real estate company providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, syndication, renovation, construction finance and other related services. As of June 30, 2004, the Inland real estate group of companies employed more than 1,024 people, managed over $5 billion in assets, and more than 60 million square feet of commercial property.

                                     III-40

        THE PROPERTY. The Azalea Square Property is a newly constructed, 181,942 square foot, 20 tenant, anchored retail community shopping center located in
Summerville, Berkeley County, South Carolina, approximately 25 miles north of the Charleston CBD. The property is located on US 17-A, a quarter-mile west of the on/off ramps to I-26, a major road to downtown Charleston. US 17-A is a primary retail/business street in the Summerville area. Major tenants at the
Azalea Square property consist of TJ Maxx, Ross Stores, Pier 1 Imports, Logan's
Roadhouse, Linens `N Things, and PetsMart. Approximately 39% of the property's net rentable area is occupied by investment grade rated tenants. Additionally, the Azalea Square Property is shadow anchored by an adjacent 125,000 square foot
Target and an 88,000 square foot Kohl's, (which is not included in the collateral), and is situated directly across the street from a Wal-Mart, Lowes, and Belk anchored center. The Azalea Square Property is currently approximately
97% leased.

-----------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE
-----------------------------------------------------------------------------------------------------------------------------
                                          AVERAGE           % OF                          % OF TOTAL       CUMULATIVE % OF
                            # OF         BASE RENT          TOTAL        CUMULATIVE      BASE RENTAL          TOTAL BASE
                           LEASES         PER SF         SQUARE FEET      % OF SF          REVENUES        RENTAL REVENUES
         YEAR              ROLLING        ROLLING          ROLLING        ROLLING          ROLLING             ROLLING
-----------------------------------------------------------------------------------------------------------------------------

        Vacant                0            $0.00              3%              3%               0%                 0%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
      2005 & MTM              0            $0.00              0%              3%               0%                 0%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2006                 0            $0.00              0%              3%               0%                 0%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2007                 0            $0.00              0%              3%               0%                 0%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2008                 6           $18.48             10%             13%              16%                16%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2009                 4           $22.23              4%             17%               7%                23%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2010                 1           $14.00              3%             20%               3%                26%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2011                 0            $0.00              0%             20%               0%                26%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2012                 0            $0.00              0%             20%               0%                26%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2013                 2            $9.80             22%             42%              18%                44%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
         2014                 4           $10.97             37%             79%              34%                77%
------------------------ ------------ ----------------- ---------------- ------------- ------------------- ------------------
     2015 & Beyond            3           $13.47             21%            100%              23%               100%
-----------------------------------------------------------------------------------------------------------------------------

        PROPERTY MANAGEMENT. The Azalea Square Property is managed by the Inland
US Management LLC, which is affiliated with the Azalea Square Borrower.

        MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

        ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

        RELEASE OF PARCELS. Not allowed.

        Certain additional information regarding the Azalea Square Loan and the
Azalea Square Property is set forth on Appendix II hereto.

                                     III-41

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 18 - AZALEA SQUARE
--------------------------------------------------------------------------------

                        [AZALEA SQUARE PICTURES OMITTED]

                                     III-42

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 18 - AZALEA SQUARE
--------------------------------------------------------------------------------

                          [AZALEA SQUARE MAP OMITTED]

                                     III-43

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

--------------------------------------------------------------------------------

[MORGAN STANLEY LOGO]           January 6, 2005              [BEAR STEARNS LOGO]

--------------------------------------------------------------------------------

                                 CMBS NEW ISSUE
                              COLLATERAL TERM SHEET

                       ----------------------------------

                                  $928,056,000

                                  (APPROXIMATE)

                          MORGAN STANLEY CAPITAL I INC.
                                  AS DEPOSITOR

                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                        PRINCIPAL COMMERCIAL FUNDING, LLC
                            AS MORTGAGE LOAN SELLERS

                              -------------------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP17

                              -------------------

MORGAN STANLEY                                          BEAR, STEARNS & CO. INC.
CO-LEAD BOOKRUNNING MANAGER                          CO-LEAD BOOKRUNNING MANAGER

                       WELLS FARGO BROKERAGE SERVICES, LLC
                                   CO-MANAGER

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc., and Wells Fargo Brokerage Services, LLC (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $928,056,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP17

TRANSACTION FEATURES
--------------------
>>    Sellers:

---------------------------------------------------------------------------------------------------------
                                                              NO. OF    NO. OF    CUT-OFF DATE      % OF
SELLERS                                                        LOANS    PROPS.     BALANCE ($)      POOL
---------------------------------------------------------------------------------------------------------

 Bear Stearns Commercial Mortgage, Inc.                         16        16       273,550,852      27.9
 Morgan Stanley Mortgage Capital Inc.                           21        34       270,016,384      27.5
 Wells Fargo Bank, National Association                         46        47       205,530,351      21.0
 Principal Commercial Funding, LLC                              26        26       154,290,233      15.7
 Bear Stearns Commercial Mortgage, Inc. / Wells Fargo Bank,
   National Association                                          1         1        77,385,000       7.9
---------------------------------------------------------------------------------------------------------
 TOTAL:                                                        110       124       980,772,819     100.0
---------------------------------------------------------------------------------------------------------

>>   Loan Pool:
     o   Average Cut-off Date Balance:  $8,916,117
     o   Largest Mortgage Loan by Cut-off Date Balance: $77,385,000*
     o   Five largest and ten largest loans: 32.8% and 46.2% of pool, respectively
>>   Credit Statistics:
     o   Weighted average debt service coverage ratio of 2.20x
     o   Weighted average current loan-to-value ratio of 59.6%; weighted average balloon loan-to-value ratio of 51.8%
>>   Property Types:

                                [GRAPHIC OMITTED]

                                Multifamily, 4.3%
                                Industrial, 8.9%
                                Hospitality, 4.4%
                                Other*, 8.7%
                                Retail, 46.3%
                                Office, 27.4%

* "Other" includes Self Storage, Manufactured Housing Community and Mixed Use
  property types

>>   Call Protection:
     o   64 loans (67.3% of the pool) have a lockout period ranging from 24 to
         48 payments from origination, then defeasance provisions
     o   20 loans (22.2% of the pool) have a lockout period ranging from 14 to
         60 payments from origination, then the greater of yield maintenance and a prepayment premium of 1.0%
     o   24 loans (10.1% of the pool) have a lockout period ranging from 27 to
         35 payments from origination, then the greater of yield maintenance and a prepayment premium of 1.0%, and also permit defeasance two years following securitization
     o   2 loans (0.4% of the pool) permit prepayment with the greater of yield maintenance and a prepayment premium of 1.0%

>>   Collateral Information Updates: Updated loan information is expected to be part of the monthly certificateholder reports available from the Trustee in addition to detailed payment and delinquency information. Information provided by the Trustee is expected to be available at www.etrustee.net.
     Updated annual property operating and occupancy information, to the extent delivered by borrowers, is expected to be available to Certificateholders from the Master Servicer through the Paying Agent's website at
     www.ctslink.com.
>>   Bond Information: Cash flows are expected to be modeled by TREPP, CONQUEST and INTEX and are expected to be available on BLOOMBERG.
>>   Lehman Aggregate Bond Index: It is expected that this transaction will be included in the Lehman Aggregate Bond Index.

         * Wells REF Portfolio Loan Group consists of three crossed loans totaling $80,000,000.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc., and Wells Fargo Brokerage Services, LLC (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-2

                           $928,056,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP17

  OFFERED CERTIFICATES
  --------------------

------------------------------------------------------------------------------------------------------------------------------------

               INITIAL                                                                                   APPROXIMATE    CERTIFICATE
            CERTIFICATE                                                                EXPECTED FINAL      INITIAL      PRINCIPAL TO
             BALANCE OR       SUBORDINATION     RATINGS      AVERAGE      PRINCIPAL     DISTRIBUTION     PASS-THROUGH      VALUE
  CLASS  NOTIONAL AMOUNT(1)      LEVELS       (FITCH/S&P)   LIFE(2)(3)   WINDOW(2)(4)      DATE(2)         RATE(5)        RATIO(6)
------------------------------------------------------------------------------------------------------------------------------------

A-1          $14,400,000         17.000%       AAA / AAA       1.00         1 - 24         1/13/07           [ ]%           49.5%
------------------------------------------------------------------------------------------------------------------------------------
A-2          $23,000,000         17.000%       AAA / AAA       3.16        24 - 52         5/13/09           [ ]%           49.5%
------------------------------------------------------------------------------------------------------------------------------------
A-3          $56,800,000         17.000%       AAA / AAA       4.77        52 - 59        12/13/09           [ ]%           49.5%
------------------------------------------------------------------------------------------------------------------------------------
A-4          $85,600,000         17.000%       AAA / AAA       6.64        76 - 84         1/13/12           [ ]%           49.5%
------------------------------------------------------------------------------------------------------------------------------------
A-AB         $58,200,000         17.000%       AAA / AAA       7.61        59 - 113        6/13/14           [ ]%           49.5%
------------------------------------------------------------------------------------------------------------------------------------
A-5         $576,041,000         17.000%       AAA / AAA       9.65       113 - 119       12/13/14           [ ]%           49.5%
------------------------------------------------------------------------------------------------------------------------------------
X-2(8)      $962,024,000          ----         AAA / AAA       ----          ----           ----        Variable Rate       ----
------------------------------------------------------------------------------------------------------------------------------------
A-J          $74,784,000          9.375%       AAA / AAA       9.90       119 - 120        1/13/15           [ ]%           54.0%
------------------------------------------------------------------------------------------------------------------------------------
B            $20,841,000          7.250%        AA / AA        9.96       120 - 120        1/13/15           [ ]%           55.3%
------------------------------------------------------------------------------------------------------------------------------------
C             $7,356,000          6.500%       AA- / AA-       9.96       120 - 120        1/13/15           [ ]%           55.7%
------------------------------------------------------------------------------------------------------------------------------------
D            $11,034,000          5.375%         A / A         9.96       120 - 120        1/13/15           [ ]%           56.4%
------------------------------------------------------------------------------------------------------------------------------------

  PRIVATE CERTIFICATES (7)
  ------------------------

------------------------------------------------------------------------------------------------------------------------------------
               INITIAL                                                                                    APPROXIMATE    CERTIFICATE
             CERTIFICATE                                                               EXPECTED FINAL       INITIAL       PRINCIPAL
              BALANCE OR      SUBORDINATION     RATINGS      AVERAGE      PRINCIPAL     DISTRIBUTION     PASS-THROUGH     TO VALUE
  CLASS   NOTIONAL AMOUNT(1)      LEVELS      (FITCH/S&P)   LIFE(2)(3)  WINDOW(2)(4)       DATE(2)          RATE(5)        RATIO(6)
------------------------------------------------------------------------------------------------------------------------------------

X-1(8)       $980,772,819          ----        AAA / AAA       ----         ----            ----         Variable Rate       ----
------------------------------------------------------------------------------------------------------------------------------------
E              $9,808,000         4.375%        A- / A-        9.98       120 - 121        2/13/15            [ ]%          57.0%
------------------------------------------------------------------------------------------------------------------------------------
F              $6,129,000         3.750%      BBB+ / BBB+     10.04       121 - 121        2/13/15            [ ]%          57.4%
------------------------------------------------------------------------------------------------------------------------------------
G              $7,356,000         3.000%       BBB / BBB      10.04       121 - 121        2/13/15            [ ]%          57.8%
------------------------------------------------------------------------------------------------------------------------------------
H              $7,356,000         2.250%      BBB- / BBB-     10.34       121 - 137        6/13/16            [ ]%          58.3%
------------------------------------------------------------------------------------------------------------------------------------
J - P         $22,067,819          ----           ----         ----         ----            ----              [ ]%           ----
------------------------------------------------------------------------------------------------------------------------------------

Notes:  (1)  As of January 1, 2005. In the case of each such Class, subject to a permitted variance of plus or minus 5%.
        (2)  Based on the Structuring Assumptions, assuming 0% CPR, described in the Prospectus Supplement.
        (3)  Average life is expressed in terms of years.
        (4)  Principal window is the period (expressed in terms of months and commencing with the month of February 2005) during which
             distributions of principal are expected to be made to the holders of each designated Class.
        (5)  The Class A-1, A-2, A-3, A-4, A-AB, A-5, A-J, B, C, D, E, F, G and
             H Certificates will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage rate or, (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero. The Class X-1 and X-2 Certificates will accrue interest at a variable rate. The Class X-1 and X-2 Certificates will be collectively known as the "Class X Certificates."
        (6)  Certificate Principal to Value Ratio is calculated by dividing each
             Class's Certificate Balance and all Classes (if any) that are senior to such Class by the quotient of the aggregate pool balance and the weighted average pool loan to value ratio. The Class A-1,
             A-2, A-3, A-4, A-AB and A-5 Certificate Principal to Value Ratio is
             calculated based upon the aggregate of the Class A-1, A-2, A-3,
             A-4, A-AB and A-5 Certificate Balances.
        (7)  Certificates to be offered privately pursuant to Rule 144A.
        (8)  The Class X-1 and Class X-2 Notional Amounts are defined herein and in the Prospectus Supplement.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc., and Wells Fargo Brokerage Services, LLC (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-3

                           $928,056,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP17

I.  ISSUE CHARACTERISTICS
    ---------------------

     ISSUE TYPE:                  Public: Classes A-1, A-2, A-3, A-4, A-AB, A-5,
                                  X-2, A-J, B, C and D (the "Offered
                                  Certificates")

                                  Private (Rule 144A): Classes X-1, E, F, G, H,
                                  J, K, L, M, N, O and P

     SECURITIES OFFERED:          $928,056,000 monthly pay, multi-class,
                                  sequential pay commercial mortgage REMIC
                                  Pass-Through Certificates, including ten
                                  principal and interest classes (Classes A-1,
                                  A-2, A-3, A-4, A-AB, A-5, A-J, B, C and D) and
                                  one interest only class (Class X-2)

     SELLERS:                     Bear Stearns Commercial Mortgage, Inc., Morgan
                                  Stanley Mortgage Capital Inc., Wells Fargo
                                  Bank, National Association, and Principal
                                  Commercial Funding, LLC.

     CO-LEAD BOOKRUNNING          Morgan Stanley & Co. Incorporated and Bear,
     MANAGERS:                    Stearns & Co. Inc.

     CO-MANAGER:                  Wells Fargo Brokerage Services, LLC

     MASTER SERVICER:             Wells Fargo Bank, National Association

     PRIMARY SERVICERS:           Principal Global Investors, LLC (with respect
                                  to the individual loans sold by Principal
                                  Commercial Funding, LLC); Wells Fargo Bank,
                                  National Association (with respect to the
                                  individual loans sold by it, Morgan Stanley
                                  Mortgage Capital Inc., and Bear Stearns
                                  Commercial Mortgage, Inc.).

     SPECIAL SERVICER:            ARCap Servicing, Inc.

     TRUSTEE:                     LaSalle Bank National Association

     PAYING AGENT AND REGISTRAR:  Wells Fargo Bank Minnesota, National
                                  Association

     CUT-OFF DATE:                January 1, 2005. For purposes of the
                                  information contained in this term sheet,
                                  scheduled payments due in January 2005 with
                                  respect to mortgage loans not having payment
                                  dates on the first day of each month have been
                                  deemed received on January 1, 2005, not the
                                  actual day on which such scheduled payments
                                  were due.

     EXPECTED CLOSING DATE:       On or about January 27, 2005

     DISTRIBUTION DATES:          The 13th of each month, commencing in February
                                  2005 (or if the 13th is not a business day,
                                  the next succeeding business day)

     MINIMUM DENOMINATIONS:       $25,000 for the Class A Certificates,
                                  $1,000,000 for the Class X-2 Certificates and
                                  $100,000 for all other Offered Certificates
                                  and in multiples of $1 thereafter

     SETTLEMENT TERMS:            DTC, Euroclear and Clearstream, same day
                                  funds, with accrued interest

     LEGAL/REGULATORY STATUS:     Classes A-1, A-2, A-3, A-4, A-AB, A-5, A-J, B,
                                  C and D are expected to be eligible for
                                  exemptive relief under ERISA. No Class of
                                  Certificates is SMMEA eligible.

     RISK FACTORS:                THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY
                                  NOT BE SUITABLE FOR ALL INVESTORS. SEE THE
                                  "RISK FACTORS" SECTION OF THE PROSPECTUS
                                  SUPPLEMENT AND THE "RISK FACTORS" SECTION OF
                                  THE PROSPECTUS

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc., and Wells Fargo Brokerage Services, LLC (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-4

                           $928,056,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP17

II. STRUCTURE CHARACTERISTICS
    -------------------------

The Class A-1, A-2, A-3, A-4, A-AB, A-5, A-J, B, C, D, E, F, G and H
Certificates will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage rate or, (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero. The pass-through rate applicable to the Class J through Class P Certificates will, at all times, be a per annum rate equal to
the lesser of   % and the weighted average net mortgage rate. The Class X-1 and
X-2 Certificates will accrue interest at a variable rate. All Classes of
Certificates derive their cash flows from the entire pool of Mortgage Loans.

                                [GRAPHIC OMITTED]

                                 Month     0   12   18   24   30   36   42   48   54   60   66   72   78   84   90   96   Maturity
             ---------------------------------------------------------------------------------------------------------------------

Class A-1    AAA/AAA       [%]                                                                                             $14.4MM
Class A-2    AAA/AAA       [%]                                                                                             $23.0MM
Class A-3    AAA/AAA       [%]                                                                                             $56.8MM
Class A-4    AAA/AAA       [%]                                                                                             $85.6MM
Class A-AB   AAA/AAA       [%]                                                                                             $58.2MM
Class A-5    AAA/AAA       [%]                                                                                             $576.0MM
Class A-J    AAA/AAA       [%]                                                                                             $74.8MM
Class B      AA/AA         [%]                                                                                             $20.8MM
Class C      AA-/AA-       [%]                                                                                             $7.4MM
Class D      A/A           [%]                                                                                             $11.0MM
Class E      A-/A-         [%]                                                                                             $9.8MM
Class F      BBB+/BBB+     [%]                                                                                             $6.1MM
Class G      BBB/BBB       [%]                                                                                             $7.4MM
Class H      BBB-/BBB-     [%]                                                                                             $7.4MM
Class J      BB+/BB+       [%]                                                                                             $2.5MM
Class K      BB/BB         [%]                                                                                             $3.7MM
Class L      BB-/BB-       [%]                                                                                             $3.7MM
Class M-P    B+/B+ to NR   [%]                                                                                             $12.3MM

    *  X-1+  X-2 IO Strip
   **  X-1 Notional
  ***  X-2 Notional
 ****  NR = Not Rated

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc., and Wells Fargo Brokerage Services, LLC (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-5

                           $928,056,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP17

Class X-1 and X-2 Notional
Balances:                       The Notional Amount of the Class X-1
                                Certificates will be equal to the aggregate of
                                the certificate balances of the classes of
                                certificates (other than the Class X-1, Class
                                X-2, Class R-I, Class R-II and Class R-III
                                Certificates) outstanding from time to time. The
                                Notional amount of the Class X-2 Certificates
                                will equal:

                                o   during the period from the closing date
                                    through and including the distribution date
                                    occurring in January 2006, the sum of (a)
                                    the lesser of $7,911,000 and the certificate
                                    balance of the Class A-1 Certificates
                                    outstanding from time to time and (b) the
                                    aggregate of the certificate balances of the
                                    Class A-2, Class A-3, Class A-4, Class A-AB,
                                    Class A-5, Class A-J, Class B, Class C,
                                    Class D, Class E, Class F, Class G, Class H,
                                    Class J, Class K and Class L Certificates
                                    outstanding from time to time;

                                o   during the period following the distribution
                                    date occurring in January 2006 through and
                                    including the distribution date occurring in
                                    July 2006, the sum of (a) the lesser of
                                    $11,240,000 and the certificate balance of
                                    the Class A-2 Certificates outstanding from
                                    time to time and (b) the aggregate of the
                                    certificate balances of the Class A-3, Class
                                    A-4, Class A-AB, Class A-5, Class A-J, Class
                                    B, Class C, Class D, Class E, Class F, Class
                                    G, Class H, Class J, Class K and Class L
                                    Certificates outstanding from time to time;

                                o   during the period following the distribution
                                    date occurring in July 2006 through and
                                    including the distribution date occurring in
                                    January 2007, the sum of (a) the lesser of
                                    $45,576,000 and the certificate balance of
                                    the Class A-3 Certificates outstanding from
                                    time to time, (b) the aggregate of the
                                    certificate balances of the Class A-4, Class
                                    A-AB, Class A-5, Class A-J, Class B, Class
                                    C, Class D, Class E, Class F, Class G, Class
                                    H and Class J Certificates outstanding from
                                    time to time and (c) the lesser of $744,000
                                    and the certificate balance of the Class K
                                    Certificates outstanding from time to time;

                                o   during the period following the distribution
                                    date occurring in January 2007 through and
                                    including the distribution date occurring in
                                    July 2007, the sum of (a) the lesser of
                                    $23,492,000 and the certificate balance of
                                    the Class A-3 Certificates outstanding from
                                    time to time, (b) the aggregate of the
                                    certificate balances of the Class A-4, Class
                                    A-AB, Class A-5, Class A-J, Class B, Class
                                    C, Class D, Class E, Class F and Class G
                                    Certificates outstanding from time to time
                                    and (c) the lesser of $752,000 and the
                                    certificate balance of the Class H
                                    Certificates outstanding from time to time;

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc., and Wells Fargo Brokerage Services, LLC (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-6

                           $928,056,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP17

                                o   during the period following the distribution
                                    date occurring in July 2007 through and
                                    including the distribution date occurring in
                                    January 2008, the sum of (a) the lesser of
                                    $1,933,000 and the certificate balance of
                                    the Class A-3 Certificates outstanding from
                                    time to time, (b) the aggregate of the
                                    certificate balances of the Class A-4, Class
                                    A-AB, Class A-5, Class A-J, Class B, Class
                                    C, Class D and Class E Certificates
                                    outstanding from time to time and (c) the
                                    lesser of $4,772,000 and the certificate
                                    balance of the Class F Certificates
                                    outstanding from time to time;

                                o   during the period following the distribution
                                    date occurring in January 2008 through and
                                    including the distribution date occurring in
                                    July 2008, the sum of (a) the lesser of
                                    $66,507,000 and the certificate balance of
                                    the Class A-4 Certificates outstanding from
                                    time to time, (b) the aggregate of the
                                    certificate balances of the Class A-AB,
                                    Class A-5, Class A-J, Class B, Class C and
                                    Class D Certificates outstanding from time
                                    to time and (c) the lesser of $5,444,000 and
                                    the certificate balance of the Class E
                                    Certificates outstanding from time to time;

                                o   during the period following the distribution
                                    date occurring in July 2008 through and
                                    including the distribution date occurring in
                                    January 2009, the sum of (a) the lesser of
                                    $46,090,000 and the certificate balance of
                                    the Class A-4 Certificates outstanding from
                                    time to time, (b) the aggregate of the
                                    certificate balances of the Class A-AB,
                                    Class A-5, Class A-J, Class B and Class C
                                    Certificates outstanding from time to time
                                    and (c) the lesser of $7,661,000 and the
                                    certificate balance of the Class D
                                    Certificates outstanding from time to time;

                                o   during the period following the distribution
                                    date occurring in January 2009 through and
                                    including the distribution date occurring in
                                    July 2009, the sum of (a) the lesser of
                                    $20,190,000 and the certificate balance of
                                    the Class A-4 Certificates outstanding from
                                    time to time, (b) the aggregate of the
                                    certificate balances of the Class A-AB,
                                    Class A-5, Class A-J and Class B
                                    Certificates outstanding from time to time
                                    and (c) the lesser of $6,523,000 and the
                                    certificate balance of the Class C
                                    Certificates outstanding from time to time;

                                o   during the period following the distribution
                                    date occurring in July 2009 through and
                                    including the distribution date occurring in
                                    January 2010, the sum of (a) the lesser of
                                    $25,672,000 and the certificate balance of
                                    the Class A-AB Certificates outstanding from
                                    time to time, (b) the aggregate of the
                                    certificate balances of the Class A-5 and
                                    Class A-J Certificates outstanding from time
                                    to time and (c) the lesser of $19,225,000
                                    and the certificate balance of the Class B
                                    Certificates outstanding from time to time;

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc., and Wells Fargo Brokerage Services, LLC (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-7

                           $928,056,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP17

                                o   during the period following the distribution
                                    date occurring in January 2010 through and
                                    including the distribution date occurring in
                                    July 2010, the sum of (a) the lesser of
                                    $7,679,000 and the certificate balance of
                                    the Class A-AB Certificates outstanding from
                                    time to time, (b) the aggregate of the
                                    certificate balances of the Class A-5 and
                                    Class A-J Certificates outstanding from time
                                    to time and (c) the lesser of $11,738,000
                                    and the certificate balance of the Class B
                                    Certificates outstanding from time to time;

                                o   during the period following the distribution
                                    date occurring in July 2010 through and
                                    including the distribution date occurring in
                                    January 2011, the sum of (a) the lesser of
                                    $566,306,000 and the certificate balance of
                                    the Class A-5 Certificates outstanding from
                                    time to time, (b) the certificate balance of
                                    the Class A-J Certificates outstanding from
                                    time to time and (c) the lesser of
                                    $4,520,000 and the certificate balance of
                                    the Class B Certificates outstanding from
                                    time to time;

                                o   during the period following the distribution
                                    date occurring in January 2011 through and
                                    including the distribution date occurring in
                                    July 2011, the sum of (a) the lesser of
                                    $539,580,000 and the certificate balance of
                                    the Class A-5 Certificates outstanding from
                                    time to time and (b) the lesser of
                                    $72,367,000 and the certificate balance of
                                    the Class A-J Certificates outstanding from
                                    time to time;

                                o   during the period following the distribution
                                    date occurring in July 2011 through and
                                    including the distribution date occurring in
                                    January 2012, the sum of (a) the lesser of
                                    $478,216,000 and the certificate balance of
                                    the Class A-5 Certificates outstanding from
                                    time to time and (b) the lesser of
                                    $65,934,000 and the certificate balance of
                                    the Class A-J Certificates outstanding from
                                    time to time;

                                o   during the period following the distribution
                                    date occurring in January 2012 through and
                                    including the distribution date occurring in
                                    July 2012, the sum of (a) the lesser of
                                    $463,366,000 and the certificate balance of
                                    the Class A-5 Certificates outstanding from
                                    time to time and (b) the lesser of
                                    $60,056,000 and the certificate balance of
                                    the Class A-J Certificates outstanding from
                                    time to time;

                                o   during the period following the distribution
                                    date occurring in July 2012 through and
                                    including the distribution date occurring in
                                    January 2013, the sum of (a) the lesser of
                                    $448,946,000 and the certificate balance of
                                    the Class A-5 Certificates outstanding from
                                    time to time and (b) the lesser of
                                    $54,406,000 and the certificate balance of
                                    the Class A-J Certificates outstanding from
                                    time to time; and

                                o   following the distribution date occurring in
                                    January 2013, $0.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc., and Wells Fargo Brokerage Services, LLC (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-8

                           $928,056,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP17

Class X-1 and X-2 Pass-Through
Rates:                          The Pass-Through Rate applicable to the Class
                                X-1 Certificates for the initial Distribution
                                Date will equal approximately [__]% per annum.
                                The Pass-Through Rate applicable to the Class
                                X-1 Certificates for each Distribution Date
                                subsequent to the initial Distribution Date will
                                equal the weighted average of the respective
                                strip rates (the "Class X-1 Strip Rates") at
                                which interest accrues from time to time on the
                                respective components of the total Notional
                                Amount of the Class X-1 Certificates outstanding
                                immediately prior to the related Distribution
                                Date (weighted on the basis of the respective
                                balances of such components outstanding
                                immediately prior to such Distribution Date).
                                Each of those components will be comprised of
                                all or a designated portion of the Certificate
                                Balance of one of the classes of the Principal
                                Balance Certificates. In general, the
                                Certificate Balance of each class of Principal
                                Balance Certificates will constitute a separate
                                component of the total Notional Amount of the
                                Class X-1 Certificates; provided that, if a
                                portion, but not all, of the Certificate Balance
                                of any particular class of Principal Balance
                                Certificates is identified under "--Certificate
                                Balance" in the Prospectus Supplement as being
                                part of the total Notional Amount of the Class
                                X-2 Certificates immediately prior to any
                                Distribution Date, then that identified portion
                                of such Certificate Balance will also represent
                                one or more separate components of the total
                                Notional Amount of the Class X-1 Certificates
                                for purposes of calculating the accrual of
                                interest for the related Distribution Date, and
                                the remaining portion of such Certificate
                                Balance will represent one or more other
                                separate components of the Class X-1
                                Certificates for purposes of calculating the
                                accrual of interest for the related Distribution
                                Date. For any Distribution Date occurring in or
                                before January 2013, on any particular component
                                of the total Notional Amount of the Class X-1
                                Certificates immediately prior to the related
                                Distribution Date, the applicable Class X-1
                                Strip Rate will be calculated as follows:

                                o   if such particular component consists of the
                                    entire certificate balance (or a designated
                                    portion of that certificate balance) of any
                                    class of Principal Balance Certificates, and
                                    if such entire certificate balance (or that
                                    designated portion) also constitutes, in its
                                    entirety, a component of the total Notional
                                    Amount of the Class X-2 Certificates
                                    immediately prior to the related
                                    Distribution Date, then the applicable Class
                                    X-1 Strip Rate will equal the excess, if
                                    any, of (a) the Weighted Average Net
                                    Mortgage Rate for such Distribution Date,
                                    over (b) the greater of (i) the rate per
                                    annum corresponding to such Distribution
                                    Date as set forth on Schedule B in the
                                    Prospectus Supplement and (ii) the
                                    Pass-Through Rate for such Distribution Date
                                    for such class of Principal Balance
                                    Certificates; and

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc., and Wells Fargo Brokerage Services, LLC (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-9

                           $928,056,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP17

                                o   if such particular component consists of the
                                    entire certificate balance (or a designated
                                    portion of that certificate balance) of any
                                    class of Principal Balance Certificates, and
                                    if such entire certificate balance (or that
                                    designated portion) does not, in whole or in
                                    part, also constitute a component of the
                                    total Notional Amount of the Class X-2
                                    Certificates immediately prior to the
                                    related Distribution Date, then the
                                    applicable Class X-1 Strip Rate will equal
                                    the excess, if any, of (a) the Weighted
                                    Average Net Mortgage Rate for such
                                    Distribution Date, over (b) the Pass-Through
                                    Rate for such Distribution Date for such
                                    class of Principal Balance Certificates.

                                For any Distribution Date occurring after
                                January 2013, the Certificate Balance of each
                                class of Principal Balance Certificates will
                                constitute a separate component of the total
                                Notional Amount of the Class X-1 Certificates,
                                and the applicable Class X-1 Strip Rate with
                                respect to each such component for each such
                                Distribution Date will equal the excess, if any,
                                of (a) the Weighted Average Net Mortgage Rate
                                for such Distribution Date, over (b) the
                                Pass-Through Rate for such Distribution Date for
                                such class of Principal Balance Certificates.
                                Under no circumstances will any Class X-1 Strip
                                Rate be less than zero.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc., and Wells Fargo Brokerage Services, LLC (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-10

                           $928,056,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP17

                                       The Pass-Through Rate applicable to the
                                Class X-2 Certificates for the initial
                                Distribution Date will equal approximately [__]%
                                per annum. The Pass-Through Rate applicable to
                                the Class X-2 Certificates for each Distribution
                                Date subsequent to the initial Distribution Date
                                and on or before the Distribution Date in
                                January 2013 will equal the weighted average of
                                the respective strip rates (the "Class X-2 Strip
                                Rates") at which interest accrues from time to
                                time on the respective components of the total
                                Notional Amount of the Class X-2 Certificates
                                outstanding immediately prior to the related
                                Distribution Date (weighted on the basis of the
                                respective balances of such components
                                outstanding immediately prior to such
                                Distribution Date). Each of those components
                                will be comprised of all or a designated portion
                                of the Certificate Balance of a specified class
                                of Principal Balance Certificates. If all or a
                                designated portion of the Certificate Balance of
                                any class of Principal Balance Certificates is
                                identified under "--Certificate Balance" in the
                                Prospectus Supplement as being part of the total
                                Notional Amount of the Class X-2 Certificates
                                immediately prior to any Distribution Date, then
                                that Certificate Balance (or designated portion
                                thereof) will represent one or more separate
                                components of the total Notional Amount of the
                                Class X-2 Certificates for purposes of
                                calculating the accrual of interest for the
                                related Distribution Date. For any Distribution
                                Date occurring in or before January 2013, on any
                                particular component of the total Notional
                                Amount of the Class X-2 Certificates immediately
                                prior to the related Distribution Date, the
                                applicable Class X-2 Strip Rate will equal the
                                excess, if any, of:

                                o   the lesser of (a) the rate per annum
                                    corresponding to such Distribution Date as
                                    set forth on Schedule B in the Prospectus
                                    Supplement and (b) the Weighted Average Net
                                    Mortgage Rate for such distribution date,
                                    over

                                o   the Pass-Through Rate for such Distribution
                                    Date for the class of Principal Balance
                                    Certificates whose Certificate Balance, or a
                                    designated portion thereof, comprises such
                                    component.

                                Under no circumstances will any Class X-2 Strip
                                Rate be less than zero.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc., and Wells Fargo Brokerage Services, LLC (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-11

                           $928,056,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP17

Yield Maintenance/Prepayment    Any Prepayment Premiums/Yield Maintenance
Premium Allocation:             Charges collected with respect to a Mortgage
                                Loan during any particular Collection Period
                                will be distributed to the holders of each Class
                                of Principal Balance Certificates (other than an
                                excluded class as defined below) then entitled
                                to distributions of principal on such
                                Distribution Date in an amount equal to the
                                lesser of (i) such Prepayment Premium/Yield
                                Maintenance Charge and (ii) the Prepayment
                                Premium/Yield Maintenance Charge multiplied by
                                the product of (a) a fraction, the numerator of
                                which is equal to the amount of principal
                                distributed to the holders of that Class on the
                                Distribution Date, and the denominator of which
                                is the total principal distributed on that
                                Distribution Date, and (b) a fraction not
                                greater than one, the numerator of which is
                                equal to the excess, if any, of the Pass-Through
                                Rate applicable to that Class, over the relevant
                                Discount Rate (as defined in the Prospectus
                                Supplement), and the denominator of which is
                                equal to the excess, if any, of the Mortgage
                                Rate of the Mortgage Loan that prepaid, over the
                                relevant Discount Rate.

                                The portion, if any, of the Prepayment
                                Premium/Yield Maintenance Charge remaining after
                                such payments to the holders of the Principal
                                Balance Certificates will be distributed to the
                                holders of the Class X-1 Certificates and Class
                                X-2 Certificates based on an [_____] ratio
                                through and including the Distribution Date in
                                [_____]. After the Distribution Date in [______]
                                all Prepayment Premium/Yield Maintenance charges
                                remaining after such payments to the holders of
                                the Principal Balance Certificates will be
                                distributed to the Class X-1 Certificates. For
                                the purposes of the foregoing, the Class J
                                Certificates and below are the excluded classes.

                                The following is an example of the Prepayment
                                Premium Allocation under (b) above based on the
                                information contained herein and the following
                                assumptions:

                                Two Classes of Certificates: Class A-2 and X

                                The characteristics of the Mortgage Loan being
                                prepaid are as follows:

                                   -   Loan Balance: $10,000,000
                                   -   Mortgage Rate: 5.39%
                                   -   Maturity Date: 5 years (February 1, 2010)

                                The Discount Rate is equal to 3.50%

                                The Class A-2 Pass-Through Rate is equal to
                                4.18%

                                                                                                      YIELD MAINTENANCE
                                           CLASS A CERTIFICATES                    FRACTION               ALLOCATION
                                -------------------------------------------- ---------------------- ---------------------
                                                   METHOD                          CLASS A-2              CLASS A-2
                                -------------------------------------------- ---------------------- ---------------------

                                (Class A-2 Pass Through Rate - Discount Rate)      (4.18%-3.50%)
                                --------------------------------------------     -----------------          35.98%
                                       (Mortgage Rate - Discount Rate)             (5.39%-3.50%)

                                                                                                      YIELD MAINTENANCE
                                           CLASS X CERTIFICATES                    FRACTION               ALLOCATION
                                -------------------------------------------- ---------------------- ---------------------
                                                   METHOD
                                --------------------------------------------

                                       (1 -Class A-2 YM Allocation)               (1-35.98% )                64.02%

THE FOREGOING TERMS AND STRUCTURAL CHARACTERISTICS OF THE CERTIFICATES ARE IN
ALL RESPECTS SUBJECT TO THE MORE DETAILED DESCRIPTION THEREOF IN THE PROSPECTUS,
PROSPECTUS SUPPLEMENT AND POOLING AND SERVICING AGREEMENT.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc., and Wells Fargo Brokerage Services, LLC (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-12

                           $928,056,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP17

III.   SELLERS      Bear Stearns Commercial Mortgage, Inc. ("BSCMI")*
       -------      -------------------------------------------------

                    The Mortgage Pool includes 16 Mortgage Loans, representing
                    27.9% of the Initial Pool Balance that were originated by
                    BSCMI and/or its affiliates.

                    BSCMI originates loans secured by retail, office,
                    industrial, multifamily, self-storage and hotel properties as well as manufactured housing communities located in the
                    United States. BSCMI and its affiliates originate and
                    underwrite loans through four offices located throughout the
                    United States. BSCMI loan origination and underwriting
                    professionals are all full-time BSCMI employees.

                    Morgan Stanley Mortgage Capital Inc. ("MSMC")
                    ---------------------------------------------

                    The Mortgage Pool includes 21 Mortgage Loans, representing
                    27.5% of the Initial Pool Balance that were originated by or on behalf of MSMC or purchased from a third party.

                    MSMC is a subsidiary of Morgan Stanley & Co. Incorporated
                    and was formed to originate and purchase mortgage loans
                    secured by commercial and multifamily real estate.

                    Wells Fargo Bank, National Association ("WF")*
                    ----------------------------------------------

                    The Mortgage Pool includes 46 Mortgage Loans, representing
                    21.0% of the Initial Pool Balance that were originated by
                    WF.

                    WF is a national banking association and affiliate of Wells
                    Fargo & Company that provides a full range of banking
                    services to individual, agribusiness, real estate,
                    commercial and small business customers. The loans
                    originated by WF were originated through its Capital Markets
                    Group.

                    Principal Commercial Funding, LLC ("PCF")
                    -----------------------------------------

                    The Mortgage Pool includes 26 Mortgage Loans, representing
                    15.7% of the Initial Pool Balance that were originated by
                    PCF and/or its affiliates.

                    PCF is a wholly owned subsidiary of Principal Global
                    Investors, LLC, which is a wholly owned subsidiary of
                    Principal Life Insurance Company. PCF was formed as a
                    Delaware limited liability company to originate and acquire loans secured by commercial and multi-family real estate.
                    Each of the PCF loans was originated and underwritten by PCF and/or its affiliates.

                    *With respect to Mortgage Loan No. 10, Waikele Center, Notes
                    A-1, A-2, A-3 and A-4, the Waikele Center Pari Passu Loan,
                    and Notes A-5, A-6, A-7 and A-8, the Waikele Center
                    Companion Loan, were co-originated by BSCMI and WFB. Notes
                    A-1, A-2, A-3 and A-4 will be included in the Trust.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc., and Wells Fargo Brokerage Services, LLC (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-13

                           $928,056,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP17

IV.  COLLATERAL DESCRIPTION
     ----------------------

                                TEN LARGEST LOANS
                                -----------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     CUT-OFF
                                                                        CUT-OFF DATE     UNITS/   LOAN PER  CURRENT   DATE   BALLOON
 NO.     PROPERTY NAME              CITY       STATE   PROPERTY TYPE       BALANCE        SF      UNIT/SF    DSCR      LTV     LTV
------------------------------------------------------------------------------------------------------------------------------------

 1.  Wells REF Portfolio:        Parsippany      NJ     Office           $9,760,000     404,515     $120     3.55x    41.9%   41.9%
     Keybank Building
     Wells REF Portfolio:        Bridgewater     NJ     Office           $9,188,571     297,380     $120     3.55x    41.9%   41.9%
     Bridgewater Crossing II
     Wells REF Portfolio:        Englewood       NJ     Office           $6,697,143     410,000     $120     3.55x    41.9%   41.9%
     Citicorp Building           Cliffs
     Wells REF Portfolio:        Nashville       TN     Office           $6,125,714     312,297     $120     3.55x    41.9%   41.9%
     Caterpillar Building
     Wells REF Portfolio:        Quincy          MA     Office           $4,617,143     234,668     $120     3.55x    41.9%   41.9%
     State Street Building
     Wells REF Portfolio:        Austin          TX     Office           $3,771,429     195,234     $120     3.55x    41.9%   41.9%
     Harcourt Building
     Wells REF Portfolio:        Washington      DC     Office          $24,180,086     579,733     $120     3.55x    41.9%   41.9%
     Independence Square Two
     Wells REF Portfolio:        Washington      DC     Office          $13,209,914     337,794     $120     3.55x    41.9%   41.9%
     Independence Square One
     Wells REF Portfolio:        Brea            CA     Office           $2,450,000     133,943     $120     3.55x    41.9%   41.9%
     Continental Casualty                                                ----------     -------     ----    ------   ------   -----
                   SUBTOTAL:                                            $80,000,000   2,905,564     $120     3.55X    41.9%   41.9%
------------------------------------------------------------------------------------------------------------------------------------
 2.  Waikele Center              Waipahu         HI     Retail          $77,385,000     521,438     $270     1.88x    70.0%   70.0%
------------------------------------------------------------------------------------------------------------------------------------
 3.  Coventry Mall               Pottstown       PA     Retail          $76,500,000     803,898      $95     1.72x    68.0%   60.5%
------------------------------------------------------------------------------------------------------------------------------------
 4.  Alhambra Office Complex     Coral Gables    FL     Office          $50,000,000     317,566     $157     1.81x    67.6%   67.6%
------------------------------------------------------------------------------------------------------------------------------------
 5.  Travis Tower                Houston         TX     Office          $37,635,362     507,247      $74     1.75x    70.7%   59.2%
------------------------------------------------------------------------------------------------------------------------------------
 6.  Towers Crescent             Vienna          VA     Office          $37,000,000     288,248     $128     2.58x    45.5%   41.1%
------------------------------------------------------------------------------------------------------------------------------------
 7.  Simsbury Commons            Simsbury        CT     Retail          $33,300,000     256,498     $130     2.03x    64.7%   64.7%
------------------------------------------------------------------------------------------------------------------------------------
 8.  The Maritime Hotel          New York        NY     Hospitality     $25,000,000         125 $200,000     5.31x    41.7%   40.0%
------------------------------------------------------------------------------------------------------------------------------------
 9.  101 Ash Street              San Diego       CA     Office          $20,000,000     310,200      $64     3.56x    38.9%   38.9%
------------------------------------------------------------------------------------------------------------------------------------
10.  Azalea Square               Summerville     SC     Retail          $16,535,000     181,942      $91     2.46x    55.1%   55.1%
------------------------------------------------------------------------------------------------------------------------------------
     TOTALS/WEIGHTED AVERAGES                                          $453,355,362                          2.48X*   58.6%   56.0%
------------------------------------------------------------------------------------------------------------------------------------

* The weighted average DSCR after all applicable partial interest only periods is 2.32x

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc., and Wells Fargo Brokerage Services, LLC (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-14

                           $928,056,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP17

                         PARI PASSU AND COMPANION LOANS
                         ------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                       TOTAL A-NOTE
 NO.        PROPERTY NAME                BALANCES            TRANSACTION                 SPECIAL SERVICER           B-NOTE BALANCE
----------------------------------------------------------------------------------------------------------------------------------

  1.     Wells REF Portfolio           $125,000,000                 MSCI 2004-HQ4                     GMACCM*    NAP
                                        $80,000,000               MSCI 2005-TOP17       ARCap Servicing, Inc.
                                       $145,000,000                           TBD                         TBD
----------------------------------------------------------------------------------------------------------------------------------
  2.     Waikele Center                 $77,385,000               MSCI 2005-TOP17      ARCap Servicing, Inc.*    NAP
                                        $63,315,000                           TBD                         TBD
----------------------------------------------------------------------------------------------------------------------------------

* Denotes lead special servicer

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear
Stearns & Co. Inc., and Wells Fargo Brokerage Services, LLC (the "Underwriters")
disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley
& Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan
Stanley recommends that such readers obtain the advice of their Morgan Stanley &
Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd.
representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-15

                           $928,056,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP17

CUT-OFF DATE BALANCE ($)
--------------------------------------------------------------------------
                                NO. OF           AGGREGATE
                               MORTGAGE        CUT-OFF DATE        % OF
                                 LOANS          BALANCE ($)        POOL
--------------------------------------------------------------------------
1,000,001 - 2,000,000               16          27,005,365          2.8
2,000,001 - 3,000,000               12          28,948,104          3.0
3,000,001 - 4,000,000               17          60,702,331          6.2
4,000,001 - 5,000,000               12          51,482,817          5.2
5,000,001 - 6,000,000                9          49,963,706          5.1
6,000,001 - 7,000,000                6          39,906,041          4.1
7,000,001 - 8,000,000                7          52,415,196          5.3
8,000,001 - 9,000,000                4          34,797,839          3.5
9,000,001 - 10,000,000               4          39,148,735          4.0
10,000,001 - 15,000,000             10         113,907,323         11.6
15,000,001 - 20,000,000              4          68,125,000          6.9
20,000,001 - 30,000,000              1          25,000,000          2.5
30,000,001 <=                        8         389,370,362         39.7
--------------------------------------------------------------------------
TOTAL:                             110         980,772,819        100.0
--------------------------------------------------------------------------
Min: 1,146,923        Max: 77,385,000          Average: 8,916,117
--------------------------------------------------------------------------

STATE
--------------------------------------------------------------------------
                                NO. OF           AGGREGATE
                               MORTGAGED       CUT-OFF DATE      % OF
                               PROPERTIES       BALANCE ($)      POOL
--------------------------------------------------------------------------
California - Southern                 28        164,942,034      16.8
California - Northern                  8         41,385,401       4.2
Florida                                9        120,350,059      12.3
Pennsylvania                           3         80,744,605       8.2
Hawaii                                 1         77,385,000       7.9
Virginia                               6         70,198,626       7.2
Texas                                  7         56,946,519       5.8
New York                               7         48,643,520       5.0
Connecticut                            2         38,700,000       3.9
District of Columbia                   2         37,390,000       3.8
New Jersey                             5         35,122,109       3.6
Other                                 46        208,964,946      21.3
--------------------------------------------------------------------------
 TOTAL:                              124        980,772,819     100.0
--------------------------------------------------------------------------

PROPERTY TYPE
--------------------------------------------------------------------------
                                NO. OF            AGGREGATE
                              MORTGAGED         CUT-OFF DATE     % OF
                              PROPERTIES         BALANCE ($)     POOL
--------------------------------------------------------------------------
Retail                                49         453,935,400     46.3
Office                                21         268,571,787     27.4
Industrial                            19          87,687,972      8.9
Hospitality                            4          43,200,860      4.4
Multifamily                            8          41,831,651      4.3
Self Storage                          13          30,239,265      3.1
Manufactured Housing                   4          19,708,058      2.0
Other                                  3          18,076,756      1.8
Mixed Use                              3          17,521,070      1.8
--------------------------------------------------------------------------
TOTAL:                               124         980,772,819    100.0
--------------------------------------------------------------------------

MORTGAGE RATE (%)
--------------------------------------------------------------------------
                             NO. OF            AGGREGATE
                            MORTGAGE         CUT-OFF DATE        % OF
                              LOANS           BALANCE ($)        POOL
--------------------------------------------------------------------------
<= 4.500                          2            14,305,000         1.5
4.501 - 5.000                     7           133,500,000        13.6
5.001 - 5.500                    44           439,096,724        44.8
5.501 - 6.000                    42           254,448,203        25.9
6.001 - 6.500                    13           133,457,893        13.6
6.501 - 7.000                     2             5,965,000         0.6
--------------------------------------------------------------------------
TOTAL:                          110           980,772,819       100.0
--------------------------------------------------------------------------
  Min: 4.000          Max: 6.650               Wtd Avg: 5.426
--------------------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY (MOS)
------------------------------------------------------------------------
                              NO. OF           AGGREGATE
                             MORTGAGE        CUT-OFF DATE      % OF
                               LOANS          BALANCE ($)      POOL
------------------------------------------------------------------------
1 - 60                            7            51,515,776       5.3
61 - 120                         89           856,094,377      87.3
121 - 180                         9            52,373,254       5.3
181 - 240                         5            20,789,412       2.1
------------------------------------------------------------------------
TOTAL:                          110           980,772,819     100.0
------------------------------------------------------------------------
  Min: 60             Max: 240                 Wtd Avg: 118
------------------------------------------------------------------------

REMAINING TERM TO STATED MATURITY (MOS)
-------------------------------------------------------------------------
                              NO. OF           AGGREGATE
                             MORTGAGE         CUT-OFF DATE      % OF
                               LOANS          BALANCE ($)       POOL
-------------------------------------------------------------------------
1 - 60                             7           51,515,776        5.3
61 - 120                          90          866,694,377       88.4
121 - 180                          8           41,773,254        4.3
181 - 240                          5           20,789,412        2.1
-------------------------------------------------------------------------
 TOTAL:                          110          980,772,819      100.0
-------------------------------------------------------------------------
  Min: 52             Max: 240                 Wtd Avg: 114
-------------------------------------------------------------------------

ORIGINAL AMORTIZATION TERM (MOS)
-------------------------------------------------------------------------
                              NO. OF           AGGREGATE
                             MORTGAGE         CUT-OFF DATE      % OF
                               LOANS          BALANCE ($)       POOL
-------------------------------------------------------------------------
Interest Only                     17          350,038,000       35.7
121- 180                           6           14,288,500        1.5
181 - 240                          8           37,688,384        3.8
241 - 360                         79          578,757,935       59.0
-------------------------------------------------------------------------
 TOTAL:                          110          980,772,819      100.0
-------------------------------------------------------------------------
  Non Zero Min: 180        Max: 360             Non Zero Wtd Avg: 337
-------------------------------------------------------------------------

REMAINING AMORTIZATION TERM (MOS)
-------------------------------------------------------------------------
                              NO. OF           AGGREGATE
                             MORTGAGE         CUT-OFF DATE      % OF
                               LOANS          BALANCE ($)       POOL
-------------------------------------------------------------------------
Interest Only                     17          350,038,000       35.7
121 - 180                          6           14,288,500        1.5
181 - 240                          8           37,688,384        3.8
241 - 360                         79          578,757,935       59.0
-------------------------------------------------------------------------
 TOTAL:                          110          980,772,819      100.0
-------------------------------------------------------------------------

  Non Zero Min: 177     Max: 360                 Non Zero Wtd Avg: 336
-------------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
--------------------------------------------------------------------
                              NO. OF           AGGREGATE
                             MORTGAGE        CUT-OFF DATE      % OF
                               LOANS          BALANCE ($)      POOL
--------------------------------------------------------------------
20.1 - 30.0                      6             32,448,530       3.3
30.1 - 40.0                      4             29,342,857       3.0
40.1 - 50.0                     13            176,935,434      18.0
50.1 - 60.0                     31            186,883,957      19.1
60.1 - 70.0                     33            388,660,907      39.6
70.1 - 80.0                     23            166,501,135      17.0
--------------------------------------------------------------------
TOTAL:                         110            980,772,819     100.0
--------------------------------------------------------------------
  Min: 20.3           Max: 80.0            Wtd Avg: 59.6
--------------------------------------------------------------------

 BALLOON LOAN-TO-VALUE RATIO (%)
 -------------------------------------------------------------------
                              NO. OF           AGGREGATE
                             MORTGAGE        CUT-OFF DATE      % OF
                               LOANS          BALANCE ($)      POOL
 -------------------------------------------------------------------
 0.1 - 10.0                     11            35,077,911        3.6
 10.1 - 20.0                     2             3,884,986        0.4
 20.1 - 30.0                     3            27,078,756        2.8
 30.1 - 40.0                    12            84,774,108        8.6
 40.1 - 50.0                    27           248,484,804       25.3
 50.1 - 60.0                    29           200,043,401       20.4
 60.1 - 70.0                    25           365,588,853       37.3
 70.1 - 80.0                     1            15,840,000        1.6
 -------------------------------------------------------------------
  TOTAL:                 110       980,772,819          100.0
 -------------------------------------------------------------------
   Min: 0.2            Max: 70.4            Wtd Avg: 51.8
 -------------------------------------------------------------------

 CURRENT DEBT SERVICE COVERAGE RATIO (X)
 -------------------------------------------------------------------
                              NO. OF           AGGREGATE
                             MORTGAGE        CUT-OFF DATE      % OF
                               LOANS          BALANCE ($)      POOL
 -------------------------------------------------------------------
 <= 1.20                          4            13,966,032       1.4
 1.21 - 1.30                      2            13,015,073       1.3
 1.31 - 1.40                     18            86,742,191       8.8
 1.41 - 1.50                     11            59,813,873       6.1
 1.51 - 1.60                     10            50,880,380       5.2
 1.61 - 1.70                      7            57,412,169       5.9
 1.71 - 1.80                     10           161,766,934      16.5
 1.81 <=                         48           537,176,168      54.8
 -------------------------------------------------------------------
  TOTAL:                        110           980,772,819     100.0
 -------------------------------------------------------------------
   Min: 1.11           Max: 5.31              Wtd Avg: 2.20
 -------------------------------------------------------------------

 POST PARTIAL IO PERIOD DEBT SERVICE COVERAGE RATIO (X)
 -------------------------------------------------------------------
                              NO. OF           AGGREGATE
                             MORTGAGE        CUT-OFF DATE      % OF
                               LOANS          BALANCE ($)      POOL
 -------------------------------------------------------------------
 <= 1.20                         5            29,806,032        3.0
 1.21 - 1.30                     2            13,015,073        1.3
 1.31 - 1.40                    21           122,692,191       12.5
 1.41 - 1.50                    12           126,073,873       12.9
 1.51 - 1.60                     9            40,280,380        4.1
 1.61 - 1.70                     6            41,662,169        4.2
 1.71 - 1.80                     8            75,666,934        7.7
 1.81 <=                        47           531,576,168       54.2
 -------------------------------------------------------------------
  TOTAL:                       110           980,772,819      100.0
 -------------------------------------------------------------------
   Min: 1.11           Max: 5.23              Wtd Avg: 2.10
 -------------------------------------------------------------------

All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the
Cut-off Date.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear
Stearns & Co. Inc., and Wells Fargo Brokerage Services, LLC (the "Underwriters")
disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley
& Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan
Stanley recommends that such readers obtain the advice of their Morgan Stanley &
Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd.
representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-16

                           $928,056,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP17

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION(%)(1)(2)(3)

------------------------------------------------------------------------------------------------------
Prepayment Restrictions             JAN-05         JAN-06         JAN-07         JAN-08         JAN-09
------------------------------------------------------------------------------------------------------

Locked Out                          99.56%         98.66%         82.33%         69.40%         67.90%
Greater of YM and 1.00%              0.44%          1.34%         17.67%         30.60%         32.10%
Open                                 0.00%          0.00%          0.00%          0.00%          0.00%
------------------------------------------------------------------------------------------------------
TOTALS                             100.00%        100.00%        100.00%        100.00%        100.00%
------------------------------------------------------------------------------------------------------
Pool Balance Outstanding      $980,772,819   $973,720,024   $965,910,437   $956,671,794   $946,593,118
% Initial Pool Balance             100.00%         99.28%         98.48%         97.54%         96.52%
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
Prepayment Restrictions             JAN-10         JAN-11         JAN-12         JAN-13         JAN-14
------------------------------------------------------------------------------------------------------

Locked Out                          71.43%         71.53%         72.45%         72.58%         71.19%
Greater of YM and 1.00%             28.57%         28.47%         27.55%         27.42%         26.97%
Open                                 0.00%          0.00%          0.00%          0.00%          1.84%
------------------------------------------------------------------------------------------------------
TOTALS                             100.00%        100.00%        100.00%        100.00%        100.00%
------------------------------------------------------------------------------------------------------
Pool Balance Outstanding      $885,643,937   $874,244,080   $783,718,962   $771,142,683   $755,269,546
% Initial Pool Balance              90.30%         89.14%         79.91%         78.63%         77.01%
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
Prepayment Restrictions             JAN-15         JAN-16         JAN-17         JAN-18         JAN-19
------------------------------------------------------------------------------------------------------

Locked Out                          25.85%         46.87%         47.67%         71.48%         78.89%
Greater of YM and 1.00%             30.04%         53.13%         52.33%         28.52%         21.11%
Open                                44.10%          0.00%          0.00%          0.00%          0.00%
------------------------------------------------------------------------------------------------------
TOTALS                             100.00%        100.00%        100.00%        100.00%        100.00%
------------------------------------------------------------------------------------------------------
Pool Balance Outstanding       $45,349,071    $23,022,036    $20,561,211    $12,241,102     $9,675,821
% Initial Pool Balance               4.62%          2.35%          2.10%          1.25%          0.99%
------------------------------------------------------------------------------------------------------

Notes:
(1) The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement.
(2) See Appendix II of the Prospectus Supplement for a description of the Yield
    Maintenance.
(3) DEF/YM1 loans have been modeled as Yield Maintenance.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear
Stearns & Co. Inc., and Wells Fargo Brokerage Services, LLC (the "Underwriters")
disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley
& Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan
Stanley recommends that such readers obtain the advice of their Morgan Stanley &
Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd.
representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-17

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                          (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2005-TOP17                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 02/14/2005
                                                                                                   RECORD DATE:  01/31/2005

                           DISTRIBUTION DATE STATEMENT

================================================================================

     STATEMENT SECTIONS                                               PAGE(S)
     ------------------                                               -------

     Certificate Distribution Detail                                     2
     Certificate Factor Detail                                           3
     Reconciliation Detail                                               4
     Other Required Information                                          5
     Cash Reconciliation Detail                                          6
     Ratings Detail                                                      7
     Current Mortgage Loan and Property Stratification Tables           8-10
     Mortgage Loan Detail                                                11
     Principal Prepayment Detail                                         12
     Historical Detail                                                   13
     Delinquency Loan Detail                                             14
     Specially Serviced Loan Detail                                    15-16
     Modified Loan Detail                                                17
     Liquidated Loan Detail                                              18

================================================================================

                                    DEPOSITOR
================================================================================

     Morgan Stanley Capital I Inc.
     1585 Broadway
     New York, NY 10036

     Contact:       General Information Number
     Phone Number:  (212) 761-4700

================================================================================

                                 MASTER SERVICER
================================================================================

     Wells Fargo Bank, N.A.
     45 Fremont Street, 2nd Floor
     investorreporting@wellsfargo.com
     San Francisco, CA 94105

     Contact:       Matilde Sanchez
     Phone Number:  (415) 222-2364

================================================================================

                                SPECIAL SERVICER
================================================================================

     ARCap Servicing, Inc.
     5605 N. MacArthur Blvd.
     Irving, TX 75038

     Contact:       Chris Crouch
     Phone Number:  (972) 580-1688

================================================================================

This report has been compiled from information provided to Wells Fargo Bank,
N.A. by various third parties, which may include the Master Servicer, Special
Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 1 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                          (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2005-TOP17                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 02/14/2005
                                                                                                   RECORD DATE:  01/31/2005

                        CERTIFICATE DISTRIBUTION DETAIL

====================================================================================================================================
                                                                                       Realized
                                                                                         Loss/
                 Pass-                                                                Additional                          Current
  Class\         Through  Original  Beginning   Principal      Interest   Prepayment  Trust Fund    Total      Ending  Subordination
Component CUSIP  Rate     Balance    Balance   Distribution  Distribution  Premium     Expenses  Distribution  Balance    Level(1)
------------------------------------------------------------------------------------------------------------------------------------

   A-1           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-2           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-3           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-4           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-5           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-6           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    B            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    C            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    D            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    E            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    F            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    G            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    H            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    J            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    K            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    L            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    M            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    N            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    O            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    P            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   R-I           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   R-II          0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   R-III         0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
------------------------------------------------------------------------------------------------------------------------------------
 Totals                      0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
====================================================================================================================================

=======================================================================================================
                                Original  Beginning                                            Ending
                  Pass-Through  Notional   Notional    Interest     Prepayment      Total     Notional
  Class    CUSIP       Rate      Amount     Amount   Distribution     Premium   Distribution   Amount
-------------------------------------------------------------------------------------------------------

  X-1               0.000000       0.00      0.00        0.00         0.00          0.00        0.00
  X-2               0.000000       0.00      0.00        0.00         0.00          0.00        0.00
=======================================================================================================

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and
(ii) the ending certificate balance of all classes which are not subordinate to the designated class and deviding the result by (A).

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 2 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                            (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2005-TOP17                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 02/14/2005
                                                                                                   RECORD DATE:  01/31/2005

                           CERTIFICATE FACTOR DETAIL

=========================================================================================================
                                                                              Realized Loss/
  Class\                 Beginning    Principal     Interest    Prepayment   Additional Trust   Ending
Component      CUSIP      Balance   Distribution  Distribution    Premium     Fund Expenses     Balance
---------------------------------------------------------------------------------------------------------

   A-1                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-2                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-3                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-4                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-5                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-6                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    B                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    C                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    D                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    E                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    F                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    G                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    H                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    J                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    K                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    L                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    M                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    N                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    O                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    P                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-I                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-II                 0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-III                0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
=========================================================================================================

=========================================================================
                        Beginning                                Ending
                         Notional    Interest     Prepayment    Notional
  Class      CUSIP       Amount    Distribution     Premium      Amount
-------------------------------------------------------------------------

  X-1                 0.00000000   0.00000000    0.00000000   0.00000000
  X-2                 0.00000000   0.00000000    0.00000000   0.00000000
=========================================================================

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 3 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                          (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2005-TOP17                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 02/14/2005
                                                                                                   RECORD DATE:  01/31/2005

                             RECONCILIATION DETAIL

                         ADVANCE SUMMARY

P&I Advances Outstanding                               0.00
Servicing Advances Outstanding                         0.00

Reimbursements for Interest on P&I                     0.00
Advances paid from general collections

Reimbursements for Interest on Servicing               0.00
Advances paid from general collections

                  MASTER SERVICING FEE SUMMARY

Current Period Accrued Master Servicing Fees                     0.00
Less Master Servicing Fees on Delinquent Payments                0.00
Less Reductions to Master Servicing Fees                         0.00
Plus Master Servicing Fees on Delinquent Payments Received       0.00
Plus Adjustments for Prior Master Servicing Calculation          0.00
Total Master Servicing Fees Collected                            0.00

CERTIFICATE INTEREST RECONCILIATION

-----------------------------------------------------------------------------------------------------------------------------------
            Accrued       Net Aggregate      Distributable      Distributable      Additional                   Remaining Unpaid
Class     Certificate       Prepayment       Certificate     Certificate Interest  Trust Fund     Interest        Distributable
           Interest     Interest Shortfall     Interest           Adjustment        Expenses    Distribution   Certificate Interest
-----------------------------------------------------------------------------------------------------------------------------------

 A-1           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 A-2           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 A-3           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 A-4           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 A-5           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 A-6           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 X-1           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 X-2           0.00             0.00               0.00                0.00             0.00         0.00                0.00
  B            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  C            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  D            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  E            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  F            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  G            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  H            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  J            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  K            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  L            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  M            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  N            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  O            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  P            0.00             0.00               0.00                0.00             0.00         0.00                0.00
 R-I           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 R-II          0.00             0.00               0.00                0.00             0.00         0.00                0.00
 R-III         0.00             0.00               0.00                0.00             0.00         0.00                0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals         0.00             0.00               0.00                0.00             0.00         0.00                0.00
===================================================================================================================================

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 4 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                          (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2005-TOP17                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 02/14/2005
                                                                                                   RECORD DATE:  01/31/2005

                   OTHER REQUIRED INFORMATION

Available Distribution Amount                     0.00

Aggregate Number of Outstanding Loans                0
Aggregate Unpaid Principal Balance of Loans       0.00
Aggregate Stated Principal Balance of Loans       0.00

Aggregate Amount of Servicing Fee                 0.00
Aggregate Amount of Special Servicing Fee         0.00
Aggregate Amount of Trustee Fee                   0.00
Aggregate Primary Servicing Fee                   0.00
Aggregate Paying Agent Fee                        0.00
Aggregate Trust Fund Expenses                     0.00

Additional Trust Fund Expenses/(Gains)            0.00
     Fees Paid to Special Servicer                0.00
     Interest on Advances                         0.00
     Other Expenses of Trust                      0.00

Appraisal Reduction Amount

 -----------------------------------------------------
               Appraisal    Cumulative     Most Recent
  Loan         Reduction       ASER         App. Red.
 Number        Effected       Amount          Date
 -----------------------------------------------------

 -----------------------------------------------------
 Total
 =====================================================

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 5 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                          (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2005-TOP17                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 02/14/2005
                                                                                                   RECORD DATE:  01/31/2005

                           CASH RECONCILIATION DETAIL

--------------------------------------------------------------------------------------

TOTAL FUNDS COLLECTED

     INTEREST:

        Interest paid or advanced                                       0.00
        Interest reductions due to Non-Recoverability Determinations    0.00
        Interest Adjustments                                            0.00
        Deferred Interest                                               0.00
        Net Prepayment Interest Shortfall                               0.00
        Net Prepayment Interest Excess                                  0.00
        Extension Interest                                              0.00
        Interest Reserve Withdrawal                                     0.00
                                                                               -------
           TOTAL INTEREST COLLECTED                                               0.00

     PRINCIPAL:
        Scheduled Principal                                             0.00
        Unscheduled Principal                                           0.00
           Principal Prepayments                                        0.00
           Collection of Principal after Maturity Date                  0.00
           Recoveries from Liquidation and Insurance Proceeds           0.00
           Excess of Prior Principal Amounts paid                       0.00
           Curtailments                                                 0.00
        Negative Amortization                                           0.00
        Principal Adjustments                                           0.00
                                                                               -------
           TOTAL PRINCIPAL COLLECTED                                              0.00

     OTHER:
        Prepayment Penalties/Yield Maintenance                          0.00
        Repayment Fees                                                  0.00
        Borrower Option Extension Fees                                  0.00
        Equity Payments Received                                        0.00
        Net Swap Counterparty Payments Received                         0.00
                                                                               -------
           TOTAL OTHER FUNDS COLLECTED:                                            0.00
                                                                               -------
TOTAL FUNDS COLLECTED                                                             0.00
                                                                               =======

--------------------------------------------------------------------------------------

TOTAL FUNDS DISTRIBUTED

     FEES:

        Master Servicing Fee                                            0.00
        Trustee Fee                                                     0.00
        Certificate Administration Fee                                  0.00
        Insurer Fee                                                     0.00
        Miscellaneous Fee                                               0.00
                                                                               -------
           TOTAL FEES                                                            0.00

     ADDITIONAL TRUST FUND EXPENSES:
        Reimbursement for Interest on Advances                          0.00
        ASER Amount                                                     0.00
        Special Servicing Fee                                           0.00
        Reduction of funds due to Non Recoverability Determination      0.00
        Rating Agency Expenses                                          0.00
        Attorney Fees & Expenses                                        0.00
        Bankruptcy Expense                                              0.00
        Taxes Imposed on Trust Fund                                     0.00
        Advances Not Recovered                                          0.00
        Other Expenses                                                  0.00
                                                                               -------
           TOTAL ADDITIONAL TRUST FUND EXPENSES                                  0.00

     INTEREST RESERVE DEPOSIT                                                    0.00

     PAYMENTS TO CERTIFICATE HOLDERS & OTHERS:
        Interest Distribution                                           0.00
        Principal Distribution                                          0.00
        Yield Maintenance/Prepayment Penalties                          0.00
        Borrower Option Extension Fees                                  0.00
        Equity Payments Paid                                            0.00
        Net Swap Counterparty Payments Paid                             0.00
                                                                               -------
           TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                         0.00
                                                                               -------
TOTAL FUNDS DISTRIBUTED                                                          0.00
                                                                               =======

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 6 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                          (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2005-TOP17                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 02/14/2005
                                                                                                   RECORD DATE:  01/31/2005

                                 RATINGS DETAIL

------------------------------------------------------------------------------------
                            Original Ratings              Current Ratings (1)
Class        CUSIP     --------------------------    -------------------------------
                          Fitch   Moody's   S&P          Fitch   Moody's   S&P
------------------------------------------------------------------------------------

 A-1
 A-2
 A-3
 A-4
 A-5
 A-6
 X-1
 X-2
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
  P
------------------------------------------------------------------------------------

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.

(1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                Moody's Investors Service  Standard & Poor's Rating Services
One State Street Plaza     99 Church Street           55 Water Street
New York, New York 10004   New York, New York 10007   New York, New York 10041
(212) 908-0500             (212) 553-0300             (212) 438-2430

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 7 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                          (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2005-TOP17                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 02/14/2005
                                                                                                   RECORD DATE:  01/31/2005

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                               SCHEDULED BALANCE

--------------------------------------------------------------------------------
                                          % of
   Scheduled     # of      Scheduled      Agg.      WAM              Weighted
    Balance      loans      Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Totals
================================================================================

                                   STATE (3)

--------------------------------------------------------------------------------
                                          % of
                 # of      Scheduled      Agg.      WAM              Weighted
      State      Props.     Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Totals
================================================================================

See footnotes on last page of this section.

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 8 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                          (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2005-TOP17                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 02/14/2005
                                                                                                   RECORD DATE:  01/31/2005

--------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                          DEBT SERVICE COVERAGE RATIO
--------------------------------------------------------------------------------
                                         % of
 Debt Service       # of    Scheduled    Agg.     WAM                 Weighted
Coverage Ratio      loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                                    NOTE RATE
--------------------------------------------------------------------------------
                                         % of
     Note           # of    Scheduled    Agg.     WAM                 Weighted
     Rate           loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                                PROPERTY TYPE (3)
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
Property Type      Props.    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                                   SEASONING
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
  Seasoning         loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

See footnotes on last page of this section.

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 9 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                          (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2005-TOP17                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 02/14/2005
                                                                                                   RECORD DATE:  01/31/2005

--------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)
--------------------------------------------------------------------------------
                                           % of
Anticipated Remaining   # of    Scheduled   Agg.     WAM              Weighted
    Term (2)           loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)
--------------------------------------------------------------------------------
                                           % of
Remaining Amortization  # of    Scheduled   Agg.     WAM              Weighted
        Term           loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)
--------------------------------------------------------------------------------
                                         % of
Remaining Stated    # of    Scheduled    Agg.     WAM                 Weighted
    Term            loans    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                    AGE OF MOST RECENT FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                        % of
   Age of Most      # of    Scheduled    Agg.     WAM                 Weighted
   Recent NOI      loans     Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new financial information becomes available from borrowers on an asset level. In all cases the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The
Trustee makes no representations as to the accuracy of the data provided for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 10 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                          (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2005-TOP17                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 02/14/2005
                                                                                                   RECORD DATE:  01/31/2005

----------------------------------------------------------------------------------------------------------------
                                               MORTGAGE LOAN DETAIL

----------------------------------------------------------------------------------------------------------------
                                                                                  Anticipated              Neg.
 Loan              Property                      Interest    Principal   Gross     Repayment   Maturity   Amort
Number   ODCR      Type (1)    City     State     Payment     Payment    Coupon       Date       Date     (Y/N)
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
           Beginning     Ending       Paid     Appraisal    Appraisal     Res.    Mod.
 Loan      Scheduled    Scheduled     Thru     Reduction    Reduction    Strat.   Code
Number      Balance      Balance      Date        Date        Amount      (2)      (3)
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------

                   (1) Property Type Code
                   ----------------------

MF  -  Multi-Family                     OF  -  Office
RT  -  Retail                           MU  -  Mixed Use
HC  -  Health Care                      LO  -  Lodging
IN  -  Industrial                       SS  -  Self Storage
WH  -  Warehouse                        OT  -  Other
MH  -  Mobile Home Park

                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD

                              (3) Modification Code
                              ---------------------

                            1 - Maturity Date Extension
                            2 - Authorization Change
                            3 - Principal Write-Off
                            4 - Combination

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 11 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                          (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2005-TOP17                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 02/14/2005
                                                                                                   RECORD DATE:  01/31/2005

-----------------------------------------------------------------------------------------------------------------------------

                                                  PRINCIPAL PREPAYMENT DETAIL

-----------------------------------------------------------------------------------------------------------------------------
                                         Principal Prepayment Amount                   Prepayment Penalties
                Offering Document    -------------------------------------   ------------------------------------------------
Loan Number      Cross-Reference     Payoff Amount     Curtailment Amount     Prepayment Premium     Yield Maintenance Charge
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
  Totals
-----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 12 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                          (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2005-TOP17                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 02/14/2005
                                                                                                   RECORD DATE:  01/31/2005

-----------------------------------------------------------------------------------------------------------------------------------

                                                          HISTORICAL DETAIL

-----------------------------------------------------------------------------------------------------------------------------------
                                                             Delinquencies
-----------------------------------------------------------------------------------------------------------------------------------
Distribution        30-59 Days       60-89 Days      90 Days or More       Foreclosure            REO             Modifications
  Date              #   Balance      #   Balance       #   Balance         #   Balance         #   Balance         #   Balance
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

                             Prepayments                    Rate and Maturities
---------------   -------------------------------   --------------------------------
Distribution        Curtailments        Payoff       Next Weighted Avg.
  Date              #   Balance      #   Balance     Coupon      Remit          WAM
------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 13 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                          (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2005-TOP17                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 02/14/2005
                                                                                                   RECORD DATE:  01/31/2005

----------------------------------------------------------------------------------------------------------------------------------

                                                      DELINQUENCY LOAN DETAIL

----------------------------------------------------------------------------------------------------------------------------------
                   Offering        # of                     Current     Outstanding   Status of    Resolution
                   Document       Months    Paid Through      P&I           P&I        Mortgage     Strategy       Servicing
Loan Number    Cross-Reference    Delinq.       Date        Advances     Advances      Loan (1)     Code (2)     Transfer Date
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
  Totals
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                              Actual      Outstanding
             Foreclosure       Loan        Servicing    Bankruptcy    REO
Loan Number     Date         Balance       Advances        Date       Date
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
  Totals
----------------------------------------------------------------------------------

                          (1) Status of Mortgage Loan
                          ---------------------------

A  -  Payments Not Received               2  -  Two Months Delinquent
      But Still in Grace Period           3  -  Three or More Months Delinquent
B  -  Late Payment But Less               4  -  Assumed Scheduled Payment
      Than 1 Month Delinquent                   (Performing Matured Loan)
0  -  Current                             7  -  Foreclosure
1  -  One Month Delinquent                9  -  REO

                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                   10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                        Foreclosure
3 - Bankruptcy           8 - Resolved              11 - Full Payoff
4 - Extension            9 - Pending Return        12 - Reps and Warranties
5 - Note Sale                to Master Servicer    13 - Other or TBD

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 14 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                          (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2005-TOP17                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 02/14/2005
                                                                                                   RECORD DATE:  01/31/2005

-----------------------------------------------------------------------------------------------------------------------------

                                            SPECIALLY SERVICED LOAN DETAIL - PART 1

-----------------------------------------------------------------------------------------------------------------------------
                          Offering     Servicing  Resolution                                                        Net
Distribution    Loan      Document      Transfer   Strategy     Scheduled   Property          Interest  Actual   Operating
   Date        Number  Cross-Reference    Date      Code (1)     Balance    Type (2)   State    Rate    Balance   Income
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------
                                                         Remaining
Distribution   NOI                 Note     Maturity   Amortization
   Date       Date       DSCR      Date       Date         Term
--------------------------------------------------------------------

--------------------------------------------------------------------

                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                  10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                       Foreclosure
3 - Bankruptcy           8 - Resolved             11 - Full Payoff
4 - Extension            9 - Pending Return       12 - Reps and Warranties
5 - Note Sale                to Master Servicer   13 - Other or TBD

              (2) Property Type Code
              ----------------------

MF - Multi-Family             OF - Office
RT - Retail                   MU - Mixed use
HC - Health Care              LO - Lodging
IN - Industrial               SS - Self Storage
WH - Warehouse                OT - Other
MH - Mobile Home Park

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 15 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                          (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2005-TOP17                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 02/14/2005
                                                                                                   RECORD DATE:  01/31/2005

------------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 2

------------------------------------------------------------------------------------------------------------------------------------
                         Offering      Resolution     Site
Distribution   Loan       Document      Strategy   Inspection                Appraisal  Appraisal     Other REO
    Date      Number  Cross-Reference   Code (1)      Date     Phase 1 Date     Date      Value    Property Revenue     Comment
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 16 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                          (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2005-TOP17                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 02/14/2005
                                                                                                   RECORD DATE:  01/31/2005

------------------------------------------------------------------------------------------------------------------------------------

                                                        MODIFIED LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                   Offering
 Loan              Document      Pre-Modification
Number         Cross-Reference        Balance           Modification Date                       Modification Description
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 17 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                          (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2005-TOP17                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 02/14/2005
                                                                                                   RECORD DATE:  01/31/2005

-------------------------------------------------------------------------------------------------

                                      LIQUIDATED LOAN DETAIL

-------------------------------------------------------------------------------------------------
       Final Recovery     Offering                                               Gross Proceeds
 Loan  Determination      Document      Appraisal  Appraisal  Actual    Gross       as a % of
Number     Date       Cross-Reference     Date      Value    Balance  Proceeds   Actual Balance
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
  Current Total
-------------------------------------------------------------------------------------------------
Cumulative Total
-------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------
         Aggregate        Net       Net Proceeds               Repurchased
 Loan   Liquidation   Liquidation    as a % of       Realized   by Seller
Number   Expenses*     Proceeds    Actual Balance      Loss       (Y/N)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
  Current Total
---------------------------------------------------------------------------
Cumulative Total
---------------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 18 of 18

                                   SCHEDULE A
                                   ----------

                      Class A-AB Planned Principal Balance

DISTRIBUTION DATE        BALANCE             DISTRIBUTION DATE       BALANCE
-----------------        -------             -----------------       -------
   Closing Date      $58,200,000.00             11/13/2008       $58,200,000.00
    02/13/2005       $58,200,000.00             12/13/2008       $58,200,000.00
    03/13/2005       $58,200,000.00             01/13/2009       $58,200,000.00
    04/13/2005       $58,200,000.00             02/13/2009       $58,200,000.00
    05/13/2005       $58,200,000.00             03/13/2009       $58,200,000.00
    06/13/2005       $58,200,000.00             04/13/2009       $58,200,000.00
    07/13/2005       $58,200,000.00             05/13/2009       $58,200,000.00
    08/13/2005       $58,200,000.00             06/13/2009       $58,200,000.00
    09/13/2005       $58,200,000.00             07/13/2009       $58,200,000.00
    10/13/2005       $58,200,000.00             08/13/2009       $58,200,000.00
    11/13/2005       $58,200,000.00             09/13/2009       $58,200,000.00
    12/13/2005       $58,200,000.00             10/13/2009       $58,200,000.00
    01/13/2006       $58,200,000.00             11/13/2009       $58,200,000.00
    02/13/2006       $58,200,000.00             12/13/2009       $58,141,939.74
    03/13/2006       $58,200,000.00             01/13/2010       $57,271,000.00
    04/13/2006       $58,200,000.00             02/13/2010       $56,396,000.00
    05/13/2006       $58,200,000.00             03/13/2010       $55,261,000.00
    06/13/2006       $58,200,000.00             04/13/2010       $54,376,000.00
    07/13/2006       $58,200,000.00             05/13/2010       $53,402,000.00
    08/13/2006       $58,200,000.00             06/13/2010       $52,508,000.00
    09/13/2006       $58,200,000.00             07/13/2010       $51,525,000.00
    10/13/2006       $58,200,000.00             08/13/2010       $50,622,000.00
    11/13/2006       $58,200,000.00             09/13/2010       $49,715,000.00
    12/13/2006       $58,200,000.00             10/13/2010       $48,719,000.00
    01/13/2007       $58,200,000.00             11/13/2010       $47,802,000.00
    02/13/2007       $58,200,000.00             12/13/2010       $46,797,000.00
    03/13/2007       $58,200,000.00             01/13/2011       $45,871,000.00
    04/13/2007       $58,200,000.00             02/13/2011       $44,940,000.00
    05/13/2007       $58,200,000.00             03/13/2011       $43,755,000.00
    06/13/2007       $58,200,000.00             04/13/2011       $42,814,000.00
    07/13/2007       $58,200,000.00             05/13/2011       $42,614,000.00
    08/13/2007       $58,200,000.00             06/13/2011       $42,414,000.00
    09/13/2007       $58,200,000.00             07/13/2011       $42,214,000.00
    10/13/2007       $58,200,000.00             08/13/2011       $42,014,000.00
    11/13/2007       $58,200,000.00             09/13/2011       $41,814,000.00
    12/13/2007       $58,200,000.00             10/13/2011       $41,614,000.00
    01/13/2008       $58,200,000.00             11/13/2011       $41,414,000.00
    02/13/2008       $58,200,000.00             12/13/2011       $41,214,000.00
    03/13/2008       $58,200,000.00             01/13/2012       $40,947,000.00
    04/13/2008       $58,200,000.00             02/13/2012       $39,969,000.00
    05/13/2008       $58,200,000.00             03/13/2012       $38,826,000.00
    06/13/2008       $58,200,000.00             04/13/2012       $37,839,000.00
    07/13/2008       $58,200,000.00             05/13/2012       $36,766,000.00
    08/13/2008       $58,200,000.00             06/13/2012       $35,769,000.00
    09/13/2008       $58,200,000.00             07/13/2012       $34,687,000.00
    10/13/2008       $58,200,000.00             08/13/2012       $33,679,000.00

                                       A-1

DISTRIBUTION DATE          BALANCE
-----------------          -------
    09/13/2012          $32,667,000.00
    10/13/2012          $31,570,000.00
    11/13/2012          $30,548,000.00
    12/13/2012          $29,441,000.00
    01/13/2013          $28,369,000.00
    02/13/2013          $27,293,000.00
    03/13/2013          $25,964,000.00
    04/13/2013          $24,875,000.00
    05/13/2013          $23,700,000.00
    06/13/2013          $22,600,000.00
    07/13/2013          $21,414,000.00
    08/13/2013          $20,304,000.00
    09/13/2013          $19,188,000.00
    10/13/2013          $15,964,000.00
    11/13/2013          $14,841,000.00
    12/13/2013          $13,631,000.00
    01/13/2014          $12,496,000.00
    02/13/2014          $11,356,000.00
    03/13/2014           $9,067,000.00
    04/13/2014           $1,289,000.00
    05/13/2014              $71,000.00
    06/13/2014                   $0.00

                                       A-2

                                   SCHEDULE B
                                   ----------

            Rates Used in Determination of Class X Pass-Through Rates

                                       B-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                         MORGAN STANLEY CAPITAL I INC.,
                                    DEPOSITOR
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                     (ISSUABLE IN SERIES BY SEPARATE TRUSTS)

                                 ---------------

     Morgan Stanley Capital I Inc. will periodically offer certificates in one or more series and each series of certificates will represent beneficial ownership interests in a different trust fund.

     EACH TRUST FUND WILL CONSIST PRIMARILY OF ONE OR MORE SEGREGATED POOLS OF:

     1)   multifamily or commercial mortgage loans;

     2)   mortgage participations, mortgage pass-through certificates or mortgage-backed securities;

     3)   direct obligations of the United States or other governmental agencies; or

     4)   any combination of the 1-3, above, as well as other property as described in the accompanying prospectus supplement.

     The certificates of any series may consist of one or more classes. A given class may:

     o    provide for the accrual of interest based on fixed, variable or adjustable rates;

     o    be senior or subordinate to one or more other classes in respect of distributions;

     o    be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

     o    be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

     o    provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes;

     o    provide for sequential distributions of principal;

     o    provide for distributions based on a combination of any of the foregoing characteristics; or any combination of the above.

     INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK
FACTORS" BEGINNING ON PAGE 9 IN THIS PROSPECTUS AND ON PAGE S-31 OF THE RELATED
PROSPECTUS SUPPLEMENT.

     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series. The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates to be offered to you or determined if this prospectus or the accompanying prospectus supplement are truthful or complete. Any representation to the contrary is a criminal offense.

                   -------------------------------------------

                                 MORGAN STANLEY
                  The date of this Prospectus is August 2, 2004

     IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

     o    the timing of interest and principal payments;

     o    applicable interest rates;

     o    information about the trust fund's assets;

     o    information about any credit support or cash flow agreement;

     o    the rating for each class of certificates;

     o    information regarding the nature of any subordination;

     o    any circumstance in which the trust fund may be subject to early termination;

     o    whether any elections will be made to treat the trust fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes;

     o    the aggregate principal amount of each class of certificates;

     o    information regarding any master servicer, sub-servicer or special servicer; and

     o    whether the certificates will be initially issued in definitive or book entry form.

     IF THE TERMS OF THE CERTIFICATES OFFERED TO YOU VARY BETWEEN THIS
PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE
INFORMATION IN THE PROSPECTUS SUPPLEMENT. Further, you should rely only on the information contained in this prospectus and the accompanying prospectus supplement. Morgan Stanley Capital I Inc. has not authorized anyone to provide you with information that is different.

     Distributions on the certificates will be made only from the assets of the related trust fund. The certificates of each series will not be an obligation of
Morgan Stanley Capital I Inc. or any of its affiliates. Neither the certificates nor any assets in the related trust fund will be insured or guaranteed by any governmental agency or instrumentality or any other person unless the related prospectus supplement so provides.

     This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

     Morgan Stanley Capital I Inc.'s principal executive office is located at
1585 Broadway, 37th Floor, New York, New York 10036, and the telephone number is
(212) 761-4000.

                    ----------------------------------------

     Until 90 days after the date of each prospectus supplement, all dealers that buy, sell or trade the certificates offered by that prospectus supplement, whether or not participating in the offering, may be required to deliver a prospectus supplement and this prospectus. This is in addition to the dealers'
obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                                                                                                PAGE
                                                                                                                ----

Important Notice About Information Presented In This Prospectus And The Accompanying Prospectus

                                      -i-

                                      -ii-

                              SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF CERTIFICATES, READ
THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY.

                                WHAT YOU WILL OWN

TITLE OF CERTIFICATES.....................Mortgage Pass-Through Certificates,
                                          issuable in series.

MORTGAGE POOL.............................Each trust fund will consist primarily of one or more segregated pools of:

                                          (1)  multifamily or commercial
                                               mortgage loans;

                                          (2)  mortgage participations, mortgage
                                               pass-through certificates or
                                               mortgage-backed securities;

                                          (3)  direct obligations of the United
                                               States or other governmental
                                               agencies; or

                                          (4)  any combination of 1-3 above, as
                                               well as other property as
                                               described in the accompanying
                                               prospectus supplement.

                                          as to some or all of the mortgage
                                          loans, assignments of the leases of
                                          the related mortgaged properties or
                                          assignments of the rental payments due
                                          under those leases.

                                          Each trust fund for a series of
                                          certificates may also include:

                                          o    letters of credit, insurance
                                               policies, guarantees, reserve
                                               funds or other types of credit
                                               support; and

                                          o    currency or interest rate
                                               exchange agreements and other
                                               financial assets.

                           RELEVANT PARTIES AND DATES

ISSUER....................................Morgan Stanley Capital I 200__-__
                                          Trust.

DEPOSITOR.................................Morgan Stanley Capital I Inc., a
                                          wholly-owned subsidiary of Morgan
                                          Stanley.

MASTER SERVICER...........................The master servicer, if any, for each series of certificates will be named
                                          in the related prospectus supplement.
                                          The master servicer may be an
                                          affiliate of Morgan Stanley Capital I
                                          Inc.

SPECIAL SERVICER..........................The special servicer, if any, for each series of certificates will be named,
                                          or the circumstances in accordance
                                          with which a special servicer will be
                                          appointed will be described, in the
                                          related prospectus supplement. The
                                          special servicer may be an affiliate
                                          of Morgan Stanley Capital I Inc.

TRUSTEE...................................The trustee for each series of certificates will be named in the
                                          related prospectus supplement.

ORIGINATOR................................The originator or originators of the mortgage loans will be named in the
                                          related prospectus supplement. An
                                          originator may be an affiliate of
                                          Morgan Stanley Capital I Inc. Morgan
                                          Stanley Capital I Inc. will purchase

                                          the mortgage loans or the mortgage
                                          backed securities or both, on or
                                          before the issuance of the related
                                          series of certificates.

                       INFORMATION ABOUT THE MORTGAGE POOL

THE TRUST FUND ASSETS.....................Each series of certificates will represent in the aggregate the entire
                                          beneficial ownership interest in a
                                          trust fund consisting primarily of:

         (A) MORTGAGE ASSETS..............The mortgage loans and the mortgage backed securities, or one or the
                                          other, with respect to each series of
                                          certificates will consist of a pool
                                          of:

                                          o    multifamily or commercial
                                               mortgage loans or both;

                                          o    mortgage participations, mortgage
                                               pass-through certificates or
                                               other mortgage-backed securities
                                               evidencing interests in or
                                               secured by mortgage loans; or

                                          o    a combination of mortgage loans
                                               and mortgage backed securities.

                                          The mortgage loans will not be
                                          guaranteed or insured by:

                                          o    Morgan Stanley Capital I Inc. or
                                               any of its affiliates; or

                                          o    unless the prospectus supplement
                                               so provides, any governmental
                                               agency or instrumentality or
                                               other person.

                                          The mortgage loans will be secured by
                                          first liens or junior liens on, or
                                          security interests in:

                                          o    residential properties consisting
                                               of five or more rental or
                                               cooperatively-owned dwelling
                                               units; or

                                          o    office buildings, shopping
                                               centers, retail stores, hotels or
                                               motels, nursing homes, hospitals
                                               or other health-care related
                                               facilities, mobile home parks,
                                               warehouse facilities,
                                               mini-warehouse facilities or
                                               self-storage facilities,
                                               industrial plants, congregate
                                               care facilities, mixed use
                                               commercial properties or other
                                               types of commercial properties.

                                          Unless otherwise provided in the
                                          prospectus supplement, the mortgage
                                          loans:

                                          o    will be secured by properties
                                               located in any of the fifty
                                               states, the District of Columbia
                                               or the Commonwealth of Puerto
                                               Rico;

                                          o    will have individual principal
                                               balances at origination of at
                                               least $25,000;

                                          o    will have original terms to
                                               maturity of not more than 40
                                               years; and

                                          o    will be originated by persons
                                               other than Morgan Stanley Capital
                                               I Inc.

                                          Each mortgage loan may provide for the
                                          following payment terms:

                                          o    Each mortgage loan may provide
                                               for no accrual of interest or for
                                               accrual of interest at a fixed or
                                               adjustable rate or at a rate that
                                               may be converted from adjustable
                                               to fixed, or vice versa, from
                                               time to

                                      -2-

                                          time at the borrower's election.
                                          Adjustable mortgage rates may be based
                                          on one or more indices.

                                          o    Each mortgage loan may provide
                                               for scheduled payments to
                                               maturity or payments that adjust
                                               from time to time to accommodate
                                               changes in the interest rate or
                                               to reflect the occurrence of
                                               certain events.

                                          o    Each mortgage loan may provide
                                               for negative amortization or
                                               accelerated amortization.

                                          o    Each mortgage loan may be fully
                                               amortizing or require a balloon
                                               payment due on the loan's stated
                                               maturity date.

                                          o    Each mortgage loan may contain
                                               prohibitions on prepayment or
                                               require payment of a premium or a
                                               yield maintenance penalty in
                                               connection with a prepayment.

                                          o    Each mortgage loan may provide
                                               for payments of principal,
                                               interest or both, on due dates
                                               that occur monthly, quarterly,
                                               semi-annually or at another
                                               interval as specified in the
                                               related prospectus supplement.

         (B) GOVERNMENT SECURITIES........If the related prospectus supplement so specifies, the trust fund may
                                          include direct obligations of the
                                          United States, agencies of the United
                                          States or agencies created by
                                          government entities which provide for
                                          payment of interest or principal or
                                          both.

         (C) COLLECTION ACCOUNTS..........Each trust fund will include one or more accounts established and
                                          maintained on behalf of the
                                          certificateholders. The person(s)
                                          designated in the related prospectus
                                          supplement will, to the extent
                                          described in this prospectus and the
                                          prospectus supplement, deposit into
                                          this account all payments and
                                          collections received or advanced with
                                          respect to the trust fund's assets.
                                          The collection account may be either
                                          interest bearing or non-interest
                                          bearing, and funds may be held in the
                                          account as cash or invested in
                                          short-term, investment grade
                                          obligations.

         (D) CREDIT SUPPORT...............If the related prospectus supplement so specifies, one or more classes of
                                          certificates may be provided with
                                          partial or full protection against
                                          certain defaults and losses on a trust
                                          fund's mortgage loans and mortgage
                                          backed securities.

                                          This protection may be provided by one
                                          or more of the following means:

                                          o    subordination of one or more
                                               other classes of certificates,

                                          o    letter of credit,

                                          o    insurance policy,

                                          o    guarantee,

                                          o    reserve fund or

                                          o    another type of credit support,
                                               or a combination thereof.

                                          The related prospectus supplement will
                                          describe the amount and types of
                                          credit support, the entity providing
                                          the credit support, if applicable, and

                                      -3-

                                          related information. If a particular
                                          trust fund includes mortgage backed
                                          securities, the related prospectus
                                          supplement will describe any similar
                                          forms of credit support applicable to
                                          those mortgage backed securities.

         (E) CASH FLOW AGREEMENTS.........If the related prospectus supplement so provides, the trust fund may
                                          include guaranteed investment
                                          contracts pursuant to which moneys
                                          held in the collection accounts will
                                          be invested at a specified rate. The
                                          trust fund also may include agreements
                                          designed to reduce the effects of
                                          interest rate or currency exchange
                                          rate fluctuations on the trust fund's
                                          assets or on one or more classes of
                                          certificates.

                                          Agreements of this sort may include:

                                          o    interest rate exchange
                                               agreements,

                                          o    interest rate cap or floor
                                               agreements,

                                          o    currency exchange agreements or
                                               similar agreements. Currency
                                               exchange agreements might be
                                               included in a trust fund if some
                                               or all of the mortgage loans or
                                               mortgage backed securities, such
                                               as mortgage loans secured by
                                               mortgaged properties located
                                               outside the United States, are
                                               denominated in a non-United
                                               States currency.

                                          The related prospectus supplement will
                                          describe the principal terms of any
                                          guaranteed investment contract or
                                          other agreement and provide
                                          information with respect to the
                                          obligor. If a particular trust fund
                                          includes mortgage backed securities,
                                          the related prospectus supplement will
                                          describe any guaranteed investment
                                          contract or other agreements
                                          applicable to those mortgage backed
                                          securities.

DISTRIBUTIONS ON CERTIFICATES.............Each series of certificates will have the following characteristics:

                                          o    if the certificates evidence an
                                               interest in a trust fund that
                                               includes mortgage loans, the
                                               certificates will be issued
                                               pursuant to a pooling agreement;

                                          o    if the certificates evidence an
                                               interest in a trust fund that
                                               does not include mortgage loans,
                                               the certificates will be issued
                                               pursuant to a trust agreement;

                                          o    each series of certificates will
                                               include one or more classes of
                                               certificates;

                                          o    each series of certificates,
                                               including any class or classes
                                               not offered by this prospectus,
                                               will represent, in the aggregate,
                                               the entire beneficial ownership
                                               interest in the related trust
                                               fund;

                                          o    each class of certificates being
                                               offered to you, other than
                                               certain stripped interest
                                               certificates, will have a stated
                                               principal amount;

                                          o    each class of certificates being
                                               offered to you, other than
                                               certain stripped principal
                                               certificates, will accrue
                                               interest based on a fixed,
                                               variable or adjustable interest
                                               rate.

                                          The related prospectus supplement will
                                          specify the principal amount, if any,
                                          and the interest rate, if any, for
                                          each class of certificates. In the
                                          case of a variable or adjustable
                                          interest rate, the related prospectus
                                          supplement will specify the method for
                                          determining the rate.

                                      -4-

                                          The certificates will not be
                                          guaranteed or insured by Morgan
                                          Stanley Capital I Inc. or any of its
                                          affiliates. The certificates also will
                                          not be guaranteed or insured by any
                                          governmental agency or instrumentality
                                          or by any other person, unless the
                                          related prospectus supplement so
                                          provides.

         (A) INTEREST.....................Each class of certificates offered to you, other than stripped principal
                                          certificates and certain classes of
                                          stripped interest certificates, will
                                          accrue interest at the rate indicated
                                          in the prospectus supplement. Interest
                                          will be distributed to you as provided
                                          in the related prospectus supplement.

                                          Interest distributions:

                                          o    on stripped interest certificates
                                               may be made on the basis of the
                                               notional amount for that class,
                                               as described in the related
                                               prospectus supplement;

                                          o    may be reduced to the extent of
                                               certain delinquencies, losses,
                                               prepayment interest shortfalls,
                                               and other contingencies described
                                               in this prospectus and the
                                               related prospectus supplement.

         (B)PRINCIPAL.................... The certificates of each series initially will have an aggregate
                                          principal balance no greater than the
                                          outstanding principal balance of the
                                          trust fund's assets as of the close of
                                          business on the first day of the month
                                          during which the trust fund is formed,
                                          after application of scheduled
                                          payments due on or before that date,
                                          whether or not received. The related
                                          prospectus supplement may provide that
                                          the principal balance of the trust
                                          fund's assets will be determined as of
                                          a different date. The principal
                                          balance of a certificate at a given
                                          time represents the maximum amount
                                          that the holder is then entitled to
                                          receive of principal from future cash
                                          flow on the assets in the related
                                          trust fund.

                                          Unless the prospectus supplement
                                          provides otherwise, distributions of
                                          principal:

                                          o    will be made on each distribution
                                               date to the holders of the class
                                               or classes of certificates
                                               entitled to principal
                                               distributions, until the
                                               principal balances of those
                                               certificates have been reduced to
                                               zero; and

                                          o    will be made on a pro rata basis
                                               among all of the certificates of
                                               a given class or by random
                                               selection, as described in the
                                               prospectus supplement or
                                               otherwise established by the
                                               trustee.

                                          Stripped interest or interest-only
                                          certificates will not have a principal
                                          balance and will not receive
                                          distributions of principal.

ADVANCES..................................Unless the related prospectus supplement otherwise provides, if a
                                          scheduled payment on a mortgage loan
                                          is delinquent and the master servicer
                                          determines that an advance would be
                                          recoverable, the master servicer will,
                                          in most cases, be required to advance
                                          the shortfall. Neither Morgan Stanley
                                          Capital I Inc. nor any of its
                                          affiliates will have any
                                          responsibility to make those advances.

                                      -5-

                                          The master servicer:

                                          o    will be reimbursed for advances
                                               from subsequent recoveries from
                                               the delinquent mortgage loan or
                                               from other sources, as described
                                               in this prospectus and the
                                               related prospectus supplement;
                                               and

                                          o    will be entitled to interest on
                                               advances, if specified in the
                                               related prospectus supplement.

                                          If a particular trust fund includes
                                          mortgage backed securities, the
                                          prospectus supplement will describe
                                          any advance obligations applicable to
                                          those mortgage backed securities.

TERMINATION...............................The related prospectus supplement may provide for the optional early
                                          termination of the series of
                                          certificates through repurchase of the
                                          trust fund's assets by a specified
                                          party, under specified circumstances.

                                          The related prospectus supplement may
                                          provide for the early termination of
                                          the series of certificates in various
                                          ways including:

                                          o    optional early termination where
                                               a party identified in the
                                               prospectus supplement could
                                               repurchase the trust fund assets
                                               pursuant to circumstances
                                               specified in the prospectus
                                               supplement;

                                          o    termination through the
                                               solicitation of bids for the sale
                                               of all or a portion of the trust
                                               fund assets in the event the
                                               principal amount of a specified
                                               class or classes declines by a
                                               specified percentage amount on or
                                               after a specified date.

REGISTRATION OF CERTIFICATES..............If the related prospectus supplement so provides, one or more classes of
                                          the certificates being offered to you
                                          will initially be represented by one
                                          or more certificates registered in the
                                          name of Cede & Co., as the nominee of
                                          Depository Trust Company. If the
                                          certificate you purchase is registered
                                          in the name of Cede & Co., you will
                                          not be entitled to receive a
                                          definitive certificate, except under
                                          the limited circumstances described in
                                          this prospectus.

TAX STATUS OF THE CERTIFICATES............The certificates of each series will constitute either:

                                          o    regular interests and residual
                                               interests in a trust treated as a
                                               real estate mortgage investment
                                               conduit--known as a REMIC--under
                                               Sections 860A through 860G of the
                                               Internal Revenue Code; or

                                          o    interests in a trust treated as a
                                               grantor trust under applicable
                                               provisions of the Internal
                                               Revenue Code.

         (A) REMIC........................The regular certificates of the REMIC generally will be treated as debt
                                          obligations of the applicable REMIC
                                          for federal income tax purposes. Some
                                          of the regular certificates of the
                                          REMIC may be issued with original
                                          issue discount for federal income tax
                                          purposes.

                                          A portion or, in certain cases, all of
                                          the income from REMIC residual
                                          certificates:

                                          o    may not be offset by any losses
                                               from other activities of the
                                               holder of those certificates;

                                      -6-

                                          o    may be treated as unrelated
                                               business taxable income for
                                               holders of the residual
                                               certificates of the REMIC that
                                               are subject to tax on unrelated
                                               business taxable income, as
                                               defined in Section 511 of the
                                               Internal Revenue Code; and

                                          o    may be subject to U.S.
                                               withholding tax.

                                          To the extent described in this
                                          prospectus and the related prospectus
                                          supplement, the certificates offered
                                          to you will be treated as:

                                          o    assets described in section
                                               7701(a)(19)(C) of the Internal
                                               Revenue Code; and

                                          o    "real estate assets" within the
                                               meaning of section 856(c)(5)(B)
                                               of the Internal Revenue Code.

         (B) GRANTOR TRUST................If no election is made to treat the trust fund relating to a series of
                                          certificates as a REMIC, the trust
                                          fund will be classified as a grantor
                                          trust and not as an association
                                          taxable as a corporation for federal
                                          income tax purposes. If the trust fund
                                          is a grantor trust, you will be
                                          treated as an owner of an undivided
                                          pro rata interest in the mortgage pool
                                          or pool of securities and any other
                                          assets held by the trust fund. In
                                          certain cases the certificates may
                                          represent interests in a portion of a
                                          trust fund as to which one or more
                                          REMIC elections, as described above,
                                          are also made.

                                          Investors are advised to consult their
                                          tax advisors and to review "Federal
                                          Income Tax Consequences" in this
                                          prospectus and the related prospectus
                                          supplement.

ERISA CONSIDERATIONS......................If you are subject to Title I of the
                                          Employee Retirement Income Security
                                          Act of 1974, as amended--also known as
                                          ERISA, or Section 4975 of the Internal
                                          Revenue Code, you should carefully
                                          review with your legal advisors
                                          whether the purchase or holding of
                                          certificates could give rise to a
                                          transaction that is prohibited or is
                                          not otherwise permissible under either
                                          statute.

                                          In general, the related prospectus
                                          supplement will specify that some of
                                          the classes of certificates may not be
                                          transferred unless the trustee and
                                          Morgan Stanley Capital I Inc. receive
                                          a letter of representations or an
                                          opinion of counsel to the effect that:

                                          o    the transfer will not result in a
                                               violation of the prohibited
                                               transaction provisions of ERISA
                                               or the Internal Revenue Code;

                                          o    the transfer will not cause the
                                               assets of the trust fund to be
                                               deemed "plan assets" for purposes
                                               of ERISA or the Internal Revenue
                                               Code; and

                                          o    the transfer will not subject any
                                               of the trustee, Morgan Stanley
                                               Capital I Inc. or any servicer to
                                               additional obligations.

LEGAL INVESTMENT..........................The related prospectus supplement will specify whether any classes of the
                                          offered certificates will constitute
                                          "mortgage related securities" for
                                          purposes of the Secondary Mortgage
                                          Market Enhancement Act of 1984, as
                                          amended. If your investment activities
                                          are subject to legal investment laws
                                          and regulations, regulatory capital
                                          requirements, or review by regulatory
                                          authorities, then you may be subject
                                          to restrictions on investment in the

                                          offered certificates. You should
                                          consult your own legal advisors for
                                          assistance in determining the
                                          suitability of and consequences to you
                                          of the purchase, ownership, and the
                                          sale of the offered certificates.

RATING....................................At the date of issuance, each class of certificates of each series that
                                          are offered to you will be rated not
                                          lower than investment grade by one or
                                          more nationally recognized statistical
                                          rating agencies.

                                      -8-

                                  RISK FACTORS

     You should carefully consider the risks involved in owning a certificate before purchasing a certificate. In particular, the timing and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below under Risk Factors, together with those described in the related prospectus supplement under Risk Factors, summarize the material risks relating to your certificates.

THE LACK OF A SECONDARY
MARKET MAY MAKE IT DIFFICULT
FOR YOU TO RESELL
YOUR CERTIFICATES                         Secondary market considerations may
                                          make your certificates difficult to
                                          resell or less valuable than you
                                          anticipated for a variety of reasons,
                                          including:

                                          o    there may not be a secondary
                                               market for the certificates;

                                          o    if a secondary market develops,
                                               we cannot assure you that it will
                                               continue or will provide you with
                                               the liquidity of investment you
                                               may have anticipated. Lack of
                                               liquidity could result in a
                                               substantial decrease in the
                                               market value of your
                                               certificates;

                                          o    the market value of your
                                               certificates will fluctuate with
                                               changes in interest rates;

                                          o    the secondary market for
                                               certificates backed by
                                               residential mortgages may be more
                                               liquid than the secondary market
                                               for certificates backed by
                                               multifamily and commercial
                                               mortgages so if your liquidity
                                               assumptions were based on the
                                               secondary market for certificates
                                               backed by residential mortgages,
                                               your assumptions may not be
                                               correct;

                                          o    certificateholders have no
                                               redemption rights; and

                                          o    secondary market purchasers are
                                               limited to this prospectus, the
                                               related prospectus supplement and
                                               to the reports delivered to
                                               certificateholders for
                                               information concerning the
                                               certificates.

                                          Morgan Stanley & Co. Incorporated
                                          currently expects to make a secondary
                                          market in your certificates, but it
                                          has no obligation to do so.

THE TRUST FUND'S ASSETS MAY BE
INSUFFICIENT TO ALLOW FOR
REPAYMENT IN FULL ON YOUR
CERTIFICATES                              Unless the related prospectus
                                          supplement so specifies, the sole
                                          source of payment on your certificates
                                          will be proceeds from the assets
                                          included in the trust fund for each
                                          series of certificates and any form of
                                          credit enhancement specified in the
                                          related prospectus supplement. You
                                          will not have any claim against, or
                                          security interest in, the trust fund
                                          for any other series. In addition, in
                                          general, there is no recourse to
                                          Morgan Stanley Capital I Inc. or any
                                          other entity, and neither the
                                          certificates nor the underlying
                                          mortgage loans are guaranteed or
                                          insured by any governmental agency or
                                          instrumentality or any other entity.
                                          Therefore, if the trust fund's assets
                                          are insufficient to pay you your

                                      -9-

                                          expected return, in most situations
                                          you will not receive payment from any
                                          other source. Exceptions include:

                                          o    loan repurchase obligations in
                                               connection with a breach of
                                               certain of the representations
                                               and warranties; and

                                          o    advances on delinquent loans, to
                                               the extent the master servicer
                                               deems the advance will be
                                               recoverable.

                                          Because some of the representations
                                          and warranties with respect to the
                                          mortgage loans or mortgage backed
                                          securities may have been made or
                                          assigned in connection with transfers
                                          of the mortgage loans or mortgage
                                          backed securities prior to the closing
                                          date, the rights of the trustee and
                                          the certificateholders with respect to
                                          those representations or warranties
                                          will be limited to their rights as
                                          assignees. Unless the related
                                          prospectus supplement so specifies,
                                          neither Morgan Stanley Capital I Inc.,
                                          the master servicer nor any affiliate
                                          thereof will have any obligation with
                                          respect to representations or
                                          warranties made by any other entity.

                                          There may be accounts, as described in
                                          the related prospectus supplement,
                                          maintained as credit support. The
                                          amounts in these accounts may be
                                          withdrawn, under conditions described
                                          in the related prospectus supplement.
                                          Any withdrawn amounts will not be
                                          available for the future payment of
                                          principal or interest on the
                                          certificates.

                                          If a series of certificates consists
                                          of one or more classes of subordinate
                                          certificates, the amount of any losses
                                          or shortfalls in collections of assets
                                          on any distribution date will be borne
                                          first by one or more classes of the
                                          subordinate certificates, as described
                                          in the related prospectus supplement.
                                          Thereafter, those losses or shortfalls
                                          will be borne by the remaining classes
                                          of certificates, in the priority and
                                          manner and subject to the limitations
                                          specified in the related prospectus
                                          supplement.

PREPAYMENTS AND REPURCHASES MAY
REDUCE THE YIELD ON YOUR
CERTIFICATES                              The yield on your certificates may be
                                          reduced by prepayments on the mortgage
                                          loans or mortgage backed securities
                                          because prepayments affect the average
                                          life of the certificates. Prepayments
                                          can be voluntary, if permitted, and
                                          involuntary, such as prepayments
                                          resulting from casualty or
                                          condemnation, defaults and
                                          liquidations or repurchases upon
                                          breaches of representations and
                                          warranties. The investment performance
                                          of your certificates may vary
                                          materially and adversely from your
                                          expectation if the actual rate of
                                          prepayment is higher or lower than you
                                          anticipated.

                                          Voluntary prepayments may require the
                                          payment of a yield maintenance or
                                          prepayment premium. Nevertheless, we
                                          cannot assure you that the existence
                                          of the prepayment premium will cause a
                                          borrower to refrain from prepaying its
                                          mortgage loan nor can we assure you of
                                          the rate at which prepayments will
                                          occur. Morgan Stanley Mortgage Capital
                                          Inc., under certain circumstances, may
                                          be required to repurchase a mortgage
                                          loan from the trust fund if there has
                                          been a breach of a representation or
                                          warranty. The repurchase price paid
                                          will be passed through to you, as a
                                          certificateholder, with the same
                                          effect as if the mortgage loan had
                                          been prepaid in part or in full,
                                          except that no prepayment premium or
                                          yield maintenance charge would be
                                          payable.

                                      -10-

                                          Such a repurchase may therefore
                                          adversely affect the yield to maturity
                                          on your certificates.

                                          In a pool of mortgage loans, the rate
                                          of prepayment is unpredictable as it
                                          is influenced by a variety of factors
                                          including:

                                          o    the terms of the mortgage loans;

                                          o    the length of any prepayment
                                               lockout period;

                                          o    the prevailing interest rates;

                                          o    the availability of mortgage
                                               credit;

                                          o    the applicable yield maintenance
                                               charges or prepayment premiums;

                                          o    the servicer's ability to enforce
                                               those yield maintenance charges
                                               or prepayment premiums;

                                          o    the occurrence of casualties or
                                               natural disasters; and

                                          o    economic, demographic, tax, legal
                                               or other factors.

                                          There can be no assurance that the
                                          rate of prepayments will conform to
                                          any model described in this prospectus
                                          or in the related prospectus
                                          supplement.

                                          Some of the certificates may be more
                                          sensitive to prepayments than other
                                          certificates and in certain cases, the
                                          certificateholder holding these
                                          certificates may fail to recoup its
                                          original investment. You should
                                          carefully consider the specific
                                          characteristics of the certificates
                                          you purchase, as well as your
                                          investment approach and strategy. For
                                          instance, if you purchase a
                                          certificate at a premium, a prepayment
                                          may reduce the stream of interest
                                          payments you are entitled to receive
                                          on your certificate and your actual
                                          yield may be lower than your
                                          anticipated yield. Similarly, if you
                                          purchase a certificate which provides
                                          for the payment of interest only, or a
                                          certificate which provides for the
                                          payment of interest only after the
                                          occurrence of certain events, such as
                                          the retirement of one or more other
                                          classes of certificates of a series,
                                          you will probably be extremely
                                          sensitive to prepayments because a
                                          prepayment may reduce the stream of
                                          interest payments you are entitled to
                                          receive on your certificate.

IF PREPAYMENT PREMIUMS ARE NOT
ENFORCED, YOUR CERTIFICATES
MAY BE ADVERSELY AFFECTED                 The yield on your certificates may be
                                          less than anticipated because the
                                          prepayment premium or yield
                                          maintenance required under certain
                                          prepayment scenarios may not be
                                          enforceable in some states or under
                                          federal bankruptcy laws.

                                          o    Some courts may consider the
                                               prepayment premium to be
                                               usurious.

                                          o    Even if the prepayment premium is
                                               enforceable, we cannot assure you
                                               that foreclosure proceeds will be
                                               sufficient to pay the prepayment
                                               premium.

                                      -11-

                                          o    Although the collateral
                                               substitution provisions related
                                               to defeasance are not suppose to
                                               be treated as a prepayment and
                                               should not affect your
                                               certificates, we cannot assure
                                               you that a court will not
                                               interpret the defeasance
                                               provisions as requiring a
                                               prepayment premium; nor can we
                                               assure you that if it is treated
                                               as a prepayment premium, the
                                               court will find the defeasance
                                               income stream enforceable.
THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY ADVERSELY
AFFECT PAYMENT ON YOUR CERTIFICATES       As principal payments or prepayments
                                          are made on a mortgage loan, the
                                          mortgage pool will be exposed to
                                          concentration risks with respect to
                                          the diversity of mortgaged properties,
                                          types of mortgaged properties and
                                          number of borrowers. Classes that have
                                          a later sequential designation or a
                                          lower payment priority are more likely
                                          to be exposed to these concentration
                                          risks than are classes with an earlier
                                          sequential designation or higher
                                          priority. This is so because principal
                                          on the certificates will be payable in
                                          sequential order, and no class
                                          entitled to a distribution of
                                          principal will receive its principal
                                          until the principal amount of the
                                          preceding class or classes entitled to
                                          receive principal have been reduced to
                                          zero.
RATINGS DO NOT GUARANTY
PAYMENT                                   Any rating assigned by a rating agency
                                          to a class of certificates reflects
                                          the rating agency's assessment of the
                                          likelihood that holders of the class
                                          of certificates will receive the
                                          payments to which they are entitled.

                                          o    The ratings do not assess the
                                               likelihood that you will receive
                                               timely payments on your
                                               certificates.

                                          o    The ratings do not assess the
                                               likelihood of prepayments,
                                               including those caused by
                                               defaults.

                                          o    The ratings do not assess the
                                               likelihood of early optional
                                               termination of the certificates.

                                          Each rating agency rating classes of a
                                          particular series will determine the
                                          amount, type and nature of credit
                                          support required for that series.This
                                          determination may be based on an
                                          actuarial analysis of the behavior of
                                          mortgage loans in a larger group
                                          taking into account the appraised
                                          value of the real estate and the
                                          commercial and multifamily real estate
                                          market.

                                          o    We cannot assure you that the
                                               historical data supporting the
                                               actuarial analysis will
                                               accurately reflect or predict the
                                               rate of delinquency, foreclosure
                                               or loss that will be experienced
                                               by the mortgage loans in a
                                               particular series.

                                          o    We cannot assure you that the
                                               appraised value of any property
                                               securing a mortgage loan in a
                                               particular series will remain
                                               stable throughout the life of
                                               your certificate.

                                          o    We cannot assure you that the
                                               real estate market will not
                                               experience an overall decline in
                                               property values nor can we assure
                                               you that the outstanding balance
                                               of any mortgage loan in a

                                      -12-

                                          particular series will always be less
                                          than the market value of the property
                                          securing the mortgage loan.

RATINGS DO NOT GUARANTY VALUE             If one or more rating agencies
                                          downgrade certificates of a series,
                                          your certificate will decrease in
                                          value. Because none of Morgan Stanley
                                          Capital I Inc., the seller, the master
                                          servicer, the trustee or any affiliate
                                          has any obligation to maintain a
                                          rating of a class of certificates, you
                                          will have no recourse if your
                                          certificate decreases in value.

CASH FLOW FROM THE PROPERTIES MAY
BE VOLATILE AND INSUFFICIENT TO
ALLOW TIMELY PAYMENT ON
YOUR CERTIFICATES                         Repayment of a commercial or
                                          multifamily mortgage loan is dependent
                                          on the income produced by the
                                          property. Therefore, the borrower's
                                          ability to repay a mortgage loan
                                          depends primarily on the successful
                                          operation of the property and the net
                                          operating income derived from the
                                          property. Net operating income can be
                                          volatile and may be adversely affected
                                          by factors such as:

                                          o    economic conditions causing plant
                                               closings or industry slowdowns;

                                          o    an oversupply of available retail
                                               space, office space or
                                               multifamily housing;

                                          o    changes in consumer tastes and
                                               preferences;

                                          o    decrease in consumer confidence;

                                          o    retroactive changes in building
                                               codes;

                                          o    the age, design and construction
                                               quality of the property,
                                               including perceptions regarding
                                               the attractiveness, convenience
                                               or safety of the property;

                                          o    the age, design, construction
                                               quality and proximity of
                                               competing properties;

                                          o    increases in operating expenses
                                               due to external factors such as
                                               increases in heating or
                                               electricity costs;

                                          o    increases in operating expenses
                                               due to maintenance or
                                               improvements required at the
                                               property;

                                          o    a decline in the financial
                                               condition of a major tenant;

                                          o    a decline in rental rates as
                                               leases are renewed or entered
                                               into with new tenants;

                                          o    the concentration of a particular
                                               business type in a building;

                                          o    the length of tenant leases;

                                          o    the creditworthiness of tenants;
                                               and

                                          o    the property's "operating
                                               leverage."

                                      -13-

                                          Operating leverage refers to the
                                          percentage of total property expenses
                                          in relation to revenue, the ratio of
                                          fixed operating expenses to those that
                                          vary with revenue and the level of
                                          capital expenditures required to
                                          maintain the property and retain or
                                          replace tenants.

                                          If a commercial property is designed
                                          for a specific tenant, net operating
                                          income may be adversely affected if
                                          that tenant defaults under its
                                          obligations because properties
                                          designed for a specific tenant often
                                          require substantial renovation before
                                          it is suitable for a new tenant. As a
                                          result, the proceeds from liquidating
                                          this type of property following
                                          foreclosure might be insufficient to
                                          cover the principal and interest due
                                          under the loan.

                                          It is anticipated that a substantial
                                          portion of the mortgage loans included
                                          in any trust fund will be nonrecourse
                                          loans or loans for which recourse may
                                          be restricted or unenforceable.
                                          Therefore, if a borrower defaults,
                                          recourse may be had only against the
                                          specific property and any other assets
                                          that have been pledged to secure the
                                          related mortgage loan.

PROPERTY VALUE MAY BE ADVERSELY
AFFECTED EVEN WHEN THERE IS NO
CHANGE IN CURRENT
OPERATING INCOME                          Various factors may adversely affect
                                          the value of the mortgaged properties
                                          without affecting the properties'
                                          current net operating income. These
                                          factors include among others:

                                          o    changes in governmental
                                               regulations, fiscal policy,
                                               zoning or tax laws;

                                          o    potential environmental
                                               legislation or liabilities or
                                               other legal liabilities;

                                          o    the availability of refinancing;
                                               and

                                          o    changes in interest rate levels
                                               or yields required by investors
                                               in income producing commercial
                                               properties.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT                     The successful operation of a real
                                          estate project depends upon the
                                          property manager's performance and
                                          viability. The property manager is
                                          responsible for:

                                          o    responding to changes in the
                                               local market;

                                          o    planning and implementing the
                                               rental structure;

                                          o    operating the property and
                                               providing building services;

                                          o    managing operating expenses; and

                                          o    assuring that maintenance and
                                               capital improvements are carried
                                               out in a timely fashion.

                                          A good property manager, by
                                          controlling costs, providing
                                          appropriate service to tenants and
                                          seeing to the maintenance of
                                          improvements, can improve cash flow,
                                          reduce vacancy, leasing and repair
                                          costs and

                                      -14-

                                          preserve building value. On the other
                                          hand, management errors can, in some
                                          cases, impair short-term cash flow and
                                          the long term viability of an income
                                          producing property. Properties
                                          deriving revenues primarily from
                                          short-term sources are generally more
                                          management intensive than properties
                                          leased to creditworthy tenants under
                                          long-term leases.

                                          Morgan Stanley Capital I Inc. makes no
                                          representation or warranty as to the
                                          skills of any present or future
                                          managers. Additionally, Morgan Stanley
                                          Capital I Inc. cannot assure you that
                                          the property managers will be in a
                                          financial condition to fulfill their
                                          management responsibilities throughout
                                          the terms of their respective
                                          management agreements.

YOU SHOULD CONSIDER THE NUMBER OF
MORTGAGE LOANS IN THE POOL                Assuming pools of equal aggregate
                                          unpaid principal balances, the
                                          concentration of default, foreclosure
                                          and loss in a trust fund containing
                                          fewer mortgage loans will generally be
                                          higher than that in trust fund
                                          containing more mortgage loans.

YOUR INVESTMENT IS NOT INSURED OR
GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED                 Payments under the mortgage loans are
                                          generally not insured or guaranteed by
                                          any person or entity.

                                          In general, the borrowers under the
                                          mortgage loans will be entities
                                          created to own or purchase the related
                                          commercial property. The borrowers are
                                          set up this way, in significant part,
                                          to isolate the property from the debts
                                          and liabilities of the person creating
                                          the entity. Unless otherwise
                                          specified, the loan will represent a
                                          nonrecourse obligation of the related
                                          borrower secured by the lien of the
                                          related mortgage and the related lease
                                          assignments. Even if the loan is
                                          recourse, the borrower generally will
                                          not have any significant assets other
                                          than the property or properties and
                                          the related leases, which will be
                                          pledged to the trustee. Therefore,
                                          payments on the loans and, in turn,
                                          payments of principal and interest on
                                          your certificates, will depend
                                          primarily or solely on rental payments
                                          by the lessees. Those rental payments
                                          will, in turn, depend on continued
                                          occupancy by, or the creditworthiness
                                          of, those lessees. Both continued
                                          occupancy and creditworthiness may be
                                          adversely affected by a general
                                          economic downturn or an adverse change
                                          in the lessees' financial conditions.

BORROWER MAY BE UNABLE TO REPAY
THE REMAINING PRINCIPAL BALANCE ON
ITS MATURITY DATE WHICH WOULD
ADVERSELY AFFECT
PAYMENT ON YOUR CERTIFICATES              Some of the mortgage loans may not be
                                          fully amortizing over their terms to
                                          maturity and will require substantial
                                          principal payments--i.e., balloon
                                          payments--at their stated maturity.
                                          Mortgage loans with balloon payments
                                          involve a greater degree of risk
                                          because a borrower's ability to make a
                                          balloon payment typically will depend
                                          upon its ability either to timely
                                          refinance the loan or to timely sell
                                          the mortgaged property. However,
                                          refinancing a loan or selling the
                                          property will be affected by a number
                                          of factors, including:

                                          o    interest rates;

                                          o    the borrower's equity in the
                                               property;

                                      -15-

                                          o    the financial condition and
                                               operating history of the borrower
                                               and the property;

                                          o    tax laws;

                                          o    renewability of operating
                                               licenses;

                                          o    prevailing economic conditions
                                               and the availability of credit
                                               for commercial and multifamily
                                               properties;

                                          o    with respect to certain
                                               multifamily properties and mobile
                                               home parks, rent control laws;
                                               and

                                          o    with respect to hospitals,
                                               nursing homes and convalescent
                                               homes, reimbursement rates from
                                               private and public coverage
                                               providers.

YOUR CERTIFICATES WILL BEAR LOSSES
IF INSUFFICIENT FUNDS ARE
AVAILABLE TO SATISFY ANY JUNIOR
MORTGAGE LOANS                            If the prospectus supplement so
                                          specifies, some of the mortgage loans
                                          may be secured primarily by junior
                                          mortgages. In the event of a
                                          liquidation, satisfaction of a
                                          mortgage loan secured by a junior
                                          mortgage will be subordinate to the
                                          satisfaction of the related senior
                                          mortgage loan. If the proceeds are
                                          insufficient to satisfy the junior
                                          mortgage and the related senior
                                          mortgage, the junior mortgage loan in
                                          the trust fund would suffer a loss and
                                          the class of certificate you own may
                                          bear that loss. Therefore, any risks
                                          of deficiencies associated with first
                                          mortgage loans will be even greater in
                                          the case of junior mortgage loans. See
                                          "--Risks Factors."

OBLIGOR DEFAULT MAY ADVERSELY
AFFECT PAYMENT ON YOUR CERTIFICATES       If the related prospectus supplement
                                          so specifies, a master servicer, a
                                          sub-servicer or a special servicer
                                          will be permitted, within prescribed
                                          parameters, to extend and modify whole
                                          loans that are in default or as to
                                          which a payment default is imminent.
                                          Any ability to extend or modify may
                                          apply, in particular, to whole loans
                                          with balloon payments. In addition, a
                                          master servicer, a sub-servicer or a
                                          special servicer may receive a workout
                                          fee based on receipts from, or
                                          proceeds of, those whole loans. While
                                          any entity granting this type of
                                          extension or modification generally
                                          will be required to determine that the
                                          extension or modification is
                                          reasonably likely to produce a greater
                                          recovery on a present value basis than
                                          liquidation, there is no assurance
                                          this will be the case. Additionally,
                                          if the related prospectus supplement
                                          so specifies, some of the mortgage
                                          loans included in the mortgage pool
                                          may have been subject to workouts or
                                          similar arrangements following prior
                                          periods of delinquency and default.

TENANT BANKRUPTCY MAY ADVERSELY
AFFECT PAYMENT
ON YOUR CERTIFICATES                      The bankruptcy or insolvency of a
                                          major tenant, or of a number of
                                          smaller tenants may adversely affect
                                          the income produced by a mortgaged
                                          property. Under the Bankruptcy Code, a
                                          tenant has the option of assuming or
                                          rejecting any unexpired lease. If the
                                          tenant rejects the lease, the
                                          landlord's claim would be a general
                                          unsecured claim against the tenant,
                                          absent collateral securing the claim.
                                          The claim would be limited to the
                                          unpaid rent reserved for the periods
                                          prior to the bankruptcy petition or
                                          the earlier surrender of the leased

                                      -16-

                                          premises, which are unrelated to the
                                          rejection, plus the greater of one
                                          year's rent or 15% of the remaining
                                          rent reserved under the lease, but not
                                          more than three years' rent to cover
                                          any rejection related claims.

BORROWER BANKRUPTCY MAY ADVERSELY
AFFECT PAYMENT
ON YOUR CERTIFICATES                      Under the Bankruptcy Code, the filing
                                          of a petition in bankruptcy by or
                                          against a borrower will stay the sale
                                          of the real property owned by that
                                          borrower, as well as the commencement
                                          or continuation of a foreclosure
                                          action. In addition, if a court
                                          determines that the value of the
                                          mortgaged property is less than the
                                          principal balance of the mortgage loan
                                          it secures, the court may prevent a
                                          lender from foreclosing on the
                                          mortgaged property, subject to certain
                                          protections available to the lender.
                                          As part of a restructuring plan, a
                                          court also may reduce the amount of
                                          secured indebtedness to the then-value
                                          of the mortgaged property. Such an
                                          action would make the lender a general
                                          unsecured creditor for the difference
                                          between the then-value and the amount
                                          of its outstanding mortgage
                                          indebtedness. A bankruptcy court also
                                          may:

                                          o    grant a debtor a reasonable time
                                               to cure a payment default on a
                                               mortgage loan;

                                          o    reduce monthly payments due under
                                               a mortgage loan;

                                          o    change the rate of interest due
                                               on a mortgage loan; or

                                          o    otherwise alter the mortgage
                                               loan's repayment schedule.

                                          Moreover, the filing of a petition in
                                          bankruptcy by, or on behalf of, a
                                          junior lienholder may stay the senior
                                          lienholder from taking action to
                                          foreclose on the mortgaged property in
                                          a manner that would substantially
                                          diminish the position of the junior
                                          lien. Additionally, the borrower's
                                          trustee or the borrower, as
                                          debtor-in-possession, has certain
                                          special powers to avoid, subordinate
                                          or disallow debts. In certain
                                          circumstances, the claims of the
                                          trustee may be subordinated to
                                          financing obtained by a
                                          debtor-in-possession subsequent to its
                                          bankruptcy.

                                          Under the Bankruptcy Code, the lender
                                          will be stayed from enforcing a
                                          borrower's assignment of rents and
                                          leases. The Bankruptcy Code also may
                                          interfere with the lender's ability to
                                          enforce lockbox requirements. The
                                          legal proceedings necessary to resolve
                                          these issues can be time consuming and
                                          may significantly delay the receipt of
                                          rents. Rents also may escape an
                                          assignment to the extent they are used
                                          by the borrower to maintain the
                                          mortgaged property or for other court
                                          authorized expenses.

                                          As a result of the foregoing, the
                                          lender's recovery with respect to
                                          borrowers in bankruptcy proceedings
                                          may be significantly delayed, and the
                                          aggregate amount ultimately collected
                                          may be substantially less than the
                                          amount owed.

                                      -17-

SOPHISTICATION OF THE BORROWER MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES                      In general, the mortgage loans will be
                                          made to partnerships, corporations or
                                          other entities rather than
                                          individuals. This may entail greater
                                          risks of loss from delinquency and
                                          foreclosure than do single family
                                          mortgage loans. In addition, the
                                          borrowers under commercial mortgage
                                          loans may be more sophisticated than
                                          the average single family home
                                          borrower. This may increase the
                                          likelihood of protracted litigation or
                                          the likelihood of bankruptcy in
                                          default situations.

CREDIT SUPPORT MAY NOT COVER
LOSSES OR RISKS WHICH COULD
ADVERSELY AFFECT PAYMENT ON
YOUR CERTIFICATES                         Although the prospectus supplement for
                                          a series of certificates will describe
                                          the credit support for the related
                                          trust fund, the credit support will be
                                          limited in amount and coverage and may
                                          not cover all potential losses or
                                          risks. Use of credit support will be
                                          subject to the conditions and
                                          limitations described in the
                                          prospectus and in the related
                                          prospectus supplement. Moreover, any
                                          applicable credit support may not
                                          cover all potential losses or risks.
                                          For example, credit support may not
                                          cover fraud or negligence by a
                                          mortgage loan originator or other
                                          parties.

                                          A series of certificates may include
                                          one or more classes of subordinate
                                          certificates, which may include
                                          certificates being offered to you.
                                          Although subordination is intended to
                                          reduce the senior certificateholders'
                                          risk of delinquent distributions or
                                          ultimate losses, the amount of
                                          subordination will be limited and may
                                          decline under certain circumstances.
                                          In addition, if principal payments are
                                          made in a specified order of priority,
                                          and limits exist with respect to the
                                          aggregate amount of claims under any
                                          related credit support, the credit
                                          support may be exhausted before the
                                          principal of the certificate classes
                                          with lower priority has been repaid.
                                          Significant losses and shortfalls on
                                          the assets consequently may fall
                                          primarily upon classes of certificates
                                          having a lower payment priority.
                                          Moreover, if a form of credit support
                                          covers more than one series of
                                          certificates, holders of certificates
                                          evidencing an interest in a covered
                                          series will be subject to the risk
                                          that the credit support will be
                                          exhausted by the claims of other
                                          covered series.

                                          The amount of any credit support
                                          supporting one or more classes of
                                          certificates being offered to you,
                                          including the subordination of one or
                                          more classes will be determined on the
                                          basis of criteria established by each
                                          pertinent rating agency. Those
                                          criteria will be based on an assumed
                                          level of defaults, delinquencies,
                                          other losses or other factors.
                                          However, the loss experience on the
                                          related mortgage loans or mortgage
                                          backed securities may exceed the
                                          assumed levels. See "Description of
                                          Credit Support."

                                          Regardless of the form of any credit
                                          enhancement, the amount of coverage
                                          will be limited and, in most cases,
                                          will be subject to periodic reduction,
                                          in accordance with a schedule or
                                          formula. The master servicer generally
                                          will be permitted to reduce, terminate
                                          or substitute all or a portion of the
                                          credit enhancement for any series of
                                          certificates, if the applicable rating
                                          agency indicates that the then-current
                                          ratings will not be adversely
                                          affected. A rating agency may lower
                                          the ratings of any series of
                                          certificates if the obligations of any
                                          credit support

                                      -18-

                                          provider are downgraded. The ratings
                                          also may be lowered if losses on the
                                          related mortgage loans or MBS
                                          substantially exceed the level
                                          contemplated by the rating agency at
                                          the time of its initial rating
                                          analysis. Neither Morgan Stanley
                                          Capital I Inc., the master servicer
                                          nor any of their affiliates will have
                                          any obligation to replace or
                                          supplement any credit enhancement, or
                                          to take any other action to maintain
                                          any ratings of any series of
                                          certificates.

INVESTORS IN SUBORDINATE CLASSES
OF CERTIFICATES MAY BE SUBJECT TO
DELAYS IN PAYMENT AND MAY NOT
RECOVER THEIR INITIAL
INVESTMENTS                               To the extent described in this
                                          prospectus, the subordinate
                                          certificateholders' rights to receive
                                          distributions with respect to the
                                          assets to which they would otherwise
                                          be entitled will be subordinate to the
                                          rights of the senior
                                          certificateholders and of the master
                                          servicer, if the master servicer is
                                          paid its servicing fee, including any
                                          unpaid servicing fees with respect to
                                          one or more prior periods, and is
                                          reimbursed for certain unreimbursed
                                          advances and unreimbursed liquidation
                                          expenses. As a result, investors in
                                          subordinate certificates must be
                                          prepared to bear the risk that they
                                          may be subject to delays in payment
                                          and may not recover their initial
                                          investments.

                                          The yields on the subordinate
                                          certificates may be extremely
                                          sensitive to the loss experience of
                                          the assets and the timing of any
                                          losses. If the actual rate and amount
                                          of losses experienced by the assets
                                          exceed the rate and amount assumed by
                                          an investor, the yields to maturity on
                                          the subordinate certificates may be
                                          lower than anticipated.

DIFFICULTIES IN ENFORCEMENT OF
LOAN PROVISIONS MAY ADVERSELY
AFFECT PAYMENT ON YOUR CERTIFICATES       The mortgage loans may contain
                                          due-on-sale clauses, which permit a
                                          lender to accelerate the maturity of
                                          the mortgage loan if the borrower
                                          sells, transfers or conveys the
                                          related mortgaged property or its
                                          interest in the mortgaged property and
                                          debt-acceleration clauses, which
                                          permit a lender to accelerate the loan
                                          upon a monetary or non-monetary
                                          default by the borrower. These clauses
                                          are generally enforceable. The courts
                                          of all states will enforce clauses
                                          providing for acceleration in the
                                          event of a material payment default.
                                          The equity courts, however, may refuse
                                          to enforce these clauses if
                                          acceleration of the indebtedness would
                                          be inequitable, unjust or
                                          unconscionable.

                                          If the related prospectus supplement
                                          so specifies, the mortgage loans will
                                          be secured by an assignment of leases
                                          and rents. Pursuant to those
                                          assignments, the borrower typically
                                          assigns its right, title and interest
                                          as landlord under the leases on the
                                          related mortgaged property and the
                                          income derived from the leases to the
                                          lender as further security for the
                                          related mortgage loan, while retaining
                                          a license to collect rents as long as
                                          there is no default. If the borrower
                                          defaults, the license terminates and
                                          the lender is entitled to collect
                                          rents. These assignments are typically
                                          not perfected as security interests
                                          prior to actual possession of the cash
                                          flows. Some state laws may require
                                          that the lender take possession of the
                                          mortgaged property and obtain judicial
                                          appointment of a receiver before
                                          becoming entitled to collect the
                                          rents. In addition, if bankruptcy or
                                          similar proceedings are commenced by
                                          or in respect of the borrower, the
                                          lender's ability to collect the rents
                                          may be adversely

                                      -19-

                                          affected. See "Legal Aspects of the
                                          Mortgage Loans and the Leases--Leases
                                          and Rents."

ENVIRONMENTAL ISSUES AT THE
MORTGAGED PROPERTIES MAY ADVERSELY
AFFECT PAYMENT ON
YOUR CERTIFICATES                         Real property pledged as security for
                                          a mortgage loan may be subject to
                                          environmental risks. Under federal law
                                          and the laws of certain states,
                                          contamination of a property may give
                                          rise to a lien on the property to
                                          assure the costs of cleanup. In
                                          several states, this type of lien has
                                          priority over the lien of an existing
                                          mortgage against the property.
                                          Moreover, the presence of hazardous or
                                          toxic substances, or the failure to
                                          remediate the property, may adversely
                                          affect the owner or operator's ability
                                          to borrow using the property as
                                          collateral. In addition, under the
                                          laws of some states and under CERCLA
                                          and other federal law, a lender may
                                          become liable, as an "owner operator,"
                                          for costs of addressing releases or
                                          threatened releases of hazardous
                                          substances that require remedy at a
                                          property, if agents or employees of
                                          the lender have become sufficiently
                                          involved in the management or
                                          operations of the borrower. Liability
                                          may be imposed even if the
                                          environmental damage or threat was
                                          caused by a prior owner.

                                          Under certain circumstances, a lender
                                          also risks this type of liability on
                                          foreclosure of the mortgage. Unless
                                          the related prospectus supplement
                                          specifies otherwise, neither the
                                          master servicer, the sub-servicer nor
                                          the special servicer may acquire title
                                          to a mortgaged property or take over
                                          its operation unless the master
                                          servicer has previously determined,
                                          based upon a report prepared by a
                                          person who regularly conducts
                                          environmental audits, that:

                                          o    the mortgaged property is in
                                               compliance with applicable
                                               environmental laws, and there are
                                               no circumstances present at the
                                               mortgaged property for which
                                               investigation, testing,
                                               monitoring, containment, clean-up
                                               or remediation could be required
                                               under any federal, state or local
                                               law or regulation; or

                                          o    if the mortgaged property is not
                                               in compliance with applicable
                                               environmental laws or
                                               circumstances requiring any of
                                               the foregoing actions are
                                               present, that it would be in the
                                               best economic interest of the
                                               trust fund to acquire title to
                                               the mortgaged property and take
                                               the actions as would be necessary
                                               and appropriate to effect
                                               compliance or respond to those
                                               circumstances.

                                          See "Legal Aspects of the Mortgage
                                          Loans and Leases--Environmental
                                          Legislation."

IF YOU ARE SUBJECT TO ERISA, YOU
MAY NOT BE ELIGIBLE TO
PURCHASE CERTIFICATES                     Generally, ERISA applies to
                                          investments made by employee benefit
                                          plans and transactions involving the
                                          assets of those plans. Due to the
                                          complexity of regulations governing
                                          those plans, prospective investors
                                          that are subject to ERISA are urged to
                                          consult their own counsel regarding
                                          consequences under ERISA of
                                          acquisition, ownership and disposition
                                          of the offered certificates of any
                                          series.

                                      -20-

THE INCOME TAX CONSIDERATIONS
SHOULD IMPACT YOUR DECISION TO
PURCHASE A REMIC RESIDUAL
CERTIFICATE                               Except as provided in the prospectus
                                          supplement, REMIC residual
                                          certificates are anticipated to have
                                          "phantom income" associated with them.
                                          That is, taxable income is anticipated
                                          to be allocated to the REMIC residual
                                          certificates in the early years of the
                                          existence of the related REMIC--even
                                          if the REMIC residual certificates
                                          receive no distributions from the
                                          related REMIC--with a corresponding
                                          amount of losses allocated to the
                                          REMIC residual certificates in later
                                          years. Accordingly, the present value
                                          of the tax detriments associated with
                                          the REMIC residual certificates may
                                          significantly exceed the present value
                                          of the tax benefits related thereto,
                                          and the REMIC residual certificates
                                          may have a negative "value."

                                          Moreover, the REMIC residual
                                          certificates will, in effect, be
                                          allocated an amount of gross income
                                          equal to the non-interest expenses of
                                          the REMIC, but those expenses will be
                                          deductible only as itemized
                                          deductions, and will be subject to all
                                          the limitations applicable to itemized
                                          deductions, by holders of REMIC
                                          residual certificates that are
                                          individuals. Accordingly, investment
                                          in the REMIC residual certificates
                                          generally will not be suitable for
                                          individuals or for certain
                                          pass-through entities, such as
                                          partnerships or S corporations, that
                                          have individuals as partners or
                                          shareholders. In addition, REMIC
                                          residual certificates are subject to
                                          restrictions on transfer. Finally,
                                          prospective purchasers of a REMIC
                                          residual certificate should be aware
                                          that Treasury Department regulations
                                          do not permit certain REMIC residual
                                          interests to be marked to market.

REQUIRED CONSENT IN CONNECTION
WITH SERVICING THE PROPERTIES MAY
EFFECT THE TIMING OF
PAYMENTS ON YOUR CERTIFICATES             Under certain circumstances, the
                                          consent or approval of the holders of
                                          a specified percentage of the
                                          aggregate principal balance of all
                                          outstanding certificates of a series
                                          or a similar means of allocating
                                          decision-making will be required to
                                          direct certain actions. The actions
                                          may include directing the special
                                          servicer or the master servicer
                                          regarding measures to be taken with
                                          respect to some of the mortgage loans
                                          and real estate owned properties and
                                          amending the relevant pooling
                                          agreement or trust agreement. The
                                          consent or approval of these holders
                                          will be sufficient to bind all
                                          certificateholders of the relevant
                                          series. See "Description of the
                                          Agreements--Events of Default,"
                                          "--Rights Upon Event of Default," and
                                          "--Amendment."

LITIGATION ARISING OUT OF ORDINARY
BUSINESS MAY ADVERSELY AFFECT
PAYMENT ON YOUR CERTIFICATES              There may be pending or threatened
                                          legal proceedings against the
                                          borrowers and managers of the
                                          mortgaged properties and their
                                          respective affiliates arising out of
                                          the ordinary business of the
                                          borrowers, managers and affiliates.
                                          This litigation could cause a delay in
                                          the payment on your certificates.
                                          Therefore, we cannot assure you that
                                          this type of litigation would not have
                                          a material adverse effect on your
                                          certificates.

                                      -21-

COMPLIANCE WITH THE AMERICANS WITH
DISABILITIES ACT OF 1990 MAY BE
EXPENSIVE AND MAY ADVERSELY AFFECT
PAYMENT ON YOUR CERTIFICATES              Under the Americans with Disabilities
                                          Act of 1990, all public accommodations
                                          are required to meet federal
                                          requirements related to access and use
                                          by disabled persons. Borrowers may
                                          incur costs complying with the
                                          Americans with Disabilities Act of
                                          1990. In addition, noncompliance could
                                          result in the imposition of fines by
                                          the federal government or an award of
                                          damages to private litigants. These
                                          costs of complying with the Americans
                                          with Disabilities Act of 1990 and the
                                          possible imposition of fines for
                                          noncompliance would result in
                                          additional expenses on the mortgaged
                                          properties, which could have an
                                          adverse effect on your certificates.

IF YOUR CERTIFICATE IS BOOK-ENTRY,
YOU WILL NOT BE RECOGNIZED AS A
CERTIFICATEHOLDER BY THE TRUSTEE          If the prospectus supplement so
                                          provides, one or more classes of the
                                          certificates offered to you will be
                                          initially represented by one or more
                                          certificates for each class registered
                                          in the name of Cede & Co., the nominee
                                          for the Depository Trust Company. If
                                          you purchase this type of certificate:

                                          o    your certificate will not be
                                               registered in your name or the
                                               name of your nominee;

                                          o    you will not be recognized by the
                                               trustee as a certificateholder;
                                               and

                                          o    you will be able to exercise your
                                               right as a certificateholder only
                                               through the Depository Trust
                                               Company and its participating
                                               organizations.

                                          You will be recognized as a
                                          certificateholder only if and when
                                          definitive certificates are issued.
                                          See "Description of the
                                          Certificates--Book-Entry Registration
                                          and Definitive Certificates."

                -------------------------------------------------

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above under "Risk Factors" and elsewhere in this prospectus.

                                      -22-

                         DESCRIPTION OF THE TRUST FUNDS

     Capitalized terms are defined in the "Glossary of Terms" beginning on page
112.

ASSETS

     Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund. The primary assets of each trust fund will include:

     o    multifamily mortgage loans, commercial mortgage loans or both;

     o    mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar participations, certificates or securities;

     o    direct obligations of the United States, agencies of the United States or agencies created by government entities which are not subject to redemption prior to maturity at the option of the issuer and are (a)
          interest-bearing securities, (b) non-interest bearing securities, (c)
          originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d)
          interest-bearing securities from which the right to payment of principal has been removed; or

     o    a combination of mortgage loans, mortgage backed securities and government securities.

     Neither the mortgage loans nor the mortgage backed securities will be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any government agency or instrumentality or by any other person. Each asset will be selected by
Morgan Stanley Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan Stanley Capital I Inc. and, with respect to mortgage loans or mortgage backed securities, which prior holder may or may not be the originator of the mortgage loan or the issuer of the mortgage backed securities.

     Unless otherwise specified in the related prospectus supplement, the certificates of any series will be entitled to payment only from the assets of the related trust fund and will not be entitled to payments in respect of the assets of any other trust fund established by Morgan Stanley Capital I Inc. If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

MORTGAGE LOANS

   GENERAL

     The mortgage loans will be secured by liens on, or security interests in, mortgaged properties consisting of:

     o    Multifamily Properties which are residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings; or

     o    Commercial Properties which are office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

The mortgaged properties will be located in any one of the fifty states, the
District of Columbia or the Commonwealth of Puerto Rico, or, in another location, if specified in the related prospectus supplement. The mortgage loans in the mortgage pool will be evidenced by promissory notes secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on the mortgaged property. Multifamily
Properties may include mixed commercial and residential structures and may include apartment

                                      -23-

buildings owned by private cooperative housing corporations. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the prospectus supplement, the term of any leasehold will exceed the term of the related mortgage note by at least five years. Each mortgage loan will have been originated by a person other than Morgan Stanley Capital I Inc. The related prospectus supplement will indicate if any originator or a mortgage loan is an affiliate of Morgan Stanley Capital I Inc., mortgage loans will generally also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loan.

   LEASES

     If specified in the related prospectus supplement, some or all of the mortgage loans will include assignments of the leases of the related mortgaged properties and assignments of the rental payments due from lessee to lessor under the leases. To the extent specified in the related prospectus supplement, the commercial properties may be leased to lessees that respectively occupy all or a portion of the properties. Pursuant to an assignment of a lease, the related borrower may assign its rights, title and interest as lessor under each lease and the income derived from the lease to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a lender until it takes possession of the related mortgaged property or a receiver is appointed. See "Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents". Alternatively, if
specified in the related prospectus supplement, the borrower and the lender may agree that payments under leases are to be made directly to the master servicer.

     If described in the related prospectus supplement, the leases may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related mortgage loans. In some cases, the leases may require the lessees to pay their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. Some of the leases may require the borrower to bear costs associated with structural repairs or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay. If so specified in the related prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases, net of any operating expenses payable by the borrowers are insufficient to pay all of the scheduled principal and interest on the related mortgage loans, the borrowers must rely on other income or sources, including security deposits, generated by the related mortgaged property to make payments on the related mortgage loan.

     To the extent specified in the related prospectus supplement, some commercial properties may be leased entirely to one lessee. In these cases, absent the availability of other funds, the borrower must rely entirely on rent paid by the lessee in order for the borrower to pay all of the scheduled principal and interest on the related mortgage loan. To the extent specified in the related prospectus supplement, some of the leases may expire prior to the stated maturity of the related mortgage loan. In these cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on these mortgage loans unless the lease is renewed. As specified in the related prospectus supplement, some of the leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility, while other leases provide that it is the lessee's responsibility, to restore the mortgaged property after a casualty to its original condition. Some leases may provide a right of termination to the related lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

   DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

     Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of the property rather than upon the liquidation value of the real estate. Unless otherwise specified in the prospectus supplement, the mortgage loans will be non-recourse loans, which

                                      -24-

means that, absent special facts, the lender may look only to the Net Operating
Income from the property for repayment of the mortgage debt, and not to any other of the borrower's assets, in the event of the borrower's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on a loan. The "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan. "Net Operating Income"
means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

     o    non-cash items such as depreciation and amortization;

     o    capital expenditures; and

     o    debt service on loans secured by the mortgaged property.

     The Net Operating Income of a mortgaged property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related mortgage loan at any given time.

     As the primary component of Net Operating Income, rental income as well as maintenance payments from tenant-stockholders of a cooperative is subject to the vagaries of the applicable real estate market or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower, is responsible for payment of some or all of these expenses;
however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan. See
"--Leases" above.

     The duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties. However, that risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low-and moderate-income housing in particular may be subject to legal limitations and regulations but, because of these regulations, may also be less sensitive to fluctuations in market rents generally.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default because other factors may outweigh a high Debt
Service Coverage Ratio. For instance, where a mortgage loan requires substantial principal payments at the stated maturity, the risk of default if the balloon payment cannot be refinanced at maturity is significant, even though the related
Debt Service Coverage Ratio may be high.

     The liquidation value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the borrower.

                                      -25-

     Appraised values for income-producing properties may be based on:

     o    the recent resale value of comparable properties at the date of the appraisal;

     o    the cost of replacing the property;

     o    a projection of value based upon the property's projected net cash flow; or

     o    a selection from or interpolation of the values derived from the methods listed here.

     Each of these appraisal methods presents analytical challenges for the following reasons:

     o    it is often difficult to find truly comparable properties that have recently been sold;

     o    the replacement cost of a property may have little to do with its current market value;

     o    income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate;

     o    more than one of the appraisal methods may be used and each may produce significantly different results; and

     o    if a high Loan-to-Value Ratio accompanies a high Debt Service Coverage
          Ratio or vice versa, the analysis of default and loss risks is difficult.

     While Morgan Stanley Capital I Inc. believes that the foregoing considerations are important factors that generally distinguish the multifamily and commercial loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that these factors will in fact have been considered by the originators of the multifamily and commercial loans, or that, for any of the mortgage loans, they are complete or relevant. See "Risk Factors--Borrower May Be Unable To Repay The
Remaining Principal Balance On Its Maturity Date Which Would Adversely Affect
Payment On Your Certificates," "--Your Certificates Will Bear Losses If
Insufficient Funds Are Available to Satisfy Any Junior Mortgage Loans," and
"--Obligor Default May Adversely Affect Payment on Your Certificates."

   LOAN-TO-VALUE RATIO

     The Loan-to-Value Ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan to the Value of the related mortgaged property. The Value of a mortgaged property, other than with respect to Refinance Loans, is generally the lesser of

     o    the appraised value determined in an appraisal obtained by the originator at origination of that loan and

     o    the sales price for that property.

Refinance Loans are loans made to refinance existing loans. Unless the related prospectus supplement provides otherwise, the Value of the mortgaged property securing a Refinance Loan is the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

   MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each prospectus supplement will contain information, as of the date of that prospectus supplement or the Cut-off Date, if applicable and specifically known to Morgan Stanley Capital I Inc., with respect to the mortgage loans, including:

     o    the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans, unless the related prospectus supplement provides

                                      -26-

          otherwise, the close of business on the Cut-off Date, which is a day of the month of formation of the related trust fund, as designated in the prospectus supplement;

     o    the type of property securing the mortgage loans, e.g., multifamily property or commercial property and the type of property in each category;

     o    the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

     o    the earliest and latest origination date and maturity date of the mortgage loans;

     o    the weighted average, by principal balance, of the Loan-to-Value
          Ratios at origination of the mortgage loans;

     o    the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

     o    the state or states in which most of the mortgaged properties are located;

     o    information with respect to the prepayment provisions, if any, of the mortgage loans;

     o    the weighted average Retained Interest, if any;

     o    with respect to mortgage loans with adjustable mortgage rates, the
          Index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the adjustable rate loan and the frequency of monthly payment adjustments;

     o    the Debt Service Coverage Ratio either at origination or as of a more recent date, or both; and

     o    information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

The related prospectus supplement will also contain certain information available to Morgan Stanley Capital I Inc. with respect to the provisions of leases and the nature of tenants of the mortgaged properties and other information referred to in a general manner under "--Default and Loss
Considerations with Respect to the Mortgage Loans" above. If specific information respecting the mortgage loans is not known to Morgan Stanley Capital
I Inc. at the time certificates are initially offered, more general information of the nature described in the bullet points in this section will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current
Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

   PAYMENT PROVISIONS OF THE MORTGAGE LOANS

     Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will:

     o    have individual principal balances at origination of not less than
          $25,000;

     o    have original terms to maturity of not more than 40 years; and

     o    provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as specified in the related prospectus supplement.

     Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at a mortgage rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated
maturity date, in each

                                      -27-

case as described in the related prospectus supplement. Each mortgage loan may contain a Lockout Period and Lockout Date, the date of expiration of the Lockout
Period, or require payment of a prepayment premium in connection with a prepayment, in each case as described in the related prospectus supplement.

     In the event that holders of any class or classes of the offered certificates in this prospectus supplement will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated. A mortgage loan may also contain provisions entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the related prospectus supplement. In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of an Equity Participation, the related prospectus supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among the certificates.

MORTGAGE BACKED SECURITIES

     Any MBS will have been issued pursuant to an MBS Agreement. A seller, the
MBS issuer, or the servicer of the underlying mortgage loans or Underlying MBS, or a combination of those entities, will have entered into the MBS Agreement with an MBS trustee, if any, or with the original purchaser of the interest in the underlying mortgage loans or MBS evidenced by the MBS.

     Distributions of any principal or interest, as applicable, will be made on
MBS on the dates specified in the related prospectus supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the MBS by the MBS trustee or the MBS servicer.
The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or Underlying MBS evidenced by or securing the MBS and other factors and generally will have been established for the MBS on the basis of requirements of any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates evidencing interests in assets that include MBS will specify, to the extent available:

          o    the aggregate approximate initial and outstanding principal amount or Notional Amount, as applicable, and type of the MBS to be included in the trust fund;

          o    the original and remaining term to stated maturity of the MBS, if applicable;

          o    whether the MBS is entitled only to interest payments, only to principal payments or to both;

          o    the pass-through or bond rate of the MBS or formula for
               determining the rates, if any;

          o    the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features;

          o    the MBS issuer, MBS servicer and MBS trustee, as applicable;

          o    characteristics of the credit support, if any, such as
               subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage
               Loans, the Underlying MBS or directly to the MBS;

          o    the terms on which the MBS or the related Underlying Mortgage
               Loans or Underlying MBS may, or are required to, be purchased prior to their maturity;

                                      -28-

          o    the terms on which mortgage loans or Underlying MBS may be substituted for those originally underlying the MBS;

          o    the servicing fees payable under the MBS Agreement;

          o    the type of information in respect of the Underlying Mortgage
               Loans described under "--Mortgage Loans--Mortgage Loan
               Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph;

          o    the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS, and

          o    whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the
               Participants Trust Company.

     If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by Morgan Stanley Capital I Inc.
that each represent an interest in one or more Underlying Mortgage Loans. The prospectus supplement for a series will contain the disclosure concerning the
MBS described in the preceding paragraph and, in particular, will disclose the
Underlying Mortgage Loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

GOVERNMENT SECURITIES

     The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

          o    the aggregate approximate initial and outstanding principal amounts or Notional Amounts, as applicable, and types of the government securities to be included in the trust fund;

          o    the original and remaining terms to stated maturity of the government securities;

          o    whether the government securities are entitled only to interest payments, only to principal payments or to both;

          o    the interest rates of the government securities or the formula to determine the rates, if any;

          o    the applicable payment provisions for the government securities;
               and

          o    to what extent, if any, the obligation evidenced by the related series of certificates is backed by the full faith and credit of the United States.

ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the related prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held in that account may be held as cash or invested in short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the
Agreements--Certificate Account and Other Collection Accounts."

CREDIT SUPPORT

     If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series in the form of subordination of one or more other classes of certificates in the series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof. The amount and types of coverage, the identification of the entity providing the coverage if applicable and related information with respect to each type of Credit Support, if any, will be described in the

                                      -29-

prospectus supplement for a series of certificates. See "Risk
Factors--Credit Support May Not Cover Losses Or Risks Which Could Adversely
Affect Payment On Your Certificates."

CASH FLOW AGREEMENTS

     If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. Currency exchange agreements might be included in the trust fund if some or all of the mortgage loans or MBS, such as mortgage loans secured by mortgaged properties located outside the United States, were denominated in a non-United States currency. The principal terms of any guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any Cash Flow Agreement.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley
Capital I Inc., prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder will accrue interest thereon based on a pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases. See "Risk Factors."

PASS-THROUGH RATE

     Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

          o    the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

          o    the effect, if any, of the prepayment of any mortgage loan or MBS on the pass-through rate of one or more classes of certificates;
               and

          o    whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

     The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

                                      -30-

TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the certificates will have a stated principal amount in addition to the certificate Balance of a class of Accrual
Certificates, and will be distributed to certificateholders as provided in the related prospectus supplement and will include interest accrued during the
Interest Accrual Period for that Distribution Date. As indicated in this prospectus under "--Pass-Through Rate" above, if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the Interest Accrual Period ended on that Distribution Date. In addition, if so specified in the related prospectus supplement, interest accrued for an Interest Accrual Period for one or more classes of certificates may be calculated on the assumption that distributions of principal, additions to the
Certificate Balance of Accrual Certificates and allocations of losses on the assets may be made on the first day of the Interest Accrual Period for a
Distribution Date and not on that Distribution Date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The
Interest Accrual Period for any class of offered certificates will be described in the related prospectus supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the certificates will be affected by the rate of principal payments on the assets including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. These payments may be directly dependent upon the payments on leases underlying the mortgage loans. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series

          o    will correspond to the rate of principal payments on the assets in the related trust fund;

          o    is likely to be affected by the existence of Lockout Periods and
               Prepayment Premium provisions of the mortgage loans underlying or comprising the assets; and

          o    is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the Lockout Period and
               Prepayment Premium provisions.

Mortgage loans with a Lockout Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter Lockout Periods or with lower Prepayment Premiums.

     If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

     When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related prospectus supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related prospectus supplement, a partial prepayment of

                                      -31-

principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the Due Date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate on the prepaid amount.

     The timing of changes in the rate of principal payments on the mortgage loans or MBS may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans or the MBS and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any
Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans or MBS in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

     If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled Distribution
Date, which is the date on or prior to which the certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans or MBS is paid to that class, which may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

     In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the
MBS. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See "Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans.

     Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans, the MBS or both. Moreover,
CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any mortgage loans comprising or underlying the mortgage loans or the MBS for any series will not conform to any particular level of CPR.

     Morgan Stanley Capital I Inc. is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate Balance of each class that would be outstanding on specified
Distribution Dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that

                                      -32-

prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR or at other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans or MBS for any series will conform to any particular level of CPR or any other rate specified in the related prospectus supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

   TYPE OF MORTGAGE ASSET

     A number of mortgage loans may have balloon payments due at maturity.
Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity, or that the servicer may extend the maturity of this type of mortgage loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates. This would lengthen the period of time elapsed from the date of issuance of a certificate until it is retired.

   FORECLOSURES AND PAYMENT PLANS

     The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans or MBS that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans or MBS and that of the related series of certificates. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average life of the certificates.

   DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES

     Acceleration of mortgage payments as a result of transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include "due-on-sale" clauses or
"due-on-encumbrance" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale or other transfers of or the creation of encumbrances upon the related mortgaged property. With respect to any Whole Loans, unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will be required to exercise--or waive its right to exercise--any rights that the trustee may have as lender to accelerate payment of the Whole
Loan in a manner consistent with the Servicing Standard. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance" and
"Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions."

                                  THE DEPOSITOR

     Morgan Stanley Capital I Inc., the depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on
January 28, 1985. The principal executive offices of Morgan Stanley Capital I
Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its
telephone number is (212) 761-4000.

     Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets.

                                      -33-

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:

          o    provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

          o    be senior or subordinate to one or more other classes of
               certificates in respect of distributions on the certificates;

          o    be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

          o    be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

          o    provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

          o    provide for payments of principal sequentially, based on
               specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

          o    provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal
               Certificate component and a Stripped Interest Certificate
               component; or

          o    do all or any combination of the above.

Any of the foregoing may be included in the certificates being offered to you.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped
Interest Certificates, Notional Amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However Morgan Stanley Capital I Inc. or the trustee or any of its agents may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--If Your Certificate Is Book-Entry, You
Will Not Be Recognized As Certificateholder By The Trustee." Under limited circumstances, definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate Certificate
Balance, Notional Amount or percentage interest but of different authorized denominations.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the Distribution Date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee.

     Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities to receive payments by wire transfer, if the

                                      -34-

certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or by check mailed to the address of the person entitled to receive payments as it appears on the Certificate Register. However, the final distribution in retirement of the certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the certificates of each series on each Distribution
Date will be made from the Available Distribution Amount described in this paragraph, in accordance with the terms described in the related prospectus supplement. Unless provided otherwise in the related prospectus supplement, the
Available Distribution Amount for each Distribution Date equals the sum of the following amounts:

          1.   the total amount of all cash on deposit in the related
               Certificate Account as of the corresponding Determination Date, exclusive of:

               o    all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

               o    unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the
                    interest thereon and related prepayment premiums,
                    Liquidation Proceeds, Insurance Proceeds and other
                    unscheduled recoveries received subsequent to the related
                    Due Period; and

               o    all amounts in the Certificate Account that are due or
                    reimbursable to Morgan Stanley Capital I Inc., the trustee, an asset seller, a subservicer, a special servicer, the
                    master servicer or any other entity as specified in the
                    related prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

          2.   if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Certificate
               Account, including any net amounts paid under any Cash Flow
               Agreements;

          3.   all advances made by a master servicer or any other entity as specified in the related prospectus supplement with respect to the Distribution Date;

          4.   if and to the extent the related prospectus supplement so
               provides, amounts paid by a master servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related
               Prepayment Period; and

          5.   unless the related prospectus supplement provides otherwise, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to the Distribution Date.

     The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each
Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates, other than classes of Stripped Principal
Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, variable or adjustable rate at which interest will accrue on the class or a component thereof. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate. Unless otherwise specified in the related prospectus supplement, interest on the certificates will be calculated on the basis of a
360-day year consisting of twelve 30-day months.

                                      -35-

     In general, distributions of interest in respect of the certificates of any class will be made on each Distribution Date based on the Accrued Certificate
Interest for the class and the Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the
Distribution Date. Accrual Certificates, however, will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement. In addition, any class of Stripped Principal Certificates are not entitled to any distributions of interest. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on the class will be added to the Certificate Balance thereof on each Distribution Date. Unless otherwise provided in the prospectus supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding Notional
Amount thereof immediately prior to each Distribution Date, at the applicable pass-through rate, reduced as described below in the next paragraph.

     The method of determining the Notional Amount for any class of Stripped
Interest Certificates will be described in the related prospectus supplement.
Reference to Notional Amount is solely for convenience in calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate
Interest on a series of certificates will be reduced in the event of prepayment interest shortfalls. Prepayment interest shortfalls are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans or MBS in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund. Similarly, with respect to
Accrual Certificates, the related prospectus supplement will describe the extent to which the amount of Accrued Certificate Interest that may be added to the
Certificate Balance of a Class of Offered Certificates may be reduced. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund will result in a corresponding increase in the Certificate Balance of the class. See "Risk Factors--Prepayments And
Repurchases May Reduce The Yield On Your Certificates," and "--If Prepayment
Premiums Are Not Enforced, Your Certificates May Be Adversely Affected," and
"Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     The certificates of each series, other than certain classes of Stripped
Interest Certificates, will have a Certificate Balance. The Certificate Balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund. The outstanding
Certificate Balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding Certificate Balance may be increased in respect of deferred interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding Certificate Balance may be increased in the case of Accrual Certificates, prior to the Distribution Date on which distributions of interest are required to commence, by any related Accrued
Certificate Interest. Unless otherwise provided in the related prospectus supplement, the initial aggregate Certificate Balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, distributions of principal will be made on each
Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement until the
Certificate Balance of that class has been reduced to zero. Stripped Interest
Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

     To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To the extent, the descriptions set forth under "--Distributions of Interests on the Certificates"
and "--Distributions of Principal of the

                                      -36-

Certificates" above also relate to components of a class of certificates. In this case, references to Certificate Balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY
PARTICIPATIONS

     If so provided in the related prospectus supplement, prepayment premiums or payments in respect of Equity Participations that are collected on the mortgage loans or MBS in the related trust fund will be distributed on each Distribution
Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of Subordinate Certificates, on any
Distribution Date in respect of which losses or shortfalls in collections on the mortgage loans or MBS or both have been incurred, the amount of losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans or MBS comprising the trust fund.

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each
Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for the Distribution Date.
The master servicer or other entity required to make advances will do so, in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees and Retained Interest, that were due on the Whole Loans in the trust fund during the related Due Period and were delinquent on the related Determination Date. The master servicer or other entity required to make advances will advance, subject to that entity's good faith determination that the advances will be reimbursable from Related
Proceeds. In the case of a series of certificates that includes one or more classes of Subordinate Certificates and if so provided in the related prospectus supplement, the master servicer's or another entity's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and may be subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of
Subordinate Certificates. See "Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates. Advances do not guaranty or insure against losses. Unless otherwise provided in the related prospectus supplement, advances of the master servicer's or another entity's funds will be reimbursable only out of Related Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of the series.
However, advances will be reimbursable from amounts in the Certificate Account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a Nonrecoverable Advance. If advances have been made by the master servicer from excess funds in the Certificate Account, the master servicer is required to replace the funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on the Distribution Date are
less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

                                      -37-

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any corresponding advancing obligation of any person in connection with the MBS.

REPORTS TO CERTIFICATEHOLDERS

     Unless otherwise provided in the prospectus supplement, with each distribution to holders of any class of certificates of a series, the master servicer or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I
Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

          (1)  the amount of the distribution to holders of certificates of that class applied to reduce the Certificate Balance thereof;

          (2)  the amount of the distribution to holders of certificates of that class allocable to Accrued Certificate Interest;

          (3)  the amount of the distribution allocable to

               o    prepayment premiums and

               o    payments on account of Equity Participations;

          (4)  the amount of related servicing compensation received by a master servicer and, if payable directly out of the related trust fund, by any special servicer and any subservicer and any other
               customary information as that master servicer or trustee deem necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

          (5)  the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that Distribution Date;

          (6)  the aggregate principal balance of the assets at the close of business on that Distribution Date;

          (7)  the number and aggregate principal balance of Whole Loans in respect of which:

               o    one scheduled payment is delinquent,

               o    two scheduled payments are delinquent,

               o    three or more scheduled payments are delinquent and

               o    foreclosure proceedings have been commenced;

          (8)  with respect to each Whole Loan that is delinquent two or more months:

               o    the loan number thereof,

               o    the unpaid balance thereof,

               o    whether the delinquency is in respect of any balloon
                    payment,

               o    the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof,

               o    if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related
                    advances assuming the mortgage loan is subsequently
                    liquidated through foreclosure,

               o    whether a notice of acceleration has been sent to the
                    borrower and, if so, the date of the notice,

               o    whether foreclosure proceedings have been commenced and, if so, the date so commenced and

                                      -38-

               o    if the mortgage loan is more than three months delinquent
                    and foreclosure has not been commenced, the reason therefor;

          (9)  with respect to any Whole Loan liquidated during the related Due
               Period other than by payment in full:

               o    the loan number thereof,

               o    the manner in which it was liquidated and

               o    the aggregate amount of liquidation proceeds received;

          (10) with respect to any Whole Loan liquidated during the related Due
               Period,

               o    the portion of the liquidation proceeds payable or
                    reimbursable to the master servicer, or any other entity, in respect of the mortgage loan and

               o    the amount of any loss to certificateholders;

          (11) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due
               Period,

               o    the loan number of the related mortgage loan and

               o    the date of acquisition;

          (12) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due
               Period:

               o    the book value,

               o    the principal balance of the related mortgage loan
                    immediately following the Distribution Date, calculated as if the mortgage loan were still outstanding taking into
                    account certain limited modifications to the terms thereof specified in the Agreement,

               o    the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and

               o    if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

          (13) with respect to any REO Property sold during the related Due
               Period

               o    the loan number of the related mortgage loan,

               o    the aggregate amount of sale proceeds,

               o    the portion of sales proceeds payable or reimbursable to the master servicer or a special servicer in respect of the REO
                    Property or the related mortgage loan and

               o    the amount of any loss to certificateholders in respect of the related mortgage loan;

          (14) the aggregate Certificate Balance or Notional Amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the
               Distribution Date, separately identifying any reduction in the
               Certificate Balance due to the allocation of any loss and
               increase in the Certificate Balance of a class of Accrual
               Certificates in the event that Accrued Certificate Interest has been added to the balance;

          (15) the aggregate amount of principal prepayments made during the related Due Period;

          (16) the amount deposited in the reserve fund, if any, on the
               Distribution Date;

                                      -39-

          (17) the amount remaining in the reserve fund, if any, as of the close of business on the Distribution Date;

          (18) the aggregate unpaid Accrued Certificate Interest, if any, on each class of certificates at the close of business on the
               Distribution Date;

          (19) in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related prospectus supplement;

          (20) in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an
               adjustment date occurs, the adjustable pass-through rate
               applicable to the Distribution Date and the immediately
               succeeding Distribution Date as calculated in accordance with the method specified in the related prospectus supplement;

          (21) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included in the
               Series as of the close of business on the Distribution Date; and

          (22) the aggregate amount of payments by the borrowers of:

               o    default interest,

               o    late charges and

               o    assumption and modification fees collected during the
                    related Due Period.

     In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts generally will be expressed as a dollar amount per minimum denomination of certificates. In addition, in the case of information furnished pursuant to subclauses (1), (2), (14), (18) and (19) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The master servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to
Morgan Stanley Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the master servicer or the trustee, as applicable, with respect to any MBS. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of the certificates.

     Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion thereof during which the person was a certificateholder. This obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the
Certificates--Book-Entry Registration and Definitive Certificates."

TERMINATION

     The obligations created by the Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the Certificate Account or by the master servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of

          o    the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon
               foreclosure of any Whole Loan subject thereto and

          o    the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

                                      -40-

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each class will be represented by one or more single certificates registered in the name of a nominee for the depository, the
Depository Trust Company ("DTC").

     DTC is a limited-purpose trust company organized under the laws of the
State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities
Exchange Act of 1934, as amended. DTC was created to hold securities for its
Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates.
Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to Indirect
Participants.

     Unless otherwise provided in the related prospectus supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Participants and Indirect Participants. In addition, these Certificate Owners will receive all distributions on the book-entry certificates through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Distribution
Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each Distribution Date, DTC will forward the payments to its
Participants which thereafter will be required to forward them to Indirect
Participants or Certificate Owners. Unless otherwise provided in the related prospectus supplement, the only certificateholder will be Cede, as nominee of
DTC, and the Certificate Owners will not be recognized by the trustee as certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and Indirect Participants with which
Certificate Owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate
Owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     DTC has advised Morgan Stanley Capital I Inc. that it will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC interests in the book-entry certificates are credited.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates, rather than to DTC or its nominee only if

          o    Morgan Stanley Capital I Inc. advises the trustee in writing that
               DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates and Morgan Stanley Capital I Inc. is unable to locate a qualified successor, or

                                      -41-

          o    Morgan Stanley Capital I Inc., at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of definitive certificates for the Certificate Owners.
Upon surrender by DTC of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the trustee will issue, or cause to be issued, to the Certificate Owners identified in the instructions the definitive certificates to which they are entitled, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

     The certificates will be offered pursuant to a Pooling Agreement or a Trust
Agreement.

          o    A Pooling Agreement will be used where the trust fund includes
               Whole Loans. The parties to a Pooling Agreement will be Morgan
               Stanley Capital I Inc., a trustee, a master servicer and any special servicer appointed as of the date of the Pooling
               Agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, unless otherwise specified in the prospectus supplement, will be appointed. This servicer will service all or a significant number of Whole Loans directly without a subservicer. References in this prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing Whole Loans
               directly.

          o    A Trust Agreement will be used where the trust fund does not include Whole Loans. The parties to a Trust Agreement will be
               Morgan Stanley Capital I Inc. and a trustee. A manager or
               administrator may be appointed pursuant to the Trust Agreement for any trust fund to administer the trust fund.

     The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a Pooling Agreement has been filed as an exhibit to the Registration
Statement of which this prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe some of the provisions that may appear in each
Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement. Morgan
Stanley Capital I Inc. will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Capital I Inc.,
c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New
York 10036, Attention: John E. Westerfield.

ASSIGNMENT OF ASSETS; REPURCHASES

     At the time of issuance of any series of certificates, Morgan Stanley
Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and MBS will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related prospectus supplement, the schedule will include detailed information

          o    in respect of each Whole Loan included in the related trust fund, including without limitation, the address of the related
               mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable Index, margin, adjustment date and any rate cap information, the

                                      -42-

               original and remaining term to maturity, the original and
               outstanding principal balance and balloon payment, if any, the
               Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as
               of the date indicated and payment and prepayment provisions, if applicable, and

          o    in respect of each MBS included in the related trust fund, including without limitation, the MBS issuer, MBS servicer and
               MBS trustee, the pass-through or bond rate or formula for
               determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

     With respect to each Whole Loan, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, certain loan documents, which to the extent set forth in the related prospectus supplement will include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage or a certified copy thereof with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. Unless otherwise specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note. Unless otherwise provided in the related prospectus supplement, the related Agreement will require Morgan Stanley Capital I Inc. or another party specified in the Agreement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records.
However, in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of Morgan Stanley Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the
Whole Loan, the assignment of mortgage for each related Whole Loan may not be recorded.

     The trustee or a custodian will review the Whole Loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders.
Unless otherwise specified in the related prospectus supplement, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan
Stanley Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then to the extent set forth in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related Whole Loan from the trustee at the Purchase Price or substitute the mortgage loan. There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor
Morgan Stanley Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

     If so provided in the related prospectus supplement, Morgan Stanley Capital
I Inc. will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the lease for the payment of maintenance, insurance and taxes, to the extent specified in the related lease agreement. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the lease in trust for the benefit of the certificateholders.

     With respect to each Government Security or MBS in certificated form,
Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the
Government Security or MBS, as applicable, to the trustee for the benefit of

                                      -43-

the certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation"
within the meaning of the UCC, Morgan Stanley Capital I Inc. and the trustee will cause the Government Security or MBS to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the related prospectus supplement, the related Agreement will require that either Morgan Stanley Capital I Inc. or the trustee promptly cause any MBS and government securities in certificated form not registered in the name of the trustee to be re-registered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the related prospectus supplement Morgan
Stanley Capital I Inc. will, with respect to each Whole Loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

          o    the accuracy of the information set forth for the Whole Loan on the schedule of assets appearing as an exhibit to the related
               Agreement;

          o    the existence of title insurance insuring the lien priority of the Whole Loan;

          o    the authority of the Warrantying Party to sell the Whole Loan;

          o    the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

          o    the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

          o    the existence of hazard and extended perils insurance coverage on the mortgaged property.

     Any Warrantying Party, if other than Morgan Stanley Capital I Inc., shall be an asset seller or an affiliate thereof or another person acceptable to
Morgan Stanley Capital I Inc. and shall be identified in the related prospectus supplement.

     Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the Whole Loan. Unless otherwise specified in the related prospectus supplement, in the event of a breach of any representation or warranty, the Warrantying Party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or replace the affected Whole Loan as described in the next paragraph. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The Warranting
Party would have no obligations if the relevant event that causes the breach occurs after that date.

     Unless otherwise provided in the related prospectus supplement, each
Agreement will provide that the master servicer or trustee, or both, will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of the Whole Loan or the interests in the Whole
Loan of the certificateholders. If the Warrantying Party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then

          o    the Warrantying Party will be obligated to repurchase the Whole
               Loan from the trustee within a specified period from the date on which the Warrantying Party was notified of the breach, at the
               Purchase Price; or

          o    if so provided in the prospectus supplement for a series, the
               Warrantying Party, will have the option, within a specified period after initial issuance of such series of certificates, to cause the Whole Loan to be removed from the trust fund and substitute in its place one or more other Whole Loans, in
               accordance with the standards described in the related prospectus supplement; or.

                                      -44-

          o    if so provided in the prospectus supplement for a series, the
               Warrantying Party, will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

Unless otherwise specified in the related prospectus supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a Warrantying Party.

     Neither Morgan Stanley Capital I Inc., except to the extent that it is the
Warrantying Party, nor the master servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out their obligations with respect to Whole Loans.

     Unless otherwise provided in the related prospectus supplement the
Warrantying Party will, with respect to a trust fund that includes government securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or MBS, covering

          o    the accuracy of the information set forth therefor on the
               schedule of assets appearing as an exhibit to the related
               Agreement and

          o    the authority of the Warrantying Party to sell the assets.

The related prospectus supplement will describe the remedies for a breach thereof.

     A master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any of these representations which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer, the trustee or Morgan Stanley Capital I Inc. will constitute an Event of Default under the Agreement. See "--Events of Default"
and "--Rights Upon Event of Default," below.

CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

   GENERAL

     The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained, the
Certificate Account, which must be either

          o    an account or accounts the deposits in which are insured by the
               Bank Insurance Fund or the Savings Association Insurance Fund of
               the FDIC, to the limits established by the FDIC, and the
               uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the
               Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general
               creditors of the institution with which the Certificate Account is maintained or

          o    otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the account may be invested pending each succeeding Distribution Date in short-term Permitted
Investments. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in the Certificate Account will be paid to a master servicer or its designee as additional servicing compensation. The
Certificate Account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating
Agency or Agencies and so specified in the related prospectus supplement, a
Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

                                      -45-

DEPOSITS

         A master servicer or the trustee will deposit or cause to be deposited in the Certificate Account for one or more trust funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained
Interest, all payments on account of principal, including principal prepayments, on the assets;

          (1)  all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer, a subservicer or a special servicer as its servicing compensation and net of any Retained
               Interest;

          (2)  all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each mortgaged property securing a Whole Loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with normal servicing procedures and all Insurance Proceeds and all
               Liquidation Proceeds, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

          (3)  any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates as described under "Description of Credit Support";

          (4)  any advances made as described under "Description of the
               Certificates--Advances in Respect of Delinquencies";

          (5)  any amounts representing prepayment premiums;

          (6)  any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

          (7)  all proceeds of any asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by Morgan Stanley
               Capital I Inc., any asset seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and
               "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described below under
               "--Realization Upon Defaulted Whole Loans," and all proceeds of any asset purchased as described above under "Description of the
               Certificates--Termination";

          (8)  any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the trust fund as described under "Description of the
               Agreements--Retained Interest; Servicing Compensation and Payment
               of Expenses";

          (9)  to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations on the mortgage loans or MBS or both;

          (10) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies";

          (11) any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

          (12) any other amounts required to be deposited in the Certificate
               Account as provided in the related Agreement and described in the related prospectus supplement.

                                      -46-

WITHDRAWALS

         A master servicer or the trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related prospectus supplement, make withdrawals from the Certificate Account for each trust fund for any of the following purposes:

          (1)  to make distributions to the certificateholders on each
               Distribution Date;

          (2)  to reimburse a master servicer for unreimbursed amounts advanced as described above under "Description of the
               Certificates--Advances in Respect of Delinquencies," the
               reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and Retained Interest, on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to those Whole Loans;

          (3)  to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent
               Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

          (4)  to reimburse a master servicer for any advances described in clause (2) above and any servicing expenses described in clause
               (3) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (2)
               and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of
               Subordinate Certificates, if any, remain outstanding, and
               otherwise any outstanding class of certificates, of the related series;

          (5)  if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while these amounts remain
               outstanding and unreimbursed;

          (6)  to pay for costs and expenses incurred by the trust fund for environmental site assessments with respect to, and for
               containment, clean-up or remediation of hazardous wastes,
               substances and materials on, mortgaged properties securing defaulted Whole Loans as described below under "--Realization
               Upon Defaulted Whole Loans";

          (7)  to reimburse a master servicer, Morgan Stanley Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding a Master Servicer and the
               Depositor";

          (8)  if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

          (9)  to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding the Trustee";

          (10) unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

          (11) to pay the person entitled thereto any amounts deposited in the
               Certificate Account that were identified and applied by the master servicer as recoveries of Retained Interest;

                                      -47-

          (12) to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

          (13) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under "Federal
               Income Tax Consequences--REMICs--Prohibited Transactions Tax and
               Other Taxes";

          (14) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of the defaulted Whole
               Loan or property;

          (15) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of
               certificateholders;

          (16) to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of certificateholders, provided that the payment shall not
               constitute a waiver with respect to the obligation of the
               Warrantying Party to remedy any breach of representation or warranty under the Agreement;

          (17) to pay the person entitled thereto any amounts deposited in the
               Certificate Account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by "--Assignment of
               Assets; Repurchase" and "--Representations and Warranties;
               Repurchases" or otherwise;

          (18) to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

          (19) to clear and terminate the Certificate Account at the termination of the trust fund.

   OTHER COLLECTION ACCOUNTS

     Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer or special servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the
Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided the procedures are consistent with the Servicing
Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

     Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including the following:

                                      -48-

          o    maintaining, or causing the borrower or lessee on each mortgage or lease to maintain, hazard, business interruption and general liability insurance policies and, if applicable, rental
               interruption policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder;

          o    maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the Whole Loan;

          o    processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies;

          o    supervising foreclosures;

          o    inspecting and managing mortgaged properties under certain circumstances; and

          o    maintaining accounting records relating to the Whole Loans.
               Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit
               Support."

     The master servicer may agree to modify, waive or amend any term of any
Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not

          o    affect the amount or timing of any scheduled payments of
               principal or interest on the Whole Loan or

          o    in its judgment, materially impair the security for the Whole
               Loan or reduce the likelihood of timely payment of amounts due thereon.

The master servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related prospectus supplement,

          o    in its judgment, a material default on the Whole Loan has
               occurred or a payment default is imminent and

          o    in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation.

The master servicer is required to notify the trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUBSERVICERS

     A master servicer may delegate its servicing obligations in respect of the
Whole Loans to subservicer, but the master servicer will remain obligated under the related Agreement. Each subservicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity of master servicer, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the subservicing agreement.

     Unless otherwise provided in the related prospectus supplement, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer's compensation pursuant to the related Agreement is sufficient to pay those fees. However, a subservicer may be entitled to a Retained Interest in certain Whole Loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an
Agreement. See "--Retained Interest; Servicing Compensation and Payment of
Expenses" below.

                                      -49-

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, a special servicer may be appointed. The related prospectus supplement will describe the rights, obligations and compensation of a special servicer. The master servicer will only be responsible for the duties and obligations of a special servicer to the extent set forth in the prospectus supplement.

REALIZATION UPON DEFAULTED WHOLE LOANS

     A borrower's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer is required to:

          o    monitor any Whole Loan which is in default,

          o    contact the borrower concerning the default,

          o    evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property,

          o    initiate corrective action in cooperation with the borrower if cure is likely,

          o    inspect the mortgaged property, and

          o    take any other actions as are consistent with the Servicing
               Standard.

A significant period of time may elapse before the master servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the master servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular Whole Loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the master servicer in certain cases may not be permitted to accelerate a Whole Loan or to foreclose on a mortgaged property for a considerable period of time. See
"Legal Aspects of the Mortgage Loans and the Leases."

     Any Agreement relating to a trust fund that includes Whole Loans may grant to the master servicer or the holder or holders of certain classes of certificates, or both, a right of first refusal to purchase from the trust fund at a predetermined purchase price any Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an offered certificate will be described in the related prospectus supplement. The related prospectus supplement will also describe any such right granted to any person if the predetermined purchase price is less than the
Purchase Price described under "--Representations and Warranties; Repurchases."

     Unless otherwise specified in the related prospectus supplement, the master servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the master servicer determines, consistent with the Servicing Standard, that this sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any sale of this type be made in a commercially reasonable manner for a specified period and that the master servicer accept the highest cash bid received from any person including itself, an affiliate of the master servicer or any certificateholder that constitutes a fair price for the defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the master servicer shall proceed with respect to the defaulted mortgage loan as described in the paragraphs below. Any bid in an amount at least equal to the
Purchase Price described under "--Representations and Warranties; Repurchases"
will in all cases be deemed fair.

                                      -50-

     If a default on a Whole Loan has occurred or, in the master servicer's judgment is imminent, and the action is consistent with the servicing standard, the master servicer, on behalf of the trustee, may at any time:

          o    institute foreclosure proceedings,

          o    exercise any power of sale contained in any mortgage,

          o    obtain a deed in lieu of foreclosure, or

          o    otherwise acquire title to a mortgaged property securing the
               Whole Loan.

Unless otherwise specified in the related prospectus supplement, the master servicer may not acquire title to any related mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator"
of that mortgaged property within the meaning of federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that either:

          o    the mortgaged property is in compliance with applicable
               environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or
               petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be
               required under any federal, state or local law or regulation; or

          o    if the mortgaged property is not so in compliance or such
               circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take the actions as would be necessary and appropriate to effect the compliance and respond to the circumstances, the cost of which actions will be an expense of the trust fund.

Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of the mortgaged property by the trust fund, unless

          o    the Internal Revenue Service grants an extension of time to sell the property or

          o    the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund
               subsequent to that period will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

Subject to the foregoing, the master servicer will be required to

          o    solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property and

          o    accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

     If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the master servicer of any of its obligations with respect to the management and operation of that property. Unless otherwise specified in the related prospectus supplement, any property acquired by the trust fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

     The limitations imposed by the related Agreement and the REMIC Provisions of the Code, if a REMIC election has been made with respect to the related trust fund, on the operations and ownership of any mortgaged property

                                      -51-

acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal Aspects of the Mortgage Loans and the Leases--Foreclosure."

     If recovery on a defaulted Whole Loan under any related instrument of
Credit Support is not available, the master servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the master servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The master servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the
Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of the Liquidation Proceeds to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

     If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the master servicer is not required to expend its own funds to restore the damaged property unless it determines

          o    that the restoration will increase the proceeds to
               certificateholders on liquidation of the Whole Loan after
               reimbursement of the master servicer for its expenses and

          o    that the expenses will be recoverable by it from related
               Insurance Proceeds or Liquidation Proceeds.

     As servicer of the Whole Loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

     If a master servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the Certificate
Account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the
Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "--Hazard Insurance Policies" and "Description of
Credit Support."

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each
Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below in this section, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Certificate Account. The
Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the
Whole Loans. If the blanket policy contains a deductible clause, the master

                                      -52-

servicer will be required to deposit in the Certificate Account all sums that would have been deposited in the Certificate Account but for that clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

     The hazard insurance policies covering the mortgaged properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of

          o    the replacement cost of the improvements less physical
               depreciation and

          o    the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     Each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan, or, in certain cases, the related lessee, to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the time of origination in a federally designated flood area.

     In addition, to the extent required by the related mortgage, the master servicer may require the borrower or related lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the master servicer, subservicer or special servicer to maintain public liability insurance with respect to any REO
Properties. Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer, subservicer or special servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

     Under the terms of the Whole Loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the Whole Loans. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

RENTAL INTERRUPTION INSURANCE POLICY

     If so specified in the related prospectus supplement, the master servicer or the borrowers will maintain rental interruption insurance policies in full force and effect with respect to some or all of the leases. Although the terms of these policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a lessee fails to make timely rental payments under the related lease due to a casualty event, the losses will be reimbursed to the insured. If so specified in the related prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the prospectus supplement, if the rental interruption policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage

                                      -53-

that is equal to the then existing coverage of the terminated rental interruption policy. However, if the cost of any replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, to the extent set forth in the related prospectus supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related prospectus supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the master servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the
Certificate Account.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     Unless otherwise specified in the related prospectus supplement, each
Agreement will require that the master servicer and any special servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer or the special servicer, as applicable. The related Agreement will allow the master servicer and any special servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer or the special servicer so long as criteria set forth in the Agreement are met.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the Whole Loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or due-on-sale clauses entitling the lender to accelerate payment of the Whole Loan upon any sale or other transfer of the related mortgaged property. Some of the
Whole Loans may contain clauses requiring the consent of the lender to the creation of any other lien or encumbrance on the mortgaged property or due-on-encumbrance clauses entitling the lender to accelerate payment of the
Whole Loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will exercise any right the trustee may have as lender to accelerate payment of the Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal
Aspects of the Mortgage Loans and the Leases--Due-on-Sale and
Due-on-Encumbrance."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement.

     Unless otherwise specified in the related prospectus supplement, the master servicer's and a subservicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any Retained Interest and a master servicer's primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes Whole Loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a subservicer pursuant to the Agreement.

     The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be borne by the trust fund.

                                      -54-

EVIDENCE AS TO COMPLIANCE

     Each Agreement relating to assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit
Program for Mortgages Serviced for the Federal Home Loan Mortgage Corporation,
the servicing by or on behalf of the master servicer of mortgage loans under pooling agreements substantially similar to each other, including the related
Agreement, was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement that firm may rely, as to matters relating to the direct servicing of mortgage loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the
Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for
Mortgages serviced for FHLMC, rendered within one year of that statement, of firms of independent public accountants with respect to the related subservicer.

     Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

     Unless otherwise provided in the related prospectus supplement, copies of annual accountants' statement and statements of officers will be obtainable by certificateholders without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

     The master servicer, if any, or a servicer for substantially all the Whole
Loans under each Agreement will be named in the related prospectus supplement.
The entity serving as master servicer or as servicer may be an affiliate of
Morgan Stanley Capital I Inc. and may have other normal business relationships with Morgan Stanley Capital I Inc. or Morgan Stanley Capital I Inc.'s
affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

     Unless otherwise specified in the related prospectus supplement, the related Agreement will provide that the master servicer may resign from its obligations and duties only upon a determination that its duties under the
Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with another activity carried on by it that was performed by the master servicer on the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

     Unless otherwise specified in the related prospectus supplement, each
Agreement will further provide that neither any master servicer, Morgan Stanley
Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement. However, neither a master servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Capital I
Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed by the Agreement, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related prospectus supplement, each Agreement will further provide that any master servicer, Morgan Stanley Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense:

                                      -55-

          o    specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer, the prosecution of an
               enforcement action in respect of any specific Whole Loan or Whole
               Loans, except as any loss, liability or expense shall be
               otherwise reimbursable pursuant to the Agreement;

          o    incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

          o    incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties;

          o    incurred in connection with any violation of any state or federal securities law; or

          o    imposed by any taxing authority if the loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

In addition, each Agreement will provide that neither any master servicer nor
Morgan Stanley Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or Morgan Stanley Capital I Inc.
may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer or Morgan Stanley Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

     Any person into which the master servicer or Morgan Stanley Capital I Inc.
may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or Morgan Stanley Capital I Inc. is a party, or any person succeeding to the business of the master servicer or Morgan
Stanley Capital I Inc., will be the successor of the master servicer or Morgan
Stanley Capital I Inc., as the case may be, under the related Agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the related prospectus supplement for a trust fund that includes Whole Loans, Events of Default under the related Agreement will include:

          (1)  any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

          (2)  any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than
               25% of the Voting Rights;

          (3)  any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan
               Stanley Capital I Inc., or to the master servicer, Morgan Stanley
               Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

          (4)  certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default--other than to shorten cure periods or eliminate notice requirements--will be specified in the related

                                      -56-

prospectus supplement. Unless otherwise specified in the related prospectus supplement, the trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under an Agreement remains unremedied,
Morgan Stanley Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the Voting Rights, the trustee shall, terminate all of the rights and obligations of the master servicer under the Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any Retained Interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, in the event that the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of appointment of at least $15,000,000 to act as successor to the master servicer under the Agreement. Pending appointment, the trustee is obligated to act in the capacity of master servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

     Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of certificates affected by any Event of
Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in clause (1) under "--Events of Default" may be waived only by all of the certificateholders. Upon any waiver of an Event of
Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

     No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the Voting Rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to

          o    exercise any of the powers vested in it by any Agreement;

          o    make any investigation of matters arising under any Agreement; or

          o    institute, conduct or defend any litigation under any Agreement or related to any Agreement.

If any of the holders of certificates request, order or direct the trustee to take any action, the trustee may require reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

AMENDMENT

  Each Agreement may be amended by the parties to the Agreement without the consent of any of the holders of certificates covered by the Agreement:

          (1)  to cure any ambiguity;

          (2)  to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the
               Agreement;

                                      -57-

          (3)  to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

          (4)  to comply with any requirements imposed by the Code;

provided that the amendment--other than an amendment for the purpose specified in clause (4) above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

         Unless otherwise specified in the related prospectus supplement, each
Agreement may also be amended by Morgan Stanley Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected evidencing not less than 51% of the Voting Rights, for any purpose. However, to the extent set forth in the related prospectus supplement, no amendment may:

          (1)  reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are
               required to be distributed on any certificate without the consent of the holder of that certificate;

          (2)  adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in (1), without the consent of the holders of all certificates of that class; or

          (3)  modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the Agreement then outstanding.

However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

THE TRUSTEE

     The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Capital I Inc. and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee or any special servicer in respect of the certificates or the assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

MATTERS REGARDING THE TRUSTEE

     Unless otherwise specified in the related prospectus supplement, the trustee and any director, officer, employee or agent of the trustee shall be entitled to indemnification out of the Certificate Account for any loss, liability or expense, including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, incurred in connection with the trustee's:

          o    enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the certificateholders during the continuance of an Event of Default;

                                      -58-

          o    defending or prosecuting any legal action in respect of the related Agreement or series of certificates;

          o    being the lender of record with respect to the mortgage loans in a trust fund and the owner of record with respect to any
               mortgaged property acquired in respect thereof for the benefit of certificateholders; or

          o    acting or refraining from acting in good faith at the direction of the holders of the related series of certificates entitled to not less than 25% or a higher percentage as is specified in the related Agreement with respect to any particular matter of the
               Voting Rights for the series. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related
               Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of the obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the related Agreement.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may at any time resign from its obligations and duties under an
Agreement by giving written notice thereof to Morgan Stanley Capital I Inc., the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, Morgan Stanley Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the trustee shall cease to be eligible to continue as trustee under the related Agreement, or if at any time the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then Morgan Stanley
Capital I Inc. may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any. Holders of the certificates of any series entitled to at least 51% of the Voting Rights for that series may at any time remove the trustee without cause and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     For any series of certificates, Credit Support may be provided with respect to one or more classes thereof or the related assets. Credit Support may be in the form of the subordination of one or more classes of certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described in the prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit
Support, certificateholders will bear their allocable share of deficiencies.
Moreover, if a form of Credit Support covers more than one series of certificates, holders of certificates evidencing interests in any of the trusts will be subject to the risk that the Credit Support will be exhausted by the claims of other trusts prior to the trust fund receiving any of its intended share of coverage.

                                      -59-

         If Credit Support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

          (1)  the nature and amount of coverage under the Credit Support;

          (2)  any conditions to payment thereunder not otherwise described in this prospectus;

          (3)  the conditions, if any, under which the amount of coverage under the Credit Support may be reduced and under which the Credit
               Support may be terminated or replaced;

          (4)  the material provisions relating to the Credit Support; and

          (5)  information regarding the obligor under any instrument of Credit
               Support, including:

               o    a brief description of its principal business activities;

               o    its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

               o    if applicable, the identity of regulatory agencies that
                    exercise primary jurisdiction over the conduct of its
                    business; and

               o    its total assets, and its stockholders' or policyholders'
                    surplus, if applicable, as of the date specified in the
                    prospectus supplement.

See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could
Adversely Affect Payment On Your Certificates."

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of
Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to the rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

     If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage loans or MBS prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage loans or MBS within the trust fund.
The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

INSURANCE OR GUARANTEES FOR THE WHOLE LOANS

     If so provided in the prospectus supplement for a series of certificates, the Whole Loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Commission as an exhibit to a Current Report on
Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

                                      -60-

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans or MBS or both on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on
Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each
Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

Moneys deposited in any Reserve Funds will be invested in Permitted
Investments, except as otherwise specified in the related prospectus supplement.
Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from these investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, the income may be payable to any related master servicer or another service provider as additional compensation.
The Reserve Fund, if any, for a series will not be a part of the trust fund to the extent set forth in the related prospectus supplement.

Additional information concerning any Reserve Fund will be set forth in the related prospectus supplement, including the initial balance of the Reserve
Fund, the balance required to be maintained in the Reserve Fund, the manner in which the required balance will decrease over time, the manner of funding the
Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to certificateholders and use of investment earnings from the
Reserve Fund, if any.

                                      -61-

CREDIT SUPPORT FOR MBS

     If so provided in the prospectus supplement for a series of certificates, the MBS in the related trust fund or the mortgage loans underlying the MBS may be covered by one or more of the types of Credit Support described in this prospectus. The related prospectus supplement will specify as to each form of
Credit Support the information indicated above under "Description of Credit
Support--General," to the extent the information is material and available.

               LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. The legal aspects are governed by applicable state law, which laws may differ substantially. As such, the summaries DO NOT:

          o    purport to be complete;

          o    purport to reflect the laws of any particular state; or

          o    purport to encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the
Trust Funds--Assets."

GENERAL

     All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--

          o    a borrower--the borrower and usually the owner of the subject property, and

          o    a mortgagee--the lender.

     In contrast, a deed of trust is a three-party instrument, among

          o    a trustor--the equivalent of a mortgagor or borrower,

          o    a trustee to whom the mortgaged property is conveyed, and

          o    a beneficiary--the lender--for whose benefit the conveyance is made.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

     By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust

                                      -62-

agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers' and Sailors' Civil Relief Act of
1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements.
However, the mortgage, or other instrument, may encumber other interests in real property such as:

     o    a tenant's interest in a lease of land or improvements, or both, and

     o    the leasehold estate created by the lease.

A mortgage, or other instrument, covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the prospectus supplement, Morgan
Stanley Capital I Inc. or the asset seller will make representations and warranties in the Agreement with respect to the mortgage loans which are secured by an interest in a leasehold estate. The representations and warranties will be set forth in the prospectus supplement if applicable.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases. Typically, under an assignment of rents and leases:

     o    the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the lender, and

     o    the borrower retains a revocable license to collect the rents for so long as there is no default under the loan documents.

The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan.
Failure to properly perfect the lender's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for the loan. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the borrower, which remains entitled to collect the revenues absent a default, or pledged by the borrower, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of the security interest.
Even if the lender's security interest in room revenues is perfected under the
UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

     Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

     Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "--Environmental Legislation" below.

                                      -63-

PERSONALTY

     Certain types of mortgaged properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage.
The property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest in the property, the lender generally must file UCC financing statements and, to maintain perfection of the security interest, file continuation statements generally every five years.

FORECLOSURE

   GENERAL

     Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

   JUDICIAL FORECLOSURE

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.
The sales are made in accordance with procedures that vary from state to state.

   EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent,

                                      -64-

if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent or the borrower was rendered insolvent as a result of the sale and within one year -- or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law -- of the filing of bankruptcy.

   NON-JUDICIAL FORECLOSURE/POWER OF SALE

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

   PUBLIC SALE

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.
The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.
Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

                                      -65-

     A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

   REO PROPERTIES

     If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer or the special servicer, on behalf of the holders, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of such mortgaged property by the trust fund, unless:

          o    the Internal Revenue Service grants an REO Extension, or

          o    it obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the
               Agreement to fail to qualify as a REMIC under the Code.

Subject to the foregoing, the master servicer or any related subservicer or the special servicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. The master servicer or any related subservicer or the special servicer may retain an independent contractor to operate and manage any
REO Property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer or the special servicer of its obligations with respect to the REO Property.

     In general, the master servicer or any related subservicer or the special servicer or an independent contractor employed by the master servicer or any related subservicer or the special servicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO
Property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from the property. After the master servicer or any related subservicer or the special servicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer or the special servicer could determine, particularly in the case of an REO Property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax at the highest marginal corporate tax rate--currently 35%. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the trust fund's income from an REO Property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Federal Income Tax Consequences" in
this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.

                                      -66-

   RIGHTS OF REDEMPTION

     The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is a common-law or non-statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the
Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue
Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC Provisions.

   ANTI-DEFICIENCY LEGISLATION

     Some or all of the mortgage loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related mortgage loan and a personal money judgment may not be obtained against the borrower. Even if a mortgage loan by its terms provides for recourse to the borrower, some states impose prohibitions or limitations on recourse to the borrower. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

                                      -67-

   LEASEHOLD RISKS

         Mortgage loans may be secured by a mortgage on a ground lease.
Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the borrower. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold lender without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the lender, but the ground leases that secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph.
Protective ground lease provisions include:

          (1)  the right of the leasehold lender to receive notices from the ground lessor of any defaults by the borrower;

          (2)  the right to cure those defaults, with adequate cure periods;

          (3)  if a default is not susceptible of cure by the leasehold lender, the right to acquire the leasehold estate through foreclosure or otherwise;

          (4)  the ability of the ground lease to be assigned to and by the leasehold lender or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities
               thereunder;

          (5)  the right of the leasehold lender to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof;

          (6)  a ground lease or leasehold mortgage that prohibits the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor; and

          (7)  a leasehold mortgage that provides for the assignment of the debtor-ground lessee's right to reject a lease pursuant to
               Section 365 of the Bankruptcy Code.

     Without the protections described in (1) - (7) above, a leasehold lender may lose the collateral securing its leasehold mortgage. However, the enforceability of clause (7) has not been established. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold lender with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property, with a corresponding partial reduction of the amount of lender's security interest pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule with or without affecting the unpaid principal balance of the loan, or an extension or reduction of the final maturity date. Some courts with federal bankruptcy jurisdiction have

                                      -68-

approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the
Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of remedies for a related series of certificates in the event that a related lessee or a related borrower becomes the subject of a proceeding under the Bankruptcy Code. For example, a lender would be stayed from enforcing a lease assignment by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and
Rents" above.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court,

          o    assume the lease and retain it or assign it to a third party or

          o    reject the lease.

If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the rejected lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

                                      -69-

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.
Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the lender have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     To the extent described in the related prospectus supplement, some of the
Borrowers may be partnerships. The laws governing limited partnerships in some states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related prospectus supplement, some of the limited partnership agreements of the Borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal--assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld--that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless

          o    at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or

          o    the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame
               -- often 60 days -- after such withdrawal to continue the
               business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.

In addition, the laws governing general partnerships in some states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. The state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general partner of a Borrower that is a partnership may provide the opportunity for a trustee in bankruptcy for the general partner, such general partner as a debtor-in-possession, or a creditor of the general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Borrower pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of the general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the Borrower or its security interest in the mortgaged property.

                                      -70-

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS OR BENEFICIARIES

     To the extent specified in the related prospectus supplement, some of the mortgage loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund, and therefore the related certificateholders, as beneficiary under a junior deed of trust or as lender under a junior mortgage, are subordinate to those of the lender or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary:

          o    to receive rents, hazard insurance and condemnation proceeds, and

          o    to cause the mortgaged property securing the mortgage loan to be sold upon default of the Borrower or trustor. This would
               extinguish the junior lender's or junior beneficiary's lien.
               However, the master servicer or special servicer, as applicable, could assert its subordinate interest in the mortgaged property in foreclosure litigation or satisfy the defaulted senior loan.

In many states a junior lender or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan.
Absent a provision in the senior mortgage, no notice of default is required to be given to the junior lender unless otherwise required by law.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the lender or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the lender or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the lender or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of some states may limit the ability of lenders to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the borrower must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the lender has been impaired. Similarly, in certain states, the lender is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the borrower by the lender are to be secured by the mortgage or deed of trust. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or
"optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the lender or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a
"credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the lender or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower to perform any of these obligations, the lender or beneficiary is given the right under the mortgage or deed of trust to perform

                                      -71-

the obligation itself, at its election,with the borrower agreeing to reimburse the lender on behalf of the borrower. All sums so expended by the lender become part of the indebtedness secured by the mortgage or deed of trust.

     The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including, without limitation, leasing activities, including new leases and termination or modification of existing leases, alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the lender or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender or beneficiary may refuse to consent to matters approved by a junior lender or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior lender or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

ENVIRONMENTAL LEGISLATION

     Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. These environmental liabilities may give rise to:

          o    a diminution in value of property securing any mortgage loan;

          o    limitation on the ability to foreclose against the property; or

          o    in certain circumstances, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related mortgage loan or of the
               mortgaged property.

     Under federal law and the laws of certain states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, the lien has priority over existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to a superlien.

     The presence of hazardous or toxic substances, or the failure to remediate the property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACM") when ACM are in poor condition or when a property with ACM is undergoing repair, renovation or demolition. These laws could also be used to impose liability upon owners and operators of real properties for release of ACM into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal and state agencies, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

     Under the federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980 and under other federal law and the law of some states, a secured party such as a lender which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.
CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Certain states have laws similar to CERCLA.

     Lenders may be held liable under CERCLA as owners or operators of a contaminated facility. Excluded from CERCLA's definition of "owner or operator,"
however, is a person "who, without participating in the management of a . . .
facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of the facility or property, the lender faces potential liability as an "owner or operator" under CERCLA.
Similarly,

                                      -72-

when a lender forecloses and takes title to a contaminated facility or property -- whether it holds the facility or property as an investment or leases it to a third party -- under some circumstances the lender may incur potential CERCLA liability.

     Whether actions taken by a lender would constitute participating in the management of a facility or property, so as to render the secured creditor exemption unavailable to the lender has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. This scope of the secured creditor exemption has been somewhat clarified by the enactment of the Asset Conservation, Lender Liability and
Deposit Insurance Protection Act of 1996 ("Asset Conservation Act"), which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation
Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the management or operational affairs of the facility. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Asset Conservation Act are subject to terms and conditions that have not been clarified by the courts.

     The secured creditor exemption may not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law. There is a similar secured creditor exemption for reserves of petroleum products from underground storage tanks under the federal Resource Conservation and Recovery Act. However, liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In a few states, transfer of some types of properties is conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action--for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property--related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the trust fund and occasion a loss to certificateholders in certain circumstances if such remedial costs were incurred.

     Unless otherwise provided in the related prospectus supplement, the
Warrantying Party with respect to any Whole Loan included in a trust fund for a particular series of certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter
5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related prospectus supplement, the related Agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

          o    the mortgaged property is in compliance with applicable
               environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or
               petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be
               required under any federal, state or local law or regulation; or

                                      -73-

          o    if the mortgaged property is not so in compliance or such
               circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take actions as would be necessary and appropriate to effect compliance or respond to such circumstances.

This requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given trust fund will become liable for an Environmental Hazard Condition affecting a mortgaged property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by the master servicer or a special servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the Agreement, even if fully observed by the master servicer or special servicer, as the case may be, will in fact insulate a given trust fund from liability for Environmental Hazard Conditions. See
"Description of the Agreements--Realization Upon Defaulted Whole Loans."

     Unless otherwise specified in the related prospectus supplement, Morgan
Stanley Capital I Inc. generally will not have determined whether environmental assessments have been conducted with respect to the mortgaged properties relating to the mortgage loans included in the pool of mortgage loans for a series, and it is likely that any environmental assessments which would have been conducted with respect to any of the mortgaged properties would have been conducted at the time of the origination of the related mortgage loans and not thereafter. If specified in the related prospectus supplement, a Warrantying
Party will represent and warrant that, as of the date of initial issuance of the certificates of a series or as of another specified date, no related mortgaged property is affected by a Disqualifying Condition. In the event that, following a default in payment on a mortgage loan that continues for 60 days,

               o    the environmental inquiry conducted by the master servicer or special servicer, as the case may be, prior to any
                    foreclosure indicates the presence of a Disqualifying
                    Condition that arose prior to the date of initial issuance of the certificates of a series and

               o    the master servicer or the special servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a
                    Disqualifying Condition,

the Warrantying Party, at its option, will reimburse the trust fund, cure the
Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties;
Repurchases." No such person will however, be responsible for any Disqualifying
Condition which may arise on a mortgaged property after the date of initial issuance of the certificates of the related series, whether due to actions of the Borrower, the master servicer, the special servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the certificates of a series.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property. Some of these clauses may provide that, upon an attempted sale, transfer or encumbrance of the related mortgaged property by the borrower of an otherwise non-recourse loan, the borrower becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to some of the loans, the Garn-St Germain Depository Institutions Act of 1982
preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to limited exceptions. Unless otherwise provided in the related prospectus supplement, a master servicer, on behalf of the trust fund, will determine whether to exercise any right the trustee may have as lender to accelerate payment of any mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the
Servicing Standard.

     In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

                                      -74-

SUBORDINATE FINANCING

     Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

               o    the borrower may have difficulty servicing and repaying
                    multiple loans;

               o    if the junior loan permits recourse to the borrower--as
                    junior loans often do--and the senior loan does not, a
                    borrower may be more likely to repay sums due on the junior loan than those on the senior loan.

               o    acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the
                    borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the
                    senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

               o    if the borrower defaults on the senior loan or any junior
                    loan or loans, the existence of junior loans and actions
                    taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

               o    the bankruptcy of a junior lender may operate to stay
                    foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST, PREPAYMENT PREMIUMS AND PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

ACCELERATION ON DEFAULT

     Unless otherwise specified in the related prospectus supplement, some of the mortgage loans included in the pool of mortgage loans for a series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default--as long as appropriate notices are given. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting the defaulted payments.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential, including multifamily but not other commercial, first mortgage loans originated by certain lenders after March 31,
1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is

                                      -75-

authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     Morgan Stanley Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption.
Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

          o    for the interest rate, discount points and charges as are
               permitted in that state, or

          o    that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious, and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply together with an inability to remedy a failure could result in a material decrease in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property--e.g., a nursing or convalescent home or hospital--result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk. Hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. Moreover, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the
ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Borrower in its capacity as owner or landlord, the ADA may also impose these types of requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

                                      -76-

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as
amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army,
Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the
Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent set forth in the related prospectus supplement, any form of Credit Support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.
Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned as a result of the Relief Act.

FORFEITURES IN DRUG, RICO AND PATRIOT ACT PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Sidley, Austin, Brown & Wood LLP or Cadwalader,
Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe & Maw or
Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc. This summary is based on laws, regulations, including REMIC Regulations, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which -- for example, banks and insurance companies -- may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

GENERAL

     The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether one or more
REMIC elections will be made.

                                      -77-

GRANTOR TRUST FUNDS

     If a REMIC election is not made, Sidley, Austin, Brown & Wood LLP or
Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe
& Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter
J of Chapter 1 of Subtitle A of the Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.

a.   SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

     Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and MBS in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan or MBS because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund.
Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section
68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of

          o    3% of the excess of adjusted gross income over the applicable amount and

          o    80% of the amount of itemized deductions otherwise allowable for such taxable year.

     However, the Section 68 reduction will be phased out beginning in 2006 and eliminated after 2009.

     In general, a grantor trust certificateholder using the CASH METHOD OF
ACCOUNTING must take into account its pro rata share of income as and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans or MBS directly. A grantor trust certificateholder using an ACCRUAL METHOD OF ACCOUNTING must take into account its pro rata share of income as payment becomes due or is made to the master servicer, whichever is earlier and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans or MBS directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and MBS. The mortgage loans and MBS would then be subject to the "coupon stripping" rules of the Code discussed below under "--Stripped Bonds and Coupons."

                                      -78-

     Unless otherwise specified in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Capital I Inc. will have advised Morgan
Stanley Capital I Inc. that:

          o    a grantor trust certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19)
               representing principal and interest payments on mortgage loans or
               MBS will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property"
               within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section;

          o    a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans or MBS will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest income on the mortgage loans or MBS will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section
               856(c)(3)(B), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section; and

          o    a grantor trust certificate owned by a REMIC will represent
               "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section
               860G(a)(3).

     Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, these assets would be subject to the stripped bond provisions of the Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

     Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan or MBS based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans or MBS at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans or MBS were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A certificateholder that makes this election for a mortgage loan or MBS or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate representing an interest in a mortgage loan or MBS acquired at a premium should recognize a loss if a mortgage loan or an Underlying Mortgage Loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to such mortgage loan or underlying mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     The Internal Revenue Service has issued Amortizable Bond Premium
Regulations. The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the

                                      -79-

yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and to the extent set forth in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described in this section. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

     Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans or MBS meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple
Classes of Grantor Trust Certificates--Accrual of Original Issue Discount"
below.

     Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans or MBS may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or MBS allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25%
of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the
Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of

          o    the total remaining market discount and

          o    a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

          o    the total remaining market discount and

          o    a fraction, the numerator of which is the amount of stated
               interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID

                                      -80-

 will apply. Because the regulations described
above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4,
1994. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without consent of the IRS.

     Anti-Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, MBS, or grantor trust certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

b.   MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

         1.       Stripped Bonds and Stripped Coupons

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

     Excess Servicing will be Treated Under the Stripped Bond Rules. If the
Excess Servicing fee is less than 100 basis points, i.e., 1% interest on the principal balance of the assets in the trust fund, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on an asset by asset basis, which could result in some mortgage loans or MBS being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and
"Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped
Coupons".

     Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans or MBS issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan or MBS is larger than a de minimis amount, as calculated for purposes of the OID rules, a purchaser of such a certificate will be required to accrue the discount under the OID rules of the Code. See
"--Non-REMIC Certificates" and "--Single Class of Grantor Trust
Certificates--Original Issue Discount". However, a purchaser of a Stripped Bond
Certificate will be required to account for any discount on the mortgage loans or MBS as market discount rather than OID if either

                                      -81-

          o    the amount of OID with respect to the mortgage loans or MBS is treated as zero under the OID de minimis rule when the
               certificate was stripped or

          o    no more than 100 basis points, including any Excess Servicing, is stripped off of the trust fund's mortgage loans or MBS.

Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of
Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan or MBS. Unless otherwise specified in the related prospectus supplement, all payments from a mortgage loan or MBS underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan or MBS would be included in the stated redemption price at maturity for the mortgage loan or MBS for purposes of calculating income on the certificate under the OID rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Bond
Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS.

     Holders of Stripped Bond Certificates and Stripped Coupon Certificates are
urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

     Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans or MBS of the type that make up the trust fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans or MBS. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, to the extent set forth in the related prospectus supplement, should be considered to represent "real estate assets"
within the meaning of Code Section 856(c)(5)(B) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B), provided that in each case the underlying mortgage loans or MBS and interest on such mortgage loans or MBS qualify for such treatment.
Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom.
Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) and
"permitted assets" within the meaning of Code Section 860L(c).

          2. Grantor Trust Certificates Representing Interests in Loans Other
     Than Adjustable Rate Loans

     The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans or MBS as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers -- other than individuals -- originated after July 1,
1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower

                                      -82-

under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans or MBS. OID on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans or MBS other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform
Act of 1986. The holder of a certificate should be aware, however, that the OID
Regulations do not adequately address certain issues relevant to prepayable securities.

     Under the Code, the mortgage loans or MBS underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loan or MBS is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees. The stated
redemption price at maturity of a mortgage loan or MBS is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, to the extent set forth in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

     Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions," as defined below in this section, of the OID on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the Distribution Dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

          o    adding (1) the present value at the end of the accrual
               period--determined by using as a discount factor the original yield to maturity of the respective component under the
               Prepayment Assumption--of all remaining payments to be received under the Prepayment Assumption on the respective component and
               (2) any payments included in the stated redemption price at maturity received during such accrual period, and

          o    subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of
OID must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans

                                      -83-

or MBS acquired by a certificateholder are purchased at a
price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder.
Other original issue discount on the mortgage loans or MBS--e.g., that arising from a "teaser" rate--would still need to be accrued.

          3. Grantor Trust Certificates Representing Interests in Adjustable
     Rate Loans

     The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than
Adjustable Rate Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred
Interest to the grantor trust certificate's principal balance will result in additional income, including possibly OID income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

c.   SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

     Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the OID included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Code Section 1221, except to the extent described above with respect to market discount, and will generally be long-term capital gain if the grantor trust certificate has been owned for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

     It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

          o    the holder entered the contract to sell the grantor trust
               certificate substantially contemporaneously with acquiring the grantor trust certificate;

          o    the grantor trust certificate is part of a straddle;

          o    the grantor trust certificate is marketed or sold as producing capital gain; or

          o    other transactions to be specified in Treasury regulations that have not yet been issued.

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

     Grantor trust certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

                                      -84-

     Holders that recognize a loss on a sale or exchange of a grantor trust certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisers as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax return.

d.   NON-U.S. PERSONS

     Generally, to the extent that a grantor trust certificate evidences ownership in underlying mortgage loans or MBS that were issued on or before July
18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to

          o    an owner that is not a U.S. Person or

          o    a grantor trust certificateholder holding on behalf of an owner that is not a U.S. Person

will be subject to federal income tax, collected by withholding, at a rate of
30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner.

     Accrued OID recognized by the owner on the sale or exchange of such a grantor trust certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a grantor trust certificate evidences ownership in mortgage loans or MBS issued after July 18, 1984, by natural persons if such grantor trust certificateholder complies with certain identification requirements, including delivery of a statement, signed by the grantor trust certificateholder under penalties of perjury, certifying that the grantor trust certificateholder is not a U.S. Person and providing the name and address of the grantor trust certificateholder. To the extent payments to grantor trust certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying mortgage loans or MBS, or the grantor trust certificateholder is ineligible for the exemption described in the preceding sentence, the 30%
withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty.
Additional restrictions apply to mortgage loans or MBS where the borrower is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a grantor trust certificate is effectively connected with a U.S. trade or business of a grantor trust certificateholder that is not a U.S. Person, the certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons and, with respect to grantor trust certificates held by or on behalf of corporations, also may be subject to branch profits tax. In addition, if the trust fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a mortgage loan or MBS secured by such an interest, which for this purpose includes real property located in the United States and the Virgin Islands, a grantor trust certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

e.   INFORMATION REPORTING AND BACKUP WITHHOLDING

     The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during such year, the information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners. On June 20, 2002, the IRS published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as any entity classified as a "trust" under Treasury regulation Section
301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and
(iii) a broker holding an interest for a customer in street name. These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

     If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that

                                      -85-

such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28%
(increasing to 31% after 2010) may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either

          o    the broker determines that the seller is a corporation or other exempt recipient, or

          o    the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

Such a sale must also be reported by the broker to the IRS, unless either

          o    the broker determines that the seller is an exempt recipient or

          o    the seller certifies its non-U.S. Person status and other
               conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

     Final regulations have been issued by the Treasury Department, which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding the New
Regulations.

REMICS

     The trust fund relating to a series of certificates may elect to be treated as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and
"--Prohibited Transactions and Other Taxes" below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of
REMIC Residual Certificates," the Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section.
While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no the regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft LLP or
Latham & Watkins LLP or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as one or more REMICs, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual
Certificates. The related prospectus supplement for each series of Certificates will indicate whether the trust fund will make one or more REMIC elections and whether a class of certificates will be treated as a regular or residual interest in the REMIC.

     A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation and any "regular interest" in another REMIC, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

     In general, with respect to each series of certificates for which a REMIC election is made,

          o    certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C);

                                      -86-

          o    certificates held by a real estate investment trust will
               constitute "real estate assets" within the meaning of Code
               Section 856(c)(5)(B); and

          o    interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section
               856(c)(3)(B).

If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

     Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Sidley, Austin, Brown & Wood LLP or Cadwalader,
Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe & Maw or
Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary
REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the
Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered REMIC Regular Certificates or REMIC Residual Certificates in the
related REMIC within the meaning of the REMIC Provisions.

     Other than the residual interest in a Subsidiary REMIC, only REMIC
Certificates issued by the Master REMIC will be offered hereunder. The
Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

          o    "real estate assets" within the meaning of Code Section
               856(c)(5)(B);

          o    "loans secured by an interest in real property" under Code
               Section 7701(a)(19)(C); and

          o    whether the income on the certificates is interest described in
               Code Section 856(c)(3)(B).

a.   TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.
Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The REMIC Regular Certificates may be
issued with OID. Generally, the OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its
"issue price." Holders of any class of certificates issued with OID will be required to include the OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID
Regulations and in part on the provisions of the Tax Reform Act of 1986. Holders of REMIC Regular Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

     Rules governing OID are set forth in Code Sections 1271 through 1273 and
1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the
Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the
Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each series of REMIC Regular Certificates will specify the
Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular
Certificates will prepay at the Prepayment Assumption or at any other rate.

                                      -87-

     In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its
"stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of
REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be treated as the fair market value of that class on the Closing Date. The issue price of a
REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest."
Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the
REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent
Distribution Dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID.
However, the trust fund will not take this position unless required by applicable regulations. Where the interval between the issue date and the first
Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution
Date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC Regular
Certificates should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

     Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC
Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment
Assumption. The Prepayment Assumption with respect to a series of REMIC Regular
Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The prospectus supplement with respect to a trust fund may provide for
Super-Premium Certificates. The income tax treatment of such REMIC Regular
Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates, including interest-only REMIC
Regular Certificates, is the sum of all payments to be made on such REMIC
Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID rather than being immediately deductible when prepayments on the mortgage loans or MBS exceed those estimated under the
Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Code Section
1272(a)(6), they represent the only guidance regarding the current views of the
IRS with respect to contingent payment instruments. These regulations, if applicable, generally

                                      -88-

would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley
Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates (other than interest-only
REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under "--Accrued Interest Certificates", so that such
REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such
Super-Premium Certificate.

     Under the REMIC Regulations, if the issue price of a REMIC Regular
Certificate, other than REMIC Regular Certificate based on a Notional Amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

     Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions" of the OID that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period--"an accrual period"--that ends on the day in the calendar year corresponding to a Distribution Date, or if
Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month, and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by

          o    adding (1) the present value at the end of the accrual period --
               determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption -- of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment
               Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

          o    subtracting from that total the adjusted issue price of the REMIC
               Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC
Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease -- but never below zero -- in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the
Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of OID may be determined according to an appropriate allocation under any reasonable method.

         A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate.
In computing the daily portions of OID for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount

                                      -89-

that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular
Certificate exceeds the following amount:

     (1)  the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular
          Certificateholder, who purchased the REMIC Regular Certificate at its issue price, less

     (2)  any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may
provide for interest based on a qualifying variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest for OID purposes if, generally:

     o    the interest is unconditionally payable at least annually;

     o    the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

     o    interest is based on a "qualified floating rate," an "objective rate,"
          a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificates.

     The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under
"--Original Issue Discount and Premium" by assuming generally that the Index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, Morgan Stanley Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC
Regular Certificates will be deemed to be the Index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how OID would be determined for debt instruments subject to Code Section 1272(a)(6) that provide for contingent interest. The treatment of REMIC Regular Certificates as contingent payment debt instruments may affect the timing of income accruals on the REMIC Regular Certificates.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See
"--Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the IRS.

     Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278.
Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (1) the REMIC Regular Certificate's stated principal amount or, in the case of

                                      -90-

a REMIC Regular Certificate with OID, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder, over (2) the price for such REMIC Regular Certificate paid by the purchaser. A certificateholder that purchases a REMIC Regular
Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated
redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.

     Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular
Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the
REMIC Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued;
therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.
Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For
REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

     (1)  the total remaining market discount and

     (2)  a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

     (1)  the total remaining market discount and

     (2)  a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments such as the REMIC Regular Certificates that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

     A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is

                                      -91-

includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A purchaser of a REMIC Regular Certificate that purchases the
REMIC Regular Certificate at a cost, not including accrued qualified stated
interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have
OID, will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium Regulations do not apply to prepayable securities described in Section 1272(a)(6) of the Code, such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

     Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such
Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated
interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate such inclusion.
Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

     Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate.
Such adjusted basis generally will equal the cost of the REMIC Regular
Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium.
Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss.
Except as provided in the following paragraph and as provided under "--Market
Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

     Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

          o    the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in

                                      -92-

               Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over

          o    the amount actually includible in such holder's income.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC
Regular Certificate is held as part of a "conversion transaction" as defined in
Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code
Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the
REMIC Regular Certificate is held as part of a straddle. A sale of a REMIC
Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and: the holder entered the contract to sell the REMIC
Regular Certificate substantially contemporaneously with acquiring the REMIC
Regular Certificate; the REMIC Regular Certificate is part of a straddle; the
REMIC Regular Certificate is marketed or sold as producing capital gains; or
other transactions to be specified in Treasury regulations that have not yet been issued. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC
Regular Certificates in their particular circumstances.

     The certificates will be "evidences of indebtedness" within the meaning of
Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC
Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

     The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

     Holders that recognize a loss on a sale or exchange of a REMIC Regular
Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisers as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax return.

     Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between
Distribution Dates but that ends prior to each Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first
Distribution Date may or may not exceed the interval. Purchasers of Payment Lag
Certificates for which the period between the Closing Date and the first
Distribution Date does not exceed the interval could pay upon purchase of the
REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre-issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate.
However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag
Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

     Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the
REMIC's servicing, administrative and other non-interest expenses will be

                                      -93-

allocated as a separate item to those REMIC Regular Certificates that are
"pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of
Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual
Certificates" below.

     Effects of Defaults, Delinquencies and Losses. Certain series of certificates may contain one or more classes of Subordinate Certificates, and in the event there are defaults or delinquencies on the mortgage loans or MBS, amounts that would otherwise be distributed on the Subordinate Certificates may instead be distributed on the Senior Certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the Subordinate Certificates attributable to defaults and delinquencies on the mortgage loans or MBS, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a Subordinate certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinate Certificate is reduced as a result of defaults and delinquencies on the mortgage loans or MBS.

     Although not entirely clear, it appears that holders of REMIC Regular
Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

     Non-U.S. Persons. Generally, payments of interest on the REMIC Regular
Certificates, including any payment with respect to accrued OID, to a REMIC
Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if:

          o    the REMIC Regular Certificateholder does not actually or
               constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer;

          o    the REMIC Regular Certificateholder is not a controlled foreign corporation, within the meaning of Code Section 957, related to the issuer; and

          o    the REMIC Regular Certificateholder complies with identification requirements, including delivery of a statement, signed by the
               REMIC Regular certificateholder under penalties of perjury, certifying that the REMIC Regular certificateholder is a foreign person and providing the name and address of the REMIC Regular certificateholder.

If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to the holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by the Non-U.S. REMIC Regular
Certificateholder of a trade or business within the United States, then the
Non-U.S. REMIC Regular Certificateholder will be subject to U.S. income tax at regular graduated rates. Such a Non-U.S. REMIC Regular Certificateholder also may be subject to the branch profits tax.

     Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual. This exclusion may not apply if the non-resident alien individual actually or constructively owns 10% or more of the residual interest in the related REMIC and will not be subject to United States estate taxes. Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates and
REMIC Residual Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Regular Certificates without consulting their tax

                                      -94-

advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any Borrower, and foreign corporations that are
"controlled foreign corporations" as to the United States of which such a
Borrower is a "United States shareholder" within the meaning of Section 951(b)
of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related
Borrower.

     Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular
Certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either:

          o    the broker determines that the seller is a corporation or other exempt recipient, or

          o    the seller provides, in the required manner, identifying
               information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and other conditions are met.

     A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the IRS, unless either:

          o    the broker determines that the seller is an exempt recipient, or

          o    the seller certifies its non-U.S. Person status and other
               conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

     Final regulations have been issued by the Treasury Department which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding these regulations.

B.   TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the REMIC Residual Certificates.
The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See
"--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual
Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the
REMIC for each day will be based on the portion of the outstanding REMIC
Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual
Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses."
As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC
Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the
REMIC.

                                      -95-

     A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed.
For example, a structure where principal distributions are made serially on regular interests, that is, a fast-pay, slow-pay structure, may generate such a mismatching of income and cash distributions --that is, "phantom income". This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans or MBS and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or
cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a
REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

     A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC
Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the
REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original
REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual
Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC
Regulations do not provide for any such adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of

          o    the income from the mortgage loans or MBS and the REMIC's other assets and

          o    the deductions allowed to the REMIC for interest and OID on the
               REMIC Regular Certificates and, except as described above under
               "--Taxation of Owners of REMIC Regular Certificates--Non-Interest
               Expenses of the REMIC," other expenses.

REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

          o    the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

          o    all bad loans will be deductible as business bad debts; and

          o    the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual
Certificateholders resulting from defaults and delinquencies on mortgage loans or MBS may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC
Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a
class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans or MBS and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or MBS will be deemed to have been acquired with discount or premium to the extent that the

                                      -96-

REMIC's basis in the mortgage loan or MBS is less than or greater than its principal balance, respectively. Any such discount, whether market discount or
OID, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The
REMIC may elect under Code Section 171 to amortize any premium on the mortgage loans or MBS. Premium on any mortgage loan or MBS to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or MBS would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and OID on the REMIC
Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC
Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the
REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual
Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of
the REMIC to the REMIC Residual Certificates" above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the
REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the
REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual
Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Regulations have been issued addressing the federal income tax treatment of
"inducement fees" received by transferees of non-economic residual interests.
These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

     Mark-to-Market Rules. Prospective purchasers of a REMIC Residual
Certificate should be aware that the IRS has issued Mark-to-Market Regulations which provide that a REMIC Residual Certificate cannot be marked to market.

     Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the
REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on

                                      -97-

a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

          o    would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

          o    is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual
Certificates in their entirety and not to holders of the related REMIC Regular
Certificates.

     In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals, who own an interest in a REMIC
Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the applicable amount will be reduced by the lesser of

          o    3% of the excess of the individual's adjusted gross income over the applicable amount or

          o    80% of the amount of itemized deductions otherwise allowable for the taxable year.

     However, the Section 68 reduction will be phased out beginning in 2006 and eliminated after 2009.

The amount of additional taxable income recognized by REMIC Residual
Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders subject to the alternative minimum tax other than corporations may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in
REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

     Excess Inclusions. A portion of the income on a REMIC Residual Certificate, referred to in the Code as an "excess inclusion", for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

          o    may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual
               Certificateholder;

          o    will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual
               Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax-Exempt Investors" below; and

          o    is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate
               Payments--Non-U.S. Persons" below.

     Except as discussed in the following paragraph, with respect to any REMIC
Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the "daily accruals" for all days during the calendar quarter on which the
REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are

                                      -98-

determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued.
For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC
Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The
"federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC
Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder.
Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     The Code provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder.
First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions.

     Payments. Any distribution made on a REMIC Residual Certificate to a REMIC
Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC
Residual Certificate.

     Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual
Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the next paragraph. A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC
Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased -- but not below zero -- by the net losses that have been allowed as deductions to the REMIC Residual
Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder. In general, any the gain or loss will be capital gain or loss provided the REMIC
Residual Certificate is held as a capital asset. The capital gain or loss will generally be long-term capital gain or loss if the REMIC Residual Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited. However,
REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a
REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules. See "--Tax Related Restrictions on Transfers of
REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" below.

     Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another
REMIC or similar interest in a "taxable mortgage pool", as defined in Code
Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC
Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

                                      -99-

PROHIBITED TRANSACTIONS AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means:

          o    the disposition of a mortgage loan or MBS,

          o    the receipt of income from a source other than a mortgage loan or
               MBS or certain other permitted investments,

          o    the receipt of compensation for services, or

          o    gain from the disposition of an asset purchased with the payments on the mortgage loans or MBS for temporary investment pending distribution on the certificates.

It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the
Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

     In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from

          o    a breach of the related servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds or

          o    Morgan Stanley Capital I Inc.'s obligation to repurchase a mortgage loan,

such tax will be borne by Morgan Stanley Capital I Inc.

     In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax,
Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of
Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the
REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of
Regular and REMIC Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the REMIC
Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such
REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

                                     -100-

ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Code, the
REMIC generally will be treated as a partnership and the REMIC Residual
Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of a class of REMIC Residual Certificates will be the "tax matters person" of the related REMIC for purposes of representing
REMIC Residual Certificateholders in connection with any IRS proceeding.
However, the duties of the tax matters person will be delegated to the Trustee under the applicable Agreement. Certain tax information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual
Certificate on any day in the previous calendar quarter.

     Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC
Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Internal Revenue Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual
Certificate as a nominee for another person may be required to furnish the
REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

     Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual
Certificate that is considered an excess inclusion. See "--Taxation of Owners of
REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

     Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons
(see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons"
above) are treated as interest for purposes of the 30%, or lower treaty rate,
United States withholding tax. Amounts distributed to holders of REMIC Residual
Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July
18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual
Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual
Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury
Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual Certificates do not have significant value. See "--Taxation of Owners of REMIC Residual
Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual
Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30%, or lower treaty rate, withholding will not apply. Instead, the amounts paid to such
non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual
Certificates, see "--Tax Related Restrictions on Transfers of REMIC Residual
Certificates" below.

     REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual
Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

                                     -101-

TAX RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations". Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization"
means:

         (A)      the United States, any State, possession or political
                  subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an
                  instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency);

         (B)      any organization, other than certain farmers' cooperatives, generally exempt from federal income taxes unless such
                  organization is subject to the tax on "unrelated business
                  taxable income"; and

         (C)      a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership" as defined in
Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations.
The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a
"pass-through entity" means:

          o    a regulated investment company, real estate investment trust or common trust fund;

          o    a partnership, trust or estate; and

          o    certain cooperatives.

Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships -- generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code sections 771 through 777 -- will be taxable on excess inclusion income as if all partners were disqualified organizations.

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

          o    an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC
               Residual Certificate as a nominee or agent for a disqualified organization, and

          o    a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual
               Certificate.

                                     -102-

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual
Certificate to a U.S. Person unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A
Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate,
including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,

          o    the present value of the expected future distributions on the
               REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

          o    the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

                  A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

          (1)  the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the
               transferee would not continue to pay its debts as they come due in the future;

          (2)  the transferee represents to the transferor that (i) it understands that, as the holder of the Noneconomic REMIC Residual
               Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest, (ii) that the transferee intends to pay taxes associated with holding the residual
               interest as they came due and (iii) that the transferee will not cause income with respect to the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other person; and

          (3)  the transfer is not a direct or indirect transfer to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) and either:

               (i)  the present value of the anticipated tax liabilities
                    associated with holding the Noneconomic REMIC Residual
                    Certificate does not exceed the sum of:

                    o    the present value of any consideration given to the
                         transferee to acquire the Noneconomic REMIC Residual
                         Certificate,

                    o    the present value of the expected future distributions
                         on the Noneconomic REMIC Residual Certificate and

                    o    the present value of the anticipated tax savings
                         associated with holding the Noneconomic REMIC Residual
                         Certificate as the REMIC generates losses. For purposes
                         of the computations under this "minimum transfer price"
                         alternative, the transferee is assumed to pay tax at
                         the highest rate of tax specified in section 11(b)(1)
                         of the Internal Revenue Code (currently 35%) or, in
                         certain circumstances, the alternative minimum tax
                         rate. Further, present values generally are computed
                         using a discount rate equal to the short-term Federal
                         rate set forth in Section 1274(d) of the Internal
                         Revenue Code for the month of such transfer and the
                         compounding period used by the transferee; or

               (ii) (a) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of
                    transfer, the transferee's gross assets for financial
                    reporting purposes exceed $100 million and its net assets
                    for financial reporting purposes exceed $10 million, (b) the transferee is an eligible corporation (as defined in Code
                    Section 860L(a)(2)) that makes a written agreement that any subsequent transfer of the interest will be to another
                    eligible corporation in a transaction which will also
                    satisfy clauses (1) and (2) above and this clause

                                     -103-

                    (3)(ii) and (c) the facts and circumstances known to the
                    transferor on or before the date of the transfer must not
                    reasonably indicate that the taxes associated with the
                    residual interest will not be paid. For purposes of clause
                    (3)(ii)(c), if the amount of consideration paid in respect of the residual interest is so low that under any set of
                    reasonable assumptions a reasonable person would conclude
                    that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay the taxes associated with the residual interest.

     If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual
Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Foreign Investors. The REMIC Regulations provide that the transfer of a
REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a
U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual
Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed IRS Form W-8ECI or applicable successor form adopted by the IRS for such purpose and the trustee consents to the transfer in writing.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual
Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     Title I of ERISA and Section 4975 of the Code impose restrictions on ERISA
Plans, certain other Plans and on persons who are parties in interest or disqualified persons with respect to ERISA Plans. Employee benefit plans, such as governmental plans and church plans (if no election has been made under
Section 410(d) of the Code), are not subject to the restrictions of ERISA.
However, such plans (collectively with ERISA Plans, "Plans") may be subject to other applicable federal, state or local law ("Similar Law") materially similar to ERISA and the Code. Moreover, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under
Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

                                     -104-

     Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

PROHIBITED TRANSACTIONS

   GENERAL

     Section 406 of ERISA prohibits parties in interest with respect to an ERISA
Plan from engaging in certain transactions involving the ERISA Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non-exempt prohibited transactions pursuant to Section 502(i) of ERISA. Section 4975 of the
Code imposes excise taxes on similar transactions between Plans subject thereto and disqualified persons with respect to such.

     The United States Department of Department of Labor has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and some other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the
Plan unless exceptions apply.

     Under the terms of the regulation, the trust fund may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust fund. In such an event, Morgan Stanley Capital I Inc., the master servicer, any subservicer, the trustee, any insurer of the mortgage loans or MBS and other persons, in providing services with respect to the assets of the trust fund, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or Section 4975 of the Code unless such transactions are subject to a statutory, regulatory or administrative exemption.

     The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation, the value of equity interests held by persons who have discretionary authority or control with respect to the assets of the entity or held by affiliates of such persons. "Benefit plan investors" are defined as ERISA Plans as well as employee benefit plans not subject to Title I of ERISA, e.g., governmental plans and foreign plans and entities whose underlying assets include plan assets by reason of plan investment in such entities. To fit within the safe harbor benefit plan, investors must own less than 25% of each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

   AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

     DOL has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction
Exemption ("PTE") 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548
(1990), as amended by PTE 97-34, Exemption Application Nos. D-10245 and D-10246,
55 Fed. Reg. 39021 (1997), PTE 2000-58, Exemption Application No. D-10829, 65
Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption Application No. D-11077, 67
Fed. Reg. 54487 (2002) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to:

          o    the acquisition, sale and holding by ERISA Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Morgan
               Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and

          o    the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are
               satisfied.

                                     -105-

     The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

          (1)  The acquisition of the certificates by an ERISA Plan is on terms
               -- including the price for such certificates--that are at least as favorable to the investing ERISA Plan as they would be in an arm's-length transaction with an unrelated party;

          (2)  The certificates acquired by the ERISA Plan have received a rating at the time of the acquisition that is in one of the four highest generic rating categories from any of Fitch, Inc.,
               Moody's Investors Service, Inc. and Standard & Poor's Ratings
               Services, a division of The McGraw-Hill Companies, Inc.;

          (3)  The trustee is not an affiliate of any member of the Restricted
               Group other than an underwriter;

          (4)  The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates
               represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the mortgage loans to the trust fund represents not more than the fair market value of the mortgage loans; the sum of all payments made to and retained by any servicer represent not more than reasonable compensation for the servicer's services under the Agreement and reimbursement of the servicer's reasonable expenses in connection therewith;
               and

          (5)  The ERISA Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
               Securities and Exchange Commission under the Securities Act of
               1933 as amended.

     The trust fund must also meet the following requirements:

          o    the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

          o    certificates evidencing interests in other investment pools must have been rated in one of the four highest rating categories of a
               Rating Agency for at least one year prior to the Plan's
               acquisition of the Securities; and

          o    certificates evidencing interests in other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of the
               Securities.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes an ERISA Plan to acquire certificates in a trust fund, provided that, among other requirements:

          o    the person or its affiliate is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust fund;

          o    the Plan is not a plan with respect to which any member of the
               Restricted Group is the "plan sponsor" as defined in Section
               3(16)(B) of ERISA;

          o    in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

          o    an ERISA Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

                                     -106-

          o    immediately after the acquisition, no more than twenty-five percent of the assets of any ERISA Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to ERISA Plans sponsored by the Restricted Group

     Before purchasing a certificate in reliance on the Exemption, a fiduciary of an ERISA Plan should itself confirm

          o    that the certificates constitute "certificates" for purposes of the Exemption and

          o    that the general conditions and other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, the
Code and Similar Law to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 -- for certain transactions involving insurance company general accounts -- may be available.
The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of any other exemption, with respect to the certificates offered by the related prospectus supplement.

                                LEGAL INVESTMENT

     The prospectus supplement for each series of offered certificates will identify those classes of offered certificates, if any, which constitute
"mortgage related securities" for purposes of the SMMEA. Generally, only those classes of offered certificates that

          o    are rated in one of the two highest rating categories by one or more Rating Agencies and

          o    are part of a series representing interests in a trust fund consisting of mortgage loans or MBS, provided that the mortgage loans or the mortgage loans underlying the MBS are secured by first liens on mortgaged property and were originated by certain types of originators as specified in SMMEA, will be the SMMEA
               Certificates.

     If specified in the related prospectus supplement, other classes of offered certificates offered pursuant to this prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of such offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties.

     As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including, but not limited to, depository institutions, insurance companies, trustees and pension funds created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United
States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut off for such enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but representing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September
23, 2001, specifically referring to Section 347 and prohibiting or restricting the

                                     -107-

purchase, holding or investment by state-regulated entities in such types of offered certificates. Accordingly, investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in SMMEA
Certificates only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12
C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in
"mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss.
703.19 may be able to invest in those prohibited forms of securities, while
"RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. ss. 742.4(b)(2). The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate
Risk, Investment Securities, and Derivatives Activities" and Thrift Bulletin 73a
(December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of
the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and
the OTS effective May 26, 1998, and by the NCUA, effective October 1, 1998. The
1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any offered certificates, as certain series or classes may be deemed to be unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines, in certain instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of the classes of offered certificates identified in the prospectus supplement for a series as "mortgage related securities" under
SMMEA, no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as

                                     -108-

to the ability of particular investors to purchase any offered certificates under applicable legal investment restrictions. The uncertainties described in this section and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates may adversely affect the liquidity of the offered certificates.
Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                              PLAN OF DISTRIBUTION

     The offered certificates offered hereby and by the Supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named in the prospectus supplement. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan
Stanley Capital I Inc. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley Capital I Inc.

     Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co.
Incorporated acts as agent in the sale of offered certificates, Morgan Stanley &
Co. Incorporated will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate Balance or Notional Amount of such offered certificates as of the Cut-off Date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan
Stanley & Co. Incorporated elects to purchase offered certificates as principal,
Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Capital I Inc. and purchasers of offered certificates of such series.

     Morgan Stanley Capital I Inc. will indemnify Morgan Stanley & Co.
Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments
Morgan Stanley & Co. Incorporated and any underwriters may be required to make.

     In the ordinary course of business, Morgan Stanley & Co. Incorporated and
Morgan Stanley Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of
Morgan Stanley Capital I Inc.'s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

     Offered certificates will be sold primarily to institutional investors.
Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley &
Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or

                                     -109-

principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the
Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

     All or part of any Class of certificates may be reacquired by Morgan
Stanley Capital I Inc. or acquired by an affiliate of Morgan Stanley Capital I
Inc. in a secondary market transaction or from an affiliate, including Morgan
Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

     As to each series of certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby.
Any non-investment-grade class may be initially retained by Morgan Stanley
Capital I Inc., and may be sold by Morgan Stanley Capital I Inc. at any time in private transactions.

                                  LEGAL MATTERS

     Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley
Capital I Inc. by Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, or
Sidley, Austin, Brown & Wood LLP or Mayer, Brown, Rowe & Maw or Dewey Ballantine
LLP or such other counsel as may be specified in the related prospectus supplement.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates.
Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                     -110-

                    INCORPORATION OF INFORMATION BY REFERENCE

     Morgan Stanley Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports and the Agreement with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

     All documents and reports filed, or caused to be filed, by Morgan Stanley
Capital I Inc. with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference. Each person to whom this prospectus is delivered may obtain, without charge, from Morgan
Stanley Capital I Inc. a copy of any documents or reports relating to the certificates being offered. (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.) Requests for this information should be directed in writing to Morgan Stanley Capital I
Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New
York, New York 10036, Attention: John E. Westerfield, or by telephone at (212)
761-4000. Morgan Stanley Capital I Inc. has determined that its financial statements are not material to the offering of any certificates.

     Morgan Stanley Capital I Inc. has filed with the Securities and Exchange
Commission a registration statement (of which this prospectus forms a part)
under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the accompanying prospectus supplement do not contain all of the information set forth in the registration statement. For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto. The registration statement and exhibits and the periodic reports and the Agreement can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its
Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549 or be
accessed at the internet site http://www.sec.gov maintained by the Commission.
Additional information regarding the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330.

     If some or all of the mortgage loans owned by a trust fund are secured by an assignment of lessors' rights in one or more leases, rental payments due from the lessees may be a significant source (or even the sole source) of distributions on the certificates. In these circumstances, reference should be made to the related prospectus supplement for information concerning the lessees and whether any of those lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

                                     -111-

                                GLOSSARY OF TERMS

     The certificates will be issued pursuant to the Agreement. The following
Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

     Unless the context requires otherwise, the definitions contained in this
Glossary of Terms apply only to this series of certificates.

     "Accrual Certificates" means certificates which provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

     "Accrued Certificate Interest" means, with respect to each class of certificates and each Distribution Date, other than certain classes of Stripped
Interest Certificates, the amount equal to the interest accrued for a specified period on the outstanding Certificate Balance immediately prior to the
Distribution Date, at the applicable pass-through rate, as described in
"Distributions of Interest on the Certificates" in this prospectus.

     "Agreement" means the Pooling Agreement or the Trust Agreement, as applicable.

     "Amortizable Bond Premium Regulations" means final regulations issued by the IRS which deal with the amortizable bond premium.

     "Assets" means the primary assets included in a trust fund.

     "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended
(Title 11 of the United States Code).

     "Book-Entry Certificates" means Certificates which are in book-entry form.

     "Cash Flow Agreements" means guaranteed investment contracts or other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates.

     "Cede" means Cede & Company.

     "CERCLA" means Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended.

     "Certificate Account" means one or more separate accounts for the collection of payments on the related assets.

     "Certificate Balance" equals the maximum amount that a holder of a certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust fund.

     "Certificate Owners" means, with respect to a book-entry certificate, the person who is the beneficial owner of such book-entry certificate, as may be reflected on the books of the clearing agency, or on the books of a Person maintaining an account with such clearing agency, directly or as an indirect participant, in accordance with the rules of such clearing agency.

     "Certificateholder" means, unless otherwise provided in the related prospectus supplement, Cede, as nominee of DTC.

     "Certificates" means any of the certificates issued, in one or more series, by Morgan Stanley Capital I Inc.

     "Closing Date" means the date the REMIC Regular Certificates were initially issued.

                                     -112-

     "Commercial Loans" means the loans relating to the Commercial Properties.

     "Commercial Properties" means office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis)
relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans.

     "Contributions Tax" means a tax on the trust fund equal to 100% of the value of the contributed property.

     "Credit Support" means subordination of one or more other classes of certificates in a series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof.

     "Crime Control Act" means the Comprehensive Crime Control Act of 1984.

     "Cut-off Date" means a day in the month of formation of the related trust fund, as defined in the prospectus supplement.

     "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time, the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.

     "Deferred Interest" means interest deferred by reason of negative amortization.

     "Definitive Certificate" means a fully registered physical certificate.

     "Depositor" means Morgan Stanley Capital I Inc.

     "Determination Date" means the close of business on the date specified in the related prospectus supplement.

     "Disqualifying Condition" means a condition, existing as a result of, or arising from, the presence of Hazardous Materials on a mortgaged property, such that the mortgage loan secured by the affected mortgaged property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the certificates of such series.

     "Distribution Date" means each of the dates on which distributions to certificateholders are to be made.

     "DOL" means the United States Department of Department of Labor.

     "DTC" means the Depository Trust Company.

     "Due Period" means the period which will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

     "Environmental Hazard Condition" means any condition or circumstance that may give rise to an environmental claim.

     "Equity Participations" means provisions entitling the lender to a share of profits realized from the operation or disposition of a mortgaged property, as described in the related prospectus supplement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

                                     -113-

     "ERISA Plans" means retirement plans and other employee benefit plans subject to Title I of ERISA or Section 4975 of the Code.

     "Events of Default" means, with respect to the master servicer under the
Pooling Agreement, any one of the following events:

          o    any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

          o    any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than
               25% of the Voting Rights;

          o    any breach of a representation or warranty made by the master servicer under the Pooling Agreement which materially and
               adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or
               Morgan Stanley Capital I Inc., or to the master servicer, Morgan
               Stanley Capital I Inc. and the trustee by the holders of
               certificates evidencing not less than 25% of the Voting Rights;
               and

          o    certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

     "Excess Servicing" means servicing fees in excess of reasonable servicing fees.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "FNMA" means the Federal National Mortgage Association.

     "Government Securities" means direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are:

     (a) interest-bearing securities;

     (b) non-interest-bearing securities;

     (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed; or

     (d) interest-bearing securities from which the right to payment of principal has been removed.

     "Index" means the source for determination of an interest rate, to be defined, if applicable, in the related prospectus supplement.

     "Indirect Participants" means entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a
Participant, either directly or indirectly.

     "Insurance Proceeds" means proceeds of rental interruption policies, if any, insuring against losses arising from the failure of lessees under a lease to make timely rental payments because of casualty events.

     "Liquidation Proceeds" means all other amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund, by foreclosure or otherwise.

     "Lockout Date" means the expiration of the Lockout Period.

     "Lockout Period" means a period during which prepayments on a mortgage loan are prohibited.

                                     -114-

     "Market-to-Market Regulations" means the finalized IRS regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

     "Master Servicer" means an entity as named in the prospectus supplement.

     "MBS" means mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar participations, certificates or securities.

     "MBS Agreement" means any participation and servicing agreement, pooling agreement, trust agreement, an indenture or similar agreement with respect to the MBS.

     "Mortgage" means a mortgage, deed of trust or other similar security instrument.

     "Mortgage Loans" means the multifamily mortgage loans or the commercial mortgage loans or both included in a trust fund. As used in this prospectus, mortgage loans refers to both whole mortgage loans and mortgage loans underlying
MBS.

     "Mortgage Note" means a promissory note evidencing a respective mortgage loan.

     "Mortgage Rate" means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

     "Multifamily Loans" means the loans relating to the Multifamily Properties.

     "Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings.

     "NCUA" means the National Credit Union Administration.

     "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

          o    non-cash items such as depreciation and amortization;

          o    capital expenditures; and

          o    debt service on loans secured by the mortgaged property.

     "Nonrecoverable Advance" means an advance that is not ultimately recoverable from Related Proceeds or from collections on other assets otherwise distributable on Subordinate Certificates.

     "OCC" means the Office of the Comptroller of the Currency.

     "OID" means original issue discount.

     "OID Regulations" means the special rules of the Code relating to OID
(currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued thereunder.

     "OTS" means the Office of Thrift Supervision.

     "Participants" means the participating organizations of DTC.

     "Pass-Through Rate" means the fixed, variable or adjustable rate per annum at which any class of certificates accrues interest.

                                     -115-

     "Payment Lag Certificates" means the REMIC Regular Certificates that provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution
Date.

     "Permitted Investments" means United States government securities and other investment grade obligations specified in the Pooling Agreement.

     "Plans" means ERISA Plans and other plans subject to applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the
Code.

     "Pooling Agreement" means the Agreement under which certificates of a series evidencing interests in a trust fund including Whole Loans will be issued.

     "Pre-Issuance Accrued Interest" means interest that has accrued prior to the issue date.

     "Prepayment Assumption" means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

     "Prepayment Premium" means with respect to any Distribution Date, the aggregate of all Yield Maintenance Payments, or Percentage Premiums, if any,
received during the related Collection Period in connection with Principal
Prepayments.

     "Prohibited Transactions Tax" means the tax the Code imposes on REMICs equal to 100% of the net income derived from "prohibited transactions."

     "Purchase Price" means, with respect to any Whole Loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

     "Rating Agency" means any of Fitch Ratings, Moody's Investors Service, Inc.
and Standard & Poor's Ratings Services.

     "RCRA" means the Resource Conservation and Recovery Act.

     "Record Date" means the last business day of the month immediately preceding the month in which the Distribution Date for a class of certificates occurs.

     "Refinance Loans" means mortgage loans made to refinance existing loans.

     "Related Proceeds" means related recoveries on the mortgage loans, including amounts received under any form of Credit Support, for which advances were made.

     "Relief Act" means the Soldiers' and Sailors' Civil Relief Act of 1940, as
amended.

     "REMIC Certificates" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a
REMIC.

     "REMIC Provisions" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986,
as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

     "REMIC Regular Certificates" means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

     "REMIC Regular Certificateholders" means holders of REMIC Regular
Certificates.

     "REMIC Regulations" means the REMIC regulations promulgated by the Treasury
Department.

                                     -116-

     "REMIC Residual Certificates" means the sole class of residual interests in the REMIC.

     "REMIC Residual Certificateholders" means holders of REMIC Regular
Certificates.

     "REO Extension" means the extension of time the IRS grants to sell the mortgaged property.

     "REO Tax" means a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code.

     "Restricted Group" means the Seller, depositor, any underwriter, any servicer, the trustee, any insurer of the mortgage loans or MBS, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any of their respective affiliates.

     "Retained Interest" means an interest in an asset which represents a specified portion of the interest payable. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

     "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

     "Senior Certificates" means certificates which are senior to one or more other classes of certificates in respect of certain distributions on the certificates.

     "Servicing Standard" means:

          A.   the standard for servicing the servicer must follow as defined by the terms of the related Pooling Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of Credit Support included in the related trust fund as described in this
               prospectus under "Description of Credit Support" and in the prospectus supplement;

          B.   applicable law; and

          C.   the general servicing standard specified in the related
               prospectus supplement or, if no such standard is so specified, its normal servicing practices.

     "Similar Law" means any federal, state or local law materially similar to
Title I of ERISA or Section 4975 of the Code.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

      "SMMEA Certificates" means "mortgage related securities" for purposes of
SMMEA.

     "Special Servicer" means an entity as named in the prospectus supplement.

     "Stripped ARM Obligations" means OID on grantor trust certificates attributable to adjustable rate loans

     "Stripped Bond Certificates" means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Coupon Certificates" means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

     "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, nominal or no interest distributions.

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     "Subordinate Certificates" means certificates which are subordinate to one or more other classes of certificates in respect of certain distributions on the certificates.

     "Subservicer" means third-party servicers.

     "Subservicing Agreement" means a sub-servicing agreement between a master servicer and a Subservicer.

     "Super-Premium Certificates" means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

     "Title V" means Title V of the depository Institutions Deregulation and
Monetary Control Act of 1980.

     "Trust Agreement" means the Agreement under certificates of a series evidencing interests in a trust fund not including Whole Loans will be issued.

     "Trust Fund" means the trust fund created by the Agreement consisting primarily of:

          o    Mortgage Loans

          o    MBS

          o    direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a)
               interest-bearing securities, (b) non-interest-bearing securities,
               (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) government securities, or

          o    a combination of mortgage loans, MBS and government securities.

     "Underlying MBS" means any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS.

     "Underlying Mortgage Loans" means the mortgage loans that secure, or the interests in which are evidenced by, MBS.

     "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

     "Value" means,

     (a) with respect to any mortgaged property other than a mortgaged property securing a Refinance Loan, generally the lesser of

         o    the appraised value determined in an appraisal obtained by the originator at origination of that loan, and

         o    the sales price for that property; and

     (b) with respect to any Refinance Loan, unless otherwise specified in the related prospectus supplement, the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan.

     "Warranting Party" means the person making representations and warranties.

     "Whole Loans" means the mortgage loans that are not Underlying Mortgage
Loans.

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